                                                                  EXECUTION COPY

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                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer,

                           J.E. ROBERT COMPANY, INC.,
                              as Special Servicer,

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                   as Trustee,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
   as Paying Agent, Certificate Registrar, Authenticating Agent and Custodian

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2006

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ9

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                                                                                                               ----

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1     Conveyance of Mortgage Loans................................................................    102
Section 2.2     Acceptance by Trustee and Custodian.........................................................    106
Section 2.3     Sellers' Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of

                                   ARTICLE III

                                THE CERTIFICATES

                                   ARTICLE IV

                                    ADVANCES

Section 4.1     P&I Advances by Master Servicer.............................................................    129
Section 4.1A    P&I Advances with Respect to Non-Serviced Mortgage Loans and Serviced Pari Passu Mortgage
                Loans.......................................................................................    130
Section 4.2     Servicing Advances..........................................................................    131

                                        i

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.4A    Statements to Certificateholders; Certain Other Reports Regarding the DCT Portfolio C Note..    160
Section 5.4B    Statements to Certificateholders; Certain Other Reports Regarding the 633 17th Street B
                Note........................................................................................    163
Section 5.5     Paying Agent Tax Reports....................................................................    166

                                   ARTICLE VI

                                  DISTRIBUTIONS

                                       ii

                                   ARTICLE VII

           CONCERNING THE TRUSTEE, THE CUSTODIAN, THE PAYING AGENT AND
                           THE LUXEMBOURG PAYING AGENT

Section 7.1     Duties of the Trustee, the Custodian and the Paying Agent...................................    197
Section 7.2     Certain Matters Affecting the Trustee, the Custodian and the Paying Agent...................    198
Section 7.3     The Trustee and the Paying Agent Not Liable for Certificates or Interests or Mortgage

Section 7.17    Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee, the
                Custodian and the Paying Agent..............................................................    215
Section 7.18    Appointment of Luxembourg Paying Agent; Notification to Certificateholders..................    215

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.9     Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee
                for the Benefit of the Certificateholders...................................................    240

                                       iii

                                   ARTICLE IX

      ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY
                                SPECIAL SERVICER

Section 9.5     "Due-on-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially

                                       iv

Section 9.41    Appointment of Class DP Certificateholder Representative; Powers of Class DP
                Certificateholder Representative............................................................    323
Section 9.42    Appointment of Class ST Certificateholder Representative; Powers of Class ST
                Certificateholder Representative............................................................    326

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

                                        v

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

                                  ARTICLE XIII
               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 13.1    Intent of the Parties; Reasonableness.......................................................    343
Section 13.2    Information to be Provided by the Master Servicer, the Special Servicer, any Primary

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

                                       vi

                             EXHIBITS AND SCHEDULES

EXHIBIT A-1      Form of Class A-1 Certificate
EXHIBIT A-2      Form of Class A-1A Certificate
EXHIBIT A-3      Form of Class A-2 Certificate
EXHIBIT A-4      Form of Class A-3 Certificate
EXHIBIT A-5      Form of Class A-AB Certificate
EXHIBIT A-6      Form of Class A-4 Certificate
EXHIBIT A-7      Form of Class A-4FL Certificate
EXHIBIT A-8      Form of Class A-M Certificate
EXHIBIT A-9      Form of Class A-J Certificate
EXHIBIT A-10     Form of Class B Certificate
EXHIBIT A-11     Form of Class C Certificate
EXHIBIT A-12     Form of Class D Certificate
EXHIBIT A-13     Form of Class E Certificate
EXHIBIT A-14     Form of Class F Certificate
EXHIBIT A-15     Form of Class G Certificate
EXHIBIT A-16     Form of Class H Certificate
EXHIBIT A-17     Form of Class J Certificate
EXHIBIT A-18     Form of Class K Certificate
EXHIBIT A-19     Form of Class L Certificate
EXHIBIT A-20     Form of Class M Certificate
EXHIBIT A-21     Form of Class N Certificate
EXHIBIT A-22     Form of Class O Certificate
EXHIBIT A-23     Form of Class P Certificate
EXHIBIT A-24     Form of Class Q Certificate
EXHIBIT A-25     Form of Class S Certificate
EXHIBIT A-26     Form of Class T Certificate
EXHIBIT A-27     Form of Class DP Certificate
EXHIBIT A-28     Form of Class ST-A Certificate
EXHIBIT A-29     Form of Class ST-B Certificate
EXHIBIT A-30     Form of Class ST-C Certificate
EXHIBIT A-31     Form of Class ST-D Certificate
EXHIBIT A-32     Form of Class ST-E Certificate
EXHIBIT A-33     Form of Class ST-F Certificate
EXHIBIT A-34     Form of Class R-I Certificate
EXHIBIT A-35     Form of Class R-II Certificate
EXHIBIT A-36     Form of Class R-III Certificate
EXHIBIT A-37     Form of Class X Certificate
EXHIBIT A-38     Form of Class X-MP Certificate
EXHIBIT A-39     Form of Class X-RC Certificate
EXHIBIT B-1      Form of Initial Certification of Custodian (Section 2.2)
EXHIBIT B-2      Form of Final Certification of Custodian (Section 2.2)
EXHIBIT C        Form of Request for Release

                                       vii

EXHIBIT D-1      Form of Transferor Certificate for Transfers to Definitive
                    Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A     Form I of Transferee Certificate for Transfers of Definitive
                    Privately offered Certificates (Section 3.3(c))
EXHIBIT D-2B     Form II of Transferee Certificate for Transfers of Definitive
                    Privately offered Certificates (Section 3.3(c))
EXHIBIT D-3A     Form I of Transferee Certificate for Transfers of Interests in
                    Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3B     Form II of Transferee Certificate for Transfers of Interests in
                    Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT E-1      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT E-2      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT F        Form of Regulation S Certificate
EXHIBIT G-1      Form of Principal Global Investors, LLC Primary Servicing
                    Agreement
EXHIBIT G-2      Reserved
EXHIBIT H        Form of Exchange Certification
EXHIBIT I        Form of Euroclear Bank or Clearstream Bank Certificate
                    (Section 3.7(d))
EXHIBIT J        List of Loans as to Which Excess Servicing Fees Are Paid
                    ("Excess Servicing Fee")
EXHIBIT K-1      Form of Mortgage Loan Purchase Agreement I (LaSalle)
EXHIBIT K-2      Form of Mortgage Loan Purchase Agreement II (MSMC)
EXHIBIT K-3      Form of Mortgage Loan Purchase Agreement III (PCFII)
EXHIBIT L        Form of Inspection Report
EXHIBIT M        Form of Monthly Certificateholders Reports (Section 5.4(a))
EXHIBIT N        Form of CMSA Operating Statement Analysis Report
EXHIBIT O        Reserved
EXHIBIT P        Reserved
EXHIBIT Q        Reserved
EXHIBIT R        Reserved
EXHIBIT S-1      Form of Power of Attorney to Master Servicer (Section 8.3(c))
EXHIBIT S-2      Form of Power of Attorney to Special Servicer (Section 9.4(a))
EXHIBIT T        Form of Debt Service Coverage Ratio Procedures
EXHIBIT U        Form of Assignment and Assumption Submission to Special
                    Servicer (Section 8.7(a))
EXHIBIT V        Form of Additional Lien, Monetary Encumbrance and Mezzanine
                    Financing Submission Package to the Special Servicer
                    (Section 8.7(e))
EXHIBIT W        Restricted Servicer Reports
EXHIBIT X        Unrestricted Servicer Reports
EXHIBIT Y        Investor Certificate (Section 5.4(a))
EXHIBIT Z        Form of Notice and Certification Regarding Defeasance of
                    Mortgage Loans
EXHIBIT AA       Form of Wells Fargo primary servicing agreement
                    (Section 8.29(b))
EXHIBIT BB       Controlling Class Certificateholder's Reports Checklist
EXHIBIT CC       Form of Performance Certification (Section 13.6)
EXHIBIT CC-1     Reporting Servicer Form of Performance Certification
                    (Section 13.6)
EXHIBIT DD       Form of Notice with respect to Non-Serviced Mortgage Loans

                                      viii

SCHEDULE I       LaSalle Loan Schedule
SCHEDULE II      MSMC Loan Schedule
SCHEDULE III     PCFII Loan Schedule
SCHEDULE IV      Reserved
SCHEDULE V       Reserved
SCHEDULE VI      List of Escrow Accounts Not Currently Eligible Accounts
                    (Section 8.3(e))
SCHEDULE VII     Certain Escrow Accounts for Which a Report Under Section 5.1(g)
                    is Required
SCHEDULE VIII    List of Mortgagors that are Third-Party Beneficiaries Under
                    Section 2.3(a)
SCHEDULE IX      Earn Out Reserves

SCHEDULE X       Mortgage Loans Secured by Mortgaged Properties Covered by an
                    Environmental Insurance Policy

SCHEDULE XI      List of Mortgage Loans that have Scheduled Payments after the end of a Collection Period

SCHEDULE XII     Loans that Accrue on an Actual/360 basis, but whose Servicing
                    Fees Accrue on a 30/360 Basis
SCHEDULE XIII    Class A-AB Planned Principal Balance
SCHEDULE XIV     Servicing Criteria to be Addressed in Assessment of Compliance
SCHEDULE XV      Additional Form 10-D Disclosure
SCHEDULE XVI     Additional Form 10-K Disclosure
SCHEDULE XVII    Form 8-K Disclosure Information
SCHEDULE XVIII   Additional Disclosure Notification
SCHEDULE XIX     Seller Sub-Servicers

                                       ix

          THIS POOLING AND SERVICING AGREEMENT is dated as of August 1, 2006
(this "Agreement") between MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL
ASSOCIATION, as master servicer (the "Master Servicer"), J.E. ROBERT COMPANY,
INC., as special servicer (the "Special Servicer"), HSBC BANK USA, NATIONAL
ASSOCIATION, as trustee of the Trust (the "Trustee") and LASALLE BANK NATIONAL
ASSOCIATION, only in its capacity as paying agent (the "Paying Agent") and certificate registrar.

                              PRELIMINARY STATEMENT

          On the Closing Date, the Depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), LaSalle Bank
National Association, as seller ("LaSalle") and Principal Commercial Funding II,
LLC, as seller ("PCFII"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the
REMIC I Regular Interests and the REMIC I Residual Interest as consideration for its transfer to the Trust of the Majority Mortgage Loans (other than any Excess
Interest payable thereon) and the other property constituting REMIC I; (ii) the
REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; (iii) the REMIC III
Certificates and the Class A-4FL Regular Interest as consideration for its transfer of the REMIC II Regular Interests to the Trust; (iv) the Class T
Certificates as consideration for its transfer to the Trust of the right to receive any Excess Interest (other than with respect to the DCT Industrial
Portfolio C Note) (such right, and any amounts on deposit from time to time in the Excess Interest Sub-account (as hereinafter defined), the "Excess Interest
Grantor Trust"); (v) the Class A-4FL Certificates as consideration for its transfer of the Class A-4FL Regular Interest and the Swap Contract to the Trust;
(vi) the Class DP Certificates and the Class R-DP Residual Interest as
consideration for its transfer of all rights and interest in the DCT Industrial
Portfolio C Note (including any Excess Interest payable thereon) to the Trust;
and (vii) the Class ST Certificates and the Class R-ST Residual Interest as
consideration for its transfer of all rights and interests in the 633 17th
Street B Note to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A)
the REMIC I Regular Interests and the REMIC I Residual Interest representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II
Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (C) the REMIC III Certificates and the Class A-4FL Regular Interest representing in the aggregate the entire beneficial ownership of REMIC III, (D) the Class T Certificates representing in the aggregate the entire beneficial interest in the Excess Interest Grantor
Trust, (E) the Class A-4FL Certificates representing in the aggregate the entire beneficial ownership of the Class A-4FL Grantor Trust; (F) the Class DP
Certificates and the Class R-DP Residual Interest representing in the aggregate the entire beneficial ownership of the Class DP REMIC and (G) the Class ST
Certificates and the Class R-ST Residual Interest representing in the aggregate the entire beneficial ownership of the Class ST REMIC. All covenants and agreements made by the Depositor and the Trustee herein with respect to the
Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests,
the REMIC III Regular Certificates, the Residual Certificates, the Class T
Certificates, the Class A-4FL Certificates, the Class A-4FL

                                       1

Regular Interest, the Swap Counterparty, the Class DP Certificates and the Class
ST Certificates. The parties hereto are entering into this Agreement, and the
Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          The Class A Senior, Class A-M, Class A-J, Class B, Class C, Class D,
Class E and Class F Certificates (collectively, the "Registered Certificates")
will be offered for sale pursuant to the prospectus (the "Prospectus") dated
March 14, 2006, as supplemented by a free writing prospectus dated July 26,
2006, as further supplemented by the free writing prospectuses dated August 8,
2006 (together the "Free Writing Prospectus", and together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated August 8, 2006 (the "Prospectus Supplement", and together with the Prospectus, the "Final Prospectus Supplement"), and the
Class X, Class X-MP, Class X-RC, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class DP and
Class ST Certificates will be offered for sale pursuant to a Private Placement
Memorandum dated August 8, 2006.

                                     REMIC I

          Each REMIC I Regular Interest (a "Corresponding REMIC I Regular
Interest") will relate to a specific Majority Mortgage Loan. Each Corresponding
REMIC I Regular Interest (other than the REMIC I MP IO Component Regular
Interest, the REMIC I MP Non-IO Component Regular Interest, the REMIC I RC IO
Component Regular Interest and the REMIC I RC Non-IO Component Regular Interest)
will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate
Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date of the
Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a
"latest possible maturity date" set to the Maturity Date of the Majority
Mortgage Loan to which the Corresponding REMIC I Regular Interest relates. Each of the REMIC I MP IO Component Regular Interest and the REMIC I MP Non-IO
Component Regular Interest (each of which are Corresponding REMIC I Regular
Interests with respect to the Millenium Portfolio Mortgage Loan) will have a pass-through rate equal to the REMIC I Net Mortgage Rate of, and a "latest possible maturity date" set to the Maturity Date of, the Millenium Portfolio
Mortgage Loan. The REMIC I MP IO Component Regular Interest and the REMIC I MP
Non-IO Component Regular Interest have an initial Certificate Balance equal to the principal balance of the Millenium Portfolio IO Component and the Millenium
Portfolio Non-IO Component, respectively, in each case as of the Closing Date.
Each of the REMIC I RC IO Component Regular Interest and the REMIC I RC Non-IO
Component Regular Interest (each of which are Corresponding REMIC I Regular
Interests with respect to the Ritz-Carlton Pari Passu Loan) will have a pass-through rate equal to the REMIC I Net Mortgage Rate of, and a "latest possible maturity date" set to the Maturity Date of, the Ritz-Carlton Pari Passu
Loan. The REMIC I RC IO Component Regular Interest and the REMIC I RC Non-IO
Component Regular Interest have an initial Certificate Balance equal to the principal balance of the Ritz-Carlton IO Component and the Ritz-Carlton Non-IO
Component, respectively, in each case as of the Closing Date. The REMIC I
Residual Interest will be designated as the sole Class of residual interests in
REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any

                                       2

assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

          The REMIC II Regular Interests have the Pass-Through Rates and
Certificate Balances or Notional Amounts set forth in the definition thereof.
The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through
Rate, but will be entitled to receive the proceeds of any assets remaining in
REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

          The following table sets forth the Class designation, the
corresponding REMIC II Regular Interest (the "CORRESPONDING REMIC II REGULAR
INTEREST") and the initial Certificate Balance or Notional Amount for the Class of Principal Balance Certificates, Class X-MP Certificates or Class X-RC
Certificates to which it corresponds (the "CORRESPONDING CERTIFICATES").

                                                                    INITIAL REMIC II REGULAR
CORRESPONDING    INITIAL CLASS CERTIFICATE    CORRESPONDING REMIC     INTEREST CERTIFICATE
 CERTIFICATES   BALANCE OR NOTIONAL AMOUNT   II REGULAR INTERESTS   BALANCE OR NOTIONAL AMOUNT
-------------   --------------------------   --------------------   --------------------------

Class A-1              $104,300,000                   A-1                  $104,300,000
Class A-1A             $164,666,000                  A-1A                  $164,666,000
Class A-2              $ 92,900,000                   A-2                  $ 92,900,000
Class A-3              $215,000,000                   A-3                  $215,000,000
Class A-AB             $ 84,600,000                  A-AB                  $ 84,600,000
Class A-4              $784,200,000                   A-4                  $784,200,000
Class A-4FL            $350,000,000                A-4FL(1)                $350,000,000
Class A-M              $256,524,000                   A-M                  $256,524,000
Class A-J              $202,012,000                   A-J                  $202,012,000
Class B                $ 19,240,000                    B                   $ 19,240,000
Class C                $ 35,272,000                    C                   $ 35,272,000
Class D                $ 28,859,000                    D                   $ 28,859,000

                                       3

                                                                    INITIAL REMIC II REGULAR
CORRESPONDING    INITIAL CLASS CERTIFICATE    CORRESPONDING REMIC     INTEREST CERTIFICATE
 CERTIFICATES   BALANCE OR NOTIONAL AMOUNT   II REGULAR INTERESTS   BALANCE OR NOTIONAL AMOUNT
-------------   --------------------------   --------------------   --------------------------

Class E                 $22,445,000                    E                    $22,445,000
Class F                 $25,653,000                    F                    $25,653,000
Class G                 $25,652,000                    G                    $25,652,000
Class H                 $28,859,000                    H                    $28,859,000
Class J                 $32,066,000                    J                    $32,066,000
Class K                 $25,652,000                    K                    $25,652,000
Class L                 $ 9,620,000                    L                    $ 9,620,000
Class M                 $ 3,206,000                    M                    $ 3,206,000
Class N                 $ 9,620,000                    N                    $ 9,620,000
Class O                 $ 6,413,000                    O                    $ 6,413,000
Class P                 $ 3,206,000                    P                    $ 3,206,000
Class Q                 $ 9,620,000                    Q                    $ 9,620,000
Class S                 $25,652,893                    S                    $25,652,893
Class X-MP              $42,700,000                  X-MP                   $42,700,000
Class X-RC              $ 7,600,000                  X-RC                   $ 7,600,000

(1)  REMIC II Regular Interest A-4FL corresponds to the Class A-4FL Regular
     Interest, having an initial Certificate Balance of $350,000,000

                  REMIC III, CLASS DP REMIC AND CLASS ST REMIC

          The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final
Scheduled Distribution Date for each Class of REMIC III Certificates (or, in the case of the Class A-4FL Certificates, the Class A-4FL Regular Interest
represented thereby) comprising the interests in REMIC III created hereunder.

                                       4

                                        INITIAL AGGREGATE
REMIC INTEREST   INITIAL PASS-THROUGH   CERTIFICATE BALANCE      FINAL SCHEDULED
 DESIGNATION            RATE(A)         OR NOTIONAL AMOUNT    DISTRIBUTION DATE(B)
--------------   --------------------   -------------------   --------------------

Class A-1               5.490%             $  104,300,000           6/12/2011
Class A-1A              5.728%             $  164,666,000           7/12/2016
Class A-2               5.618%             $   92,900,000           3/12/2012
Class A-3               5.712%             $  215,000,000           6/12/2013
Class A-AB              5.685%             $   84,600,000           9/12/2015
Class A-4               5.731%             $  784,200,000           6/12/2016
Class A-4FL(c)      LIBOR + 0.1475%        $  350,000,000           6/12/2016
Class A-M               5.773%             $  256,524,000           7/12/2016
Class A-J               5.793%             $  202,012,000           7/12/2016
Class B                 5.832%             $   19,240,000           7/12/2016
Class C                 5.842%             $   35,272,000           7/12/2016
Class D                 5.862%             $   28,859,000           8/12/2016
Class E                 5.902%             $   22,445,000           8/12/2016
Class F                 5.922%             $   25,653,000           8/12/2016
Class G                 6.099%             $   25,652,000           8/12/2016
Class H                 6.134%             $   28,859,000           8/12/2016
Class J                 6.134%             $   32,066,000           8/12/2016
Class K                 6.134%             $   25,652,000           8/12/2016
Class L                 5.415%             $    9,620,000           8/12/2016
Class M                 5.415%             $    3,206,000           8/12/2016
Class N                 5.415%             $    9,620,000           9/12/2016
Class O                 5.415%             $    6,413,000           3/12/2020
Class P                 5.415%             $    3,206,000           3/12/2020
Class Q                 5.415%             $    9,620,000           8/12/2020
Class S                 5.415%             $   25,652,893           8/12/2026
Class DP                5.210%             $   18,500,000           3/12/2012
Class ST-A              6.386%             $      433,462           1/12/2016
Class ST-B              6.386%             $    2,917,959           1/12/2016
Class ST-C              6.386%             $    1,075,037           1/12/2016
Class ST-D              6.386%             $    2,329,248           1/12/2016
Class ST-E              6.386%             $    1,264,449           1/12/2016
Class ST-F              6.386%             $    9,979,845           1/12/2016
Class X                 0.395%             $2,565,237,893                  --
Class X-MP               0.10%             $   42,700,000                  --
Class X-RC               0.10%             $    7,600,000                  --
Class R-III(d)           N/A                    N/A                    N/A

(a)  On each Distribution Date after the initial Distribution Date, the
     Pass-Through Rate for each Class of Certificates (other than the Residual
     Certificates) will be determined as described herein under the definition of "Pass-Through Rate." The initial Pass-Through Rates shown above are approximate for the Class A-1A, Class A-4, Class A-4FL, Class A-M,

                                       5

     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q,
     Class S, Class DP, Class ST, Class X, Class X-MP and Class X-RC
     Certificates.

(b)  The Final Scheduled Distribution Date for each Class of Certificates is the
     Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the
     Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment Date). Each ARD Loan is assumed to repay in full on its Anticipated Repayment Date.

(c)  The Class A-4FL Certificates are not regular interests in a REMIC but represent ownership of the beneficial interests in the Class A-4FL Grantor
     Trust, which is comprised of (i) the Class A-4FL Regular Interest (bearing a fixed rate of interest at 5.731% per annum subject, to a cap equal to the
     Weighted Average REMIC I Net Mortgage Rate) and the Swap Contract and all
     payments under the Class A-4FL Regular Interest and the Swap Contract, (ii)
     all funds and assets on deposit from time to time in the Floating Rate
     Account and (iii) proceeds of all of the foregoing. The parties intend that the portion of the Trust representing the Class A-4FL Grantor Trust shall be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of
     Chapter 1 of Subtitle A of the Code.

(d)  The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all
     Classes of REMIC III Regular Interests have been reduced to zero and any
     Realized Losses previously allocated thereto (and any interest thereon)
     have been reimbursed. The Class R-DP Residual Interest will be entitled to receive the proceeds of any remaining assets in the Class DP REMIC after the principal amounts of all Class DP Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed. The Class R-ST Residual Interest will be entitled to receive the proceeds of any remaining assets in the Class ST
     REMIC after the principal amounts of all Classes of Class ST Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

          As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal
Balance of $2,565,237,893.

          As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the DCT
Industrial Portfolio C Note (including the Excess Interest, if any, payable with respect to such Mortgage Loan)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("Class DP REMIC"). The Class DP
Certificates will be designated as the "regular interests" in the Class DP REMIC and the Class R-DP Residual Interest will be designated as the sole Class of
"residual interests" in the Class DP REMIC for purposes of the REMIC Provisions.

          As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof (including the 633
17th Street B Note (other than the Excess Interest, if any, payable with respect to such Mortgage Loan)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("Class ST REMIC"). The Class ST Certificates will be designated as the "regular interests" in the Class ST REMIC and the
Class R-ST Residual Interest will be designated as the sole Class of "residual interests" in the Class ST REMIC for purposes of the REMIC Provisions.

          As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof (including the
Majority Mortgage Loans (other than any Excess Interest payable with respect to the Majority Mortgage Loans)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular
Interests will be designated as the "regular interests" in REMIC I and the REMIC
I Residual Interest will be designated as the sole Class of "residual interests"
in REMIC I for purposes of the REMIC Provisions.

                                       6

          As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the fourth paragraph of Section 12.1(a) hereof consisting of the
REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular
Interests will be designated as the "regular interests" in REMIC II and the
Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

          As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the fifth paragraph of Section 12.1(a) hereof consisting of the
REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular
Interests will be designated as the "regular interests" in REMIC III and the
Class R-III Certificates (together with the REMIC III Regular Certificates, the
"REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

           EXCESS INTEREST GRANTOR TRUST AND CLASS A-4FL GRANTOR TRUST

          The parties intend that the portions of the Trust consisting of (i)
Excess Interest (other than with respect to the DCT Industrial Portfolio C Note)
and the Excess Interest Sub-account (such portion of the Trust, the "Excess
Interest Grantor Trust") and (ii) the segregated pool of assets consisting of the Class A-4FL Regular Interest, the Swap Contract and the Floating Rate
Account (such portion of the Trust, the "Class A-4FL Grantor Trust") will each be treated as a separate grantor trust under Subpart E of Part 1 of Subchapter J of the Code. The Class T Certificates represent pro rata undivided beneficial interests in the Excess Interest Grantor Trust and will have no Certificate
Balance and no Pass-Through Rate. The Class A-4FL Certificates represent pro rata undivided beneficial interests in the Class A-4FL Grantor Trust.

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "120 BROADWAY A/B MORTGAGE LOAN" means the 120 Broadway Mortgage Loan and the 120 Broadway B Note.

          "120 BROADWAY B NOTE" means, with respect to the 120 Broadway A/B
Mortgage Loan, the related subordinated B Note not included in the Trust, which is subordinated in right of payment to the 120 Broadway Mortgage Loan to the extent set forth in the related Intercreditor Agreement.

          "120 BROADWAY MORTGAGE" means the Mortgage securing the 120 Broadway
A/B Mortgage Loan and any other note secured by the related Mortgaged Property.

                                       7

          "120 BROADWAY MORTGAGE LOAN" means the Mortgage Loan designated as
Mortgage Loan No. 3 on the Mortgage Loan Schedule and which is senior to the 120
Broadway B Note and is secured by the related Mortgaged Property pursuant to the
120 Broadway Mortgage. The 120 Broadway Mortgage Loan is a "Mortgage Loan."

          "633 17TH STREET ADMINISTRATIVE COST RATE" means the servicing fee rate and any trustee fee rate applicable to the 633 17th Street A/B/C Mortgage
Loan pursuant to the MLMT 2006-C1 Pooling and Servicing Agreement plus the
Trustee Fee Rate that is payable hereunder.

          "633 17TH STREET A NOTE" shall mean, with respect to the 633 17th
Street A/B/C Mortgage Loan, the mortgage note that is senior in right of payment to the related B Note to the extent set forth in the related Intercreditor
Agreement. The 633 17th Street A Note is not a "Mortgage Loan."

          "633 17TH STREET A/B/C MORTGAGE LOAN" shall mean the 633 17th Street A
Note, together with the 633 17th Street B Note and the 633 17th Street C Note,
each of which is secured by the same Mortgage on the 633 17th Street Mortgaged
Property. References herein to the 633 17th Street A/B/C Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related 633 17th
Street A Note, the related 633 17th Street B Note and 633 17th Street C Note.

          "633 17TH STREET B NOTE" means, with respect to the 633 17th Street
A/B/C Mortgage Loan, the related subordinated B Note, which is subordinated in right of payment to the 633 17th Street A Note and senior in right of payment to the 633 17th Street C Note to the extent set forth in the related Intercreditor
Agreement. The 633 17th Street B Note is a "Mortgage Loan. "

          "633 17TH STREET B NOTE ACCRUED CERTIFICATE INTEREST" shall mean, with respect to any Class of Class ST Certificates, for any Distribution Date,
interest for the related Interest Accrual Period accrued at the Pass-Through
Rate with respect to such Class of Class ST Certificates for such Interest
Accrual Period on the Aggregate Principal Balance of such Class of Class ST
Certificates outstanding immediately prior to such Distribution Date. The 633
17th Street B Note Accrued Certificate Interest with respect to each Class of
Class ST Certificates for each Interest Accrual Period shall be calculated on a
30/360 basis. The total amount of 633 17th Street B Note Accrued Certificate
Interest with respect to each Class of Class ST Certificates for each
Distribution Date shall equal the product of (i) the Pass-Through Rate with respect to such Class of Class ST Certificates for such Interest Accrual Period, multiplied by (ii) the Aggregate Principal Balance of such Class of Class ST
Certificates outstanding immediately prior to such Distribution Date, multiplied by (iii) a fraction, the numerator of which is 30, and the denominator of which is 360. Notwithstanding the foregoing, the distribution of Accrued Certificate
Interest to each Class of Class ST Certificates pursuant to Section 6.5B(a)
hereof shall be reduced by any expenses allocated to interest on the 633 17th
Street B Note pursuant to the related Intercreditor Agreement.

          "633 17TH STREET B NOTE AVAILABLE DISTRIBUTION AMOUNT" means, an amount calculated as set forth in the definition of Available Distribution
Amount, but with respect to the

                                       8

633 17th Street B Note only; provided that no Interest Reserve Amounts will be deposited in the Interest Reserve Account with respect to the 633 17th Street B
Note.

          "633 17TH STREET B NOTE THRESHOLD EVENT" shall have the meaning given to "Junior Threshold Event" in the related Intercreditor Agreement.

          "633 17TH STREET B NOTE DISTRIBUTION ACCOUNT" means an administrative account deemed to be a sub-account of the Distribution Account.

          "633 17TH STREET B NOTE INSURANCE PROCEEDS" shall have the meaning assigned to the term "Insurance Proceeds" in the MLMT 2006-C1 Pooling and
Servicing Agreement; provided that "633 17th Street B Note Insurance Proceeds"
hereunder shall not include amounts otherwise allocable to payments on or in respect of the 633 17th Street A Note or the 633 17th Street C Note under the related Mortgage Loan documents and/or the MLMT 2006-C1 Pooling and Servicing
Agreement.

          "633 17TH STREET B NOTE LIQUIDATION PROCEEDS" shall have the meaning assigned to the term "Liquidation Proceeds" in the MLMT 2006-C1 Pooling and
Servicing Agreement; provided that "633 17th Street B Note Liquidation Proceeds"
hereunder shall not include amounts otherwise allocable to payments on or in respect of the 633 17th Street A Note or the 633 17th Street C Note under the related Mortgage Loan documents and/or the MLMT 2006-C1 Pooling and Servicing
Agreement.

          "633 17TH STREET B NOTE MAJORITY HOLDER" shall mean any single Holder or group of Holders of the Class ST Certificates entitled to a majority of the voting rights of the Class ST Controlling Class.

          "633 17TH STREET B NOTE MASTER SERVICER REMITTANCE DATE" shall mean the date that the MLMT 2006-C1 Master Servicer is required to remit the 633 17th
Street B Note Remittance Amount pursuant to the related Intercreditor Agreement and the MLMT 2006-C1 Pooling and Servicing Agreement.

          "633 17TH STREET B NOTE REMITTANCE AMOUNT" shall mean, with respect to any 633 17th Street B Note Master Servicer Remittance Date, an amount equal to any and all amounts to be distributed on such date with respect to 633 17th
Street B Note pursuant to the MLMT 2006-C1 Pooling and Servicing Agreement.

          "633 17TH STREET B NOTE SERVICING FEE RATE" means the "Master
Servicing Fee Rate" applicable to the 633 17th Street B Note as defined in the
MLMT 2006-C1 Pooling and Servicing Agreement.

          "633 17TH STREET C NOTE" means, with respect to the 633 17th Street
A/B/C Mortgage Loan, the related subordinated Note, which is subordinated in right of payment to the 633 17th Street A Note and the 633 17th Street B Note to
the extent set forth in the related Intercreditor Agreement. The 633 17th Street
C Note is not a "Mortgage Loan. "

          "633 17TH STREET DISTRIBUTABLE CERTIFICATE INTEREST AMOUNT" shall mean, in respect of the Class ST Certificates for any Distribution Date, the sum
of (a) Accrued Certificate

                                       9

Interest in respect of such Class or Classes of Certificates for such
Distribution Date, reduced (to not less than zero) by (i) any Prepayment
Interest Shortfalls allocated to such Class or Classes for such Distribution
Date; and (ii) Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the 633 17th Street
Distributable Certificate Interest Amount payable in respect of such Class or
Classes in accordance with Section 6.6; plus (b) the portion of the
Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding Distribution Date.

          "633 17TH STREET NET MORTGAGE RATE" means, with respect to the 633
17th Street B Note, a per annum rate equal to the related Mortgage Rate
(excluding any default interest) minus the 633 17th Street Administrative Cost
Rate; provided that for purposes of calculating the Pass-Through Rate of the
Class ST Certificates from time to time, the 633 17th Street Net Mortgage Rate shall be calculated without regard to any modification, waiver or amendment of the terms of the 633 17th Street B Note subsequent to the Closing Date; and
provided further that, that, because the 633 17th Street B Note does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months
(which is the basis on which interest accrues in respect of the Class ST
Certificates), when calculating the Pass-Through Rate for the Class ST
Certificates for each Distribution Date, the 633 17th Street Net Mortgage Rate
on the 633 17th Street B Note will be adjusted to equal the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest) for the related
Interest Accrual Period.

          "633 17TH STREET NOTE A CMBS" shall mean, as of any date of determination, any commercial mortgage-backed securities that are backed or secured by, among other assets, a 633 17th Street A Note (or any portion thereof) or by the related Mortgaged Property after it has become an REO
Property (as defined in the MLMT 2006-C1 Pooling and Servicing Agreement) and is
still an asset of a the related securitization trust.

          "633 17TH STREET REO INCOMES" shall have the meaning assigned to the term "REO Revenues" in the MLMT 2006-C1 Pooling and Servicing Agreement;
provided, however, that "633 17th Street REO Incomes" shall exclude any portion thereof allocable to payments on or in respect of the 633 17th Street A Note or the 633 17th Street C Note.

          "633 17TH STREET VOTING RIGHTS" shall mean the voting rights evidenced by the respective Class ST Certificates. At all times during the term of this
Agreement, all Voting Rights shall be allocated among the Class ST
Certificateholders in proportion to the Percentage Interests in the Aggregate
Principal Balances evidenced by the respective Certificates.

          "A NOTE" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the Trust that is senior in right of payment to the related B Note or any other related subordinated note(s) to the extent set forth in the related Intercreditor Agreement.

          "A/B LOAN CUSTODIAL ACCOUNT" means each of the custodial
sub-account(s) of the Certificate Account (but which are not included in the
Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c)
on behalf of the holder of a related B Note. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

                                       10

          "A/B MORTGAGE LOAN" means the 120 Broadway A/B Mortgage Loan, the DCT
Industrial Portfolio A/B/C Loan and the Giant-Food Bucks County A/B Mortgage
Loan or any other Mortgage Loan serviced under this Agreement that is divided into a senior mortgage note and one or more subordinated mortgage note(s), which senior mortgage note is included in the Trust. References herein to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related subordinate note(s).

          "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

          "ACCRUED CERTIFICATE INTEREST" means with respect to each Distribution
Date and any Class of Interests or Principal Balance Certificates or the Class
X-MP or Class X-RC Certificates, other than the Class DP, Class ST and Residual
Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance (or, in the case of the Class X-MP Certificates, Class X-RC Certificates, REMIC II Regular Interest
X-MP or REMIC II Regular Interest X-RC, the Notional Amount) of such Class or
Interest as of the close of business on the immediately preceding Distribution
Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Class X
Interest Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the
Class A-4FL Certificates, where, subject to Section 6.13, it will be calculated on the basis of the actual number of days elapsed in the related Interest
Accrual Period and a 360 day year.

          "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a
REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of the Mortgaged Properties securing any A/B Mortgage Loan, the 633 17th Street A/B/C Mortgage Loan, Non-Serviced Mortgage Loan,
Non-Serviced Companion Mortgage Loan and Loan Pair and any Loan Group).

          "ADDITIONAL DISCLOSURE NOTIFICATION" means the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K
Disclosure or Form 8-K Disclosure Information which is attached hereto as
Schedule XVIII.

          "ADDITIONAL FORM 10-D DISCLOSURE" has the meaning set forth in Section
13.4.

          "ADDITIONAL FORM 10-K DISCLOSURE" has the meaning set forth in Section
13.5.

          "ADDITIONAL REVIEW PERIOD" has the meaning set forth in Section
9.4(d).

          "ADDITIONAL SERVICER" means each Affiliate of the Master Servicer, the
Primary Servicer, MSMC, LaSalle, PCFII, the Depositor or any of the Underwriters
that Services any of the Mortgage Loans and each Person, other than the Special
Servicer, who is not an Affiliate of the Master Servicer, the Primary Servicer,
MSMC, LaSalle, PCFII, the Depositor or any of the Underwriters, and who Services
10% or more of the Mortgage Loans (based on their Principal Balance). For clarification purposes, the Paying Agent is an Additional Servicer and the
Trustee is not an Additional Servicer.

                                       11

          "ADDITIONAL TRUST EXPENSE" means any of the following items: (i)
Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor or paid from Late Fees or default interest as provided in Section 4.5); (ii) Advance Interest that cannot be paid from Late
Fees and default interest in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicer, the Special Servicer, any applicable
Non-Serviced Mortgage Loan Master Servicer, any applicable Non-Serviced Mortgage
Loan Special Servicer, the MLMT 2006-C1 Master Servicer, the MLMT 2006-C1
Special Servicer, any Primary Servicer, the Trustee, the Paying Agent (or any
other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or
Distribution Account; and (v) to the extent not otherwise included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense
(or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) that the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification
Loss described in clause (ii) of the definition thereof; provided, however, that, in the case of an A/B Mortgage Loan or the 633 17th Street A/B/C Mortgage
Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property as a result of the subordination of the related B Note or the 633 17th Street B Note, as applicable, in accordance with the terms of the related Intercreditor
Agreement. Notwithstanding anything to the contrary, "Additional Trust Expenses"
shall not include allocable overhead of the Master Servicer, the Special
Servicer, any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced
Mortgage Loan Special Servicer, the MLMT 2006-C1 Master Servicer, the MLMT
2006-C1 Special Servicer, the Trustee, Authenticating Agent, the Custodian, the
Paying Agent or the Certificate Registrar, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

          "ADMINISTRATIVE COST RATE" means, with respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the
Excess Servicing Fee Rate, the Trustee Fee Rate and in the case of any
Non-Serviced Mortgage Loan, the related Pari Passu Loan Servicing Fee Rate.

          "ADVANCE" means either a P&I Advance or a Servicing Advance.

          "ADVANCE INTEREST" means interest payable to the Master Servicer, the
Special Servicer or the Trustee on outstanding Advances (other than Unliquidated
Advances) pursuant to Section 4.5 of this Agreement and any interest payable to any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan
Trustee or any Non-Serviced Mortgage Loan Fiscal Agent with respect to Pari
Passu Loan Nonrecoverable Advances pursuant to Section 4.4(b) hereof.

          "ADVANCE RATE" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

                                       12

          "ADVANCE REPORT DATE" means the second Business Day prior to each
Distribution Date.

          "ADVERSE GRANTOR TRUST EVENT" means any action that, under the Code, if taken or not taken, as the case may be, would either (i) endanger the status of the Excess Interest Grantor Trust as a grantor trust or (ii) result in the imposition of a tax upon the income of the Excess Interest Grantor Trust or any of its assets or transactions.

          "ADVERSE REMIC EVENT" means any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

          "AFFILIATE" means, with respect to any specified Person, any other
Person controlling or controlled by or under common control with such specified
Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "AGGREGATE CERTIFICATE BALANCE" means the aggregate of the Certificate
Balances of the Principal Balance Certificates, the REMIC I Regular Interests,
the REMIC II Regular Interests (other than REMIC II Regular Interest X-MP and
REMIC II Regular Interest X-RC) or REMIC III Regular Interests (other than the
Class X, Class X-MP and Class X-RC Certificates), as the case may be, at any date of determination. With respect to a Class of Principal Balance
Certificates, REMIC I Regular Interests, REMIC II Regular Interests (other than
REMIC II Regular Interest X-MP and REMIC II Regular Interest X-RC) or REMIC III
Regular Interests (other than the Class X, Class X-MP and Class X-RC
Certificates), Aggregate Certificate Balance shall mean the aggregate of the
Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

          "AGGREGATE PRINCIPAL BALANCE" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal
Balances for all Mortgage Loans other than the DCT Industrial Portfolio C Note and 633 17th Street B Note and, with respect to the DCT Industrial Portfolio C
Note and 633 17th Street B Note, the Principal Balance thereof.

          "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

          "ANTICIPATED REPAYMENT DATE" means, with respect to each ARD Loan, the anticipated maturity date set forth in the related Mortgage Note.

          "APPRAISAL" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the

                                       13

Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. Section 225.62.

          "APPRAISAL EVENT" means, with respect to any Mortgage Loan, A/B
Mortgage Loan or Loan Pair, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage
Loan, A/B Mortgage Loan or Loan Pair if such delinquency remains uncured, (ii)
the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of a Mortgage Loan, A/B Mortgage Loan or
Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon
Payment.

          "APPRAISAL REDUCTION" means, with respect to any Required Appraisal
Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum of (i) the
Scheduled Principal Balance of such Mortgage Loan, Loan Pair or A/B Mortgage
Loan (or, in the case of an REO Property, the related REO Mortgage Loan) less the principal amount of any guaranty or surety bond with a rating of at least
"BBB-" (or its equivalent) by a nationally recognized statistical rating organization and the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan or Loan
Pair, (ii) to the extent not previously advanced by the Master Servicer or the
Trustee, all accrued and unpaid interest on such Mortgage Loan, Loan Pair or A/B
Mortgage Loan at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances
(other than Unliquidated Advances) at the Advance Rate with respect to such
Mortgage Loan, Loan Pair or A/B Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer, the Special Servicer or the Trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B)
90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged
Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan, Loan Pair or A/B Mortgage Loan
(less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually for so long as an Appraisal Reduction exists. The Appraisal Reduction for each Required
Appraisal Loan will be recalculated annually based on subsequent Appraisals, internal valuations or updates. In addition, the Operating Adviser (including, without limitation, any request of a B Note holder, at its expense and to the extent provided for in the related Intercreditor Agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder) may at any time request the Special Servicer to obtain, at the Operating
Adviser's expense, an updated Appraisal, with a corresponding

                                       14

adjustment to the amount of the Appraisal Reduction. Any Appraisal Reduction for
any Mortgage Loan, Loan Pair or A/B Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan, Loan Pair or A/B
Mortgage Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the Mortgage Loan, Loan Pair or A/B Mortgage
Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. Any Appraisal
Reduction in respect of any Non-Serviced Mortgage Loan shall be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement based upon the applicable allocation of the items set forth in clauses
(A) and (B) above between the Non-Serviced Mortgage Loans and the related
Non-Serviced Companion Mortgage Loans and all other related pari passu loans.
Any Appraisal Reduction in respect of the 633 17th Street B Note shall be calculated in accordance with the MLMT 2006-C1 Pooling and Servicing Agreement.
Any Appraisal Reduction in respect of any Loan Pair shall be allocated, as between a Serviced Pari Passu Mortgage Loan and the related Serviced Companion
Mortgage Loan, pro rata according to their respective Principal Balances. Any
Appraisal Reduction with respect to an A/B Mortgage Loan shall be allocated first to the related B Note (or, if there is more than one subordinated note, as set forth in the related Intercreditor Agreement), up to the Principal Balance
thereof, and any excess shall be allocated to the related A Note.

          "APPRAISED VALUE" means, (i) with respect to any Mortgaged Property
(other than the Mortgaged Property relating to a Non-Serviced Mortgage Loan), the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the
Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation and
(ii) with respect to the Mortgaged Property relating to a Non-Serviced Mortgage
Loan, the portion of the appraised value allocable thereto.

          "ARD LOAN" means any Mortgage Loan designated as such on the Mortgage
Loan Schedule.

          "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

          "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

                                       15

          "ASSUMED SCHEDULED PAYMENT" means: (i) with respect to any Balloon
Mortgage Loan or any B Note as to which advancing is required hereunder for its
Maturity Date (provided that such Mortgage Loan or B Note has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan or such B Note remains outstanding and part of the
Trust, if no Scheduled Payment (other than the related delinquent Balloon
Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan or such B Note on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or such B
Note granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan or B Note described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan or the related B Note on the last Due Date prior to its becoming an REO Mortgage Loan. The amount of the Assumed Scheduled Payment for any A Note or B Note shall be calculated solely by reference to the terms of such A Note or B Note, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor
Agreement.

          "AUTHENTICATING AGENT" means any authenticating agent serving in such capacity pursuant to Section 7.10.

          "AUTHORIZED OFFICER" means any Person that may execute an Officer's
Certificate on behalf of the Depositor.

          "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" has the meaning set forth in
Section 4.6(a).

          "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the aggregate of the following amounts
(other than any such amounts that relate to the DCT Industrial Portfolio C Note or the 633 17th Street B Note) (a) all amounts on deposit in the Distribution
Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special
Servicer through the end of the related Collection Period exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii)
amounts that are payable or reimbursable to any Person other than the
Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, any Primary Servicer in respect of unpaid
Primary Servicing Fees,

                                       16

the Special Servicer in respect of unpaid Special Servicer Compensation, the
Trustee in respect of unpaid Trustee Fees, the Paying Agent in respect of unpaid
Paying Agent Fees or to the parties entitled thereto in respect of the unpaid
Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums, (iv)
if such Distribution Date occurs during January, other than in a leap year, or
February of any year, the Interest Reserve Amounts with respect to Interest
Reserve Loans deposited in the Interest Reserve Account, (v) in the case of each
REO Property related to an A/B Mortgage Loan or Loan Pair, all amounts received with respect to such A/B Mortgage Loan or Loan Pair that are required to be paid to the holder of the related B Note or Serviced Companion Mortgage Loan, as applicable, pursuant to the terms of the related B Note or Serviced Companion
Mortgage Loan, as applicable, and the related Intercreditor Agreement or Loan
Pair Intercreditor Agreement (which amounts will be deposited into the related
A/B Loan Custodial Account or Serviced Companion Mortgage Loan Custodial
Account, as applicable, pursuant to Section 5.1(c) and withdrawn from such accounts pursuant to Section 5.2(a)) and (vi) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master
Servicer for such Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in March of any year, commencing March 2007, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest
Reserve Account in respect of each Interest Reserve Loan.

          "B NOTE" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related
Intercreditor Agreement and includes, in the case of the DCT Industrial
Portfolio A/B/C Loan, the DCT Industrial Portfolio C Note.

          "BALLOON MORTGAGE LOAN" means a Mortgage Loan, a Serviced Companion
Mortgage Loan or a B Note that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than
5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

          "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

          "BANKING DAY" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

          "BANKRUPTCY LOSS" means a loss arising from a proceeding under the
United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

          "BASE INTEREST FRACTION" means, with respect to any Principal
Prepayment of any Mortgage Loan that provides for payment of a Prepayment
Premium, and with respect to any

                                       17

Class of Certificates (except for the Class A-4FL Certificates) and the Class
A-4FL Regular Interest, a fraction (A) whose numerator is the greater of (x)
zero and (y) the difference between (i) the Pass-Through Rate on that Class of
Certificates or the Class A-4FL Regular Interest and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to the Principal Prepayment
(or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related
Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment
Premium with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage
Loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the Mortgage
Rate on the related Mortgage Loan, but is less than the Pass-Through Rate on that Class of Certificates or the Class A-4FL Regular Interest, then the Base
Interest Fraction shall be equal to 1.0.

          "BENEFIT PLAN OPINION" means an Opinion of Counsel satisfactory to the
Paying Agent and the Master Servicer to the effect that any proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar.

          "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the
Certificate Owners, such certificates shall no longer be "Book-Entry
Certificates."

          "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Chicago, Illinois, Des Moines, Iowa
(but only with respect to matters related to the performance of obligations of
Principal Global Investors, LLC as Primary Servicer under the Primary Servicing
Agreement), San Francisco, California or the principal cities in which the
Special Servicer, the Trustee, the Custodian, the Paying Agent or the Master
Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in Minneapolis, Minnesota, New York, New
York, Chicago, Illinois or San Francisco, California are authorized or obligated by law or executive order to be closed.

          "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO
Property, the sale of such Defaulted Mortgage Loan. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of
Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

          "CATEGORY 1 REQUEST" means a "Category 1 Request" and a "Deemed
Category 1 Request" as such terms are defined in any applicable Primary
Servicing Agreement.

                                       18

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.).

          "CERTIFICATE ACCOUNT" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer or any Primary
Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), each of which shall be an Eligible Account.

          "CERTIFICATE BALANCE" means, with respect to any Certificate (other than the Class T Certificates, the Class X Certificates, the Class X-MP
Certificates, the Class X-RC Certificates and the Residual Certificates) or
Interest (other than the REMIC II Regular Interest X-MP, the REMIC II Regular
Interest X-RC and the Residual Certificates) as of any Distribution Date, the
maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an
Interest), minus (A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2 or Section
6.3(a), as the case may be, and (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate in reduction of Certificate
Balance pursuant to Section 6.6, plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount with respect to such Distribution Date, such increases to be allocated to the
Principal Balance Certificates or Interests in sequential order (i.e. to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder.

          "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "CERTIFICATE REGISTER" has the meaning set forth in Section 3.2.

          "CERTIFICATE REGISTRAR" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

          "CERTIFICATEHOLDERS" has the meaning set forth in the definition of
"Holder."

          "CERTIFICATES" means, collectively, the REMIC III Certificates, the
Class A-4FL Certificates, the Class T Certificates, the Class R-I Certificates,
the Class R-II Certificates, the Class DP Certificates and the Class ST
Certificates.

          "CERTIFICATION PARTIES" has the meaning set forth in Section 13.6 and shall also include such parties in an Other Securitization.

          "CERTIFYING PERSON" has the meaning set forth in Section 13.6.

          "CERTIFYING SERVICER" has the meaning set forth in Section 13.9.

                                       19

          "CHERRY CREEK COMPANION LOAN" means the loan that is secured by the
Cherry Creek Pari Passu Mortgage on a pari passu basis with the Cherry Creek
Pari Passu Loan. The Cherry Creek Companion Loan is not a "Mortgage Loan."

          "CHERRY CREEK PARI PASSU LOAN" means Mortgage Loan No. 1, which is secured on a pari passu basis with the Cherry Creek Companion Loan pursuant to the Cherry Creek Pari Passu Mortgage.

          "CHERRY CREEK PARI PASSU MORTGAGE" means the mortgage securing the
Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan.

          "CLASS" means, with respect to the REMIC I Interests, REMIC II
Interests, REMIC III Certificates, Class A-4FL Regular Interest, Class A-4FL
Certificates, Class DP Certificates, or Class ST Certificates, any Class of such
Certificates or Interests.

          "CLASS A-4FL AVAILABLE FUNDS" means, in respect of each Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the Paying Agent (or the Master Servicer on the Paying Agent's behalf) after the Cut-off Date and on or prior to such
Distribution Date and (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-4FL Regular
Interest pursuant to the Swap Contract, including, but not limited to, any termination payment, but in the case of both (i) and (ii) excluding the following: (a) all amounts of Prepayment Premiums allocated to the Class A-4FL
Regular Interest for so long as the Swap Contract is in effect; and (b) all amounts required to be paid to the Swap Counterparty in respect of the Class
A-4FL Regular Interest pursuant to the Swap Contract.

          "CLASS A-4FL INTEREST DISTRIBUTION AMOUNT" means, in respect of any
Distribution Date, the sum of (i) for so long as the Swap Contract is in effect, the aggregate amount of interest received by the Paying Agent from the Swap
Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the Swap Contract during the related Interest Accrual Period and (ii)
amounts in respect of interest (including reimbursement of any Prepayment
Interest Shortfalls) received on the Class A-4FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the Swap Contract or upon the termination or expiration of the
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default occurs and is continuing or if the Swap Contract is terminated, the Class A-4FL Interest Distribution Amount will be an amount equal to the Distributable Certificate Interest in respect of the Class A-4FL Regular Interest, until such time as the Swap Default is cured, or such obligation is paid, as the case may be, or until a replacement Swap
Contract is obtained.

          "CLASS A-4FL PRINCIPAL DISTRIBUTION AMOUNT" means, in respect of any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

          "CLASS A-4FL GRANTOR TRUST" means the segregated pool of assets consisting of (i) the Class A-4FL Regular Interest and the Swap Contract and all
payments under the Class A-

                                       20

4FL Regular Interest and the Swap Contract, (ii) all funds and assets from time to time on deposit in the Floating Rate Account and (iii) proceeds of all of the foregoing.

          "CLASS A-4FL REGULAR INTEREST" means the uncertificated interest designated as a "regular interest" in REMIC III, which shall consist of an
Interest having a Certificate Balance equal to the Certificate Balance of the
Class A-4FL Certificates, and which has a Pass-Through Rate equal to the per annum rate of the lesser of 5.731% and the Weighted Average REMIC I Net Mortgage
Rate in respect of each Distribution Date.

          "CLASS A-1 CERTIFICATES," "CLASS A-1A CERTIFICATES," "CLASS A-2
CERTIFICATES," "CLASS A-3 CERTIFICATES," "CLASS A-AB CERTIFICATES," "CLASS A-4
CERTIFICATES," "CLASS A-4FL CERTIFICATES," "CLASS A-M CERTIFICATES," "CLASS A-J
CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D
CERTIFICATES," "CLASS E CERTIFICATES," "CLASS F CERTIFICATES," "CLASS G
Certificates," "CLASS H CERTIFICATES," "CLASS J CERTIFICATES," "CLASS K
CERTIFICATES," "CLASS L CERTIFICATES," "CLASS M CERTIFICATES," "CLASS N
CERTIFICATES," "CLASS O CERTIFICATES," "CLASS P CERTIFICATES," "CLASS Q
CERTIFICATES," "CLASS S CERTIFICATES," "CLASS T CERTIFICATES," "CLASS DP
CERTIFICATES," "CLASS ST-A CERTIFICATES," "CLASS ST-B CERTIFICATES," "CLASS ST-C
CERTIFICATES," "CLASS ST-D CERTIFICATES," "CLASS ST-E CERTIFICATES," "CLASS ST-F
CERTIFICATES," "CLASS X CERTIFICATES," "CLASS X-MP CERTIFICATES," "CLASS X-RC
CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II CERTIFICATES" or "CLASS
R-III CERTIFICATES," mean the Certificates designated as "Class A-1," "Class
A-1A," "Class A-2," "Class A-3," "Class A-AB," "Class A-4," "Class A-4FL,"
"Class A-M," "Class A-J," "Class B," "Class C," "Class D," "Class E," "Class F,"
"Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N,"
"Class O," "Class P," "Class Q," "Class S," "Class T," "Class DP," "Class ST-A,"
"Class ST-B," "Class ST-C," "Class ST-D," "Class ST-E," "Class ST-F," "Class X,"
"Class X-MP," "Class X-RC," "Class R-I," "Class R-II" and "Class R-III"
respectively, on the face thereof, in substantially the form attached hereto as
Exhibits.

          "CLASS A SENIOR CERTIFICATES" means the Class A-1 Certificates, the
Class A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-AB Certificates, the Class A-4 Certificates and the Class A-4FL
Certificates, collectively.

          "CLASS DP CERTIFICATEHOLDER REPRESENTATIVE" shall have the meaning assigned to such term in Section 9.41(a).

          "CLASS DP REMIC" means that portion of the Trust consisting of the DCT
Industrial Portfolio C Note (including any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the
Certificate Account (including the DCT Industrial Portfolio C Note Custodial
Account), the Reserve Account, the DCT Industrial Portfolio C Note Distribution
Account and any REO Property related thereto (in each case to the extent allocable to the DCT Industrial Portfolio C Note), for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

          "CLASS R-DP RESIDUAL INTEREST" means the sole class of "residual interests" in the Class DP REMIC and which shall be evidenced by the Class R-I
Certificates.

                                       21

          "CLASS R-ST RESIDUAL INTEREST" means the sole class of "residual interests" in the Class ST REMIC and which shall be evidenced by the Class R-I
Certificates.

          "CLASS ST CERTIFICATEHOLDER REPRESENTATIVE" shall have the meaning assigned to such term in Section 9.42(a).

          "CLASS ST CERTIFICATES" means the Class ST-A Certificates, the Class
ST-B Certificates, the Class ST-C Certificates, the Class ST-D Certificates, the
Class ST-E Certificates and the Class ST-F Certificates, collectively.

          "CLASS ST CONTROLLING CLASS" shall mean the most subordinate Class of
Class ST Certificates then outstanding that has an outstanding Class Balance that is not less than 25% of its initial Class Balance. For purposes of this definition (i) the Class Balance of each Class shall be determined after giving effect to Appraisal Reductions allocated to such Class in accordance with this definition, (ii) a Class shall not be deemed to be outstanding if, after giving effect to Appraisal Reductions allocated thereto, its Class Balance has been reduced to zero, and (iii) the "most subordinate Class" is the Class having the highest alphabetical Class designation that is then outstanding; i.e., initially, the most subordinate Class is the Class ST-F Certificates. For purposes of this definition, the Appraisal Reductions with respect to the 633
17th Street B Note will be applied first to Class ST-F, then to Class ST-E, then to Class ST-D, then to Class ST-C, then to Class ST-B, then to Class ST-A, in that order, in each case until its outstanding Class Balance has been reduced to zero.

          "CLASS ST REMIC" means that portion of the Trust consisting of the 633
17th Street B Note (other than any Excess Interest payable thereon) such amounts related thereto as shall from time to time be held in the Certificate Account, the Reserve Account and the 633 17th Street B Note Distribution Account and any
REO Property related thereto (in each case to the extent allocable to the 633
17th Street B Note), for which a REMIC election has been made pursuant to
Section 12.1(a) hereof.

          "CLASS X INTEREST AMOUNT" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i)
one-twelfth of a per annum rate equal to the weighted average of the Class X
Strip Rates for the REMIC III Regular Interests (other than the Class X, Class
X-MP and Class X-RC Certificates), weighted on the basis of the respective
Aggregate Certificate Balances of such Classes, and (ii) the Class X Notional
Amount for such Distribution Date.

          "CLASS X NOTIONAL AMOUNT" means, with respect to the Class X
Certificates and any date of determination, the aggregate of the outstanding
Certificate Balances of the Principal Balance Certificates other than the Class
DP and Class ST Certificates.

          "CLASS X STRIP RATE" means, for any Distribution Date, with respect to any Class of REMIC III Regular Interests (other than the Class X, Class X-MP and
Class X-RC Certificates), the excess, if any, of the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for such
Class of REMIC III Regular Certificates.

                                       22

          "CLASS X-MP NOTIONAL AMOUNT" means, with respect to the Class X-MP
Certificates or the REMIC II Regular Interest X-MP, in each case for any date of determination, the outstanding Principal Balance of the Millenium Portfolio IO
Component.

          "CLASS X-MP STRIP AMOUNT" means, for any Distribution Date, the lesser of (A) the Class X-MP Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Millenium Portfolio Mortgage Loan.

          "CLASS X-MP STRIP RATE" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject Interest Accrual Period, and the denominator of which is 30.

          "CLASS X-RC NOTIONAL AMOUNT" means, with respect to the Class X-RC
Certificates or the REMIC II Regular Interest X-RC, in each case for any date of determination, the outstanding Principal Balance of the Ritz-Carlton IO
Component.

          "CLASS X-RC STRIP AMOUNT" means, for any Distribution Date, the lesser of (A) the Class X-RC Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Ritz-Carlton Pari Passu Loan.

          "CLASS X-RC STRIP RATE" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject Interest Accrual Period, and the denominator of which is 30.

          "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, which initially shall be the Depository.

          "CLEARSTREAM BANK" means Clearstream Bank, societe anonyme.

          "CLOSING DATE" means August 17, 2006.

          "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, the placement agent and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Trustee and reasonably acceptable to the

                                       23

Master Servicer, the Paying Agent, the Special Servicer, any Primary Servicer
and the majority certificateholder of the Controlling Class.

          "CMSA ADVANCE RECOVERY REPORT" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA OPERATING STATEMENT ANALYSIS REPORT" means a report which is one element of the CMSA Methodology for Analyzing and Reporting Property Income
Statements and which is substantially in the form of Exhibit N.

          "CMSA REPORTS" means the Restricted Servicer Reports and the
Unrestricted Servicer Reports, collectively.

          "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

          "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution
Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

          "COMMISSION" means the U.S. Securities and Exchange Commission.

          "COMPENSATING INTEREST" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans resulting from Principal Prepayments on such
Mortgage Loans (but not including the 633 17th Street B Note, DCT Industrial
Portfolio C Note, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the
Mortgage Loans serviced by the Master Servicer resulting from Principal
Prepayments on such Mortgage Loan (but not including the 633 17th Street B Note,
DCT Industrial Portfolio C Note, any B Note, Non-Serviced Companion Mortgage
Loan or Serviced Companion Mortgage Loan) during the same related Collection
Period. Notwithstanding the foregoing, such Compensating Interest shall not (i)
exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the Master Servicer's Mortgage Loans including REO Mortgage Loans
(but not including the 633 17th Street B Note, DCT Industrial Portfolio C Note,
any B Notes, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date, if the Master Servicer applied the subject Principal
Prepayment in accordance with the terms of the related Mortgage Loan documents and (ii) be required to be paid on any Prepayment Interest Shortfalls to the extent incurred in respect of any Specially Serviced Mortgage Loans.

                                       24

          "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan and (if applicable) its related B
Note or Serviced Companion Mortgage Loan. With respect to the Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan,
only the portion of such amounts payable to the holder of the related
Non-Serviced Mortgage Loan shall be included in Condemnation Proceeds, and with respect to the Mortgaged Property securing any Loan Pair or A/B Mortgage Loan, only the portion of such amounts payable to the holder of the related Serviced
Pari Passu Mortgage or A Note, as applicable, shall be included in Condemnation
Proceeds. With respect to the Mortgaged Property securing the DCT Industrial
Portfolio C Note, only the portion of such amounts payable to the holder of the
DCT Industrial Portfolio C Note shall be included in Condemnation Proceeds. With respect to the Mortgaged Property securing the 633 17th Street B Note, only the portion of such amounts payable to the holder of the 633 17th Street B Note shall be included in Condemnation Proceeds.

          "CONTROLLING CLASS" means the most subordinate Class of REMIC III
Regular Certificates or Class A-4FL Certificates outstanding at any time of determination; provided, that, if the Aggregate Certificate Balance of such
Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC III Regular Certificates or Class A-4FL Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class S Certificates.

          "CONTROLLING PERSON" means, with respect to any Person, any other
Person who "controls" such Person within the meaning of the Securities Act.

          "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 452 Fifth Avenue, New York, New York
10018, Attention: Corporate Trust - Structured Finance, Attention: Morgan
Stanley 2006-HQ9 and the office of the Certificate Registrar is presently located for certificate transfer purposes at 135 S. LaSalle Street, Chicago,
Illinois 60603, Attention: Global Securities and Trust Services - Morgan Stanley
Capital I Inc., Series 2006-HQ9, or at such other address as the Trustee or
Certificate Registrar may designate from time to time by notice to the
Certificateholders, the Depositor, the Master Servicer, the Paying Agent and the
Special Servicer.

          "CORRESPONDING CERTIFICATE" means the Class of Certificates (or, in the case of the Class A-4FL Certificates, the Class A-4FL Regular Interest) as
set forth in the Preliminary Statement with respect to any Corresponding REMIC
II Regular Interest.

          "CORRESPONDING REMIC I REGULAR INTEREST" means with respect to each
Majority Mortgage Loan other than the Millenium Portfolio Mortgage Loan and the
Ritz-Carlton Pari Passu Loan, the REMIC I Regular Interest having an initial
Certificate Balance equal to the

                                       25

Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date, and with respect to (i) the Millenium Portfolio Mortgage
Loan, each of the REMIC I MP IO Component Regular Interest and the REMIC I MP
Non-IO Component Regular Interest and (ii) the Ritz-Carlton Pari Passu Loan,
each of the REMIC I RC IO Component Regular Interest and the REMIC I RC Non-IO
Component Regular Interest.

          "CORRESPONDING REMIC II REGULAR INTEREST" means the REMIC II Regular
Interest as defined in the Preliminary Statement with respect to any Class of
Corresponding Certificates (or, in the case of the Class A-4FL Certificates, the
Class A-4FL Regular Interest).

          "CROSSED MORTGAGE LOAN" has the meaning set forth in Section 2.3(a).

          "CUSTODIAN" means the Person acting as custodian for the Mortgage
Files hereunder. The initial Custodian shall be LaSalle Bank National
Association.

          "CUSTODIAN MORTGAGE FILE" means the mortgage documents listed in the definition of "Mortgage File" hereof pertaining to a particular Mortgage Loan
(and, if applicable, the related Serviced Companion Mortgage Loan and the related B Note) and any additional documents required to be added to the
Mortgage File pursuant to this Agreement; provided that whenever the term
"Custodian Mortgage File" is used to refer to documents actually received by the
Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

          "CUSTOMER" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "CUT-OFF DATE" means the end of business on August 1, 2006, or with respect to the Ritz-Carlton Pari Passu Loan, July 31, 2006. The Cut-Off Date for
any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on August 1, 2006, and Scheduled Payments due in August 2006 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on August 1, 2006, not the actual day on which such Scheduled Payments were due.

          "DCT INDUSTRIAL PORTFOLIO A/B/C LOAN" means, the DCT Industrial
Portfolio Mortgage Loan, the DCT Industrial Portfolio B Note and the DCT
Industrial Portfolio C Note.

          "DCT INDUSTRIAL PORTFOLIO B NOTE" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related subordinated B Note, which is not included in the Trust, which is subordinated in right of payment to the DCT
Industrial Portfolio Mortgage Loan and senior in right of payment to the DCT
Industrial Portfolio C Note to the extent set forth in the related Intercreditor
Agreement. The DCT Industrial Portfolio B Note is not a "Mortgage Loan."

          "DCT INDUSTRIAL PORTFOLIO C NOTE" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related subordinated C Note, which is included in the Trust and which is subordinated in right of payment to the DCT
Industrial Portfolio Mortgage Loan and the DCT Industrial Portfolio B Note to
the extent set forth in the related Intercreditor Agreement. The

                                       26

DCT Industrial Portfolio C Note, together with the DCT Industrial Portfolio
Mortgage Loan, is a "Mortgage Loan."

          "DCT INDUSTRIAL PORTFOLIO C NOTE AVAILABLE DISTRIBUTION AMOUNT" means, an amount calculated as set forth in the definition of Available Distribution
Amount, but with respect to the DCT Industrial Portfolio C Note only; provided that no Interest Reserve Amounts will be deposited in the Interest Reserve
Account with respect to the DCT Industrial Portfolio C Note.

          "DCT INDUSTRIAL PORTFOLIO C NOTE CUSTODIAL ACCOUNT" means each of the custodial sub-account(s) of the Certificate Account created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the DCT Industrial
Portfolio C Note. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

          "DCT INDUSTRIAL PORTFOLIO C NOTE DISTRIBUTION ACCOUNT" means an administrative account deemed to be a sub-account of the Distribution Account.

          "DCT INDUSTRIAL PORTFOLIO C NOTE MAJORITY HOLDER" shall mean any single Holder or group of Holders of the Class DP Certificates holding a majority of the Certificate Principal Balance of the Class DP Certificates.

          "DCT INDUSTRIAL PORTFOLIO C NOTE REMITTANCE AMOUNT" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to any and all amounts to be distributed on such date with respect to the DCT Industrial
Portfolio C Note pursuant to Section 5.2(a).

          "DCT INDUSTRIAL PORTFOLIO C NOTE THRESHOLD EVENT" shall have the meaning given to "C-Loan Threshold Event" in the related Intercreditor
Agreement.

          "DCT INDUSTRIAL PORTFOLIO C NOTE VOTING RIGHTS" shall mean the voting rights evidenced by the respective Class DP Certificates. At all times during the term of this Agreement, all Voting Rights shall be allocated among the Class
DP Certificateholders in proportion to the Percentage Interests in the Aggregate
Principal Balances evidenced by the respective Certificates.

          "DCT INDUSTRIAL PORTFOLIO DISTRIBUTABLE CERTIFICATE INTEREST AMOUNT"
shall mean, in respect of the Class DP Certificates for any Distribution Date,
the sum of (a) Accrued Certificate Interest in respect of such Class of
Certificates for such Distribution Date, reduced (to not less than zero) by (i)
any Prepayment Interest Shortfalls allocated to such Class for such Distribution
Date; and (ii) Realized Losses and Expense Losses specifically allocated with respect to such Distribution Date to reduce the DCT Industrial Portfolio
Distributable Certificate Interest Amount payable in respect of the Class DP
Certificates in accordance with Section 6.6; plus (b) the portion of the DCT
Industrial Portfolio Distributable Certificate Interest Amount for the Class DP
Certificated remaining unpaid as of the close of business on the preceding
Distribution Date.

          "DCT INDUSTRIAL PORTFOLIO MORTGAGE" means the Mortgage securing the
DCT Industrial Portfolio A/B/C Loan.

                                       27

          "DCT INDUSTRIAL PORTFOLIO MORTGAGE LOAN" means the Mortgage Loan designated as Mortgage Loan Nos. 18-23 on the Mortgage Loan Schedule and which is senior to the DCT Industrial Portfolio B Note and DCT Industrial Portfolio C
Note and is secured by the related Mortgaged Property pursuant to the DCT
Industrial Portfolio Mortgage. The DCT Industrial Portfolio Mortgage Loan,
together with the DCT Industrial Portfolio C Note, is a "Mortgage Loan."

          "DCT INDUSTRIAL PORTFOLIO NET MORTGAGE RATE" means, with respect to the DCT Industrial Portfolio C Note, a per annum rate equal to the related
Mortgage Rate (excluding any Excess Interest or default interest) minus the related Administrative Cost Rate; provided that for purposes of calculating the
Pass-Through Rate of the Class DP Certificates from time to time, the DCT
Industrial Portfolio Net Mortgage Rate shall be calculated without regard to any modification, waiver or amendment of the terms of the DCT Industrial Portfolio C
Note subsequent to the Closing Date; and provided further that, because the DCT
Industrial Portfolio C Note does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Class DP Certificates), when calculating the
Pass-Through Rate for the Class DP Certificates for each Distribution Date, the
DCT Industrial Portfolio Net Mortgage Rate on the DCT Industrial Portfolio C
Note will be adjusted to equal the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of Excess Interest and default interest) for the related
Interest Accrual Period.

          "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage
Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the procedures set forth in
Exhibit T, whether or not the Mortgage Loan has an interest only period that has not expired as of the Cut-Off Date.

          "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled
Payment which a Mortgagor is obligated to pay on such Due Date with respect to a
Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note as a result of any proceeding under bankruptcy law or any similar proceeding (other than a
Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

          "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan or Serviced Companion
Mortgage Loan that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

          "DEFEASANCE COLLATERAL" means, with respect to any Defeasance Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

          "DEFEASANCE LOAN" means any Mortgage Loan, Serviced Companion Mortgage
Loan or B Note which requires or permits the related Mortgagor (or permits the holder of such

                                       28

Mortgage Loan, Serviced Companion Mortgage Loan or B Note to require the related
Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

          "DEFECTIVE MORTGAGE LOAN" has the meaning set forth in Section 2.3(a).

          "DEFICIENT VALUATION" means, with respect to any Mortgage Loan (other than an A Note or a Serviced Pari Passu Mortgage Loan), any A/B Mortgage Loan or
any Loan Pair, a valuation by a court of competent jurisdiction of the Mortgaged
Property (or, with respect to a Non-Serviced Mortgage Loan or a Serviced Pari
Passu Mortgage Loan or the 633 17th Street B Note, the pro rata portion of the valuation allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu
Mortgage Loan or 633 17th Street B Note, as applicable) relating to such
Mortgage Loan, A/B Mortgage Loan or Loan Pair in an amount less than the then outstanding indebtedness under such Mortgage Loan, A/B Mortgage Loan or Loan
Pair, which valuation results from a proceeding initiated under the United
States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan, A/B Mortgage
Loan or Loan Pair.

          "DEFICIENT VALUATION AMOUNT" means (i) with respect to each Mortgage
Loan (other than an A Note or a Serviced Pari Passu Mortgage Loan), any A/B
Mortgage Loan or any Loan Pair, the amount by which the total amount due with respect to such Mortgage Loan, A/B Mortgage Loan or Loan Pair (excluding interest not yet accrued), including the Principal Balance of such Mortgage
Loan, A/B Mortgage Loan or Loan Pair plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient
Valuation and (ii) with respect to any A Note or Serviced Pari Passu Mortgage
Loan, the portion of any Deficient Valuation Amount for the related A/B Mortgage
Loan or Loan Pair, as applicable, that is borne by the holder of the A Note or
Serviced Pari Passu Mortgage Loan, as applicable, under the related
Intercreditor Agreement or Loan Pair Intercreditor Agreement, as applicable.

          "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

          "DELETED MORTGAGE LOAN" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more
Qualifying Substitute Mortgage Loans are substituted.

          "DEPOSITOR" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

          "DEPOSITORY" has the meaning set forth in Section 3.7(a).

          "DEPOSITORY AGREEMENT" means the Letter of Representations dated the
Closing Date and by and among the Depositor, the Paying Agent and the
Depository.

          "DETERMINATION DATE" means, with respect to any Distribution Date, the
8th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the next succeeding Business Day, commencing September 8,
2006.

                                       29

          "DIRECTLY OPERATE" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the
Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

          "DISCLOSURE DOCUMENTS" means, collectively, the Free Writing
Prospectus, the Prospectus Supplement and the Private Placement Memorandum.

          "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury
Rate," unless a different term methodology or source is otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected
Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the
Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If
Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

          "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any
State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers'
cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv)
rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an
Opinion of Counsel that the holding of an ownership interest in a Residual
Certificate by such Person may cause any of the REMICs, or any Person having an
Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual
Certificate to such Person. The terms "United States," "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any
Distribution Date and any Class of Certificates (other than the Class A-4FL
Certificates, Class DP Certificates, Class ST Certificates, the Residual
Certificates and the Class T Certificates) or

                                       30

Interests (including the Class A-4FL Regular Interest but not including the
Residual Certificates), the sum of (A) Accrued Certificate Interest in respect of such Class or Classes or Interest, reduced (to not less than zero) by (i) any
Net Aggregate Prepayment Interest Shortfalls (or in the case of the Class X-MP
Certificates, the REMIC II Regular Interest X-MP, the REMIC I MP IO Component
Regular Interest, the Class X-RC Certificates, the REMIC II Regular Interest
X-RC, or the REMIC I RC IO Component Regular Interest, any Prepayment Interest
Shortfalls), for such Class or Classes of Certificates or Interests, allocated on such Distribution Date to such Class or Classes or Interest pursuant to
Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Classes or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest, plus (C) if the Aggregate Certificate Balance is reduced because of a diversion of principal in accordance with Section 5.2(a)(II)(iv), and there is a subsequent recovery of amounts as described in Section 6.6(c)(i), then interest at the applicable
Pass-Through Rate that would have accrued and been distributable with respect to the amount that the Aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "DISTRIBUTION ACCOUNT" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

          "DISTRIBUTION DATE" means, with respect to any Determination Date, the
4th Business Day after the related Determination Date, commencing September 14,
2006.

          "DUE DATE" means, with respect to a Mortgage Loan, a Serviced
Companion Mortgage Loan or a B Note, the date on which a Scheduled Payment is due.

          "EDGAR" means the Commission's Electronic Data Gathering, Analysis and
Retrieval system.

          "ELIGIBLE ACCOUNT" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F-1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term unsecured debt obligations are rated not less than "F-1" by Fitch)
and at least "AA-" by S&P (or "A-", if the short-term unsecured debt obligations are rated at least "A-1"), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by Rating
Agency Confirmation with respect to the use of any such account as the
Certificate Account, the Distribution Account, the DCT Industrial Portfolio C
Note Distribution Account or the 633 17th Street B Note Distribution Account.
Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an

                                       31

Eligible Account solely because it is maintained with Wells Fargo Bank, National
Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "F-1" in the case of
Fitch, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A+" in the case of Fitch and at least "AA-" (or "A-", if the short-term unsecured debt obligations are rated at least "A-1") in the case of
S&P, if the deposits are to be held in the account for more than 30 days.

          "ELIGIBLE INVESTMENTS" means any one or more of the following financial assets or other property:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA,
FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United
States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible
Investment only if Rating Agency Confirmation is obtained with respect to such investment;

               (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master
Servicer, the Special Servicer, the Paying Agent or any Affiliate of the Master
Servicer, the Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United
States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "A-1" by S&P and "F-1" by Fitch or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA-" by S&P and
"AA-" by Fitch or its equivalent or, in each case, if not rated by a Rating
Agency, then such Rating Agency has issued a Rating Agency Confirmation;

               (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the
Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

               (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA-" or its equivalent by each Rating
Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible
Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by

                                       32

such corporation and held in the Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance
Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

               (v) commercial paper (including both non-interest-bearing
discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated
"A-1" by S&P and "F-1" by Fitch (or for which Rating Agency Confirmation is obtained with respect to such ratings);

               (vi) units of investment funds (including money market funds)
that are rated in the highest long-term category by Fitch, or if not rated by
Fitch then Fitch has issued a Rating Agency Confirmation, and "AAAm" by S&P;

               (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA" by Fitch and "AA-" by S&P, or for which Rating Agency Confirmation is obtained with respect to such ratings;

               (viii) any money market funds (including those managed or advised by the Paying Agent or its affiliates) that maintain a constant asset value and that are rated "AAAm" or "AAAm-G" (or its equivalent rating) by S&P and "AAA"
(or its equivalent) by Fitch, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which
Rating Agency Confirmation has been obtained; and

               (ix) such other investments bearing interest or sold at a
discount, earning a return "in the nature of interest" within the meaning of
Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of
Counsel delivered to the Trustee and the Paying Agent by the Master Servicer at
the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments"
that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section
1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an
Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a
"cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Certificate
Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible

                                       33

Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

          "ENVIRONMENTAL INSURANCE POLICY" shall mean, with respect to any
Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged
Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

          "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ESCROW ACCOUNT" means an account established by or on behalf of the
Master Servicer pursuant to Section 8.3(e).

          "ESCROW AMOUNT" means any amount payable with respect to a Mortgage
Loan (including an A/B Mortgage Loan) for taxes, assessments, water rates,
Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

          "EUROCLEAR BANK" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "EVENT OF DEFAULT" has the meaning set forth in Section 8.28(a).

          "EXCESS INTEREST" means, with respect to an ARD Loan if such ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such
Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the related Mortgage Loan documents) over
(ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan (other than the DCT Industrial Portfolio C Note) is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

                                       34

          "EXCESS INTEREST GRANTOR TRUST" means that portion of the Trust that evidences beneficial ownership of the Excess Interest (other than with respect to the DCT Industrial Portfolio C Note) and the Excess Interest Sub-account, as described in Section 12.5(a) hereof.

          "EXCESS INTEREST SUB-ACCOUNT" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account shall not be an asset of any REMIC Pool.

          "EXCESS LIQUIDATION PROCEEDS" means, with respect to any Mortgage
Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO
Property, over (ii) the amount that would have been received if a Principal
Prepayment in full had been made with respect to such Mortgage Loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note, or, in the case of an REO Property related to a Loan Pair, a Principal Prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and any and all expenses (including Additional Trust Expenses and Unliquidated
Advances) with respect to such Mortgage Loan. In the case of the DCT Industrial
Portfolio C Note and the 633 17th Street B Note, Excess Liquidation Proceeds
shall mean all amounts due to such Note pursuant to the terms of the related
Intercreditor Agreement pursuant to Sections 3(a)(xii) and 3(c)(xvi) with respect to the DTC Industrial Portfolio C Note and Sections 3(a)(x) and
3(b)(xii) in the case of the 633 17th Street B Note.

          "EXCESS SERVICING FEE" means, with respect to the Mortgage Loans or the Serviced Companion Mortgage Loans for which an "excess servicing fee rate"
is designated on the Mortgage Loan Schedule, the monthly fee payable to Wells
Fargo Bank, National Association or its successors and assigns as holder of excess servicing rights, which fee shall accrue on the Scheduled Principal
Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month)
specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). The
holder of excess servicing rights is entitled to Excess Servicing Fees only with respect to the Mortgage Loans or Serviced Companion Mortgage Loans as indicated
on Exhibit J hereto.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "EXCHANGE CERTIFICATION" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as
applicable.

          "EXEMPTION" means each of the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the United States Department of Labor to the
Underwriters, as amended.

          "EXPENSE LOSS" means a loss realized upon payment by the Trust of an
Additional Trust Expense.

                                       35

          "EXTENSION" has the meaning set forth in Section 9.15(a).

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

          "FINAL CERTIFICATION" has the meaning set forth in Section 2.2.

          "FINAL JUDICIAL DETERMINATION" has the meaning set forth in Section
2.3(a).

          "FINAL PROSPECTUS SUPPLEMENT" has the meaning set forth in the
Preliminary Statement hereto.

          "FINAL RECOVERY DETERMINATION" means a determination with respect to any Mortgage Loan, B Note, Specially Serviced Mortgage Loan or Serviced
Companion Mortgage Loan by the Special Servicer in consultation with the
Operating Adviser and the Master Servicer (including a Mortgage Loan, a Serviced
Companion Mortgage Loan or a B Note that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard, that all
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase
Proceeds and other payments or recoveries that the Special Servicer expects to be finally recoverable on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note, without regard to any obligation of the Master Servicer, the Special
Servicer or the Trustee, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The Special Servicer shall be required to provide the Master Servicer with prompt written notice of any
Final Recovery Determination with respect to any Specially Serviced Mortgage
Loan upon making such determination. The Master Servicer shall notify the
Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

          "FINAL SCHEDULED DISTRIBUTION DATE" means, for each Class of rated
Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that ARD Loans are assumed to be repaid on their Anticipated Repayment Dates.

          "FINANCIAL MARKET PUBLISHERS" means Trepp, LLC and Intex Solutions,
Inc., or any successor entities thereof.

          "FITCH" means Fitch, Inc. or its successor in interest.

          "FIXED INTEREST DISTRIBUTION" means with respect to the Class A-4FL
Regular Interest, the payments of interest required to be made in respect of each Distribution Date, commencing in September 2006, by the Master Servicer on behalf of the Trustee to the Swap Counterparty pursuant to the Swap Contract at a rate equal to the Pass-Through Rate of the Class A-4FL Regular Interest on the
Floating Rate Certificate Notional Amount subject to reduction in accordance with the Swap Contract.

                                       36

          "FLOATING RATE ACCOUNT" means the Eligible Account or Accounts established and maintained by the Paying Agent and the Master Servicer on behalf of the Trustee with respect to the Class A-4FL Certificates, which shall be entitled "LaSalle Bank National Association, as Paying Agent on behalf of HSBC
Bank USA, National Association, as Trustee, in trust for Holders of Morgan
Stanley Capital I Trust 2006-HQ9, Floating Rate Account, Class A-4FL" and "Wells
Fargo Bank, National Association, as Master Servicer for HSBC Bank USA, National
Association, as Trustee for the Holders of Morgan Stanley Capital I Trust
2006-HQ9, Floating Rate Account, Class A-4FL", respectively; provided, that the
Floating Rate Account may be a subaccount of the Distribution Account or the
Certificate Account. The Floating Rate Account shall be an asset of the Class
A-4FL Grantor Trust.

          "FLOATING RATE CERTIFICATE NOTIONAL AMOUNT" means a notional amount equal to the Certificate Balance of the Class A-4FL Regular Interest.

          "FNMA" means the Federal National Mortgage Association, or any successor thereto.

          "FORM 8-K DISCLOSURE INFORMATION" has the meaning set forth in Section
13.7.

          "FREE WRITING PROSPECTUS" has the meaning set forth in the Preliminary
Statement hereto.

          "G&L PORTFOLIO MORTGAGE LOAN" means that certain Mortgage Loan evidenced by two Mortgage Notes, both of which are assets of the Trust and secured by the Mortgaged Properties identified on Schedule II and Schedule III as the G&L Portfolio Mortgage Loan.

          "GIANT FOOD-BUCKS COUNTY A/B MORTGAGE LOAN" means the Giant Food-Bucks
County Mortgage Loan and the Giant Food-Bucks County B Note.

          "GIANT FOOD-BUCKS COUNTY B NOTE" means, with respect to the Giant
Food-Bucks County A/B Mortgage Loan, the related subordinated B Note not included in the Trust, which is subordinated in right of payment to the Giant
Food-Bucks County Mortgage Loan to the extent set forth in the related
Intercreditor Agreement.

          "GIANT FOOD-BUCKS COUNTY MORTGAGE" means the Mortgage securing the
Giant Food-Bucks County A/B Mortgage Loan and any other note secured by the related Mortgaged Property.

          "GIANT FOOD-BUCKS COUNTY MORTGAGE LOAN" means the Mortgage Loan designated as Mortgage Loan No. 104 on the Mortgage Loan Schedule and which is senior to the Giant Food-Bucks County B Note and is secured by the related
Mortgaged Property pursuant to the Giant Food-Bucks County Mortgage. The Giant
Food-Bucks County Mortgage Loan is a "Mortgage Loan."

          "GLOBAL CERTIFICATE" means any Rule 144A-IAI Global Certificate,
Regulation S Temporary Global Certificate or Regulation S Permanent Global
Certificate.

                                       37

          "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

          "IAI DEFINITIVE CERTIFICATE" means, with respect to any Class of
Certificates sold to Institutional Accredited Investors who are not Qualified
Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

          "INDEPENDENT" means, when used with respect to any Accountants, a
Person who is "independent" within the meaning of Rule 2-01(B) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any
Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause
(B) or (C) above.

          "INDEPENDENT CONTRACTOR" means, either (i) with respect to any
Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced
Mortgage Loan, any Person designated by the Special Servicer that would be an
"independent contractor" with respect to a REMIC Pool within the meaning of
Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a
Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such
REMIC is at arm's length, all within the meaning of Treasury Regulations Section
1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the
Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such
Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO
Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real
Property.

          "INITIAL CERTIFICATION" has the meaning set forth in Section 2.2.

          "INITIAL DEPOSIT" means the amount of all collections made on the
Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

          "INITIAL REVIEW PERIOD" has the meaning set forth in Section 9.4(d).

                                       38

          "INSPECTION REPORT" means the report delivered by the Master Servicer or the Special Servicer, as the case may be, substantially in the form of
Exhibit L hereto.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act.

          "INSURED ENVIRONMENTAL EVENT" has the meaning set forth in Section
9.1(f).

          "INSURANCE POLICIES" means, collectively, any Standard Hazard
Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage
Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

          "INSURANCE PROCEEDS" means amounts paid by the insurer under any
Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan, the related Serviced Companion
Mortgage Loan, the related B Note or the Servicing Standard. With respect to the
Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced
Companion Mortgage Loan or 633 17th Street B Note, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan or 633
17th Street B Note, as applicable, shall be included in Insurance Proceeds, and with respect to the Mortgaged Property securing any Loan Pair or A/B Mortgage
Loan, only the portion of such amounts payable to the holder of the related
Serviced Pari Passu Mortgage Loan or the related A Note, as applicable, shall be included in Insurance Proceeds.

          "INTERCREDITOR AGREEMENT" means, with respect to an A/B Mortgage Loan or the 633 17th Street A/B/C Mortgage Loan, the related intercreditor agreement by and between the holder of the related A Note(s) and the holder of the related
B Note relating to the relative rights of such holders of the respective A
Note(s) and B Note, as the same may be further amended from time to time in accordance with the terms thereof.

          "INTEREST" means a REMIC I Interest, a REMIC II Interest or the Class
A-4FL Regular Interest, as applicable.

          "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to all Classes of Certificates (other than the Class A-4FL Certificates)
and Interests (including the Class A-4FL Regular Interest but other than the
Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs and with respect to the Class A-4FL Certificates, subject to Section 6.13, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

          "INTEREST RESERVE ACCOUNT" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

          "INTEREST RESERVE AMOUNT" has the meaning set forth in Section 5.1(d).

                                       39

          "INTEREST RESERVE LOANS" shall mean the Majority Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve
(12) 30-day months.

          "INTEREST RESET DATE" means the day that is two Banking Days prior to the start of the related Interest Accrual Period.

          "INTERESTED PERSON" means, as of any date of determination, the Master
Servicer, the Special Servicer, the Depositor, the holder of any related Junior
Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor
engaged by the Master Servicer or the Special Servicer pursuant to this
Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

          "JUNIOR INDEBTEDNESS" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

          "LASALLE" has the meaning set forth in the Preliminary Statement hereto.

          "LASALLE LOANS" means, collectively, those Mortgage Loans sold to the
Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

          "LATE COLLECTIONS" means, with respect to any Mortgage Loan, Serviced
Companion Mortgage Loan or B Note, all amounts received during any Collection
Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds,
Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous
Collection Period and not previously recovered.

          "LATE FEE" means a fee payable to the Master Servicer or the Special
Servicer, as the case may be, to the extent actually collected from the
Mortgagor as provided in the related Mortgage Loan, Serviced Companion Mortgage
Loan or the related B Note in connection with a late payment made by such
Mortgagor. References in this Agreement to Late Fees and default interest in respect of any Loan Pair or in respect of any Non-Serviced Mortgage Loan and its related Non-Serviced Companion Mortgage Loan shall mean only the portion thereof that is received by the Trust in accordance with the applicable Loan Pair
Intercreditor Agreement or Non-Serviced Mortgage Loan Intercreditor Agreement.

          "LIBOR" means with respect to each Interest Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate page 3750 as the "London Interbank Offering Rate" as of 11:00
a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Paying Agent from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in
U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m.,
London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum

                                       40

which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap
Counterparty at approximately 11:00 a.m. New York City time on the first day of the Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. LIBOR for the initial
Interest Accrual Period is 5.3278%.

          "LIQUIDATION EXPENSES" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO
Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i)
paid out of income from the related REO Property, to the extent available, (ii)
paid out of related proceeds from liquidation or (iii) advanced by the Master
Servicer or the Special Servicer, subject to Section 4.4 and Section 4.6(e)
hereof, as a Servicing Advance.

          "LIQUIDATION FEE" means a fee equal to the product of (x) 1.0% and (y)
the Liquidation Proceeds received in connection with a final disposition of a
Specially Serviced Mortgage Loan or B Note or related REO Property or portion thereof and any Condemnation Proceeds and Insurance Proceeds received by the
Trust (net of any expenses incurred by the Special Servicer on behalf of the
Trust in connection with the collection of such Condemnation Proceeds and
Insurance Proceeds) other than Liquidation Proceeds, Condemnation Proceeds or
Insurance Proceeds received in connection with any Non-Serviced Mortgage Loan or the 633 17th Street B Note; provided, however, that (A) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a
Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to the Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a Mortgage Loan by a related B Note holder or mezzanine lender, such fee will only be due to the
Special Servicer if repurchased 60 days after the Master Servicer, the Special
Servicer or the Trustee receives notice of the default causing the repurchase.
For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of (i) an A Note by the holder of the related B Note or (ii) a
Mortgage Loan by the holder of the related mezzanine loan, only to the extent set forth in the related Intercreditor Agreement.

          "LIQUIDATION PROCEEDS" means proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or related REO Property (net of Liquidation
Expenses). With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan or the 633
17th Street B Note, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan or the 633 17th Street B Note, as
applicable, will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

                                       41

          "LIQUIDATION REALIZED LOSS" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO
Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance (as increased by any Unliquidated Advance with respect to such Mortgage Loan) of the Mortgage Loan (or such deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or
REO Disposition (adjusted in accordance with Section 6.6(c)(i)), plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate (including interest accrued and unpaid on the portion of the Principal Balance added in accordance with Section 6.6(c)(i), which interest shall accrue from the date of the reduction in the Principal Balance resulting from the allocation of a
Realized Loss incurred pursuant to Section 6.6(b)(i)), plus (C) any expenses
(including Additional Trust Expenses, unpaid Servicing Advances and unpaid
Advance Interest) incurred in connection with such Mortgage Loan that have been paid or are payable or reimbursable to any Person, other than amounts included in the definition of Liquidation Expenses and amounts previously treated as
Expense Losses attributable to principal (and interest thereon) minus the sum of
(i) REO Income applied as recoveries of principal or interest on the related
Mortgage Loan or REO Property, and (ii) Liquidation Proceeds, Condemnation
Proceeds, Insurance Proceeds, Late Collections and all other amounts recovered from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred and which are not required under any Intercreditor Agreement, any Loan Pair Intercreditor Agreement or
Non-Serviced Mortgage Loan Intercreditor Agreement to be payable or reimbursable to any holder of a B Note, a Serviced Companion Mortgage Loan or a Non-Serviced
Companion Mortgage Loan. REO Income and Liquidation Proceeds shall be applied first to reimburse the Master Servicer, the Special Servicer and the Trustee, as
applicable, to the extent that Section 5.2(a)(I) otherwise entitles such party to reimbursement, for any Nonrecoverable Advance with respect to the related
Mortgage Loan, and then for all Workout-Delayed Reimbursement Amounts with respect to such related Mortgage Loan (but not any such amount that has become
Unliquidated Advances), and any remaining REO Income and Liquidation Proceeds and any Condemnation Proceeds and Insurance Proceeds shall be applied first against any Additional Trust Expenses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, next as a recovery of any Nonrecoverable Advance (and interest thereon) with respect to such
Mortgage Loan previously paid from principal collections pursuant to Section
5.2(a)(II), next to any Unliquidated Advances with respect to such Mortgage
Loan, next to the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such Mortgage
Loan, calculated as described in clause (A) above.

          "LOAN GROUP" means either Loan Group 1 or Loan Group 2, as the case may be.

          "LOAN GROUP PRINCIPAL DISTRIBUTION AMOUNT" means the Loan Group 1
Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount,
as applicable.

          "LOAN GROUP 1" means all of the Mortgage Loans that are Loan Group 1
Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

          "LOAN GROUP 1 MORTGAGE LOAN" means any Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 1.

                                       42

          "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 1.

          "LOAN GROUP 2" means all of the Mortgage Loans that are Loan Group 2
Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

          "LOAN GROUP 2 MORTGAGE LOAN" means any Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 2.

          "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 2.

          "LOAN PAIR" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "LOAN PAIR INTERCREDITOR AGREEMENT" means, with respect to a Loan
Pair, the related intercreditor agreement by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion
Mortgage Loan relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

          "LOAN-TO-VALUE RATIO" means, as of any date with respect to a Mortgage
Loan, the fraction, expressed as a percentage, the numerator of which is the
Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date or, in the case of any Non-Serviced Mortgage Loan, the 633 17th Street
B Note, or Loan Pair, the allocable portion thereof.

          "LOCK-BOX ACCOUNT" has the meaning set forth in Section 8.3(g).

          "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or the applicable Primary
Servicer or Sub-Servicer on its behalf) pursuant to which a Lock-Box Account is created.

          "LOSSES" has the meaning set forth in Section 12.4.

          "LUXEMBOURG PAYING AGENT" has the meaning set forth in Section 7.18.

          "LUXEMBOURG TRANSFER AGENT" has the meaning set forth in Section 7.18.

          "MAI" means Member of the Appraisal Institute.

          "MAJORITY MORTGAGE LOAN" means any Mortgage Loan other than the DCT
Industrial Portfolio C Note or the 633 17th Street B Note.

                                       43

          "MASTER SERVICER" means Wells Fargo Bank, National Association and its permitted successors or assigns.

          "MASTER SERVICER CONSENT MATTERS" has the meaning set forth in Section
8.3(a).

          "MASTER SERVICER INDEMNIFIED PARTIES" has the meaning set forth in
Section 8.25(a).

          "MASTER SERVICER LOSSES" has the meaning set forth in Section 8.25(a).

          "MASTER SERVICER REMITTANCE DATE" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

          "MASTER SERVICER REMITTANCE REPORT" means a report prepared by the
Master Servicer and in such media as may be agreed upon by the Master Servicer and the Paying Agent containing such information regarding the Mortgage Loans as will permit the Paying Agent to calculate the amounts to be distributed to the
Certificateholders pursuant to this Agreement and to furnish the Monthly
Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the
Paying Agent and the Depositor may from time to time mutually agree.

          "MASTER SERVICING FEE" means for each calendar month, as to each
Mortgage Loan, Serviced Companion Mortgage Loan and B Note (including REO
Mortgage Loans and Defeasance Loans) but not as to any Non-Serviced Mortgage
Loan or the 633 17th Street B Note (as to which there is no Master Servicing Fee payable to the Master Servicer under this Trust), an amount equal to the Master
Servicing Fee Rate applicable to such month (determined in the same manner
(other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan, Serviced Companion Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan,
Serviced Companion Mortgage Loan or B Note immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating
Interest, as set forth in Section 8.10(c).

          "MASTER SERVICING FEE RATE" means, with respect to each Mortgage Loan,
Serviced Companion Mortgage Loan and B Note (including any Mortgage Loan relating to an REO Property), the rate per annum specified as such on the
Mortgage Loan Schedule. With respect to a Non-Serviced Mortgage Loan, no Master
Servicing Fee Rate is charged by the Master Servicer, but the Pari Passu Loan
Servicing Fee Rate is charged by the applicable Non-Serviced Mortgage Loan
Master Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. With respect to the 633 17th Street B Note, no Master
Servicing Fee Rate is charged by the Master Servicer, but the applicable 633
17th Street B Note Servicing Fee Rate is charged by the MLMT 2006-C1 Master
Servicer pursuant to the MLMT 2006-C1 Pooling and Servicing Agreement.

          "MATERIAL BREACH" has the meaning set forth in Section 2.3(a).

          "MATERIAL DOCUMENT DEFECT" has the meaning set forth in Section
2.3(a).

                                       44

          "MATURITY DATE" means, with respect to any Mortgage Loan, Serviced
Companion Mortgage Loan or B Note as of any date of determination, the date on which the last payment of principal is due and payable thereunder, after taking into account all Principal Prepayments received and any Deficient Valuation,
Debt Service Reduction Amount or modification of the Mortgage Loan, Serviced
Companion Mortgage Loan or B Note occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such
Mortgage Loan, Serviced Companion Mortgage Loan or B Note or (ii) any grace period permitted by such Mortgage Loan, B Note or Serviced Companion Mortgage
Loan.

          "MERS" means Mortgage Electronic Registration Systems, Inc.

          "MILLENIUM PORTFOLIO IO COMPONENT" means a component of the beneficial interest in the Millenium Portfolio Mortgage Loan with an initial principal balance of $42,700,000 as of the Cut-Off Date, which principal balance will be reduced by all principal payments made on the Millenium Portfolio Mortgage Loan until such component is reduced to zero; provided that Realized Losses on the
Millenium Portfolio Mortgage Loan will reduce the principal balance of the
Millenium Portfolio IO Component and the Millenium Portfolio Non-IO Component
pro rata. Distributions in respect of a reimbursement of any Realized Losses in respect of the Millenium Portfolio Mortgage Loan previously allocated to any
Class of Certificates or Interests shall not constitute distributions of principal and shall not result in the reduction of the principal balance of the
Millenium Portfolio IO Component.

          "MILLENIUM PORTFOLIO MORTGAGE LOAN" means Mortgage Loan Nos. 11-13.

          "MILLENIUM PORTFOLIO NON-IO COMPONENT" means a component of the beneficial interest in the Millenium Portfolio Mortgage Loan with an initial principal balance of $67,092,488 as of the Cut-Off Date, which principal balance will be reduced by all principal payments made on the Millenium Portfolio
Mortgage Loan after the principal balance of the Millenium Portfolio IO
Component has first been reduced to zero; provided that the Realized Losses on the Millenium Portfolio Mortgage Loan will reduce the principal balance of the
Millenium Portfolio IO Component and the Millenium Portfolio Non-IO Component
pro rata. Distributions in respect of a reimbursement of any Realized Losses in respect of the Millenium Portfolio Mortgage Loan previously allocated to any
Class of Certificates or Interests shall not constitute distributions of principal and shall not result in the reduction of the principal balance of the
Millenium Portfolio Non-IO Component.

          "MLMT 2006-C1 MASTER SERVICER" means the applicable "master servicer"
under the MLMT 2006-C1 Pooling and Servicing Agreement.

          "MLMT 2006-C1 POOLING AND SERVICING AGREEMENT" means that certain
Pooling and Servicing Agreement, dated as of May 1, 2006, between Merrill Lynch
Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc., as Master
Servicer No. 1, Wells Fargo Bank National Association, as Master Servicer No. 2,
Midland Loan Services, Inc., as Special Servicer, U.S. Bank, National
Association, as Trustee and LaSalle Bank National Association, as Certificate
Administrator and Custodian.

                                       45

          "MLMT 2006-C1 SPECIAL SERVICER" means the applicable "special servicer" under the MLMT 2006-C1 Pooling and Servicing Agreement.

          "MODIFICATION FEE" means a fee, if any, collected from a Mortgagor by the Master Servicer in connection with a modification of any Mortgage Loan
(other than a Non-Serviced Mortgage Loan or the 633 17th Street B Note),
Serviced Companion Mortgage Loan or B Note other than a Specially Serviced
Mortgage Loan or collected in connection with a modification by the Special
Servicer of a Specially Serviced Mortgage Loan.

          "MODIFICATION LOSS" means, with respect to each Mortgage Loan, (i) a decrease in the Principal Balance of such Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the
Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage
Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

          "MONEY TERM" means with respect to any Mortgage Loan, Serviced
Companion Mortgage Loan or B Note, the Maturity Date, Mortgage Rate, Principal
Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium, yield maintenance charge or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

          "MONTHLY CERTIFICATEHOLDERS REPORT" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the date of such Distribution Date, and of the Record
Date, Interest Accrual Period, and Determination Date for such Distribution
Date; (ii) the Available Distribution Amount for the Distribution Date, and any
other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash flows); (iii) the aggregate amount of servicing fees, Special
Servicing Fees, other special servicing compensation and Trustee Fees paid to the Master Servicer, the Primary Servicer, the Special Servicer, the holders of the rights to Excess Servicing Fees, the Trustee and the Paying Agent with respect to the Mortgage Loans; (iv) the amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable; (v)
the amount, if any, of such distributions to the Holders of each Class of
Principal Balance Certificates applied to reduce the respective Certificate
Balances thereof; (vi) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued (including Excess Interest) at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest
Shortfalls and (B) Prepayment Premiums (including Prepayment Premiums distributed in respect of the Class A-4FL Regular Interest and paid to the Swap
Counterparty); (vii) the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of
Certificates; (viii) the amount of excess cash flow, if any distributed to the holder of the Residual Certificates; (ix) the Aggregate Certificate Balance or
Notional Amount of each Class of Certificates before and after giving effect to the

                                       46

distribution made on such Distribution Date; (x) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (xi) the
Weighted Average Mortgage Rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date; (xii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and
Scheduled Principal Balance of the Mortgage Loans and the weighted average remaining term at the close of business on such Determination Date, with respect to the Mortgage Loans or with respect to each Loan Group; (xiii) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (xiv) the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Loans and the aggregate amount and general purpose of
Servicing Advances and P&I Advances made by the applicable Non-Serviced Mortgage
Loan Master Servicer in respect of the Non-Serviced Mortgage Loans; (xv) the number and related Principal Balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date
(including a description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period); (xvi)
with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (xvii) as of the related Determination
Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (xviii) the aggregate amount of
Principal Prepayments made during the related Collection Period with respect to the Mortgage Loans and with respect to each Loan Group; (xix) the amount of
Unpaid Interest and Realized Losses, if any, incurred with respect to the
Mortgage Loans, including a breakout by type of such Realized Losses with respect to the Mortgage Loans and with respect to each Loan Group; (xx) any
Material Breaches of Mortgage Loan representations and warranties of which the
Trustee, the Master Servicer or the Special Servicer has received written notice; (xxi) the amount of any Appraisal Reductions effected during the related
Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date (and in the case of the Non-Serviced
Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and in the
case of the 633 17th Street B Note, the amount of any appraisal reductions effected under the MLMT 2006-C1 Pooling and Servicing Agreement); (xxii) the amounts received in respect of the Swap Contract or the amounts paid in respect of the Swap Contract and, if any of such amounts are less than the full amount required to be paid under the Swap Contract, the amount of the shortfall;
(xxiii) the identification of any Rating Agency Trigger Event or Swap Default as
of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract (including, if applicable, the notice required by Section 6.13); (xxiv) the amount of any (1) payment by the Swap
Counterparty as a termination payment, (2) payment to any successor interest rate swap counterparty to acquire a replacement interest rate swap agreement, and (3)

                                       47

collateral posted in connection with any Rating Agency Trigger Event; and (xxv)
the amount of and identification of any payments on the Class A-4FL Certificates in addition to the amount of principal and interest due thereon, such as any payment received in connection with the Swap Contract or any payment of a
Prepayment Premium after the termination of the Swap Contract that is required to be distributed on the Class A-4FL Certificates pursuant to the terms of this
Agreement. In the case of information furnished pursuant to subclauses (v), (vi)
and (ix) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all
Certificates of each applicable Class.

          "MOODY'S" means Moody's Investors Service Inc. or its successor in interest.

          "MORTGAGE" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

          "MORTGAGE FILE" means the mortgage documents listed below:

          (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of HSBC Bank USA, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

          (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 45th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Custodian a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

          (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if any such original modification, consolidation or extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 45th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations or extensions certified by the applicable Seller together with
(A) in the case of a delay caused by the public recording office, an Officer's
Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the

                                       48

appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

          (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "HSBC Bank USA, National Association, as Trustee for Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9";
provided, if the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be submitted for recording or filing and instead, the applicable Seller shall take all actions as are necessary to cause the Trustee to be shown as, the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to the Special Servicer, the Trustee and the Custodian evidence confirming that the Trustee is shown as the owner on the record of MERS;

          (v) originals of all intervening assignments of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designees), if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of
Mortgage has not yet been returned on or prior to the 45th day following the
Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

          (vi) if the related Assignment of Leases is separate from the
Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 45th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such
Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such
Assignment of Leases, in recordable form, signed by the holder of record in favor of "HSBC Bank USA,

                                       49

National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial
Mortgage Pass-Through Certificates, Series 2006-HQ9," which assignment may be effected in the related Assignment of Mortgage; provided, if the related
Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller shall take all actions as are necessary to cause the Trustee to be shown as, the owner of the related Assignment of Leases on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to the Special Servicer, the Custodian and the Trustee evidence confirming that the Trustee is shown as the owner on the record of MERS;

          (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

          (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing
Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

          (ix) (A) UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements to the Custodian executed and delivered in connection with the Mortgage Loan; provided, if the related
Mortgage has been recorded in the name of MERS or its designee, no such financing statements will be required to be recorded or delivered and instead, the applicable Seller shall take all actions as are necessary to cause the
Trustee to be shown as the owner of the related UCC financing statements on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to the Special
Servicer and the Trustee and the Custodian evidence confirming that the Trustee is shown as the owner on the record of MERS;

          (x) copies of the related ground lease(s), if any, to any Mortgage
Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

          (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, any Intercreditor
Agreement, any Non-Serviced Mortgage Loan Intercreditor Agreement and any Loan
Pair Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related Serviced Companion Mortgage Loan and B
Note), if any, related to any Mortgage Loan;

          (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned to the Trustee and delivered to the Custodian on behalf of the Trust with a copy to be held by the applicable Primary Servicer (or the Master
Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the applicable

                                       50

Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Custodian, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Custodian) or a reissued letter of credit and (c) to indemnify the
Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign all rights in and to the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, any letter of credit held by the applicable Primary
Servicer (or the Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the applicable
Primary Servicer (or Master Servicer) sells its rights to service the applicable
Mortgage Loan, the applicable Primary Servicer (or Master Servicer) will assign the applicable letter of credit to the Trust or at the direction of the Special
Servicer (with respect to any Specially Serviced Mortgage Loan) to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary
Servicer (or Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

          (xiii) the original or a copy of any environmental indemnity agreement, if any, related to any Mortgage Loan;

          (xiv) third-party management agreements for all Mortgaged Properties operated as hotels and for all Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

          (xv) any Environmental Insurance Policy;

          (xvi) any affidavit and indemnification agreement;

          (xvii) with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; and

          (xviii) with respect to the 633 17th Street B Note, a copy of the MLMT
2006-C1 Pooling and Servicing Agreement.

          With respect to any Non-Serviced Mortgage Loan and the 633 17th Street
B Note, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the
Mortgage Notes (and all intervening endorsements) respectively evidencing such
Non-Serviced Mortgage Loan and the 633 17th Street B Note, respectively, with respect to which the originals shall be required), including a copy of such
Non-Serviced Mortgage Loan Mortgage and the 633 17th Street Mortgage, as
applicable. Notwithstanding anything to the contrary contained herein, with respect to the G&L Portfolio Mortgage Loan, delivery of the Mortgage File by either MSMC or PCFII shall satisfy the delivery requirements for MSMC and PCFII.

                                       51

          "MORTGAGE LOAN" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, provided that the term "Mortgage Loan" shall include any Defeasance Loan, the 633 17th Street B Note and any Non-Serviced
Mortgage Loan (but shall not include any Non-Serviced Companion Mortgage Loan)
but with respect to (i) any A/B Mortgage Loan, shall include the A Note (but shall not include the related B Note) and, in the case of the DCT Industrial
Portfolio A/B/C Loan, shall include the DCT Industrial Portfolio C Note and (ii)
any Loan Pair, shall include the Serviced Pari Passu Mortgage Loan (but shall not include the related Serviced Companion Mortgage Loan).

          "MORTGAGE LOAN PURCHASE AGREEMENT" means Mortgage Loan Purchase
Agreement I, Mortgage Loan Purchase Agreement II or Mortgage Loan Purchase
Agreement III, as the case may be.

          "MORTGAGE LOAN PURCHASE AGREEMENT I" means that certain Mortgage Loan
Purchase Agreement between LaSalle and the Depositor dated as of August 8, 2006 with respect to the LaSalle Loans, a form of which is attached hereto as Exhibit
K-1.

          "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage Loan
Purchase Agreement between MSMC and the Depositor dated as of August 8, 2006 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit
K-2.

          "MORTGAGE LOAN PURCHASE AGREEMENT III" means that certain Mortgage
Loan Purchase Agreement between PCFII and the Depositor dated as of August 8,
2006 with respect to the PCFII Loans, a form of which is attached hereto as
Exhibit K-3.

          "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means collectively the schedule attached hereto as Schedule I, which identifies each LaSalle Loan, the schedule attached hereto as Schedule II, which identifies each MSMC Loan and the schedule attached hereto as Schedule III, which identifies each PCFII Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

          "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          "MORTGAGE RATE" means, for a given Mortgage Loan, Serviced Companion
Mortgage Loan or B Note, the per annum rate at which interest accrues on such
Mortgage Loan, Serviced Companion Mortgage Loan or B Note.

          "MORTGAGED PROPERTY" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan and, in the case of an A/B Mortgage Loan, the related B
Note and, in the case of a Loan Pair, the related Serviced Companion Mortgage
Loan.

          "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

          "MORTGAGOR" means the obligor on a Mortgage Note.

                                       52

          "MSMC" has the meaning set forth in the Preliminary Statement hereto.

          "MSMC LOANS" means, collectively, those Mortgage Loans sold to the
Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

          "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the Majority Mortgage Loans
(including the Millenium Portfolio Non-IO Component but not the Millenium
Portfolio IO Component and including the Ritz-Carlton Non-IO Component but not the Ritz-Carlton IO Component) (including Specially Serviced Mortgage Loans)
during any Collection Period over the Compensating Interest to be paid by the
Master Servicer (or any Primary Servicer or Sub Servicer, if applicable according to the related Primary Servicing Agreement or Sub Servicing Agreement)
on such Distribution Date.

          "NET SWAP PAYMENT" has the meaning set forth in Section 8.32(e).

          "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

          "NONDISQUALIFICATION OPINION" means a written Opinion of Counsel to the effect that a contemplated action (i) will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax
(other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust and
(ii) will not cause the Class A-4FL Grantor Trust or the Excess Interest Grantor
Trust to fail to qualify as a grantor trust.

          "NONECONOMIC RESIDUAL INTEREST" means a residual interest that is a
"noneconomic residual interest" within the meaning of Treasury Regulation
Section 1.860E-1(c).

          "NON-INVESTMENT GRADE CERTIFICATES" means each Class of Certificates that, at the time of transfer, is not rated in one of the four highest generic rating categories by at least one of the Rating Agencies.

          "NONRECOVERABLE ADVANCE" means any of the following: (i) any Pari
Passu Loan Nonrecoverable Advance (including interest accrued thereon at the
Advance Rate) and (ii) the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (and, in the case of an Unliquidated Advance, not previously reimbursed to the Trust) or proposed to be made by the Master
Servicer, the Special Servicer or the Trustee, that, in its respective sole discretion, exercised in good faith and, with respect to the Master Servicer and the Special Servicer, taking into account the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase
Proceeds (or from any other collections) with respect to the related Mortgage
Loan or Serviced Companion Mortgage Loan (and taking into consideration any
Crossed Mortgage Loans) (in the case of Servicing Advances) or B Note (in the case of Servicing Advances) or

                                       53

REO Property (in the case of P&I Advances and Servicing Advances), as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. Such Officer's
Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee is delivering such
Officer's Certificate) and (in either case) to the Special Servicer and the
Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the
Master Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders and, in the case of any B Note or Serviced Companion Mortgage Loan, the holder of such B Note or Serviced
Companion Mortgage Loan, as applicable, and may, in all cases, be relied on by the Trustee; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I
Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the
Certificateholders, the Master Servicer and the Trustee. Pursuant to Section
4.1A of this Agreement, any determination as to the recoverability of any advance made with respect to any Non-Serviced Mortgage Loan by the Master
Servicer or any Other Master Servicer shall be conclusive and binding on the
Certificateholders and may, in all cases, be relied on by the Trustee and the
Master Servicer. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things)
the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged
Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the
Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iii) to estimate and consider, consistent with the Servicing Standard in the case of the
Master Servicer or the Special Servicer (among other things), future expenses and (iv) to estimate and consider, consistent with the Servicing Standard (among other things), the timing of recovery to such party. In addition, the relevant party may, consistent with the Servicing Standard in the case of the Master
Servicer or the Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the Master Servicer or the
Special Servicer, obtain from the Special Servicer any analysis, appraisals or other information in the possession of the Special Servicer for such purposes.

          "NON-REGISTERED CERTIFICATE" means unless and until registered under the Securities Act, Class X, Class X-MP, Class X-RC, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T,
Class DP, Class ST or Residual Certificate.

          "NON-SERVICED COMPANION MORTGAGE LOAN" means a loan not included in the Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. The Non-Serviced Companion Mortgage Loans are the
Ritz-Carlton Companion Loan and the RLJ Portfolio Companion Loan.

          "NON-SERVICED MORTGAGE LOAN" means a Mortgage Loan (other than the 633
17th Street B Note) included in the Trust but serviced under another agreement.
The Non-

                                       54

Serviced Mortgage Loans in the Trust are the Ritz-Carlton Pari Passu Loan and
the RLJ Portfolio Pari Passu Loan.

          "NON-SERVICED MORTGAGE LOAN FISCAL AGENT" means the applicable "fiscal agent" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

          "NON-SERVICED MORTGAGE LOAN INTERCREDITOR AGREEMENT" means, the applicable intercreditor agreement with respect to a Non-Serviced Mortgage Loan.

          "NON-SERVICED MORTGAGE LOAN MASTER SERVICER" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "NON-SERVICED MORTGAGE LOAN MORTGAGE" means the mortgage securing a
Non-Serviced Mortgage Loan.

          "NON-SERVICED MORTGAGE LOAN POOLING AND SERVICING AGREEMENT" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced.

          "NON-SERVICED MORTGAGE LOAN SPECIAL SERVICER" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "NON-SERVICED MORTGAGE LOAN TRUSTEE" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "NOTIONAL AMOUNT" means, as of any date of determination: (i) with respect to all of the Class X Certificates as a Class, the Class X Notional
Amount as of such date of determination; (ii) with respect to any Class X
Certificate, the product of the Percentage Interest evidenced by such
Certificate and the Class X Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-MP Certificates as a Class, the Class
X-MP Notional Amount as of such date of determination; (iv) with respect to any
Class X-MP Certificate, the product of the Percentage Interest evidenced by such
Certificate and the Class X-MP Notional Amount as of such date of determination;
(v) with respect to the REMIC II Regular Interest X-MP, the Class X-MP Notional
Amount; (vi) with respect to all of the Class X-RC Certificates as a Class, the
Class X-RC Notional Amount as of such date of determination; (vii) with respect to any Class X-RC Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-RC Notional Amount as of such date of determination; and (viii) with respect to the REMIC II Regular Interest X-RC, the Class X-RC Notional Amount.

          "OFFICER'S CERTIFICATE" means (u) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice
Chairman, the President, or any Senior Vice President, Vice President or
Assistant Vice President, and by one or more of the Treasurer, any Assistant
Treasurer, the Secretary or any Assistant Secretary of the Depositor, (v) in the
case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or
Special Servicing Officer pursuant to this Agreement, (w) in the case of the
Trustee, a certificate signed by a Responsible Officer, (x) in the case of a
Seller, a certificate signed by one or more of the Chairman of the Board, any
Vice Chairman, any Managing Director or Director, the President, or any
Executive Vice President, any Senior Vice President, Vice President, Second Vice
President or Assistant Vice President,

                                       55

any Treasurer, any Assistant Treasurer or any Secretary or Assistant Secretary
or any other authorized signatory, (y) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement and (z) in the case of any other
Additional Servicer, a certificate signed by one or more of the Chairman of the
Board, any Vice Chairman, the President, or any Senior Vice President, Vice
President or Assistant Vice President or an employee thereof designated as a
Servicing Officer

          "OPERATING ADVISER" shall mean the Person elected to serve as the
Operating Adviser pursuant to Section 9.37(a); provided, that, with respect to an A/B Mortgage Loan, a holder of the related B Note, will, to the extent set forth in the related Intercreditor Agreement, instead be entitled to the rights and powers granted to the Operating Adviser to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be JER
Investors Trust Inc.

          "OPINION OF COUNSEL" means a written opinion of counsel addressed to the Trustee and the Paying Agent, reasonably acceptable in form and substance to the Trustee and the Paying Agent, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the
Trustee and the Paying Agent, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a "grantor trust" under the Code of the
Class A-4FL Grantor Trust or the Excess Interest Grantor Trust.

          "OPTION PURCHASE PRICE" has the meaning set forth in Section 9.36(b)
hereof.

          "OTHER ADVANCE REPORT DATE" means with respect to a Non-Serviced
Companion Mortgage Loan or a Serviced Companion Mortgage Loan, as applicable, which has been deposited into a commercial mortgage securitization trust, the date under the related Other Companion Loan Pooling and Servicing Agreement that the related Other Master Servicer is required (pursuant to the terms thereof) to make a determination as to whether it will make a P&I Advance as required under such Other Companion Loan Pooling and Servicing Agreement.

          "OTHER COMPANION LOAN POOLING AND SERVICING AGREEMENT" means a pooling and servicing agreement relating to a Non-Serviced Companion Mortgage Loan or a
Serviced Companion Mortgage Loan that creates a commercial mortgage securitization trust, as applicable.

          "OTHER MASTER SERVICER" means applicable "master servicer" under an
Other Companion Loan Pooling and Servicing Agreement relating to a Non-Serviced
Companion Mortgage Loan or a Serviced Companion Mortgage Loan, as applicable.

          "OTHER OPERATING ADVISER" has the meaning set forth in Section 9.4(d)
hereof.

          "OTHER POOLING AND SERVICING AGREEMENT" has the meaning set forth in
Section 9.4(d) hereof.

          "OTHER SECURITIZATION" has the meaning set forth in Section 9.4(d)
hereof.

                                       56

          "OTHER SPECIAL SERVICER" has the meaning set forth in Section 9.4(d)
hereof.

          "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I ADVANCE" shall mean (other than with respect to a Serviced
Companion Mortgage Loan, a B Note or the 633 17th Street B Note) (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such
Scheduled Payment not received; (ii) with respect to any Mortgage Loan that is a
Balloon Mortgage Loan (including any REO Property as to which the related
Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed
Scheduled Payment for the Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the
Code); provided, however, that the interest portion of any Scheduled Payment or
Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of the REMIC I Net Mortgage Rate relating to such Mortgage Loan or such REO
Mortgage Loan and the Trustee Fee Rate, such that the Scheduled Payment or
Assumed Scheduled Payment to be advanced as a P&I Advance shall be net of the
Master Servicing Fee, the Excess Servicing Fee and the Primary Servicing Fee;
and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest component of any P&I
Advance with respect to a Mortgage Loan as to which there has been an Appraisal
Reduction shall be an amount equal to the product of (i) the amount of interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan (or, in the case of a Non-Serviced Mortgage
Loan or a Serviced Pari Passu Mortgage Loan, the portion of such Appraisal
Reduction allocable (based upon their respective Principal Balances) to such
Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan under the related Intercreditor Agreement or the related Loan Pair Intercreditor
Agreement, or in the case of an A/B Mortgage Loan, the portion of such Appraisal
Reduction allocable to the A Note pursuant to the definition of "Appraisal
Reduction") and the denominator of which is the Principal Balance of such
Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage
Loans that have been modified shall be calculated on the basis of their terms as modified.

          "P&I ADVANCE AMOUNT" means, with respect to any Mortgage Loan or any
REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

                                       57

          "PARI PASSU LOAN NONRECOVERABLE ADVANCE" means any "Nonrecoverable
Servicing Advance" (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) made with respect to any Non-Serviced Mortgage Loan pursuant to and in accordance with the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement; provided that if the applicable Non-Serviced
Mortgage Loan Master Servicer shall have made a "Servicing Advance" (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) in
the nature of an expenditure benefiting the related Mortgaged Property generally, the portion thereof attributable to any Non-Serviced Mortgage Loan shall be determined based on the outstanding balances of such Non-Serviced
Mortgage Loan and all the related pari passu loans secured by such Non-Serviced
Mortgage Loan Mortgage on a pari passu basis on the date such advance was made.

          "PARI PASSU LOAN SERVICING FEE RATE" means the "Master Servicing Fee
Rate" (as defined in the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement) and any other servicing fee rate (other than those payable to the applicable Non-Serviced Mortgage Loan Special Servicer) applicable to any
Non-Serviced Mortgage Loan; provided, however, that the Pari Passu Loan
Servicing Fee Rate for purposes of any Non-Serviced Mortgage Loan set forth on
Schedule XII as to which such fee is calculated on a 30/360 basis shall be (a)
the related "Master Servicing Fee Rate" set forth in the Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, multiplied by (b) 30 divided by the actual number of days in the loan accrual period with respect to such loan.

          "PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "PASS-THROUGH RATE" or "PASS-THROUGH RATES" means with respect to any
Class of REMIC I Regular Interests or REMIC II Regular Interests or the Class
A-1, Class A-2, Class A-3 or Class A-AB Certificates, for the first Distribution
Date, the rate set forth in the Preliminary Statement hereto. For any
Distribution Date occurring thereafter (and with respect to the Class A-4FL
Regular Interest and the Class X, Class X-MP, Class X-RC, Class A-1A, Class A-4,
Class A-4FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q, Class S, Class DP and Class ST Certificates, for each Distribution
Date), the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Majority Mortgage Loan (which for each of the REMIC I MP IO Component Regular Interest and the REMIC I MP Non-IO
Component Regular Interest, shall be the Millenium Portfolio Mortgage Loan, and which for each of the REMIC I RC IO Component Regular Interest and the REMIC I
RC Non-IO Component Regular Interest, shall be the Ritz-Carlton Pari Passu Loan)
for such Distribution Date, (ii) the REMIC II Regular Interests (other than the
REMIC II Regular Interest X-MP and the REMIC II Regular Interest X-RC) shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date,
(iii) the REMIC II Regular Interest X-MP shall equal the Class X-MP Strip Rate;
(iv) the REMIC II Regular Interest X-RC shall equal the Class X-RC Strip Rate;
(v) the Class A-1 Certificates shall equal the fixed rate corresponding to such
Class set forth in the Preliminary Statement hereto, (vi) the Class A-1A
Certificates shall equal the lesser of (A) 5.728% per annum and (B) the Weighted
Average REMIC I Net Mortgage Rate for such Distribution Date, (vii) the Class
A-2 Certificates shall equal the fixed

                                       58

rate corresponding to such Class set forth in the Preliminary Statement hereto,
(viii) the Class A-3 Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (ix) the Class A-AB
Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (x) the Class A-4 Certificates shall equal the lesser of (A) 5.731% per annum and (B) the Weighted Average REMIC I Net Mortgage
Rate for such Distribution Date, (xi) the Class A-4FL Certificates, the per
annum rate equal to LIBOR plus 0.1475%, provided, however, that under the circumstances set forth in Section 6.13 regarding defaults or terminations under the Swap Contract, the Pass-Through Rate of the Class A-4FL Certificates shall equal the Pass-Through Rate of the Class A-4FL Regular Interest subject to reduction in accordance with the Swap Contract, (xii) the Class A-M Certificates shall equal the lesser of (A) 5.773% per annum and (B) the Weighted Average
REMIC I Net Mortgage Rate for such Distribution Date, (xiii) the Class A-J
Certificates shall equal the lesser of (A) 5.793% per annum and (B) the Weighted
Average REMIC I Net Mortgage Rate for such Distribution Date, (xiv) the Class B
Certificates shall equal the the lesser of (A) 5.832% per annum and (B) the
Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (xv) the
Class C Certificates shall equal the the lesser of (A) 5.842% per annum and (B)
the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (xvi)
the Class D Certificates shall equal the the lesser of (A) 5.862% per annum and
(B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date,
(xvii) the Class E Certificates shall equal the the lesser of (A) 5.902% per annum and (B) the Weighted Average REMIC I Net Mortgage Rate for such
Distribution Date, (xviii) the Class F Certificates shall equal the the lesser of (A) 5.922% per annum and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (xix) the Class G Certificates shall equal the
Weighted Average REMIC I Net Mortgage Rate corresponding to such Class for such
Distribution Date less 0.035%, (xx) the Class H, Class J and Class K
Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such
Distribution Date, (xxi) the Class L, Class M, Class N, Class O, Class P, Class
Q and Class S Certificates shall equal the lesser of (A) 5.415% per annum and
(B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date,
(xxii) the Class DP Certificates shall equal the DCT Industrial Portfolio Net
Mortgage Rate, (xxiii) the Class ST-A, Class ST-B, Class ST-C, Class ST-D, Class
ST-D, Class ST-E and Class ST-F Certificates shall equal the 633 17th Street Net
Mortgage Rate, (xxiv) the Class X Certificates shall equal the per annum rate equal to the quotient of the Accrued Certificate Interest thereon for such
Distribution Date and the Class X Notional Amount, times twelve, (xxv) the Class
X-MP Certificates shall equal the per annum rate equal to the Class X-MP Strip
Rate, (xxvi) the Class X-RC Certificates shall equal the per annum rate equal to the Class X-RC Strip Rate and (xxvii) the Class A-4FL Regular Interest shall equal the lesser of (A) 5.731% per annum and (B) the Weighted Average REMIC I
Net Mortgage Rate for such Distribution Date.

          "PAYING AGENT" means LaSalle Bank National Association and any successor or assign, as provided herein. The Luxembourg Paying Agent shall not be the Paying Agent and the duties of the Luxembourg Paying Agent shall be distinct from the duties of the Paying Agent.

          "PAYING AGENT FEE" means the portion of the Trustee Fee payable to the
Paying Agent in an amount agreed to between the Trustee and the Paying Agent.

          "PCAOB" means the Public Company Accounting Oversight Board.

                                       59

          "PCFII" has the meaning set forth in the Preliminary Statement hereto.

          "PCFII LOANS" means, collectively, those Mortgage Loans sold to the
Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

          "PERCENTAGE INTEREST" means with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or
Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions
(if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "PERFORMING PARTY" has the meaning set forth in Section 13.12.

          "PERMITTED TRANSFEREE" means any Transferee other than a Disqualified
Organization.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PHASE I ENVIRONMENTAL REPORT" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

          "PLACEMENT AGENT" means Morgan Stanley & Co. Incorporated or its successor in interest.

          "PLAN" has the meaning set forth in Section 3.3(d).

          "PLANNED PRINCIPAL BALANCE" means for any Distribution Date, the balance shown for such Distribution Date on Schedule XIII.

          "PLAN ASSET REGULATIONS" means the Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101.

          "PRELIMINARY PROSPECTUS SUPPLEMENT" has the meaning set forth in the
Preliminary Statement hereto.

          "PREPAYMENT INTEREST EXCESS" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment of a Mortgage Loan (including payment of a Balloon Payment) is made after the
Due Date for such Mortgage Loan through and including the last day of the
Collection Period, the amount of interest that accrues on the amount of such
Principal Prepayment from such Due Date to the date such payment was

                                       60

made, plus (if made) any payment by the Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the Master Servicing Fee, the
Primary Servicing Fee, the Excess Servicing Fees, the Special Servicing Fee, the
Trustee Fee and the servicing fee and trustee fee payable in connection with any
Non-Serviced Mortgage Loan or the 633 17th Street B Note (in the case of any
Non-Serviced Mortgage Loan or 633 17th Street B Note), to the extent collected.

          "PREPAYMENT INTEREST SHORTFALL" means, with respect to any
Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment
(including payment of a Balloon Payment) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such
Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the
Scheduled Principal Balance of such Mortgage Loan, if the Mortgage Loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess
Servicing Fees, the Special Servicing Fee, the Trustee Fee and the servicing fee payable in connection with any Non-Serviced Mortgage Loan or the 633 17th Street
B Note (in the case of any Non-Serviced Mortgage Loan or the 633 17th Street B
Note)) over (B) the aggregate interest that did so accrue through the date such payment was made (net of such fees).

          "PREPAYMENT PREMIUM" means, with respect to any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, the
prepayment premiums, yield maintenance charges or percentage premiums, if any, received during the related Collection Period in connection with Principal
Prepayments on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note.

          "PRIMARY COLLATERAL" means the portion of the Mortgaged Property securing the Repurchased Loan or Crossed Mortgage Loan, as applicable, that is encumbered by a first mortgage lien.

          "PRIMARY SERVICER" means Principal Global Investors, LLC and its permitted successors and assigns with respect to the PCFII Loans.

          "PRIMARY SERVICING AGREEMENT" means the agreement between the Primary
Servicer and the Master Servicer, dated as of August 1, 2006, a form of which is attached hereto as Exhibit G-1, under which the Primary Servicer services the
Mortgage Loans set forth on the schedule attached thereto.

          "PRIMARY SERVICING FEE" means, for each calendar month, as to each
Mortgage Loan, the applicable Primary Servicing Fee Rate multiplied by the
Scheduled Principal Balance of such Mortgage Loan immediately before the Due
Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

                                       61

          "PRIMARY SERVICING FEE RATE" means, the monthly fee payable to any applicable Primary Servicer (or the Master Servicer, as applicable) based on the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the applicable Primary Servicer, in the applicable
Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

          "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan, Serviced
Companion Mortgage Loan, B Note or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan, Serviced Companion Mortgage Loan, B Note or the related REO
Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due on or prior to the Cut-Off Date
(assuming, for any Mortgage Loan, Serviced Companion Mortgage Loan or B Note
with a Due Date in August 2006 that is not August 1, 2006, that principal and interest payments for such month were paid on August 1, 2006), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal with respect to such Mortgage Loan, Serviced Companion Mortgage Loan,
B Note or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan during any related
Collection Period.

          "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the Class A-1,
Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class
DP, Class ST-A, Class ST-B, Class ST-C, Class ST-D, Class ST-E and Class ST-F
Certificates.

          "PRINCIPAL DISTRIBUTION AMOUNT" means, except with respect to the
Class DP and Class ST Certificates, on any Distribution Date, the amount equal to the excess, if any, of

          (I)  the sum of:

          (A)  the following (without duplication):

          (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in
each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans (but not in respect of any
Serviced Companion Mortgage Loan or B Note or its successor REO Mortgage Loan)
for their respective Due Dates occurring during the related Collection Period;
plus

          (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of any Serviced Companion
Mortgage Loan or B Note or its respective successor REO Mortgage Loan) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation
Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on

                                       62

or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof in accordance with this Agreement;

          (B) the aggregate amount of any collections received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a delinquent amount as to which an Advance had been made, which
Advance (or interest thereon) was previously reimbursed during the Collection
Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement
Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal
Distribution Amount related to the Loan Group that includes such Mortgage Loan);
and

          (C) the aggregate amount of any collections received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance (or interest thereon) and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date (with respect to each such Mortgage
Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan
Group Principal Distribution Amount related to the Loan Group that includes such
Mortgage Loan), and which are applied pursuant to Section 6.6(c)(i); over

          (II) the sum of (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount applicable to such
Mortgage Loan, and then to the other Loan Group Principal Distribution Amount):

          (A) the aggregate amount of Workout-Delayed Reimbursement Amounts (and
Advance Interest thereon) that was reimbursed or paid during the related
Collection Period to one or more of the Master Servicer, the Special Servicer and the Trustee from amounts in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans pursuant to subsection
(iii) of Section 5.2(a)(II); and

          (B) the aggregate amount of Nonrecoverable Advances (and Advance
Interest thereon) that was reimbursed or paid during the related Collection
Period to one or more of the Master Servicer, the Special Servicer and the
Trustee during the related Collection Period from amounts in the Collection
Account allocable to principal received or advanced with respect to the Mortgage
Loans pursuant to subsection (iv) of Section 5.2(a)(II).

Notwithstanding the foregoing, the Principal Distribution Amount for the
Certificates, other than the Class DP Certificates and Class ST Certificates, shall not include any amount received with respect to the DCT Industrial
Portfolio C Note or the 633 17th Street B Note. With respect to the Class DP
Certificates and Class ST Certificates, "Principal Distribution Amount" shall be calculated in the same manner as is set forth in the first sentence of this definition, except that such calculation shall be made as if the DCT Industrial
Portfolio C Note (in the case of the Class

                                       63

DP Certificates) or 633 17th Street B Note (in the case of the Class ST
Certificates) were the only Mortgage Loan.

          "PRINCIPAL PREPAYMENT" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, a Serviced Companion Mortgage Loan
or a B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced
Companion Mortgage Loan or B Note in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of
Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

          "PRIVATE PLACEMENT MEMORANDUM" means the Private Placement Memorandum dated August 8, 2006, pursuant to which the Class X, Class X-MP, Class X-RC,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q, Class S, Class T, Class DP and Class ST Certificates will be offered for sale.

          "PROHIBITED PARTY" means (i) a Person that is a proposed Servicing
Function Participant that the Master Servicer, any Primary Servicer, the Paying
Agent, the Special Servicer or the Trustee, as applicable, seeks to retain as a
Servicing Function Participant and that the Master Servicer, any Primary
Servicer, the Paying Agent, the Special Servicer or the Trustee, as applicable, has actual knowledge failed on any prior date to comply with its Exchange Act or
Regulation AB obligations with respect to the Trust or any other commercial mortgage securitization or (ii) any Person identified in writing (delivered prior to the date of retention) by the Depositor to the Master Servicer, any
Primary Servicer, the Paying Agent, the Special Servicer or the Trustee, as
applicable, as a Person that the Depositor has knowledge has failed on any prior date to comply with its Exchange Act or Regulation AB obligations with respect to the Trust or any other commercial mortgage securitization.

          "PROSPECTUS" has the meaning set forth in the Preliminary Statement hereto.

          "PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary
Statement hereto.

          "PURCHASE PRICE" means, with respect to the purchase by the Seller or liquidation by the Special Servicer of (i) a Mortgage Loan or an REO Mortgage
Loan pursuant to Article II of this Agreement, (ii) an REO Mortgage Loan pursuant to Section 9.15 or (iii) a Mortgage Loan pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum (without duplication) of (A) 100% of the unpaid Principal Balance of such Mortgage Loan
(or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B)
accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage
Loan and any related Serviced Companion Mortgage Loan, B Note or REO Property
(including any Servicing Advances and Advance Interest thereon (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan and any related Serviced
Companion Mortgage Loan or B Note) related to such Mortgage Loan and any related
Serviced Companion Mortgage Loan or

                                       64

B Note, the amount of any Servicing Advances (and Advance Interest thereon) that were reimbursed from principal collections on the Mortgage Pool pursuant to
Section 5.2(a)(II)(iii) and not subsequently recovered from the related
Mortgagor, and all Special Servicing Fees and Liquidation Fees paid with respect to the Mortgage Loan and any related Serviced Companion Mortgage Loan or B Note)
that are reimbursable or payable to the Master Servicer, the Special Servicer, the Paying Agent, the Trustee, any Non-Serviced Mortgage Loan Master Servicer or
any Non-Serviced Mortgage Loan Special Servicer, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the applicable Primary Servicer, the
Master Servicer, the Special Servicer, the Depositor, the Paying Agent or the
Trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above) plus, in connection with a purchase by a Seller, any
Liquidation Fee payable by such Seller in accordance with the proviso contained in the definition of "Liquidation Fee". With respect to the G&L Portfolio
Mortgage Loan, the Purchase Price for each of PCFII and MSMC will be its respective percentage interest as of the Closing Date of the total Purchase
Price for each such Mortgage Loan, which percentage interest with respect to such Mortgage Loan for each of PCFII and MSMC shall be 50%.

          "PURCHASE PROCEEDS" means any cash amounts received by the Master
Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO
Mortgage Loan by a Seller pursuant to Section 2.3 or (ii) the purchase of the
Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the
Special Servicer or the holders of the Class R-I Certificates pursuant to
Section 10.1(b).

          "QUALIFIED BIDDER" means as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section
8.22(b) (including the requirement set forth in Section 8.22(b) that Rating
Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person).

          "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer qualifying pursuant to Rule 144A.

          "QUALIFIED INSURER" means, (i) with respect to any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than
"A" by Fitch, or if not so rated, then Fitch has issued a Rating Agency
Confirmation and "A-" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer
Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by Fitch if rated by
Fitch, or if not rated by Fitch, then rated A:IX by A.M Best or as to which
Fitch has issued a Rating Agency Confirmation, and "A-" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, or
(iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which a Rating Agency Confirmation is obtained. "Qualified Insurer"
shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose

                                       65

obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

          "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means, in the case of a Mortgage
Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage
Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal
Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated
maturity not greater than, and not more than two years less than, that of the
Deleted Mortgage Loan; (iv) has (A) an original Loan-to-Value Ratio not greater than the lesser of (x) the current Loan-to-Value Ratio of the Deleted Mortgage
Loan set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final
Prospectus Supplement and (y) 75% and (B) has a current Debt Service Coverage
Ratio for the four calendar quarters immediately preceding the repurchase or replacement of not less than the greater of (x) the current Debt Service
Coverage Ratio of the Deleted Mortgage Loan set forth under the heading "NCF
DSCR" in Appendix II to the Final Prospectus Supplement and (y) 1.25x; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I
Environmental Report relating to the related Mortgaged Property in its Mortgage
Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing
Standard, raise material issues that have not been adequately addressed; (vii)
has an engineering report relating to the related Mortgaged Property in its
Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing
Standard raise material issues that have not been adequately addressed; and
(viii) as to which the Trustee and the Paying Agent have received an Opinion of
Counsel, at the related Seller's expense, that such Mortgage Loan is a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the
Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld).
In the event that either one mortgage loan is substituted for more than one
Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal
Balances and (B) the rates referred to in clause (ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis (provided, that the REMIC I Net Mortgage Rate for any
Qualifying Substitute Mortgage Loan may not be less than the highest
Pass-Through Rate of any outstanding Class of Certificates (other than the Class
A-4FL

                                       66

Certificates) or the Class A-4FL Regular Interest that is not based on, or subject to a cap equal to, the Weighted Average REMIC I Net Mortgage Rate).
Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted
Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Special Servicer, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

          "RATED FINAL DISTRIBUTION DATE" means with respect to each rated Class of Certificates (other than the Class DP Certificates and the Class ST
Certificates), the Distribution Date in July 2044 and, with respect to the Class
ST Certificates, the Distribution Date in December 2035.

          "RATING AGENCIES" means Fitch and S&P.

          "RATING AGENCY CONFIRMATION" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such
Rating Agency to any Class of Certificates then rated by such Rating Agency, provided that with respect to any matter affecting any Serviced Companion
Mortgage Loan, such confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations' respective ratings of such securities.

          "RATING AGENCY TRIGGER EVENT" means if the Swap Counterparty
Guarantor's long-term rating is not at least "A-" by Fitch or "A" by S&P.

          "REALIZED INTEREST LOSS" means, with respect to each Mortgage Loan, or the DCT Industrial Portfolio Mortgage Loan or the DCT Industrial Portfolio C
Note, (i) in the case of a Liquidation Realized Loss, the portion of any
Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, or the DCT Industrial Portfolio Mortgage Loan or the DCT
Industrial Portfolio C Note, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage
Loan, or the DCT Industrial Portfolio Mortgage Loan or the DCT Industrial
Portfolio C Note, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any
Expense Losses treated as Realized Interest Losses pursuant to clause (iv) of the definition of "Realized Principal Loss" or (iv) in the case of a
Modification Loss, a Modification Loss described in clause (iii) of the definition thereof. For purposes of this definition, the term "Mortgage Loan"
excludes the DCT Industrial Portfolio Mortgage Loan and amounts with respect to the DCT Industrial Portfolio Mortgage Loan and the DCT Industrial Portfolio C
Note shall be calculated separately.

          "REALIZED LOSS" means a Liquidation Realized Loss, a Modification
Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan, or the DCT Industrial Portfolio Mortgage Loan or the DCT Industrial Portfolio C
Note. For purposes of this definition, the term "Mortgage Loan" excludes the DCT
Industrial Portfolio Mortgage Loan and amounts

                                       67

with respect to the DCT Industrial Portfolio Mortgage Loan and the DCT
Industrial Portfolio C Note shall be calculated separately.

          "REALIZED PRINCIPAL LOSS" means, with respect to each Mortgage Loan, or the DCT Industrial Portfolio Mortgage Loan or the DCT Industrial Portfolio C
Note, (i) in the case of a Liquidation Realized Loss, the amount of such
Liquidation Realized Loss, to the extent that it does not exceed the Principal
Balance (plus the amount of any Unliquidated Advance with respect to such
Mortgage Loan) of the Mortgage Loan, or the DCT Industrial Portfolio Mortgage
Loan or the DCT Industrial Portfolio C Note (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii)
in the case of a Bankruptcy Loss, the portion of such Bankruptcy Loss attributable to the reduction in the Principal Balance of the related Mortgage
Loan, or the DCT Industrial Portfolio Mortgage Loan or the DCT Industrial
Portfolio C Note, (iv) in the case of an Expense Loss, the amount of such
Expense Loss (other than Expense Losses resulting from the payment of Special
Servicing Fees) to the extent that such Expense Loss does not exceed amounts collected in respect of the Mortgage Loans that were identified as allocable to principal in the Collection Period in which such Expense Losses were incurred, and any such excess shall be treated as a Realized Interest Loss and, (v) the amounts in respect thereof that are withdrawn from the Certificate Account pursuant to Section 6.6(b)(i). Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to a Mortgage Loan, or the DCT Industrial Portfolio Mortgage Loan or the DCT
Industrial Portfolio C Note that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss. For purposes of this definition, the term "Mortgage Loan" excludes the DCT Industrial Portfolio
Mortgage Loan and amounts with respect to the DCT Industrial Portfolio Mortgage
Loan and the DCT Industrial Portfolio C Note shall be calculated separately.

          "RECORD DATE" means, for each Distribution Date, (i) with respect to each Class of Certificates, other than the Class A-4FL Certificates, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs and (ii) with respect to the Class A-4FL Certificates, subject to Section 6.13, the Business Day immediately preceding the related
Distribution Date.

          "RECOVERIES" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, a Serviced Companion Mortgage Loan, a B Note or
REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

          "REGISTERED CERTIFICATES" has the meaning set forth in the Preliminary
Statement hereto.

          "REGULATION AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531

                                       68

(Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "REGULATION S" means Regulation S under the Securities Act.

          "REGULATION S CERTIFICATE" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person
(as defined in Regulation S).

          "REGULATION S GLOBAL CERTIFICATES" means the Regulation S Permanent
Global Certificates together with the Regulation S Temporary Global
Certificates.

          "REGULATION S PERMANENT GLOBAL CERTIFICATE" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

          "REGULATION S TEMPORARY GLOBAL CERTIFICATE" means, with respect to any
Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

          "REHABILITATED MORTGAGE LOAN" means any Specially Serviced Mortgage
Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan, Serviced Companion Mortgage Loan or
B Note that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other
Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing
Transfer Event, such amounts constitute a Workout-Delayed Reimbursement Amount, or such amounts have been forgiven. An A Note shall not constitute a
Rehabilitated Mortgage Loan unless its related B Note would constitute a
Rehabilitated Mortgage Loan. A B Note shall not constitute a Rehabilitated
Mortgage Loan unless its related A Note also would constitute a Rehabilitated
Mortgage Loan. A Serviced Pari Passu Mortgage Loan shall not constitute a
Rehabilitated Mortgage Loan unless its related Serviced Companion Mortgage Loan would constitute a Rehabilitated Mortgage Loan. A Serviced Companion Mortgage
Loan shall not constitute a Rehabilitated Mortgage Loan unless its related
Serviced Pari Passu Mortgage Loan also would constitute a Rehabilitated Mortgage
Loan.

          "RELEASE DATE" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

          "RELEVANT SERVICING CRITERIA" means the Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer, any Primary Servicer, the Paying Agent and the Trustee, on
Schedule XIV attached hereto). For clarification purposes, multiple Reporting
Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting
Servicers. With respect to a Servicing Function Participant engaged by the
Trustee, the Master Servicer, the Special Servicer, any Primary Servicer, the
Paying Agent or any Sub-

                                       69

Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the
Relevant Servicing Criteria applicable to the Trustee, the Master Servicer, the
Special Servicer, any Primary Servicer, the Paying Agent or such Sub-Servicer.

          "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

          "REMIC I" means the segregated pool of assets consisting of the
Majority Mortgage Loans (other than any Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the
Collection Account, the Certificate Account (other than the portions thereof consisting of the DCT Industrial Portfolio C Note Custodial Account), the
Reserve Account, the Distribution Account (other than the portions thereof constituting the Floating Rate Account, the Excess Interest Sub-account, the DCT
Industrial Portfolio C Note Distribution Account and the 633 17th Street B Note
Distribution Account, or funds held with respect to REMIC II or REMIC III) and the Interest Reserve Account, the Insurance Policies (other than the interests of the holder of any Non-Serviced Companion Mortgage Loan or Serviced Companion
Mortgage Loan or B Note therein) and any REO Properties or beneficial interests therein (other than the interests of the holder of any Non-Serviced Companion
Mortgage Loan or any Serviced Companion Mortgage Loan or B Note therein), in each case to the extent allocable to any Majority Mortgage Loan, for which a
REMIC election has been made pursuant to Section 12.1(a) hereof. The Class A-4FL
Regular Interest, the Swap Contract, the Floating Rate Account, Excess Interest
on the Majority Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder. The DCT Industrial Portfolio C Note and any amounts (including any
Excess Interest) payable thereon shall constitute assets of the Trust and assets of the Class DP REMIC, but shall not be a part of REMIC I. The 633 17th Street B
Note and any amounts payable thereon shall constitute assets of the Trust and assets of the Class ST REMIC, but shall not be a part of REMIC I. The
Non-Serviced Companion Mortgage Loans and any amounts payable thereon shall not constitute assets of the Trust or any REMIC Pool formed hereunder. No B Note
(other than the DCT Industrial Portfolio C Note, which shall constitute an asset of the Class DP REMIC) or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder. No Serviced Companion Mortgage
Loan or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.

          "REMIC I INTERESTS" means, collectively, the REMIC I Regular Interests and the REMIC I Residual Interest.

          "REMIC I MP IO COMPONENT REGULAR INTEREST" means the uncertificated interest designated as a "regular interest" in REMIC I, which shall consist of an interest having an initial Certificate Balance equal to the Cut-Off Date principal balance of the Millenium Portfolio IO Component, and which has a
Pass-Through Rate equal to the REMIC I Net Mortgage Rate of the Millenium
Portfolio Mortgage Loan.

          "REMIC I MP NON-IO COMPONENT REGULAR INTEREST" means the
uncertificated interest designated as a "regular interest" in REMIC I which shall consist of an interest having an initial Certificate Balance equal to the
Cut-Off Date principal balance of the Millenium Portfolio

                                       70

Non-IO Component, and which has a Pass-Through Rate equal to the REMIC I Net
Mortgage Rate of the Millenium Portfolio Mortgage Loan.

          "REMIC I NET MORTGAGE RATE" means, with respect to any Distribution
Date, as to any REMIC I Regular Interest, a rate per annum equal to (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve (12) 30-day months ("30/360 basis"), (i) the Mortgage
Rate thereof (without taking into account any increase therein after the
Anticipated Repayment Date in respect of an ARD Loan or any default interest rate) as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date, minus (ii) the
Administrative Cost Rate, and (b) with respect to any Mortgage Loan that accrues interest on a basis other than a 30/360 basis, the annualized rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of net interest that would have accrued during the related loan accrual period assuming a net interest rate equal to the rate described in clause (a) above, and assuming an interest accrual basis that is the same as the actual interest accrual basis of such
Mortgage Loan, provided that for purposes of this clause (b), (i) the REMIC I
Net Mortgage Rate for the loan accrual period relating to the Due Dates in both
January (commencing in 2007) and February (commencing in 2007) in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account and
(ii) the REMIC I Net Mortgage Rate for the loan accrual period relating to the
Due Date in March (commencing in 2007) shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account.

          "REMIC I RC IO COMPONENT REGULAR INTEREST" means the uncertificated interest designated as a "regular interest" in REMIC I, which shall consist of an interest having an initial Certificate Balance equal to the Cut-Off Date principal balance of the Ritz-Carlton IO Component, and which has a Pass-Through
Rate equal to the REMIC I Net Mortgage Rate of the Ritz-Carlton Pari Passu Loan.

          "REMIC I RC NON-IO COMPONENT REGULAR INTEREST" means the
uncertificated interest designated as a "regular interest" in REMIC I which shall consist of an interest having an initial Certificate Balance equal to the
Cut-Off Date principal balance of the Ritz-Carlton Non-IO Component, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of the
Ritz-Carlton Pari Passu Loan.

          "REMIC I REGULAR INTERESTS" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of,
(i) with respect to each Majority Mortgage Loan other than the Millenium
Portfolio Mortgage Loan and the Ritz-Carlton Pari Passu Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal
Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the
REMIC I Net Mortgage Rate of such Mortgage Loan, (ii) the REMIC I MP IO
Component Regular Interest, (iii) the REMIC I MP Non-IO Component Regular
Interest, (iv) the REMIC I RC IO Component Regular Interest, and (v) the REMIC I
RC Non-IO Component Regular Interest.

                                       71

          "REMIC I RESIDUAL INTEREST" means the sole class of "residual interests" in REMIC I and which shall be evidenced by the Class R-I
Certificates.

          "REMIC II" means the segregated pool of assets consisting of the REMIC
I Regular Interests and related amounts in the Distribution Account for which a
REMIC election has been made pursuant to Section 12.1(a) hereof.

          "REMIC II INTERESTS" means, collectively, the REMIC II Regular
Interests and the Class R-II Certificates.

          "REMIC II REGULAR INTEREST A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the Aggregate
Certificate Balance of the Class A-1 Certificates, and which has a Pass-Through
Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST A-1A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the Aggregate
Certificate Balance of the Class A-1A Certificates, and which has a Pass-Through
Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to Aggregate Certificate
Balance of the Class A-2 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST A-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-3 Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST A-AB" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-AB Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST A-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-4 Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST A-4FL" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-4FL Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

                                       72

          "REMIC II REGULAR INTEREST A-M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-M Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST A-J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-J Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance

                                       73

equal to the Aggregate Certificate Balance of the Class J Certificates, and
which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage
Rate.

          "REMIC II REGULAR INTEREST K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class O Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST P" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class P Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST Q" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class Q Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST S" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class S Certificates, and which has a Pass-Through Rate equal to the
Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II REGULAR INTEREST X-MP" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Notional Amount equal to the Class X-MP Notional Amount, and which has a Pass-Through Rate equal to the Class X-MP Strip Rate.

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          "REMIC II REGULAR INTEREST X-RC" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Notional Amount equal to the Class X-RC Notional Amount, and which has a Pass-Through Rate equal to the Class X-RC Strip Rate.

          "REMIC II REGULAR INTERESTS" means, collectively, the REMIC II Regular
Interest A-1, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-2,
REMIC II Regular Interest A-3, REMIC II Regular Interest A-AB, REMIC II Regular
Interest A-4, REMIC II Regular Interest A-4FL, REMIC II Regular Interest A-M,
REMIC II Regular Interest A-J, REMIC II Regular Interest B, REMIC II Regular
Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II
Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H,
REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular
Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II
Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q,
the REMIC II Regular Interest S, the REMIC II Regular Interest X-MP and the
REMIC II Regular Interest X-RC.

          "REMIC III" means the segregated pool of assets consisting of the
REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

          "REMIC III CERTIFICATES" has the meaning set forth in the penultimate paragraph of the Preliminary Statement hereto.

          "REMIC III REGULAR CERTIFICATES" means, collectively, the Class A-1,
Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class X, Class
X-MP and Class X-RC Certificates.

          "REMIC III REGULAR INTERESTS" means, collectively, the REMIC III
Regular Certificates and the Class A-4FL Regular Interest.

          "REMIC POOL" means each of the five segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

          "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections
860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

          "REMIC REGULAR CERTIFICATES" means, collectively, the REMIC III
Regular Certificates, the Class DP Certificates and the Class ST Certificates.

          "RENT LOSS POLICY" or "RENT LOSS INSURANCE" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

                                       75

          "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

          "REO ACCOUNT" shall have the meaning set forth in Section 9.14(a)
hereof.

          "REO DISPOSITION" means the receipt by the Master Servicer or the
Special Servicer of Liquidation Proceeds and other payments and recoveries
(including proceeds of a final sale) from the sale or other disposition of REO
Property.

          "REO INCOME" means, with respect to any REO Property that had not been security for an A/B Mortgage Loan or Loan Pair for any Collection Period, all
income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period or, with respect to an REO Property that had been security for an A/B Mortgage Loan or Loan Pair, the portion of the amounts described above received with respect to such REO
Property and allocable to the related A Note or Serviced Pari Passu Mortgage
Loan, as applicable, pursuant to the related Intercreditor Agreement or Loan
Pair Intercreditor Agreement, as applicable. With respect to any Non-Serviced
Mortgage Loan or the 633 17th Street B Note (if the applicable Non-Serviced
Mortgage Loan Special Servicer or the MLMT 2006-C1 Special Servicer, as
applicable, has foreclosed upon the Mortgaged Property secured by such
Non-Serviced Mortgage Loan Mortgage or the 633 17th Street B Note), the REO
Income shall comprise only such portion of the foregoing that is allocable to the holder of such Non-Serviced Mortgage Loan or the 633 17th Street B Note, as
applicable, and with respect to the Mortgaged Property securing any Loan Pair or
A/B Mortgage Loan, only the portion of such amounts allocable to the holder of the related Serviced Pari Passu Mortgage or the related A Note, as applicable, shall be included in REO Income.

          "REO MORTGAGE LOAN" means a Mortgage Loan, a Serviced Companion
Mortgage Loan or a B Note as to which the related Mortgaged Property is an REO
Property.

          "REO PROPERTY" means a Mortgaged Property (or an interest therein, if the Mortgaged Property securing any Loan Pair or the Mortgaged Property securing an A/B Mortgage Loan has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions; provided that a
Mortgaged Property that secures a Non-Serviced Mortgage Loan or the 633 17th
Street B Note shall constitute an REO Property if and when it is acquired under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement or the
MLMT 2006-C1 Pooling and Servicing Agreement, as applicable, for the benefit of the Trustee as the holder of such Non-Serviced Mortgage Loan or the 633 17th
Street B Note and of the holder of the related Non-Serviced Companion Loan(s)
and the 633 17th Street A Note and 633 17th Street C Note through foreclosure, acceptance of a deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a default or otherwise treated as foreclosure property under the REMIC Provisions. The Special Servicer shall not have any obligations with respect to an REO Property that relates to a Mortgaged Property that secures a Non-Serviced Mortgage Loan or the 633 17th Street B Note and all
references to the Special Servicer's obligations in this

                                       76

Agreement with respect to "REO Property" shall exclude any such Mortgaged
Property that secures a Non-Serviced Mortgage Loan or the 633 17th Street B
Note.

          "REPORT DATE" means the third Business Day before the related
Distribution Date.

          "REPORTABLE EVENT" has the meaning set forth in Section 13.7.

          "REPORTING SERVICER" means the Master Servicer, the Special Servicer and any Servicing Function Participant (including any Primary Servicer, the
Paying Agent, the Trustee (if and for such time as it is a Servicing Function
Participant) and each Sub-Servicer), as the case may be.

          "REPURCHASED LOAN" has the meaning set forth in Section 2.3(a).

          "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

          "REQUIRED APPRAISAL LOAN" means any Mortgage Loan, Loan Pair or B Note as to which an Appraisal Event has occurred. In the case of an A/B Mortgage
Loan, upon the occurrence of an Appraisal Event in respect of either the related
A Note or B Note, the A/B Mortgage Loan shall be deemed to be a single Required
Appraisal Loan. A Mortgage Loan, Loan Pair or B Note will cease to be a Required
Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

          "RESERVE ACCOUNT" shall mean the Reserve Account maintained by the
Paying Agent in accordance with the provisions of Section 5.3, which shall be an
Eligible Account or a subaccount of an Eligible Account.

          "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class DP
REMIC and the Class ST REMIC, the Class R-I Certificates; with respect to REMIC
II, the Class R-II Certificates; and with respect to REMIC III, the Class R-III
Certificates.

          "RESPONSIBLE OFFICER" means, when used with respect to the initial
Trustee, any officer assigned to the Corporate Trust and Loan Agency, or with respect to the Paying Agent, any officer assigned to the Global Securities and
Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor
Trustee, Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or persons performing similar roles on behalf of the Trustee or Paying Agent.

          "RESTRICTED SERVICER REPORTS" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit W prepared by the
Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans and
REO Properties)): (i) a CMSA Comparative Financial Status Report; (ii) without duplication with Section 8.14, a CMSA NOI Adjustment Worksheet; (iii) without duplication with Section 8.14, a CMSA Operating Statement Analysis Report, (iv)
subject to Section 8.11(h),

                                       77

a CMSA Watch List, (v) a Property File, (vi) without duplication with Section
8.14, a Financial File, (vii) a CMSA Special Servicer Loan File and (viii) to the extent applicable a realized loss report substantially in the form included in Exhibit W.

          "REVERSE SEQUENTIAL ORDER" means sequentially to the Class S, Class Q,
Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G,
Class F, Class E, Class D, Class C, Class B, Class A-J, Class A-M and finally to the Class X and Class A Senior Certificates (including the Class A-4FL
Certificates or the Class A-4FL Regular Interest, as applicable), on a pro rata basis, as described herein.

          "RITZ-CARLTON B NOTE" means, with respect to the Ritz-Carlton Pari
Passu Loan, the related subordinated B Note not included in the Trust, which is subordinated in right of payment to the Ritz-Carlton Pari Passu Loan and the
Ritz-Carlton Companion Loan to the extent set forth in the related Intercreditor
Agreement. The Ritz-Carlton B Note is not a Mortgage Loan.

          "RITZ-CARLTON COMPANION LOAN" means the loan that is secured by the
Ritz-Carlton Pari Passu Mortgage on a pari passu basis with the Ritz-Carlton
Pari Passu Loan. The Ritz-Carlton Companion Loan is not a Mortgage Loan.

          "RITZ-CARLTON IO COMPONENT" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of $7,600,000 as of the Cut-Off Date, which principal balance will be reduced by all principal payments made on the Ritz-Carlton Pari Passu Loan until such component is reduced to zero; provided that Realized Losses on the Ritz-Carlton
Pari Passu Loan will reduce the principal balance of the Ritz-Carlton IO
Component and the Ritz-Carlton Non-IO Component pro rata. Distributions in respect of a reimbursement of any Realized Losses in respect of the Ritz-Carlton
Pari Passu Loan previously allocated to any Class of Certificates or Interests shall not constitute distributions of principal and shall not result in the reduction of the principal balance of the Ritz-Carlton IO Component.

          "RITZ-CARLTON LOAN GROUP" means, collectively, the Ritz-Carlton Pari
Passu Loan, the Ritz-Carlton Companion Loan and the Ritz-Carlton B Note.

          "RITZ-CARLTON NON-IO COMPONENT" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of $31,448,614 as of the Cut-Off Date, which principal balance will be reduced by all principal payments made on the Ritz-Carlton Pari Passu Loan after the principal balance of the Ritz-Carlton IO Component has first been reduced to zero; provided that the Realized Losses on the Ritz-Carlton Pari Passu Loan will reduce the principal balance of the Ritz-Carlton IO Component and the
Ritz-Carlton Non-IO Component pro rata. Distributions in respect of a reimbursement of any Realized Losses in respect of the Ritz-Carlton Pari Passu
Loan previously allocated to any Class of Certificates or Interests shall not constitute distributions of principal and shall not result in the reduction of the principal balance of the Ritz-Carlton Non-IO Component.

          "RITZ-CARLTON PARI PASSU LOAN" means Mortgage Loan Nos. 68-72, which is secured on a pari passu basis with the Ritz-Carlton Companion Loan pursuant to the Ritz-Carlton Pari Passu Mortgage.

                                       78

          "RITZ-CARLTON PARI PASSU MORTGAGE" means the mortgage securing the
Ritz-Carlton Pari Passu Loan, the Ritz-Carlton Companion Loan and the
Ritz-Carlton B Note.

          "RLJ PORTFOLIO COMPANION LOAN" means the loan that is secured by the
RLJ Portfolio Pari Passu Mortgage on a pari passu basis with the RLJ Portfolio
Pari Passu Loan. The RLJ Portfolio Companion Loan is not a "Mortgage Loan."

          "RLJ PORTFOLIO PARI PASSU LOAN" means Mortgage Loan No. 26-66, which is secured on a pari passu basis with the RLJ Portfolio Companion Loan pursuant to the RLJ Portfolio Pari Passu Mortgage.

          "RLJ PORTFOLIO PARI PASSU MORTGAGE" means the mortgage securing the
RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan.

          "RULE 144A" means Rule 144A under the Securities Act.

          "RULE 144A-IAI GLOBAL CERTIFICATE" means, with respect to any Class of
Certificates offered and sold in reliance on Rule 144A or to certain
Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest.

          "SARBANES-OXLEY ACT" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

          "SARBANES-OXLEY CERTIFICATION" has the meaning set forth in Section
13.6.

          "SCHEDULED PAYMENT" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan, the DCT Industrial Portfolio Mortgage Loan,
the DCT Industrial Portfolio C Note, a Serviced Companion Mortgage Loan or a B
Note required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note, the DCT Industrial Portfolio Mortgage Loan,
the DCT Industrial Portfolio C Note, Serviced Companion Mortgage Loan or B Note
(excluding all amounts of principal and interest which were due on or before the
Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation
Amounts). Notwithstanding the foregoing, the amount of the Scheduled Payment for any Serviced Pari Passu Mortgage Loan or Serviced Companion Mortgage Loan or any
A Note or B Note shall be calculated without regard to the related Loan Pair
Intercreditor Agreement or the related Intercreditor Agreement, as applicable.
For purposes of this definition, the term "Mortgage Loan" excludes the DCT
Industrial Portfolio Mortgage Loan and DCT Industrial Portfolio C Note.

          "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage
Loan, Serviced Companion Mortgage Loan, Loan Pair, B Note, REO Mortgage Loan,
DCT Industrial Portfolio Mortgage Loan or DCT Industrial Portfolio C Note, for
purposes of performing

                                       79

calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, Serviced Companion Mortgage Loan, Loan
Pair, B Note, REO Mortgage Loan, DCT Industrial Portfolio Mortgage Loan or DCT
Industrial Portfolio C Note. For purposes of this definition, the term "Mortgage
Loan" excludes the DCT Industrial Portfolio Mortgage Loan and DCT Industrial
Portfolio C Note.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "SELLER" means LaSalle, MSMC or PCFII, as the case may be.

          "SELLER SUB-SERVICER" means a Sub-Servicer or Additional Servicer required to be retained by a Master Servicer or Special Servicer, as applicable, by a Seller, as listed on Schedule XIX hereto.

          "SENIOR CERTIFICATES" means the Class A Senior and Class X
Certificates.

          "SERVICED COMPANION MORTGAGE LOAN" means a mortgage loan that is serviced under this Agreement, is not a "Mortgage Loan" included in the Trust, but is paid on a pari passu basis with a Mortgage Loan included in the Trust.
The Serviced Companion Mortgage Loan related to the Trust is the Cherry Creek
Companion Loan.

          "SERVICED COMPANION MORTGAGE LOAN CUSTODIAL ACCOUNT" means each of the custodial sub-account(s) of the Certificate Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section
5.1(c) on behalf of the holder of the related Serviced Companion Mortgage Loan.
Any such sub-account(s) shall be maintained as a sub-account of an Eligible
Account.

          "SERVICED PARI PASSU MORTGAGE" means the Mortgage securing a Serviced
Pari Passu Mortgage Loan and its related Serviced Companion Mortgage Loan secured by the related Mortgaged Property.

          "SERVICED PARI PASSU MORTGAGE LOAN" means a mortgage loan that is a
"Mortgage Loan" included in the Trust and is paid on a pari passu basis with a
Serviced Companion Mortgage Loan. The only Serviced Pari Passu Mortgage Loan related to the Trust is the Cherry Creek Pari Passu Loan.

          "SERVICE(S)(ING)" means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of
Regulation AB and is subject to the disclosure requirements set forth in Item
1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

          "SERVICER ERRORS AND OMISSIONS INSURANCE POLICY" or "ERRORS AND
OMISSIONS INSURANCE POLICY" means an errors and omissions insurance policy maintained by the Master

                                       80

Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

          "SERVICER FIDELITY BOND" or "FIDELITY BOND" means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the
Special Servicer, the Trustee, the Custodian or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible)
sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, the Special Servicer's, the Trustee's, the
Custodian's or the Paying Agent's, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and
Section 7.17, respectively.

          "SERVICER MORTGAGE FILE" means copies of the mortgage documents listed in the definition of "Mortgage File" relating to a Mortgage Loan and shall also include, to the extent required to be (and actually) delivered to the applicable
Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and
the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the
Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

          "SERVICING ADVANCE" means any cost or expense of the Master Servicer, the Special Servicer or the Trustee, as the case may be, designated as a
Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee, as the
case may be, to protect and preserve the security for such Mortgage Loan and/or
(if applicable) the related Serviced Companion Mortgage Loan or B Note.

          "SERVICING CRITERIA" means the criteria set forth in paragraph (d) of
Item 1122 of Regulation AB, as such may be amended from time to time.

          "SERVICING FUNCTION PARTICIPANT" means any Person, other than the
Master Servicer and the Special Servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans
(based on their Principal Balance). For clarification purposes, any Primary
Servicer and the Paying Agent are each Servicing Function Participants and the
Trustee is a Servicing Function Participant only if, and for such time as, it has made an Advance during the calendar year covered by the next Annual Report on Assessment of Compliance with Servicing Criteria.

          "SERVICING OFFICER" means, any officer or employee of the Master
Servicer, or an Additional Servicer, as the case may be, involved in, or responsible for, the administration and servicing of the Mortgage Loans, any
Serviced Companion Mortgage Loan and any B Note whose name and specimen signature appear on a list of servicing officers or employees furnished to the
Trustee by the Master Servicer, or an Additional Servicer, as the case may be, and signed by an officer of the Master Servicer, or an Additional Servicer, as
the case may be, as such list may from time to time be amended.

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          "SERVICING STANDARD" means, with respect to the Master Servicer or the
Special Servicer, as the case may be, to service and administer the Mortgage
Loans (and any Serviced Companion Mortgage Loan and B Note but not any
Non-Serviced Mortgage Loan or the 633 17th Street B Note) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of any Serviced Companion Mortgage Loan or B Note, the related holder of the Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole, taking into account the subordinated nature of such B Note (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, any
Serviced Companion Mortgage Loan and any B Note (and, in the case of any Loan
Pair or any A Note and B Note, the related Loan Pair Intercreditor Agreement or the related Intercreditor Agreement, as applicable) and, to the extent consistent with the foregoing, further as follows:

          (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;

          (b) with a view to the timely collection of all Scheduled Payments of principal and interest under the Mortgage Loans, any Serviced Companion Mortgage
Loan and any B Note or, if a Mortgage Loan, any Serviced Companion Mortgage Loan
or any B Note comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such Mortgage Loan to the
Certificateholders (as a collective whole) (or in the case of any A/B Mortgage
Loan and its related B Note or any Loan Pair, the maximization of the recovery of principal and interest on such A/B Mortgage Loan or Loan Pair, as applicable, to the Certificateholders and the holder of the related B Note or Serviced
Companion Mortgage Loan, as applicable, all taken as a collective whole, taking into account the subordinated nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the Special Servicer but in any event not less than (i) the related REMIC I Net
Mortgage Rate, in the case of the Mortgage Loans (other than any A Note or
Serviced Pari Passu Mortgage Loan) or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the related Serviced Pari Passu Mortgage Loan and Serviced Companion
Mortgage Loan in the case of any Loan Pair); and without regard to: (I) any other relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (II) the ownership of any Certificate or any interest in any Non-Serviced Companion
Mortgage Loan, Serviced Companion Mortgage Loan, B Note or any mezzanine loan related to a Mortgage Loan by the Master Servicer or the Special Servicer, as
the case may be, or any Affiliate thereof; (III) the Master Servicer's obligation to make Advances; (IV) the right of the Master Servicer (or any
Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (V) any obligation of the Master Servicer (or any Affiliate thereof) to repurchase any Mortgage Loan from the Trust.

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          "SERVICING TRANSFER EVENT" means the occurrence of any of the following events: (i) a payment default shall have occurred on a Mortgage Loan
(x) at its Maturity Date (except, if (a) the Mortgagor is making the related
Assumed Scheduled Payment, (b) the Mortgagor notifies the Master Servicer of its intent to refinance such Mortgage Loan and is diligently pursuing such refinancing, (c) the Mortgagor delivers a firm commitment to refinance acceptable to the Operating Adviser on or prior to the Maturity Date, and (d)
such refinancing occurs within 60 days of such default which 60 day period may be extended to 120 days at the Operating Adviser's discretion) or (y) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any
Mortgage Loan (other than a Non-Serviced Mortgage Loan and the 633 17th Street B
Note), Serviced Companion Mortgage Loan or B Note as to which, to the Master
Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the
Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days; (iii) any Mortgage Loan (other than a Non-Serviced Mortgage Loan and the 633 17th Street B Note), Serviced
Companion Mortgage Loan or B Note as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan (other than a Non-Serviced
Mortgage Loan and the 633 17th Street B Note), Serviced Companion Mortgage Loan
or B Note as to which the Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders or the holder of any related
Serviced Companion Mortgage Loan or B Note and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan (other than a
Non-Serviced Mortgage Loan and the 633 17th Street B Note), Serviced Companion
Mortgage Loan or B Note as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan (other than a Non-Serviced Mortgage
Loan and the 633 17th Street B Note), Serviced Companion Mortgage Loan or B Note
as to which, in the good faith reasonable judgment of the Master Servicer, (a)
(other than with respect to any A/B Mortgage Loan) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master
Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Companion
Mortgage Loan or B Note (as the case may be); provided, however, that (1) if the holder of the B Note exercised its right to cure a monetary default and a monetary default occurs in the following month due to the holder of the B Note's failure to cure, then servicing of such Mortgage Loan shall be transferred to the Special Servicer on the Business Day following the expiration of the cure period (as defined in the related Intercreditor Agreement) of the holder of the
B Note if the holder of the B Note does not cure the current monetary default or
(2) if the holder of the B Note has exercised its right to cure the number of consecutive monetary defaults it is permitted to cure under the related
Intercreditor Agreement and a monetary default occurs in the following month, then servicing of such Mortgage Loan shall be transferred to the Special
Servicer at the

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expiration of the Mortgagor's grace period for the current monetary default. If a Servicing Transfer Event occurs with respect to an A Note, it shall be deemed to have occurred also with respect to its related B Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B
Note has exercised its cure rights under the related Intercreditor Agreement, then a Servicing Transfer Event will not occur with respect to such A/B Mortgage
Loan. If a Servicing Transfer Event occurs with respect to a B Note, it shall be deemed to have occurred also with respect to its related A Note. If a Servicing
Transfer Event occurs with respect to any Serviced Pari Passu Mortgage Loan, it shall be deemed to have occurred also with respect to the related Serviced
Companion Mortgage Loan. If a Servicing Transfer Event occurs with respect to any Serviced Companion Mortgage Loan, it shall be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan. Under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement or the
MLMT 2006-C1 Pooling and Servicing Agreement, if a Servicing Transfer Event
occurs with respect to any Non-Serviced Companion Mortgage Loan or the 633 17th
Street B Note, as applicable, it shall be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan or the 633 17th Street B Note.

          "SIMILAR LAWS" has the meaning set forth in Section 3.3(d).

          "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance
Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other
Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

          "SOLE CERTIFICATEHOLDER" means any Certificateholder (or
Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X, Class DP, Class ST-A, Class ST-B, Class ST-C, Class ST-D,
Class ST-E, Class ST-F, Class L, Class M, Class N, Class O, Class P, Class Q,
Class S and Class T Certificates; provided, however, that the Certificate
Balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-4FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero.

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          "SPECIAL SERVICER" means J.E. Robert Company, Inc., or any successor
Special Servicer as herein provided, including without limitation, any successor
Special Servicer appointed pursuant to Section 9.39 hereof.

          "SPECIAL SERVICER COMPENSATION" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out
Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

          "SPECIAL SERVICER REMITTANCE DATE" means the Business Day preceding each Determination Date.

          "SPECIAL SERVICING FEE" means, for each calendar month, as to each
Mortgage Loan (other than any Non-Serviced Mortgage Loan and the 633 17th Street
B Note), Serviced Companion Mortgage Loan or B Note that is a Specially Serviced
Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the
Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan, Serviced Companion Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced
Mortgage Loan immediately before the Due Date occurring in such month.

          "SPECIAL SERVICING FEE RATE" means 0.25% per annum.

          "SPECIAL SERVICING OFFICER" means any officer or employee of the
Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the
Trustee, the Paying Agent and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

          "SPECIALLY SERVICED MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan (other than any Non-Serviced Mortgage Loan and the 633 17th Street B Note), Serviced Companion Mortgage Loan or B Note with respect to which the Master Servicer has notified the Special Servicer, the
Operating Adviser and the Trustee that a Servicing Transfer Event has occurred
(which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan,
Serviced Companion Mortgage Loan or B Note as reasonably requested by the
Special Servicer to enable it to assume its duties with respect to such Mortgage
Loan, Serviced Companion Mortgage Loan or B Note. A Specially Serviced Mortgage
Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer, the Operating
Adviser, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan (and the related B Note in the case of an A/B Mortgage
Loan, and the related Serviced Companion Mortgage Loan in the case of a Loan
Pair) has become a Rehabilitated Mortgage Loan (and, in the case of an A Note
(or B Note) that is or was a Specially Serviced Mortgage Loan, its related B
Note (or A Note) has also become a Rehabilitated Mortgage Loan and, in the case of a Serviced Pari Passu Mortgage Loan (or Serviced Companion Mortgage Loan)
that is or was a Specially Serviced Mortgage Loan, its related Serviced
Companion Mortgage Loan (or Serviced Pari Passu Mortgage Loan) has also

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become a Rehabilitated Mortgage Loan), with respect to such Servicing Transfer
Event, unless and until the Master Servicer notifies the Special Servicer, the
Paying Agent and the Trustee, in accordance with Section 8.1(b) that another
Servicing Transfer Event with respect to such Mortgage Loan, Serviced Companion
Mortgage Loan or B Note exists or occurs.

          "STANDARD HAZARD INSURANCE POLICY" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

          "STARTUP DAY" means, with respect to each of REMIC I, REMIC II and
REMIC III, the day designated as such in Section 12.1(b).

          "SUBCONTRACTOR" means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master
Servicer, the Special Servicer, an Additional Servicer or a Sub-Servicer.

          "SUBORDINATE CERTIFICATES" means, collectively, the Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
Certificates.

          "SUB-SERVICER" means any Person that (i) is a Servicing Function
Participant, (ii) Services the assets of the Trust on behalf of (a) the Trust,
(b) the Paying Agent, (c) the Master Servicer, (d) the Special Servicer, (e) any
Additional Servicer (f) or any other Person that otherwise constitutes a
"Sub-Servicer", and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are required to be performed by the Trust, the Paying Agent, the Master Servicer,
the Special Servicer or any Additional Servicer under this Agreement or any sub-servicing agreement and are identified in Item 1122(d) of Regulation AB.

          "SUCCESSFUL BIDDER" has the meaning set forth in Section 8.29(d).

          "SWAP CONTRACT" means the interest rate Swap Contract, dated as of
August 1, 2006, between the Swap Counterparty and the Trust, and the Credit
Support Annex (as defined in the Swap Contract) and the Schedule to the related
ISDA Master Agreement relating thereto.

          "SWAP COUNTERPARTY" means Morgan Stanley Capital Services Inc., acting in such capacity or its successor in interest.

          "SWAP COUNTERPARTY COLLATERAL ACCOUNT" has the meaning set forth in
Section 8.32(f).

          "SWAP COUNTERPARTY GUARANTOR" means Morgan Stanley, a Delaware corporation.

          "SWAP DEFAULT" means any failure on the part of the Swap Counterparty to (i) make a required payment under the Swap Contract or (ii) either post acceptable collateral, cause

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an acceptable entity to guarantee or provide an indemnity in respect of the Swap
Counterparty's obligations, find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event or enter into any other arrangement acceptable to the Rating Agencies, in each case, as required by the Schedule to the related ISDA Master Agreement.

          "TAX MATTERS PERSON" means the person designated as the "tax matters person" of each REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d)
and temporary Treasury Regulations Section 301.6231(a)(7)-1T.

          "10-K FILING DEADLINE" has the meaning set forth in Section 13.5.

          "TERMINATION PRICE" has the meaning set forth in Section 10.1(b).

          "TITLE INSURANCE POLICY" means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related
Mortgage Loan.

          "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "TRANSFEREE" means any Person who is acquiring by Transfer any
Ownership Interest in a Certificate.

          "TRANSFEROR" means any Person who is disposing by Transfer any
Ownership Interest in a Certificate.

          "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of the Class DP REMIC, the Class ST REMIC, REMIC
I (including in each case the related Mortgage Loans (other than Excess Interest with respect to the Majority Mortgage Loans), such amounts related thereto as shall from time to time be held in the Certificate Account, the Distribution
Account, the Reserve Account, the Interest Reserve Account, the Insurance
Policies, any REO Properties or beneficial interests therein and other items referred to in Section 2.1(a) hereof); REMIC II; REMIC III; the Swap Contract, the Class A-4FL Regular Interest and funds or assets from time to time on deposit in the Floating Rate Account and the Excess Interest Sub-account and any
Excess Interst on the Majority Mortgage Loans. The Trust shall not include any
Non-Serviced Companion Mortgage Loan, any B Note, any interest of the holders of
a B Note, any A/B Loan Custodial Account, any Serviced Companion Mortgage Loan,
any interest of the holders of a Serviced Companion Mortgage Loan or any
Serviced Companion Mortgage Loan Custodial Account.

          "TRUSTEE" means HSBC Bank USA, National Association, as trustee, or its successor-in-interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

          "TRUSTEE FEE" means for each calendar month, as to each Mortgage Loan
(including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee
Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the
Mortgage Rate for such Mortgage Loan for

                                       87

such month) multiplied by the Scheduled Principal Balance of each such Mortgage
Loan immediately before the Due Date occurring in such month; provided that a portion of the Trustee Fee agreed upon between the Trustee and the Paying Agent shall be applied to pay the Paying Agent Fee.

          "TRUSTEE FEE RATE" means 0.00088% per annum, which, includes the
Paying Agent Fee.

          "UNDERWRITER" means each of Morgan Stanley & Co. Incorporated, LaSalle
Financial Services, Inc., Greenwich Capital Markets, Inc. and Merrill Lynch,
Pierce, Fenner and Smith Incorporated and or its successors in interest.

          "UNITED STATES TAX PERSON" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii)
an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust.

          "UNLIQUIDATED ADVANCE" means any Advance previously made by a party hereto that has been previously reimbursed to that party by the Trust Fund as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of
Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO
Property in respect of which the Advance was made.

          "UNPAID INTEREST" means, on any Distribution Date with respect to any
Class of Interests (including the Class A-4FL Regular Interest) or Certificates
(other than the Class A-4FL Certificates and the Residual Certificates), the
portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

          "UNRESTRICTED SERVICER REPORTS" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit X prepared by the
Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans and
REO Properties)): (a) the following electronic files: (i) a Loan Setup File
(with respect to the initial Distribution Date only); and (ii) a Loan Periodic
Update File; and (b) the following supplemental reports: (i) a Delinquent Loan
Status Report, (ii) an Historical Loan Modification Report, (iii) an Historical
Liquidation Report, (iv) an REO Status Report, and (v) a CMSA Loan Level
Reserve/LOC Report.

          "WEIGHTED AVERAGE REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective
Certificate Balances as of the close of business on the preceding Distribution
Date; provided that, solely for purposes of calculating the Weighted Average
REMIC I Net Mortgage Rate, (i) the REMIC I Net Mortgage Rate of the

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REMIC I MP IO Component Regular Interest shall first be reduced by the Class
X-MP Strip Rate and (ii) the REMIC I Net Mortgage Rate of the REMIC I RC IO
Component Regular Interest shall first be reduced by the Class X-RC Strip Rate.

          "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" has the meaning set forth in subsection (II)(i) of Section 5.2(a).

          "WORK-OUT FEE" means a fee payable with respect to any Rehabilitated
Mortgage Loan (other than any Non-Serviced Mortgage Loan and the 633 17th Street
B Note), Serviced Companion Mortgage Loan or B Note, equal to the product of (x)
1.0% and (y) the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note for
so long as it remains a Rehabilitated Mortgage Loan.

          SECTION 1.2 CALCULATIONS RESPECTING MORTGAGE LOANS.

          (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan, Serviced Companion Mortgage
Loan or B Note shall be made based upon current information as to the terms of such Mortgage Loan, Serviced Companion Mortgage Loan and B Note and reports of payments received from the Master Servicer on such Mortgage Loan, Serviced
Companion Mortgage Loan and B Note and payments to be made to the Paying Agent as supplied to the Paying Agent by the Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the Master Servicer of such error.

          (b) Unless otherwise required by law or the applicable Mortgage Loan,
Serviced Companion Mortgage Loan or B Note documents (or the related
Intercreditor Agreement or related Loan Pair Intercreditor Agreement, as applicable), or as otherwise provided for in the definition of Liquidation
Realized Loss, any amounts (other than escrow and reserve deposits and reimbursements of lender advances and expenses) received in respect of a
Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note as to which a default has occurred and is continuing shall be applied first to overdue interest due with respect to such Mortgage Loan, Serviced Companion Mortgage
Loan or B Note at the Mortgage Rate thereof, next to current interest due with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note at the
Mortgage Rate thereof, next to the reduction of the Principal Balance of such
Mortgage Loan, Serviced Companion Mortgage Loan or B Note to zero if such
Mortgage Loan, Serviced Companion Mortgage Loan or B Note has been accelerated and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan, Serviced Companion Mortgage Loan or B Note has not yet
been accelerated, next to any default interest and other amounts due on such
Mortgage Loan, Serviced Companion Mortgage Loan or B Note and finally to Late
Fees due with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or
B Note. The foregoing allocations are intended to govern loan level allocations but shall not

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govern allocations of such amounts at the trust level for the purpose of determining Principal Distribution Amounts or Distributable Certificate
Interest.

          SECTION 1.3 CALCULATIONS RESPECTING ACCRUED INTEREST. Accrued interest on any Certificate (other than the Class A-4FL Certificates) and on the Class
A-4FL Regular Interest shall be calculated based upon a 360-day year consisting of twelve 30-day months and, subject to Section 6.13, accrued interest on the
Class A-4FL Certificates shall be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360-day year.
Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

          SECTION 1.4 INTERPRETATION.

          (a) Whenever the Agreement refers to a Distribution Date and a
"related" Collection Period, Interest Accrual Period, Record Date, Due Date,
Report Date, Monthly Certificateholders Report, Special Servicer Remittance
Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due
Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance
Date or Determination Date, as applicable, immediately preceding such
Distribution Date.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

          (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to
Sections, Schedules and Exhibits contained in this Agreement are references to
Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

          (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

          SECTION 1.5 ARD LOANS.

          Notwithstanding any provision of this Agreement:

          (a) For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal due on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not

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be taken into account for purposes of the definitions of "Appraisal Reduction,"
"Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized
Loss."

          (b) Excess Interest on ARD Loans (other than the DCT Industrial
Portfolio C Note) shall constitute an asset of the Trust but not an asset of any
REMIC Pool. Excess Interest on the DCT Industrial Portfolio C Note shall be an asset of the Class DP REMIC, and shall be paid to the Special Servicer as additional compensation.

          (c) Neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest on any
Mortgage Loan unless the taking of such action is consistent with the Servicing
Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Master Servicer and the Special
Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

          (d) Liquidation Fees shall not be deemed to be earned on Excess
Interest.

          (e) With respect to an ARD Loan, after its Anticipated Repayment Date, the Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and
Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related
Maturity Date, the related Mortgagor has requested the right to prepay the
Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess
Interest, provided that the Master Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof. The Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

          SECTION 1.6 CERTAIN MATTERS WITH RESPECT TO LOAN PAIRS AND A/B
MORTGAGE LOANS.

          (a) The parties hereto acknowledge that, pursuant to the related Loan
Pair Intercreditor Agreement or the related Intercreditor Agreement, if a
Serviced Pari Passu Mortgage Loan or B Note, as applicable, is no longer part of the Trust Fund or is no longer serviced pursuant to the terms of this Agreement, the holder of such Serviced Pari Passu Mortgage Loan or B Note, as applicable, shall negotiate one or more new servicing agreements with the Master Servicer and the Special Servicer, provided, that prior to entering into any such new servicing agreement, the new holder of such Serviced Pari Passu Mortgage Loan or
B Note, as applicable, shall obtain and provide to the holder of the related
Serviced Companion Mortgage Loan and/or B Note written confirmation from each rating agency then rating any securitization relating to such Serviced Companion
Mortgage Loan and/or B Note providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any securities issued in such securitization; provided, that prior to such time the Master Servicer and the Special Servicer shall continue to service the related Loan Pair and/or

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A/B Mortgage Loan to the extent provided in the related Loan Pair Intercreditor
Agreement or the related Intercreditor Agreement, as applicable.

          (b) For the avoidance of doubt and subject to subsection (a) above, the parties acknowledge that the rights and duties of each of the Master
Servicer and the Special Servicer under Article VIII and Article IX and the obligation of the Master Servicer to make Advances, insofar as such rights, duties and obligations relate to any A/B Mortgage Loan (including both the related A Note and the related B Note) or Loan Pair, shall terminate upon the earliest to occur of the following with respect to such A/B Mortgage Loan or
Loan Pair, as the case may be: (i) any repurchase of or substitution for the related A Note or Serviced Pari Passu Mortgage Loan by the applicable Seller pursuant to Section 2.3, (ii) any purchase of the related A Note by the owner of the related B Note pursuant to the terms of the related Intercreditor Agreement,
(iii) any payment in full of any and all amounts due (or deemed due) under the related A Note or Serviced Pari Passu Mortgage Loan (or its successor REO
Mortgage Loan) (including amounts to which the holder of such A Note or Serviced
Pari Passu Mortgage Loan is entitled under the related Intercreditor Agreement or related Loan Pair Intercreditor Agreement), as applicable, (iv) any final liquidation of such A/B Mortgage Loan or Loan Pair and (v) the occurrence of a
Final Recovery Determination with respect to the related A Note or Serviced Pari
Passu Mortgage Loan; provided, however, that this statement shall not limit (A)
the duty of the Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the
Collection Period in which such event occurs or (B) the rights of the Master
Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to such A/B
Mortgage Loan or Loan Pair prior to the date on which such event occurs.

          (c) In connection with any purchase described in clause (ii) of subsection (b) or an event described in clause (iii) of subsection (b), the
Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the related Serviced Companion Mortgage Loan or B Note (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to such
Loan Pair or A/B Mortgage Loan, as applicable, possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty;
provided that such tender by the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the applicable A/B Mortgage Loan or Loan Pair. If a Serviced Pari Passu Mortgage
Loan and the related Serviced Companion Mortgage Loan or an A Note and the
related B Note under the applicable Mortgage Loan are then REO Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer or the Trustee in accordance with

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this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

          (d) If an expense under this Agreement relates, in the reasonable judgment of the Master Servicer, the Special Servicer, the Trustee or the Paying
Agent, as applicable, primarily to the administration of the Trust Fund or any
REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or provisions relating to the grantor trust or the actual payment of any REMIC tax or expense or the grantor trust tax or expense with respect to any REMIC formed hereunder, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against the holder of any Serviced Companion Mortgage Loan or B Note and such holder shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

          SECTION 2.1 CONVEYANCE OF MORTGAGE LOANS.

          (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the
Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements and title, hazard and other insurance policies, including all Qualifying Substitute
Mortgage Loans, all distributions with respect thereto payable after the Cut-Off
Date, the Mortgage File and all rights, if any, of the Depositor in the
Distribution Account, all REO Accounts, the Certificate Account, the Reserve
Account and the Interest Reserve Account, (ii) the Depositor's rights under each
Mortgage Loan Purchase Agreement that are permitted to be assigned to the
Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit, (iv) the
Depositor's rights under any Intercreditor Agreement, Loan Pair Intercreditor
Agreement, Non-Serviced Mortgage Loan Intercreditor Agreement and the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to any
Non-Serviced Mortgage Loan (v) with respect to the Class A-4FL Certificates, the
Swap Contract, the Class A-4FL Regular Interest and funds or assets from time to time on deposit in the Floating Rate Account, and (vi) all other assets included or to be included in REMIC I, the Class DP REMIC, the Class ST REMIC or the
Excess Interest Grantor Trust. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the
Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off
Date. The transfer and assignment of any Non-Serviced Mortgage Loans to the
Trustee and the right to service such Mortgage Loans are subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement and the related Non-Serviced Mortgage Loan Intercreditor Agreement, and the Trustee, by the execution and delivery of this Agreement, hereby agrees that such Mortgage Loans remain subject to the terms of the related Non-Serviced
Mortgage Loan Intercreditor Agreement and, with respect to

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each Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan, the
related Loan Pair Intercreditor Agreement. The transfer and assignment of the
633 17th Street B Note to the Trustee and the right to service such 633 17th
Street B Note is subject to the terms and conditions of the MLMT 2006-C1 Pooling and Servicing Agreement and the related Intercreditor Agreement, and the
Trustee, by the execution and delivery of this Agreement, hereby agrees that such 633 17th Street B Note remains subject to the terms of the related
Intercreditor Agreement.

          (b) In connection with the Depositor's assignment pursuant to Section
2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan
Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File."
Each Seller is required, pursuant to the applicable Mortgage Loan Purchase
Agreement, to deliver to the Custodian the remaining documents constituting the
Mortgage File for each Mortgage Loan within the time period set forth therein.
None of the Trustee, the Paying Agent, any Custodian, the Master Servicer or the
Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase
Agreements and this Section 2.1(b). Notwithstanding anything to the contrary contained herein, with respect to the G&L Portfolio Mortgage Loan, the obligations of each of PCFII and MSMC to deliver a Mortgage Note to the Trustee, or a Custodian appointed thereby, shall be limited to delivery of only the
Mortgage Note held by such party to the Trustee or Custodian appointed thereby.
With respect to the G&L Portfolio Mortgage Loan, either PCFII or MSMC may deliver the Mortgage File or one of any other document required to be delivered with respect to the G&L Portfolio Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for both PCFII and MSMC.

          (c) The applicable Seller shall, at the expense of such Seller as to each of its respective Mortgage Loans, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing
(except with respect to any Mortgage that has been recorded in the name of MERS or its designees), as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File;" provided, if the related Mortgage and UCC financing statements have been recorded in the name of MERS or its designee, no such assignments will be required to be submitted for recording or filing and instead, the applicable Seller has agreed in the applicable Mortgage Loan
Purchase Agreement to take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each such assignment shall reflect that it should be returned by the public recording office to the Custodian following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the applicable Seller shall obtain therefrom a certified copy of the recorded original. The applicable Seller shall forward copies thereof to the Trustee, the Custodian and the Special Servicer
and, if recorded in the name of MERS, shall deliver to the Master Servicer and the Special Servicer, within 45 days of the Closing Date, evidence confirming that the Trustee is

                                       94

shown as the owner on the record of MERS. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the applicable Seller shall, pursuant to the applicable Mortgage Loan
Purchase Agreement, promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the applicable
Seller shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. After the applicable Seller has caused the Trustee to be identified on the records of MERS as the owner of a Mortgage, it shall be the sole responsibility of the Master Servicer to ensure that subsequent relevant events relating to the Mortgage (as, for example, assumptions and partial releases) are promptly and properly registered with MERS throughout the term of the related Mortgage Loan for so long as the Mortgage Loan is an asset of the
Trust.

          The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the
Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the applicable Primary Servicing Agreement in favor of the Trustee and the
Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the
Mortgage Files (so long as original counterparts have previously been delivered to the Custodian). The Sellers agree to reasonably cooperate with the Trustee, the Custodian and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such
Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The
Custodian shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Custodian shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

          (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans,
Serviced Companion Mortgage Loans or B Notes and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer or the applicable Primary Servicer on its behalf, on or before the date that is 45 days following the Closing Date and shall be held by the Master Servicer or the applicable Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the Master Servicer or the applicable Primary Servicer by the related Seller, the Servicer Mortgage File, will include, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage
Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any
guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection

                                       95

reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any
Environmental Insurance Policies. Notwithstanding the foregoing, no Seller shall be required to deliver any draft documents, or any attorney-client communications that are privileged communications or constitute legal or other due diligence analyses, or internal communications of the Seller or its affiliates, or credit underwriting or other analyses or data. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer)
shall be deemed delivery to the Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). None of the Master Servicer, the Special
Servicer or the applicable Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

          (e) In connection with the Depositor's assignment pursuant to Section
2.1(a) above, the Depositor shall deliver to the Trustee on or before the
Closing Date a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date, which
Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

          (f) In connection herewith, the Depositor has acquired the LaSalle
Loans from LaSalle, the MSMC Loans from MSMC and the PCFII Loans from PCFII. The
Depositor will deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of "Mortgage File") relating to the LaSalle Loans to the
Custodian, endorsed as otherwise provided herein, to effect the transfer to the
Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related
Mortgage Notes, as described in the definition of "Mortgage File") relating to the MSMC Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of
"Mortgage File") relating to the PCFII Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such
Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents,
LaSalle, MSMC and PCFII, as applicable, are required under the Mortgage Loan
Purchase Agreements to deliver Assignments of Mortgages and assignments of
Assignments of Leases and assignments of UCC financing statements naming the
Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the
Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the LaSalle Loans shall be deemed to have been transferred from LaSalle to the Depositor, the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the PCFII Loans shall be deemed to have been transferred from PCFII to the Depositor and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

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          With respect to the 633 17th Street B Note, the related Mortgage File
(exclusive, however, of the original Mortgage Note), together with certain other documents and records, and all unapplied Escrow Payments and Reserve Funds, in the possession of the Depositor or the related Mortgage Loan Seller that relate to such Mortgage Loan has been delivered to the MLMT 2006-C1 Trustee in accordance with the applicable Intercreditor Agreement and the MLMT 2006-C1
Pooling and Servicing Agreement. Such documents and funds shall be held thereby on behalf of the Trustee (and, for the benefit of the Class ST
Certificateholders) and the holders of the related 633 17th Street A Note;
provided that, if the 633 17th Street A Note is paid in full while such 633 17th
Street B Note is outstanding and the Mortgage File is delivered, and to the extent applicable the documents therein are assigned, to the Trustee in accordance with the applicable Intercreditor Agreement, the Custodian shall accept and hold such documents in trust in accordance with Section 2.2 below and shall, at the expense of the Depositor, arrange for the recordation and/or filing in all applicable governmental offices of any assignments thereto, the recordation or filing of which are necessary or appropriate to protect the interests of the Class ST Certificateholders in and to such Mortgage Loan.

          SECTION 2.2 ACCEPTANCE BY TRUSTEE AND CUSTODIAN. The Trustee will hold
(i) the REMIC I Regular Interests and (ii) the REMIC II Regular Interests, in
each case, in trust for the exclusive use and benefit of all present and future
Certificateholders (other than Holders of the Class R-I, Class DP, Class ST and
Class T Certificates) and the Custodian will hold the documents constituting a part of the Mortgage Files delivered to it in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the contents of the Mortgage File for any A Note relate to the corresponding B Note, the Trustee, or the Custodian on the Trustee's behalf, will also hold such
Mortgage File in trust for the benefit of the holder of the related B Note;
provided, that if a B Note remains outstanding following payment in full of the amounts due under the related A Notes, the Mortgage Loan documents relating to such A/B Mortgage Loan (exclusive of any such documents related solely to the A
Notes) shall be assigned to the holder of the B Note or its designee. To the extent that the contents of the Mortgage File for any Serviced Pari Passu
Mortgage Loan relate to the corresponding Serviced Companion Mortgage Loan, the
Trustee, or the Custodian, on the Trustee's behalf, will also hold such Mortgage
File in trust for the benefit of the holder of the related Serviced Companion
Mortgage Loan.

          On the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the
Custodian shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee, the Sellers, the Master Servicer, the Special
Servicer, the Operating Adviser and the holder of any Serviced Companion
Mortgage Loan a certification (the "Initial Certification" and the "Final
Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which shall be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan
Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of "Mortgage File" are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage
Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File", and (ii) in the case of the Final
Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be

                                       97

specified in the schedule of exceptions attached thereto, to the effect that:
(A) (I) all documents pursuant to clauses (i), (ii), (iv), (v), (vi), (viii),
(x) and (xii) of the definition of "Mortgage File" required to be included in the Mortgage File (to the extent required to be delivered pursuant to this
Agreement and the applicable Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of "Mortgage
File" to the extent known by a Responsible Officer of the Custodian to be required pursuant to this Agreement, are in its possession, and (II) for each
Mortgage recorded in the name of MERS or its designee, the Trustee is shown as the transferee of the related Mortgage on the records of MERS for purposes of the system maintained by MERS of recording transfers of beneficial ownership for mortgages, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the
Mortgaged Property set forth in the Mortgage Loan Schedule respecting such
Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Trustee or a Custodian on its behalf not later than the 180th day following the Closing Date.

          Within 360 days after the Cut-Off Date, the Custodian shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of "Mortgage File," with evidence of recording thereon) or otherwise provide evidence of such recordation to the Trustee, the Master Servicer, the
Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Custodian by such time, the
Custodian shall provide information in such confirmation on the status of missing assignments. The Custodian agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller), such recordation to be at the expense of the applicable
Seller; provided, however, that the Custodian shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Custodian shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

          If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian of the particular documents showing evidence of the recordation and/or filing), then the Custodian shall continuously update such schedule of exceptions to reflect receipt of any corrected documents,

                                       98

additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each
Seller (as to its respective Mortgage Loans only), the Master Servicer, the
Special Servicer, the Operating Adviser, the Paying Agent and the holder of any
Serviced Companion Mortgage Loan on or about the date that is 180 days after the
Closing Date and then again every 90 days thereafter (until the earliest date specified above). Upon request, the Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders. Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser or the holder of any Serviced Companion Mortgage Loan that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying
Agent, which shall make available a copy thereof. Upon request, the Master
Servicer shall provide to the Trustee the names and addresses of each holder of a Serviced Companion Mortgage Loan of which the Master Servicer has received notice in accordance with this Agreement and/or the related Loan Pair
Intercreditor Agreement.

          The Custodian or its authorized agents shall retain possession and custody of each Custodian Mortgage File in accordance with and subject to the terms and conditions set forth herein.

          SECTION 2.3 SELLERS' REPURCHASE OF MORTGAGE LOANS FOR MATERIAL
DOCUMENT DEFECTS AND MATERIAL BREACHES OF REPRESENTATIONS AND WARRANTIES.

          (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged
Properties as set forth in the related Mortgage Loan Purchase Agreements, and, in either case, the party discovering such defect or breach determines that either (i) the defect or breach materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan or (ii) both (A)
the defect or breach materially and adversely affects the value of the Mortgage
Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or
Rehabilitated Mortgage Loan (any such defect described in the preceding clause
(i) or (ii), a "Material Document Defect", and such a breach described in the preceding clause (i) or (ii), a "Material Breach") the party determining that such Material Document Defect or Material Breach exists shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement; provided that any breach of the representation and warranty contained in paragraph 42 of such
Exhibit 2 of the related Mortgage Loan Purchase Agreement shall constitute a
Material Breach only if such prepayment premium

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or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business Days) upon determining (or becoming aware of another party's determination) that any such
Material Document Defect or Material Breach exists, the Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such
Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related
Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially
Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and (y) the Material Document Defect
was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to
Section 2.2 or otherwise nor possession of such certification or schedule by the
Seller shall, in and of itself, constitute delivery of notice of any Material
Document Defect or knowledge or awareness by the Seller or any party hereto of any Material Document Defect listed therein.

          If any Material Document Defect or Material Breach that exists cannot be corrected or cured in all material respects within the above cure periods, the related Seller will be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan (or the related Seller's portion thereof with respect to the G&L Portfolio Mortgage
Loan) or REO Mortgage Loan (or the related Seller's portion thereof with respect to the G&L Portfolio Mortgage Loan) from the Trust at the applicable Purchase
Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii)
if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a
"defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the
Code and Treasury Regulations Section 1.860G-2(f)), at the related Seller's option, without recourse (other than the representations and warranties made with respect thereto), replace such Mortgage Loan or REO Mortgage Loan with a
Qualifying Substitute Mortgage Loan. If such Material Document Defect or
Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, the repurchase must occur within 85 days from the date the related Seller was notified of the defect and substitution must occur within the sooner of (i) 85 days from the date the related Seller was notified of the defect or (ii) two years from the Closing Date. With respect to the G&L
Portfolio Mortgage Loan, the obligations of each of PCFII and MSMC to cure or repurchase with respect to a Material Document Defect or Material Breach with respect to the G&L Portfolio Mortgage Loan shall be limited to a cure or repurchase with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement. With respect to the G&L

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Portfolio Mortgage Loan, any cure by either of PCFII or MSMC with respect to the
Mortgage Note it sold to the Depositor in accordance with the related Mortgage
Loan Purchase Agreement that also cures the Material Document Defect or Material
Breach with respect to the G&L Portfolio Mortgage Loan shall satisfy the cure obligations of both PCFII and MSMC with respect to the G&L Portfolio Mortgage
Loan.

          As to any Qualifying Substitute Mortgage Loan or Loans, the Master
Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Custodian for such Qualifying Substitute
Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section
2.1, with the Mortgage Note endorsed as required by Section 2.1, and the Master
Servicer shall be entitled to rely on statements and certifications from the
Custodian for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the
Master Servicer to the related Seller on the next succeeding Distribution Date.
For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

          The Master Servicer shall amend or cause to be amended the Mortgage
Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee (and the Custodian), the Paying
Agent and the Special Servicer. Upon such substitution, the Qualifying
Substitute Mortgage Loan or Loans shall be subject to the terms of this
Agreement in all respects. Upon receipt of the Custodian Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Custodian shall release the Custodian Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Custodian (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (provided, however, if applicable, the Master
Servicer will take all necessary action to register the transfer of ownership of the Mortgage related to such Deleted Mortgage Loan on the records of MERS) (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

          If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other Mortgage
Loans ("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Crossed Mortgage Loan for purposes of the above provisions, and the related Seller shall be

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obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, the Seller (A) provides a Nondisqualification Opinion to the Trustee at the expense of the Seller and (B) both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those
Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (i) the Debt
Service Coverage Ratio for all such other Mortgage Loans (excluding the Affected
Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service Coverage Ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement
and (B) 1.25x, and (ii) the Loan-to-Value Ratio for all such Crossed Mortgage
Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current Loan-to-Value ratio for all such Crossed Mortgage Loans (including the
Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) 75%. The determination of the Master
Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to the Master
Servicer: (A) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld) and (B) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse
REMIC Event.

          With respect to any Defective Mortgage Loan, to the extent that the applicable Seller is required to repurchase or substitute for such Defective
Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any Crossed Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized
Loan") with such Repurchased Loan, the related Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to modify, prior to such repurchase or substitution, the related Mortgage Loan documents in a manner such that such affected Repurchased Loan, on the one hand, and any related
Crossed-Collateralized Loans held by Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the related Seller shall have furnished Trustee, at the expense of such Seller, an opinion of Counsel that such modification shall not cause an Adverse REMIC
Event; provided, further, that if such opinion of Counsel cannot be furnished, the applicable Seller and the Depositor have agreed in the applicable Mortgage
Loan Purchase Agreement that such repurchase or substitution of only the
Repurchased Loan, notwithstanding anything to the contrary herein, shall not be permitted and the applicable Seller shall repurchase or substitute for the
Repurchased Loan and all related Crossed-Collateralized Loans. Any reserve or other cash collateral or letters of credit securing the Cross Collateralized
Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The
Mortgagors set forth on Schedule VIII hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this

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paragraph and the preceding paragraph may not be modified with respect to any
Mortgage Loan without the related Mortgagor's consent.

          Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a
Mortgage Loan and be a Material Document Defect: (a) the absence from the
Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed
Mortgage (or with respect to any Non-Serviced Mortgage Loan or the 633 17th
Street B Note, a copy thereof) that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded; (c) the absence from the
Mortgage File of the item called for by paragraph (viii) of the definition of
"Mortgage File" (or with respect to any Non-Serviced Mortgage Loan or the 633
17th Street B Note, a copy thereof) or (d) the absence from the Mortgage File of the item called for by paragraph (xii) of the definition of "Mortgage File" (or with respect to any Non-Serviced Mortgage Loan or the 633 17th Street B Note, a
copy thereof). If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a), the Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating
Agencies, the parties hereto and, to the extent any Material Document Defect relates to a Serviced Pari Passu Mortgage Loan, the holder of the related
Serviced Companion Mortgage Loan, and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related
Mortgage Loan.

          If the related Seller disputes that a Material Document Defect or
Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i)
to effect a correction or cure of such Material Document Defect or Material
Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that
(x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a
Specially Serviced Mortgage Loan, the Special Servicer may, subject to the
Servicing Standard, modify, workout or foreclose, sell or otherwise liquidate
(or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, hereof, while pursuing the repurchase claim. The related Seller has acknowledged and agreed under the related Mortgage Loan Purchase Agreement that any modification of the
Mortgage Loan pursuant to a workout shall not constitute a defense to any repurchase claim nor shall such modification and workout change the Purchase
Price due from the related Seller for any repurchase claim. Any sale of the related Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the related REO Property, to a Person other than the related Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such
Person.

          The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO

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Mortgage Loan or REO Property. In such an event, the Master Servicer shall notify the related Seller of the discovery of the Material Document Defect or
Material Breach and the related Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. After a final liquidation of the Mortgage Loan or REO
Mortgage Loan, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan (a "Final
Judicial Determination") or the related Seller otherwise accepts liability, then, but in no event later than the termination of the Trust pursuant to
Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation
(including those arising from any sale to the related Seller) and the Purchase
Price. If any payment is due with respect to the preceding sentence for the G&L
Portfolio Mortgage Loan, then each of PCFII and MSMC shall be required to pay such party's pro rata share (i.e. 50%) of the G&L Portfolio Mortgage Loan.

          In any month in which the related Seller substitutes one or more
Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the
Master Servicer will determine the amount (if any) by which the aggregate
Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such
Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The
Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the
Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance
Rate. The Depositor shall cause the related Seller, in the case of the Mortgage
Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the
Master Servicer of such event which notice shall be accompanied by an Officer's
Certificate as to the calculation of such shortfall.

          If the affected Mortgage Loan is to be repurchased, the Master
Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a
Mortgage Loan shall be on a whole loan, servicing released basis.

          (b) In connection with any repurchase of or substitution for a
Mortgage Loan contemplated by this Section 2.3, the Custodian, the Trustee, the
Master Servicer and the Special Servicer shall each tender to the related
Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage
Loan possessed by it, and each document that constitutes a part of the Mortgage
File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially

                                      104

similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer
shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the
Trustee or any of them, the endorsements and assignments contemplated by this
Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in an Escrow Account relating to the
Mortgage Loan being repurchased or substituted for. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

          (c) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Material Document Defect or Material Breach.
The parties hereunder understand that (i) LaSalle, as Seller under Mortgage Loan
Purchase Agreement I, will be providing the remedies with respect to the LaSalle
Loans, (ii) MSMC, as Seller under Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the MSMC Loans and (iii) PCFII, as Seller under Mortgage Loan Purchase Agreement III, will be providing the remedies with respect to the PCFII Loans.

          (d) The Trustee or its designee (which, with the Master Servicer's consent, may be the Master Servicer or which, with the Special Servicer's consent, may be the Special Servicer) shall enforce the provisions of this
Section 2.3.

          SECTION 2.4 REPRESENTATIONS AND WARRANTIES. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the
Trustee (in its capacity as Trustee of the Trust) and the Paying Agent as of the
Closing Date that:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this
Agreement, and to create the trust pursuant hereto;

          (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the
Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the
Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having

                                      105

jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i)
the ability of the Depositor to perform its obligations under this Agreement or
(ii) the business, operations, financial condition, properties or assets of the
Depositor;

          (c) The execution, delivery and performance by the Depositor of this
Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (d) This Agreement has been duly executed and delivered by the
Depositor and, assuming due authorization, execution and delivery by the
Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

          (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;
and

          (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

          SECTION 2.5 CONVEYANCE OF INTERESTS. Effective as of the Closing Date,
the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of REMIC I in exchange for the REMIC I Interests, (ii) the REMIC I Regular Interests in exchange for the
REMIC II Interests, (iii) the REMIC II Regular Interests in exchange for the
REMIC III Certificates and the Class A-4FL Regular Interest, (iv) the assets of the Class DP REMIC in exchange for the Class DP Certificates and the Class R-DP
Residual Interest, (v) the assets of the Class ST REMIC in exchange for the
Class ST Certificates and the Class R-ST Residual Interest, (vi) the Class A-4FL
Regular Interest and the Swap Contract, in exchange for the Class A-4FL
Certificates, and (vi) the right to receive Excess Interest on the ARD Loans
(other than the DCT Industrial Portfolio C Note) in exchange for the Class T
Certificates.

          SECTION 2.6 CERTAIN MATTERS RELATING TO NON-SERVICED MORTGAGE LOANS
AND THE 633 17TH STREET B NOTE.

          (a) Notwithstanding anything to the contrary in this Agreement, with respect to each Mortgage Loan that is a Non-Serviced Mortgage Loan and the 633
17th Street B Note, each

                                      106

of the document delivery requirements set forth herein will be satisfied by the delivery by the applicable Seller of copies of each such document specified herein (other than the Mortgage Note (and all intervening endorsements)
evidencing the Mortgage Loan, with respect to which the originals shall be required); provided, the document delivery requirements for the Assignment of
Mortgage, any assignment of Assignment of Leases and any UCC-2 or UCC-3 financing statement set forth herein will be satisfied by the delivery by the applicable Seller of copies of such documents made in favor of the trustee of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the MLMT
2006-C1 Pooling and Servicing Agreement.

          (b) Promptly following the Closing Date, the Master Servicer shall send written notice (substantially in the form of Exhibit DD attached hereto)
with respect to each Non-Serviced Mortgage Loan and the 633 17th Street B Note,
to each of the respective master servicer, special servicer and trustee for the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the MLMT
2006-C1 Pooling and Servicing Agreement and the other holders of the related
Non-Serviced Companion Loans (and the 633 17th Street A Note and 633 17th Street
C Note), each stating that, among other things, the Trustee is the holder of the related Non-Serviced Mortgage Loan and 633 17th Street B Note as of the Closing
Date.

                                  ARTICLE III

                                THE CERTIFICATES

          SECTION 3.1 THE CERTIFICATES.

          (a) The Certificates shall be in substantially the forms set forth in the Exhibits attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this
Agreement or as may in the reasonable judgment of the Paying Agent or the
Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

          The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

          (b) The Class A Senior Certificates, the Class A-M Certificates and
the Class A-J Certificates will be issuable in denominations of $25,000 initial
Certificate Balance and in any whole dollar denomination in excess thereof. The
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates
will be issuable in denominations of $100,000 initial

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Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class DP and Class ST Certificates will be issuable in denominations of $1,000,000 initial Certificate Balance or in any whole dollar denomination in excess thereof. The Class X, Class X-MP and
Class X-RC Certificates will be issuable in denominations of $100,000 initial
Notional Amount or in any whole dollar denomination in excess thereof. The Class
T, Class R-I, Class R-II and Class R-III Certificates will be issued in minimum
Percentage Interests of 10% and integral multiples of 10% in excess thereof.

          (c) Each Certificate shall, on original issue, be executed by the
Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the
Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A Senior, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class
DP, Class ST, Class X, Class X-MP and Class X-RC Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a
Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

          SECTION 3.2 REGISTRATION. The Paying Agent shall be the initial
Certificate Registrar in respect of the Certificates and the Certificate
Registrar shall maintain books for the registration and for the transfer of
Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe;
provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

          SECTION 3.3 TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or

                                      108

accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or
Percentage Interest, as the case may be, as the Certificate being transferred.
No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate
Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any
Distribution Date.

          (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial
Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar.
Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the
Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any
Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

          (c) No transfer, sale, pledge or other disposition of any
Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit
D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate
Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special
Servicer, the Paying Agent, the Trustee or the

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Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry
Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate
Owner's prospective Transferee substantially in the form attached as Exhibit
D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities
Act. None of the Depositor, the Paying Agent, the Trustee, the Master Servicer,
the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this
Agreement to permit the transfer of any Certificate. Any Certificateholder or
Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Master Servicer, the Special Servicer, the
Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

          (d) No transfer of a Non-Investment Grade Certificate or Residual
Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of
ERISA or Section 4975 of the Code or any applicable federal, state or local law
("Similar Laws") materially similar to the foregoing provisions of ERISA or the
Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited
Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a
Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified
Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of
U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60;
or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive
Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or subject the Depositor, the Trustee, the Paying
Agent, the Master Servicer, the Special Servicer or the Certificate Registrar to
any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or
interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless, in the case of a
Non-Investment Grade Certificate, it shall have delivered to the Certificate
Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the
Certificate Registrar (or, in the case of an interest in a Non-Investment Grade
Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such
Certificate or interest

                                      110

therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) that, in the case of a Non-Investment Grade
Certificate, the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and
III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor or similar exemption under Similar
Laws.

          (e) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United
          States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted
          Transferee and (2) each Person holding or acquiring any Ownership
          Interest in a Residual Certificate shall be a Qualified Institutional
          Buyer and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Qualified Institutional
          Buyer.

               (B) In connection with any proposed Transfer of any Ownership
          Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as
          Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed
          Transferee, in form and substance satisfactory to the Certificate
          Registrar, representing and warranting, among other things, that such
          Transferee is a Permitted Transferee, that it is a Qualified
          Institutional Buyer, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed
          Transfer as a nominee, trustee or agent for any Person that is not a
          Permitted Transferee, that for so long as it retains its Ownership
          Interest in a Residual Certificate, it will endeavor to remain a
          Permitted Transferee, that it is a United States Tax Person, that if such Transferee is a partnership, trust or disregarded entity for U.S.
          federal income tax purposes, then each Person that may be allocated income from a Residual Certificate is a United States Tax Person, that it is not a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax
          Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will not cause income with respect to the Residual
          Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of such proposed Transferee or any other United States Tax Person, that it will provide the

                                      111

          Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and
          Agreement are true or that Section 13 is not applicable, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and
          Agreement by a proposed Transferee under clause (B) above, if the
          Certificate Registrar has actual knowledge that the proposed
          Transferee is not a Permitted Transferee or is not a United States Tax
          Person, no Transfer of an Ownership Interest in a Residual Certificate
          to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring an Ownership Interest in a
          Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual
          Certificate and (2) not to transfer its Ownership Interest in such
          Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit
          -------- E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of --- the proposed Transferee and, as a result of the investigation, the
          Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee, is not a United
          States Tax Person, is a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United
          States Tax Person or is a Person with respect to which income on the
          Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty.

               (E) Each Person holding or acquiring an Ownership Interest in a
          Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section
          1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual
          Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a
          Residual Certificate.

               (F) If any purported Transferee shall become a Holder of a
          Residual Certificate in violation of the provisions of this Section
          3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar
          or the Paying Agent shall be under any liability to any

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          Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (G) If any purported Transferee shall become a Holder of a
          Residual Certificate in violation of the restrictions in this Section
          3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, and to
          the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Paying Agent shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual
          Certificate to a purchaser selected by the Paying Agent on such terms as the Paying Agent may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the
          Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate
          Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an
          Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Master Servicer, on behalf of the Paying Agent, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those
Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a
Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual
Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a
Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Master Servicer and the Paying Agent for providing such information.

          The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the
Paying Agent, the Certificate Registrar, the Master Servicer, the Operating
Adviser and the Depositor the following:

               (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

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               (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the
          effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (x) cease to qualify as a
          REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted
          Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

          (f) None of the Master Servicer, the Special Servicer, the Trustee,
the Paying Agent or the Certificate Registrar shall have any liability to the
Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3;
provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual
Certificate as set forth in Section 3.3(e); provided, further, that the
Certificate Registrar shall not register the transfer of a Noneconomic Residual
Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed
Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III;
provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual
Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or
Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in
Sections 3.3(c), 3.3(d) and 3.3(e).

          (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar
shall hold such cancelled Certificates in accordance with its standard procedures.

          (h) The Certificate Registrar shall provide the Master Servicer, the
Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

          (i) Unless and until it is exchanged in whole for the individual
Certificates represented thereby, a Global Certificate representing all of the
Certificates of a Class may not be transferred, except as a whole by the
Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor
Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this

                                      114

subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this Section 3.3.

          SECTION 3.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (A)
any mutilated Certificate is surrendered to the Certificate Registrar, or the
Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated
Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new
Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate
Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar)
connected therewith. Any replacement Certificate issued pursuant to this Section
3.4 shall constitute complete and indefeasible evidence of ownership in the
Trust, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

          SECTION 3.5 PERSONS DEEMED OWNERS. Prior to presentation of a
Certificate for registration of transfer, the Master Servicer, the Special
Servicer, the Trustee, the Operating Adviser, the Paying Agent and any agent of the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the
Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special
Servicer, the Trustee, the Paying Agent, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the
Operating Adviser shall be affected by any notice to the contrary.

          SECTION 3.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.
If three or more Certificateholders, a Certificateholder holding all the
Certificates of any Class of Certificates, the Master Servicer, the Special
Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by
Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten
Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the
Trustee, the Swap Counterparty or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the
Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

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          SECTION 3.7 BOOK-ENTRY CERTIFICATES.

          (a) The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-4FL, Class A-M, Class A-J, Class X, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q, Class S, Class DP and Class ST Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate
Registrar, as custodian for The Depository Trust Company (the "Depository"), the
initial Clearing Agency, by, or on behalf of, the Depositor, provided, that any
Non-Investment Grade Certificates sold to Institutional Accredited Investors that are not Qualified Institutional Buyers will be issued as Definitive
Certificates. The Certificates shall initially be registered on the Certificate
Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

               (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

               (ii) the Depositor, the Master Servicer, the Paying Agent, the
Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

               (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
Section 3.7 shall control with respect to each such Class; and

               (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable
Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants.
Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

          (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the
Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing
Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

          (c) The Certificates of each Class (other than the Residual
Certificates) initially sold in reliance on Rule 144A or with respect to the
Class G, Class H, Class J and Class K Certificates sold to Institutional
Accredited Investors shall be represented by the Rule 144A-

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IAI Global Certificate for such Class, which shall be deposited with the
Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class L, Class M, Class N,
Class O, Class P, Class Q, Class S, Class DP and Class ST Certificates initially sold to Institutional Accredited Investors that are not Qualified Institutional
Buyers shall be represented by IAI Definitive Certificates for such Class. The
Certificates evidenced by any Rule 144A-IAI Global Certificate or IAI Definitive
Certificate shall be subject to certain restrictions on transfer as set forth in
Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

          (d) The Certificates of each Class (other than the Residual
Certificates) initially sold in offshore transactions in reliance on Regulation
S shall be represented by the Regulation S Temporary Global Certificate for such
Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository. Not earlier than the Release Date, beneficial interests in any
Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class.
Beneficial interests in any Regulation S Temporary Global Certificate may be
held only through Euroclear Bank or Clearstream Bank; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global
Certificate for such Class in accordance with the certification requirements described in Section 3.7(f). The Regulation S Permanent Global Certificates
shall be deposited with the Certificate Registrar, as custodian for the
Depository and registered in the name of Cede & Co. as nominee of the
Depository.

          On or prior to the Release Date and on or prior to any Distribution
Date occurring prior to the Release Date, each Certificate Owner of a Regulation
S Temporary Global Certificate that holds a beneficial interest therein on the
Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear Bank or Clearstream Bank (as applicable) a Regulation S
Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the
Release Date or on any such Distribution Date that has previously delivered a
Regulation S Certificate to Euroclear Bank or Clearstream Bank with respect to its interest therein does not need to deliver any subsequent Regulation S
Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear
Bank or Clearstream Bank, as applicable, thereof). Euroclear Bank or Clearstream
Bank, as applicable, shall be required to promptly deliver to the Certificate
Registrar a certificate substantially in the form of Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate
Owner) shall be entitled to receive an interest in the Regulation S Permanent
Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear Bank or
Clearstream Bank with respect to the portion of the Regulation S Temporary
Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by

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or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in Section 3.7(f).

          (e) Except in the limited circumstances described below in Section
3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the
Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such
Global Certificate to the accounts of Persons who have accounts with such
Depository. Such accounts initially shall be designated by or on behalf of the
Underwriters and Placement Agents. Ownership of beneficial interests in a Global
Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global
Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

          So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such
Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of
Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate
Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear
Bank and Clearstream Bank).

          (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar,
Euroclear Bank or Clearstream Bank, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the
Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global
Certificate shall have the right, upon prior written notice to the Certificate
Registrar, the Depository and Euroclear Bank or Clearstream Bank, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if

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such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section
3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or
Certificates being exchanged to reduce the stated principal amount of such
Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or
Certificates for which such exchange is to be made to increase the stated
principal amount of such Global Certificate by the denominations of the
Certificate or Certificates being exchanged therefor. The form of the Exchange
Certification shall be available from the Certificate Registrar.

          SECTION 3.8 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related
Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the
Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

          SECTION 3.9 DEFINITIVE CERTIFICATES.

          (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the
Clearing Agency is unwilling or unable to continue as depositary for such Global
Certificate and a qualifying successor depositary is not appointed by the
Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing
Agency so advises the Depositor, the Certificate Registrar and the Master
Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests;
provided, that under no circumstances will Definitive Certificates be issued to
Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the
Certificate Registrar shall notify the Clearing Agency and request the Clearing
Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the
Certificate Registrar of the Global Certificates by the Clearing Agency,
accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating
Agent shall authenticate and deliver, the Definitive Certificates. None of the
Depositor, the Trustee, the Paying Agent or the Certificate Registrar shall be liable for any

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delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and
the Paying Agent shall recognize the Holders of Definitive Certificates as
Certificateholders hereunder.

          (b) Distributions of principal and interest on the Definitive
Certificates shall be made by the Paying Agent directly to holders of Definitive
Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

          P&I Advances and Servicing Advances shall be made as provided herein by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee except to the extent that the Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such
Advance would be a Nonrecoverable Advance.

          SECTION 4.1 P&I ADVANCES BY MASTER SERVICER.

          (a) On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such
Distribution Date is greater than zero, and the Master Servicer shall make a P&I
Advance in respect of each Mortgage Loan of such amount no later than the Master
Servicer Remittance Date. It is understood that the obligation of the Master
Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such
P&I Advance if made would be a Nonrecoverable Advance as determined by the
Special Servicer in accordance with the Servicing Standard, in which event the
Special Servicer shall promptly direct the Master Servicer not to make such P&I
Advance. Such determination shall be conclusive and binding on the Trustee and the Certificateholders. The Master Servicer shall not advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL
Certificates in the event that the Swap Counterparty fails to make a required payment. The Special Servicer shall not make P&I Advances under this Agreement and shall not advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap
Counterparty fails to make a required payment. If the Master Servicer fails to make a P&I Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee and the Paying Agent of such failure.

          (b) If the Master Servicer determines that there is a P&I Advance
Amount for a Distribution Date, the Master Servicer shall on the related Master
Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B)

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utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate
Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

          (c) Subsections (a) and (b) of this Section 4.1 shall not apply to the
DCT Industrial Portfolio C Note or the 633 17th Street B Note.

          SECTION 4.1A P&I ADVANCES WITH RESPECT TO NON-SERVICED MORTGAGE LOANS
AND SERVICED PARI PASSU MORTGAGE LOANS.

          With respect to the Non-Serviced Mortgage Loans and Serviced Pari
Passu Mortgage Loans (the "P&I Pari Passu Loans"), the Master Servicer shall make its determination that a P&I Advance previously made on any P&I Pari Passu
Loan is a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance with respect to such P&I Pari Passu
Loan in accordance with Section 4.1 independently of any determination made by any Other Master Servicer under the related Other Companion Loan Pooling and
Servicing Agreement in respect of any P&I Pari Passu Loan following deposit of the Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans
into a commercial mortgage securitization trust, and the Other Master Servicer shall make its own determination that it has made a P&I Advance that is a
Nonrecoverable Advance (both as defined in the related Other Companion Loan
Pooling and Servicing Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (both as defined in the related Other
Companion Loan Pooling and Servicing Agreement) with respect to the Non-Serviced
Companion Mortgage Loans or Serviced Companion Mortgage Loans, as applicable, in accordance with the related Other Companion Loan Pooling and Servicing
Agreement. The determination by either the Master Servicer or the Other Master
Servicer made on the earlier of (i) the Advance Report Date and (ii) the Other
Advance Report Date that any such P&I Advance is nonrecoverable shall be binding on the Other Master Servicer and the Master Servicer, as applicable, the
Certificateholders and the holders of any securities relating to the
Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans, as
applicable.

          The Master Servicer shall not make a P&I Advance with respect to any
P&I Pari Passu Loan after its receipt of notice from the related Other Master
Servicer that it has determined that it has made a P&I Advance that is a
Nonrecoverable Advance on the Non-Serviced Companion Mortgage Loans or Serviced
Companion Mortgage Loans, as applicable, or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance pursuant to the relevant Other
Companion Loan Pooling and Servicing Agreement. If the Master Servicer
determines that a P&I Advance would be (if made), or any outstanding P&I Advance previously made is, a Nonrecoverable Advance, the Master Servicer shall provide the Other Master Servicer written notice of such determination within two
Business Days after such determination was made. If the Master Servicer receives written notice by the Other Master Servicer that it has determined, with respect to any Mortgage Loan, that any proposed future P&I Advance would be, or any outstanding P&I Advance is, a Nonrecoverable Advance, the Master Servicer shall not make any additional P&I Advances with respect to such Mortgage Loan unless the Master

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Servicer has consulted with the Other Master Servicer and they both agree that circumstances with respect to such Mortgage Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.
Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable
Advance. Once such a determination is made by the Master Servicer or the Master
Servicer receives written notice of such determination by the Other Master
Servicer, the Master Servicer shall follow the process set forth in this paragraph before making any additional P&I Advances with respect to such
Mortgage Loan.

          Following a securitization of a Serviced Companion Mortgage Loan, the
Master Servicer shall be required to deliver to the related Other Master
Servicer the following information: (i) any loan related information (in the form received), including without limitation CMSA Reports relating to the related Serviced Pari Passu Mortgage Loan, applicable to a determination that an
Advance is or would be a Nonrecoverable Advance, within one Business Day of the
Master Servicer's receipt thereof, (ii) notice of any Servicing Advance it, or the Trustee makes with respect to the related Serviced Pari Passu Mortgage Loan within one Business Day of the making of such Advance and (iii) notice of any determination that any Servicing Advance is a Nonrecoverable Advance within one
Business Day thereof.

          SECTION 4.2 SERVICING ADVANCES. The Master Servicer and, if the Master
Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by the Master
Servicer, shall make Servicing Advances to the extent provided in this
Agreement, except to the extent that the Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such
Advance would be a Nonrecoverable Advance and, subject to the last sentence of this Section 4.2, except to the extent the Special Servicer determines in accordance with the Servicing Standard and Section 4.4 that such Advance, if made, would be a Nonrecoverable Advance, in which event the Special Servicer shall promptly direct the Master Servicer not to make such Advance. Such determination by the Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee and the Certificateholders and, in the case of any B
Note, the holder of the related B Note and, in the case of any Serviced Pari
Passu Mortgage Loan, the holder of the related Serviced Companion Mortgage Loan, and, in the case of the DCT Industrial Portfolio C Note, the holder of the DCT
Industrial Portfolio C Note. The Special Servicer shall not be required to make
Servicing Advances under this Agreement but may make such Servicing Advances at its option in which event the Master Servicer shall reimburse the Special
Servicer for such Servicing Advance within 30 days of receipt of a statement therefor. Promptly after discovering that the Master Servicer has failed to make a Servicing Advance that the Master Servicer is required to make hereunder, the
Paying Agent shall promptly notify the Trustee in writing of the failure by the
Master Servicer to make such Servicing Advance. The Master Servicer may make
Servicing Advances in its own discretion if it determines that making such
Servicing Advance is in the best interest of the Certificateholders, even if the
Master Servicer or the Special Servicer has determined, in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

          The applicable Non-Serviced Mortgage Loan Master Servicer is obligated to make Servicing Advances pursuant to the related Non-Serviced Mortgage Loan
Pooling and

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Servicing Agreement with respect to any Non-Serviced Mortgage Loan, and the
Master Servicer shall have no obligation or authority to make Servicing Advances with respect to such Mortgage Loan.

          SECTION 4.3 ADVANCES BY THE TRUSTEE.

          (a) To the extent that the Master Servicer fails to make a P&I Advance with respect to a Mortgage Loan by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer or the Special Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance with respect to such Mortgage Loan to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the
Distribution Date that such Advance has not been made by the Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I
Advance, if made, would be a Nonrecoverable Advance. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00
a.m. (New York City time) on the Distribution Date if the Master Servicer has failed to make a P&I Advance.

          (b) To the extent that the Master Servicer fails to make a Servicing
Advance by the date such Servicing Advance is required to be made (other than a
Servicing Advance that the Master Servicer determines is a Nonrecoverable
Advance), and a Responsible Officer of the Trustee receives actual notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with
Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

          SECTION 4.4 EVIDENCE OF NONRECOVERABILITY.

          (a) If the Master Servicer or the Special Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed
Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the
Master Servicer, the Paying Agent, the Special Servicer, the Operating Adviser
and the Rating Agencies (and the holder of the Serviced Companion Mortgage Loan if the Advance relates to a Loan Pair) by the Business Day prior to the
Distribution Date. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's or Special
Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer or the Special Servicer, as applicable, to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee determines at any time that any portion of an Advance previously made or a portion of a proposed
Advance that the Trustee is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee
delivered to the Depositor, the Master Servicer, the Special Servicer, the
Paying Agent

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and the Operating Adviser similar to the Officer's Certificate of the Master
Servicer or the Special Servicer described in the prior sentence. If the Special
Servicer determines at any time that any portion of an Advance previously made would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Special Servicer,
delivered to the Depositor, the Master Servicer, the Trustee, the Paying Agent
and the Operating Adviser similar to the Officer's Certificate of the Master
Servicer described above. The Trustee shall not be required to make an Advance that the Master Servicer or the Special Servicer (or with respect to a Mortgage
Loan included in a Loan Pair or any Non-Serviced Mortgage Loan, the related
Other Master Servicer) has previously determined to be a Nonrecoverable Advance.
Notwithstanding any other provision of this Agreement, none of the Master
Servicer, the Special Servicer, the Trustee shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if the Trustee determines in its good faith business judgment and, with respect to the Master Servicer or the Special Servicer, in accordance with the Servicing Standard that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The
Master Servicer's and the Special Servicer's determinations in accordance with the above provisions shall be conclusive and binding on the Trustee, the Paying
Agent and the Certificateholders. The Master Servicer shall consider
Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverablility determinations as if such Unliquidated Advance were a P&I Advance or Servicing Advance, as applicable.

          (b) Any Non-Serviced Mortgage Loan Master Servicer, Non-Serviced
Mortgage Loan Trustee or Non-Serviced Mortgage Loan Fiscal Agent, as applicable, shall be entitled to reimbursement for Pari Passu Loan Nonrecoverable Advances pursuant to and to the extent set forth in the related Non-Serviced Mortgage
Loan Intercreditor Agreement (with, in each case, any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement) in the manner set forth in Section 5.2.

          SECTION 4.5 INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING ADVANCES
WITH RESPECT TO A MORTGAGE LOAN. Any unreimbursed Advance funded from the Master
Servicer's, the Special Servicer's or the Trustee's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the
Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan or any B Note for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan or B
Note documents. All Late Collections on any Non-Serviced Mortgage Loan in
respect of interest shall, promptly following receipt thereof, be applied by the
Master Servicer to reimburse the interest component of any P&I Advance outstanding with respect to such Non-Serviced Mortgage Loan. Any party that makes a P&I Advance with respect to any Non-Serviced Mortgage Loan shall provide to the applicable Non-Serviced Mortgage Loan Master Servicer monthly, at least two Business Days prior to the next succeeding Due Date for such Non-Serviced
Mortgage Loan, written notice of whether (and, if any, how much) Advance
Interest will be payable on the interest component of that P&I Advance through the next succeeding related Master Servicer Remittance Date. For purposes of

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determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan, B Note or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I
Advance and then each succeeding P&I Advance to the extent not inconsistent with
Section 4.6. The Master Servicer shall use efforts consistent with the Servicing
Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and the Serviced Companion Mortgage Loans) that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagors in an amount sufficient to pay Advance Interest and Additional
Trust Expenses incurred in respect of each related Mortgage Loan. The Master
Servicer shall be entitled to retain Late Fees and default interest paid by any
Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Late Fee and default interest that relates to the period commencing after the Servicing Transfer Event in respect of a Specially
Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such
Mortgage Loan (x) exceed unreimbursed Additional Trust Expenses and Advance
Interest (incurred in respect of the related Mortgage Loan) with respect to the
Mortgage Loans arising on or after the Cut-Off Date and (y) are not used to pay
Special Servicing Fees, Liquidation Fees and Workout Fees accrued with respect to such Collection Period on such Mortgage Loan. The applicable Special
Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced
Mortgage Loan (a) any outstanding and unpaid Advance Interest in respect of such
Specially Serviced Mortgage Loan to the Master Servicer or the Trustee, as
applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan and (ii) retain any remaining portion of such Late Fees and default interest as additional Special
Servicer Compensation. It is hereby acknowledged that the applicable Master
Servicer may only waive Late Fees and default interest to the extent set forth in Section 8.3(a).

          SECTION 4.6 REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST.

          (a) Advances made with respect to each Mortgage Loan, Serviced
Companion Mortgage Loan, B Note, Specially Serviced Mortgage Loan or REO
Property (including Advances later determined to be Nonrecoverable Advances) and
Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, any Serviced
Companion Mortgage Loan or any B Note or Specially Serviced Mortgage Loans or
REO Property shall be an "Available Advance Reimbursement Amount."

          (b) To the extent that Advances have been made on the Mortgage Loans, any Serviced Companion Mortgage Loan, any B Note, any Specially Serviced
Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement
Amount with respect to any Determination Date shall be applied to reimburse (i)
the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially
Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (ii) the Master Servicer for any

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Advances outstanding to the Master Servicer with respect to any of such Mortgage
Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced Mortgage
Loans or REO Mortgage Loans, plus any Advance Interest owed to the Master
Servicer with respect to such Advances and then (iii) the Special Servicer for any Advances outstanding to the Special Servicer with respect to any of such
Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced
Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the
Special Servicer with respect to such Advances. To the extent that any Advance
Interest payable to the Master Servicer, the Special Servicer or the Trustee
with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Trustee, the Special Servicer or the Master Servicer, as
the case may be, from amounts on deposit in the Certificate Account (or sub-account thereof) or the Distribution Account, to the extent of amounts identified to be applied therefor, pursuant to Section 5.2(a) or Section
5.3(b)(ii). The Master Servicer's, the Special Servicer's and the Trustee's
right of reimbursement under this Agreement for Advances shall be prior to the rights of the Certificateholders (and, in the case of a Serviced Companion
Mortgage Loan, the holder thereof and, in the case of a B Note, the holder thereof) to receive any amounts recovered with respect to such Mortgage Loans,
Serviced Companion Mortgage Loans, B Notes or REO Mortgage Loans.

          (c) Advance Interest will be paid to the Trustee, the Master Servicer and/or the Special Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected from the related Mortgage Loan during the Collection Period during which the related
Advance is reimbursed, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" for non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from that particular Specially
Serviced Mortgage Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially
Serviced Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed. Advance Interest payable to the Master Servicer, the Special Servicer or the Trustee in respect of Servicing Advances on any Loan
Pair shall be allocated to the Serviced Pari Passu Mortgage Loan and the
Serviced Companion Mortgage Loan on a pro rata basis based upon the Principal
Balance thereof.

          (d) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon that was not paid from amounts specified in the preceding paragraph (c) and then to reduce the outstanding amount of such
Advances.

          (e) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section 4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date.
All such amounts reimbursed by the Master Servicer shall be a Servicing Advance, subject to Section 4.4. In the event that the Master Servicer fails to reimburse the Special Servicer hereunder or the Master Servicer determines that such
Servicing Advance was or, if made, would be a

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Nonrecoverable Advance and the Master Servicer does not make such payment, the
Special Servicer shall notify the Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust
Expense. The Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this
Section 4.6(e) and circumstances surrounding the notice delivered by the Special
Servicer pursuant to this Section 4.6(e).

                                   ARTICLE V

                           ADMINISTRATION OF THE TRUST

          SECTION 5.1 COLLECTIONS.

          (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank, National Association, as Master Servicer for HSBC
Bank USA, National Association, as Trustee for the Holders of Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9"
(the "Certificate Account"). On or prior to the Closing Date, the Master
Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells
Fargo Bank, National Association, as Master Servicer for HSBC Bank USA, National
Association, as Trustee for the Holders of Morgan Stanley Capital I Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9" (the "Interest
Reserve Account").

          (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account or the Interest Reserve Account, as the case may be, the Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master
Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account and the Interest Reserve Account to
hold such account in the name of the Master Servicer as provided in Section
5.1(a), subject to the Master Servicer's (or its applicable Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

          (c) On the Closing Date, the Master Servicer shall deposit the Initial
Deposit delivered to it by the Depositor on that date into the Certificate
Account. The Master Servicer shall deposit, or cause to be deposited, into the
Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special
Servicer from an REO Account pursuant to Section 9.14), other than (i) amounts received by it with respect to the DCT Industrial Portfolio C Note (including
Excess Interest thereon), which amounts will be deposited directly into the DCT
Industrial Portfolio C Note Custodial Account, (ii) amounts received by it with

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respect to the 633 17th Street B Note, which amounts will be deposited directly into the 633 17th Street B Note Distribution Account, and (iii) amounts in respect of interest and principal on the Mortgage Loans, any Serviced Companion
Mortgage Loan or any B Note due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Master Servicer (I) may retain amounts otherwise payable to the Master Servicer as provided in Section 5.2(a)
rather than deposit them into the Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the applicable
Primary Servicer the applicable Primary Servicing Fees payable as provided in
Section 5.2(a)(iv)(unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in the Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section
5.2(a)(iv))(unless already retained by the applicable holder of the excess servicing rights)):

               (A) Principal: all payments on account of principal, including
          Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note;

               (B) Interest: subject to subsection (d) hereof, all payments on account of interest on the Mortgage Loans, any Serviced Companion
          Mortgage Loan and any B Note (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor and excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section
          5.1(d) below);

               (C) Liquidation Proceeds: all Liquidation Proceeds with respect to the Mortgage Loans, any Serviced Companion Mortgage Loan and any B
          Note;

               (D) Insurance Proceeds: all Insurance Proceeds other than
          proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

               (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

               (F) REO Income: all REO Income received from the Special
          Servicer;

               (G) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account and amounts required to be deposited by the
          Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO
          Account;

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               (H) Advances: all P&I Advances unless made directly to the
          Distribution Account;

               (I) Compensating Interest: all Compensating Interest received with respect to the Mortgage Loans;

               (J) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Account pursuant to this
          Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the fifth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute
          Mortgage Loans, payments or recoveries in respect of Unliquidated
          Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loan pursuant Section 5.2(a)(II), any other amounts received with respect to any Serviced Companion Mortgage
          Loan and with respect to any B Note, all other amounts received pursuant to the cure and purchase rights set forth in the applicable
          Intercreditor Agreement; and

               (K) to the extent not otherwise set forth above, all amounts received from each Non-Serviced Mortgage Loan Master Servicer,
          Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage
          Loan Trustee pursuant to the related Non-Serviced Mortgage Loan
          Pooling and Servicing Agreement and Non-Serviced Mortgage Loan
          Intercreditor Agreement.

          With respect to any A/B Mortgage Loan, the Master Servicer shall establish and maintain one or more sub-accounts of the Certificate Account (each an "A/B Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related B Note (provided that any amounts required to be paid to the holder of the DCT Industrial Portfolio C Note will be deposited directly into a separate
A/B Loan Custodial Account designated for amounts described above in respect of the DCT Industrial Portfolio C Note (the "DCT Industrial Portfolio C Note
Custodial Account") pursuant to the terms of the related Intercreditor
Agreement, in each case on the same day as the deposit thereof into the
Certificate Account. Any A/B Loan Custodial Account (other than the portion of the A/B Loan Custodial Account relating to the DCT Industrial Portfolio C Note)
shall be held in trust for the benefit of the holder of the related B Note and shall not be part of any REMIC Pool.

          With respect to any Loan Pair, the Master Servicer shall establish and maintain one or more sub-accounts of the Certificate Account (each, a "Serviced
Companion Mortgage Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related Serviced Companion Mortgage Loan pursuant to the terms of the related Loan Pair Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Each Serviced Companion Mortgage
Loan Custodial Account shall be held in trust for the benefit of the holder of the related Serviced Companion Mortgage Loan and shall not be part of any REMIC
Pool.

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          Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the
Special Servicer Remittance Date.

          (d) The Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest
Reserve Loan, an amount equal to one day's interest at the related REMIC I Net
Mortgage Rate (without any conversion to a 30/360 basis as provided in the definition thereof) on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). For
purposes of determining amounts to be deposited into the Interest Reserve
Account, the REMIC I Net Mortgage Rate used in this calculation for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the proviso to the definition of
"REMIC I Net Mortgage Rate." Notwithstanding the foregoing, with respect to the
Millenium Portfolio Mortgage Loan, the Interest Reserve Amount to be deposited into the Interest Reserve Account in accordance with this Section 5.1(d) shall not include the Class X-MP Strip Amount and with respect to the Ritz-Carlton
Pari Passu Loan, the Interest Reserve Amount to be deposited into the Interest
Reserve Account in accordance with this Section 5.1(d) shall not include the
Class X-RC Strip Amount.

          (e) Funds in the Certificate Account (including any A/B Loan Custodial
Accounts and Serviced Companion Mortgage Loan Custodial Accounts) and Interest
Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master
Servicer which shall mature, unless payable on demand, not later than the
Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "HSBC Bank USA, National Association, as Trustee for the Holders
of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 and the holder of any related Serviced Companion
Mortgage Loan or B Note as their interests may appear." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

          An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the
Certificate Account (and, solely to the extent that the loss is of an amount credited to an A/B Loan Custodial Account or Serviced Companion Mortgage Loan
Custodial Account, deposit to the related A/B Loan Custodial Account or Serviced
Companion Mortgage Loan Custodial Account, as the case may be) or Interest
Reserve Account, as the case may be, out of its own funds immediately as realized. If the Master Servicer deposits in or transfers to the Certificate
Account, any A/B Loan Custodial Account, any Serviced Companion Mortgage Loan
Custodial Account or the Interest

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Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Certificate Account, such A/B Loan Custodial
Account, such Serviced Companion Mortgage Loan Custodial Account or the Interest
Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

          (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible
Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account, the related Serviced Companion Mortgage Loan
Custodial Account, the related A/B Loan Custodial Account or the Interest
Reserve Account, as applicable, an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

          (g) Certain of the Mortgage Loans may provide for payment by the
Mortgagor to the Master Servicer of amounts to be used for payment of Escrow
Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the applicable Primary
Servicer will be entitled to hold any Escrow Accounts relating to the Mortgage
Loans that it services in accordance with the requirements set forth in Section
8.3(e). The Master Servicer shall not release any Escrow Amounts held for "earn outs" or performance criteria listed on Schedule IX hereof, without the prior consent of the Operating Adviser, which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the
Closing Date, the Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule VII hereto, a brief statement as to the status of the work or project based on the most recent information provided by the Mortgagor. Schedule VII sets forth those
Mortgage Loans as to which an upfront reserve was collected at closing in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the Master Servicer and the Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

          (h) In the case of the Mortgage Loans set forth on Schedule XI, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, the Master Servicer shall, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an
amount equal to the Scheduled Payment or the Assumed Scheduled

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Payment, as applicable, and for purposes of the definition of "Available
Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period.

          SECTION 5.2 APPLICATION OF FUNDS IN THE CERTIFICATE ACCOUNT AND
INTEREST RESERVE ACCOUNT.

          (a) Subsection (I). The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer prior to 12:00 p.m., New York City time, on the related Master Servicer Remittance
Date in immediately available funds to the account specified in this Section or otherwise (w) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account (or, insofar as they relate to a B Note, from the related A/B Loan Custodial Account or, insofar as they relate to a Serviced Companion Mortgage Loan, from the related Serviced
Companion Mortgage Loan Custodial Account) pursuant to clauses (i), (ii), (iii),
(iv), (vi), (viii) and (ix) below; (x) to the account specified in writing by the Paying Agent and the Trustee, as applicable, from time to time of amounts payable to the Paying Agent and the Trustee from the Certificate Account (and, insofar as they relate to a B Note, from the related A/B Loan Custodial Account and, insofar as they relate to a Serviced Companion Mortgage Loan, from the
Serviced Companion Mortgage Loan Custodial Account) pursuant to clauses (ii),
(iii), (v), (vi), (xi), (xii) and (xiii) below; provided that if the Master
Servicer fails to make any remittance required by this clause (x) to be made by the Master Servicer to the Paying Agent for deposit in the Distribution Account on the Master Servicer Remittance Date pursuant to clause (iii) or (xi) below, the Master Servicer shall pay (from its own funds without right of reimbursement therefor) to the Paying Agent, for the account of the Paying Agent, interest on any amount not timely remitted at the Advance Rate from and including the day the remittance was required to be made to, but not including, the day on which such remittance is actually made, and, (notwithstanding any contrary provision of Section 8.28) if such remittance and payment of interest are made not later than 11:00 a.m. (Eastern time) on the related Distribution Date, then, insofar as the failure to make such remittance otherwise constitutes an Event of Default on the part of the Master Servicer, then such Event of Default shall thereupon be deemed to have been cured; and (y) to the Special Servicer from time to time of amounts payable to the Special Servicer from the Certificate Account (or, insofar as they relate to a B Note, from the related A/B Loan Custodial Account or, insofar as they relate to a Serviced Companion Mortgage Loan, from the related Serviced Companion Mortgage Loan Custodial Account) pursuant to clauses
(i), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

               (i) Fees: the Master Servicer shall pay (A) to itself Late Fees
(in excess of amounts used to pay Advance Interest and unreimbursed Additional
Trust Expenses incurred in respect of each related Mortgage Loan arising on or after the Cut-Off Date) relating to the Mortgage Loans, Serviced Companion
Mortgage Loans or B Notes which are not Specially Serviced Mortgage Loans,
Modification Fees relating to Mortgage Loans, Serviced Companion Mortgage Loans
or B Notes which are not Specially Serviced Mortgage Loans as provided in
Section 8.18, 50% of any assumption fees payable under Section 8.7(a) or 8.7(b),
100% of any extension fees payable under Section 8.10 or other fees payable to the Master Servicer hereunder and (B) directly to the Special Servicer, 50% of any assumption fees as

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provided in Section 8.7(a), 50% of any assumption fees as provided in Section
8.7(b), all assumption fees relating to Specially Serviced Mortgage Loans,
Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable
Mortgagor and Late Fees and, to the extent provided for in Section 9.11(c), default interest in excess of Advance Interest arising only from that particular
Specially Serviced Mortgage Loan for which Late Fees or default interest were collected and payable to the Master Servicer or the Trustee in respect of such
Specially Serviced Mortgage Loan (which Advance Interest the Master Servicer shall retain or pay to the Trustee to the extent provided for in this Agreement)
to the extent the Special Servicer is entitled to such Late Fees and default interest under Section 4.5;

               (ii) Servicing Advances (including amounts later determined to be
Nonrecoverable Advances): (A) in the case of all Mortgage Loans, Serviced
Companion Mortgage Loans and B Notes, subject to clause (B) below and subsection
(iv) of Section 5.2(a)(II), to reimburse or pay to the Master Servicer, the
Special Servicer and the Trustee, pursuant to Section 4.6, (x) prior to a Final
Recovery Determination or determination in accordance with Section 4.4 that any
Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage
Loan, Serviced Companion Mortgage Loan or B Note, as applicable, from payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation
Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to
the extent that a Servicing Advance has been or is being reimbursed, any related
Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that, Late Fees and default interest will be applied on a "loan-by-loan basis" for non-Specially Serviced
Mortgage Loans (and any Serviced Companion Mortgage Loans and B Notes that are not Specially Serviced Mortgage Loans) and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced Mortgage Loan) for Specially
Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans (and any Serviced
Companion Mortgage Loan and B Notes that are not Specially Serviced Mortgage
Loans) or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed or (y) after a Final Recovery Determination or determination that any
Servicing Advance on the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan, related Serviced Companion Mortgage Loan, related B Note or REO Property from any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan, Serviced
Companion Mortgage Loan, B Note or REO Property) and pay Advance Interest
thereon first, from Late Fees and default interest collected during the
Collection Period during which such Advance is reimbursed (applying such Late
Fees and default interest on a "loan-by-loan basis" for all non-Specially
Serviced Mortgage Loans (and any Serviced Companion Mortgage Loans and B Notes
that are not Specially Serviced Mortgage Loans) and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially
Serviced Mortgage Loans (and any Serviced Companion Mortgage Loans and B Notes
that are not Specially Serviced Mortgage Loans) or such Specially Serviced
Mortgage Loans, as the case

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may be, then being reimbursed), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account and (B) in the case of any Non-Serviced Mortgage Loan and from any funds on deposit in the Certificate Account, to reimburse the applicable Non-Serviced
Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special
Servicer, the applicable Non-Serviced Mortgage Loan Trustee and the applicable
Non-Serviced Mortgage Loan Fiscal Agent for Pari Passu Loan Nonrecoverable
Advances and any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Intercreditor Agreement and Non-Serviced
Mortgage Loan Pooling and Servicing Agreement;

               (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of all Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II), to reimburse or pay to the Master
Servicer and the Trustee, pursuant to Section 4.6, (x) if prior to a Final
Recovery Determination or determination that any Advance is a Nonrecoverable
Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO
Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds
or Purchase Proceeds and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such
Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that, Late Fees and default interest will be applied on a "loan-by-loan basis"
for non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced Mortgage Loan) for Specially
Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially
Serviced Mortgage Loans, as the case may be, then being reimbursed or (y) if after a Final Recovery Determination or determination in accordance with Section
4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable
Advance, any P&I Advances made on the related Mortgage Loan or REO Property from funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance
Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed (applying such
Late Fees and default interest on a "loan-by-loan basis" for all non-Specially
Serviced Mortgage Loans and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as the case may be, to the payment of
Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account;

               (iv) Servicing Fees and Special Servicer Compensation: to pay to
itself the Master Servicing Fee, subject to reduction for any Compensating
Interest, to pay to the Special Servicer the Special Servicing Fee and the
Work-Out Fee, to pay to the applicable Primary Servicer (or the Master Servicer)
the Primary Servicing Fees, and to pay to the parties entitled thereto the
Excess Servicing Fees (to the extent not previously retained by any of such parties);

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               (v) Trustee Fee and Paying Agent Fee: to pay to the Distribution
Account for withdrawal by the Paying Agent for payment to itself and the
Trustee, the Paying Agent Fee and the Trustee Fee;

               (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), and any other amounts that in fact constitute Additional Trust Expenses whose payment is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this
Agreement;

               (vii) Liquidation Fees: upon the occurrence of a Final Recovery
Determination to pay to the Special Servicer from the Certificate Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

               (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the Certificate Account
(including any A/B Loan Custodial Accounts and Serviced Companion Mortgage Loan
Custodial Accounts);

               (ix) Prepayment Interest Excesses: to pay to the Master Servicer
the amount of the aggregate Prepayment Interest Excesses relating to Mortgage
Loans which are not Specially Serviced Mortgage Loans (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans); and to pay to the Special Servicer the amount of the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans which have received voluntary
Principal Prepayments (not from Liquidation Proceeds or from modifications to
Specially Serviced Mortgage Loans), to the extent not offset by Prepayment
Interest Shortfalls relating to such Mortgage Loans.

               (x) Correction of Errors: to withdraw funds deposited in the
Certificate Account in error;

               (xi) Distribution Account: to make payment on each Master
Servicer Remittance Date of (a) the remaining amounts in the Certificate Account
(including any Excess Interest) to the Distribution Account (or in the case of any Excess Interest (other than Excess Interest on the DCT Industrial Portfolio
C Note), deposit to the Excess Interest Sub-account under Section 5.3(b), other than amounts held for payment in future periods or pursuant to clause (xii)
below, the obligation to make such payments to be offset by the amount of any
Net Swap Payment, as set forth in Section 8.32(b) and Section 6.13 and (b) the
DCT Industrial Portfolio C Note Remittance Amount to the DCT Industrial
Portfolio C Note Distribution Account;

               (xii) Reserve Account: to make payment on each Master Servicer
Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

               (xiii) Clear and Terminate: to clear and terminate the
Certificate Account pursuant to Section 8.29;

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provided, however, that in the case of any B Note for which an A/B Loan
Custodial Account is required to be established by the Master Servicer:

          (A) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan
          Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i),
          (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to such A/B Mortgage Loan and is allocable to the
          A/B Mortgage Loan pursuant to this Agreement or the related
          Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the related A/B
          Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account, of amounts transferred to such related A/B Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Certificate
          Account pursuant to Section 8.29;

          (B) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan
          Custodial Account, of amounts not otherwise described in clause (A)
          above to which the holder of an A Note is entitled under the A/B
          Mortgage Loan and the related Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums in respect of the A Note (whether or not by operation of any provision of the related Intercreditor Agreement that entitles the holder of such A
          Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A
          Note)); and

          (C) the Master Servicer shall on each Master Servicer Remittance Date remit to the holder of the related B Note all amounts on deposit in such A/B Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B)
          above), to the extent that the holder of such B Note is entitled thereto under the related Intercreditor Agreement (including by way of the operation of any provision of the related Intercreditor Agreement that entitles the holder of such B Note to reimbursement of cure payments made by it).

and provided further, however, that in the case of any Serviced Companion
Mortgage Loan:

          (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan Custodial
          Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account, of
          amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv), (v),
          (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to such Loan Pair and is allocable to the Serviced Companion
          Mortgage Loan, and

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          the Master Servicer shall also be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan Custodial
          Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account, of
          amounts transferred to such related Serviced Companion Mortgage Loan
          Custodial Account in error, and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29;
          provided, however that the Master Servicer shall not be entitled to make transfers from the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account
          (other than amounts previously transferred from the related Serviced
          Companion Mortgage Loan Custodial Account in accordance with this clause (A)) of amounts necessary for the payment or reimbursement of amounts described in any one or more of the foregoing clauses;

          (B) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan Custodial
          Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account, of
          amounts not otherwise described in clause (A) above to which the holder of a Serviced Pari Passu Mortgage Loan is entitled under the related Loan Pair Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums); and

          (C) the Master Servicer shall, on either (x) the later of (i) one (1)
          Business Day after the related Determination Date or (ii)
          alternatively, but only if the related Serviced Companion Mortgage
          Loan is primary serviced under the applicable Primary Servicing
          Agreement, one (1) Business Day after receipt from the applicable
          Primary Servicer or (y) such other date as may be agreed to between the Master Servicer and the holder of the related Serviced Companion
          Mortgage Loan (in their respective sole discretion), remit to the holder of the related Serviced Companion Mortgage Loan all amounts on deposit in such related Serviced Companion Mortgage Loan Custodial
          Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of such Serviced Companion Mortgage Loan is entitled thereto under the related Loan Pair Intercreditor Agreement.

          No decision by the Master Servicer or the Trustee under either this
Section 5.2(a) or subsection (iv) of Section 5.2(a)(II), to defer the reimbursement of Advances and/or Advance Interest shall be construed as an agreement by the Master Servicer or the Trustee to subordinate (in respect of realizing losses), to any Class of Certificates, such party's right to such reimbursement during such period of deferral.

          Expenses incurred with respect to any Loan Pair shall be allocated in accordance with the related Loan Pair Intercreditor Agreement. Expenses incurred with respect to an A/B Mortgage Loan shall be allocated in accordance with the related Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan, Serviced Companion Mortgage Loan and
B Note for the purpose of justifying any withdrawal or transfer

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from the Certificate Account, each Serviced Companion Mortgage Loan Custodial
Account and any A/B Loan Custodial Account, as applicable. If funds collected in respect of the A Notes are insufficient to pay the Master Servicing Fee, then the Master Servicer shall be entitled to withdraw the amount of such shortfall from the collections on, and other proceeds of, the B Note that are held in the related A/B Loan Custodial Account. The Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account unless there are no remaining funds in the related A/B Loan Custodial Account available and required to be paid in accordance with the related Intercreditor Agreement.

          Subsection (II). The provisions of this subsection II of this Section
5.2(a) shall apply notwithstanding any contrary provision of subsection (I) of this Section 5.2(a):

               (i) Identification of Workout-Delayed Reimbursement Amounts. If
          any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three consecutive scheduled payments under its modified terms, would then constitute) a
          Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of
          Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a
          Rehabilitated Mortgage Loan, such Advance, together with such Advance
          Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a
          Nonrecoverable Advance. All references herein to "Workout-Delayed
          Reimbursement Amount" shall be construed always to mean the related
          Advance and any Advance Interest thereon, together with any further
          Advance Interest that accrues on the unreimbursed portion of such
          Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any
          Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

               (ii) General Relationship of Provisions. Subsection (iii) below
          (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any
          Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such
          Workout-Delayed Reimbursement Amount pursuant to the operation of
          Section 5.2(a)(I) above. Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances at its sole option. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a
          Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon)
          shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest)

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          shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon)
          and, as a Nonrecoverable Advance, such amount may become the subject of the Master Servicer's (or, if applicable, the Trustee's) exercise of its sole option authorized by subsection (iv) below.

               (iii) Reimbursements of Workout-Delayed Reimbursement Amounts.
          The Master Servicer, the Special Servicer and the Trustee, as
          applicable, shall be entitled to reimbursement and payment for all
          Workout-Delayed Reimbursement Amounts in each Collection Period;
          provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection
          Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amount in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such principal in accordance with
          Section 5.2(a)(II)(iv) below. As and to the extent provided in clause
          (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a
          Workout-Delayed Reimbursement Amount is made from the aggregate amount in the Collection Account allocable to principal pursuant to the preceding sentence.

               (iv) Reimbursement of Nonrecoverable Advances; Sole Option to
          Abstain from Reimbursements of Certain Nonrecoverable Advances. To the
          extent that Section 5.2(a)(I) otherwise entitles the Master Servicer,
          Special Servicer or Trustee to reimbursement for any Nonrecoverable
          Advance (including Workout Delayed Reimbursement Amounts that have been determined by the Master Servicer, the Special Servicer or the
          Trustee to be Nonrecoverable Advances) (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of
          Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate amount in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans for such
          Collection Period contemplated by clause (I)(A) of the definition of
          Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed
          Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from amounts allocable to principal received with respect to the Mortgage Loans, as described by clause (II)(A) of the definition of Principal
          Distribution Amount and pursuant to subsection (iii) of Section
          5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, provided, that if

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          interest is used to reimburse such Nonrecoverable Advances, the party entitled to such reimbursement shall notify the Rating Agencies at least fifteen (15) days prior to such reimbursement, unless circumstances exist that are extraordinary in the sole discretion of such party, and (b) if and to the extent that the amount of such a
          Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the Master Servicer (or the Trustee, if it made the relevant
          Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon), provided that the aggregate amount that is deferred with respect to all
          Nonrecoverable Advances (and Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). The Master
          Servicer (or the Trustee) or the Special Servicer, in considering whether an Advance is a Nonrecoverable Advance, shall be entitled to give due regard to the existence of any outstanding Nonrecoverable
          Advance or Workout Delayed Reimbursement Amount with respect to other
          Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master
          Servicer, the Special Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such
          Nonrecoverable Advance or Workout Delayed Reimbursement Amount which is or may be being deferred or delayed. If the Master Servicer (or the
          Trustee) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable
          Advance (and Advance Interest thereon), then such Nonrecoverable
          Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period to the same extent as set forth above. In connection with a potential election by the Master Servicer to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the
          Collection Period for any Distribution Date, the Master Servicer (or
          the Trustee) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable
          Advance or portion thereof until the end of the Collection Period.

               The reimbursements of Nonrecoverable Advances and Workout-Delayed
     Reimbursement Amounts set forth in clauses (iii) and (iv) above shall take into account the allocation of amounts described in the last sentence of the definition of "Liquidation Realized Loss."

               None of the Master Servicer or the Trustee shall have any
     liability whatsoever for making an election, or refraining from making an election, that is

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     authorized under this subsection (II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection (II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this
     Agreement that apply once such an election, if any, has been made.

               Any election by the Master Servicer (or the Trustee) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance
     Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Trustee)
     any obligation to make such an election (or any entitlement in favor of any
     Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon).
     Any election by the Master Servicer or the Trustee to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable
     Advance for the period prior to the actual reimbursement of such
     Nonrecoverable Advance. None of the Master Servicer, the Trustee or the
     other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any holder of a B Note or Serviced
     Companion Mortgage Loan for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of
     Principal Distribution Amount.

               (v) Reimbursement Rights of the Master Servicer, Special Servicer
          and Trustee Are Senior. Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the Master Servicer's, the Special Servicer's or the Trustee's right to reimbursement for Advances plus Advance
          Interest (whether those that constitute Workout-Delayed Reimbursement
          Amounts, those that have been the subject of the Master Servicer's election authorized in subsection (iv) or otherwise).

          (b) Scheduled Payments due in a Collection Period succeeding the
Collection Period relating to such Master Servicer Remittance Date, Principal
Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate
Account (or sub-account thereof) and shall be distributed on the Master Servicer
Remittance Date or Dates to which such succeeding Collection Period or Periods relate, provided, however, that as to the Mortgage Loans set forth on Schedule
XI, for which the Scheduled Payment due each month is due on a Due Date
(including any grace period) that may occur after the end of the Collection
Period in such month, sums received by the Master Servicer with respect to such
Scheduled Payment but after the end of such Collection Period shall be applied by the Master Servicer to reimburse any related P&I Advance made pursuant to

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Section 5.1(h), and the Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal
Prepayments and Balloon Payments received after the end of such Collection
Period but no later than the second Business Day immediately preceding such
Master Servicer Remittance Date on the Mortgage Loans set forth on Schedule XI.
The Master Servicer shall use its best efforts to remit to the Distribution
Account on any Master Servicer Remittance Date for a Collection Period any
Balloon Payments received after the date that is two Business Days immediately preceding the related Master Servicer Remittance Date and prior to the
Distribution Date. In connection with the deposit of any Balloon Payments to the
Distribution Account in accordance with the immediately preceding sentence, the
Master Servicer shall promptly notify the Paying Agent and the Paying Agent shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the Master
Servicer nor the Paying Agent shall be liable or held responsible for any resulting delay or failure (including any claim by the Depository) in the making of such distribution to Certificateholders and any expenses incurred by the
Master Servicer or the Paying Agent in connection with its efforts to cause the
Depository to make such revised distributions on a timely basis shall be reimbursed by the Trust. For purposes of the definition of "Available
Distribution Amount" and "Principal Distribution Amount," (i) the Scheduled
Payments relating to the Mortgage Loans set forth on Schedule XI that are collected after the end of the related Collection Period and (ii) Principal
Prepayments and Balloon Payments relating to the Mortgage Loans set forth on
Schedule XI received after the end of the related Collection Period but prior to the Master Servicer Remittance Date shall each be deemed to have been collected in the prior Collection Period.

          (c) On each Master Servicer Remittance Date in March of every year commencing in March 2007, the Master Servicer shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the Distribution
Account.

          SECTION 5.3 DISTRIBUTION ACCOUNT AND RESERVE ACCOUNT.

          (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary)
and maintain in its name, on behalf of the Trustee, (i) an account (the
"Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank
National Association, as Paying Agent on behalf of HSBC Bank USA, National
Association, as Trustee, in trust for the benefit of the Holders of Morgan
Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2006-HQ9, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank
National Association, as Paying Agent on behalf of HSBC Bank USA, National
Association, as Trustee, in trust for the benefit of the Holders of Morgan
Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2006-HQ9, Reserve Account." The Distribution Account and the Reserve Account
shall be Eligible Accounts or in the case of the Reserve Account, a subaccount of the Distribution Account. Funds in the Reserve Account shall not be invested.
The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this

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Agreement, it being understood that the Reserve Account may be a subaccount of the Distribution Account.

          Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible
Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the
Paying Agent to make withdrawals from the Distribution Account under Section
5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "HSBC Bank USA, National Association, as Trustee for the
Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 and the holder of any related B Note as their interests may appear." None of the Depositor, the Mortgagors, the Special
Servicer, the Master Servicer, any Primary Servicer, the Paying Agent or the
Trustee shall be liable for any loss incurred on such Eligible Investments.

          An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution
Account, as the case may be, any provision herein to the contrary notwithstanding.

          (b) The Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I
Advances made by the Master Servicer and the Trustee other than Excess
Liquidation Proceeds, into the Distribution Account and all Excess Liquidation
Proceeds into the Reserve Account. The Paying Agent shall deposit (i) amounts constituting collections of Excess Interest on the Mortgage Loans (other than the DCT Industrial Portfolio C Note) into the Excess Interest Sub-account, (ii)
amounts constituting collections on the DCT Industrial Portfolio C Note
(including any Excess Interest thereon but excluding any Excess Liquidation
Proceeds thereon) into the DCT Industrial Portfolio C Note Distribution Account
and (iii) amounts constituting collections on the 633 17th Street B Note (but excluding any Excess Liquidation Proceeds thereon) into the 633 17th Street B
Note Distribution Account. On any Master Servicer Remittance Date, the Master
Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a)
and the P&I Advance Amount and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2007, amounts held in the Interest
Reserve Account. The Paying Agent shall make withdrawals from the Distribution
Account (including the Excess Interest Sub-account and excluding the DCT
Industrial Portfolio C Note Distribution Account and 633 17th Street B Note
Distribution Account) and the Reserve Account only for the following purposes:

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               (i) to withdraw amounts deposited in the Distribution Account and the Reserve Account in error and pay such amounts to the Persons entitled thereto;

               (ii) to pay any amounts payable to the Master Servicer, any
Primary Servicer, the Special Servicer and the Trustee (including the Trustee's
Fee (other than that portion thereof, that constitutes the Paying Agent's Fee))
and the Paying Agent (including the Paying Agent Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such
Persons pursuant to Section 5.2;

               (iii) to make distributions to the Certificateholders (other than the Class A-4FL Certificateholders) pursuant to Sections 6.5 and 6.11 and to make distributions to the Class A-4FL Grantor Trust in respect of the Class
A-4FL Regular Interest, with a credit for the amount of the Net Swap Payment deemed distributed by the Paying Agent to the Master Servicer's Floating Rate
Account pursuant to Sections 5.3(c) and 6.13; and

               (iv) to clear and terminate the Distribution Account and the
Reserve Account pursuant to Section 10.2.

          (c) On or before the Closing Date, the Paying Agent shall, and, with respect to Net Swap Payments, the Master Servicer shall, establish and maintain separate Floating Rate Accounts for the benefit of the Class A-4FL
Certificateholders. The Floating Rate Account established by the Master Servicer and referenced in the immediately succeeding sentence shall be described herein as the "Master Servicer's Floating Rate Account." Each Floating Rate Account
shall (i) at all times be an Eligible Account, (ii) be entitled: "LaSalle Bank
National Association, as Paying Agent on behalf of HSBC Bank USA, National
Association, as Trustee, in trust for Holders of the Morgan Stanley Capital I
Trust 2006-HQ9, Floating Rate Account, Class A-4FL" and "Wells Fargo Bank,
National Association, as Master Servicer for HSBC Bank USA, National
Association, as Trustee for the Holders of Morgan Stanley Capital I Trust
2006-HQ9, Floating Rate Account, Class A-4FL", as applicable and (iii) relate solely to the Class A-4FL Certificates, and the Paying Agent (and, with respect to the Master Servicer's Floating Rate Account, the Master Servicer) shall have the exclusive right to withdraw funds therefrom. The Paying Agent shall deposit into the Floating Rate Account (other than the Master Servicer's Floating Rate
Account) on or prior to each Distribution Date an amount equal to those amounts payable under the related Class A-4FL Regular Interest (net of any payments to the Swap Counterparty made pursuant to Section 8.32(b) hereof) pursuant to
Article VI hereof and shall deposit into the Floating Rate Account (other than the Master Servicer's Floating Rate Account) all amounts received on the Swap
Contract in respect of such Distribution Date. With respect to the Master
Servicer's Floating Rate Account established by the Master Servicer on behalf of the Trustee, the Paying Agent, pursuant to Section 6.13, shall be deemed to have transferred, and to have directed the Master Servicer to deposit, into the
Master Servicer's Floating Rate Account on or prior to each Master Servicer
Remittance Date an amount equal to that portion payable under the Class A-4FL
Regular Interest pursuant to Article VI hereof that is equal to the Net Swap
Payments due to the Swap Counterparty under the Swap Contract. Amounts in the
Floating Rate Account shall be held uninvested. The Paying Agent shall make withdrawals from the Floating Rate Account under its control in the following order of priority and only for the following purposes:

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               (i) to withdraw amounts deposited in the Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

               (ii) to make distributions to the Holders of the Class A-4FL
Certificates pursuant to Section 6.13;

               (iii) to withdraw termination payments to purchase a replacement
Swap Contract, if applicable;

               (iv) to pay the costs and expenses incurred by the Paying Agent in connection with enforcing the rights of the Trust under the Swap Contract only to the extent such costs and expenses were incurred in accordance with
Section 6.13; provided, that the Paying Agent shall only be permitted to incur and reimburse itself out of the Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-4FL Certificates or has received a Rating
Agency Confirmation (with respect to the Class A-4FL Certificates) from each
Rating Agency (the expense of such confirmation to be paid by the holders of the
Class A-4FL Certificates); and

               (v) to clear and terminate the Floating Rate Account pursuant to
Section 9.1.

          (d) Pursuant to Section 8.32(b), on the second Business Day prior to each Distribution Date the Paying Agent shall notify the Master Servicer of the amount of any payments from the Master Servicer's Floating Rate Account to be made to the Swap Counterparty on or before 3:00 p.m. New York time on each
Master Servicer Remittance Date, and the Master Servicer shall cause such payments to be made in accordance with this Agreement and the Swap Contract.

          SECTION 5.3A DCT INDUSTRIAL PORTFOLIO C NOTE DISTRIBUTION ACCOUNT.

          The Paying Agent shall establish and maintain a segregated trust account (the "DCT Industrial Portfolio C Note Distribution Account"), to be held on behalf of the Trustee in trust for the benefit of the Class DP
Certificateholders. The DCT Industrial Portfolio C Note Distribution Account
shall be an Eligible Account. Funds in the DCT Industrial Portfolio C Note
Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying
Agent which shall mature, unless payable on demand, not later than the
Distribution Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible
Investments shall be made in the name of "HSBC Bank USA, National Association, as Trustee, in trust for the registered holders of Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9, Class DP
Certificates." None of the Depositor, the Trustee, the related Mortgagor, the
Master Servicer or the Special Servicer shall be liable for any loss incurred on such Eligible Investments. An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in

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respect of such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the DCT Industrial Portfolio C Distribution Account out of
its own funds immediately as realized. If the Paying Agent deposits in or transfers to the DCT Industrial Portfolio C Note Distribution Account, as the
case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the DCT Industrial Portfolio C Note Distribution Account any provision herein to the contrary notwithstanding.

          The Paying Agent shall deposit into the DCT Industrial Portfolio C
Note Distribution Account, on the Business Day received, the DCT Industrial
Portfolio C Note Remittance Amount, remitted by the Master Servicer pursuant to this Agreement and the related Intercreditor Agreement. The Paying Agent shall make withdrawals from the DCT Industrial Portfolio C Note Distribution Account,
out of payments and other collections received by it with respect to the DCT
Industrial Portfolio C Note or any successor REO Mortgage Loan, only for the following purposes:

          (i) on each Distribution Date, to make distributions to Class DP
     Certificateholders pursuant to Section 6.5A or 10.1, as applicable, and to distribute the amount attributable to Excess Interest on the DCT Industrial
     Portfolio C Note to the Special Servicer pursuant to Section 6.5A;

          (ii) to pay itself any investment earnings on amounts on deposit in the DCT Industrial Portfolio C Note Distribution Account and to pay to the
     Trustee the Trustee Fee with respect to the DCT Industrial Portfolio C
     Note;

          (iii) to pay the Depositor, the Trustee, the Paying Agent or any of
     their respective directors, officers, employees and agents, as the case may be, out of general collections on the DCT Industrial Portfolio C Note or the Mortgaged Property, any amounts payable or reimbursable to any such
     Person pursuant to Section 7.6, Section 7.11(a), Section 7.12 and/or
     Section 12.5, as applicable;

          (iv) to pay, out of general collections on the DCT Industrial
     Portfolio C Note or the REO Property, for the cost of the Opinions of
     Counsel sought (A) by the Paying Agent as contemplated by Section 12.1, or
     (B) by the Trustee as contemplated by Section 14.3 in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of the Class DP Certificateholders;

          (v) to pay any federal, state and local taxes imposed on the Class DP
     REMIC, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the Class DP REMIC, as provided in this Agreement;

          (vi) to pay for the cost of the Paying Agent's or the Trustee's, as applicable, obtaining any information regarding the DCT Industrial
     Portfolio C Note and/or the Mortgaged Property that is not included in the standard reports provided by the Master Servicer or otherwise under this
     Agreement and that is required by the Paying Agent or

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     the Trustee, as applicable, to perform its respective duties under this
     Agreement or satisfy its respective fiduciary obligations to Class DP
     Certificateholders;

          (vii) to reimburse the Trustee and the Paying Agent for any costs and expenses incurred by it if it is terminated without cause;

          (viii) to pay, out of general collections on the DCT Industrial
     Portfolio C Note or the REO Property, any amounts payable by the Trustee, as holder of the related Mortgage Note, to third parties pursuant to the related Intercreditor Agreement or this Agreement; and

          (ix) to clear and terminate the DCT Industrial Portfolio C Note
     Distribution Account at the termination of this Agreement pursuant to
     Section 10.2.

          If at any time any amount is deposited in the DCT Industrial Portfolio
C Note Distribution Account in error, the Paying Agent is authorized to withdraw such amount and appropriately apply it for its intended purpose or otherwise pay it to the party entitled thereto.

          SECTION 5.3B 633 17TH STREET B NOTE DISTRIBUTION ACCOUNT.

          The Paying Agent shall establish and maintain a segregated trust account (the "633 17th Street B Note Distribution Account"), to be held on behalf of the Trustee in trust for the benefit of the Class ST
Certificateholders. The 633 17th Street B Note Distribution Account shall be an
Eligible Account. Funds in the 633 17th Street B Note Distribution Account may
be invested and, if invested, shall be invested by, and at the risk of, the
Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than the Distribution Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "HSBC Bank USA, National Association, as Trustee, in trust for the registered holders of Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-HQ9, Class ST Certificates." None of the
Depositor, the Trustee, the related Mortgagor, the Master Servicer, the Special
Servicer, the MLMT 2006-C1 Master Servicer or the MLMT 2006-C1 Special Servicer
shall be liable for any loss incurred on such Eligible Investments. An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the 633 17th Street B Note Distribution Account out of its
own funds immediately as realized. If the Paying Agent deposits in or transfers to the 633 17th Street B Note Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the 633 17th Street
B Note Distribution Account any provision herein to the contrary notwithstanding.

          The Paying Agent shall deposit into the 633 17th Street B Note
Distribution Account, on the Business Day received, the 633 17th Street B Note
Remittance Amount remitted by the MLMT 2006-C1 Master Servicer pursuant to the
MLMT 2006-C1 Pooling and Servicing

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Agreement and the related Intercreditor Agreement. The Paying Agent shall make withdrawals from the 633 17th Street B Note Distribution Account, out of payments and other collections received by it with respect to the 633 17th
Street B Note or any successor REO Mortgage Loan (as defined in the MLMT 2006-C1
Pooling and Servicing Agreement), only for the following purposes (the following not constituting an order of priority):

          (i) to make distributions to Class ST Certificateholders on each
     Distribution Date pursuant to Section 6.5B or 10.1, as applicable;

          (ii) to pay itself any investment earnings on amounts on deposit in the 633 17th Street B Note Distribution Account and to pay to the Trustee
     the Trustee Fee;

          (iii) to pay the Depositor, the Trustee, the Paying Agent or any of
     their respective directors, officers, employees and agents, as the case may be, out of general collections on the 633 17th Street B Note or the
     Mortgaged Property, its allocable share of any amounts payable or reimbursable to any such Person pursuant to Section 7.6, Section 7.11(a),
     Section 7.12 and/or Section 12.5, as applicable;

          (iv) to pay, out of general collections on the 633 17th Street B Note or the REO Property (as defined in the MLMT 2006-C1 Pooling and Servicing
     Agreement), for the cost of the Opinions of Counsel sought (A) by the
     Paying Agent as contemplated by Section 12.1, or (B) by the Trustee as contemplated by Section 14.3 in connection with any amendment to this
     Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of the Class ST Certificateholders;

          (v) to pay any federal, state and local taxes imposed on the Class ST
     REMIC, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the Class ST REMIC, as provided in this Agreement;

          (vi) to pay for the cost of the Paying Agent's or the Trustee's, as applicable, obtaining any information regarding the 633 17th Street B Note and/or the Mortgaged Property that is not included in the standard reports provided by the MLMT 2006-C1 Master Servicer or otherwise under the MLMT
     2006-C1 Pooling and Servicing Agreement and that is required by the Paying
     Agent or the Trustee, as applicable, to perform its respective duties under this Agreement or satisfy its respective fiduciary obligations to Class ST
     Certificateholders;

          (vii) to reimburse the Trustee and the Paying Agent for any costs and expenses incurred by it if it is terminated without cause, to the extent such costs and expenses are allocable to the 633 17th Street B Note;

          (viii) to pay, out of general collections on the 633 17th Street B
     Note or the REO Property (as defined in the MLMT 2006-C1 Pooling and
     Servicing Agreement), any amounts payable by the Trustee, as holder of the related Mortgage Note, to third parties pursuant to the related
     Intercreditor Agreement or the MLMT 2006-C1 Pooling and Servicing
     Agreement; and

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          (ix) to clear and terminate the 633 17th Street B Note Distribution
     Account at the termination of this Agreement pursuant to Section 10.2.

          If at any time any amount is deposited in the 633 17th Street B Note
Distribution Account in error, the Paying Agent is authorized to withdraw such amount and appropriately apply it for its intended purpose or otherwise pay it to the party entitled thereto.

          SECTION 5.4 PAYING AGENT REPORTS.

          (a) On or prior to each Distribution Date (in the aggregate and by
Loan Group, as appropriate), based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the
Paying Agent by the Master Servicer (no later than 1:00 p.m., New York time on the Report Date), the Paying Agent shall make available to the general public via its internet website initially located at "www. etrustee.net" (the "Paying
Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the
Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage
Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such
Appendix I which report may be included as part of the Monthly
Certificateholders Report, (iii) the Loan Periodic Update File, Loan Setup File,
Bond Level File and the Collateral Summary File, (iv) the CMSA Advance Recovery
Report, (v) the supplemental reports set forth in paragraph (b) of the definition of Unrestricted Servicer Reports and (vi) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement. In addition, the Paying Agent will make available on its website any reports of
Forms 10-D, 10-K and 8-K promptly after they have been filed with respect to the
Trust through the EDGAR system.

          In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the
Special Servicer and delivered to the Paying Agent in accordance herewith, the
Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in September 2006). The Paying
Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder, each of the parties to this Agreement, each of the
Rating Agencies, each of the Financial Market Publishers, each of the
Underwriters, the Operating Adviser, the Placement Agents, any prospective purchaser of the Certificates and any Certificate Owner upon receipt (which may be in electronic form) from such person of an Investor Certificate in the form of Exhibit Y, and any other person upon the direction of the Depositor, the
Placement Agents or any Underwriter. For assistance with the above-mentioned
Paying Agent services, Certificateholders or any party hereto may initially call
(312) 904-0708.

          The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor.
The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify such information and the Paying Agent may

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disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the
Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of the Master Servicer, the Special Servicer,
any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

          (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or holder of a Serviced
Companion Mortgage Loan or B Note) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or such holder of a Serviced
Companion Mortgage Loan or B Note) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or such holder of a Serviced Companion Mortgage Loan or B Note) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or such holder of a Serviced Companion Mortgage Loan or B Note) for the Paying Agent's actual expenses incurred in providing such reports and access. The holder of a B Note shall be entitled to receive information and documentation only with respect to its related A/B Mortgage Loan and the holder of a Serviced Companion Mortgage
Loan shall be entitled to receive information and documentation only with respect to its related Loan Pair, pursuant hereto.

          (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems necessary or desirable for such
Holders to prepare their federal income tax returns.

          (d) Reserved

          (e) The Paying Agent shall afford the Rating Agencies, the Financial
Market Publishers, the Depositor, the Master Servicer, the Special Servicer, any
Primary Servicer, the Trustee, the Operating Adviser, any Certificateholder, the
Luxembourg Paying Agent, prospective Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans,
REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

          (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating
Adviser, any Placement Agent or any Underwriter or any Rating Agency) of a sum
sufficient to cover the

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reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

          (g) The Paying Agent shall make available at its Corporate Trust
Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective Certificate Owner, the Placement Agents, the
Underwriters, each Rating Agency, the Special Servicer, the Depositor, and solely as with respect to any A/B Mortgage Loan, the holder of the B Note and solely as with respect to any Loan Pair, the holder of the Serviced Companion
Mortgage Loan, originals or copies of, among other things, any Phase I
Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either
Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

          SECTION 5.4A STATEMENTS TO CERTIFICATEHOLDERS; CERTAIN OTHER REPORTS
REGARDING THE DCT INDUSTRIAL PORTFOLIO C NOTE.

          The Paying Agent, solely based on information provided to the Paying
Agent by the Master Servicer, shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically via its internet website initially located at www.etrustee.net to the Depositor and its designees, each party to this Agreement, the Placement Agent, the Depository, each Class DP Certificateholder, the Class DP Certificateholder Representative
(if any) and, upon their written request to the Paying Agent, any Class DP
Certificate Owners of the Book-Entry Certificates who provide the Paying Agent with a certification in the form of Exhibit Y-3 hereto or any Prospective
Purchaser who provides the Paying Agent with a certification in the form of
Exhibit Y-3 hereto, a statement, substantially in the form of Exhibit M hereto
(the "Paying Agent Report") and which may be included in the Monthly
Certificateholders Report, in respect of the distribution made on such
Distribution Date setting forth, among other things:

          (i) the amount of distributions, if any, made on such Distribution
     Date to the Holders of the Class DP Certificates that were applied to reduce the Aggregate Principal Balance thereof;

          (ii) the amount of distributions, if any, made on such Distribution
     Date to the Holders of the Class DP Certificates allocable to Accrued
     Certificate Interest, and Yield Maintenance Charges;

          (iii) the DCT Industrial Portfolio C Note Available Distribution
     Amount for such Distribution Date;

          (iv) the unpaid principal balance of the DCT Industrial Portfolio C
     Note as of the close of business on the immediately preceding

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          (v) the unpaid principal balance of the DCT Industrial Portfolio
     Mortgage Loan and DCT Industrial Portfolio B Note outstanding as of the close of business on the immediately preceding Determination Date;

          (vi) if the DCT Industrial Portfolio C Note is delinquent, whether (A)
     it is delinquent one month, (B) it is delinquent two months, (C) it is delinquent three or more months, (D) foreclosure proceedings have been commenced, or (E) to the knowledge of the Paying Agent, bankruptcy proceedings have commenced in respect of the related Mortgagor;

          (vii) if the DCT Industrial Portfolio C Note is in material default,
     (A) whether a notice of acceleration has been sent to the related Mortgagor and, if so, the date of such notice, (B) whether a "Phase I" environmental assessment of the Mortgaged Property has been performed and (C) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the Mortgagor;

          (viii) if a Liquidation Event occurred during the related Collection
     Period with respect to the DCT Industrial Portfolio A/B/C Loan or the
     Mortgaged Property (other than a payment in full), (A) a brief description of the nature of the Liquidation Event and (B) a statement regarding the aggregate amount of Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Class DP Certificates);

          (ix) if the related Mortgaged Property has become REO Property as of the close of business on the related Determination Date, the book value of the related Mortgaged Property and the amount of income and other amounts, if any, received with respect to such Mortgaged Property during the related
     Collection Period (separately identifying the portion thereof allocable to distributions on the Class DP Certificates), and, if available, the appraised value of such Mortgaged Property as expressed in the most recent appraisal thereof and the date of such appraisal;

          (x) the Principal Balance of the DCT Industrial Portfolio C Note
     immediately after such Distribution Date;

          (xi) the DCT Industrial Portfolio C Note Accrued Certificate Interest
     in respect of the Class DP Certificates for such Distribution Date;

          (xii) any unpaid DCT Industrial Portfolio C Note Accrued Certificate
     Interest in respect of the Class DP Certificates after giving effect to the distributions made on such Distribution Date;

          (xiii) the Aggregate Principal Balance of the Class DP Certificates
     immediately before and immediately after such Distribution Date;

          (xiv) any related Appraisal Reduction Amount (including an itemized calculation thereof) in respect of the DCT Industrial Portfolio C Note as of the related Determination Date; and

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          (xv) the aggregate amount of servicing compensation in respect of the
     DCT Industrial Portfolio C (separately identifying the amount of each category of compensation) paid to the Master Servicer and the Special
     Servicer during the related Collection Period.

          On each Distribution Date, the Paying Agent shall also provide or make available electronically via its internet website to each Person who is or becomes entitled to the Paying Agent Report, each of the CMSA Reports with respect to the DCT Industrial Portfolio Mortgage Loan delivered to it by the
Master Servicer or the Special Servicer, as well as the CMSA Bond Level File and the Collateral Summary File with respect to the DCT Industrial Portfolio
Mortgage Loan prepared by the Paying Agent, or otherwise in accordance with the direction of the Depositor. The Paying Agent shall not be responsible for the accuracy or completeness of any information supplied to it by the related
Mortgagor or a third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the
Special Servicer, as applicable. The Paying Agent shall have no obligation to verify the accuracy or completeness of any information provided by the related
Mortgagor or a third party.

          The foregoing reports shall be made available by the Paying Agent via the Paying Agent's internet website and so long as the Class DP Certificates are held by a single Holder, the Paying Agent shall also send such reports to such
Holder electronically as directed by such Holder in writing. All the foregoing reports will be accessible only on a restricted basis and after its receipt from the Person(s) seeking access of a confirmation executed by the requested Person substantially in the form of Exhibit Y hereto. The Paying Agent's internet website will initially be located at www.etrustee.net. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the
Paying Agent for which it is not the original source. The Paying Agent may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet websites. The Paying Agent shall not be liable for the dissemination of information in accordance with this
Agreement.

          Within a reasonable period of time after the end of each calendar year, upon request, the Paying Agent shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Class DP
Certificateholder a statement summarizing on an annual basis (if appropriate)
the distributions of interest and Yield Maintenance Charges, and principal to such Person and such other customary information as the Paying Agent reasonably deems necessary or desirable for Class DP Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Class DP Certificates, if applicable. The obligations of the Paying Agent in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code from time to time in force.

          As soon as practicable following the request of any Class DP
Certificateholder in writing, the Paying Agent shall furnish to such Class DP
Certificateholder such information regarding the DCT Industrial Portfolio C Note and the Mortgaged Property as such Class DP Certificateholder may reasonably request and as has been furnished to, or may otherwise be in the possession of, the Paying Agent. If in connection with such request, the Paying Agent

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procures such information regarding the DCT Industrial Portfolio C Note and the related Mortgaged Property, any reasonable expenses incurred by the Paying Agent related to such procurement shall be borne by such Class DP Certificateholder, including any amounts charged by the Master Servicer or the Special Servicer under this Agreement to provide such information to the Paying Agent.

          If any Class DP Certificate Owner does not receive through the
Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in Section 5.4A(a) and Section
5.4A(b) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class
DP Certificates, then the Paying Agent shall forward such statements, reports and/or other written information to such Class DP Certificate Owner, or make them available as provided above, upon the request of such Class DP Certificate
Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Class DP Certificate Owner's ownership interest in the form of Exhibit Y hereto). Such portion of such information as may be agreed upon by the party requesting such information and the Paying Agent shall be furnished to any such Person via overnight courier delivery or telecopy from the Paying
Agent; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          SECTION 5.4B STATEMENTS TO CERTIFICATEHOLDERS; CERTAIN OTHER REPORTS
REGARDING THE 633 17TH STREET B NOTE.

          Based solely (subject to Section 6.12) on information provided to the
Paying Agent by the MLMT 2006-C1 Master Servicer monthly in accordance with the
MLMT 2006-C1 Pooling and Servicing Agreement in an electronic form mutually acceptable to the Paying Agent and the MLMT 2006-C1 Master Servicer, the Paying
Agent shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically via its internet website initially located at www.etrustee.net to the Depositor and its designees, each party to this Agreement, the Placement Agent, the Depository, each Class ST
Certificateholder, the Class ST Certificateholder Representative (if any) and,
upon their written request to the Paying Agent, any Class ST Certificate Owners of the Book-Entry Certificates who provides the Paying Agent with a certification in the form of Exhibit Y-2 hereto or any Prospective Purchaser who provides the Paying Agent with a certification in the form of Exhibit Y-2 hereto, a statement, substantially in the form of Exhibit M hereto (the "Paying
Agent Report") and which may be included in the Monthly Certificateholders
Report, in respect of the distribution made on such Distribution Date setting forth, among other things:

          (i) the amount of distributions, if any, made on such Distribution
     Date to the Holders of the Class ST Certificates that were applied to reduce the Aggregate Principal Balance thereof;

          (ii) the amount of distributions, if any, made on such Distribution
     Date to the Holders of the Class ST Certificates allocable to 633 17th
     Street B Note Accrued Certificate Interest, and Yield Maintenance Charges;

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          (iii) the 633 17th Street B Note Available Distribution Amount for
     such Distribution Date;

          (iv) the unpaid principal balance of the 633 17th Street B Note as of the close of business on the immediately preceding Determination Date;

          (v) the unpaid principal balance of the 633 17th Street A Note outstanding as of the close of business on the immediately preceding
     Determination Date;

          (vi) if the 633 17th Street B Note is delinquent, whether (A) it is delinquent one month, (B) it is delinquent two months, (C) it is delinquent three or more months, (D) foreclosure proceedings have been commenced, or
     (E) to the knowledge of the Paying Agent, bankruptcy proceedings have commenced in respect of the related Mortgagor;

          (vii) if the 633 17th Street B Note is in material default, (A)
     whether a notice of acceleration has been sent to the related Mortgagor and, if so, the date of such notice, (B) whether a "Phase I" environmental assessment of the Mortgaged Property has been performed as contemplated by the MLMT 2006-C1 Pooling and Servicing Agreement and (C) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the Mortgagor;

          (viii) if a Liquidation Event (as defined in the MLMT 2006-C1 Pooling and Servicing Agreement) occurred during the related Collection Period with respect to the 633 17th Street B Note or the Mortgaged Property (other than a payment in full), (A) a brief description of the nature of the
     Liquidation Event (as defined in the MLMT 2006-C1 Pooling and Servicing
     Agreement) and (B) a statement regarding the aggregate amount of
     Liquidation Proceeds and other amounts received in connection with such
     Liquidation Event (as defined in the MLMT 2006-C1 Pooling and Servicing
     Agreement) (separately identifying the portion thereof allocable to distributions on the Class ST Certificates);

          (ix) if the related Mortgaged Property has become REO Property (as defined in the MLMT 2006-C1 Pooling and Servicing Agreement) as of the
     close of business on the related Determination Date, the book value of the related Mortgaged Property and the amount of income and other amounts, if any, received with respect to such Mortgaged Property during the related
     Collection Period (separately identifying the portion thereof allocable to distributions on the Class ST Certificates), and, if available, the appraised value of such Mortgaged Property as expressed in the most recent appraisal thereof and the date of such appraisal;

          (x) the Principal Balance (as defined in the MLMT 2006-C1 Pooling and
     Servicing Agreement) of the 633 17th Street B Note immediately after such
     Distribution Date;

          (xi) the 633 17th Street B Note Accrued Certificate Interest in
     respect of the Class ST Certificates for such Distribution Date;

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          (xii) any unpaid 633 17th Street B Note Accrued Certificate Interest in respect of the Class ST Certificates after giving effect to the distributions made on such Distribution Date;

          (xiii) the Aggregate Principal Balance of the Class ST Certificates
     immediately before and immediately after such Distribution Date;

          (xiv) any related Appraisal Reduction (as defined in the MLMT 2006-C1
     Pooling and Servicing Agreement) Amount (as defined in the MLMT 2006-C1
     Pooling and Servicing Agreement) (including an itemized calculation thereof) in respect of the 633 17th Street B Note as of the related
     Determination Date; and

          (xv) the aggregate amount of servicing compensation in respect of the
     633 17th Street B Note (separately identifying the amount of each category of compensation) paid to the MLMT 2006-C1 Master Servicer and the MLMT
     2006-C1 Special Servicer during the related Collection Period.

          On each Distribution Date, the Paying Agent shall also provide or make available electronically via its internet website to each Person who is or becomes entitled to the Paying Agent Report, each of the CMSA Reports with respect to the 633 17th Street A/B/C Loan (as defined in the MLMT 2006-C1
Pooling and Servicing Agreement) delivered to it by the MLMT 2006-C1 Master
Servicer or the MLMT 2006-C1 Special Servicer, as well as the CMSA Bond Level
File and the Collateral Summary File with respect to the 633 17th Street A/B/C
Loan prepared by the Paying Agent, or otherwise in accordance with the direction of the Depositor. The Paying Agent shall not be responsible for the accuracy or completeness of any information supplied to it by the related Mortgagor or a third party that is included in any reports, statements, materials or information prepared or provided by the MLMT 2006-C1 Master Servicer or the MLMT
2006-C1 Special Servicer, as applicable. The Paying Agent shall have no obligation to verify the accuracy or completeness of any information provided by the related Mortgagor or a third party.

          The foregoing reports shall be made available by the Paying Agent via the Paying Agent's internet website and so long as the Class ST Certificates are held by a single Holder, the Paying Agent shall also send such reports to such
Holder electronically as directed by such Holder in writing. All the foregoing reports will be accessible only on a restricted basis and after its receipt from the Person(s) seeking access of a confirmation executed by the requested Person substantially in the form of Exhibit Y hereto. The Paying Agent's internet website will initially be located at www.etrustee.net. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the
Paying Agent for which it is not the original source. The Paying Agent may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet websites. The Paying Agent shall not be liable for the dissemination of information in accordance with this
Agreement.

          Within a reasonable period of time after the end of each calendar year, upon request, the Paying Agent shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Class ST
Certificateholder a statement summarizing on

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an annual basis (if appropriate) the distributions of interest and Yield
Maintenance Charges, and principal to such Person and such other customary information as the Paying Agent reasonably deems necessary or desirable for
Class ST Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Class ST
Certificates, if applicable. The obligations of the Paying Agent in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying
Agent pursuant to any requirements of the Code from time to time in force.

          As soon as practicable following the request of any Certificateholder in writing, the Paying Agent shall furnish to such Class ST Certificateholder such information regarding the 633 17th Street B Note and the Mortgaged Property
as such Class ST Certificateholder may reasonably request and as has been furnished to, or may otherwise be in the possession of, the Paying Agent. If in connection with such request, the Paying Agent procures such information regarding the 633 17th Street B Note and the related Mortgaged Property, any reasonable expenses incurred by the Paying Agent related to such procurement shall be borne by such Class ST Certificateholder, including any amounts charged by the MLMT 2006-C1 Master Servicer or the MLMT 2006-C1 Special Servicer under the MLMT 2006-C1 Pooling and Servicing Agreement to provide such information to the Paying Agent.

          If any Class ST Certificate Owner does not receive through the
Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in Section 5.4B(a) and Section
5.4B(b) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class
ST Certificates, then the Paying Agent shall forward such statements, reports and/or other written information to such Class ST Certificate Owner, or make them available as provided above, upon the request of such Class ST Certificate
Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Class ST Certificate Owner's ownership interest in the form of Exhibit Y hereto). Such portion of such information as may be agreed upon by the party requesting such information and the Paying Agent shall be furnished to any such Person via overnight courier delivery or telecopy from the Paying
Agent; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          SECTION 5.5 PAYING AGENT TAX REPORTS. The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool, the Class A-4FL Grantor Trust and the Excess Interest Grantor
Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Treasury or other Persons
(including, but not limited to, the Transferor of a Class R-I, Class R-II or
Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a
Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III
Certificate to any Disqualified Organization and (ii) to the Certificateholders
such information or reports as are required by the Code or REMIC Provisions; in the case of (i), subject to reimbursement of expenses relating thereto in accordance with Section 7.12. The Master Servicer shall on a timely

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basis provide the Paying Agent with such information concerning the Mortgage
Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool, the Class A-4FL Grantor Trust and the Excess
Interest Grantor Trust as the Paying Agent may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage
Loans in order for the Master Servicer to comply with its obligations under this
Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and
shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

          SECTION 6.1 DISTRIBUTIONS GENERALLY. Subject to Section 10.2(a) with respect to the final distribution on the Certificates, on each Distribution
Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this
Agreement, and then at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer, any Primary
Servicer and Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the Certificate
Account), and (2) second, make distributions in the manner and amounts set forth below.

          Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the
Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying
Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such
Certificateholder; provided, that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any
Certificate shall be made only upon presentation and surrender of such
Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Certificates of such Class in proportion to their respective Percentage Interests.

          SECTION 6.2 REMIC I.

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          (a) Subject to the provisions of Section 6.2(b) with respect to amounts collected or deemed collected on or with respect to the Millenium
Portfolio Mortgage Loan and 6.2(c) with respect to amounts collected or deemed collected on or with respect to the Ritz-Carlton Pari Passu Loan, on each
Distribution Date, the Paying Agent shall be deemed to distribute (with a credit for an amount equal to any Net Swap Payment that was deemed distributed by the
Paying Agent to the Master Servicer's Floating Rate Account on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.32(b)) to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests (other than the REMIC I MP IO Component Regular Interest, the REMIC I MP Non-IO Component
Regular Interest, the REMIC I RC IO Component Regular Interest and the REMIC I
RC Non-IO Component Regular Interest), for the following purposes and in the following order of priority:

               (i) from the portion of the Available Distribution Amount
attributable to interest (other than Excess Interest) collected or deemed collected on or with respect to each Majority Mortgage Loan (other than the
Millenium Portfolio Mortgage Loan and the Ritz-Carlton Pari Passu Loan) or
related REO Property, Distributable Certificate Interest to each Corresponding
REMIC I Regular Interest;

               (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Majority Mortgage Loan (other than the Millenium Portfolio Mortgage Loan and the Ritz-Carlton Pari Passu Loan) or related REO Property, principal to the
Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

               (iii) any remaining amount of the Available Distribution Amount with respect to each Majority Mortgage Loan (other than with respect to the
Millenium Portfolio Mortgage Loan and the Ritz-Carlton Pari Passu Loan and any
Excess Interest) or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such
Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

               (iv) thereafter, to the Class R-I Certificateholders at such time as the Certificate Balance of all Classes of REMIC I Regular Interests (other than the REMIC I MP IO Component Regular Interest, the REMIC I MP Non-IO
Component Regular Interest, the REMIC I RC IO Component Regular Interest and the
REMIC I RC Non-IO Component Regular Interest) have been reduced to zero, and
Realized Losses (including interest thereon) previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests (other than
REMIC I MP IO Component Regular Interest, the REMIC I MP Non-IO Component
Regular Interest, the REMIC I RC IO Component Regular Interest and the REMIC I
RC Non-IO Component Regular Interest), any amounts of the Available Distribution
Amount remaining with respect to each Majority Mortgage Loan (other than with respect to Millenium Portfolio Mortgage Loan, the Ritz-Carlton Pari Passu Loan
and any Excess Interest) or related REO Property, to the extent of the Trust's interest therein.

          (b) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I MP IO
Component Regular Interest,

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the REMIC I MP Non-IO Component Regular Interest and the Class R-I Certificates,
for the following purposes and in the following order of priority:

               (i) from the portion of Available Distribution Amount
attributable to interest (other than Excess Interest) collected or deemed collected on or with respect to the Millenium Portfolio Mortgage Loan or related
REO Property, Distributable Certificate Interest to the REMIC I MP IO Component
Regular Interest;

               (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to the Millenium Portfolio Mortgage Loan or related REO Property, principal to the
REMIC I MP IO Component, until the Certificate Balance thereof is reduced to zero;

               (iii) from the portion of Available Distribution Amount
attributable to interest (other than Excess Interest) collected or deemed collected on or with respect to the Millenium Portfolio Mortgage Loan or related
REO Property, Distributable Certificate Interest to the REMIC I MP Non-IO
Component Regular Interest;

               (iv) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to the Millenium Portfolio Mortgage Loan or related REO Property, principal to the
REMIC I MP Non-IO Component, until the Certificate Balance thereof is reduced to zero;

               (v) any remaining amount of the Available Distribution Amount with respect to the Millenium Portfolio Mortgage Loan (other than Excess
Interest) or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I MP IO Component Regular Interest, plus interest on such
Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto;

               (vi) any remaining amount of the Available Distribution Amount with respect to the Millenium Portfolio Mortgage Loan (other than Excess
Interest) or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I MP Non-IO Component Regular Interest, plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

               (vii) thereafter, to the Class R-I Certificateholders at such time as the Certificate Balance of the REMIC I MP IO Component Regular Interest
and the REMIC I MP Non IO Component Regular Interest has been reduced to zero, and Realized Losses previously allocated thereto (including interest on such
Realized Losses) have been reimbursed to the Holders thereof, any amounts of the
Available Distribution Amount with respect to the Millenium Portfolio Mortgage
Loan (other than Excess Interest) or related REO Property, to the extent of the
Trust's interest therein.

          (c) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I RC IO
Component Regular Interest, the REMIC I RC Non-IO Component Regular Interest and
the Class R-I Certificates, for the following purposes and in the following order of priority:

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               (i) from the portion of Available Distribution Amount
attributable to interest (other than Excess Interest) collected or deemed collected on or with respect to the Ritz-Carlton Pari Passu Loan or related REO
Property, Distributable Certificate Interest to the REMIC I RC IO Component
Regular Interest;

               (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to the Ritz-Carlton Pari Passu Loan or related REO Property, principal to the REMIC
I RC IO Component, until the Certificate Balance thereof is reduced to zero;

               (iii) from the portion of Available Distribution Amount
attributable to interest (other than Excess Interest) collected or deemed collected on or with respect to the Ritz-Carlton Pari Passu Loan or related REO
Property, Distributable Certificate Interest to the REMIC I RC Non-IO Component
Regular Interest;

               (iv) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to the Ritz-Carlton Pari Passu Loan or related REO Property, principal to the REMIC
I RC Non-IO Component, until the Certificate Balance thereof is reduced to zero;

               (v) any remaining amount of the Available Distribution Amount with respect to the Ritz-Carlton Pari Passu Loan (other than Excess Interest) or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I RC IO Component Regular Interest, plus interest on such Realized
Losses at the related REMIC I Net Mortgage Rate previously allocated thereto;

               (vi) any remaining amount of the Available Distribution Amount with respect to the Ritz-Carlton Pari Passu Loan (other than Excess Interest) or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I RC Non-IO Component Regular Interest, plus interest on such Realized
Losses at the related REMIC I Net Mortgage Rate previously allocated thereto;
and

               (vii) thereafter, to the Class R-I Certificateholders at such time as the Certificate Balance of the REMIC I RC IO Component Regular Interest
and the REMIC I RC Non IO Component Regular Interest has been reduced to zero, and Realized Losses previously allocated thereto (including interest on such
Realized Losses) have been reimbursed to the Holders thereof, any amounts of the
Available Distribution Amount with respect to the Ritz-Carlton Pari Passu Loan
(other than Excess Interest) or related REO Property, to the extent of the
Trust's interest therein.

          SECTION 6.3 REMIC II.

          (a) On each Distribution Date, the Paying Agent shall be deemed to distribute (with a credit for an amount equal to any Net Swap Payment that was deemed distributed by the Paying Agent to the Master Servicer's Floating Rate
Account on the immediately preceding Master Servicer Remittance Date pursuant to
Section 8.32(b)) to itself on behalf of the Trustee, as holder of the REMIC II
Regular Interests, amounts distributable to any Class of Principal Balance
Certificates (other than the Class DP and Class ST Certificates), the Class X-MP

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Certificates or the Class X-RC Certificates, or in the case of the Class A-4FL
Certificates, distributable to the Class A-4FL Regular Interest, pursuant to
Section 6.5 or Section 10.1 to its Corresponding REMIC II Regular Interest set
forth in the Preliminary Statement hereto.

          (b) All distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 6.5 or Section 10.1, and allocable to any particular REMIC III Regular Interest in accordance with the definition of
"Class X Strip Rate", shall be deemed to have first been distributed from REMIC
II to REMIC III in respect of such Class's Corresponding REMIC II Regular
Interest. All distributions of reimbursements of Realized Losses made in respect of any Class of Principal Balance Certificates (other than the Class DP and
Class ST Certificates) or, in the case of the Class A-4FL Certificates, in respect of the Class A-4FL Regular Interest on each Distribution Date pursuant to Section 6.5 shall be deemed to have first been distributed from REMIC II to
REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto. Any amounts remaining in the Distribution
Account with respect to REMIC II on any Distribution Date after the foregoing distributions shall be distributed to the holders of the Class R-II
Certificates.

          SECTION 6.4 RESERVED.

          SECTION 6.5 REMIC III AND EXCESS INTEREST GRANTOR TRUST.

          (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to any
Excess Liquidation Proceeds which shall be distributed in accordance with
Section 6.5(b), any Excess Interest, which shall be distributed in accordance with Section 6.5(c), and an amount equal to any Net Swap Payment that was deemed distributed in respect of the Class A-4FL Regular Interest on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.32(b)), any
Class X-MP Strip Amount for such Distribution Date which shall be distributed in accordance with Section 6.5(d) or any Class X-RC Strip Amount for such
Distribution Date which shall be distributed in accordance with Section 6.5(e))
in the following amounts and order of priority:

               (i) to the Holders of the Class A-1 Certificates, Class A-1A
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB
Certificates, Class A-4 Certificates, Class A-4FL Regular Interest and Class X
Certificates, concurrently,

               (A) to the Holders of the Class A-1 Certificates, Class A-2
          Certificates, Class A-3 Certificates, Class A-AB Certificates and
          Class A-4 Certificates and the Class A-4FL Regular Interest, the
          Distributable Certificate Interest in respect of each such Class for such Distribution Date (which shall be payable from amounts in the
          Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest payable in respect of each such Class;

               (B) to the Holders of the Class A-1A Certificates, the
          Distributable Certificate Interest in respect of such Class for such
          Distribution Date (which

                                       162

          shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2); and

               (C) to the Holders of the Class X Certificates, the Distributable
          Certificate Interest in respect of such Class for such Distribution
          Date;

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior Certificates or the Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

               (ii) concurrently:

               (A) to the Holders of the Class A-1, Class A-2, Class A-3, Class
          A-AB Certificates and Class A-4 Certificates and the Class A-4FL
          Regular Interest: first to the Holders of the Class A-AB Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution
          Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution
          Amount for such Distribution Date, until the Aggregate Certificate
          Balance of the Class A-AB Certificates has been reduced to the Planned
          Principal Balance for such Distribution Date; the portion of the Loan
          Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class
          A-1A Certificates; second upon payment to the Class A-AB Certificates of the above distribution, to the Holders of the Class A-1
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates has been reduced to zero, the Loan Group 2 Principal
          Distribution Amount for such Distribution Date, until the Aggregate
          Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal
          Balance) and (solely with respect to the Loan Group 2 Principal
          Distribution Amount) Class A-1A Certificates; third upon payment in full of the Aggregate Certificate Balance of the Class A-1
          Certificates, to the Holders of the Class A-2 Certificates, the Loan
          Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the Aggregate Certificate Balance of the Class A-2 Certificates has
          been reduced to zero; the portion of the Loan Group 1 Principal
          Distribution Amount and Loan Group 2 Principal Distribution Amount
          distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class
          A-1A Certificates; fourth upon payment in full of the Aggregate
          Certificate Balance of

                                       163

          the Class A-2 Certificates, to the Holders of the Class A-3
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates has been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the Aggregate Certificate Balance of the
          Class A-3 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates, Class A-2 Certificates and (solely with respect to the
          Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;
          fifth upon payment in full of the Aggregate Certificate Balance of the
          Class A-3 Certificates, to the Holders of the Class A-AB Certificates,
          the Loan Group 1 Principal Distribution Amount for such Distribution
          Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
          Amount, until the Aggregate Certificate Balance of the Class A-AB
          Certificates has been reduced to zero; the portion of the Loan Group 1
          Principal Distribution Amount and Loan Group 2 Principal Distribution
          Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class A-2
          Certificates, Class A-3 Certificates and (solely with respect to the
          Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;
          sixth upon payment in full of the Aggregate Certificate Balance of the
          Class A-AB and Class A-3 Certificates, to the Holders of the Class A-4
          Certificates and the Class A-4FL Regular Interest, pro rata, the Loan
          Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the Aggregate Certificate Balance of the Class A-4 Certificates and
          the Class A-4FL Regular Interest has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2
          Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB
          Certificates, Class A-1 Certificates, Class A-2 Certificates, Class
          A-3 Certificates and (solely with respect to the Loan Group 2
          Principal Distribution Amount) Class A-1A Certificates; and

               (B) to the Holders of the Class A-1A Certificates, the Loan Group
          2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates and Class A-4FL
          Regular Interest has been reduced to zero, the Loan Group 1 Principal
          Distribution Amount for such Distribution Date, until the Aggregate
          Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the Holders of the Class A-AB, Class A-1, Class A-2, Class A-3, and Class A-4
          Certificates and Class A-4FL Regular Interest;

               (iii) to the Holders of the Class A Senior Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest and Class X
Certificates, pro rata in

                                       164

proportion to their respective entitlements to reimbursement described in this clause (treating principal and interest losses separately), to reimburse any
Realized Losses previously allocated thereto and not previously fully reimbursed
(in the case of the Class X Certificates, insofar as Realized Losses have resulted in shortfalls in the amount of interest distributed other than by reason of a reduction of the Notional Amount), plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (iv) to the Holders of the Class A-M Certificates, Distributable
Certificate Interest for such Distribution Date;

               (v) upon payment in full of the Certificate Balance of the Class
A-4 and Class A-1A Certificates and Class A-4FL Regular Interest, to the Holders
of the Class A-M Certificates, the Principal Distribution Amount for such
Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class A-M Certificates has been reduced to zero;

               (vi) to the Holders of the Class A-M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (vii) to the Holders of the Class A-J Certificates, Distributable
Certificate Interest for such Distribution Date;

               (viii) upon payment in full of the Certificate Balance of the
Class A-M Certificates, to the Holders of the Class A-J Certificates, the
Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class A-J
Certificates has been reduced to zero;

               (ix) to the Holders of the Class A-J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (x) to the Holders of the Class B Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xi) upon payment in full of the Certificate Balance of the Class
A-J Certificates, to the Holders of the Class B Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class B
Certificates has been reduced to zero;

               (xii) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xiii) to the Holders of the Class C Certificates, Distributable
Certificate Interest for such Distribution Date;

                                       165

               (xiv) upon payment in full of the Certificate Balance of the
Class B Certificates, to the Holders of the Class C Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class C
Certificates has been reduced to zero;

               (xv) to the Holders of the Class C Certificates, to reimburse any
Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xvi) to the Holders of the Class D Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xvii) upon payment in full of the Certificate Balance of the
Class C Certificates, to the Holders of the Class D Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class D
Certificates has been reduced to zero;

               (xviii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xix) to the Holders of the Class E Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xx) upon payment in full of the Certificate Balance of the Class
D Certificates, to the Holders of the Class E Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class E
Certificates has been reduced to zero;

               (xxi) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxii) to the Holders of the Class F Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xxiii) upon payment in full of the Certificate Balance of the
Class E Certificates, to the Holders of the Class F Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class F
Certificates has been reduced to zero;

               (xxiv) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxv) to the Holders of the Class G Certificates, Distributable
Certificate Interest for such Distribution Date;

                                       166

               (xxvi) upon payment in full of the Certificate Balance of the
Class F Certificates, to the Holders of the Class G Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class G
Certificates has been reduced to zero;

               (xxvii) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxviii) to the Holders of the Class H Certificates,
Distributable Certificate Interest for such Distribution Date;

               (xxix) upon payment in full of the Certificate Balance of the
Class G Certificates, to the Holders of the Class H Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class H
Certificates has been reduced to zero;

               (xxx) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxxi) to the Holders of the Class J Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xxxii) upon payment in full of the Certificate Balance of the
Class H Certificates, to the Holders of the Class J Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class J
Certificates has been reduced to zero;

               (xxxiii) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxxiv) to the Holders of the Class K Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xxxv) upon payment in full of the Certificate Balance of the
Class J Certificates, to the Holders of the Class K Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class K
Certificates has been reduced to zero;

               (xxxvi) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxxvii) to the Holders of the Class L Certificates,
Distributable Certificate Interest for such Distribution Date;

                                       167

               (xxxviii) upon payment in full of the Certificate Balance of the
Class K Certificates, to the Holders of the Class L Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class L
Certificates has been reduced to zero;

               (xxxix) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xl) to the Holders of the Class M Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xli) upon payment in full of the Certificate Balance of the
Class L Certificates, to the Holders of the Class M Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class M
Certificates has been reduced to zero;

               (xlii) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xliii) to the Holders of the Class N Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xliv) upon payment in full of the Certificate Balance of the
Class M Certificates, to the Holders of the Class N Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class N
Certificates has been reduced to zero;

               (xlv) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xlvi) to the Holders of the Class O Certificates, Distributable
Certificate Interest for such Distribution Date;

               (xlvii) upon payment in full of the Certificate Balance of the
Class N Certificates, to the Holders of the Class O Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class O
Certificates has been reduced to zero;

               (xlviii) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xlix) to the Holders of the Class P Certificates, Distributable
Certificate Interest for such Distribution Date;

                                       168

               (l) upon payment in full of the Certificate Balance of the Class
O Certificates, to the Holders of the Class P Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class P
Certificates has been reduced to zero;

               (li) to the Holders of the Class P Certificates, to reimburse any
Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (lii) to the Holders of the Class Q Certificates, Distributable
Certificate Interest for such Distribution Date;

               (liii) upon payment in full of the Certificate Balance of the
Class P Certificates, to the Holders of the Class Q Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class Q
Certificates has been reduced to zero;

               (liv) to the Holders of the Class Q Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (lv) to the Holders of the Class S Certificates, Distributable
Certificate Interest for such Distribution Date;

               (lvi) upon payment in full of the Certificate Balance of the
Class Q Certificates, to the Holders of the Class S Certificates, the Principal
Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class S
Certificates has been reduced to zero;

               (lvii) to the Holders of the Class S Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses; and

               (lviii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC III Regular
Certificates and the Class A-4FL Regular Interest have been reduced to zero, and
Realized Losses (including interest thereon) previously allocated to each Holder have been reimbursed to the Holders of the REMIC III Regular Certificates and
the Class A-4FL Regular Interest, any amounts remaining of Available
Distribution Amount on deposit in the Distribution Account.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the
Certificate Balances of all the Classes of Subordinate Certificates, the
Principal Distribution Amount will be distributed, first, to the Holders of the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates and the Class A-4FL Regular Interest, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate
Balances, until the Certificate Balance of each such Class is reduced to zero;
and,

                                       169

second, to the Holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
A-AB and Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate. A similar rule shall apply to the distribution of the Principal Distribution Amount to REMIC II Regular Interests.

          (b) On each Distribution Date, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders and the Class A-4FL
Regular Interest on such Distribution Date such amounts in the following priority:

               (i) first, from amounts in the Reserve Account with respect to any Majority Mortgage Loan, to reimburse Holders of the Principal Balance
Certificates (other than the Class A-4FL, Class DP and Class ST Certificates)
and the Class A-4FL Regular Interest, in order of alphabetical Class designation, provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) for any, and to the extent of, Unpaid Interest then owing to such Classes;

               (ii) second, from amounts in the Reserve Account with respect to any Majority Mortgage Loan, to reimburse the Holders of the Principal Balance
Certificates (other than the Class A-4FL, Class DP and Class ST Certificates)
and the Class A-4FL Regular Interest in order of alphabetical Class designation, provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates) for any, and to the extent of, Realized Losses previously allocated to them;

               (iii) third, upon the reduction of the Aggregate Certificate
Balance of the Principal Balance Certificates (other than the Class A-4FL, Class
DP and Class ST Certificates) and the Class A-4FL Regular Interest to zero, to pay any amounts remaining on deposit in such account, other than amounts with respect to the DCT Industrial Portfolio C Note and the 633 17th Street B Note,
to the Special Servicer as additional Special Servicer Compensation;

               (iv) fourth, from amounts in the Reserve Account with respect to the DCT Industrial Portfolio C Note, to reimburse Holders of the Class DP
Certificates, for any, and to the extent of, Unpaid Interest then owing to such
Class;

               (v) fifth, from amounts in the Reserve Account with respect to the DCT Industrial Portfolio C Note, to reimburse the Holders of the Class DP
Certificates for any, and to the extent of Realized Losses previously allocated to them;

               (vi) sixth, upon the reduction of the Aggregate Certificate
Balance of the Class DP Certificates to zero, to pay any amounts remaining on deposit in such account with respect to the DCT Industrial Portfolio C Note to the Special Servicer as additional Special Servicer Compensation;

               (vii) seventh, from amounts in the Reserve Account with respect to the 633 17th Street B Note, to reimburse Holders of the Class ST Certificates
(in order of

                                       170

alphabetical Class designation), for any, and to the extent of, Unpaid Interest then owing to such Classes;

               (viii) eighth, from amounts in the Reserve Account with respect to the 633 17th Street B Note, to reimburse the Holders of the Class ST
Certificates (in order of alphabetical class designation) for any, and to the extent of Realized Losses previously allocated to them; and

               (ix) ninth, upon the reduction of the Aggregate Certificate
Balance of the Class ST Certificates to zero, to pay any amounts remaining on deposit in such account with respect to the 633 17th Street B Note to the
Special Servicer as additional Special Servicer Compensation.

          Amounts reimbursed to Holders of REMIC III Regular Certificates and the Class A-4FL Regular Interest pursuant to Section 6.5(b)(i) and (ii) shall be deemed to be applied to reimbursement of Unpaid Interest and Realized Losses previously allocated to the Corresponding REMIC II Regular Interests.

          (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the
Paying Agent shall pay such Excess Interest on such Distribution Date to the
Class T Certificates.

          (d) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Class X-MP Strip Amount for such
Distribution Date and shall distribute such amount to the Holders of the Class
X-MP Certificates.

          (e) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Class X-RC Strip Amount for such
Distribution Date and shall distribute such amount to the Holders of the Class
X-RC Certificates.

          SECTION 6.5A DISTRIBUTIONS ON THE CLASS DP CERTIFICATES.

          (a) On each Distribution Date, the Paying Agent shall withdraw from the DCT Industrial Portfolio C Note Distribution Account an amount equal to the
DCT Industrial Portfolio C Note Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation
Proceeds which shall be distributed in accordance with Section 6.5(b) and the amount attributable to Excess Interest on such DCT Industrial Portfolio C Note which shall be paid on such Distribution Date to the Special Servicer as additional compensation) in the following amounts and order of priority:

          (i) to pay interest to the Holders of the Class DP Certificates, up to an amount equal to the DCT Industrial Portfolio Distributable Certificate
     Interest Amount for the related Interest Accrual Period and, to the extent not previously paid to such Holders, for all prior Interest Accrual
     Periods;

          (ii) to pay principal, if any, to the Holders of the Class DP
     Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class DP Certificates for such Distribution Date and, to the extent not previously paid to such

                                       171

     Holders, for all prior Distribution Dates (or, if the related Mortgaged
     Property has become an REO Property, up to an amount equal to the entire
     Aggregate Certificate Balance of the Class DP Certificates immediately prior to such Distribution Date);

          (iii) to reimburse the Holders of the Class DP Certificates for unreimbursed cure payments on the DCT Industrial Portfolio Mortgage Loan or the DCT Industrial Portfolio B Note previously made by such Holders, if applicable; and

          (iv) to the Holders of the Class R-I Certificates (in respect of the
     Class R-DP Residual Interest) at such time as the Aggregate Certificate
     Balances of all Classes of Class DP Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the Class DP Certificates, any amounts remaining on deposit in the DCT Industrial Portfolio C Note Distribution
     Account.

          SECTION 6.5B DISTRIBUTIONS ON THE CLASS ST CERTIFICATES.

          (a) On each Distribution Date, the Paying Agent shall withdraw from the 633 17th Street B Note Distribution Account an amount equal to the 633 17th
Street B Note Available Distribution Amount and shall distribute such amount
(other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b) and any amount attributable to
Excess Interest which shall be distributed in accordance with Section 6.5(c)) in the following amounts and order of priority:

          (i) to pay interest to the Holders of the Class ST-A Certificates, up to an amount equal to the 633 17th Street Distributable Certificate
     Interest Amount in respect of the Class ST-A Certificates for the related
     Interest Accrual Period and, to the extent not previously paid to such
     Holders, for all prior Interest Accrual Periods;

          (ii) to pay principal, if any, to the Holders of the Class ST-A
     Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class ST-A Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution
     Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class
     ST-A Certificates immediately prior to such Distribution Date);

          (iii) to reimburse the Holders of the Class ST-A Certificates for unreimbursed Cure payments on the 633 17th Street A Note previously made by such Holder, if applicable;

          (iv) to pay interest to the Holders of the Class ST-B Certificates, up to an amount equal to the 633 17th Street Distributable Certificate
     Interest Amount in respect of the Class ST-B Certificates for the related
     Interest Accrual Period and, to the extent not previously paid to such
     Holders, for all prior Interest Accrual Periods;

          (v) to pay principal, if any, to the Holders of the Class ST-B
     Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class ST-B Certificates for such Distribution Date and, to the extent not previously paid to such

                                       172

     Holders, for all prior Distribution Dates (or, if the related Mortgaged
     Property has become an REO Property, up to an amount equal to the entire
     Aggregate Certificate Balance of the Class ST-B Certificates immediately prior to such Distribution Date);

          (vi) to reimburse the Holders of the Class ST-B Certificates for unreimbursed Cure payments on the 633 17th Street A Note previously made by such Holder, if applicable;

          (vii) to pay interest to the Holders of the Class ST-C Certificates, up to an amount equal to the 633 17th Street Distributable Certificate
     Interest Amount in respect of the Class ST-C Certificates for the related
     Interest Accrual Period and, to the extent not previously paid to such
     Holders, for all prior Interest Accrual Periods;

          (viii) to pay principal, if any, to the Holders of the Class ST-C
     Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class ST-C Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution
     Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class
     ST-C Certificates immediately prior to such Distribution Date);

          (ix) to reimburse the Holders of the Class ST-C Certificates for unreimbursed Cure payments on the 633 17th Street A Note previously made by such Holder, if applicable;

          (x) to pay interest to the Holders of the Class ST-D Certificates, up to an amount equal to the 633 17th Street Distributable Certificate
     Interest Amount in respect of the Class ST-D Certificates for the related
     Interest Accrual Period and, to the extent not previously paid to such
     Holders, for all prior Interest Accrual Periods;

          (xi) to pay principal, if any, to the Holders of the Class ST-D
     Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class ST-D Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution
     Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class
     ST-D Certificates immediately prior to such Distribution Date);

          (xii) to reimburse the Holders of the Class ST-D Certificates for unreimbursed Cure payments on the 633 17th Street A Note previously made by such Holder, if applicable;

          (xiii) to pay interest to the Holders of the Class ST-E Certificates, up to an amount equal to the 633 17th Street Distributable Certificate
     Interest Amount in respect of the Class ST-E Certificates for the related
     Interest Accrual Period and, to the extent not previously paid to such
     Holders, for all prior Interest Accrual Periods;

          (xiv) to pay principal, if any, to the Holders of the Class ST-E
     Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class ST-E Certificates for such Distribution Date and, to the extent not previously paid to such

                                       173

     Holders, for all prior Distribution Dates (or, if the related Mortgaged
     Property has become an REO Property, up to an amount equal to the entire
     Aggregate Certificate Balance of the Class ST-E Certificates immediately prior to such Distribution Date);

          (xv) to reimburse the Holders of the Class ST-E Certificates for unreimbursed Cure payments on the 633 17th Street A Note previously made by such Holder, if applicable;

          (xvi) to pay interest to the Holders of the Class ST-F Certificates, up to an amount equal to the 633 17th Street Distributable Certificate
     Interest Amount in respect of the Class ST-F Certificates for the related
     Interest Accrual Period and, to the extent not previously paid to such
     Holders, for all prior Interest Accrual Periods;

          (xvii) to pay principal, if any, to the Holders of the Class ST-F
     Certificates, up to an amount equal to the Principal Distribution Amount in respect of the Class ST-F Certificates for such Distribution Date and, to the extent not previously paid to such Holders, for all prior Distribution
     Dates (or, if the related Mortgaged Property has become an REO Property, up to an amount equal to the entire Aggregate Certificate Balance of the Class
     ST-F Certificates immediately prior to such Distribution Date);

          (xviii) to reimburse the Holders of the Class ST-F Certificates for unreimbursed Cure payments on the 633 17th Street A Note previously made by such Holder, if applicable; and

          (xix) to the Holders of the Class R-I Certificates (in respect of the
Class R-ST Residual Interest) at such time as the Aggregate Certificate Balances of all Classes of Class ST Certificates have been reduced to zero, and Realized
Losses previously allocated to each Holder have been reimbursed to the Holders of the Class ST Certificates, any amounts remaining on deposit in the 633 17th
Street B Note Distribution Account.

          SECTION 6.6 ALLOCATION OF REALIZED LOSSES, EXPENSE LOSSES AND
SHORTFALLS DUE TO NONRECOVERABILITY.

          (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

               (i) Realized Principal Losses on each Mortgage Loan (other than the DCT Industrial Portfolio C Note or the 633 17th Street B Note) or the DCT
Industrial Portfolio Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular
Interest (provided that Realized Principal Losses on the Millenium Portfolio
Mortgage Loan shall reduce the Certificate Balance of the REMIC I MP IO
Component Regular Interest and REMIC I MP Non-IO Component Regular Interest, pro
rata in proportion to their respective Certificate Balances and that Realized
Principal Losses on the Ritz-Carlton Pari Passu Loan shall reduce the
Certificate Balance of the REMIC I RC IO Component Regular Interest and REMIC I
RC Non-IO Component Regular Interest, pro rata in proportion to their respective
Certificate Balances);

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               (ii) Realized Interest Losses on each Mortgage Loan (other than the DCT Industrial Portfolio C Note or the 633 17th Street B Note) or the DCT
Industrial Portfolio Mortgage Loan shall be allocated to reduce first,
Distributable Certificate Interest for such Distribution Date, and then Unpaid
Interest in each case owing on the Corresponding REMIC I Regular Interest
(provided that Realized Interest Losses on the Millenium Portfolio Mortgage Loan
shall reduce first, Distributable Certificate Interest with respect to the REMIC
I MP Non-IO Component Regular Interest; second, Unpaid Interest owing on the
REMIC I MP Non-IO Component Regular Interest; third, Distributable Certificate
Interest with respect to the REMIC I MP IO Component Regular Interest; and
fourth, Unpaid Interest owing on the REMIC I MP IO Component Regular Interest and that Realized Interest Losses on the Ritz-Carlton Pari Passu Loan shall reduce first, Distributable Certificate Interest with respect to the REMIC I RC
Non-IO Component Regular Interest; second, Unpaid Interest owing on the REMIC I
RC Non-IO Component Regular Interest; third, Distributable Certificate Interest with respect to the REMIC I RC IO Component Regular Interest; and fourth, Unpaid
Interest owing on the REMIC I RC IO Component Regular Interest); and to the
extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss; and

               (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I
Regular Interests in proportion to their Certificate Balances and treated as
Realized Principal Losses to the extent so allocated (and shall proportionately reduce the Certificate Balance of each REMIC I Regular Interest) after making all other allocations for such Distribution Date.

          (b) If the Master Servicer, the Special Servicer or the Trustee
determines that an Advance previously made by it (whether such Advance (together with Advance Interest thereon) was in respect of principal or interest on the related Mortgage Loan (other than the DCT Industrial Portfolio C Note or the 633
17th Street B Note) or the DCT Industrial Portfolio Mortgage Loan or a Servicing
Advance) is a Nonrecoverable Advance and the Master Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a)
hereof (which amount shall be treated as an Available Advance Reimbursement
Amount pursuant to Section 4.6) or if the Master Servicer determines that any
Unliquidated Advance has become a Nonrecoverable Advance, the Master Servicer
(after consultation with the Special Servicer) shall compute the Realized Loss with respect to such Mortgage Loan (other than the DCT Industrial Portfolio C
Note or the 633 17th Street B Note) or the DCT Industrial Portfolio Mortgage
Loan (and the Paying Agent shall allocate the Realized Loss) as follows:

               (i) the amount withdrawn from the Certificate Account shall be treated as Realized Principal Losses up to the amount of the aggregate amount in the Collection Account allocable to principal received with respect to the
Mortgage Loans (other than the DCT Industrial Portfolio C Note or the 633 17th
Street B Note) or the DCT Industrial Portfolio Mortgage Loan for such Collection
Period contemplated by clause (I)(A) of the definition of Principal Distribution
Amount, and shall be allocated to the Corresponding REMIC I Regular Interest in accordance with Section 6.6(a)(i) (and to the extent that any Realized Principal
Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular
Interest, such Realized Principal Loss shall be allocated to the other
Corresponding REMIC I Regular Interests in accordance with Section 6.6(a)(iii)), and such withdrawal shall reduce the principal paid on each

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such REMIC I Regular Interest on which principal would otherwise be paid on such
Distribution Date, in proportion to such principal payments; and

               (ii) if the amount that the Master Servicer withdraws from the
Certificate Account as referenced in clause (b)(i) above exceeds such amount allocable to principal received with respect to the Mortgage Loans (other than the DCT Industrial Portfolio C Note or the 633 17th Street B Note) or the DCT
Industrial Portfolio Mortgage Loan for such Collection Period, then such additional amounts shall constitute Unpaid Interest, and shall be allocated to the REMIC I Regular Interests on a pro rata basis based upon the amount of accrued and unpaid interest thereon.

          (c) If (x) a Final Recovery Determination is made with respect to any
Mortgage Loan (other than the DCT Industrial Portfolio C Note or the 633 17th
Street B Note) or the DCT Industrial Portfolio Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate
Account following a determination that Advances previously made were
Nonrecoverable Advances and Realized Losses were computed and allocated pursuant to clauses (a) and (b) above, and (y) amounts are recovered thereafter:

               (i) the portion of the amount of collections recovered on the
Mortgage Loan (other than the DCT Industrial Portfolio C Note or the 633 17th
Street B Note) or the DCT Industrial Portfolio Mortgage Loan that is identified and applied by the Master Servicer as recoveries of principal shall be applied by the Paying Agent first, to make payments of principal on the Corresponding
REMIC I Regular Interest up to an amount equal to the Realized Principal Losses previously allocated thereto as a result of the reimbursement of Nonrecoverable
Advances or Advance Interest (and the Principal Balance of the Mortgage Loan
(other than the DCT Industrial Portfolio C Note or the 633 17th Street B Note)
or the DCT Industrial Portfolio Mortgage Loan and the related Certificate
Balance of the Corresponding REMIC I Regular Interest shall be correspondingly increased), and thereafter to make payments of principal to the Corresponding
REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions; and

               (ii) the portion of the amount recovered on the Mortgage Loan
(other than the DCT Industrial Portfolio C Note or the 633 17th Street B Note)
or the DCT Industrial Portfolio Mortgage Loan that is identified and applied by the Master Servicer as recoveries of interest shall be applied by the Paying
Agent to make payments of Unpaid Interest on the REMIC I Regular Interests with respect to which Unpaid Interest was allocated pursuant to Section 6.6(b)(ii).

          (d) REMIC II. On each Distribution Date, all Realized Losses on the
REMIC I Regular Interests for such Distribution Date (or for prior Distribution
Dates, to the extent not previously allocated) shall be allocated to the
Corresponding REMIC II Regular Interests in the amounts and in the manner as are allocated to the REMIC III Regular Interests related thereto pursuant to Section
6.6(f). Realized Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interests other than the
REMIC II Regular Interest X-MP and the REMIC II Regular Interest X-RC, which reduction shall be allocated pro rata based on the product of the Certificate
Balance of such REMIC II Regular Interest and the Class X Strip Rate applicable to the Class of REMIC III Regular Interest (other than the Class X

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Certificates) relating to such REMIC II Regular Interest. Realized Losses allocated to the Class X-MP Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest X-MP. Realized Losses allocated to the
Class X-RC Certificates shall reduce the amount of interest payable on the REMIC
II Regular Interest X-RC.

          (e)  Reserved

          (f)  REMIC III.

               (i) On each Distribution Date, all Realized Losses on the REMIC
II Regular Interests for such Distribution Date (or for prior Distribution
Dates, to the extent not previously allocated) that are attributable to Realized
Losses on the REMIC I MP IO Component Regular Interest shall be allocated first to the REMIC III Regular Interests other than the Class X-MP and Class X-RC
Certificates up to an amount equal to the sum of (A) the Certificate Balance of the REMIC I MP IO Component Regular Interest, and (B) Unpaid Interest owing to the REMIC I MP IO Component Regular Interest, and (C) Distributable Certificate
Interest owing to the REMIC I MP IO Component Regular Interest other than amounts attributable to any Class X-MP Strip Amount, in the manner provided for below in Section 6.6(f)(iii), and second to the Class X-MP Certificates.

               (ii) On each Distribution Date, all Realized Losses on the REMIC
II Regular Interests for such Distribution Date (or for prior Distribution
Dates, to the extent not previously allocated) that are attributable to Realized
Losses on the REMIC I RC IO Component Regular Interest shall be allocated first to the REMIC III Regular Interests other than the Class X-MP and Class X-RC
Certificates up to an amount equal to the sum of (A) the Certificate Balance of the REMIC I RC IO Component Regular Interest, and (B) Unpaid Interest owing to the REMIC I RC IO Component Regular Interest, and (C) Distributable Certificate
Interest owing to the REMIC I RC IO Component Regular Interest other than amounts attributable to any Class X-RC Strip Amount, in the manner provided for below in Section 6.6(f)(iii), and second to the Class X-RC Certificates.

               (iii) On each Distribution Date, all Realized Losses on the REMIC
II Regular Interests that are not allocated to the Class X-MP and Class X-RC
Certificates pursuant to Section 6.6(f)(i) and (ii) above shall be allocated to the REMIC III Regular Interests other than the Class X-MP and Class X-RC
Certificates in Reverse Sequential Order, in each case reducing (A) first, the
Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the REMIC III Regular Interests other than the Class X,
Class X-MP and the Class X-RC Certificates); (B) second, Unpaid Interest owing to such Class to the extent thereof and (C) third, Distributable Certificate
Interest owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-1A Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
Certificates and Class X Certificates and the Class A-4FL Regular Interest, pro
rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be, and provided further, that Realized Losses shall not reduce the
Aggregate Certificate Balance of the REMIC III Regular Interests below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests. Losses
of interest allocated to the Class A-4FL Regular Interest reduce the interest distributable to the Class A-4FL Certificates by an equivalent amount. Losses of principal that reduce the Certificate Balance of

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the Class A-4FL Regular Interest reduce the Aggregate Certificate Balance of the
Class A-4FL Certificates by an equivalent amount.

          (g) On each Distribution Date, all Realized Losses on the DTC
Industrial Portfolio C Note for such Distribution Date (or for prior
Distribution Dates, to the extent not previously allocated) shall be allocated to the Class DP Certificates to reduce (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class.

          (h) On each Distribution Date, all Realized Losses on the 633 17th
Street B Note for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Class ST
Certificates in Reverse Sequential Order, in each case reducing, in order (A)
the Certificate Balance of such Class until such Certificate Balance is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C)
Distributable Certificate Interest owing to such Class.

          SECTION 6.7 PREPAYMENT INTEREST SHORTFALLS AND NET AGGREGATE
PREPAYMENT INTEREST SHORTFALLS.

          (a) With respect to the Millenium Portfolio Mortgage Loan, Prepayment
Interest Shortfalls will be allocated first to the Millenium Portfolio Non-IO
Component and then to the Millenium Portfolio IO Component, to reduce
Distributable Certificate Interest on the REMIC I MP Non-IO Component Regular
Interest and the REMIC I MP IO Component Regular Interest, respectively. Any
Prepayment Interest Shortfall in the Millenium Portfolio Mortgage Loan, to the
extent not allocated to the Millenium Portfolio IO Component and resulting in a
Net Aggregate Prepayment Interest Shortfall, will be allocated to the REMIC III
Regular Interests (other than the Class X-RC and Class X-MP Certificates) as described in Section 6.7(b) below and any Prepayment Interest Shortfalls with respect to the REMIC II Regular Interest X-MP shall be allocated to the Class
X-MP Certificates to reduce Distributable Certificate Interest thereon. With respect to the Ritz-Carlton Pari Passu Loan, Prepayment Interest Shortfalls will be allocated first to the Ritz-Carlton Non-IO Component and then to the
Ritz-Carlton IO Component, to reduce Distributable Certificate Interest on the
REMIC I RC Non-IO Component Regular Interest and the REMIC I RC IO Component
Regular Interest, respectively. Any Prepayment Interest Shortfall on the
Ritz-Carlton Pari Passu Loan, to the extent not allocated to the Ritz-Carlton IO
Component and resulting in a Net Aggregate Prepayment Interest Shortfall, will be allocated to the REMIC III Regular Interests (other than the Class X-MP and
Class X-RC Certificates) as described in Section 6.7(b) below and any Prepayment
Interest Shortfalls with respect to the REMIC II Regular Interest X-RC shall be allocated to the Class X-RC Certificates to reduce Distributable Certificate
Interest thereon. No Prepayment Interest Shortfall with respect to a Serviced
Companion Mortgage Loan or a B Note shall be allocated to any Class of
Certificates.

          (b) On each Distribution Date, the amount of any Net Aggregate
Prepayment Interest Shortfalls in the Majority Mortgage Loans in REMIC I shall be allocated among the REMIC I Regular Interests (other than the REMIC I MP IO
Component Regular Interest and the REMIC I RC IO Component Regular Interest),
pro rata in proportion to the Accrued Certificate

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Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest, and any
Prepayment Interest Shortfalls with respect to the Millenium Portfolio IO
Component shall be allocated to the REMIC I MP IO Component Regular Interest to reduce Distributable Certificate Interest thereon and any Prepayment Interest
Shortfalls with respect to the Ritz-Carlton IO Component shall be allocated to the REMIC I RC IO Component Regular Interest to reduce Distributable Certificate
Interest thereon. On each Distribution Date, the amount of any Net Aggregate
Prepayment Interest Shortfalls in the REMIC I Regular Interests in REMIC II
shall be allocated among the REMIC II Regular Interests (other than REMIC II
Regular Interest X-MP and other than REMIC II Regular Interest X-RC), pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular
Interest for such Distribution Date and shall reduce Distributable Certificate
Interest for each such Interest, and any Prepayment Interest Shortfalls with respect to the REMIC I MP IO Component Regular Interest and the REMIC I RC IO
Component Regular Interest shall be allocated to the REMIC II Regular Interest
X-MP and the REMIC II Regular Interest X-RC, respectively, in each case to reduce Distributable Certificate Interest thereon. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls in the REMIC II
Regular Interests (other than the REMIC II Regular Interest X-MP and the REMIC
II Regular Interest X-RC) in REMIC III, shall be allocated to each Class of
REMIC III Regular Interests (other than the Class X-MP and X-RC Certificates)
pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such Distribution Date and shall reduce the Distributable
Certificate Interest for such Class for such Distribution Date, and any
Prepayment Interest Shortfalls with respect to the REMIC II Regular Interest
X-MP and the REMIC II Regular Interest X-RC shall be allocated to the Class X-MP and Class X-RC Certificates, respectively, in each case to reduce Distributable
Certificate Interest thereon. Any amounts of Net Aggregate Prepayment Interest
Shortfalls allocated to the Class A-4FL Regular Interest shall reduce the amount of interest distributable to the Class A-4FL Certificates by an equivalent amount.

          (c) On each Distribution Date, Prepayment Interest Shortfalls on the
DCT Industrial Portfolio C Note in the Class DP REMIC shall reduce Distributable
Certificate Interest on the Class DP Certificates for such Distribution Date. On each Distribution Date, Prepayment Interest Shortfalls on the 633 17th Street B
Note in the Class ST REMIC shall be allocated to each Class of Class ST
Certificates, pro rata, in proportion to the amount of Accrued Certificate
Interest payable to such Class of Certificates on such Distribution Date and shall reduce the Distributable Certificate Interest for such Class for such
Distribution Date.

          SECTION 6.8 ADJUSTMENT OF SERVICING FEES. The Master Servicing Fee
payable to the Master Servicer shall be adjusted as provided in Section 8.10(c)
herein. Any amount retained by REMIC I as a result of a reduction of the Master
Servicing Fee shall be treated as interest collected with respect to the prepaid
Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

          SECTION 6.9 APPRAISAL REDUCTIONS. Not later than the date on which an
Appraisal Event occurs, the Special Servicer shall have obtained (A) an
Appraisal of the Mortgaged Property securing the related Mortgage Loan, Loan
Pair or A/B Mortgage Loan, if the Principal Balance of such Mortgage Loan, Loan
Pair or A/B Mortgage Loan exceeds $2,000,000 or (B) at the option of the Special
Servicer, if such Principal Balance is less than or

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equal to $2,000,000, either an internal valuation prepared by the Special
Servicer in accordance with MAI standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan, Loan Pair or A/B
Mortgage Loan becomes a Required Appraisal Loan; provided that if the Special
Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing
Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 60 days after receipt of such notice.
Notwithstanding the foregoing, an Appraisal shall not be required so long as a guaranty or surety bond that is rated at least "BBB-" (or its equivalent) by a nationally recognized statistical rating organization, or debt service reserve or a letter of credit is available and has the ability to pay off the then outstanding Principal Balance of the Mortgage Loan in full, except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an Appraisal is in the best interests of the Certificateholders.
Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. Section 225.62 and shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal
Loan. The cost of any such Appraisal or valuation, if not performed by the
Special Servicer, shall be an expense of the Trust (and any related B Note) and may be paid from REO Income or, to the extent collections from such related
Mortgage Loan, B Note, Loan Pair or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the Master Servicer at the request of the Special Servicer or by the Special
Servicer pursuant to Section 4.2 in which event it shall be treated as a
Servicing Advance. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal
Reduction. The Master Servicer shall calculate or recalculate the Appraisal
Reduction for any Mortgage Loan, B Note and Loan Pair based on updated
Appraisals or internal valuations provided from time to time to it by the
Special Servicer and report such amount to the Trustee annually. Notwithstanding the foregoing, the terms of this Section 6.9 shall not be applicable to any
Non-Serviced Mortgage Loan or the 633 17th Street B Note if the applicable
Non-Serviced Mortgage Loan Special Servicer or the MLMT 2006-C1 Special
Servicer, as applicable, shall have performed such obligations with respect to such Mortgage Loan pursuant to the terms of the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement or MLMT 2006-C1 Pooling and Servicing
Agreement, as applicable. Appraisal Reductions allocated to any Loan Pair, the
DCT Industrial Portfolio C Note or the 633 17th Street B Note shall be allocated to the Certificate Principal Balance of the related Classes of Principal Balance
Certificates in the order of their subordination, i.e., in the case of Appraisal
Reductions with respect to any Mortgage Loan or Loan Pair other than the DCT
Industrial Portfolio A/B/C Loan or 633 17th Street A/B/C Mortgage Loan, to the
Classes of Principal Balance Certificates, other than the Class DP Certificates and Class ST Certificates, in Reverse Sequential Order; in the case of Appraisal
Reductions with respect to the DCT Industrial Portfolio A/B/C Loan, to the Class
DP Certificates; and in the case of Appraisal Reductions with respect to the 633
17th Street A/B/C Mortgage Loan, to the Classes of Class ST Certificates in the
same order as Realized Losses are allocated thereto.

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          SECTION 6.10 COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding
any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement.
In the event the Paying Agent withholds any amount from payments made to any
Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

          SECTION 6.11 PREPAYMENT PREMIUMS.

          (a) Subject to Section 6.11(b) with respect to Prepayment Premiums collected on the Millenium Portfolio Mortgage Loan and Section 6.11(c) with respect to Prepayment Premiums collected on the Ritz-Carlton Pari Passu Loan, any Prepayment Premium collected with respect to a Mortgage Loan (other than the
DCT Industrial Portfolio C Note or 633 17th Street B Note) or the DCT Industrial
Portfolio Mortgage Loan (but not a B Note or Serviced Companion Mortgage Loan,
which Prepayment Premium is payable to the holder of the related B Note or the holder of the related Serviced Companion Mortgage Loan, as applicable) during any particular Collection Period will be deemed distributed to the Trustee by the Paying Agent on the following Distribution Date as follows: (i) first, the
Paying Agent shall be deemed to distribute to the Trustee, as holder of the
REMIC I Regular Interest to which such Mortgage Loan (other than the DCT
Industrial Portfolio C Note or 633 17th Street B Note) or the DCT Industrial
Portfolio Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan (other than the DCT Industrial Portfolio C Note or
633 17th Street B Note) or the DCT Industrial Portfolio Mortgage Loan; and (ii)
second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment
Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of
REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal). Following such deemed distributions, (x) in respect of any Prepayment Premiums collected in respect of each Mortgage Loan included in Loan Group 1 during the related Collection
Period, the Holders of the respective Classes of Principal Balance Certificates
(other than the Class A-1A, Class L, Class M, Class N, Class O, Class P, Class
Q, Class S, Class DP and Class ST Certificates) and the Class A-4FL Regular
Interest, then entitled to distributions of principal from the Principal
Distribution Amount for such Distribution Date, will be entitled to, and the
Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the Holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all such Classes of
Certificates on that Distribution Date, (b) the Base Interest Fraction for the
related Principal Prepayment and that Class of Certificates and (c) the aggregate amount of all such

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Prepayment Premiums collected with respect to the Mortgage Loans (other than the
DCT Industrial Portfolio C Note or 633 17th Street B Note) during the related
Collection Period and (y) in respect of any Prepayment Premiums collected in respect of each Mortgage Loan included in Loan Group 2 during the related
Collection Period, the Holders of the Class A-1A Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such
Distribution Date, will be entitled to, and the Paying Agent on behalf of the
Trustee will pay to such Holder(s), an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the
Holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of the Class A-1A
Certificates on that Distribution Date, (b) the Base Interest Fraction for the
related Principal Prepayment and that Class of Certificates and (c) the aggregate amount of Prepayment Premiums collected with respect to the Mortgage
Loans (other than the DCT Industrial Portfolio C Note or 633 17th Street B Note)
during the related Collection Period. Any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates or the Class A-4FL Regular Interest (other than the Class DP and the Class ST
Certificates) will be distributed to the Holders of the Class X Certificates.
For so long as the Swap Contract or any replacement Swap Contract is in effect, the Prepayment Premium allocated to the Class A-4FL Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Contract. If the Swap Contract and any replacement Swap Contracts are no longer in effect, any Prepayment Premium allocated to the Class A-4FL Regular Interest shall be distributed to the Class A-4FL Certificates.

          Any Prepayment Premium or Yield Maintenance Charges collected with respect to the DCT Industrial Portfolio C Note during any particular Collection
Period will be distributed by the Paying Agent on behalf of the Trustee to the
Holders of the Class DP Certificates in the aggregate amount of Prepayment
Premiums or Yield Maintenance Charges collected with respect to the DCT
Industrial Portfolio C Note during the related Collection Period.

          Any Prepayment Premium or Yield Maintenance Charges collected with respect to the 633 17th Street B Note during any particular Collection Period will be distributed by the Paying Agent on behalf of the Trustee to the Holders of the Class ST Certificates then entitled to distributions of principal from the Principal Distribution Amount with respect to the Class ST Certificates for the related Distribution Date, in an amount equal to, in the case of each such
Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of such Class of Class ST Certificates on that Distribution Date and the denominator of which is the total amount distributed as principal to the holders of all Classes of Class ST Certificates on that Distribution Date and (b) the aggregate amount of Prepayment Premiums or
Yield Maintenance Charges collected with respect to the 633 17th Street B Note during the related Collection Period. If there is more than one such Class of
Class ST Certificates entitled to distributions of principal on such
Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distribution of principal.

          (b) Any Prepayment Premium collected with respect to the Millenium
Portfolio Mortgage Loan during any particular Collection Period will be deemed distributed to the Trustee by the Paying Agent on the following Distribution
Date as follows: (A) for so long as the Class X-MP Notional Amount is greater than zero, (x)(i) the Paying Agent shall be

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deemed to distribute to the Trustee, as holder of the REMIC I MP IO Component
Regular Interest, 85% of any Prepayment Premiums collected on or with respect to the Millenium Portfolio Mortgage Loan, and (ii) the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I MP Non-IO Component
Regular Interest, 15% of any Prepayment Premiums collected on or with respect to the Millenium Portfolio Mortgage Loan; (y)(i) the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interest X-MP, any Prepayment Premiums deemed distributed to the REMIC I MP IO Component
Regular Interest, and (ii) the Paying Agent shall be deemed to distribute to the
Trustee, as holder of the REMIC II Regular Interests other than the REMIC II
Regular Interest X-MP, any Prepayment Premiums deemed distributed to the REMIC I
MP Non-IO Component Regular Interest, and shall be deemed to distribute such
Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal); and (z)(i) the
Paying Agent will distribute to the Holders of the Class X-MP Certificates, any
Prepayment Premiums deemed distributed to the REMIC II Regular Interest X-MP and
(ii) any Prepayment Premiums deemed distributed to the REMIC II Regular
Interests other than the REMIC II Regular Interest X-MP will be distributed in accordance with the penultimate sentence of Section 6.11(a) and (B) after the
Notional Amount of the Class X-MP Certificates is reduced to zero, in accordance with Section 6.11(a).

          (c) Any Prepayment Premium collected with respect to the Ritz-Carlton
Pari Passu Loan (but not the Ritz-Carlton Companion Loan, which Prepayment
Premium is payable to the holder of the Ritz-Carlton Companion Loan) during any particular Collection Period will be deemed distributed to the Trustee by the
Paying Agent on the following Distribution Date as follows: (A) for so long as the Class X-RC Notional Amount is greater than zero, (x)(i) the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I RC IO
Component Regular Interest, 85% of any Prepayment Premiums collected on or with respect to the Ritz-Carlton Pari Passu Loan, and (ii) the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I RC Non-IO
Component Regular Interest, 15% of any Prepayment Premiums collected on or with respect to the Ritz-Carlton Pari Passu Loan; (y)(i) the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interest
X-RC, any Prepayment Premiums deemed distributed to the REMIC I RC IO Component
Regular Interest and (ii) the Paying Agent shall be deemed to distribute to the
Trustee, as holder of the REMIC II Regular Interests other than the REMIC II
Regular Interest X-RC, any Prepayment Premiums deemed distributed to the REMIC I
RC Non-IO Component Regular Interest, and shall be deemed to distribute such
Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal); and (z)(i) the
Paying Agent will distribute to the Holders of the Class X-RC Certificates, any
Prepayment Premiums deemed distributed to the REMIC II Regular Interest X-RC, and (ii) any Prepayment Premiums deemed distributed to the REMIC II Regular
Interests other than the REMIC II Regular Interest X-RC will be distributed in

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accordance with the penultimate sentence of Section 6.11(a) and (B) after the
Notional Amount of the Class X-RC Certificates is reduced to zero, in accordance with Section 6.11(a).

          SECTION 6.12 CALCULATIONS WITH RESPECT TO THE 633 17TH STREET B NOTE
AND CLASS ST CERTIFICATES.

          (a) The Paying Agent shall, provided it receives the necessary information from the MLMT 2006-C1 Master Servicer and the MLMT 2006-C1 Special
Servicer, be responsible for performing all calculations necessary in connection with the distributions to be made pursuant to Section 6.5B and the preparation of the Paying Agent Reports pursuant to Section 5.4B(a). The Paying Agent shall calculate the 633 17th Street B Note Available Distribution Amount for each
Distribution Date and shall allocate such amount among the Class ST
Certificateholders in accordance with this Agreement. The Paying Agent shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the MLMT 2006-C1 Master Servicer or the MLMT 2006-C1 Special
Servicer. The calculations by the Paying Agent contemplated by this Section 6.12 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          The Paying Agent or the Trustee, as the case may be, shall afford to the Class ST Certificateholder Representative and to the OTS, the FDIC and any
other banking or insurance regulatory authority that may exercise authority over any Class ST Certificateholder or Certificate Owner, access to any documentation regarding the 633 17th Street B Note or the other related assets of the Trust that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Paying Agent or the Trustee, as the case may be, designated by it.

          (b) The Paying Agent, the Custodian or the Trustee, as applicable, shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Class ST Certificateholder Representative and, subject to the succeeding paragraph, any Class ST Certificateholder, Certificate Owner or Person
identified to the Paying Agent as a prospective Transferee of a Class ST
Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Paying
Agent): (i) the Memorandum in the form most recently provided to the Paying
Agent by the Depositor or any Person designated thereby; (ii) this Agreement, the related Intercreditor Agreement, the MLMT 2006-C1 Pooling and Servicing
Agreement and any amendments hereto or thereto; (iii) all Paying Agent Reports and any other reports delivered or made available to Certificateholders pursuant to Section 5.4B(a) since the Closing Date; (iv) any and all annual performance certifications delivered by the MLMT 2006-C1 Master Servicer or MLMT 2006-C1
Special Servicer to the Paying Agent since the Closing Date; (v) any and all annual accountants' reports caused to be delivered by the MLMT 2006-C1 Master
Servicer or MLMT 2006-C1 Special Servicer to the Paying Agent since the Closing
Date; (vi) the most recent inspection report prepared by the MLMT 2006-C1 Master
Servicer or MLMT 2006-C1 Special Servicer and delivered to the Paying Agent in respect of the Mortgaged Property; (vii) the most recent monthly, quarterly and/or annual operating statements and rent rolls of the Mortgaged Property and financial statements of the related Mortgagor collected by the MLMT 2006-C1
Master Servicer or MLMT 2006-C1 Special Servicer and

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delivered to the Paying Agent; (viii) any and all reports and statements prepared by the MLMT 2006-C1 Master Servicer or MLMT 2006-C1 Special Servicer
and delivered to the Paying Agent; (ix) a copy of the related Mortgage Note and any other documents constituting the related Mortgage File, including any agreements or instruments evidencing modifications, waivers and amendments of the terms of the 633 17th Street B Note entered into or consented to by the MLMT
2006-C1 Master Servicer or the MLMT 2006-C1 Special Servicer and delivered to the Custodian; (x) the most recent appraisals for the Mortgaged Property or REO
Property (as defined in the MLMT 2006-C1 Pooling and Servicing Agreement) that has been delivered to the Trustee; and (xi) any other information in the possession of or reasonably obtainable by the Paying Agent and designated by the
Depositor as necessary to meet the requirements of Rule 144A(d)(4) under the
Securities Act. The Paying Agent shall upon request provide to any such Person copies of any and all of the foregoing items; however, the Paying Agent shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 6.12, the Paying
Agent shall require: (a) in the case of Class ST Certificate Owners, a confirmation executed by the requested Person substantially in the form of
Exhibit Y hereto (or such other form as may be reasonably acceptable to the
Paying Agent) generally to the effect that such Person is a beneficial holder of
Book-Entry Certificates and will keep such information confidential (except that such Class ST Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Class ST Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a
Class ST Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit Y hereto (or such other form as may be reasonably acceptable to the Paying Agent) generally to the effect that such Person is a prospective purchaser of a Class ST Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Class ST Certificates and will otherwise keep such information confidential. The Holders of the Class ST Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any
Class ST Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          (c) Neither the Trustee, the Custodian nor the Paying Agent shall be liable for providing or disseminating information in accordance with this
Section 6.12.

          SECTION 6.13 OTHER DISTRIBUTIONS

          On each Master Servicer Remittance Date, the Paying Agent shall be deemed to distribute to the Master Servicer, for deposit in the Master
Servicer's Floating Rate Account with respect to Net Swap Payments, that amount specified by the Paying Agent pursuant to Section 8.32(b). The Master Servicer shall offset and retain such amount from the payment it delivers to the Paying
Agent on the Master Servicer Remittance Date pursuant to Section 5.2(a)(xi) and shall deposit such amount, on behalf of the Trustee, in the Master Servicer's
Floating Rate

                                       185

Account, and such payment shall be deemed to have been made by the Paying Agent as a payment of a portion of the interest and Prepayment Premiums, as applicable, on the Class A-4FL Regular Interest. On each Distribution Date, the
Paying Agent shall distribute the Class A-4FL Available Funds for such
Distribution Date to the Holders of record of the Class A-4FL Certificates as of the related Record Date in the following amounts: (i) the Class A-4FL Interest
Distribution Amount, (ii) the Class A-4FL Principal Distribution Amount and
(iii) only if the Swap Contract has been terminated and no replacement Swap
Contract has been entered into, any Prepayment Premiums that were allocated to the Class A-4FL Regular Interest. No Holder of a Class A-4FL Certificate shall be entitled to receive any portion of any Prepayment Premium paid on the Class
A-4FL Regular Interest unless the Swap Contract has been terminated and no replacement Swap Contract has been entered into. Such amount shall be payable to the Swap Counterparty pursuant to the terms of the Swap Contract. Following a
Swap Default under the Swap Contract or other default or event of termination of the Swap Contract, and during the period when the Paying Agent is pursuing remedies under such Swap Contract, the Class A-4FL Interest Distribution Amount
for each Class A-4FL Certificate shall equal the Distributable Certificate
Interest Amount for the Class A-4FL Regular Interest, until such time as the conditions giving rise to such Swap Default or other default or event of termination have been cured or such Swap Contract has been replaced. Any such
Swap Default, other default or event of termination, and the consequent change to a fixed Pass-Through Rate shall not constitute a default under this
Agreement. To the extent that The Depository Trust Company is not provided with sufficient notice of a change to a fixed Pass-Through Rate, a Swap Default can result in a delay in the distribution of amounts payable to the Class A-4FL
Certificates and such delay will not constitute a default by any party to this
Agreement nor result in the accrual of interest on such delayed payment and no party hereto shall be obligated to advance such amounts. Notwithstanding the foregoing, to the extent provided in the Swap Contract, the Swap Counterparty will remain liable for such Swap Default or other default or event of termination pursuant to the Swap Contract.

          For as long as a Swap Default or other default or event of termination has occurred and is continuing and a Class A-4FL Certificate is receiving interest at the fixed Pass-Through Rate, such Class A-4FL Certificate shall accrue interest at the same rate, on the same basis and in the same manner as the related Class A-4FL Regular Interest.

          If the Swap Contract becomes subject to early termination due to the occurrence of a Rating Agency Trigger Event, a Swap Default, an event of default or a termination event thereunder, the Paying Agent on behalf of the Trustee shall promptly provide written notice to the Depository, the Holders of the
Class A-4FL Certificates and the Paying Agent shall take such commercially reasonable actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the Class A-4FL
Certificates (and only to the extent that, and only for so long as, doing so does not lead the Paying Agent to incur expenses in excess of the amounts available to it from such holders for reimbursement), to enforce the rights of the Trust under the Swap Contract as may be permitted by the terms of the Swap
Contract and consistent with the terms hereof, and shall apply the proceeds collected from the Swap Counterparty in connection with any such actions
(including, without limitation, the proceeds of the liquidation of any collateral pledged by the Swap Counterparty) to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms acceptable to the Rating Agencies. The Paying Agent shall be permitted
(subject to the final two

                                       186

paragraphs of this Section 6.13) to retain and rely upon investment banking firms of national reputation in connection with identifying and entering into any replacement interest rate swap contracts, and the Paying Agent's reliance on the advice of such investment banking firms shall provide full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice. Each
Rating Agency shall confirm in writing that the execution and delivery of any proposed interest rate swap contract will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract will exceed the sum of the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract shall not be entered into. Prior to the application of any proceeds in accordance with the terms of this paragraph, such proceeds shall be deposited in a segregated trust account, which shall be an Eligible Account, established by the Paying Agent and identified as held in trust for the benefit of the Certificateholders of the Class A-4FL Certificates.
Any proceeds of the liquidation of the Swap Contract which exceed the costs attributable to entering into a replacement interest rate swap contract (or if no replacement interest rate swap contract is entered into) shall be deposited into the Floating Rate Account and shall be distributed to the holders of the
Class A-4FL Certificates.

          The Trustee and the Paying Agent shall be entitled to conclusively rely on the report from the Swap Counterparty that specifies LIBOR for any
Interest Accrual Period.

          As long as the Swap Contract (or any replacement thereof) is in effect, each beneficial owner of a Class A-4FL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section
4975 of the Code, or a plan subject to any Similar Laws or any person investing on behalf of or with plan assets of such employee benefit plan or plan or (ii)
the acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

          Notwithstanding anything herein to the contrary, any expenses incurred by the Paying Agent under this Section 6.13 shall be paid solely by the Class
A-4FL Grantor Trust after the application of funds held in the Floating Rate
Account in accordance with Section 5.3(c), but only upon the Paying Agent's determination that such expenses cannot be recovered from the Swap Counterparty or any proceeds due under the Swap Contract; provided, that the Paying Agent shall only be permitted to incur any costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-4FL
Certificates or has received a Rating Agency Confirmation (with respect to the
Class A-4FL Certificates) from each Rating Agency (the expense of such confirmation to be paid by the holders of the Class A-4FL Certificates). Factors that the Paying Agent may consider when making a recoverability determination with respect to the reimbursement of such expenses include, but are not limited to, (i) the financial condition of the Swap Counterparty and (ii) the likelihood that the Swap Counterparty will make such reimbursements in the event the Paying
Agent pursues appropriate legal action or other commercially reasonable enforcement and collection measures.

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          The Paying Agent shall not be required to expend any amounts in connection with enforcing the rights of the Trust under the Swap Contract or entering into a replacement interest rate swap contract to the extent amounts are not available (or, in the Paying Agent's sole discretion, reasonably anticipated to be available) in the Class A-4FL Grantor Trust after the application of funds held in the Floating Rate Account in accordance with
Section 5.3(c).

                                   ARTICLE VII

           CONCERNING THE TRUSTEE, THE CUSTODIAN, THE PAYING AGENT AND
                           THE LUXEMBOURG PAYING AGENT

          SECTION 7.1 DUTIES OF THE TRUSTEE, THE CUSTODIAN AND THE PAYING AGENT.

          (a) The Trustee, the Custodian and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this
Agreement and no implied covenants or obligations shall be read into this
Agreement against the Trustee, the Custodian or the Paying Agent. Any permissive right of the Trustee, the Custodian or the Paying Agent provided for in this
Agreement shall not be construed as a duty of the Trustee, the Custodian or the
Paying Agent. The Trustee, the Custodian and the Paying Agent each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee, the Custodian and the Paying Agent each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) The Trustee or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II of this Agreement), shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Paying Agent shall inform the Certificateholders.

          (c) None of the Trustee, the Custodian nor the Paying Agent, nor any
of their respective directors, officers, employees, agents or Controlling
Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Custodian, the Paying Agent or any of
their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

                                       188

               (i) none of the Trustee, the Custodian nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling
Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

               (ii) no provision of this Agreement shall require either the
Trustee, the Custodian or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

               (iii) none of the Trustee, the Custodian nor the Paying Agent, nor any of their respective directors, officers, employees, agents or
Controlling Persons shall be responsible for any act or omission of the Master
Servicer, the Special Servicer, the Depositor or either Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

               (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

               (v) neither the Trustee, the Custodian nor the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, the Custodian or the Paying Agent, as in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust, and the Trustee, the
Custodian and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

               (vi) neither the Trustee, the Custodian nor the Paying Agent shall be charged with knowledge of a Rating Agency Trigger Event or of any failure by the Master Servicer or the Special Servicer or the Swap Counterparty
or by each other to comply with its obligations under this Agreement or the Swap
Contract or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Custodian or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Custodian or the Paying Agent,
as the case may be, obtains actual knowledge of such failure.

          (d) For so long as the Certificates are listed on the Luxembourg Stock
Exchange, the Depositor shall cause the continuing obligations under the listing rules for the Luxembourg Stock Exchange to be complied with in respect of the
Certificates. The Trustee and the Paying Agent shall not be liable for a failure in compliance with such continuing obligations under the listing rules of the
Luxembourg Stock Exchange.

          SECTION 7.2 CERTAIN MATTERS AFFECTING THE TRUSTEE, THE CUSTODIAN AND
THE PAYING AGENT.

                                       189

          (a) Except as otherwise provided in Section 7.1:

               (i) the Trustee, the Custodian and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee, the Custodian and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) neither the Trustee, the Custodian nor the Paying Agent, nor any of their respective directors, officers, employees, agents or
Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) the Trustee, the Custodian and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this
Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by
Holders of at least 25% of the Aggregate Certificate Balance of the Certificates
then outstanding provided that, if the payment within a reasonable time to the
Trustee, the Custodian or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such
Person by the security afforded to it by the terms of this Agreement, such
Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee, the Custodian or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

               (v) the Trustee, the Custodian and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the
Trustee, the Custodian and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Custodian and the Paying
Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

               (vi) neither the Trustee, the Custodian nor the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

                                       190

               (vii) neither the Trustee, the Custodian nor the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

               (viii) neither the Trustee, the Custodian nor the Paying Agent shall be liable for any loss on any investment of funds pursuant to this
Agreement;

               (ix) unless otherwise specifically required by law, neither the
Trustee, the Custodian nor the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

               (x) except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee, the Custodian nor the Paying Agent shall be responsible for any act or omission of the Master
Servicer, the Special Servicer, the Depositor or of each other.

          (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this
Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

          (c) All rights of action under this Agreement or under any of the
Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

          (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only to the extent such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the
Trustee.

          (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction"
penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the
Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net
income from foreclosure property" as defined in Section 860G(c) of the Code, but only to the extent such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

          SECTION 7.3 THE TRUSTEE AND THE PAYING AGENT NOT LIABLE FOR
CERTIFICATES OR INTERESTS OR MORTGAGE LOANS. The Trustee and the Paying Agent
each makes no

                                       191

representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary
Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the
REMIC III Certificates or Residual Certificates (other than the Certificate of
Authentication on the Certificates if the Paying Agent is the Authenticating
Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that each of the Trustee and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the
Trustee or the Paying Agent shall be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special
Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had against the Trustee or the Paying Agent for any claim based on any provisions of this Agreement, the Private Placement
Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus
Supplement, the Prospectus or the Certificates (except with respect to the
Trustee to the extent of information furnished by the Trustee in the first two paragraphs under the caption entitled "TRANSACTION PARTIES-- The Trustee" and with respect to the Paying Agent, to the extent of information furnished by the
Paying Agent under the caption "TRANSACTION PARTIES-- The Paying Agent,
Custodian, Certificate Registrar, and Authenticating Agent" each in the
Preliminary Prospectus Supplement and the Final Prospectus Supplement), the
Mortgage Loans or the assignment thereof, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. Neither the Trustee nor the Paying Agent shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or by each other hereunder. Neither the Trustee nor the
Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the
Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the
Mortgage Loans (other than if the Trustee shall assume the duties of the Master
Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the
Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the
Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master
Servicer or the Special Servicer or any loss resulting

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therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special
Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master
Servicer or the Special Servicer.

          SECTION 7.4 THE TRUSTEE AND THE PAYING AGENT MAY OWN CERTIFICATES.
Each of the Trustee and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Paying Agent, as the case may be.

          SECTION 7.5 ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE AND THE PAYING
AGENT.

          (a) The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt is at all times rated not less than
"A+" by S&P and "AA-" by Fitch (or "A+" by Fitch if the Trustee's short-term unsecured debt is rated at least "F-1" by Fitch), or otherwise acceptable to the
Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this
Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.6.

          (b) The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A-" by S&P and "A" by Fitch, or a rating otherwise acceptable to the Rating Agencies, as evidenced by Rating Agency Confirmation.

          SECTION 7.6 RESIGNATION AND REMOVAL OF THE TRUSTEE OR THE PAYING
AGENT.

          (a) The Trustee or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Swap Counterparty and the Rating
Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or paying agent, as the case may be, except in the case of the initial Trustee in which case it shall be so replaced but may be replaced under this paragraph, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to each of the
Master Servicer, the Paying Agent and the Rating Agencies. If no successor trustee or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or paying agent, as the case may be. It shall be a condition to

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the appointment of a successor trustee that such entity satisfies the eligibility requirements set forth in Section 7.5 and, for so long as the Trust, and with respect to any Serviced Companion Mortgage Loan, the trust in the related Other Securitization, are subject to the reporting requirements of the
Exchange Act, shall have been consented to by the Depositor or the depositor in such Other Securitization, as the case may be (which consent shall not be unreasonably withheld).

          (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5(a) and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the
Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii) or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the
Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed.

          (c) Following the Closing Date, for so long as the Trust, and with respect to any Serviced Companion Mortgage Loan, the trust in the related Other
Securitization, are subject to the reporting requirements of the Exchange Act, the Paying Agent may not appoint any sub-servicer that is or could become a
Reporting Servicer without the prior written consent of the Depositor or the depositor in such Other Securitization, as the case may be, which consent shall not be unreasonably withheld.

          (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5(b) and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the
Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any
Rating Agency of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be

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delivered to the Paying Agent so removed, one copy to the successor Paying
Agent, and one copy to each of the Trustee, the Master Servicer and the Rating
Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed.

          (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Principal Balance Certificates then outstanding may for cause upon 30 days' written notice to the Trustee or the Paying Agent, as the case may be, and to the Depositor remove the Trustee or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Paying Agent, as the case may be, so removed; the
Depositor shall thereupon use its best efforts to appoint a successor Trustee or
Paying Agent, as the case may be, in accordance with this Section.

          (f) Any resignation or removal of the Trustee or the Paying Agent, as the case may be, and appointment of a successor trustee or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee or the Paying Agent under this Agreement, the predecessor Trustee or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee or the Paying Agent shall not be liable for any action or omission of any successor
Trustee or Paying Agent, as the case may be.

          SECTION 7.7 SUCCESSOR TRUSTEE OR PAYING AGENT.

          (a) Any successor Trustee or Paying Agent appointed as provided in
Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent, as the case may be, shall become effective and such successor Trustee or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Paying Agent herein. The predecessor Trustee or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder (other than any
Mortgage Files at the time held on behalf of the Trust by a Custodian), and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee or Paying
Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee or Paying Agent, as the case may be, all such rights,

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powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the
Trustee Fee.

          (b) No successor Trustee or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor
Trustee or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

          (c) Upon acceptance of appointment by a successor Trustee or Paying
Agent as provided in this Section, the successor Trustee or Paying Agent shall mail notice of the succession of such Trustee or Paying Agent hereunder to all
Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee or Paying Agent. If the successor Trustee or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee or Paying Agent, as applicable.

          SECTION 7.8 MERGER OR CONSOLIDATION OF TRUSTEE, CUSTODIAN OR PAYING
AGENT. Any Person into which the Trustee, the Custodian or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee, the Custodian or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, the Custodian or Paying Agent, shall be the successor of such Trustee, the Custodian or Paying Agent, as the case may be, hereunder, as applicable, provided that (i) in the case of the Trustee or Paying Agent, such Person shall be eligible under the provisions of Section 7.5, and (ii) for so long as the Trust, and with respect to any Serviced Companion Mortgage Loan, the trust in the related Other Securitization, are subject to the reporting requirements of the Exchange Act, shall have been consented to by the Depositor or the depositor in such Other Securitization, as the case may be, (which consent shall not be unreasonably withheld), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 7.9 APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE, AGENTS OR
CUSTODIAN.

          (a) Notwithstanding any other provisions hereof, at any time, the
Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the
Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the
Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage
Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the
Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the

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Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the
Certificateholders pursuant to this paragraph.

          (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the
Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

          (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the
Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

               (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

               (iv) the Trustee or, in the case of the Trust, the
Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this
Agreement.

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          (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this
Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the
Trustee. Every such instrument shall be filed with the Trustee.

          (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

          (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

          (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

          (i) Subject to the Depositor's consent, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

          SECTION 7.10 AUTHENTICATING AGENTS.

          (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the
United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York,
having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

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          (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) The Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee and the Depositor.
The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the
Depositor; provided that the Trustee may not terminate the Paying Agent as
Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of
Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No
Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 7.11 INDEMNIFICATION OF TRUSTEE, THE CUSTODIAN AND THE PAYING
AGENT.

          (a) The Trustee, the Custodian, the Certificate Registrar and the
Paying Agent (each such institution in its respective individual capacity and including in each case any other capacity it holds under this Agreement) and each of their respective directors, officers, employees, agents and Controlling
Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this
Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of each other such
Person hereunder but only to the extent the Trustee, the Custodian, the
Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within 30 days of the date of request for payment of such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the
Custodian, the Certificate Registrar and the Paying Agent and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Custodian, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

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               (i) with respect to any such claim, the Trustee, the Custodian, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the Master Servicer, the Sellers, each other and the
Holders of the Certificates written notice thereof promptly after a Responsible
Officer of the Trustee, the Custodian, the Certificate Registrar or the Paying
Agent, as the case may be, shall have actual knowledge thereof; provided, however, that failure to give such notice to the Depositor, Master Servicer, the
Sellers, each other and the Holders of Certificates shall not affect the
Trustee's, the Custodian's, Certificate Registrar's or Paying Agent's, as the
case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

               (ii) while maintaining control over its own defense, the Trustee, the Custodian, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

               (iii) notwithstanding anything to the contrary in this Section
7.11, the Trust shall not be liable for settlement of any such claim by the
Trustee, the Custodian, the Certificate Registrar or the Paying Agent, as the
case may be, entered into without the Depositor's prior consent, which consent shall not be unreasonably withheld.

          (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Custodian, the Certificate Registrar or the Paying Agent, as the case may be.

          (c) The Depositor shall indemnify and hold harmless the Trustee, the
Custodian, the Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees or agents and Controlling
Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Custodian,
Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees or agents or Controlling Person may become subject under the Securities Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the
Preliminary Prospectus Supplement, the Final Prospectus Supplement or the
Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Custodian, the
Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Custodian, the
Certificate Registrar or the Paying Agent, as the case may be, or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus
Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Custodian, the
Certificate Registrar or the Paying Agent, as the case may be, furnished to the
Depositor by or on behalf of such person specifically for inclusion therein. It is hereby expressly

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agreed that the only written information provided by the Trustee, the Custodian, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set
forth in the case of the Trustee in the third, fourth and fifth sentences under the caption entitled "TRANSACTION PARTIES--The Trustee" and in the case of the
Paying Agent, the third and fourth sentences under the "TRANSACTION PARTIES--The
Paying Agent, the Custodian, the Certificate Registrar, and the Authenticating
Agent." The Trustee, the Custodian, the Certificate Registrar or the Paying
Agent, as the case may be, shall immediately notify the Depositor and the
Sellers if a claim is made by a third party with respect to this Section 7.11(c)
entitling such person, its directors, officers, employees, agents or Controlling
Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person)
and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the
Depositor shall not affect any rights the Trustee, the Custodian, the
Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Custodian or the Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the Securities Act or Exchange Act by the
Depositor.

          SECTION 7.12 FEES AND EXPENSES OF TRUSTEE AND THE PAYING AGENT. The
Trustee shall be entitled to receive the Trustee Fee (other than the portion thereof constituting the Paying Agent Fee) and the Paying Agent shall be entitled to receive the Paying Agent Fee, pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent.
The Trustee and the Paying Agent shall also be entitled to recover from the
Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee or Paying Agent, respectively hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the
Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Paying Agent.

          SECTION 7.13 COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying
Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee or the
Paying Agent, as the case may be, shall

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request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

          SECTION 7.14 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          (a) On and after the time the Master Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the
Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this
Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the applicable Primary Servicer arising after the termination of the Master Servicer from their servicing rights and obligations under the applicable Primary
Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this
Agreement, including, without limitation, the Master Servicing Fee.

          (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this
Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder. Pending any such appointment, the Trustee shall act as the Master
Servicer as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on
Mortgage Loans as it and such successor shall agree subject to Section 8.10. The
Trustee and such successor shall take such actions, consistent with this
Agreement as shall be necessary to effectuate any such succession. The Master
Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the
Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in

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the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the
Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein;
such expenses paid by the Trust shall be deemed to be an Additional Trust
Expense.

          (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this
Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special
Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special
Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special
Servicer contained in this Agreement or (ii) any obligation incurred by the
Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation (other than any Work-Out Fee payable pursuant to Section 9.11).

          (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as
Special Servicer hereunder. Pending any such appointment, the Trustee shall act as the Special Servicer as hereinabove provided. Any entity designated by the
Trustee as successor Special Servicer may be an Affiliate of the Trustee;
provided that, such Affiliate must meet the standards for a successor Special
Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special
Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special
Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the

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assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special
Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the
Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special
Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor
Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

          SECTION 7.15 NOTIFICATION TO HOLDERS. Upon termination of, or an Event of Default by, the Master Servicer, the Paying Agent or the Special Servicer, or
appointment of a successor to the Master Servicer, the Paying Agent or the
Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the
Certificateholders at their respective addresses appearing on the Certificate
Register.

          SECTION 7.16 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE, THE
CUSTODIAN AND THE PAYING AGENT.

          (a) The Trustee hereby represents and warrants as of the date hereof that:

               (i) the Trustee is a national banking association, duly
organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

               (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee;
neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

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               (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this
Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

               (iv) this Agreement has been duly executed and delivered by the
Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
and

               (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

          (b) The Paying Agent and Custodian hereby represents and warrants as of the date hereof that:

               (i) it is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

               (ii) the execution and delivery by it of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent and
Custodian; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on it or its properties that would materially and adversely affect its ability to perform its obligations under this Agreement, (ii) its organizational documents, or (iii)
the terms of any material agreement or instrument to which it is a party or by which it is bound; it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

               (iii) the execution, delivery and performance by it of this
Agreement and the consummation of the transactions contemplated by this
Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for it to perform its obligations under this
Agreement;

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               (iv) this Agreement has been duly executed and delivered by the
Paying Agent and Custodian and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent and Custodian, enforceable against the Paying Agent and
Custodian in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (v) there are no actions, suits or proceeding pending or, to the best of its knowledge, threatened, against it that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially its ability to perform under the terms of this Agreement.

          SECTION 7.17 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY
MAINTAINED BY THE TRUSTEE, THE CUSTODIAN AND THE PAYING AGENT. Each of the
Trustee, the Custodian and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance
Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees or paying agents in similar transactions (unless the Trustee, the Custodian or the
Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, the Custodian or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Custodian or the Paying Agent, as the case may be, is not less than "A" as rated by Fitch, if rated by Fitch, and "A" as rated by S&P, if rated by S&P, respectively, the
Trustee, the Custodian or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

          SECTION 7.18 APPOINTMENT OF LUXEMBOURG PAYING AGENT; NOTIFICATION TO
CERTIFICATEHOLDERS.

          (a) The Depositor shall maintain a paying agent in Luxembourg (the
"Luxembourg Paying Agent") for payments on the Certificates as well as a transfer agent in Luxembourg (the "Luxembourg Transfer Agent") for so long as such Certificates are listed on the Luxembourg Stock Exchange and the rules of such exchange so require and the Depositor shall pay the reasonable fees of such
Luxembourg Paying Agent and Luxembourg Transfer Agent. The Depositor shall appoint a successor Luxembourg Paying Agent if necessary. Except as set forth in this Section 7.18(a), neither the Trustee nor the Paying Agent shall have any responsibility for the actions or inactions of the Luxembourg Paying Agent, including any failure of the Luxembourg Paying Agent to make timely distributions to Certificateholders or beneficial owners (other than any such failure resulting from the failure of the Paying Agent to timely remit funds but only to the extent such failure is caused by the Paying Agent's negligence or willful misconduct). The Certificate Registrar shall not be responsible for transfers or exchanges requested at the office of the Luxembourg Transfer Agent in Luxembourg until it receives written notice from such transfer agent, together with the Certificates to be transferred or

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exchanged. The Luxembourg Paying Agent shall each month download copies of all information made available on the Paying Agent's internet website, print such information and make it available to the Certificateholders upon request. The
Luxembourg Paying Agent shall not be the Paying Agent and the duties of the
Luxembourg Paying Agent hereunder shall be distinct from the duties of the
Paying Agent.

          (b) For so long as the Certificates are listed on the Luxembourg Stock
Exchange and the rules of the Luxembourg Stock Exchange so require, the
Depositor undertakes to cause the Luxembourg Paying Agent to publish all notices to Certificateholders in a daily newspaper of general circulation in Luxembourg.

          (c) For so long as any of the Certificates are listed on the
Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Paying Agent shall make available or provide the following information on the Paying Agent's internet website:

               (i) to Clearstream Bank, Euroclear Bank and the Luxembourg Paying
Agent promptly upon determination, the Pass-Through Rates for the related
Interest Accrual Period, the amount of principal and interest distributable on the related Distribution Date for each Class of Certificates, per $1,000 initial
Certificate Balance or Notional Amount and the date each distribution will be made;

               (ii) to the Luxembourg Paying Agent on each Distribution Date, the Certificate Balance or Notional Amount of the Certificates;

               (iii) to the Luxembourg Paying Agent promptly following
availability, each report, certificate or statement required to be delivered to the Luxembourg Paying Agent pursuant to Section 5.4;

               (iv) to the Luxembourg Paying Agent promptly following receipt thereof, all notices and reports regarding any termination of the Trustee or the
Paying Agent or appointment of a successor to the Trustee or the Paying Agent;
and

               (v) to the Luxembourg Paying Agent promptly following receipt thereof, all notices and reports regarding any occurrence of an Event of
Default.

          Information provided, as set forth above, by the Paying Agent to the
Luxembourg Paying Agent shall be supplied by the Luxembourg Paying Agent to the
Luxembourg Stock Exchange. Such information shall be made available to the
Certificateholders at the main office of the Luxembourg Paying Agent.

          None of the Certificates will be listed on the Luxembourg Stock
Exchange or any other stock exchange.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          SECTION 8.1 SERVICING STANDARD; SERVICING DUTIES.

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          (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan, for the benefit of the holder of the related B Note and, solely as it relates to any Loan Pair, for the benefit of the holder of the related Serviced Companion Mortgage Loan, the
Master Servicer shall service and administer the Mortgage Loans, any B Note and any Serviced Companion Mortgage Loan in accordance with the Servicing Standard and the terms of this Agreement (subject to the servicing of any Non-Serviced
Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and
subject to the servicing of the 633 17th Street B Note by the MLMT 2006-C1
Master Servicer and the MLMT 2006-C1 Special Servicer in accordance with the
MLMT 2006-C1 Pooling and Servicing Agreement). Certain of the provisions of this
Article VIII make explicit reference to their applicability to Mortgage Loans, any B Note and any Serviced Companion Mortgage Loan; notwithstanding such explicit references, references to "Mortgage Loans" contained in this Article
VIII, unless otherwise specified, shall be construed to refer also to such B
Note and Serviced Companion Mortgage Loan (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

          In connection with such servicing and administration, the Master
Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole (or, in the case of any A/B Mortgage Loan or Loan Pair, the
Certificateholders and the holder of the related B Note and Serviced Companion
Mortgage Loan, all taken as a collective whole taking into account the subordinate nature of the B Note); provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master
Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

          (b) The Master Servicer, in the case of an event specified in clause
(x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser,
each Seller and, in the case of an A/B Mortgage Loan, the holder of the related
B Note and, in the case of a Loan Pair, the holder of the related Serviced
Companion Mortgage Loan, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y)
that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer
Event that occurred.

          (c) With respect to each Mortgage Loan that is subject to an
Environmental Insurance Policy, for as long as it is not a Specially Serviced
Mortgage Loan, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer or
the applicable Primary Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental
Insurance

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Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer or the
Special Servicer as a Servicing Advance.

          (d) In connection with any extension of the Maturity Date of a
Mortgage Loan, the Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

          (e) The parties hereto acknowledge that each Serviced Pari Passu
Mortgage Loan and Serviced Companion Mortgage Loan is subject to the terms and conditions of the related Loan Pair Intercreditor Agreement and that the A/B
Mortgage Loans are subject to the terms and conditions of the related
Intercreditor Agreement, and each such party agrees that the provisions of each
Loan Pair Intercreditor Agreement and Intercreditor Agreement that are required by their terms to be set forth in this Agreement are hereby incorporated herein.
With respect to each Serviced Pari Passu Mortgage Loan and Serviced Companion
Mortgage Loan, the Trustee, the Master Servicer and the Special Servicer
recognize the respective rights and obligations of the Trust and the holders of each Serviced Companion Mortgage Loan under the related Loan Pair Intercreditor
Agreement, including, with respect to the allocation of collections on or in respect of any Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage
Loan in accordance with the related Loan Pair Intercreditor Agreement. The
Master Servicer shall comply with the applicable provisions of each Loan Pair
Intercreditor Agreement, and if any Serviced Pari Passu Mortgage Loan and
Serviced Companion Mortgage Loan are then Specially Serviced Mortgage Loans, the
Special Servicer shall comply with the applicable provisions of the related Loan
Pair Intercreditor Agreement. The parties hereto agree that any conflict between the terms of this Agreement and the terms of any Loan Pair Intercreditor
Agreement or Intercreditor Agreement, as applicable, shall be resolved in favor of the Loan Pair Intercreditor Agreement or Intercreditor Agreement.

          (f) Promptly following the Closing Date, the Master Servicer shall send written notice to each Non-Serviced Mortgage Loan Master Servicer and the
MLMT 2006-C1 Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced Mortgage Loan and the 633 17th
Street B Note, and directing such Non-Serviced Mortgage Loan Master Servicer and
MLMT 2006-C1 Master Servicer to remit to the Master Servicer (or in the case of the 633 17th Street B Note, to the Paying Agent) all amounts payable to, and directing such Non-Serviced Mortgage Loan Master Servicer and MLMT 2006-C1
Master Servicer (and, in the case of the 633 17th Street B Note, the Paying
Agent) to forward, deliver or otherwise make available, as the case may be, to, the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, such holder of the applicable Non-Serviced Mortgage Loan and the 633 17th Street
B Note under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement (in the case of the 633 17th Street B Note, the MLMT 2006-C1 Pooling and Servicing Agreement and
the related Intercreditor Agreement).

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          (g) Each Non-Serviced Mortgage Loan shall be serviced and administered by the applicable Non-Serviced Mortgage Loan Master Servicer and Non-Serviced
Mortgage Loan Special Servicer pursuant to the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan
Intercreditor Agreement, except as otherwise specifically provided in this
Agreement. If any Non-Serviced Companion Mortgage Loan that is an asset under the trust created by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement is removed from the pool of mortgage loans created under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement, or if such
Non-Serviced Mortgage Loan Pooling and Servicing Agreement is otherwise terminated, the servicing of the Non-Serviced Mortgage Loan shall be transferred, pursuant to the related Non-Serviced Mortgage Loan Intercreditor
Agreement, and shall be serviced and administered by a successor servicing agreement, which shall have similar provisions to such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement to the extent set forth in the related
Non-Serviced Mortgage Loan Intercreditor Agreement, and such transfer shall be subject to the receipt of a Rating Agency Confirmation.

          SECTION 8.1A SERVICING OF THE DCT INDUSTRIAL PORTFOLIO A/B/C LOAN.

          The DCT Industrial Portfolio A/B/C Loan and, if it has become REO
Property, the related Mortgaged Property shall be serviced and administered in accordance with this Agreement or as otherwise contemplated by the related
Intercreditor Agreement, as and to the extent provided in the related
Intercreditor Agreement. The Trustee (as assignee of the related Intercreditor
Agreement hereunder) and the Paying Agent (on behalf of the Trustee) shall use reasonable efforts to enforce the terms of the related Intercreditor Agreement.

          If the Trustee is requested to take any action in its capacity as holder of the DCT Industrial Portfolio C Note under this Agreement or the related Intercreditor Agreement, other than an action as to which the Master
Servicer or the Special Servicer are permitted or required to exercise hereunder or the Class DP Certificateholder Representative has the right to exercise the rights and powers of the Trustee pursuant to Section 9.41, or if a Responsible
Officer of the Trustee becomes aware of a default, including any Event of
Default, on the part of any party under this Agreement, the Trustee shall cause the Paying Agent to promptly notify all the Class DP Certificateholders in writing of such request or default, as the case may be, and of the time period within which the Trustee must respond (or, if there is no specified time period, the Trustee shall designate a reasonable time period for the Class DP
Certificateholders to respond) (in any event, the "DP Response Period"). In connection with such request or default, subject to Sections 7.1 and 7.2, the
Trustee shall act in accordance with the instructions of the Class DP
Certificateholder Representative; provided that, if such instructions are not forthcoming within the DP Response Period, the Trustee shall, subject to
Sections 7.1 and 7.2, take such action or inaction as it deems to be in the best interests of the Class DP Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the
Trustee shall not be required to take any action not permitted under applicable law or the terms of the related Intercreditor Agreement or this Agreement.

          Notwithstanding the foregoing, in the event that the holder of the DCT
Industrial Portfolio C Note has a cure right under the related Intercreditor
Agreement, the Trustee, as holder of the DCT Industrial Portfolio C Note, shall exercise such cure right only if all of the

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Class DP Certificateholders have directed the Trustee to exercise such right and have provided funds therefor. The Trustee shall promptly cause the Paying Agent to notify the Class DP Certificateholders and the Class DP Certificateholder
Representative if it receives notice of an event of default under the DCT
Industrial Portfolio A/B/C Loan.

          SECTION 8.1B SERVICING OF THE 633 17TH STREET A/B/C MORTGAGE LOAN.

          The 633 17th Street A/B/C Mortgage Loan and, if it has become REO
Property (as defined in the MLMT 2006-C1 Pooling and Servicing Agreement), the
related Mortgaged Property shall be serviced and administered in accordance with the MLMT 2006-C1 Pooling and Servicing Agreement or as otherwise contemplated by the related Intercreditor Agreement, as and to the extent provided in the related Intercreditor Agreement. The Trustee (as assignee of the related
Intercreditor Agreement hereunder) and the Paying Agent (on behalf of the
Trustee) shall use reasonable efforts to enforce the terms of the related
Intercreditor Agreement.

          If the Trustee is requested to take any action in its capacity as holder of the 633 17th Street B Note under the MLMT 2006-C1 Pooling and
Servicing Agreement or the related Intercreditor Agreement, other than an action as to which the Class ST Certificateholder Representative has the right to exercise the rights and powers of the Trustee pursuant to Section 9.41, or if a
Responsible Officer of the Trustee becomes aware of a default, including any
Event of Default (as defined in the MLMT 2006-C1 Pooling and Servicing
Agreement), on the part of any party under the MLMT 2006-C1 Pooling and
Servicing Agreement, the Trustee shall cause the Paying Agent to promptly notify all the Class ST Certificateholders in writing of such request or default, as the case may be, and of the time period within which the Trustee must respond
(or, if there is no specified time period, the Trustee shall designate a reasonable time period for the Class ST Certificateholders to respond) (in any event, the "ST Response Period"). In connection with such request or default, subject to Sections 7.1 and 7.2, the Trustee shall act in accordance with the instructions of the Class ST Certificateholder Representative; provided that, if such instructions are not forthcoming within the ST Response Period, the Trustee shall, subject to Sections 7.1 and 7.2, take such action or inaction as it deems to be in the best interests of the Class ST Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee shall not be required to take any action not permitted under applicable law or the terms of the related Intercreditor Agreement or the
MLMT 2006-C1 Pooling and Servicing Agreement.

          During the continuance of any Event of Default (as defined in the MLMT
2006-C1 Pooling and Servicing Agreement) or other default under the MLMT 2006-C1
Pooling and Servicing Agreement, so long as such Event of Default or other default shall not have been remedied or waived in accordance with the terms hereof and thereof, the Trustee shall have the right (exercisable subject to
Section 7.1(a) and the first paragraph of this Section 8.1(B)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law that are available to it, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Class ST Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).

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          Notwithstanding the foregoing, in the event that the holder of the 633
17th Street B Note has a cure right under the related Intercreditor Agreement, the Trustee, as holder of the 633 17th Street B Note, shall exercise such cure right only if the Class ST Certificateholder Representative has directed the
Trustee to exercise such right and have provided funds therefor. The Trustee shall promptly cause the Paying Agent to notify the Class ST Certificateholders and the Class ST Certificateholder Representative if it receives notice of an
Event of Default (as defined in the MLMT 2006-C1 Pooling and Servicing
Agreement).

          SECTION 8.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY
MAINTAINED BY THE MASTER SERVICER. The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions
Insurance Policy. The Servicer Errors and Omissions Insurance Policy and
Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master
Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and
Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the
Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer is not in any event less than "BBB" as rated by S&P and "A" as rated by Fitch, respectively, the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

          SECTION 8.3 MASTER SERVICER'S GENERAL POWER AND DUTIES.

          (a) The Master Servicer shall service and administer the Mortgage
Loans (other than the 633 17th Street B Note) and shall, subject to Sections
8.7, 8.18, 8.19, 8.27 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and, in the case of any A/B Mortgage
Loan and any Loan Pair, subject to the applicable Intercreditor Agreement or
Loan Pair Intercreditor Agreement and, in the case of any Non-Serviced Mortgage
Loan, subject to the servicing of such Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable
Non-Serviced Mortgage Loan Special Servicer, as applicable), such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders (and in connection with any B Note, the holder of the B Note and, in connection with any
Loan Pair, the holder of the Serviced Companion Mortgage Loan) and the Trustee,
customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section
8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged
Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section
8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to

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the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the
Mortgage Loan as the Master Servicer deems reasonable under the circumstances,
(F) to execute and deliver, on behalf of the Certificateholders (and, if applicable, the holders of the B Note and Serviced Companion Mortgage Loan) and
the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a
Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes, any Serviced Companion Mortgage Loan and any B Note under the terms of the Mortgage, including all rights of consent or approval thereunder, subject to Sections 8.7 and 8.18 of this Agreement, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged
Properties to the extent such does not adversely affect the value of the related
Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and, if applicable, the holders of the B Note and Serviced Companion Mortgage Loan) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) hold in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent
Matters." Notwithstanding the above, the Master Servicer shall have no power to
(i) waive any Prepayment Premiums or (ii) consent to any modification of a Money
Term of a Mortgage Loan. In addition, subject to the Servicing Standard, the
Master Servicer shall not accept any prepayment of principal with respect to any
Mortgage Loan on any date other than the related Due Date unless (i) such payment is accompanied by a payment of the interest due with respect to such
Mortgage Loan up to the next succeeding Due Date, (ii) such prepayment does not result in the Trust incurring a Prepayment Interest Shortfall or (iii) such prepayment is required to be permitted under the related Mortgage Loan documents or applicable law on a date other than the related Due Date; provided that the payment of the related Prepayment Interest Shortfall shall be deemed to cure a breach of the covenant in this sentence. Nothing contained in this Agreement shall limit the ability of the Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any
Mortgagor as though the Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

          (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially
Serviced Mortgage Loans,

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except as specifically provided herein. The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no
Servicing Transfer Event had occurred and shall continue to collect all
Scheduled Payments, make Servicing Advances as set forth herein, make P&I
Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such
Specially Serviced Mortgage Loans. The Master Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer. The Special Servicer
shall instruct within one Business Day after receiving such notice the Master
Servicer on how to apply such funds. The Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the
Special Servicer's instructions. Each Mortgage Loan that becomes a Specially
Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a
Rehabilitated Mortgage Loan. The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

          (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Power of Attorney attached hereto as Exhibit S-1. The Master
Servicer, shall promptly notify the Trustee of the execution and delivery of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicer or the Special Servicer, the Trustee
shall execute and return to the Master Servicer, the Special Servicer or any
Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the
Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or
Special Servicer's, as applicable, representative capacity, or (ii) knowingly take any action that causes the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan that the Master Servicer or the Special Servicer, as the case may be, is servicing pursuant to its respective duties herein (in which case the Master Servicer or the Special
Servicer, as the case may be, shall give three (3) Business Days prior notice to the Trustee of the initiation of such action). The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the
Trustee under any other provision of this Agreement.

          (d) The Master Servicer shall make efforts consistent with the
Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans
(other than Specially Serviced Mortgage Loans or REO Properties).

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          (e) The Master Servicer (or the applicable Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) constituting
Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts
(each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one (1) Business Day after receipt. Each Escrow Account shall be an
Eligible Account, except with respect to Mortgage Loans identified on Schedule
VI for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The Master
Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the
Servicing Standard. Withdrawals from an Escrow Account may be made only:

               (i) to effect timely payments of items constituting Escrow
Amounts for the related Mortgage Loan;

               (ii) to transfer funds to the Certificate Account (or any
sub-account thereof) to reimburse the Master Servicer for any Advance (or the
Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

               (iii) for application to the restoration or repair of the related
Mortgaged Property in accordance with the related Mortgage Loan and the
Servicing Standard;

               (iv) to clear and terminate such Escrow Account upon the
termination of this Agreement or pay-off of the related Mortgage Loan;

               (v) to pay from time to time to the related Mortgagor any
interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

               (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

          Subject to the immediately succeeding sentence, (i) the Master
Servicer may direct any depository institution or trust company in which the
Escrow Accounts are maintained to invest the funds held therein in one or more
Eligible Investments; provided, however, that such funds shall be either (x)
immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow
Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount

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of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest
(or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event the Master
Servicer is not entitled to direct the investment of such funds, (1) the Master
Servicer shall direct the depository institution or trust company in which such
Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

          (f) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee and the Paying Agent and to each other under this
Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

          (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the
Master Servicer shall establish and maintain, in accordance with the Servicing
Standard, one or more lock-box, cash management or similar accounts ("Lock-Box
Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

          (h) The Master Servicer or the applicable Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the
Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that:
(i) the defeasance collateral consists of Qualifying Government Securities as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended, that are acceptable as defeasance

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collateral under the current guidelines of the Rating Agencies, (ii) the Master
Servicer has determined that the defeasance will not result in an Adverse REMIC
Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity
(if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) the Master Servicer has established a
Single-Purpose Entity to hold all Defeasance Collateral relating to the
Defeasance Loans, (iv) the Master Servicer has requested and received from the
Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date
(or, in the case of an ARD Loan, on or before its Anticipated Repayment Date)
and to timely pay each subsequent Scheduled Payment, (v) (A) a Rating Agency
Confirmation is received if the Mortgage Loan (together with any other Mortgage
Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance, unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement (or such higher threshold, if any, as shall be published by the
Rating Agencies) or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause (A) and the successor Mortgagor with respect to the subject Mortgage Loan and its affiliates collectively have assumed Mortgage
Loans comprising an aggregate principal amount at least equal to the lesser of
$20,000,000 and 5% of the Aggregate Certificate Balance, either a Notice and
Certification in the form attached hereto as Exhibit Z (or such less restrictive forms, if any, as shall be adopted by the Rating Agencies) or a Rating Agency
Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by
Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the
Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

          The parties hereto acknowledge that if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance of the related Mortgage Loan are insufficient to reimburse the
Trust, including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. If any amount is due under the preceding sentence for the G&L
Portfolio Mortgage Loan then each of PCFII and MSMC shall be required to pay only such party's pro rata share (i.e., 50% each with respect to the G&L
Portfolio Mortgage Loan of such amount). Promptly upon receipt of notice of such insufficiency or unpaid expense, the Master Servicer shall request the related
Seller to make such payment by deposit to the Certificate Account.

          In the case of a Specially Serviced Mortgage Loan, the Master Servicer
shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special Servicer that the Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and the Master Servicer shall be entitled to any fees paid

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relating to such defeasance. If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance.

          (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after the
Closing Date, the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer (as evidenced by delivery of a copy thereof to the Master Servicer). The Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

          (j) Pursuant to the related Intercreditor Agreement, the owner of any
B Note has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the B Note pursuant to this
Agreement. The Master Servicer shall be entitled, during any period when the A
Note and B Note under any A/B Mortgage Loan do not constitute Specially Serviced
Mortgage Loans, to exercise the rights and powers granted under the related
Intercreditor Agreement to the "Note A Holder" and/or the "Servicer" referred to therein. For the avoidance of doubt, the parties acknowledge that neither the
Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to any "Note B Holder" as defined under the related Intercreditor Agreement.

          (k) Pursuant to the applicable Non-Serviced Mortgage Loan
Intercreditor Agreement, the owner of any Non-Serviced Mortgage Loan has agreed that such owner's rights in, to and under such Non-Serviced Mortgage Loan are subject to the servicing and all other rights of the applicable Non-Serviced
Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan
Special Servicer, and the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer are authorized and obligated to service and administer such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.
Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to any Non-Serviced Mortgage
Loan are limited by and subject to the terms of the related Non-Serviced
Mortgage Loan Intercreditor Agreement and the rights of the applicable
Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced
Mortgage Loan Special Servicer with respect thereto under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The Master Servicer
shall use reasonable best efforts consistent with the Servicing Standard to monitor the servicing of any Non-Serviced Mortgage Loan by the applicable
Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced
Mortgage Loan Special Servicer pursuant to the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement and to enforce the rights of the Trustee
(as holder of the Non-Serviced Mortgage Loans) under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement and the related Non-Serviced
Mortgage Loan Intercreditor Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any
Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master
Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer including, but not

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limited to, delivering appropriate Requests for Release to the Trustee and
Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master Servicer or applicable
Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement.

          (l) Pursuant to each Loan Pair Intercreditor Agreement, the owner of the related Serviced Companion Mortgage Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the Serviced Companion Mortgage Loan pursuant to this Agreement. The Master
Servicer, the Special Servicer, and the Trustee are, to the extent applicable, authorized and directed to execute and deliver to the owner or owners of the
Serviced Companion Mortgage Loan a letter agreement dated as of the Closing Date setting forth provisions as to, among other things, the timing of remittances, advances and reports relating to the Serviced Companion Mortgage Loan, and references herein to the related Loan Pair Intercreditor Agreement shall be construed to refer to such Loan Pair Intercreditor Agreement and such letter agreement taken together, as applicable. To the extent that the Master Servicer, the Special Servicer, and/or the Trustee have duties and obligations under any such letter agreement, each successor master servicer, successor special servicer, and/or successor trustee, respectively, under this Agreement shall perform such duties and satisfy such obligations.

                SECTION 8.4 PRIMARY SERVICING AND SUB-SERVICING.

          (a) The parties hereto (A) acknowledge that the Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to the Primary Servicer pursuant to the Primary Servicing
Agreement; and (B) agree: (1) in addition to those obligations specifically delegated by the Master Servicer to the Primary Servicer under the Primary
Servicing Agreement, the Primary Servicer shall also perform the Master
Servicer's obligations set forth in Section 2.1(d) of this Agreement as such
Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the Master Servicer to the Primary Servicer under the Primary Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the Master Servicer shall also accrue to the benefit of the Primary Servicer; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the Master Servicer shall also, to the extent applicable, benefit the Primary Servicer; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the Master Servicer, such party shall deliver to the Primary Servicer (to the extent related to the Mortgage Loans serviced by it) a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the Master Servicer.
Notwithstanding the provisions of the Primary Servicing Agreement or any other provisions of this Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer, the
Certificateholders, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note for servicing and administering of the Mortgage Loans and any Serviced Companion Mortgage Loan in accordance with the provisions of this
Agreement to the same extent as if the Master Servicer was alone servicing and administering the Mortgage Loans and the Serviced Companion Mortgage Loans. The
Master Servicer or the Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any
Sub-

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Servicer appointed by it. The terms of any arrangement or agreement between the
Master Servicer or the Primary Servicer and a Sub-Servicer shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Master
Servicer or the Primary Servicer is terminated in accordance with this Agreement or the Primary Servicing Agreement (except any sub-servicing agreement (which for the avoidance of doubt does not include the Primary Servicing Agreement)
involving other Mortgage Loans that is in effect on the Closing Date which shall be terminable only with "cause", provided that "cause" will be determined in a materially similar manner as Events of Default are determined with respect to the Master Servicer under Section 8.28(a)(i) through (ix)). In addition, none of the Trustee, the Paying Agent, the Certificateholders, the holder of any
Serviced Companion Mortgage Loan or the holder of any B Note shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master Servicer or the
Primary Servicer shall pay the costs of enforcement against any of its
Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any primary servicing agreement or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the
Master Servicer or the Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer or the
Primary Servicer shall remain obligated and liable to the Trustee, the Paying
Agent, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans and the Serviced Companion
Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer or the Primary Servicer alone were servicing and administering the Mortgage Loans.

          (b) Subject to the limitations of subsection (a), the Master Servicer and the Primary Servicer may appoint one or more sub-servicers to perform all or any portion of its duties hereunder for the benefit of the Trustee and the
Certificateholders, provided, however, that any decision or recommendation involving the exercise of the Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the
Primary Servicer and may not be delegated to a sub-servicer, provided, further, that after the Closing Date, for so long (but only for so long) as the Trust, and, with respect to any Serviced Companion Mortgage Loan, the trust in the related Other Securitization, are subject to the reporting requirements of the
Exchange Act, no Master Servicer, Primary Servicer or Special Servicer shall enter into a sub-servicing agreement with any party that is a Prohibited Party.

          The Master Servicer shall enter into the Primary Servicing Agreement with the Primary Servicer and shall not terminate such agreements except in accordance with the terms thereof. To the extent consistent with the rights of the Primary Servicer under this Agreement and the Primary Servicing Agreement, but not in limitation of any other rights granted to the Primary Servicer in this Agreement and/or in the Primary Servicing Agreement, the Primary Servicer
shall have all of the rights and obligations of a Sub-Servicer set forth herein.

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          Notwithstanding any other provision set forth in this Agreement to the contrary, (i) the Primary Servicer's rights and obligations under the Primary
Servicing Agreement shall expressly survive a termination of the Master
Servicer's servicing rights under this Agreement; provided that the Primary
Servicing Agreement has not been terminated in accordance with its provisions;
(ii) any successor Master Servicer, including, without limitation, the Trustee
(if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to the then current Primary Servicing
Agreement without further action upon becoming the successor Master Servicer and
(iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer hereunder and/or under the Primary Servicing Agreement, without the prior written consent of the
Primary Servicer (which consent shall not be unreasonably withheld).

          If a task, right or obligation of Master Servicer is delegated to the
Primary Servicer under the Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the
Special Servicer shall accept the performance of such task, right or obligation by the Primary Servicer in accordance with the terms of this Agreement
(including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if Master Servicer were performing it.

          Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicer is neither a party to the Primary Servicing Agreement, nor is it bound by any provision of the Primary
Servicing Agreement. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreement.

          (c) Notwithstanding anything herein to the contrary, any sub-servicing agreement with a Sub-Servicer (excluding the Primary Servicing Agreement) shall provide that (i) the failure of the related Sub-Servicer to comply with any of the requirements of Article XIII of this Agreement, (ii) the failure of the related Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any commercial mortgage loan securitization similar to the Trust or (iii) any Sub-Servicer who is deemed to be a Prohibited
Party at any time during which the Trust is subject to the reporting requirements of the Exchange Act shall constitute an event of default by such
Sub-Servicer upon the occurrence of which either the Master Servicer, the
Primary Servicer, the Special Servicer or the Depositor shall immediately terminate the related Sub-Servicer and that such termination shall be deemed for cause.

          SECTION 8.5 SERVICERS MAY OWN CERTIFICATES. The Master Servicer and
any Primary Servicer and any agent of the Master Servicer or any Primary
Servicer in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the
Master Servicer or such agent. Any such interest of the Master Servicer or any
Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of
Certificates owned by the Master Servicer.

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          SECTION 8.6 MAINTENANCE OF HAZARD INSURANCE, OTHER INSURANCE, TAXES
AND OTHER. Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any REO
Mortgage Loan) (A) a Standard Hazard Insurance Policy (that, if the terms of the related Mortgage Loan documents and the related Mortgage so require or so permit the holder of the Mortgage Loan to require, contains no exclusion for damages due to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance
Act of 2002) and which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding Principal
Balance of such Mortgage Loan and any related B Note or Serviced Companion
Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates;
provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged
Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates. If the related
Mortgagor does not maintain the insurance set forth in clauses (A) and (B)
above, then the Master Servicer shall cause such insurance to be maintained with a Qualified Insurer. The Master Servicer shall be deemed to have satisfied its obligations with respect to clause (A) above if the Mortgagor maintains, or the
Master Servicer shall have otherwise caused to be obtained, a Standard Hazard
Insurance Policy that is in compliance with the related Mortgage Loan documents, and, if required by such Mortgage Loan documents or if such Mortgage Loan documents permit the holder of the Mortgage Loan to require, the Mortgagor pays, or the Master Servicer shall have otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          Each Standard Hazard Insurance Policy maintained with respect to any
Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register,
as amended from time to time (to the extent permitted under the related Mortgage
Loan or as required by law), the Master Servicer (with respect to any Mortgaged
Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of
(i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the Master Servicer under any such policies
(other than amounts to be applied to the restoration or repair of the related
Mortgaged Property or property thus acquired or amounts released to the
Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

          Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master
Servicer in maintaining

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any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the
Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

          Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing
Standard to enforce such insurance requirements. Furthermore, the Master
Servicer shall not be required in any event to cause the Mortgagor to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (in each case, as determined by the Master Servicer, which shall be entitled to rely, at its sole expense, on insurance consultants in making such determination, consistent with the
Servicing Standard) and consistent with the Servicing Standard; provided, that the Master Servicer shall be obligated to cause the Mortgagor to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents and the related
Mortgage so require unless the Master Servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located; provided, that such determination must be made by the Master Servicer not less frequently (but need not be made more frequently) than annually, but in any event, shall be made on the approximate date on (but not later than sixty
(60) days thereafter) which the Master Servicer receives notice of the renewal, replacement or cancellation of coverage (as evidenced by the related insurance policy or insurance certificate). Notwithstanding the limitation set forth in the preceding sentence, if the related Mortgage Loan documents and the related
Mortgage require the Mortgagor to maintain insurance against property damage resulting from terrorism or similar acts, the Master Servicer shall prior to availing itself of any limitation described in that sentence with respect to any
Mortgage Loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer and the Operating Adviser (subject to the penultimate paragraph of Section 9.39). The Master Servicer shall be entitled to rely on the determination of the Special Servicer made in connection with such approval or disapproval. The Special Servicer shall decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) Business Days of receipt by the Special
Servicer and Operating Adviser from the Master Servicer of the Master Servicer's determination and analysis and all information reasonably requested by the
Special Servicer and reasonably available to the Master Servicer in order to make an informed decision, such approval shall be deemed to have been granted.
The Master Servicer shall notify the holder of the related Serviced Companion
Mortgage Loan of any determination that it makes pursuant to clauses (i) and
(ii) above with respect to any Serviced Pari Passu Mortgage Loan.

          The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms

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substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer,
provided that its long-term rating is not less than "A-" by S&P and "A-" by
Fitch, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that the Master Servicer shall cause any Mortgage
Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related
Mortgagor, shall be paid by the Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i)
the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related
Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the
Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note, the Master
Servicer agrees to present, on its behalf and on behalf of the Trustee and the holders of any Serviced Companion Mortgage Loan or any B Note, claims under any such master force placed or blanket insurance policy.

          With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the Master Servicer, (i) obtain all bills for the payment of such items (including renewal premiums), and (ii)
effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master
Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date, subject to Section
4.4 hereof. No costs incurred by the Master Servicer or the Trustee as the case may be, in effecting the payment of taxes and assessments on the Mortgaged
Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the
Principal Balance of the Mortgage Loans, notwithstanding that the terms of such
Mortgage Loans permit such costs to be added to the outstanding Principal
Balances of such Mortgage Loans.

          SECTION 8.7 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS;
DUE-ON-ENCUMBRANCE CLAUSE.

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          (a) In the event the Master Servicer receives a request from a
Mortgagor (or other obligor) pursuant to the provisions of any Mortgage Loan,
Serviced Companion Mortgage Loan or B Note (other than a Specially Serviced
Mortgage Loan or a Non-Serviced Mortgage Loan or the 633 17th Street B Note)
that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan, Serviced Companion Mortgage Loan or B Note by, another
Person, the Master Servicer shall obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term
'expressly permits' shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. If the Master Servicer recommends to approve such assignment, the Master Servicer shall provide to the
Special Servicer (and solely with respect to any A/B Mortgage Loan, the holder of the B Note) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to Special Servicer, in
the form attached hereto as Exhibit U) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan,
Serviced Companion Mortgage Loan or B Note and this Agreement, and the Special
Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B)
failure of the Special Servicer to notify the Master Servicer in writing, within five (5) Business Days following the Master Servicer's delivery of the recommendation described above and the complete Assignment and Assumption
Submission to Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such assignment or assumption unless (i) it has received the written consent of the
Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence and (ii) with respect to any A/B Mortgage
Loan, the Master Servicer has obtained the approval of the holder of the related
B Note, to the extent provided for in the related Intercreditor Agreement, and in accordance with any procedures therefor set forth in Section 9.40. The
Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary
Servicing Agreements. If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer or the applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special
Servicer to such proposed assignment and assumption, the Master Servicer shall process such request of the related Mortgagor (or other obligor) and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor (or other obligor) is in conformity to the terms of

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the related Mortgage Loan and, if applicable, B Note or Serviced Companion
Mortgage Loan documents. In making its recommendation, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard. The Master
Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of
any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially
Serviced Mortgage Loan executed pursuant to this Section 8.7(a) and the Special
Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee relating to the non-Specially Serviced Mortgage Loans
(except with respect to the Mortgage Loans with respect to which such Special
Servicer's consent was not required in connection therewith or with respect to any assignment and assumption or substitution that is "expressly permitted"
pursuant to the terms of the related Mortgage Loan) and the Master Servicer shall be entitled to 100% of the fees in connection therewith; provided that the
Master Servicer shall obtain the Special Servicer's consent in connection with any substitution of collateral for or in respect of a non-Specially Serviced
Mortgage Loan; provided, further, that any such fees payable to a Master
Servicer pursuant to this paragraph shall be divided between such Master
Servicer and any related Primary Servicer as set forth in the applicable Primary
Servicing Agreement.

          Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the
Primary Servicer with respect to Post Closing Requests (as defined in the
Primary Servicing Agreement) pursuant to Section 8.4 of this Agreement. The
Primary Servicing Agreement classifies certain Post Closing Requests as Category
1 Requests and grants the Primary Servicer certain authority to evaluate and process such requests in accordance with this Agreement, the Primary Servicing
Agreement and applicable Mortgage Loan documents.

          With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary
Servicing Agreement provides for the determination of materiality of such condition, term or provision requiring approval or consent by the Master
Servicer or the Primary Servicer and the referral of such condition, term or provision to a Special Servicer for consent in accordance with the terms of the
Primary Servicing Agreement upon a determination of materiality. The Special
Servicer acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicer greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the Primary Servicing
Agreement.

          Neither the Master Servicer nor the Special Servicer shall have any liability, and each of them shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

          In addition, the Special Servicer acknowledges that the Master
Servicer has delegated certain tasks, rights and obligations to the Primary
Servicer with respect to enforcement of due on sale clauses, assumption agreements and due on encumbrance clauses

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pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreement grants the Primary Servicer certain authority to evaluate and process certain requests with respect thereto in accordance with this Agreement or the Primary
Servicing Agreement and the applicable Mortgage Loan documents; provided however, that no such authority to evaluate and process certain requests shall be in contravention of the immediately preceding paragraph. Such Primary
Servicer is not required to obtain the consent of the Master Servicer or the
Special Servicer with respect to requests for transfers that are expressly permitted pursuant to the applicable Mortgage Loan documents. With respect to other requests specified in the Primary Servicing Agreement that require the approval of the Special Servicer and subject to the terms and provisions of the
Primary Servicing Agreement, the Primary Servicer may forward its recommendation directly to the Special Servicer (with a copy to the Master Servicer) or it may forward its recommendation with respect to such request to the Master Servicer, in which case the Master Servicer shall use reasonable efforts to forward such recommendation to the Special Servicer within five (5) Business Days of the
Master Servicer's receipt thereof. In either case, after such delivery to
Special Servicer, the Special Servicer shall inform the Master Servicer and the
Primary Servicer of its decision on or prior to the date on which the Special
Servicer's time to respond has lapsed, which shall be within five (5) Business
Days after the Special Servicer's receipt of the Primary Servicer's recommendation (together with any documents necessary to evaluate such request as expressly required to be delivered to the Special Servicer pursuant to the terms of this Agreement or the Primary Servicing Agreement, as applicable).

          (b) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially
Serviced Mortgage Loan, a Non-Serviced Mortgage Loan or the 633 17th Street B
Note contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer shall review and make a determination to either (i)
enforce such due-on-sale clause or (ii) if in the best economic interest of the
Trust, waive the effect of such provision, such waiver to be processed in the same manner as in Section 8.7(a) (including the Special Servicer consent provisions); provided, however, that if the Principal Balance of such Mortgage
Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate
Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation
(including with respect to any securities which are rated by a Rating Agency evidencing direct beneficial interests in the A Notes and any B Note) regarding such waiver. In connection with the request for such Rating Agency Confirmation, the Master Servicer shall prepare and deliver to the Rating Agencies a memorandum outlining its analysis and recommendation in accordance with the
Servicing Standard, together with copies of all relevant documentation. The
Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer, Paying Agent
and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer and the Master Servicer
shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with

                                      227

granting or withholding such consent (other than any such fee payable in connection with any Non-Serviced Mortgage Loan or the 633 17th Street B Note)
(except that the Master Servicer shall be entitled to 100% of such fee in connection with an assignment and assumption that is expressly permitted pursuant to the terms of the related Mortgage Loan, provided, further, that such fee may be further divided pursuant to the applicable Primary Servicing
Agreement).

          The parties hereto acknowledge that, if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of the Mortgagor to pay the reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan, and the related Mortgagor's payments made for the reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan are insufficient and cause the Trust to incur an Additional Trust Expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, the related
Seller has covenanted and agreed to reimburse the Trust within 90 days of the receipt of notice of such breach in an amount sufficient to avoid such
Additional Trust Expense. The parties hereto acknowledge that such reimbursement shall be Seller's sole obligation with respect to the breach discussed in the previous sentence. Promptly upon receipt of notice of such insufficiency, the
Master Servicer or the Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the Certificate Account. If any amount is due under the preceding sentence for the G&L Portfolio Mortgage
Loan, then each of PCFII and MSMC shall be required to pay only such party's pro rata share (i.e., 50% with respect to the G&L Portfolio Mortgage Loan of such amount). The Master Servicer may not waive such payment by the Mortgagor and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

          (c) The Master Servicer shall have the right to consent to any transfers of an interest of a Mortgagor, to the extent such transfer is to a party or entity specifically named or described under the terms of the related
Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor or to a person acquiring less than a majority interest in the
Mortgagor; provided, however, that if (i) the Principal Balance of such Mortgage
Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate
Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, and (ii) the transfer is of an interest in the Mortgagor greater than 49%, then prior to consenting, the Master
Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation.

          (d) The Trustee for the benefit of the Certificateholders, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note shall execute any necessary instruments in the form presented to it by the Master
Servicer (pursuant to subsection (b)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer or the Special Servicer, as the case may be, shall cause the originals of the assignment and assumption agreement, the release (if any), or

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the modification or supplement to the Mortgage Loan to be delivered to the
Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

          (e) If any Mortgage Loan (other than a Specially Serviced Mortgage
Loan, a Non-Serviced Mortgage Loan or the 633 17th Street B Note) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the
     mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

               (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor,

then, as long as such Mortgage Loan is included in the Trust, the Master
Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise
(or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, the following paragraph and Section 8.18 hereof. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation
(including with respect to any securities which are rated by a Rating Agency evidencing direct beneficial interests in the A Notes and any B Note) regarding such waiver and complying with the provisions of the next succeeding paragraph;
provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal
Balance of all of the Mortgage Loans held by the Trust, has a Principal Balance of more than $20,000,000 or is one of the 10 largest Mortgage Loans based on
Principal Balance or (y) has a Loan-to-Value Ratio (which includes the indebtedness to be secured by such additional lien or other encumbrance and any other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is greater than or equal to 85% or a Debt Service
Coverage Ratio (which includes debt service on the indebtedness to be secured by such additional lien or other encumbrance and any other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is less than 1.2x.

          Without limiting the generality of the preceding paragraph, in the event that the Master Servicer receives a request for a waiver of any
"due-on-encumbrance" clause, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master
Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine
Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with

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the Servicing Standard, (B) failure of the Special Servicer to notify the Master
Servicer in writing, within five (5) Business Days following the Master
Servicer's delivery of the recommendation described above and the complete
Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package
to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

          Notwithstanding anything to the contrary contained in this Section 8.7
(except with respect to the requirement to obtain a Rating Agency Confirmation as provided herein) that requires the consent of the Master Servicer or the
Special Servicer, as applicable, any such consent with respect to any A/B
Mortgage Loan or any Loan Pair shall be obtained or withheld in accordance with the related Intercreditor Agreement or the related Loan Pair Intercreditor
Agreement and within the time periods specified therein.

          (f) Notwithstanding anything to the contrary contained in this
Agreement, with respect to the Millennium Portfolio Mortgage Loan, neither the
Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction with respect to the related condominium documentation
(including any amendment or termination thereof) and any rights and obligations of the related Mortgagor thereunder without first obtaining a Rating Agency
Confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related Mortgage Loan documents).

          SECTION 8.8 TRUSTEE AND CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAN
MORTGAGE FILES. Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any
Specially Serviced Mortgage Loan, the purchase of an A Note by the holder of a B
Note pursuant to the related Intercreditor Agreement, or the receipt by the
Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially
Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Custodian
Mortgage File in the form of Exhibit C hereto the Custodian shall promptly release the related Custodian Mortgage File to the Master Servicer and the
Custodian shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master
Servicer together with the Mortgage Note with written evidence of cancellation thereon and, if the related Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of such Mortgage on the records of MERS. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and

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deliver, on behalf of the Trustee, the Custodian, the Certificateholders, the
holder of any Serviced Companion Mortgage Loan, the holder of any B Note or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage
Loans, any Serviced Companion Mortgage Loan or any B Note, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions
Policy, or for the purposes of effecting a partial or total release of any
Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Custodian Mortgage File, the Custodian shall, upon request of the Master Servicer and the delivery to the Custodian of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the
Custodian Mortgage File to the Master Servicer or the Special Servicer, as the
case may be.

          SECTION 8.9 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER
SERVICER TO BE HELD FOR THE TRUSTEE FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.
Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee, Custodian and Paying Agent, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any
Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans (or any B Note or Serviced Companion Mortgage Loan), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance
Proceeds, including any funds on deposit in the Certificate Account (or any A/B
Loan Custodial Account or any Serviced Companion Mortgage Loan Custodial
Account), shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders (or the holder of any B Note or Serviced Companion
Mortgage Loan, as applicable) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.
The Master Servicer agrees that it shall not create, incur or subject any
Servicer Mortgage Files or Custodian Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Custodian Mortgage File or any
funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this
Agreement.

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          SECTION 8.10 SERVICING COMPENSATION.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, which shall be payable by the
Trust from amounts held in the Certificate Account (and from the related A/B
Loan Custodial Account to the extent related solely to a B Note and from the related Serviced Companion Mortgage Loan Custodial Account to the extent related solely to a Serviced Companion Mortgage Loan) or otherwise collected from the
Mortgage Loans as provided in Section 5.2. The Master Servicer shall be required to pay to the applicable Primary Servicer its Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the applicable Primary Servicer from amounts transferred to the
Master Servicer in accordance with the terms of the applicable Primary Servicing
Agreement. The Master Servicer shall be required to pay to the holders of the rights to the Excess Servicing Fees, the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer Master Servicer or applicable Primary Servicer, as applicable, for any reason, it will continue to have the right to receive its portion of the Excess
Servicing Fee, and any of the holders of the right to receive Excess Servicing
Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as Master Servicer or Primary Servicer hereunder. The Master Servicer shall also be entitled to the Primary Servicing
Fee, which shall be payable by the Trust from amounts held in the Certificate
Account (or a sub-account thereof) or otherwise collected from the Mortgage
Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule III, except as provided in Section 8.28(b).

          (b) Additional servicing compensation in the form of assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to any B Note if the holder of the B Note has cured the related default pursuant to the terms of the related Intercreditor Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest and Additional Trust Expenses incurred in respect of the related Mortgage Loan),
Modification Fees, forbearance fees, Late Fees (net of Advance Interest and
Additional Trust Expenses incurred in respect of the related Mortgage Loan)
(excluding Late Fees allocable to any B Note if the holder of the B Note has cured the related default pursuant to the terms of the related Intercreditor
Agreement) or other usual and customary charges and fees actually received from
Mortgagors shall be retained by the Master Servicer, provided that the Master
Servicer shall be entitled to receive (i) 50% of any assumption fees relating to
Mortgage Loans which are not Specially Serviced Mortgage Loans that require
Special Servicer approval or 100% of any assumption fees relating to Mortgage
Loans which are not Specially Serviced Mortgage Loans for which with respect to the assignment, assumption or substitution (a) the consent of the Special
Servicer was not required or (b) is "expressly permitted" pursuant to the terms of the related Mortgage Loan, as payable under Section 8.7(a) or 8.7(d), (ii)
100% of application fees, default interest (net of the default interest used to pay Advance Interest, as set forth above and Additional Trust Expenses incurred in respect of the related Mortgage Loan), forbearance fees, Late Fees (net of any amount used to pay Advance Interest and Additional Trust Expenses incurred in respect of the related Mortgage Loan) and Modification Fees on Mortgage Loans
that are not Specially Serviced Mortgage Loans, as provided in Section 8.18

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hereof; and (iii) 100% of any modification or extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any
Mortgage Loan as provided in Section 8.18; provided, however, that the Master
Servicer shall not be entitled to any such fees in connection with any Specially
Serviced Mortgage Loans, any Non-Serviced Mortgage Loan or the 633 17th Street B
Note. If the Master Servicer collects any amount payable to the Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage
Loan, the Master Servicer shall promptly remit such amount to the Special
Servicer as provided in Section 5.2. The Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder. Notwithstanding anything to the contrary contained in this paragraph, the Master Servicer shall obtain the Special Servicer's consent in connection with any substitution of collateral for or in respect of a non-Specially Serviced Mortgage Loan and the Master Servicer shall be entitled to 100% of the fees in connection therewith.

          (c) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate
Prepayment Interest Excess relating to Mortgage Loans which are not Specially
Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment
Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii)
interest or other income earned on deposits in the Certificate Account and the
Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

          SECTION 8.11 MASTER SERVICER REPORTS; ACCOUNT STATEMENTS.

          (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Paying Agent, (or with respect to a Serviced Companion Mortgage Loan, to the holder thereof or its servicer), no later than 1:00 p.m., New York City time, on the related Report Date, the Master Servicer Remittance Report with respect to such Distribution Date including any information regarding prepayments made pursuant to Section 5.2(b) and (ii) the Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of the
P&I Advance, if any, to be made by the Master Servicer on the related Master
Servicer Remittance Date. The Special Servicer is required to provide all applicable information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this Section 8.11. The Master
Servicer Remittance Report shall be updated no later than 2:00 p.m. on the second Business Day prior to the Distribution Date to reflect any payment on a
Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note for which the
Scheduled Payment is paid on a Due Date (or within its grace period) that occurs after the end of the related Collection Period and the Master Servicer shall notify the Paying Agent on the Report Date that such an updated Master Servicer
Remittance Report is to be provided.

          (b) The Master Servicer shall deliver to the Trustee, the Paying Agent and the Special Servicer within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate
Account, and shall deliver to each holder of a B Note and Serviced Companion
Mortgage Loan within 30 days following each Distribution Date a statement setting forth the

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status of the related A/B Loan Custodial Account and Serviced Companion Mortgage
Loan Custodial Account, as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of transfers in and transfers from or deposits in or withdrawals from such A/B Loan Custodial
Account or Serviced Companion Mortgage Loan Custodial Account, as applicable.

          (c) The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

          (d) Reserved

          (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special
Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

          (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall not have any obligation (other than to the Special
Servicer and, to the extent provided in the last sentence of Section 8.14, the
Operating Adviser) to deliver any statement, notice or report that is then made available on the Master Servicer's or the Paying Agent's internet website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

          (g) The Master Servicer shall deliver or cause to be delivered to the
Paying Agent, and the holder of any Serviced Companion Mortgage Loan (in respect of such Serviced Companion Mortgage Loan) the following CMSA Reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties and, to the extent received from the applicable Non-Serviced Mortgage Loan
Master Servicer, any Non-Serviced Mortgage Loan and, to the extent received from the MLMT 2006-C1 Master Servicer, the 633 17th Street B Note) providing the required information as of the related Determination Date upon the following schedule: (i) a Comparative Financial Status Report and the CMSA Financial File
(it being understood that the applicable Primary Servicer is required to deliver the CMSA Financial File only quarterly) not later than each Report Date, commencing in October 2006; (ii) a CMSA Operating Statement Analysis Report and
an NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement;
(iii) a CMSA Watch List in accordance with and subject to the terms of Section
8.11(h) on each Report Date, commencing in October 2006; (iv) a Loan Set-Up File
(with respect to the initial Distribution Date only) not later than the Report
Date in September 2006; (v) a Loan Periodic Update File not later than each
Report Date commencing in September 2006 (which Loan Periodic Update File shall be accompanied by a CMSA Advance Recovery Report); (vi) a Property File not
later than each Report Date, commencing in October 2006; (vii) a Delinquent Loan
Status Report on each Report Date, commencing in October 2006; (viii) an
Historical Loan Modification Report not later than each Report Date, commencing in October

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2006, (ix) an Historical Liquidation Report not later than each Report Date, commencing in October 2006; and (x) an REO Status Report on each Report Date, commencing in October 2006. The information that pertains to Specially Serviced
Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master
Servicer and the Special Servicer one (1) Business Day after the Determination
Date prior to the related Master Servicer Remittance Date in the form required under Section 9.32. The Master Servicer's responsibilities under this Section
8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans
shall be subject to the satisfaction of the Special Servicer's obligations under
Section 9.32. The reporting obligations of the Master Servicer in connection with any A/B Mortgage Loan shall be construed to refer only to such information regarding the A/B Mortgage Loan (and its related Mortgaged Property) and by reference to the related A Note only, but whenever the Master Servicer remits funds to the holder of the related B Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

          (h) For each Distribution Date, the Master Servicer shall deliver to the Paying Agent (and solely with respect to any A/B Mortgage Loan, the holder of the related B Note and solely with respect to any Loan Pair, the holder of the related Serviced Companion Mortgage Loan), not later than the related Report
Date, a CMSA Watch List. The Master Servicer shall list any Mortgage Loan on the
CMSA Watch List as to which any of the events specified in the CMSA Watch List published by the CMSA for industry use has occurred.

          (i) If the Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the
Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or B
Note), the Master Servicer shall, within five (5) Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Special
Servicer, the Operating Adviser and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan or B Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Master Servicer's good faith and reasonable judgment entitled the Master Servicer to make such drawing.

          (j) The Master Servicer, the Special Servicer, the Trustee and the
Paying Agent, as applicable, but not any Primary Servicer, shall prepare and deliver (or make available on their respective websites) to the Operating
Adviser the reports and information described in Exhibit BB (to the extent not otherwise delivered pursuant to this Agreement) in the form and format and within the time frame set forth therein.

          SECTION 8.12 RESERVED.

          SECTION 8.13 RESERVED.

          SECTION 8.14 CMSA OPERATING STATEMENT ANALYSIS REPORTS REGARDING THE
MORTGAGED PROPERTIES. Within 105 calendar days after the end of each of the first three calendar quarters (in each year), commencing in the quarter ending on March 31, 2007, in each

                                      235

case for the trailing or quarterly information received, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall deliver or make available electronically to the Paying Agent and the Operating
Adviser a CMSA Operating Statement Analysis Report and a CMSA Financial File for
each Mortgaged Property (in electronic format), prepared using the non-normalized quarterly and normalized year-end operating statements and rent rolls received from the related Mortgagor. Not later than the Report Date occurring in June of each year beginning in 2007 for year-end 2006, the Master
Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage
Loans) or the Special Servicer (in the case of Specially Serviced Mortgage
Loans) shall deliver or make available electronically to the Paying Agent and the Operating Adviser a CMSA Operating Statement Analysis Report, a CMSA
Financial File and an NOI Adjustment Worksheet for each Mortgage Loan (in electronic format), based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor
(to the extent provided to the Master Servicer by or on behalf of each
Mortgagor, or, in the case of Specially Serviced Mortgage Loans, as provided to the Special Servicer, which Special Servicer shall forward to the Master
Servicer on or before May 31 of each such year), containing such information and analyses for each Mortgage Loan provided for in the respective forms of CMSA
Operating Statement Analysis Report, CMSA Financial File and an NOI Adjustment
Worksheet as would customarily be included in accordance with the Servicing
Standard including, without limitation, Debt Service Coverage Ratios and income, subject, in the case of any Non-Serviced Mortgage Loan, to the receipt of such report from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable Non-Serviced Mortgage Loan Special Servicer (and in the case of the
633 17th Street B Note, to the receipt of such report from the MLMT 2006-C1
Master Servicer or the MLMT 2006-C1 Special Servicer. The Master Servicer shall make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable Non-Serviced Mortgage Loan Special Servicer (or the MLMT 2006-C1
Master Servicer or the MLMT 2006-C1 Special Servicer, as applicable). In addition, the Master Servicer shall deliver to the Operating Adviser, and upon request the Master Servicer shall make available to the Rating Agencies, the
Special Servicer, the Paying Agent, the Trustee and the holder of any Serviced
Companion Mortgage Loan, within 30 days following receipt thereof by the Master
Servicer, copies of any annual, monthly or quarterly financial statements and rent rolls collected with respect to the Mortgaged Properties. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or
Certificate Owners, the Rating Agencies, the Trustee, the Special Servicer, the
Operating Adviser, the Depositor and its designees, the Placement Agents, the
Underwriters, and any prospective investors or Certificate Owners who provide the Paying Agent with an investor certification satisfactory to the Paying
Agent, and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, the CMSA Operating Statement Analysis
Reports, CMSA Financial Files and NOI Adjustment Worksheets described above pursuant to Section 5.4(a). The Master Servicer (but not the Primary Servicer
under the Primary Servicing Agreement) shall electronically deliver the CMSA
Operating Statement Analysis

                                      236

Report, the operating statements, rent rolls, property inspections and NOI
Adjustment Worksheet for each Mortgage Loan to the Operating Adviser.

          SECTION 8.15 OTHER AVAILABLE INFORMATION AND CERTAIN RIGHTS OF THE
MASTER SERVICER.

          (a) Subject to paragraphs (b), (c) and (d) below, the Paying Agent (in the case of clauses (i), (ii), (iii), (iv) and (v)) and the Trustee (in the case of clauses (iii), (iv) and (v)) shall make available at its Corporate Trust
Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary
Servicer, any Placement Agent, any Underwriter, each Rating Agency, the Paying
Agent, the Trustee or the Depositor (and the holder of a B Note, if it relates to a B Note and the holder of a Serviced Companion Mortgage Loan, if it relates to a Serviced Companion Mortgage Loan), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii)
all final and released CMSA Operating Statement Analysis Reports and the Master
Servicer Remittance Reports, (iii) all Officer's Certificates (including
Officer's Certificates (and attachments thereto) evidencing any determination of
Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the
Closing Date, (iv) all accountants' reports delivered to the Trustee and the
Paying Agent since the Closing Date and (v) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master
Servicer and/or the Special Servicer. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, any Placement Agent or
any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

          (b) Subject to the restrictions described below, the Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent,
the Special Servicer, any Primary Servicer, the Sellers, the Placement Agents,
the Underwriters, the Operating Adviser, any Certificateholder, any holder of a
Serviced Companion Mortgage Loan, any holder of a B Note or any Certificate
Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the Master Servicer's or the Paying
Agent's internet website), and access to Servicing Officers of the Master
Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master
Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Operating Adviser, any
Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

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          (c) Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, the
Master Servicer shall not have any liability to the Depositor, the Trustee, the
Paying Agent, the Special Servicer, any Non-Serviced Mortgage Loan Master
Servicer, any Non-Serviced Mortgage Loan Special Servicer, the MLMT 2006-C1
Master Servicer, the MLMT 2006-C1 Special Servicer, any Certificateholder, any
Certificate Owner, any holder of a Serviced Companion Mortgage Loan, any holder of a B Note, any Placement Agent, any Underwriter, any Rating Agency or any
other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account (including (x) with respect to any such claims relating to a Serviced Companion Mortgage Loan, from amounts held in the related Serviced Companion Mortgage Loan Custodial Account and (y) with respect to any such claims relating to a B Note, from amounts held in the related A/B Loan Custodial Account) or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees)
relating to or arising from such claims.

          (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such
Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master
Servicer may contemporaneously provide such information to the Depositor, the
Trustee, the Paying Agent, the Special Servicer, any Primary Servicer, the
Sellers, any Placement Agent, any Underwriter, any Rating Agency and/or the
Certificateholders, the holder of a Serviced Companion Mortgage Loan, the holder of a B Note or Certificate Owners. Any transmittal of information by the Master
Servicer to any Person other than the Trustee, the Paying Agent, the Master
Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser or
the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

          "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued
     Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
     Certificates, Series 2006-HQ9 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

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          (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

          (f) The Master Servicer shall cooperate in providing the Rating
Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

          (g) Once a month, the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the Master Servicer or Special Servicer, and the
Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to the Master Servicer, the Special Servicer and the Operating Adviser.

          SECTION 8.16 RULE 144A INFORMATION. For as long as any of the
Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Paying Agent or the Luxembourg Paying Agent, as applicable, for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the
Certificates or beneficial interest therein reasonably designated by the Paying
Agent or the Luxembourg Paying Agent, as applicable, upon the request of such
Certificateholder, such Certificate Owner, the Paying Agent or the Luxembourg
Paying Agent, as applicable, subject to this Section 8.16 and the provisions of
Sections 5.4 and 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections
8.15(a) and (b).

          Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master
Servicer shall be permitted to use the letter referred to in Section 8.15(d).
Unless the Master Servicer chooses to deliver the information directly, the
Depositor, the Placement Agents, the Underwriters, the Paying Agent or the
Luxembourg Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the
Master Servicer making any report or information available upon request to any
Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the
Paying Agent, the Luxembourg Paying Agent, the Placement Agents, the
Underwriters, any Rating Agency and/or the Certificateholders and Certificate
Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating

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Agencies, the Trustee, the Paying Agent, the Placement Agents or the
Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

          SECTION 8.17 INSPECTIONS. The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than
Mortgaged Properties related to Specially Serviced Mortgage Loans and
Non-Serviced Mortgage Loans and the 633 17th Street B Note, every calendar year beginning in 2007, or every second calendar year beginning in 2008 if the
Principal Balance of the related Mortgage Loan or Loan Pair is less than
$2,000,000; (it being understood that such Mortgaged Properties securing a
Mortgage Loan or Loan Pair with a Principal Balance of less than $2,000,000 will be inspected in the 2008 calendar year and every second calendar year thereafter) provided that the Master Servicer shall, at the expense of the
Trust, inspect or cause to be inspected each Mortgaged Property related to a
Mortgage Loan that has a Debt Service Coverage Ratio that falls below 1.0x and provided further, that with respect to any Mortgage Loan or Loan Pair that has a
Principal Balance of less than $2,000,000 and has been placed on the CMSA Watch
List, the Master Servicer shall, at the expense of the Trust and at the request of the Operating Adviser, inspect or cause to be inspected the related Mortgaged
Property every calendar year beginning in 2007 so long as such Mortgage Loan or
Loan Pair continues to be on the CMSA Watch List; provided, if such Mortgage
Loan or Loan Pair is no longer on the CMSA Watch List at the time the inspection was scheduled, no such inspection shall be required. The Master Servicer shall prepare an Inspection Report relating to each inspection. The Master Servicer shall promptly forward the applicable Inspection Report to the Rating Agencies, the Placement Agents, the Underwriters, the Depositor, the Trustee, the Paying
Agent, the Operating Adviser, the Special Servicer, solely as it relates to any
Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, and solely as it relates to any A/B Mortgage Loan, to the holder of the related B
Note, and upon request, to any Certificateholder, any Certificate Owner, any
Seller and any Primary Servicer. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any
Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced
Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection.

          SECTION 8.18 MODIFICATIONS, WAIVERS, AMENDMENTS, EXTENSIONS AND
CONSENTS.

          Subject to the limitations of Section 12.3 hereof, the Master Servicer shall have the following powers:

          (a) (i) The Master Servicer in accordance with the Servicing Standard may agree to any modification, waiver, amendment or consent of or relating to any term other than a Money Term of a Mortgage Loan, a Serviced Companion
Mortgage Loan or a B Note that is not a Specially Serviced Mortgage Loan (such terms to include, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof), provided that such amendment would not result in an
Adverse REMIC Event; and provided, further that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the
Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the

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terms of the related Mortgage Loan do not require the Master Servicer to approve such release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer as to whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special
Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, if the Master Servicer recommends to approve such modification, waiver, amendment or consent which is not a Master Servicer
Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents), the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith; provided, that (A) the
Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and such consent of the Special Servicer shall not be unreasonably withheld, consistent with the
Servicing Standard, (B) failure of the Special Servicer to notify the Master
Servicer, within five Business Days following the Master Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the
Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special
Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, the Master
Servicer shall not be required to obtain or request the consent of the Special
Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing
Standard) is immaterial. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the
Special Servicer's approval.

          Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the applicable Primary Servicer with respects to Post Closing Requests (as defined in the applicable Primary Servicing Agreement) pursuant to Section 8.4 of this
Agreement. The Primary Servicing Agreement classifies certain Post Closing
Requests as Category 1 Requests and grants the applicable Primary Servicer certain authority to evaluate and process such requests in accordance with this
Agreement, the applicable Primary Servicing Agreement and applicable Mortgage
Loan documents.

          With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the applicable
Primary Servicing Agreement provides for determination of materiality of such condition, term or provision requiring approval or consent by the Master
Servicer or the applicable Primary Servicer and the referral of such condition, term

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or provision to the Special Servicer for consent in accordance with the terms of the applicable Primary Servicing Agreement upon a determination of materiality.
The Special Servicer acknowledges such provisions. Nothing in this Agreement, however, shall grant the applicable Primary Servicer greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreement.

               (ii) The Master Servicer may, without the consent of the Special
Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a
Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders and the holders of the related B Note and Serviced Companion Mortgage Loan (as a collective whole) on a net present value basis than liquidation of such Mortgage
Loan and the Mortgagor has obtained, prior to the maturity date of such Mortgage
Loan, an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100%
of any extension fees collected from a Mortgagor with respect to any such extension.

          (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver, amendment or collateral release, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law;
provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of
Treasury Regulation Section 1.860G-2(b)) of the Mortgage Loan. The Master
Servicer shall be entitled to (as additional servicing compensation) 100% of any
Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to Section 8.3 or this Section 8.18. The Master
Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and rating agency fees) incurred by the Master Servicer or the
Special Servicer (and any amounts incurred by the Special Servicer shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its best reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes, prior to a closing of the transaction, that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer and receive the Special Servicer's prior consent. However, if an expense turns out not to be collected after the exercise of best reasonable efforts as described above, then the Master Servicer may nonetheless take reimbursement from the
Trust. Notwithstanding any contrary provision of this Agreement, however, (a)
the Master Servicer shall not agree to a modification, waiver or amendment if the

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related Mortgagor has not paid or caused to have been paid any and all costs and expenses (including attorneys' fees and rating agency fees) incurred by the
Master Servicer or the Special Servicer in connection with such modification, waiver or amendment to the extent permitted by the terms of the Mortgage Loan documents and (b) subject to applicable law and the related Mortgage Loan documents, the Master Servicer shall not provide a consent if the related
Mortgagor has not paid or caused to have been paid any and all costs and expenses (including attorneys' fees and rating agency fees) incurred by the
Master Servicer or the Special Servicer in connection with such consent. In no event shall either the Master Servicer or the Primary Servicer be responsible for reimbursing or paying any independent costs or expenses incurred by the
Special Servicer in connection with a request for a modification, waiver or amendment of a Mortgage Loan unless the Special Servicer has first notified the
Master Servicer or Primary Servicer, as applicable, of its intent to incur such cost or expense and the Master Servicer or Primary Servicer, as applicable, has agreed to pay (or cause to be paid) such cost or expense.

          (c) The Master Servicer shall notify the Trustee, the Paying Agent, the Operating Adviser and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan. The Master Servicer shall notify the holder of the B Note and the Serviced Companion Mortgage Loan of any
modification of the monthly payments of an A/B Mortgage Loan or a Loan Pair, as the case may be, and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement or Loan Pair Intercreditor Agreement, as
applicable.

          (d) If the Mortgage Loan documents relating to a Mortgage Loan provide for certain conditions to be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that (1) the aggregate amount of the related releases or establishments is no greater than the smaller of 10% of the outstanding unpaid Principal Balance or $75,000 or (2) the condition to be waived is deemed to be non-material in accordance with the
Servicing Standard. Notwithstanding the foregoing, without the Special
Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

          (e) Neither the Master Servicer nor any Primary Servicer will be required to obtain a Rating Agency Confirmation in connection with this
Agreement unless the terms of this Agreement specifically requires the Master
Servicer to do so, and if so required by the terms of this Agreement, the Master
Servicer and any Primary Servicer shall not be permitted to waive (i) the Rating
Agency Confirmation requirement or (ii) the obligation of a Mortgagor to pay all or any portion of any fee payable in connection with obtaining the Rating Agency
Confirmation.

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          SECTION 8.19 SPECIALLY SERVICED MORTGAGE LOANS.

          (a) The Master Servicer shall send a written notice to the Special
Servicer, the Operating Adviser, the Rating Agencies, the Paying Agent, the
Trustee and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy
(and for purposes of stating whether such Mortgage Loan is covered by an
Environmental Insurance Policy the Master Servicer may rely on Schedule X attached hereto) and, except for the Rating Agencies, the Paying Agent and the
Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The
Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

          (b) Prior to the transfer of the servicing of any Specially Serviced
Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard
(the form and substance of such notice shall be reasonably satisfactory to the
Special Servicer).

          (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby. The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

          (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

          SECTION 8.20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER
SERVICER.

          (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

               (i) the Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United
States, and shall be and thereafter remain, in compliance with the laws of each
State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement,

                                       244

except where the failure to so qualify or comply would not adversely affect the
Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

               (ii) the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and
this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Paying Agent and the Special Servicer,
evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) the execution and delivery of this Agreement, the
consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

               (iv) no litigation is pending or, to the Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

               (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder;
and

               (vi) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the
Master Servicer and the Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

          (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

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          (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Master Servicer by any of the Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the
Trustee, the Depositor, any Primary Servicer and the Special Servicer of the
occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this
Section to be untrue or inaccurate in any respect.

          SECTION 8.21 MERGER OR CONSOLIDATION. Any Person into which the Master
Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master
Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that each of the Rating Agencies provides a Rating
Agency Confirmation (including with respect to any securities rated by a Rating
Agency evidencing direct beneficial ownership interests in any Serviced
Companion Mortgage Loan or B Note). If such a transaction occurs and the conditions to the provisions in the preceding sentence are not met, the Trustee may terminate, and if such a transaction occurs and the conditions set forth in the following paragraph are not met the Trustee shall terminate, the successor's, survivor's or resulting entity's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in
Sections 8.28 and 8.29.

          Notwithstanding the foregoing, as long as (but only for so long as)
the Trust is subject to the reporting requirements of the Exchange Act, Master
Servicer may not remain the Master Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or
(y) transferring all or substantially all of its assets to any Person if such
Person is a Prohibited Party, unless (i) the Master Servicer is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld (and if, within 45 days following the date of delivery of a notice by the applicable Master Servicer to the Depositor of any merger or similar transaction described in the prior paragraph, the Depositor shall have failed to notify the applicable Master Servicer of the Depositor's determination to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent).

          SECTION 8.22 RESIGNATION OF MASTER SERVICER.

          (a) Except as otherwise provided in Section 8.22(b) hereof, the Master
Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed the Master Servicer's responsibilities and obligations under this
Agreement and Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in the A Notes and any
B Note) shall have been obtained. Notice of such resignation shall be given

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promptly by the Master Servicer to the Trustee. The Master Servicer shall bear all out-of-pocket fees and costs associated with its resignation and the transfer of servicing under this Section 8.22(a). Notwithstanding the foregoing, if the Master Servicer shall cease to serve as such in accordance with this
Section 8.22(a) and a successor servicer shall not have been engaged, the
Trustee or an agent of the Trustee shall assume the duties and obligations of the Master Servicer under this Agreement. If the Trustee or an agent of the
Trustee assumes the duties and obligations of the Master Servicer pursuant to this Section 8.22(a), the Trustee or such agent shall be permitted to resign as master servicer if it has been replaced by a successor servicer satisfying the criteria in the fourth preceding sentence above.

          (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (w) is available, (x) has a net worth of at least
$15,000,000, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) assumes all obligations under the applicable Primary
Servicing Agreement; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency
Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

          SECTION 8.23 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.
The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i)
the Master Servicer gives the Depositor, the Special Servicer, any Primary
Servicer, the holder of the B Note (only if such assignment/delegation relates to the related A/B Mortgage Loan), the holder of the Serviced Companion Mortgage
Loan (only if such assignment/delegation relates to the related Loan Pair) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the
Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement and the applicable Primary
Servicing Agreement; (iii) the purchaser or transferee has a net worth in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating
Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B)
of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint a
Primary Servicer and Sub-Servicers in accordance with Section 8.4 hereof.

          SECTION 8.24 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND
OTHERS.

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          (a) Neither the Master Servicer nor any of the partners,
representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Paying Agent, the Placement
Agents, the Underwriters, the holder of any Serviced Companion Mortgage Loan, the holder of any B Note or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person
(including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans, the
interests of the holder of any B Note or the interests of the holder of any
Serviced Companion Mortgage Loan (subject to the Special Servicer's servicing of
Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing
Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

          (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and
Mortgagors, and will have no duty to investigate or verify the accuracy thereof.
Neither the Master Servicer, nor any partner, representative, member, manager, director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicer nor any partner, representative, member, manager, director, officer, employee, agent or
Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

          (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the
Depositor, the Special Servicer, the Paying Agent or the Trustee in this
Agreement. The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the
Person in breach.

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          (d) Except as otherwise specifically provided herein:

               (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format)
reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of
Counsel;

               (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this
Agreement; and

               (iv) the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

          (e) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Paying Agent and the Special
Servicer, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Paying Agent's or the Special Servicer's, as the
case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder.
The Master Servicer shall immediately notify the Paying Agent and the Special
Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Paying Agent or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith or negligence, may assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Paying Agent and the Special Servicer shall not affect any rights that the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Paying Agent's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the
Master Servicer hereunder. Any payment hereunder made by the Paying Agent or the
Special Servicer pursuant to this paragraph to the Master Servicer shall be paid from the Paying Agent's or Special

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Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Paying Agent or the
Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Paying
Agent or the Special Servicer, as the case may be, was (x) not culpable or (y)
found to not have acted with willful misfeasance, bad faith or negligence.

          SECTION 8.25 INDEMNIFICATION; THIRD-PARTY CLAIMS.

          (a) The Master Servicer and any director, officer, employee or agent of the Master Servicer (the "Master Servicer Indemnified Parties") shall be indemnified and held harmless by the Trust out of collections on, and other proceeds of, the Mortgage Loans, any Serviced Companion Mortgage Loans and any B
Notes, as provided in the following paragraph, against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (collectively, "Master
Servicer Losses") incurred in connection with any legal action relating to this
Agreement, any Mortgage Loans, any Serviced Companion Mortgage Loans, any B
Notes, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the
Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder.

          Except as provided in the following sentence, indemnification for
Master Servicer Losses described in the preceding paragraph (including in the case of such Master Servicer Losses that relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense) shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole but not out of collections on, or other proceeds of, any Serviced Companion Mortgage Loan or any B Note. In
the case of any such Master Servicer Losses that do not relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense:

          (1) if such Master Servicer Losses relate to a Loan Pair, then such indemnification shall be paid (x) first, out of collections on, and other proceeds of, such Serviced Pari Passu Mortgage Loan and Serviced Companion
Mortgage Loan, in the relative proportions provided for in the applicable
Intercreditor Agreement and (y) if the collections and proceeds described in subclause (x) of this clause (1) are not sufficient to so indemnify the Master
Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the
Mortgage Loans as a whole; and

          (2) if such Master Servicer Losses relate to any A/B Mortgage Loan, then such indemnification shall be paid (x) first, if and to the extent permitted under the applicable Intercreditor Agreement, out of collections on, and other proceeds of, the B Note or B Notes related to such A/B Mortgage Loan,
(y) if the collections and proceeds described in subclause (x) of this clause
(2) are not sufficient to so indemnify the Master Servicer Indemnified Parties on a

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current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan, in the relative proportions provided for in the related Loan Pair Intercreditor Agreement and (z) if the aggregate collections and proceeds described in subclauses (x) and (y) of this clause (2)
are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole.

          The Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and out of the Trust pay
all expenses in connection therewith, including counsel fees, and out of the
Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement. The Trustee, the Paying Agent or the Master Servicer shall promptly make from the Certificate
Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, any Serviced Companion Mortgage Loan or any B Note, as described above, out of the related Serviced Companion Mortgage
Loan Custodial Account or the related A/B Loan Custodial Account) any payments certified by the Master Servicer to the Trustee and the Paying Agent as required to be made to the Master Servicer pursuant to this Section 8.25.

          (b) The Master Servicer agrees to indemnify the Special Servicer, the
Trust, the Depositor, the Paying Agent, and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Special
Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder
(including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The
Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Depositor, the
Special Servicer, the Paying Agent or the Trust to indemnification under this
Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer, the
Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer and the
Paying Agent. Any expenses incurred or indemnification payments made by the
Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that

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the conduct of the Master Servicer was not culpable or that the Master Servicer did not act with willful misfeasance, bad faith or negligence.

          (c) Any Primary Servicer and any director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, the applicable
Primary Servicing Agreement (but only if, and to the extent that, the Master
Servicer would have been entitled to indemnification therefor under this
Agreement if it were directly servicing the Mortgage Loan), any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this
Agreement or the applicable Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of any Primary
Servicer' willful misfeasance, bad faith or negligence in the performance of duties thereunder. The applicable Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the applicable Primary
Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the applicable Primary Servicing Agreement. The Trustee, the
Paying Agent or the Master Servicer shall promptly make from the Certificate
Account any payments certified by the applicable Primary Servicer to the Trustee and the Paying Agent as required to be made to the applicable Primary Servicer pursuant to this Section 8.25.

          (d) Any Non-Serviced Mortgage Loan Master Servicer, the MLMT 2006-C1
Master Servicer, and any director, officer, employee or agent of such
Non-Serviced Mortgage Loan Master Servicer and the MLMT 2006-C1 Master Servicer
shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any Non-Serviced
Mortgage Loan Pooling and Servicing Agreement, the MLMT 2006-C1 Pooling and
Servicing Agreement, this Agreement, the 633 17th Street B Note, any
Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Mortgage Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Master Servicer's or the MLMT 2006-C1 Master
Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement or the MLMT 2006-C1 Pooling and Servicing Agreement, as applicable.

          (e) The Primary Servicer agrees to indemnify the Trustee, the Special
Servicer, the Trust, the Depositor, the Paying Agent and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Special Servicer, the Depositor, the Paying Agent and the
Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the applicable Primary
Servicer's duties under this Agreement, the applicable Primary Servicing
Agreement or by reason of negligent disregard of the applicable

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Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the applicable Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The
Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the applicable Primary Servicer if a claim is made by any Person with respect to this Agreement, the applicable Primary Servicing
Agreement or the Mortgage Loans entitling the Trustee, the Depositor, the
Special Servicer, the Paying Agent or the Trust to indemnification under this
Section 8.25(d), whereupon the applicable Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Primary
Servicer shall not affect any rights the Trustee, the Special Servicer, the
Depositor, the Paying Agent or the Trust may have to indemnification under this
Agreement, the applicable Primary Servicing Agreement or otherwise, unless the applicable Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the applicable Primary Servicing Agreement and the resignation or termination of the Master Servicer, the Special Servicer, the
Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the applicable Primary Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the applicable Primary Servicer was not culpable or that the applicable Primary Servicer did not act with willful misfeasance, bad faith or negligence.

          SECTION 8.26 RESERVED.

          SECTION 8.27 COMPLIANCE WITH REMIC PROVISIONS AND GRANTOR TRUST
PROVISIONS. The Master Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of any REMIC Pool as a REMIC and each of the Class A-4FL
Grantor Trust and the Excess Interest Grantor Trust created hereby as a grantor trust under the Code. The Master Servicer shall not (A) take any action or cause any REMIC Pool to take any action that could (i) endanger the status of any
REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)); or (B) take any action or cause the
Class A-4FL Grantor Trust or the Excess Interest Grantor Trust to take any action that could (i) endanger its status as a grantor trust or (ii) result in the imposition of any tax upon the Class A-4FL Grantor Trust or the Excess
Interest Grantor Trust unless the Trustee shall have received a
Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicer shall comply with the provisions of Article XII hereof.

          SECTION 8.28 TERMINATION. The obligations and responsibilities of the
Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to

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the Paying Agent as set forth in Section 8.29 and the obligations of the Master
Servicer to the Trustee, the Paying Agent, the Special Servicer and the Trust)
shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO
Property (and final distribution to the Certificateholders), (ii) if an Event of
Default described in clauses 8.28(a)(iii), (iv), (v), (vi), (x) or (xi) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or
(iii) if an Event of Default described in clauses 8.28(a)(i), (ii), (vii),
(viii), (ix) or (xii) has occurred, immediately upon the date on which the
Trustee or the Depositor gives written notice to the Master Servicer that the
Master Servicer is terminated. After any Event of Default (but subject, in the case of Section 8.28(a)(xii), to the waiver right of the Depositor described therein), the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of
Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to remit to the Paying
Agent or otherwise make any payment required to be remitted by the Master
Servicer under the terms of this Agreement, including any required Advances; or

               (ii) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business
Day following the date on which such deposit was first required to be made; or

               (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement (other than, for so long as the Trust is subject to the reporting requirements of the
Exchange Act, with respect to the duties, covenants or agreements set forth in
Article XIII of which the failure to perform may be an Event of Default in accordance with Section 8.28(a)(xi)) which continues unremedied for a period of
30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the
Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure;
provided, further that such cure period may not exceed 90 days; or

               (iv) any breach of the representations and warranties contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the
Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

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               (v) the Master Servicer is removed from S&P's Select Servicer
List as a U.S. Commercial Mortgage Master Servicer and is not reinstated within
60 days; or

               (vi) the Trustee shall receive notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (viii) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) the Master Servicer has been downgraded to a servicer rating level below "CMS3" (or its equivalent) by Fitch; or

               (xi) subject to Section 13.8, the Master Servicer or any
Additional Servicer or Sub-Servicer appointed by such Master Servicer (other than any Seller Sub-Servicer), shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XIII of this
Agreement at the times required under such Article; or

               (xii) the Master Servicer shall fail to terminate any
Sub-Servicer that is a Reporting Servicer subject to and in accordance with
Section 8.4(c); provided that the Depositor may waive any such Event of Default under this clause (xii) in its sole discretion without the consent of the
Trustee or any Certificateholders.

          (b) Notwithstanding the foregoing, if the Event of Default of the
Master Servicer occurs solely by reason of the occurrence of a "Primary
Servicing Default" (as hereinafter defined) (that is, it would not have occurred but for (a) the occurrence of such Primary Servicing Default and (b) the Master
Servicer failure to cause the cure of such event) and the Trustee (or the
Trustee at the direction of the Certificateholders pursuant to Section 8.28 hereof) elects to terminate the Master Servicer, then Wells Fargo Bank, National
Association shall have the right to elect that the successor Master Servicer, upon its succession, enter into a primary servicing or sub-servicing agreement with Wells Fargo Bank, National Association with respect to all Mortgage Loans as to which that Primary Servicing Default occurred, so long as

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the initial Master Servicer is on S&P's Select Servicer List as a U.S.
Commercial Mortgage Master Servicer and the initial Master Servicer has a commercial loan master servicer rating of at least "CMS3" (or its equivalent) by
Fitch or a commercial loan primary servicer rating of at least "CPS3" (or its equivalent) by Fitch, and such agreement shall be substantially in the form of
Exhibit G-1 hereto (but as if Wells Fargo Bank, National Association were the
Primary Servicer or Sub-Servicer thereunder and with applicable servicing fees and excess fees as specified on the Mortgage Loan Schedule); and, in the case of an agreement in the form of Exhibit G-1, thereupon Wells Fargo Bank, National
Association shall be deemed to have been granted the rights and deemed to have assumed the obligations granted to or imposed on the "Primary Servicer"
hereunder as to such Mortgage Loans (and under the Primary Servicing Agreement).
For purposes of the preceding sentence, a "Primary Servicing Default" means an
"event of default" of the Primary Servicer under the Primary Servicing Agreement of Principal Global Investors, LLC. If the Master Servicer is terminated based upon an Event of Default set forth in clause (i) (as to the obligation to make
P&I Advances), (v), (vi) or (x) of Section 8.28(a), then the Master Servicer shall have the right to enter into a primary servicing agreement with the successor master servicer with respect to all Mortgage Loans that are not then subject to the Primary Servicing Agreement, so long as the terminated Master
Servicer is on S&P's Select Servicer List as a U.S. Commercial Mortgage Master
Servicer.

          (c) Notwithstanding the other provisions of this Section 8.28, (A) if any Event of Default on the part of the applicable Master Servicer occurs that affects a Serviced Companion Mortgage Loan or (B) for so long as any Serviced
Companion Mortgage Loan is serviced hereunder and is included in a securitization that is rated by Moody's, if the applicable Master Servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii)
placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that such Master
Servicer obtained such actual knowledge) and, in the case of either of clauses
(i) or (ii), citing servicing concerns with the applicable Master Servicer as the sole or material factor in such rating action, and in either case, the applicable Master Servicer is not otherwise terminated in accordance with this
Section 8.28, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the Trustee shall require the applicable Master
Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer
(or, if the related Mortgage Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Mortgage Loan only, but as to no other Mortgage Loan. In connection with a Master Servicer's appointment of a
Sub-Servicer at the request of the Trustee in accordance with this Section
8.28(c), such Master Servicer shall obtain a Rating Agency Confirmation (such
Rating Agency Confirmation to be an expense of the requesting Serviced Companion
Mortgage Loan holder). The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the applicable Master Servicer at the request of the Trustee in accordance with this Section 8.28(c) shall be responsible for all duties, and shall be entitled to all compensation, of such Master Servicer under this Agreement with respect to the subject Loan Pair.

          SECTION 8.29 PROCEDURE UPON TERMINATION.

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          (a) Notice of any termination pursuant to clause (i) of the first paragraph of Section 8.28, specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by the Master Servicer to the Paying
Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the
Master Servicer (other than the obligation of the Master Servicer to pay to the
Paying Agent the amounts remaining in the Certificate Account as set forth below and the obligations of the Master Servicer to the Trustee and the Trust as
provided herein) shall terminate and the Master Servicer shall transfer to the
Paying Agent the amounts remaining in the Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to
Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

          (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of the first paragraph of Section
8.28, or on the date on which a written notice of termination is given to the
Master Servicer pursuant to clause (iii) of the first paragraph of Section 8.28 all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or, if the terminated Master Servicer is Wells Fargo Bank, National Association, its rights to the Excess Servicing
Fee); provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified the
Master Servicer of such designation and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities hereunder and under the applicable Primary Servicing Agreement, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans and, in the circumstances set forth in the last sentence of Section 8.28(b), entered into a new primary servicing agreement with the predecessor Master Servicer in substantially the same form as Exhibit AA attached hereto. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to Section 8.22(b)
hereof. Notwithstanding the foregoing sentence, in the event that the Master
Servicer is terminated as a result of an event described in Section
8.28(a)(vii), 8.28(a)(viii) or 8.28(a)(ix), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master
Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of the Master Servicer, either to satisfy the conditions of
Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master
Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the
Trustee and the Paying Agent, in effecting the termination of the Master
Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in

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electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the
Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

          (c) If the Master Servicer receives a written notice of termination pursuant to clause (ii) of the first paragraph of Section 8.28 relating solely to an Event of Default set forth in clause (v), (vi), (x) or (xi) of Section
8.28(a), and if the Master Servicer provides the Trustee with the appropriate
"request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this
Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the
Trustee can determine are Qualified Bidders. At the Trustee's request, the
Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

          (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the applicable
Primary Servicing Agreement, not later than 30 days after termination of the
Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder.
The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the
Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

          (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the
Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New
York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

          (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 30 days after the termination of the Master
Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b).

          (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated
Master Servicer

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under the applicable Primary Servicing Agreement as a condition precedent to its becoming Master Servicer hereunder.

          For purposes of the foregoing provisions of Section 8.29(c), the phrase "rights to service" shall be construed to exclude those servicing rights and duties as to which Wells Fargo Bank, National Association has made an election for the execution of a primary servicing agreement as contemplated by
Section 8.28(b).

          SECTION 8.30 OPERATING ADVISER CONTACT WITH MASTER SERVICER AND
SPECIAL SERVICER. No less often than on a monthly basis or as agreed upon by the
Master Servicer and the Operating Adviser, each of the Master Servicer and the
Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Operating Adviser regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master
Servicer or the Special Servicer, as the case may be, is responsible. The applicable Primary Servicer shall make a Servicing Officer available on any such call to answer questions from the Operating Adviser regarding the Mortgage Loans and/or REO Properties that it services.

          SECTION 8.31 CERTAIN MATTERS WITH RESPECT TO THE G&L PORTFOLIO
MORTGAGE LOAN.

          (a) If a Seller of the G&L Portfolio Mortgage Loan (a "Repurchasing
Seller") repurchases its respective Mortgage Note (as such term is defined herein) (a "Repurchased Note"), the provisions of this Section 8.31 shall apply prior to the adoption, pursuant to Section 14.3(l), of any amendment to this
Agreement that provides otherwise. Each Seller of the G&L Portfolio Mortgage
Loan has agreed to the terms set forth herein in the applicable Mortgage Loan
Purchase Agreement with respect to the servicing and administration of the G&L
Portfolio Mortgage Loan, in the event of a repurchase of the Mortgage Note with respect to the G&L Portfolio Mortgage Loan unless and until such time as both
Mortgage Notes related to the G&L Portfolio Mortgage Loan are repurchased or are otherwise no longer part of the Trust and the related successor holders thereof have entered into a servicing agreement with respect to such Mortgage Notes. For purposes of this Section 8.31 and Section 14.9 only, "Mortgage Note" shall mean with respect to the G&L Portfolio Mortgage Loan, each original promissory note that collectively represents the Mortgage Note (as defined in Article I) with respect to G&L Portfolio Mortgage Loan and shall not be a collective reference to such promissory notes.

          (b) Custody of and record title under the Mortgage Loan documents with respect to the G&L Portfolio Mortgage Loan shall be held exclusively by the
Custodian and Trustee, as applicable, and as provided under this Agreement, except that the Repurchasing Seller shall hold and retain title to its original
Repurchased Note and any related endorsements thereof.

               (i) Payments from the related Mortgagor or any other amounts received with respect to each Mortgage Note shall be collected as provided in this Agreement by the Master Servicer (or the Primary Servicer on behalf of the
Master Servicer) and shall be applied on each Due Date pro rata to each related
Mortgage Note based on its respective Repurchased Percentage Interest (as defined herein), subject to Section 8.31(b)(ii). Payments or

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any other amounts received with respect to the Repurchased Note shall be held in trust for the benefit of the applicable Repurchasing Seller and remitted (net of its pro rata share of any Master Servicing Fees, Special Servicing Fees, Primary
Servicing Fees and any other amounts due to the Master Servicer, Special
Servicer or Primary Servicer) to the Repurchasing Seller or its designee by the
Master Servicer (or the Primary Servicer on behalf of the Master Servicer) on each Distribution Date pursuant to instructions provided by the Repurchasing
Seller and deposited and applied in accordance with this Agreement, subject to
Section 8.31(b)(ii). If any G&L Portfolio Mortgage Loan becomes an REO Mortgage
Loan, payments or any other amounts received with respect to the G&L Portfolio
Mortgage Loan shall be collected and shall be applied upon receipt by the Master
Servicer pro rata to each related Mortgage Note based on its respective
Repurchased Percentage Interest, subject to Section 8.31(b)(ii).

               (ii) In the event that the Master Servicer (or the Primary
Servicer on behalf of Master Servicer) or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under the
G&L Portfolio Mortgage Loan at any particular time, the Repurchasing Seller shall receive from the Master Servicer (or from the Primary Servicer on behalf of the Master Servicer) an amount equal to such Repurchasing Seller's
Repurchased Percentage Interest of such payment. All expenses, losses and shortfalls relating solely to the G&L Portfolio Mortgage Loan including, without limitation, losses of principal or interest, Nonrecoverable Advances, interest on Servicing Advances, Special Servicing Fees, Work-Out Fees and Liquidation
Fees (including any such fees related to the applicable Mortgage Notes), will be allocated between the holders of such Mortgage Notes pro rata based on their respective Repurchased Percentage Interests of such losses, expenses and shortfalls. In no event shall any costs, expenses, fees or any other amounts related to any Mortgage Loan other than the G&L Portfolio Mortgage Loan be deducted from payments or any other amounts received with respect to the G&L
Portfolio Mortgage Loan and payable to the Repurchasing Seller. For purposes of
Section 8.31(b)(i) and this Section 8.31(b)(ii), "Repurchased Percentage
Interest" shall mean the 50% interest of the applicable Seller in the G&L
Portfolio Mortgage Loan.

               (iii) The G&L Portfolio Mortgage Loan shall be serviced for the benefit of the applicable Repurchasing Seller and the Certificateholders pursuant to the terms and conditions of this Agreement in accordance with the
Servicing Standard and in accordance with the provisions herein as if the related Repurchased Note were a Serviced Companion Mortgage Loan. For so long as the G&L Portfolio Mortgage Loan shall be serviced by the Master Servicer, the
Primary Servicer or the Special Servicer in accordance with the requirements of this Agreement, the Master Servicer, Primary Servicer or the Special Servicer,
as applicable, on behalf of the holders thereof shall administer the G&L
Portfolio Mortgage Loan consistent with the terms of this Agreement as if the
G&L Portfolio Mortgage Loan were a Loan Pair. No Repurchasing Seller shall be permitted to terminate the Master Servicer (or the Primary Servicer acting on behalf of the Master Servicer) or Special Servicer as servicer or special servicer of the related Repurchased Note. All rights of the mortgagee under each
G&L Portfolio Mortgage Loan will be exercised by the Master Servicer (or the
Primary Servicer on behalf of the Master Servicer) or Special Servicer, on behalf of the Trust Fund to the extent of its interest therein and the
Repurchasing Seller in accordance with this Agreement.

               (iv) The related Repurchasing Seller shall be treated hereunder as if it were a Serviced Companion Mortgage Loan noteholder on a pari passu basis. Funds collected

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by the Master Servicer (or the Primary Servicer on behalf of the Master
Servicer) or the Special Servicer, as applicable, and applied to the applicable
Mortgage Notes shall be deposited and disbursed in accordance with the provisions hereof relating to holders of such Loan Pairs that are pari passu in right of payment. Compensation shall be paid to the Master Servicer, Primary
Servicer and the Special Servicer with respect to each Repurchased Note as provided in this Agreement as if each such Mortgage Note were a Serviced
Companion Mortgage Loan. None of the Trustee, the Master Servicer, the Primary
Servicer or the Special Servicer shall have any obligation to make P&I Advances or, if no related Mortgage Note is part of the Trust, a Servicing Advance with respect to any Repurchased Note. Except as otherwise specified herein, the
Custodian, the Paying Agent, the Master Servicer, the Primary Servicer and the
Special Servicer shall have no reporting requirement with respect to any
Repurchased Note other than to deliver to the related Repurchasing Seller any document as is required to be delivered to a holder of a Serviced Companion
Mortgage Loan hereunder.

          (c) If any Mortgage Note is considered a Specially Serviced Mortgage
Loan, then any related Repurchased Note shall also be a Specially Serviced
Mortgage Loan under this Agreement. The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the applicable Repurchasing Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee,
Work-Out Fee or Liquidation Fee payable to the Special Servicer under this
Agreement as with respect to a Serviced Companion Mortgage Loan.

          (d) If (A) the Master Servicer (or Primary Servicer, as applicable)
shall pay any amount to any Repurchasing Seller pursuant to the terms hereof in the belief or expectation that a related payment has been made or will be received or collected in connection with either or both of the applicable
Mortgage Notes and (B) such related payment is not received or collected by the
Master Servicer (or the Primary Servicer on behalf of the Master Servicer), then the applicable Repurchasing Seller will promptly on demand by the Master
Servicer (or the Primary Servicer on behalf of the Master Servicer) return such amount to the Master Servicer (or Primary Servicer, as applicable). If the
Master Servicer (or Primary Servicer, as applicable), determines at any time that any amount received or collected by the Master Servicer (or the Primary
Servicer on behalf of the Master Servicer) in respect of any of the G&L
Portfolio Mortgage Loan must be returned to the related Mortgagor or paid to any other person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Master Servicer (or
Primary Servicer, as applicable), shall not be required to distribute any portion thereof to the related Repurchasing Seller, and such Repurchasing Seller will promptly on demand by the Master Servicer (or the Primary Servicer on behalf of the Master Servicer) repay (which obligation shall survive the termination of this Agreement) any portion thereof that the Master Servicer (or
Primary Servicer, as applicable), shall have distributed to such Repurchasing
Seller, together with interest thereon at such rate, if any, as the Master
Servicer (or Primary Servicer, as applicable), may pay to the related Mortgagor or such other person or entity with respect thereto.

          (e) Subject to this Agreement, the Master Servicer (or the Primary
Servicer on behalf of the Master Servicer) or the Special Servicer, as applicable, on behalf of the holders of any of the Repurchased Notes, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the G&L Portfolio Mortgage Loan and (ii)
enforce the Mortgage Loan documents as provided hereunder. Without limiting the

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generality of the preceding sentence, the Master Servicer (or the Primary
Servicer on behalf of Master Servicer) or Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the related
Mortgagor on or any guarantor of the G&L Portfolio Mortgage Loan it is required to service and administer hereunder, without the consent of the Repurchasing
Seller, subject, however, to the terms of this Agreement.

          (f) In taking or refraining from taking any action permitted hereunder, the Master Servicer (or the Primary Servicer on behalf of the Master
Servicer) and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the G&L Portfolio
Mortgage Loan as is consistent with this Agreement; and shall be liable to the
Repurchasing Seller only to the same extent set forth herein with respect to any holder of a Serviced Companion Mortgage Loan.

          (g) In the event that the Trustee, the Master Servicer or the Special
Servicer has made a Servicing Advance with respect to any Repurchased Note which would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the applicable
Repurchasing Seller shall reimburse the Trust in an amount equal to such
Repurchasing Seller's Repurchased Percentage Interest of such Nonrecoverable
Advance and all interest thereon. Notwithstanding the foregoing, the applicable
Repurchasing Seller will not be obligated to reimburse the Trustee, the Master
Servicer or the Special Servicer (and amounts due to the applicable Repurchasing
Seller shall not be offset) for Advances or interest thereon or any amounts related to the G&L Portfolio Mortgage Loan other than such amounts relating to the applicable Repurchased Note. To the extent that the applicable Repurchasing
Seller reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered, the Repurchasing Seller shall receive a reimbursement from such recovery based on its Repurchased Percentage Interest of such recovery. This reimbursement right shall not limit the Trustee's, the Master
Servicer's or the Special Servicer's rights to reimbursement under this
Agreement. Notwithstanding anything to the contrary contained herein, the total liability of each Repurchasing Seller shall not exceed an amount equal to its
Repurchased Percentage Interest of such liability.

          (h) Each Repurchasing Seller shall have the right to assign the
Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

          (i) The Master Servicer (or Primary Servicer, as applicable) and the
Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Servicing
Standard to execute and deliver, on behalf of each Repurchasing Seller as a holder of a pari passu interest in the G&L Portfolio Mortgage Loan, any and all financing statements, continuation statements and other documents and instruments necessary to maintain the lien created by the Mortgage or other security document related to the G&L Portfolio Mortgage Loan on the Mortgaged
Property and collateral, any and all modifications, waivers, amendments or consents to or with respect to the G&L Portfolio Mortgage Loan documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related

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Repurchased Note or related Repurchased Notes and the Mortgaged Property all in accordance with, and subject to, the terms of this Agreement. Each Repurchasing
Seller agrees to furnish, or cause to be furnished, to the Master Servicer (or the Primary Servicer, as applicable) and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Master
Servicer, the Primary Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to G&L Portfolio Mortgage Loan; provided, however, that such Repurchasing Seller shall not be liable, and shall be indemnified by the Master Servicer (or Primary
Servicer, as applicable) or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the
Master Servicer (or Primary Servicer, as applicable) or the Special Servicer, as the case may be; and further provided that the Master Servicer or the Special
Servicer, without the written consent of the Repurchasing Seller, shall not initiate any action in the name of the Repurchasing Seller without indicating its representative capacity or take any action with the intent to cause and that actually causes, such Repurchasing Seller to be registered to do business in any state.

          Pursuant to the related Mortgage Loan Purchase Agreement, the applicable Repurchasing Seller is required to deliver to the Master Servicer (or
Primary Servicer, as applicable) or the Special Servicer, as applicable, the
Mortgage Loan documents related to the applicable Repurchased Note, any requests for release and any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of the
Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or equity with respect to the related Repurchased Note.

          (j) Notwithstanding anything to the contrary contained in this
Agreement, with respect to the G&L Portfolio Mortgage Loan, neither the Master
Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager without first obtaining a
Rating Agency Confirmation (the cost of which shall be paid by the related
Mortgagor if so allowed by the terms of the related Mortgage Loan documents).

          SECTION 8.32 SWAP CONTRACT

          (a) On the Closing Date, the Paying Agent, not in its individual capacity but solely in its capacity as Paying Agent on behalf of the Trust, is hereby directed by the Trust to execute and deliver the Swap Contract in the name of the Trust. Each of the representations, unterakings and agreements in the Swap Contract shall be made on the part of the Trust and in no event shall be personal representations, undertakings or agreements by the Paying Agent.
Subject to Section 6.13, the Paying Agent shall enforce the rights of the Trust specified in the Swap Contract, including the Credit Support Annex (as defined in the Swap Contract) and the Schedule to the related ISDA Master Agreement.

          (b) No later than by noon (New York City time) on the second Business
Day prior to each Distribution Date, based on the reports provided by the Master
Servicer or on information that the Paying Agent obtains from the Swap
Counterparty pursuant to the Swap Contract, and subject to the priorities set forth in Article VI hereof, the Paying Agent shall provide to the Swap
Counterparty sufficient information to enable the Swap Counterparty to

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calculate the Net Swap Payment, if any, due to the Swap Counterparty under the
Swap Contract, based upon the projected payment that will be payable on the
Class A-4FL Regular Interest pursuant to the priorities set forth in Article VI hereof and the Pass-Through Rate of the Class A-4FL Regular Interest and the
Class A-4FL Certificates and the amount of any Prepayment Premiums payable on the Class A-4FL Regular Interest. By the close of business on the second
Business Day prior to each Distribution Date, the Paying Agent shall provide written notice (which notice may be delivered electronically) to the Master
Servicer of the Net Swap Payment, if any, required to be distributed to the Swap
Counterparty pursuant to the terms of the Swap Contract and will provide such notice even if no amounts are due to the Swap Counterparty. The Master Servicer
shall be deemed to have distributed the Net Swap Payment specified by the Paying
Agent in accordance with Section 5.3(c) and this Section 8.32(b) as part of the
Available Distribution Amount and the Paying Agent shall be deemed to have transferred such Net Swap Payment to the Master Servicer's Floating Rate
Account. Accordingly, the Master Servicer shall withhold an amount equal to the
Net Swap Payment from payments made to the Paying Agent pursuant to Section
5.2(a)(xi) and shall pay such amount to the Swap Counterparty in accordance with this Agreement and the Swap Contract.

          (c) Reserved.

          (d) Promptly upon receipt of any payment or other receipt in respect of the Class A-4FL Regular Interest or the Swap Contract, the Paying Agent shall deposit the same into the Floating Rate Account.

          (e) Reserved.

          (f) If the Swap Counterparty is required to post collateral pursuant to the Swap Contract, the Paying Agent shall establish an account, which shall be an Eligible Account (the "Swap Counterparty Collateral Account"). The Paying
Agent shall deposit all collateral received from the Swap Counterparty under any
Credit Support Annex (as defined in the Swap Contract) of the Swap Contract into the Swap Counterparty Collateral Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap
Counterparty Collateral Account shall be (i) for application to obligations of the Swap Counterparty under the Swap Contract if such Swap Contract becomes subject to early termination or upon default by the Swap Counterparty or (ii) to return collateral to the relevant Swap Counterparty when and as required by the
Swap Contract. The Trustee or Paying Agent, as applicable, agrees to give the
Swap Counterparty prompt notice if it obtains knowledge that the Swap
Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Swap Counterparty Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.
Funds credited to the Swap Counterparty Collateral Account shall be applied as contemplated in the Swap Contract. Subject to the terms of the Swap Contract, proceeds of liquidation of any Swap Contract collateral (if the Swap Contract becomes subject to early termination or upon default by the Swap Counterparty)
shall be deposited in the Floating Rate Account for application as applicable.

          (g) The Paying Agent will have no obligation on behalf of the Trust to pay to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the interest payment on the Class A-4FL Regular Interest is actually received by the Paying Agent; provided,

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however, that the Paying Agent shall receive funds from the Swap Counterparty representing the net amount payable to the Paying Agent pursuant to the Swap
Contract and shall remit such amount to the holders of the Class A-4FL
Certificates as part of the Class A-4FL Interest Distribution Amount pursuant to
Section 6.13. The Master Servicer shall, at the direction of the Paying Agent, pay to the Swap Counterparty the portion of interest and other amounts payable on the Class A-4FL Regular Interest which is equal to the net swap payment due to the Swap Counterparty pursuant to the Swap Contract (the "Net Swap Payment").

          (h) In connection with any amendment to the Swap Contract, the Paying
Agent agrees that, subject to Section 6.13 and Section 14.3(g), it will follow written direction timely delivered to it from the Depositor in respect of the terms of, or its execution on behalf of the Trust of, any such amendments to the
Swap Contract and agrees to obtain a Rating Agency Confirmation from each Rating
Agency.

                                   ARTICLE IX

           ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE
                            LOANS BY SPECIAL SERVICER

          SECTION 9.1 DUTIES OF SPECIAL SERVICER.

          (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan, for the benefit of the holder of the related B Note and, solely as it relates to any Loan Pair, for the benefit of the holder of the related Serviced Companion Mortgage Loan taking into consideration the subordinate nature of the B Note, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO
Properties in accordance with the Servicing Standard and the terms of this
Agreement. Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans, any Serviced Companion Mortgage Loan
and any B Note; notwithstanding such explicit references, references in this
Article IX to "Mortgage Loans" shall be construed, unless otherwise specified, to refer also to such B Note and such Serviced Companion Mortgage Loan (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

          (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the
Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced
Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports, the Special Servicer may require the Master
Servicer to pay a reasonable fee to cover the costs of the preparation thereof.
The Special Servicer's obligations with respect to the servicing of any
Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage
Loan, unless and until another Servicing Transfer Event with respect to such
Rehabilitated Mortgage Loan occurs.

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          (c) The Special Servicer shall send a written notice to the Master
Servicer, the Operating Adviser and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage
Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master
Servicer.

          (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the
Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a
Specially Serviced Mortgage Loan.

          (e) All amounts collected by the Master Servicer with respect to a
Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an
REO Mortgage Loan and a Specially Serviced Mortgage Loan that is a B Note or
Serviced Companion Mortgage Loan) shall be deposited in the Certificate Account, and all amounts collected by the Master Servicer with respect to a Specially
Serviced Mortgage Loan that is a B Note shall be deposited in the related A/B
Loan Custodial Account and all amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan that is a Serviced Companion
Mortgage Loan shall be deposited in the related Serviced Companion Mortgage Loan
Custodial Account. The Master Servicer shall within three Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within one Business
Day thereafter, instruct the Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including the related Intercreditor Agreement, if any) or in accordance with this Agreement, as applicable).

          (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental
Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance
Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured
Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special
Servicer shall take reasonable actions as are in accordance with the Servicing
Standard and the terms and conditions of the related Environmental Insurance
Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer (of if applicable, the Special Servicer) as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or

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anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

          SECTION 9.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY OF
SPECIAL SERVICER. The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy.
The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond
shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing
Standard. In the event that any such Servicer Errors and Omissions Insurance
Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the
Certificates, but in any event not less than "A" as rated by S&P and "A" as rated by Fitch, the Special Servicer may self-insure for the Servicer Fidelity
Bond and the Servicer Errors and Omissions Insurance Policy.

          SECTION 9.3 SUB-SERVICERS. The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in
Section 8.4 for a Sub-Servicer of the Master Servicer. The Special Servicer
shall notify the Master Servicer, Trustee and solely as it relates to any A/B
Mortgage Loan, the holder of the related B Note, and solely as it relates to any
Loan Pair, the holder of the related Serviced Companion Mortgage Loan, of the appointment of any Sub-Servicer of the Special Servicer.

          SECTION 9.4 SPECIAL SERVICER GENERAL POWERS AND DUTIES.

          (a) Subject to the other terms and provisions of this Agreement (and, in the case of any Non-Serviced Mortgage Loan, subject to the servicing of such
Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master
Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer and, in
the case of the 633 17th Street B Note, subject to the servicing of 633 17th
Street B Note by the MLMT 2006-C1 Master Servicer and the MLMT 2006-C1 Special
Servicer), the Special Servicer is hereby authorized and empowered when the
Special Servicer believes it appropriate in accordance with the Servicing
Standard, to take any and all the actions with respect to Specially Serviced
Mortgage Loans which the Master Servicer may perform as set forth in Section
8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust
(or holder of a B Note or Serviced Companion Mortgage Loan, as applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the
Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any
REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing
Date a Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the
Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a
Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer

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and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the
Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business
Days to preserve the property of the Trust for the benefit of
Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of
Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name;
provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or holder of a B
Note or Serviced Companion Mortgage Loan, if applicable), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special
Servicer in the name of the Trust (or holder of a B Note or the Serviced
Companion Mortgage Loan, if applicable). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or holder of a B Note or the Serviced Companion Mortgage Loan, if applicable), be deemed to be the agent of the Trust (or holder of a B Note or the Serviced Companion Mortgage Loan, as
applicable). The Special Servicer shall indemnify the Trustee for any loss, liability or expense (including attorneys' fees) incurred by the Trustee or any director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special
Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master
Servicer or the Depositor that is not attributable to the failure of the Special
Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification
Opinion.

          (b) In servicing and administering the Specially Serviced Mortgage
Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the
Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided, that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2007); provided further that the Special Servicer shall, at

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the expense of the Trust, inspect or cause to be inspected each Mortgaged
Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the Master Servicer (who shall provide, solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion
Mortgage Loan) and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

          (c) Pursuant to the related Loan Pair Intercreditor Agreement, each owner of a Serviced Companion Mortgage Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer such Serviced Companion Mortgage Loan pursuant to this Agreement.

          (d) Pursuant to the related Loan Pair Intercreditor Agreement, each owner of a Serviced Companion Mortgage Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer such Serviced Companion Mortgage Loan pursuant to this Agreement.
Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to a Serviced Pari Passu
Mortgage Loan are limited by and subject to the terms of the related Loan Pair
Intercreditor Agreement. At such time when the related Serviced Companion
Mortgage Loan is deposited into a different commercial mortgage securitization
(the "Other Securitization"), the Special Servicer shall be required to consult with the special servicer of the Other Securitization (the "Other Special
Servicer") in respect thereof, and shall provide the Other Special Servicer with an opportunity to review any proposed action to be taken in respect thereof. The
Other Special Servicer and the operating adviser of the Other Securitization
(the "Other Operating Adviser") shall have such opportunity to consult with the
Special Servicer for a period from the date of receipt of the Special Servicer's written description of its proposed action through (but excluding) the fifth
Business Day following the date of receipt (the "Initial Review Period"). The
Special Servicer shall implement its written proposal if the Other Special
Servicer (in consultation with the Other Operating Adviser) does not disapprove the proposed action within the Initial Review Period, unless the Special
Servicer has been directed to do otherwise by the Operating Adviser (in which event the Special Servicer shall advise the Other Special Servicer of such alternate course of action). If the Other Special Servicer (in consultation with the Other Operating Adviser) disagrees with any aspect of the written proposal and, after consulting with the Special Servicer during the Initial Review
Period, is unable to reach agreement on the proper course of action and notifies the Special Servicer of its disagreement in writing, then the Other Special
Servicer shall be entitled to an additional period of five Business Days (the
"Additional Review Period") to continue its discussions with the Special
Servicer and the Operating Adviser. If the Other Special Servicer and the
Special Servicer agree on a revised course of action within the Initial Review
Period or the Additional Review Period, then the Special Servicer shall revise the written proposal to reflect the agreed upon revised course of action and shall implement that course of action. If the Other Special Servicer and the
Special Servicer are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the Special Servicer shall decide, in accordance with the Servicing Standard set forth in this Agreement, what course of action to follow. If an Event of Default has occurred and is continuing with respect to the Special Servicer under this Agreement, which Event of Default does not relate to

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any Mortgage Loan other than the related Loan Pair, then the trustee under the pooling and servicing agreement relating to the Other Securitization (the "Other
Pooling and Servicing Agreement") shall be entitled to direct the Trustee to (a)
terminate the defaulting Special Servicer solely with respect to the related
Loan Pair and (b) appoint a successor Special Servicer that meets the eligibility requirements of the Other Pooling and Servicing Agreement and this
Agreement. In such event, the trustee under the Other Pooling and Servicing
Agreement shall exercise its rights set forth in the preceding sentence at the direction of the certificateholders holding at least 25% of the certificate balance of the certificates issued under the Other Securitization or the Other
Operating Adviser. The replacement of the Special Servicer with respect to a
Loan Pair, as contemplated above, will in any event be subject to obtaining
Rating Agency Confirmation hereunder and any required Rating Agency Confirmation with respect to the certificates by the trustee under the Other Pooling and
Servicing Agreement.

          (e) Pursuant to the applicable Non-Serviced Mortgage Loan
Intercreditor Agreement, the owners of a Non-Serviced Mortgage Loan have agreed that such owner's rights in, to and under such Non-Serviced Mortgage Loan are subject to the servicing and all other rights of the applicable Non-Serviced
Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan
Special Servicer and such Non-Serviced Mortgage Loan Master Servicer and
Non-Serviced Mortgage Loan Special Servicer are authorized and obligated to service and administer such Non-Serviced Mortgage Loan pursuant to the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding
anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the
Special Servicer's authority with respect to any Non-Serviced Mortgage Loan are limited by and subject to the terms of the applicable Non-Serviced Mortgage Loan
Intercreditor Agreement and the rights of the applicable Non-Serviced Mortgage
Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special
Servicer with respect thereto under the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any
Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master
Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master
Servicer or applicable Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          SECTION 9.5 "DUE-ON-SALE" CLAUSES; ASSIGNMENT AND ASSUMPTION
AGREEMENTS; MODIFICATIONS OF SPECIALLY SERVICED MORTGAGE LOANS;
DUE-ON-ENCUMBRANCE CLAUSES.

          Subject to the limitations of Section 12.3, the Special Servicer shall have the following duties and rights:

          (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

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               (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or

               (ii) provides that such Specially Serviced Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Special Servicer shall obtain
Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to the Rating
Agencies a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation.
The Special Servicer shall also prepare and provide the Rating Agencies with such memorandum and documentation for all transfer and assumption consents granted for Mortgage Loans below the threshold set forth above (and, in the case of encumbrances, the threshold set forth in Section 9.5(i)), but for which the
Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced
Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in Section
8.7(b). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

          After notice to the Operating Adviser, the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially
Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon;
provided, that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the
Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria. The Special Servicer shall notify the
Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage
File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

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          (b) In connection with any assignment and assumption of a Specially
Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage
Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged
Property.

          (c) Subject to the Servicing Standard and Sections 9.39 and 9.40, and
the rights and duties of the Master Servicer under Section 8.18, the Special
Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled
Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced
Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage
Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage
Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially
Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the
Special Servicer, such modification, waiver or amendment would result in a recovery that would equal or exceed the recovery, from liquidation, on the
Specially Serviced Mortgage Loan to Certificateholders, the holder of the related Serviced Companion Mortgage Loan and the holder of the related B Note
(as a collective whole) on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders, the holder of the related Serviced Companion Mortgage Loan and the holder of the related B Note
(as a collective whole) to be performed at the related Mortgage Rate or such other discount rate reasonably assigned by the Special Servicer in accordance with the Servicing Standard that is no less than the Mortgage Rate (or, in the case of an A/B Mortgage Loan, such discounting to be performed at a rate no less than the weighted average of the Mortgage Rate and the stated mortgage rate on the B Note)), (C) such modification, waiver or amendment would not cause an
Adverse REMIC Event (including with respect to any securities evidencing interests in any A Note or any B Note) to occur or adversely affect the tax status of the B Note Trust, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39, the
Special Servicer has made such notice. The Special Servicer, with respect to any
B Note and any Serviced Companion Mortgage Loan that is a Specially Serviced
Mortgage Loan, shall notify the holder of the B Note and the Serviced Companion
Mortgage Loan, as applicable, of any modification of the monthly payments of an
A/B Mortgage Loan or a Loan Pair, as the case may be, and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement or
Loan Pair Intercreditor Agreement, as applicable.

          In no event, however, shall the Special Servicer (i) extend the
Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or (ii) if the Specially
Serviced Mortgage Loan is secured by a ground lease,

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extend the Maturity Date of such Specially Serviced Mortgage Loan unless the
Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Mortgage
Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Mortgage Loan is secured by a ground lease, the Special
Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Mortgage Loan be extended past a date that is two years prior to the Rated Final Distribution
Date.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

          (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to
Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to
Section 9.5(c), if the security interest of the Trust, the holder of any
Serviced Companion Mortgage Loan or the holder of any B Note in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, the Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged
Property pursuant to Section 9.5(c) unless it shall have received a Rating
Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents.
If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them.
Promptly upon receipt of notice of such unpaid expense, regarding a Specially
Serviced Mortgage Loan, the Special Servicer shall request the related Seller to make such payment by deposit to the Certificate Account.

          (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee, the Paying Agent, the Rating Agencies (and,
solely with respect to an A/B Mortgage Loan, the related B Note Holder) a notice, specifying any assignments and assumptions, modifications, waivers or amendments executed pursuant to this Section 9.5, such

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notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment
(including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the
Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

          (f) No fee described in this Section shall be collected by the Special
Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation Section 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the
Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor.
The applicable Special Servicer shall be entitled to 100% of any Modification
Fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master
Servicer or the Trustee to be reimbursed by the Trust for such expenses
(including any cost and expense associated with the Opinion of Counsel referred to in this Section).

          (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of
Mortgage Loans that are not Specially Serviced Mortgage Loans, and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a)
and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(b). The Special
Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan.

          (h) Notwithstanding anything herein to the contrary, (i) the Special
Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the
Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this
Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, (B)
result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse
Grantor Trust Event with respect to the Excess Interest Grantor Trust, (C)
expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the
Paying Agent or the Trustee, or any of their respective Affiliates, officers,

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directors, employees or agents, to any material claim, suit or liability, or (D)
materially expand the scope of the Special Servicer's responsibilities under this Agreement.

          (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the
     mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor,

then, for so long as such Mortgage Loan is included in the Trust, the Special
Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise
(or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the
Special Servicer shall obtain Rating Agency Confirmation regarding such waiver;
provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal
Balance of all of the Mortgage Loans held by the Trust, has a Principal Balance of more than $20,000,000 or is one of the 10 largest Mortgage Loans based on
Principal Balance or (y) has a Loan-to-Value Ratio (which includes the indebtedness to be secured by such additional lien or other encumbrance and any other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is greater than or equal to 85% or a Debt Service
Coverage Ratio (which includes debt service on the indebtedness to be secured by such additional lien or other encumbrance and any other loans secured by the related Mortgaged Property or interests in the related Mortgagor) that is less than 1.2x.

          SECTION 9.6 RELEASE OF MORTGAGE FILES.

          (a) Upon becoming aware of the payment in full of any Specially
Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will immediately notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee

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or Custodian shall, upon request of the Special Servicer and delivery to the
Trustee or Custodian of a request for release signed by a Special Servicing
Officer substantially in the form of Exhibit C, release the related Mortgage
File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the
Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special
Servicer, of such transfer.

          (c) The Special Servicer shall send notification in writing, to the
Master Servicer to request any documents and instruments in the possession of the Master Servicer related to any Specially Serviced Mortgage Loan.

          (d) The Special Servicer shall, with respect to any Rehabilitated
Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage
Loan. Prior to the transfer of servicing with respect to any Rehabilitated
Mortgage Loan to the Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under such
Rehabilitated Mortgage Loan of such transfer.

          SECTION 9.7 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SPECIAL
SERVICER TO BE HELD FOR THE TRUSTEE.

          (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special
Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any
Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds
or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any
REO Property shall be transmitted to the Master Servicer within one Business Day of receipt to the Certificate Account, except that if such amounts relate to REO
Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced
Mortgage Loans to the Trustee, the Master Servicer, the Paying Agent, the
Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the
Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder;
provided further that the Trustee and the Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the
Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the
Trustee's, the Master Servicer's, the Paying Agent's or the Operating Adviser's
purposes.

          (b) The Special Servicer hereby acknowledges that the Trust (and/or the holder of the related B Note, if an A/B Mortgage Loan is involved and/or the holder of the related Serviced Companion Mortgage Loan, if a Loan Pair is involved) owns the Specially Serviced Mortgage Loans and all Mortgage Files
representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that

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are collected by the Special Servicer in connection with the Specially Serviced
Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special
Servicer agrees that all documents or instruments constituting part of the
Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (or the holder of the related B Note, if an A/B Mortgage
Loan is involved or the holder of the related Serviced Companion Mortgage Loan, if a Loan Pair is involved).

          (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced
Mortgage Loan or any funds, collected on, or in connection with, a Specially
Serviced Mortgage Loan.

          SECTION 9.8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPECIAL
SERVICER.

          (a) The Special Servicer hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

               (i) the Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and shall be in compliance with the laws of each State in which any Mortgaged
Property (including any REO Property) which is, or is related to a Specially
Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

               (ii) the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance by it of this
Agreement and this Agreement has been duly executed and delivered by the Special
Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Paying Agent and the Master
Servicer, evidences the valid and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors'
rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) the execution and delivery of this Agreement by the Special
Servicer, the consummation by the Special Servicer of the transactions contemplated hereby, and the fulfillment of or compliance by the Special
Servicer with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or

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(2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

               (iv) no litigation is pending or, to the best of the Special
Servicer's knowledge, threatened, against it, the outcome of which, in the
Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

               (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

          (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

          (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the
Trustee, the Master Servicer or the Paying Agent. The Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Depositor, the
Operating Adviser and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

          SECTION 9.9 STANDARD HAZARD, FLOOD AND COMPREHENSIVE GENERAL LIABILITY
INSURANCE POLICIES.

          (a) For all REO Properties (other than REO Properties relating to
Non-Serviced Mortgage Loans and the 633 17th Street B Note), the Special
Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer (A) a Standard Hazard Insurance Policy
(that, if the terms of the related Mortgage Loan documents and the related
Mortgage so require, contains no exclusion as to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002) which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, any related B Note and Serviced Companion
Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the

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application of any co-insurance clause and (B) any other insurance coverage for such REO Property which the related Mortgagor was required to maintain for the related Mortgaged Property under the related Mortgage, subject, as to earthquake insurance, to the second sentence following this sentence. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the
Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced
Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law or, with respect to insurance other than earthquake insurance, as set forth in clause (B) of the first sentence of this Section 9.9(a) and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special
Servicer shall use its reasonable efforts, consistent with the Servicing
Standard, to obtain a comprehensive general liability insurance policy for all
REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the
Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be a Servicing
Advance, subject to the provisions of Section 4.4 hereof.

          (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

          (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the
Servicing Standard; provided that, the Special Servicer will be required to maintain insurance against property damages resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents so require unless the
Special Servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located. The Special Servicer shall notify the Trustee of any such determination.

          (d) The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the
Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses

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on all of the applicable Mortgage Loans, any Serviced Companion Mortgage Loan
and any B Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified
Insurer with a minimum claims paying ability rating of at least "A" by S&P and
"A" by Fitch or otherwise approved by the Rating Agencies or (ii) if the Special
Servicer, provided that the rating of such Person's long-term debt is not less than "A" by S&P and "A" by Fitch, self-insures for its obligations as set forth in the first paragraph of this Section 9.9. In the event that the Special
Servicer shall cause any Mortgage Loan, Serviced Companion Mortgage Loan and B
Note to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan, Serviced
Companion Mortgage Loan and B Note (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Special
Servicer as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan, A/B Mortgage Loan or
Serviced Companion Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, A/B Mortgage Loan or Serviced Companion
Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an
Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, any
Serviced Companion Mortgage Loan and any B Note, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

          SECTION 9.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The
Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to
REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the
Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

          SECTION 9.11 COMPENSATION TO THE SPECIAL SERVICER.

          (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and
(iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the
Master Servicer within one Business Day of receipt thereof, and deposited by the
Master Servicer in the Certificate Account. The Special Servicer

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shall be entitled to receive a Liquidation Fee from the Liquidation Proceeds received in connection with a Specially Serviced Mortgage Loan or REO Property.
With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a
Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds received in connection with, each such acquired property as the Liquidation Proceeds related to that property are received. The Special Servicer shall also be entitled to additional special servicing compensation of an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are
Specially Serviced Mortgage Loans which have received voluntary Principal
Prepayments not from Liquidation Proceeds or from modifications of Specially
Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment
Interest Shortfalls for such Mortgage Loans for such Distribution Date. If the
Special Servicer resigns or is terminated for any reason, it shall retain the right to receive any Work-Out Fees payable on Mortgage Loans that became
Rehabilitated Mortgage Loans while it acted as Special Servicer and remained
Rehabilitated Mortgage Loans at the time of such resignation or termination for so long as such Mortgage Loan remains a Rehabilitated Mortgage Loan.

          (b) The Special Servicer shall be entitled to cause the Master
Servicer to withdraw (i) from the Certificate Account, the Special Servicer
Compensation in respect of each Mortgage Loan (but not a B Note), (ii) from any
Serviced Companion Mortgage Loan Custodial Account, the Special Servicer
Compensation to the extent related solely to the related Serviced Companion
Mortgage Loan and (iii) from any A/B Loan Custodial Account, the Special
Servicer Compensation to the extent related solely to the related B Note, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest), Excess Interest actually received on the DCT Industrial Portfolio C Note, or other usual and customary charges and fees actually received from the Mortgagor in connection with any
Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement (other than any such fees payable in connection with any Non-Serviced Mortgage Loan and the 633 17th Street B Note). The Special
Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a) and 8.7(b) and 100% of all assumption fees collected with respect to Mortgage Loans that are Specially Serviced Mortgage Loans as provided in Section 9.5(a) (other than any such fees payable in connection with any Non-Serviced Mortgage Loan and the 633 17th Street B Note). To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer

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shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

          SECTION 9.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

          (a) The Special Servicer, in accordance with the Servicing Standard and subject to Section 9.4(a) and Section 9.36, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of
Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special
Servicer shall not request that the Master Servicer make a Servicing Advance for
Liquidation Expenses that would be a Nonrecoverable Advance unless the Special
Servicer determines that such Servicing Advance is in the best interest of the
Certificateholders (and in the case of any A/B Mortgage Loan, the holder of the related B Note and the Trust as a collective whole and in the case of any Loan
Pair, the holder of the related Serviced Companion Mortgage Loan and the Trust as a collective whole).

          (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

               (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
Servicer; or

               (ii) the Special Servicer shall have received a
Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust)
to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on any REMIC Pool under the Code or cause any
REMIC Pool to fail to qualify as a REMIC.

          (c) Notwithstanding anything to the contrary in this Agreement, the
Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged
Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any
Mortgaged Property, if, as a result of any such action the Trust, or any trust that holds a Serviced Companion Mortgage Loan would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party"
thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

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               (i) such Mortgaged Property is in compliance with applicable
Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

               (ii) taking such actions as are necessary to bring the Mortgaged
Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

               (iii) there are no circumstances or conditions present or
threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i)
and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer or the Special Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

          (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery
Determination has been made with respect to such Specially Serviced Mortgage
Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the
Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

          (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions
(after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special
Servicer shall take such action as it deems to be in the best economic interest of the Trust (and the holder of the related B Note if in connection with an A/B
Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair, taken as a collective whole), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal
Balance of the related Mortgage Loan, the Special Servicer shall not

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attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any
Specially Serviced Mortgage Loan.

          SECTION 9.13 FORECLOSURE. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a
Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

          The Special Servicer may consult with counsel to determine when an
Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust
(and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section
9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and the holder of the related B Note if in connection with an A/B
Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair) solely for the purpose of its prompt disposition and sale.

          SECTION 9.14 OPERATION OF REO PROPERTY.

          (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair) in the name of "HSBC
Bank USA, National Association, as Trustee for the Holders of Morgan Stanley
Capital I Inc. Commercial Mortgage Pass-Through Certificates Series 2006-HQ9,
the holder of any Serviced Companion Mortgage Loan and the holder of any B Note as their interests may appear [name of Property Account]" (each, an "REO
Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each
REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

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          (b) On or before each Special Servicer Remittance Date, the Special
Servicer shall withdraw from each REO Account and deposit in the Certificate
Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the
REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the
Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the Certificate Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional
Special Servicing Compensation any interest or net reinvestment income earned on funds deposited in the REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account, out of its own funds immediately as realized. If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from the REO Account, any provision herein to the contrary notwithstanding.

          (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation rights of the holder of the related B Note relating to an A/B Mortgage Loan, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the
Trust (and in the case of any A/B Mortgage Loan, the holder of the related B
Note and the Trust as a collective whole and in the case of any Loan Pair, the holder of the related Serviced Companion Mortgage Loan and the Trust as a collective whole), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Master
Servicer or the Trust subject to Sections 4.4 in accordance with Section
4.6(e)), to the extent such amounts cannot be paid from REO Income:

               (i) all insurance premiums due and payable in respect of such REO
Property;

               (ii) all real estate taxes and assessments in respect of such REO
Property that could result or have resulted in the imposition of a lien thereon;
and

               (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

          (d) The Special Servicer may, and to the extent necessary to (i)
preserve the status of the REO Property as "foreclosure property" under the
REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO
Property, provided that:

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               (i) the terms and conditions of any such contract shall not be inconsistent herewith;

               (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulation Section
1.856-4(b)(5);

               (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the
Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO
Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

               (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO
Property;

               (v) if the Independent Contractor is an Affiliate of the Special
Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion
must be obtained; and

               (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and, if applicable, the holder of a B Note or a Serviced Companion Mortgage Loan)
pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor
(other than fees paid for performing services within the ordinary duties of a
Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the
REO Property is insufficient, such fees shall be advanced by the Master Servicer or the Special Servicer as a Servicing Advance, subject to the provisions of
Section 4.4 and Section 4.6(e) hereof.

          (e) Notwithstanding any other provision of this Agreement, the Special
Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of
Counsel (at the Trust's sole expense) to the effect that, under the REMIC
Provisions and any relevant proposed legislation, any income generated for REMIC
I, or to the extent applicable, the Class DP REMIC or the

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Class ST REMIC, by the REO Property would not result in the imposition of a tax upon REMIC I, or to the extent applicable, the Class DP REMIC or the Class ST
REMIC or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The
Special Servicer shall notify the Trustee, the Paying Agent and the Master
Servicer of any election by it to incur such tax, and the Special Servicer (i)
shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the
Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The
Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

          Subject to, and without limiting the generality of the foregoing, the
Special Servicer, on behalf of the Trust, shall not:

               (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, other than through an Independent
Contractor, or allow any other Person to Directly Operate, other than through an
Independent Contractor, the REO Property on any date more than 90 days after the
Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code
(without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (f) Notwithstanding any other provision of this Agreement, the Special
Servicer shall not have any obligations with respect to an REO Property that relates to a Mortgaged Property that secures a Non-Serviced Mortgage Loan or the
633 17th Street B Note and all references to the Special Servicer's obligations in this Agreement with respect to "REO Property" shall exclude any such
Mortgaged Property that secures a Non-Serviced Mortgage Loan or the 633 17th
Street B Note.

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          SECTION 9.15 SALE OF REO PROPERTY.

          (a) In the event that title to any REO Property is acquired by the
Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall use its reasonable best efforts to sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders
(and with respect to a Serviced Companion Mortgage Loan or a B Note, for the
holders of such loans, as a collective whole), but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Rated Final Distribution Date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an
"Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a
Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause any REMIC Pool to fail to qualify as a
REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing
Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price (other than the Special Servicer or an affiliated entity in accordance with the next succeeding proviso); and provided, further that if the Special Servicer or an affiliated entity intends to bid on or otherwise purchase any REO Property, (i)
the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO
Property (or internal valuation in accordance with the procedures specified in
Section 6.9) and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither any Seller nor the Depositor may purchase REO Property at a price in excess of the fair market value thereof.

          (b) Within 30 days of the sale of the REO Property, the Special
Servicer shall provide to the Trustee, the Paying Agent and the Master Servicer
(and the holder of the related B Note, if any, if in connection with an A/B
Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan, if in connection with a Loan Pair) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property,
(ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO
Property related, calculated from the Acquisition Date to the disposition date,
(v) final property operating statements, and (vi) such other

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information as the Trustee or the Paying Agent (and the holder of the related B
Note, if any, if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan, if in connection with a Loan Pair) may reasonably request in writing.

          (c) The Liquidation Proceeds from the final disposition of the REO
Property shall be deposited in the Certificate Account within one Business Day of receipt.

          (d) Notwithstanding any other provision of this Agreement, the Special
Servicer shall not have any obligations with respect to an REO Property that relates to a Mortgaged Property that secures a Non-Serviced Mortgage Loan or the
633 17th Street B Note and all references to the Special Servicer's obligations in this Agreement with respect to "REO Property" shall exclude any such
Mortgaged Property that secures a Non-Serviced Mortgage Loan or the 633 17th
Street B Note.

          SECTION 9.16 REALIZATION ON COLLATERAL SECURITY. In connection with the enforcement of the rights of the Trust to any property securing any
Specially Serviced Mortgage Loan other than the related Mortgaged Property, the
Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the
Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

          SECTION 9.17 DCT INDUSTRIAL PORTFOLIO C NOTE MAJORITY HOLDER PURCHASE
OPTION. If the holder of the DCT Industrial Portfolio C Note (or in certain cases, the holder of the DCT Industrial Portfolio B Note) has the right to purchase the DCT Industrial Portfolio Mortgage Loan under the related
Intercreditor Agreement, the Master Servicer shall promptly notify the Paying
Agent in writing and the Paying Agent shall promptly notify the Class DP
Certificateholders in writing. For so long as the conditions precedent to purchase contained in the related Intercreditor Agreement have been satisfied and the related Mortgaged Property has not become REO Property, the DCT
Industrial Portfolio C Note Majority Holder (or in certain cases, the majority holder of the DCT Industrial Portfolio B Note) may, at its option, indicate to the Paying Agent in writing its intent to purchase the DCT Industrial Portfolio
Mortgage Loan and DCT Industrial Portfolio B Note (or DCT Industrial Portfolio C
Note, as applicable) in accordance with the related Intercreditor Agreement, whereupon the Paying Agent shall designate such DCT Industrial Portfolio C Note
Majority Holder (or in certain cases, the majority holder of the DCT Industrial
Portfolio B Note) as its designee to so purchase the DCT Industrial Portfolio
Mortgage Loan and DCT Industrial Portfolio B Note (or DCT Industrial Portfolio C
Note, as applicable) in accordance with the related Intercreditor Agreement. Any such purchase by such DCT Industrial Portfolio C Note Majority Holder (or in certain cases, the majority holder of the DCT Industrial Portfolio B Note) shall be in its individual capacity, and not on behalf of the Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the related Intercreditor Agreement. Upon any such purchase, such DCT Industrial
Portfolio C Note Majority Holder (or in certain cases, the majority holder of the DCT Industrial Portfolio B Note) shall constitute the "Note A Lender" under the related Intercreditor Agreement. The Trustee and the Paying Agent shall reasonably cooperate with such DCT

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Industrial Portfolio C Note Majority Holder (or the majority holder of the DCT
Industrial Portfolio B Note, as applicable) in effecting such purchase.

          SECTION 9.18 633 17TH STREET B NOTE MAJORITY HOLDER PURCHASE OPTION.
If the holder of the 633 17th Street B Note has the right to purchase the 633
17th Street A Note under the related Intercreditor Agreement, the Paying Agent, upon receipt of notice to such effect from the MLMT 2006-C1 Master Servicer, shall promptly notify the Class ST Certificateholders in writing. For so long as the conditions precedent to purchase contained in the related Intercreditor
Agreement have been satisfied and the related Mortgaged Property has not become
REO Property (as defined in the MLMT 2006-C1 Pooling and Servicing Agreement),
the holder of the 633 17th Street B Note may, at its option, indicate to the
Paying Agent in writing its intent to purchase the 633 17th Street A Note in accordance with the related Intercreditor Agreement, whereupon the Paying Agent shall designate the applicable holder of the 633 17th Street B Note as its designee to so purchase the 633 17th Street A Note in accordance with the related Intercreditor Agreement. Any such purchase by such holder of the 633
17th Street B Note shall be in its individual capacity, and not on behalf of the
Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the related Intercreditor Agreement. Upon any such purchase, such holder of the 633 17th Street B Note shall constitute the "Note A
Lender" and the "Note B Lender" under the related Intercreditor Agreement. The
Trustee and the Paying Agent shall reasonably cooperate with such holder of the
633 17th Street B Note in effecting such purchase.

          SECTION 9.19 RESERVED.

          SECTION 9.20 MERGER OR CONSOLIDATION. Any Person into which the
Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special
Servicer shall be a party, or any Person succeeding to the business of the
Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage
Loan or B Note); provided, further, that for so long as the Trust, and with respect to any Serviced Companion Mortgage Loan the trust in such Other
Securitization, is subject to the reporting requirements of the Exchange Act, the Depositor or the depositor in such Other Securitization, as the case may be, shall have consented thereto (which consent shall not be unreasonably withheld).
If the conditions to the proviso in the foregoing sentence are not met, the
Trustee may terminate the Special Servicer's servicing of the Specially Serviced
Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

          SECTION 9.21 RESIGNATION OF SPECIAL SERVICER.

          (a) Except as otherwise provided in this Section 9.21, the Special
Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an

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Opinion of Counsel to such effect delivered to the Master Servicer, the
Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section
9.20 hereof if a merger of the Special Servicer had occurred, (ii) assumed the
Special Servicer's responsibilities and obligations under this Agreement and
(iii) Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage Loan or B Note) shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee.
Notwithstanding the foregoing, if the Special Servicer shall cease to serve as such in accordance with this Section 9.21(a) and a successor servicer shall not have been engaged, the Trustee or an agent of the Trustee shall assume the duties and obligations of the Special Servicer under this Agreement. If the
Trustee or an agent of the Trustee assumes the duties and obligations of the
Special Servicer pursuant to this Section 9.12(a), the Trustee or such agent shall be permitted to resign as special servicer if it has been replaced by a successor servicer satisfying the criteria in the third preceding sentence above.

          (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the
Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the
Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor
Special Servicer has a net worth of at least $15,000,000 and (iii) Rating Agency
Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

          (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

          (d) Upon any resignation or termination of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of (i) Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note that became Rehabilitated Mortgage Loans during the period in which it acted as
Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation or termination or (ii) any Specially Serviced Mortgage Loan for which the Special Servicer has cured the event of default under such Specially
Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer was terminated, become a
Rehabilitated Mortgage Loan solely because it had not been a performing loan for
90 consecutive days and which subsequently becomes a Rehabilitated Mortgage Loan as a result of the loan being a performing loan for such 90 consecutive day period (and the successor Special Servicer shall not be entitled to any portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage
Loan, Serviced Companion Mortgage Loan or B Note again becomes a Specially
Serviced Mortgage Loan or are no longer included in the Trust.

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          SECTION 9.22 ASSIGNMENT OR DELEGATION OF DUTIES BY SPECIAL SERVICER.
The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in
Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or (B) assign and delegate all of its duties hereunder. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this
Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special
Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the Master Servicer, the applicable Primary Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the
Special Servicer, with like effect as if originally named as a party to this
Agreement; (iii) the purchaser or transferee has a net worth in excess of
$15,000,000; (iv) such assignment and delegation is the subject of a Rating
Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section
9.3 hereof.

          SECTION 9.23 LIMITATION ON LIABILITY OF THE SPECIAL SERVICER AND
OTHERS.

          (a) Neither the Special Servicer nor any of the partners,
representatives, Affiliates, members, managers, directors, officers, employees or agents of the Special Servicer shall be under any liability to the
Certificateholders, the holder of any B Note, the holder of any Serviced
Companion Mortgage Loan or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the
Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holder of any B Note, the holder of any Serviced Companion Mortgage Loan and the
Trustee in the Specially Serviced Mortgage Loans, or shall undertake

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any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as a Servicing Advance, together with interest thereon, as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

          (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any partner, representative, member, manager, director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any partner, representative, member, manager, director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special
Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

          (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the
Depositor, the Master Servicer, or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

          (d) Except as otherwise specifically provided herein:

               (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of
Counsel;

               (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this
Agreement; and

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               (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format)
reasonably believed or in good faith believed by it to be genuine.

          (e) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the Master Servicer and the Paying Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the Master Servicer's or the Paying Agent's, as the
case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the
Master Servicer and the Paying Agent, if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the
Master Servicer or the Paying Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Master Servicer or the
Paying Agent shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Master
Servicer or the Paying Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the
Special Servicer hereunder. Any payment hereunder made by the Master Servicer or the Paying Agent, as the case may be, pursuant to this paragraph to the Special
Servicer shall be paid from the Master Servicer's or the Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Paying Agent or the Master
Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Paying Agent or the
Master Servicer, as the case may be, was (x) not culpable or (y) found to not have acted with willful misfeasance, bad faith or negligence.

          SECTION 9.24 INDEMNIFICATION; THIRD-PARTY CLAIMS.

          (a) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified and held harmless by the Trust, out of the proceeds of the
Mortgage Loans and the A/B Mortgage Loan (if and to the extent that the matter relates to such A/B Mortgage Loan) against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to (i) this Agreement, and (ii) any action taken by the
Special Servicer in accordance with the instruction delivered in writing to the
Special Servicer by the Trustee or the Master Servicer pursuant to any provision of this Agreement in each case and the Special Servicer and each of its partners,

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representatives, Affiliates, members, managers, directors, officers, employees and agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the
Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer)
and the Trust shall pay, from amounts on deposit in the Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Special
Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that the Special Servicer was found to have acted with willful misfeasance, bad faith or negligence. Notwithstanding the foregoing, if such loss, liability or expense relates specifically to a particular Serviced Pari
Passu Mortgage Loan (or another Mortgage Loan included in the Trust) or a particular Serviced Companion Mortgage Loan, then such indemnification shall be paid out of collections on, and other proceeds of, such Serviced Pari Passu
Mortgage Loan, other Mortgage Loan or Serviced Companion Mortgage Loan, as applicable. If such loss, liability or expense relates to an A/B Mortgage Loan but does not relate to the related A Note and does not relate primarily to the administration of the Trust or any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the
REMIC provisions of the Code or the actual payment of any REMIC tax or expense, then such indemnification shall be paid first out of collections on, and other proceeds of, the related B Note until such point as such indemnification is paid in full or a Final Recovery Determination has been made with respect to such B
Note and only then out of collections on, and other proceeds of, the related A
Note.

          (b) The Special Servicer agrees to indemnify the Trust, the Depositor, the Master Servicer, the Paying Agent and any director, officer, employee or agent or Controlling Person of the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust, the Depositor, the Paying Agent or the Master
Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer.
The Depositor, the Paying Agent or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this
Agreement or the Specially Serviced Mortgage Loans entitling the Trust, the
Depositor, the Paying Agent or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the
Depositor, the Paying Agent or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust, the Depositor, the Paying Agent or the
Master Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such

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claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer or the Paying Agent. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

          (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus
Supplement is the information set forth in the paragraph under the caption
"TRANSACTION PARTIES--Special Servicer" of the Preliminary Prospectus Supplement
and Final Prospectus Supplement.

          (d) Any Non-Serviced Mortgage Loan Special Servicer, the MLMT 2006-C1
Special Servicer, and any director, officer, employee or agent of such
Non-Serviced Mortgage Loan Special Servicer or the MLMT 2006-C1 Special Servicer
shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any Non-Serviced
Mortgage Loan Pooling and Servicing Agreement, the MLMT 2006-C1 Pooling and
Servicing Agreement, this Agreement, the 633 17th Street B Note and relating to any Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Mortgage Loans or the 633 17th Street A Note),
reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Special
Servicer's or the MLMT 2006-C1 Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement or the MLMT 2006-C1 Pooling and
Servicing Agreement, as applicable.

          SECTION 9.25 RESERVED.

          SECTION 9.26 SPECIAL SERVICER MAY OWN CERTIFICATES. The Special
Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special
Servicer are consistent with its obligations in accordance with the Servicing
Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

          SECTION 9.27 TAX REPORTING. The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H,
6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan and any REO Property and shall deliver such information with respect thereto as the Master Servicer or the Paying Agent may request in writing. The Special
Servicer shall provide to the Master Servicer copies of any such reports. The
Master Servicer shall forward such reports to the Trustee and the Paying Agent.

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          SECTION 9.28 APPLICATION OF FUNDS RECEIVED. It is anticipated that the
Master Servicer will be collecting all payments with respect to the Mortgage
Loans, any Serviced Companion Mortgage Loan and any B Note (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage
Loan or any Specially Serviced Mortgage Loan, if any, (but not including REO
Income, which shall be deposited in the applicable REO Account as provided in
Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the Master Servicer), to the Master Servicer, or (ii) deposit such amounts, or cause such amounts to be deposited, in the Certificate Account.
The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced
Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

          SECTION 9.29 COMPLIANCE WITH REMIC PROVISIONS AND GRANTOR TRUST
PROVISIONS. The Special Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of any REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation. The Special Servicer shall (A) take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section
860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)); or (B)
take no action or cause the Excess Interest Grantor Trust to take any action that could (i) endanger its status as a grantor trust or (ii) result in the imposition of any tax upon the Excess Interest Grantor Trust unless the Master
Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

          SECTION 9.30 TERMINATION.

          (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding
(and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) sixty (60) days following the date on which the Trustee or the Operating Adviser has given written notice to the
Special Servicer that the Special Servicer is terminated pursuant to Section
9.30(b) or 9.30(c), respectively and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section
9.21.

          (b) The Trustee may terminate the Special Servicer in the event that
(i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the Master

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Servicer, the Paying Agent or the Depositor within one (1) Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special
Servicer set forth in this Agreement, and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special
Servicer by the Depositor or the Trustee; provided, however, that if the Special
Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special
Servicer by the Depositor or the Trustee, provided, however, that if the Special
Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v)
the Special Servicer has been downgraded to a servicer rating level below "CSS3"
(or its equivalent) by Fitch; (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the
Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vii) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the
Special Servicer or of or relating to all or substantially all of its property;
or (viii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; (ix)
the Special Servicer is removed from S&P's Select Servicer List as a U.S.
Commercial Mortgage Special Servicer and is not reinstated within 60 days, (x)
the Special Servicer, or any primary servicer or Sub-Servicer appointed by the
Special Servicer, shall fail to comply with any of its obligations under Article
XIII of this Agreement; (xi) the Special Servicer shall fail to terminate any
Sub-Servicer appointed by it on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the Master Servicer; or (xii) the Trustee
shall receive notice from Fitch to the effect that the continuation of the
Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates.
Such termination shall be effective on the date that the Trustee specifies in a written notice to the Special Servicer that the Special Servicer is terminated due to the occurrence of one

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of the foregoing events and the expiration of any applicable cure period or grace period specified above for such event. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

          (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation
(including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage Loan or B Note) from each Rating
Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this Section 9.30(c) until a successor
Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

          (d) The holder of the 120 Broadway B Note and the holder of the DCT
Industrial Portfolio C Note (or, in certain cases, the holder of the DCT
Industrial Portfolio B Note), respectively, for so long as it is the Controlling
Holder (as defined in the related Intercreditor Agreement), shall have the right to terminate the Special Servicer with respect to the 120 Broadway A/B Mortgage
Loan or DCT Industrial Portfolio A/B/C Loan, respectively, upon the appointment and acceptance of such appointment by a successor to the Special Servicer;
provided that if the holder of the 120 Broadway B Note or DCT Industrial
Portfolio C Note (or the holder of the DCT Industrial Portfolio B Note), as applicable, so terminates the Special Servicer, the holder of the 120 Broadway B
Note or DCT Industrial Portfolio C Note (or the holder of the DCT Industrial
Portfolio B Note), as applicable, shall appoint a successor Special Servicer who will (i) in the case of the DCT Industrial Portfolio A/B/C Loan, be reasonably satisfactory to the Trustee and to the Depositor and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the
Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and
provided, further, that the Trustee shall have received Rating Agency
Confirmation from each Rating Agency prior to the termination of the Special
Servicer. The Special Servicer shall not be terminated pursuant to this Section
9.30(d) until a successor Special Servicer shall have been appointed. The holder of 120 Broadway B Note or the DCT Industrial Portfolio C Note (or the holder of the DCT Industrial Portfolio B Note), as applicable, shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

          (e) Notwithstanding the other provisions of this Section 9.30, (A) if any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (B) for so long as any Serviced Companion
Mortgage Loan is serviced hereunder and is included in a securitization that is rated by Moody's, if (x) the Trustee shall receive notice from Moody's to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Moody's to any

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class of certificates issued in such securitization or (y) Moody's has placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Trustee obtained such actual knowledge) and, in the case of either of clauses (x) or (y), citing servicing concerns with the Special Servicer as the sole or material factor in such rating action, and in either case, and in either case, the Special Servicer is not otherwise terminated in accordance with this Section 9.30, then the holder of the affected Serviced Companion Mortgage Loan may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the subject Loan Pair only, but as to no other Mortgage Loan; and, in such event, subject to the applicable consultation rights of any particular related
Serviced Companion Mortgage Loan under the related Loan Pair Intercreditor
Agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to so appoint, the Trustee shall appoint), within 30 days of such Serviced Companion Mortgage Loan holder's request, a replacement special servicer with respect to the related Loan Pair. In connection with the appointment of a replacement special servicer with respect to a Loan Pair at the request of a related Serviced Companion Mortgage Loan holder under this Section
9.30(e), the Trustee shall obtain a Rating Agency Confirmation (such Rating
Agency Confirmation to be an expense of the requesting Serviced Companion
Mortgage Loan holder) and such holder of the Serviced Companion Mortgage Loan shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section
9.30(b)). Any replacement special servicer appointed at the request of a
Serviced Companion Mortgage Loan holder in accordance with this Section 9.30(e)
shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the subject Loan
Pair. If a replacement special servicer is appointed with respect to a Loan Pair at the request of a Serviced Companion Mortgage Loan holder in accordance with this Section 9.30(e) (any such replacement special servicer, a "Loan
Pair-Specific Special Servicer"), such that there are multiple parties acting as
Special Servicer hereunder, then, unless the context clearly requires otherwise:
(i) when used in the context of imposing duties and obligations on the Special
Servicer hereunder or the performance of such duties and obligations, the term
"Special Servicer" shall mean the related Loan Pair-Specific Special Servicer, insofar as such duties and obligations relate to a Loan Pair as to which a Loan
Pair-Specific Special Servicer has been appointed, and shall mean the General
Special Servicer, in all other cases; (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan
Pair-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Loan Pair as to which a Loan
Pair-Specific Special Servicer has been appointed in accordance with this
Section 9.30(e), and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Mortgage Loans pursuant to Section 9.36, the term
"Special Servicer" shall mean the related Loan Pair-Specific Special Servicer, if such Specially Serviced Mortgage Loan is part of a Loan Pair as to which a
Loan Pair-Specific Special Servicer has been appointed in accordance with this
Section 9.30(e), and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the
Trust pursuant to Section 10.1(b), the term "Special Servicer" shall mean the
General Special Servicer only; (v) when used in the

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context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer"
shall mean each Loan Pair-Specific Special Servicer and the General Special
Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation or warranty hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term
"Special Servicer" shall mean the related Loan Pair-Specific Special Servicer or the General Special Servicer, as applicable. References in this Section 9.30(e)
to "General Special Servicer" means the Person performing the duties and obligations of Special Servicer with respect to the Mortgage Loans (exclusive of each and every Loan Pair as to which a Loan Pair-Specific Special Servicer has been appointed).

          SECTION 9.31 PROCEDURE UPON TERMINATION.

          (a) Notice of any termination pursuant to clause (i) of Section
9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the
Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

          (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate;
provided, that in no event shall the termination of the Special Servicer be effective until the Operating Adviser or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the
Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the
Specially Serviced Mortgage Loans. The Operating Adviser or other successor
Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the
Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the
Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer

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in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans. On the date specified in a written notice of termination given to the Special Servicer pursuant to the second sentence of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement with respect to the applicable Serviced Pari Passu Mortgage Loan, whether such Mortgage Loan is a
Specially Serviced Mortgage Loan or otherwise, shall terminate. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special
Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.

          SECTION 9.32 CERTAIN SPECIAL SERVICER REPORTS.

          (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer and the Paying Agent one (1) Business Day
after the Determination Date for each month, the CMSA Special Servicer Loan File in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer and in CMSA format. The Master Servicer and the Paying
Agent may use such reports or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

          (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any
Mortgage Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate delivered to the
Trustee, the Operating Adviser, the Paying Agent and the Master Servicer no
later than the tenth Business Day following such Final Recovery Determination.

          (c) The Special Servicer shall provide to the Master Servicer or the
Paying Agent at the reasonable request in writing of the Master Servicer or the
Paying Agent, any information in its possession with respect to the Specially
Serviced Mortgage Loans which the Master Servicer or Paying Agent, as the case may be, shall require in order for the Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the Special
Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Master
Servicer shall provide the Special Servicer at the request of the Special
Servicer any information in its possession with respect to the Mortgage Loans which the Master Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

          (d) Not later than 20 days after each Special Servicer Remittance
Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on such
Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special
Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such
Special Servicer Remittance

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Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

          (e) The Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically to the Master Servicer, the
Paying Agent, the Rating Agencies and the Operating Adviser, on or before April
15 of each year, commencing with April 15, 2007, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged
Property underlying a Specially Serviced Mortgage Loan or REO Property as of its
fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage
Loan has become an REO Property, (ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt
Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above; provided, that, with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan prior to April 15, 2007 and for which the items in clause (i) and (ii) above have not been delivered, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, deliver such items to the Master Servicer, the Paying Agent, the Rating Agencies and the Operating Adviser as soon as possible after receipt of such items.

          (f) The Special Servicer shall deliver to the Master Servicer, the
Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee, the Paying Agent or the Depositor
may from time to time reasonably request; provided, however, that the Special
Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the
Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

          (g) The Special Servicer shall deliver electronically a written
Inspection Report of each Specially Serviced Mortgage Loan in accordance with
Section 9.4(b) to the Operating Adviser.

          (h) The Special Servicer shall prepare a report (the "Asset Status
Report") recommending the taking of certain actions for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan and deliver such Asset Status Report to the Operating Adviser and the Master Servicer not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Such
Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) a summary of the status of such Specially Serviced Mortgage
Loan and any negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 9.12(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies

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set forth herein and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
statement available for the related Mortgaged Property or Mortgaged Properties;

               (iv) a summary of the applicable Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan;

               (v) the Appraised Value of the related Mortgaged Property or
Mortgaged Properties, together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the most recently obtained Appraisal); and

               (vi) such other information as the applicable Special Servicer deems relevant in light of the Servicing Standard.

          If (i) the Operating Adviser affirmatively approves in writing an
Asset Status Report, (ii) after ten Business Days from receipt of an Asset
Status Report the Operating Adviser does not object to such Asset Status Report or (iii) within ten (10) Business Days after receipt of an Asset Status Report the Operating Adviser objects to such Asset Status Report and the Special
Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, as a collective whole, the Special Servicer shall take the recommended actions described in the Asset Status Report. If within ten (10) Business Days after receipt of an Asset Status Report the Operating Adviser objects to such Asset
Status Report and the Special Servicer does not make a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, as a collective whole, then the Special
Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset
Status Report by the Operating Adviser. The Special Servicer shall revise such
Asset Status Report as provided in the prior sentence until the earliest of (a)
the delivery by the Operating Adviser of an affirmative approval in writing of such revised Asset Status Report, (b) the failure of the Operating Adviser to disapprove such revised Asset Status Report in writing within ten (10) Business
Days of its receipt thereof; or (c) the passage of ninety (90) days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status
Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents). The Special Servicer may, from time to time, modify any Asset Status
Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.

          Notwithstanding the prior paragraph, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10)
Business Day period during which the Operating Adviser may reject such report if
(A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders, as a collective whole, and (B) it has made a reasonable effort to contact the Operating Adviser. The Special Servicer may not take any action inconsistent with an Asset

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Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Servicing Standard. If the
Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the Special Servicer shall promptly notify the Operating Adviser of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

          The Special Servicer shall deliver to the Master Servicer, the
Operating Adviser and each Rating Agency a copy of each Asset Status Report that has been adopted as provided above, in each case with reasonable promptness following such adoption.

          Notwithstanding anything herein to the contrary: (i) the Special
Servicer shall have no right or obligation to consult with or to seek and/or obtain consent or approval from any Operating Adviser prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of an Operating Adviser and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 9.39 or any other provision of this Agreement, may (and the applicable Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause such Special
Servicer to violate applicable law, the terms of any Mortgage Loan or any other
Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Excess Interest Grantor Trust, (C) expose the Trust, the Depositor, the
Master Servicer, the Special Servicer, Certificate Administrator, the Trustee or
any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the Master Servicer's or Special Servicer's responsibilities under this Agreement.

          SECTION 9.33 SPECIAL SERVICER TO COOPERATE WITH THE MASTER SERVICER,
THE TRUSTEE AND PAYING AGENT.

          (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master
Servicer, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or the applicable Primary Servicing
Agreement, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Paying
Agent or the Trustee to liability or materially expand the scope of the Special
Servicer's responsibilities under this Agreement. In addition, the Special
Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

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          (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall not be an expense of the Trust:

               (i) whether the foreclosure of a Mortgaged Property relating to a
Specially Serviced Mortgage Loan would be in the best economic interest of the
Trust;

               (ii) if the Special Servicer elects to proceed with a
foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

               (iii) whether the waiver or enforcement of any "due-on-sale"
clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a
Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

               (iv) in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced
Mortgage Loan has been or is about to be conveyed, or to release the original
Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

               (v) in connection with the foreclosure on a Specially Serviced
Mortgage Loan secured by a Mortgaged Property which is not in compliance with
CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

               (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

          SECTION 9.34 RESERVED.

          SECTION 9.35 RESERVED.

          SECTION 9.36 SALE OF DEFAULTED MORTGAGE LOANS.

          (a) The holder of Certificates evidencing the greatest percentage interest in the Controlling Class and the Special Servicer (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan, or the Class
DP Majority Holder in the case of the DCT Industrial Portfolio C Note and the
Class ST Majority Holder in the case of the 633 17th Street B Note (other than a
Non-Serviced Mortgage Loan that is subject to a comparable option under the related Other Companion Loan Pooling and Servicing Agreement) from the Trust at a price equal to the

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Option Purchase Price upon receipt of notice from the Special Servicer that such
Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment); provided, however, that with respect to an A Note, the Option Holder's rights under this Section
9.36 are subject to the rights of the holder of the related B Note to purchase the A Note pursuant to the terms of the related Intercreditor Agreement. The
Option is exercisable, subject to Section 2.3, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option
(or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of a
REMIC Pool) or if such Mortgage Loan is an A Note, to the holder of the related
B Note pursuant to the terms of the related Intercreditor Agreement. Any Option
Holder that exercises the Option shall be required to purchase the applicable
Mortgage Loan on the 4th Business Day after such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the
Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the parties eligible to hold the Option set forth above may at any time notify the
Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify (i) the current Option Holder (and the other parties eligible to hold the Option) and (ii) solely with respect to an Option to purchase an A
Note, the holder of the related B Note, of such party's desire to exercise the
Option; provided that none of the Trustee, the Master Servicer or the Special
Servicer shall disclose the Option Purchase Price to the holder of such related
B Note. If the Option Holder neither (i) exercises the Option nor (ii)
surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder. The Certificate Registrar shall notify the Trustee as to the identity of the holder of Certificates evidencing the greatest percentage interest in the Controlling Class for purposes of determining an Option Holder.

          (b) The purchase price in connection with the exercise of the Option
(the "Option Purchase Price") shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer. Prior to the
Special Servicer's determination of fair value referred to in the preceding sentence, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The
Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of (i) the Option Purchase Price and (ii)
if such Mortgage Loan is an A Note, that the A Note is subject to the terms of the related Intercreditor Agreement and that any purchaser of the A Note will be

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subject to such Intercreditor Agreement. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information
(including, without limitation, any cash bids received from the holder of the related B Note in connection with an A Note), either of which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special
Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the
Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price.
In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the
Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special
Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the
Special Servicer were to pursue a workout or foreclosure strategy instead of the
Option being exercised; and the Trust's obligation to dispose of any REO
Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15. If the Mortgage Loan as to which the Option relates is a Serviced Pari Passu Mortgage Loan, then the
Option Holder, in connection with its exercise of such option, shall also be required to purchase the related Serviced Companion Mortgage Loan under the
Other Pooling and Servicing Agreement or the related Intercreditor Agreement.
Pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement, if the holder of the option thereunder repurchases a Non-Serviced
Companion Mortgage Loan in connection with its exercise of such option, then the holder of the option shall also be required to purchase the related Non-Serviced
Mortgage Loan, but only if set forth in such Non-Serviced Mortgage Loan Pooling and Servicing Agreement. If the Mortgage Loan as to which the Option relates is a Non-Serviced Mortgage Loan, and the party exercising the purchase option under the Other Companion Loan Pooling and Servicing Agreement in respect of the related Non-Serviced Companion Mortgage Loan is not required thereunder to simultaneously purchase the related Non-Serviced Mortgage Loan held by the Trust upon a purchase of the Non-Serviced Companion Mortgage Loan, then the Special
Servicer shall calculate the Option Purchase Price of the Non-Serviced Mortgage
Loan based upon the fair market value calculation performed by the special servicer or other party under the Other Companion Loan Pooling and Servicing
Agreement (upon which the Special Servicer may rely), to the extent provided to the Special Servicer.

          (c) Any Option relating to a Mortgage Loan shall be assignable to a third party (including, without limitation, in connection with an A Note, the holder of the related B Note and in connection with a Serviced Pari Passu
Mortgage Loan, the holder of the related

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Serviced Companion Mortgage Loan) by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special
Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

          (d) If the Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Master Servicer shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Master Servicer will do so within a reasonable period of time
(but in no event more than 15 Business Days). In doing so, the Master Servicer may rely on the opinion of an Appraisal or other expert in real estate matters selected by the Master Servicer with reasonable care and retained by the Master
Servicer at the expense of the party exercising the Option, provided that such expense is reasonable. The Master Servicer may also rely on the most recent
Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Master Servicer were to determine that the Option
Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Master
Servicer. In connection with any determination by the Master Servicer pursuant to this Section 9.36(d) of whether the Option Purchase Price constitutes a fair price for the Mortgage Loan to be purchased by the Special Servicer, the Master
Servicer shall be entitled to a fee equal to $2,500, which fee shall be payable by the Special Servicer.

          (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related
Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a workout arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv)
been purchased by the related Seller pursuant to Section 2.3. In addition, the
Option with respect to an A Note shall terminate upon the purchase of the A Note by the holder of the related B Note pursuant to the related Intercreditor
Agreement.

          (f) Unless and until an Option Holder exercises an Option, the Special
Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as are consistent with this Agreement and the Servicing Standard.

          SECTION 9.37 OPERATING ADVISER; ELECTIONS.

          (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the
then Controlling Class may elect the Operating Adviser. The Operating Adviser shall be elected for the purpose of receiving

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reports and information from the Special Servicer in respect of the Specially
Serviced Mortgage Loans.

          (b) The initial Operating Adviser is JER Investors Trust Inc. The
Controlling Class shall give written notice to the Trustee, the Paying Agent and the Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating
Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

          (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the
then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. Until a successor Operating Adviser is elected by Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then
Controlling Class or in the event that an Operating Adviser as the initial
Operating Adviser shall have resigned or been removed and a successor Operating
Adviser shall not have been elected, there shall be no Operating Adviser.

          (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then
Controlling Class.

          (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying
Agent shall be conclusive. Notwithstanding any other provisions of this Section
9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

          (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special
Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the
Special Servicer.

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          SECTION 9.38 LIMITATION ON LIABILITY OF OPERATING ADVISER. The
Operating Adviser shall have no liability to the Trust, the holder of any
Serviced Companion Mortgage Loan, the holder of any B Note or the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and
Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some
Classes of the Certificates and each holder of a Serviced Companion Mortgage
Loan and B Note (if any) and each Certificateholder (and Certificate Owner)
agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

          SECTION 9.39 DUTIES OF OPERATING ADVISER. The Operating Adviser may
advise the Special Servicer with respect to the following actions of the Special
Servicer and the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing (i) within 5
Business Days of having been notified thereof in respect of actions relating to non-Specially Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the applicable Primary Servicing
Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially
Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 5
Business Day or 10 Business Day period, as applicable, then the Operating
Adviser's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification, amendment or waiver, or consent to
modification, amendment or waiver, of a Money Term of a Mortgage Loan or A/B
Mortgage Loan or a modification consisting of the extension of the original
Maturity Date of a Mortgage Loan;

               (iii) any proposed sale of a Defaulted Mortgage Loan or A/B
Mortgage Loan (other than upon termination of the Trust pursuant to Article X);

               (iv) any determination to bring an REO Property into compliance with Environmental Laws;

               (v) any release of or acceptance of substitute or additional collateral for a Mortgage Loan or A/B Mortgage Loan that is not otherwise expressly provided for under the Mortgage Loan documents;

               (vi) any acceptance of a discounted payoff;

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               (vii) any waiver or consent to waiver of a "due-on-sale" or
"due-on-encumbrance" clause;

               (viii) any acceptance or consent to acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan or A/B
Mortgage Loan;

               (ix) any release of collateral for a Specially Serviced Mortgage
Loan or A/B Mortgage Loan (other than in accordance with the terms of or upon satisfaction of, such Mortgage Loan);

               (x) any franchise changes or certain management company changes for which the Special Servicer is required to consent;

               (xi) releases of any Escrow Accounts, reserve accounts or Letters of Credit that are not in compliance with the related Mortgage Loan documents;
and

               (xii) any determination as to whether any type of property-level insurance is required under the terms of any Mortgage Loan or A/B Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related Mortgaged Property is located or any other determination or exercise of discretion with respect to property-level insurance.

          Notwithstanding the foregoing, the Operating Adviser shall not be entitled to the consultation rights described above if such action has already been approved or deemed approved in accordance with Section 9.32 of this
Agreement.

          With respect to items (vii), (viii) and (ix), the Operating Adviser shall be subject to the same time periods for advising the Special Servicer with respect to any such matters as are afforded to the Special Servicer pursuant to
Section 8.7, which periods shall be co-terminous with those of Special Servicer.
In addition, the Operating Adviser may direct the Trustee to remove the Special
Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received
Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from the Operating Adviser, as contemplated by this Section 9.39 or elsewhere, may (and the Master Servicer and Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) (i) require or cause the Master
Servicer or the Special Servicer to violate applicable law, the terms of any
Mortgage Loan, any Intercreditor Agreement, Loan Pair Intercreditor Agreement,
any provision of this Agreement or the REMIC Provisions, including the Master
Servicer's or the Special Servicer's obligations to act in accordance with the
Servicing Standard or (ii) result in an Adverse REMIC Event with

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respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the
Excess Interest Grantor Trust.

          The Master Servicer (with respect to any Non-Serviced Mortgage Loan or the 633 17th Street B Note that is not a "Specially Serviced Mortgage Loan"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement or
the MLMT 2006-C1 Pooling and Servicing Agreement) or Special Servicer (with respect to any Non-Serviced Mortgage Loan or the 633 17th Street B Note that is a "Specially Serviced Mortgage Loan" under the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement or the MLMT 2006-C1 Pooling and Servicing
Agreement), as applicable, is authorized to exercise the rights and powers of the Trustee, as holder of the Mortgage Note for each of the Non-Serviced
Mortgage Loans and the 633 17th Street B Note, under each of the related
Intercreditor Agreement, Non-Serviced Mortgage Loan Intercreditor Agreements,
the MLMT 2006-C1 Pooling and Servicing Agreement and Non-Serviced Mortgage Loan
Pooling and Servicing Agreements to the extent set forth in this Agreement. The
Master Servicer or Special Servicer, as applicable, shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage
Note for the applicable Non-Serviced Mortgage Loan and the 633 17th Street B
Note and shall be further subject to such consultation or approval rights of the
Operating Adviser under this Section 9.39 as would be applicable if such
Non-Serviced Mortgage Loan and 633 17th Street B Note were serviced under this
Agreement. Subject to any section of the applicable Non-Serviced Mortgage Loan
Intercreditor Agreement that specifically addresses a particular matter with respect to a Non-Serviced Mortgage Loan or the 633 17th Street B Note, if the
Trustee is requested to take any action in its capacity as holder of the
Mortgage Note for such Non-Serviced Mortgage Loan or 633 17th Street B Note, the
Trustee will notify in writing the Master Servicer or Special Servicer, as applicable, and, subject to Section 7.1, act in accordance with the instructions of, such party to the extent set forth in this Agreement; provided, that the
Trustee shall not be required to take any action at the direction of the Master
Servicer or Special Servicer, as applicable, that is not permitted under applicable law or the terms of the related Non-Serviced Mortgage Loan
Intercreditor Agreement, the MLMT 2006-C1 Pooling and Servicing Agreement and
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding the
foregoing, any such party may only exercise any purchase option or cure rights with respect to a Non-Serviced Companion Mortgage Loan in its individual capacity and not on behalf of the Trust.

          SECTION 9.40 RIGHTS OF THE HOLDER OF A B NOTE.

          With respect to each A/B Mortgage Loan (if any), the holder of the B
Note shall have such consent rights or consultation rights, if any, during the specified time periods, as are set forth in the related Intercreditor Agreement.

          Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interest of the
Certificateholders and the holder of any related Serviced Companion Mortgage
Loan (as a collective whole), then the Master Servicer or Special Servicer, as applicable may take any such action without waiting for the response of the holder of the B Note provided for in the related Intercreditor Agreement.

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          In addition, with respect to any A/B Mortgage Loan, to the extent provided for in the related Intercreditor Agreement, the holder of the B Note may direct the Master Servicer or Special Servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the B Note may deem advisable or as to which provision is otherwise made herein. Upon reasonable request to the extent provided in the related Intercreditor Agreement, the
Master Servicer or Special Servicer, as applicable, shall, with respect to any
A/B Mortgage Loan, provide the holder of the B Note with any information in the
Master Servicer's or Special Servicer's, as applicable, possession with respect to such matters, including its reasons for determining to take a proposed action.

          In the event that the holder of the B Note shall direct the Master
Servicer or the Special Servicer to take any action (other than those provided for in the related Intercreditor Agreement), the Master Servicer or the Special
Servicer shall be entitled to receive reimbursement from collections on and other proceeds of the B Note for (i) its reasonable out-of-pocket expenses incurred in taking such action and (ii) to the extent that such action constitutes an extraordinary action not in the ordinary course of administering and servicing such mortgage loan, other reasonable costs incurred by the Master
Servicer or the Special Servicer in taking such action. The Master Servicer or the Special Servicer shall notify the holder of the B Note, prior to taking the related action, if the Master Servicer or the Special Servicer anticipates that it will seek reimbursement therefor under the preceding sentence, and of the estimated amount of such reimbursement, and shall further notify the holder of the B Note if it intends to obtain actual reimbursement in excess of the estimated amount.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from the holder of the B Note, as contemplated by this Section
9.40, may (and the Master Servicer and Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in accordance with the Servicing Standard, will) require or cause the Master
Servicer or Special Servicer to violate any provision of this Agreement or the
Mortgage Loans, including the Master Servicer's and Special Servicer's obligation to act in accordance with the Servicing Standard.

          A holder of the 120 Broadway B Note shall be entitled to terminate the
Special Servicer with respect to the 120 Broadway A/B Mortgage Loan as set forth in Section 9.30(d) of this Agreement. A holder of the DCT Industrial Portfolio C
Note shall be entitled to terminate the Special Servicer with respect to the DCT
Industrial Portfolio A/B/C Loan as set forth in Section 9.30(d) of this
Agreement.

          SECTION 9.41 APPOINTMENT OF CLASS DP CERTIFICATEHOLDER REPRESENTATIVE;
POWERS OF CLASS DP CERTIFICATEHOLDER REPRESENTATIVE.

          (a) The DCT Industrial Portfolio C Note Majority Holder may at any
time and from time to time select or replace a representative (the "Class DP
Certificateholder Representative") who shall have the right to direct the
Trustee, in its capacity as holder of the DCT Industrial Portfolio C Note, under the related Intercreditor Agreement and this Section 9.41. Upon receipt of notification of such an election, the Trustee shall inform the Master Servicer and the Special Servicer (and from time to time shall ensure that any Master
Servicer or

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Special Servicer remain similarly informed) that the Class DP Certificateholder
Representative is entitled to direct the Trustee, in its capacity as holder of the DCT Industrial Portfolio C Note. The Class DP Certificateholder
Representative shall be subject to the same limitations, constraints and restrictions in exercising its directory rights as would be applicable to the
Trustee, as holder of the DCT Industrial Portfolio C Note. The Master Servicer,
or if a Servicing Transfer Event has occurred with respect to the DCT Industrial
Portfolio A/B/C Loan, the Special Servicer, shall seek advice and approval and take direction from the Class DP Certificateholder Representative in accordance with Section 9.41(b). Except as described in this Section 9.41 or otherwise expressly set forth in this Agreement, the holders of the DCT Industrial
Portfolio C Note (and the Class DP Certificateholders) shall have no right, during the period that the DCT Industrial Portfolio Mortgage Loan and DCT
Industrial Portfolio B Note remain outstanding, to direct, or be consulted in connection with, the servicing of the DCT Industrial Portfolio A/B/C Loan.

          So long as no DCT Industrial Portfolio C Note Threshold Event then exists, the Class DP Certificateholder Representative shall be entitled to receive notice of and advise the Master Servicer or the Special Servicer, as applicable, with respect to all actions as set forth in, and in accordance with,
Section 4 of the related Intercreditor Agreement.

          Notwithstanding the foregoing, if the Class DP Certificates entitled to a majority of the DCT Industrial Portfolio C Note Voting Rights are
Book-Entry Certificates, then the rights of the Majority Holder or Holders of the Class DP Certificates set forth above in this Section 9.41 may be exercised directly by the relevant Certificate Owners, provided that the identity of such
Certificate Owners has been confirmed to the Paying Agent and the Special
Servicer to their reasonable satisfaction.

          Notwithstanding the foregoing, if a DCT Industrial Portfolio C Note
Threshold Event then exists, then pursuant to the terms of the related
Intercreditor Agreement, the Operating Adviser or the holder of the DCT
Industrial Portfolio B Note shall instead be entitled to exercise the foregoing rights and powers of the Class DP Certificateholder Representative. In the event that the Class DP Certificateholder Representative and the Operating Adviser
give conflicting consents or directions to the Special Servicer, and the direction given by the Class DP Certificateholder Representative satisfies the
Servicing Standard, the DCT Industrial Portfolio A/B/C Loan and the REMIC
Provisions but are not able to agree on a common course of action, the Special
Servicer will be required to follow the directions of the Class DP
Certificateholder Representative. The rights of the Class DP Certificateholder
Representative described in this Section 9.41 shall only apply so long as no DCT
Industrial Portfolio C Note Threshold Event exists.

          In exercising the rights and powers described above, neither the Class
DP Certificateholder Representative, on the one hand, nor the holder of the DCT
Industrial Portfolio A/B/C Loan or any Certificates or the holder of DCT
Industrial Portfolio Mortgage Loan or any representative of any thereof, on the other, shall have any liability to each other for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment; provided, however, that no such party shall be protected against any liability which would otherwise be

                                      315

imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from the Class DP Certificateholder Representative, the Operating
Adviser or the holder of the DCT Industrial Portfolio B Note, as contemplated by this Section 9.41, may (and the Master Servicer and Special Servicer, as
applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in accordance with the Servicing Standard, will) require or cause the Master Servicer or Special Servicer to violate any provision of this
Agreement or the Mortgage Loans, including the Master Servicer's and Special
Servicer's obligation to act in accordance with the Servicing Standard and the
REMIC Provisions.

          Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable, determines that immediate action is necessary to protect the interest of the holders of the DCT Industrial Portfolio A/B/C Loan
(as a collective whole), then the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for the response of the
Operating Adviser, the Class DP Certificateholder Representative or the holder of the DCT Industrial Portfolio B Note.

          (c) For so long as the DCT Industrial Portfolio A/B/C Loan is serviced under this Agreement and no DCT Industrial Portfolio C Note Threshold Event
exists, the Class DP Certificateholder Representative will be entitled to exercise the rights and powers granted under Section 9.39 of this Agreement in accordance with Section 4 of the related Intercreditor Agreement with respect to the DCT Industrial Portfolio A/B/C Loan (and so long as no DCT Industrial
Portfolio C Note Threshold Event exists, no other Person may exercise such rights and powers except to the extent set forth in Section 9.41(b) hereof). In addition, regardless of whether a DCT Industrial Portfolio C Note Threshold
Event has occurred, the Class DP Certificateholder Representative shall receive copies of all notices or information sent to the Operating Adviser relating to the DCT Industrial Portfolio A/B/C Loan.

          (d) Neither the Class DP Certificateholder Representative, on the one
hand, nor the holder of any DCT Industrial Portfolio Mortgage Loan, on the other hand, shall have any liability to the Class DP Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that no such party shall be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          (e) Based solely on written notice provided to the Trustee by the
Master Servicer in accordance with this Agreement, the Trustee shall forward or cause the Paying Agent to forward to the Class DP Certificateholders and the
Class DP Certificateholder Representative within two (2) Business Days of receipt of notice from the Master Servicer of (i) any proposed or actual termination or replacement of the Special Servicer and (ii) any "event of default" with respect to the DCT Industrial Portfolio C Note.

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          (f) The parties hereto and the Operating Adviser acknowledge that, pursuant to the applicable Intercreditor Agreement, the "Controlling Holder," as
defined therein, shall be entitled to exercise the rights and powers granted to the Operating Adviser herein with respect to the DCT Industrial Portfolio A/B/C
Loan, the right to terminate and replace the Special Servicer in accordance with
Section 4(m) of the related Intercreditor Agreement, and that for so long as no
DCT Industrial Portfolio C Note Threshold Event exists the Holder of the DCT
Industrial Portfolio C Note shall have such rights and powers, and the Class DP
Certificateholder Representative shall have the right to direct the Trustee, as
Holder of the DCT Industrial Portfolio C Note.

          SECTION 9.42 APPOINTMENT OF CLASS ST CERTIFICATEHOLDER REPRESENTATIVE;
POWERS OF CLASS ST CERTIFICATEHOLDER REPRESENTATIVE.

          (a) The 633 17th Street B Note Majority Holder may at any time and from time to time select or replace a representative (the "Class ST
Certificateholder Representative") to direct the Trustee, in its capacity as holder of the 633 17th Street B Note, under the related Intercreditor Agreement and the MLMT 2006-C1 Pooling and Servicing Agreement. Upon receipt of notification of such an election, the Trustee shall inform the MLMT 2006-C1
Master Servicer and the MLMT 2006-C1 Special Servicer (and from time to time shall ensure that any Master Servicer or Special Servicer remain similarly informed) that the Class ST Certificateholder Representative is entitled to direct the Trustee, in its capacity as holder of the 633 17th Street B Note. The
Class ST Certificateholder Representative shall be subject to the same limitations, constraints and restrictions in exercising such directory rights as would be applicable to the Trustee, as holder of the 633 17th Street B Note. The
MLMT 2006-C1 Master Servicer, or if a Servicing Transfer Event (as defined in the MLMT 2006-C1 Pooling and Servicing Agreement) has occurred with respect to the 633 17th Street A/B/C Mortgage Loan, the MLMT 2006-C1 Special Servicer,
shall seek advice and approval and take direction from the Class ST
Certificateholder Representative in accordance with Section 9.42(b). Except as described in this Section 9.42, the holders of the 633 17th Street B Note (and the Class ST Certificateholders) shall have no right, during the period that the
633 17th Street A Note remains outstanding, to direct, or be consulted in connection with, the servicing of the 633 17th Street B Note.

          (b) So long as no 633 17th Street B Note Threshold Event then exists, the Class ST Certificateholder Representative shall be entitled to advise the
MLMT 2006-C1 Master Servicer or the MLMT 2006-C1 Special Servicer, as
applicable, in accordance with the MLMT 2006-C1 Pooling and Servicing Agreement and the related Intercreditor Agreement.

          Notwithstanding the foregoing, if the Class ST Certificates entitled to a majority of the 633 17th Street B Note Voting Rights are Book-Entry
Certificates, then the rights of the Majority Holder or Holders of the Class ST
Certificates set forth above in this Section 9.42 may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate
Owners has been confirmed to the Paying Agent to its reasonable satisfaction.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from the Class ST Certificateholder Representative, the Operating
Adviser or the holder of the 633 17th Street B Note, as contemplated by this
Section 9.42, may (and the Master Servicer and

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Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in accordance with the Servicing Standard, will)
require or cause the Master Servicer or Special Servicer to violate any provision of this Agreement or the Mortgage Loans, including the Master
Servicer's and Special Servicer's obligation to act in accordance with the
Servicing Standard and the REMIC Provisions.

          Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable, determines that immediate action is necessary to protect the interest of the holders of the 633 17th Street A/B/C Mortgage Loan
(as a collective whole), then the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for the response of the holder of the 633 17th Street B Note.

          Neither the Class ST Certificateholder Representative, on the one
hand, nor the holder of any 633 17th Street A Note or any representative of holders of any 633 17th Street Note A CMBS, on the other hand, shall have any liability to the Class ST Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this
Agreement or the MLMT 2006-C1 Pooling and Servicing Agreement, or for errors in judgment; provided, however, that no such party shall be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          Based solely on written notice provided to the Trustee by the MLMT
2006-C1 Master Servicer in accordance with the MLMT 2006-C1 Pooling and
Servicing Agreement, the Trustee shall forward or cause the Paying Agent to forward to the Class ST Certificateholders and the Class ST Certificateholder
Representative within two (2) Business Days of receipt of such notice from the
MLMT 2006-C1 Master Servicer of (i) any proposed or actual termination or replacement of the MLMT 2006-C1 Special Servicer and (ii) any "event of default"
with respect to the 633 17th Street B Note.

                                   ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

          SECTION 10.1 TERMINATION OF TRUST OR REMIC POOLS UPON REPURCHASE OR
LIQUIDATION OF MORTGAGE LOANS.

          (a) The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders,
the Class R-III Certificateholders, the Class A-4FL Certificateholders, the
Class DP Certificateholders and the Class ST Certificateholders, as set forth in
Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust
(and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) or
(iii) the termination of the last REMIC Pool outstanding in accordance with
Section

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10.1(c) or (d) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof.

          (b) The Master Servicer shall give the Trustee, the Luxembourg Paying
Agent and the Paying Agent notice of the date when the Aggregate Principal
Balance of the Mortgage Loans is less than or equal to one percent (1%) of the initial Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off
Date. The Paying Agent shall promptly forward such notice to the Trustee, the
Depositor, the Holder of a majority of the Controlling Class, the Special
Servicer, the Master Servicer and the Holders of the Class R-I Certificates; and
the Holder of a majority of the Controlling Class, the Master Servicer, the
Special Servicer and the Holders of the Class R-I Certificates, in such priority
(and in the case of the Class R-I Certificateholders, a majority of the Class
R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the
Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the
Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the
Paying Agent's receipt of the Termination Price set forth below, the Custodian shall promptly release or cause to be released to the Master Servicer for the benefit of the Holder of a majority of the Controlling Class, the Holder of a majority of the Class R-I Certificates, the Special Servicer or the Master
Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage
Loans. The "Termination Price" shall equal 100% of the aggregate Principal
Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final
Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance
Rate, and the fair market value of any other property remaining in REMIC I, the
Class DP REMIC and the Class ST REMIC. The Trustee shall consult with the
Placement Agents and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if an
Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the
Operating Adviser is not an Affiliate of the Class R-I Holder, the Special
Servicer or the Master Servicer, or the Trustee (the fees and expenses of such determination which shall be paid for by the buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the
Holder of a majority of the Controlling Class, the Holder of a majority of the
Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicer, as the
case may be, stating that such termination will be a "qualified

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liquidation" of each of REMIC I, the Class DP REMIC and the Class ST REMIC under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with
Section 10.3.

          (c) If at any time the Holders of the Class R-I Certificates own 100%
of the REMIC III Certificates and Class A-4FL Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and
REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC I, REMIC II and
REMIC III under Section 860F of the Code, (ii) the payment of any and all costs associated with such termination and (iii) payments to the Master Servicer of market price compensation for the loss of the applicable servicing rights hereunder. Such termination shall be made in accordance with Section 10.3.

          If at any time the Holders of the Class R-I Certificates own 100% of the Class DP Certificates, such Holders may terminate the Class DP REMIC upon
(i) the delivery to the Trustee and the Depositor of an Opinion of Counsel
(which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of the Class DP REMIC under
Section 860F of the Code, (ii) the payment of any and all costs associated with such termination and (iii) payments to the Master Servicer of market price compensation for the loss of the applicable servicing rights hereunder. Such termination shall be made in accordance with Section 10.3.

          If at any time the Holders of the Class R-I Certificates own 100% of the Class ST Certificates, such Holders may terminate the Class ST REMIC upon
(i) the delivery to the Trustee and the Depositor of an Opinion of Counsel
(which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of the Class ST REMIC under
Section 860F of the Code, (ii) the payment of any and all costs associated with such termination and (iii) payments to the Master Servicer of market price compensation for the loss of the applicable servicing rights hereunder. Such termination shall be made in accordance with Section 10.3.

          (d) Following the date on which the Aggregate Certificate Balance of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-4FL, Class A-M, Class A-J Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J and Class K Certificates is reduced to zero, the Sole
Certificateholder shall have the right to purchase from the Trust in exchange for all of the outstanding Certificates (other than the Class DP Certificates, the Class ST Certificates and the Residual Certificates), all of the Majority
Mortgage Loans and each related REO Property remaining in the Trust by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee, the Paying
Agent and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a
"qualified liquidation" of each of REMIC I, REMIC II and REMIC III under Section
860F of the Code. Such purchase shall be made in accordance with Section 10.3.
In the event that the Sole Certificateholder elects to purchase all of the
Majority Mortgage Loans and each related REO Property remaining in the Trust in exchange for all of the Certificates (other than the Class DP Certificates, the
Class ST Certificates and the Residual Certificates) in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution
Date on which the

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final distribution on the Certificates is to occur, shall deposit in the
Certificate Account (or an escrow account acceptable to the respective parties hereto) an amount in immediately available funds equal to all amounts due and owning to the Depositor, the Master Servicer, the Special Servicer, the Paying
Agent and the Trustee under this Agreement through the date of the liquidation of REMIC I, REMIC II and REMIC III that may be withdrawn from the Certificate
Account or the Distribution Account, but only to the extent that such amounts are not already on deposit in the Certificate Account or the Distribution
Account as applicable (the "Final Deposit"). Upon confirmation that the Final
Deposit has been made and following the surrender of all the outstanding
Certificates (other than the Class DP Certificates, the Class ST Certificates and the Residual Certificates) on such Distribution Date, the Custodian shall, upon receipt of a Request for Release from the Master Servicer release or cause to be released to the Sole Certificateholder or any designee thereof, the
Mortgage Files for the remaining Majority Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole
Certificateholder as shall be necessary to effectuate transfer of the Majority
Mortgage Loans and related REO Properties remaining in the Trust, and each of
REMIC I, REMIC II and REMIC III shall be liquidated in accordance with Section
10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC I and the Excess Interest Grantor
Trust for an amount equal to the sum of (i) the remaining Aggregate Certificate
Balance of the outstanding Certificates (other than the Residual Certificates), plus accrued and unpaid interest with respect thereto, and (ii) the Final
Deposit, and the Paying Agent shall net such amounts against amounts distributable in respect of such Certificates.

          (e) Upon a qualified liquidation of REMIC I, REMIC II and REMIC III or upon the termination of the Trust, any funds or other property held by the
Excess Interest Grantor Trust related to Excess Interest (other than on the DCT
Industrial Portfolio C Note) shall be distributed to the Class T
Certificateholders, and any funds or other property held by the Class A-4FL
Grantor Trust shall be distributed to the Class A-4FL Certificateholders, in each case on a pro rata basis.

          (f) Upon the sale of the A Note relating to an A/B Mortgage Loan by the Trust or the payment in full of such A Note, the related B Note shall no longer be subject to this Agreement and shall no longer be serviced by the
Master Servicer or the Special Servicer.

          SECTION 10.2 PROCEDURE UPON TERMINATION OF TRUST OR REMIC POOLS.

          (a) Notice of any termination pursuant to the provisions of Section
10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Paying Agent by first class mail to the
Trustee, the Rating Agencies, the Swap Counterparty, the Holders of the Residual
Certificates, the Class T Certificates, the REMIC III Regular Certificates and
the Class A-4FL Certificates (and, in the case of a termination of the Class DP
REMIC or Class ST REMIC, the Class DP Certificateholders or Class ST
Certificateholders, as applicable, and in the case of termination of the Trust, the Class DP Certificateholders and the Class ST Certificateholders) mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Residual
Certificates, the REMIC III Regular Certificates, the Class T Certificates and
the Class A-4FL Certificates (and, in the case of termination of the Class DP

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REMIC or the Class ST REMIC, the Class DP Certificates or the Class ST
Certificates, as applicable, and in the case of termination of the Trust, the
Class DP Certificates and the Class ST Certificates) will be made, and upon presentation and surrender of such Certificates at the office or agency of the
Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein specified. The Paying Agent shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of such Certificates. Upon any termination of the
Trust, the duties of the Certificate Registrar with respect to the Residual
Certificates, the Class DP Certificates, the Class ST Certificates, the REMIC
III Regular Certificates, the Class A-4FL Certificates and the Class T
Certificates shall terminate and the Trustee shall terminate, or request the
Master Servicer and the Paying Agent to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Holders of the Residual Certificates, the Class DP
Certificates, the Class ST Certificates, the REMIC III Regular Certificates and
the Class A-4FL Certificates in trust without interest pending such payment.

          (b) In the event that all of the Holders do not surrender their certificates evidencing the Residual Certificates, the Class A-4FL Certificates
and the REMIC III Regular Certificates (and, in the case of termination of the
Class DP REMIC or the Class ST REMIC, the Class DP Certifcates and the Class ST
Certificates, as applicable, and in the case of termination of the Trust, the
Class DP Certificates and the Class ST Certificates) for cancellation within three months after the time specified in the above-mentioned written notice, the
Certificate Registrar shall give a second written notice to the remaining
Holders of such Certificates to surrender their certificates evidencing such
Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any such Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Holders of such Certificates concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Holder of Certificates due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the applicable REMIC Pools and shall be beneficially owned by the related Holder.

          SECTION 10.3 ADDITIONAL REMIC POOL TERMINATION REQUIREMENTS.

          (a) Each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying

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Agent to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or
(ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding:

               (i) Within 89 days prior to the time of the making of the final payment on the REMIC III Certificates and the Class A-4FL Certificates, the
Master Servicer shall prepare and the Trustee (on behalf of REMIC I, REMIC II and REMIC III) shall adopt a plan of complete liquidation of the REMIC I, and within 89 days prior to the time of the making of the final payment on the Class
DP Certificates or the Class ST Certificates, the Master Servicer shall prepare and the Trustee (on behalf of the Class DP REMIC or the Class ST REMIC, as applicable) shall adopt a plan of complete liquidation of the Class DP REMIC or the Class ST REMIC, as applicable, which plan shall in each case meet the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the federal income tax return of each applicable REMIC
Pool;

               (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the
REMIC III Certificates and the Class A-4FL Certificates, the Class DP
Certificates, or the Class ST Certificates, as applicable, the Trustee shall sell all of the assets of REMIC I, the Class DP REMIC or the Class ST REMIC, as
applicable, for cash at the Termination Price; provided that the Termination
Price shall be calculated separately with respect to each of REMIC I, the Class
DP REMIC and the Class ST REMIC, in each case calculated as set forth in the definition of Termination Price but solely with respect to the Majority Mortgage
Loans, the DCT Industrial Portfolio C Note and the 633 17th Street B Note,
respectively; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust or REMIC I, the amount to be paid by such
Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

               (iii) At the time of the making of the final payment on the REMIC
III Certificates and the Class A-4FL Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests (B) to the Holders of the Class R-II
Certificates all assets of REMIC II remaining after such final payment of the
REMIC II Regular Interests and (C) to the Holders of the Class R-III
Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims; and at the time of the making of the final payment on the Class DP Certificates or the Class ST Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates, all assets of the Class DP REMIC or the Class ST
REMIC, as applicable, remaining after such final payment of the Class DP
Certificates or the Class ST Certificates, as applicable; and upon the making of the final payment to all Residual Certificates all assets of the related REMIC
Pool(s), the Trust shall terminate; and

               (iv) In no event may the final payment on the Class A-4FL
Certificates, the Class DP Certificates, the Class ST Certificates, REMIC I
Regular Interests,

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REMIC II Regular Interests or REMIC III Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation of the applicable REMIC Pool is adopted.

          (b) By their acceptance of the Class R-I, Class R-II or Class R-III
Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the related REMIC Pool(s), and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders,
respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

          SECTION 11.1 LIMITATION ON RIGHTS OF HOLDERS.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as otherwise expressly provided herein, no
Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the
Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any
Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder, solely by virtue of its status as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the
Holders of Certificates evidencing not less than 50% of the Aggregate Principal
Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as
Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of such Certificates, or to obtain or

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seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.2 ACCESS TO LIST OF HOLDERS.

          (a) If the Paying Agent is not acting as Certificate Registrar, the
Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each
Class as of the most recent Record Date.

          (b) If the Depositor, the Operating Adviser, the Special Servicer, the
Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single
"applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer
and the Trustee that neither the Depositor, the Certificate Registrar, the
Paying Agent, the Master Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 11.3 ACTS OF HOLDERS OF CERTIFICATES.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by
Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the
Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the
Depositor and the Paying Agent, if made in the manner provided in this Section.
The Trustee

                                      325

agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future
Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the
Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

          The provisions of this Article XII shall apply to each REMIC Pool, the
Class A-4FL Grantor Trust and the Excess Interest Grantor Trust, as applicable.

          SECTION 12.1 REMIC ADMINISTRATION.

          (a) An election will be made by the Paying Agent on behalf of the
Trustee to treat the segregated pool of assets consisting of the DCT Industrial
Portfolio C Note (including any Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate
Account, the DCT Industrial Portfolio C Note Distribution Account and the
Reserve Account, the Insurance Policies and any related amounts in the REO
Account and any related REO Properties as a REMIC (the "Class DP REMIC") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Class DP Certificates are issued. For purposes of such election, the Class DP Certificates shall be designated as the "regular interests" in the Class DP REMIC and the Class R-DP
Residual Interest shall be designated as the sole class of "residual interests"
in the Class DP REMIC.

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          An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the 633 17th Street B Note, such amounts with respect thereto as shall from time to time be held in the
Certificate Account, the Interest Reserve Account, the 633 17th Street B Note
Distribution Account and the Reserve Account, the Insurance Policies and any
related amounts in the REO Account and any related REO Properties as a REMIC
(the "Class ST REMIC") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Class ST Certificates are issued. For purposes of such election, each Class of Class ST Certificates shall each be designated as a separate class of
"regular interests" in the Class ST REMIC and the Class R-ST Residual Interest
shall be designated as the sole class of "residual interests" in the Class ST
REMIC.

          An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Majority Mortgage Loans
(other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Interest
Reserve Account, the Reserve Account and the Distribution Account (exclusive of the Excess Interest Sub-account), the Insurance Policies and any related amounts in the REO Account and any related REO Properties as a REMIC ("REMIC I") under the Code, other than any portion of the foregoing amounts allocable to a B Note or Serviced Companion Mortgage Loan. Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I
Regular Interests shall each be designated as a separate Class of "regular interests" in REMIC I and the REMIC I Residual Interest shall be designated as the sole Class of "residual interests" in REMIC I.

          An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC
II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the
REMIC II Interests are issued. For the purposes of such election, the REMIC II
Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole Class of the
"residual interests" in REMIC II.

          An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC
III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the
REMIC III Certificates and the Class A-4FL Certificates are issued. For purposes of such election, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-M, Class A-J, Class X, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole Class of "residual interests" in REMIC III.

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          The Trustee and the Paying Agent shall not permit the creation of any
"interests" (within the meaning of Section 860G of the Code) in any of the REMIC
Pools other than the Class DP Certificates, the Class ST Certificates, REMIC I
Regular Interests, the REMIC II Regular Interests, the REMIC III Regular
Certificates, the Class A-4FL Regular Interest and the Residual Certificates.

          (b) The Closing Date is hereby designated as the "Startup Day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

          (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue
Service or state tax authorities.

          (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal
Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal
Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer.
The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

          (e) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the
Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the
Master Servicer and the Special Servicer shall provide on a timely basis to the
Paying Agent or its designee such information with respect to the Trust or any
REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as
Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee and the Paying Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees)
incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special
Servicer shall indemnify the Trustee, the Paying Agent and the Depositor for any
liability or assessment against the Trustee, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in

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the information provided by the Master Servicer or the Special Servicer, as the
case may be, or caused by the negligence, willful misconduct or bad faith of the
Master Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicer, the Depositor or any REMIC Pool for any
expense incurred by the Master Servicer, the Depositor and any REMIC Pool
resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section
12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Paying Agent or the Special Servicer, or the
termination of this Agreement.

          (f) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such
REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue
Service or other Persons (including, but not limited to, the Transferor of a
Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to
the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

          (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying
Agent as the Depositor may reasonably request in writing. Moreover, the Paying
Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal
Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

          (h) The Holder of more than 50% of the Percentage Interests in Class
R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no
Holder holds more than 50% thereof), shall be the Tax Matters Person for REMIC
I, the Class DP REMIC and the Class ST REMIC in the case of the Class R-I
Certificates, REMIC II in the case of the Class R-II Certificates and REMIC III in the case of the Class R-III Certificates. The duties of the Tax Matters
Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such

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Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying
Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (i) The Trustee, the Paying Agent, the Holders of the Residual
Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer,
within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and each of the Class A-4FL Grantor Trust and the Excess Interest Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

          (j) The Trustee, the Paying Agent, the Master Servicer, the Special
Servicer, and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section
860F(a)(2)) or (iii) endanger the status of the Class A-4FL Grantor Trust or the
Excess Interest Grantor Trust as a grantor trust unless the Trustee and the
Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, or the Holders of the Residual Certificates to undertake such action.

          (k) In the event that any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section
860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC
Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement;
(ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement; (iii) the
Master Servicer, if such tax arises out of

                                      330

or results from a breach by the Master Servicer of any of its obligations under this Agreement; and (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO
Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

          (l) The Paying Agent and, to the extent that books and records are maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the
Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each
REMIC Pool's investments to show that such REMIC Pool has complied with the
REMIC Provisions.

          (m) Neither the Trustee, the Paying Agent, the Master Servicer nor the
Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

          (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the
Paying Agent within ten (10) days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the
Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent and each
REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent and each
REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying
Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this
Agreement and the termination or resignation of the Paying Agent.

          The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all

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of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section
12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

          (o) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each
REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (p) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury
Regulations, the "latest possible maturity date" for each Class of Certificates representing a regular interest in the Class DP REMIC, the Class ST REMIC and
REMIC III, for the Class A-4FL Regular Interest, for each Class of REMIC I
Regular Interests and for each Class of REMIC II Regular Interests is the Rated
Final Distribution Date.

          SECTION 12.2 PROHIBITED TRANSACTIONS AND ACTIVITIES. Neither the
Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans
(except in a disposition pursuant to (i) the foreclosure or default of a
Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section
860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or
Distribution Account for gain, nor accept any contributions to any REMIC Pool
(other than a cash contribution during the 3-month period beginning on the
Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B)
affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool
(except pursuant to the provisions of this Agreement) or (D) cause any REMIC
Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

          SECTION 12.3 MODIFICATIONS OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the
Master Servicer nor the Special Servicer shall permit any modification of a
Money Term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable or a Specially Serviced Mortgage Loan unless (i) the
Trustee, the Special Servicer, the Paying Agent and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue
Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced
Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of

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Section 1.860G-2(b) of the Treasury Regulations) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

          SECTION 12.4 LIABILITY WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC
STATUS. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the
REMIC Provisions due to the negligent performance by either the Trustee or the
Paying Agent of its respective duties and obligations set forth herein, the
Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC
Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the
Special Servicer, the Trustee (with respect to the Paying Agent), the Paying
Agent (with respect to the Trustee), the Depositor or the Holders of such
Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the
Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

          SECTION 12.5 CLASS A-4FL GRANTOR TRUST AND EXCESS INTEREST GRANTOR
TRUST.

          (a) The assets of the Excess Interest Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loans (other than the DCT
Industrial Portfolio C Note) and the Excess Interest Sub-account, shall be held by the Paying Agent for the benefit of the Holders of the Class T Certificates, which Class T Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. The Class A-4FL
Certificates are hereby designated as undivided beneficial interests in the
Class A-4FL Regular Interest, the Swap Contract and the proceeds thereof in the
Floating Rate Account, which portions of the Trust Fund will be treated as a grantor trust within the meaning of subpart E, part I of Subchapter J of the
Code. It is intended that the portion of the Trust consisting of the Excess
Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment.
Under no circumstances may the Paying Agent vary the assets of the Class A-4FL
Grantor Trust or the Excess Interest Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the
Class A-4FL Certificates or the Class T Certificates. The Paying Agent shall be deemed to hold and shall account for each of the Class A-4FL Grantor Trust and the Excess Interest Grantor Trust separate and apart from the assets of the
Class DP REMIC, the Class ST REMIC, REMIC I, REMIC II and REMIC III created hereunder.

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          (b) The parties intend that the portions of the Trust consisting of the Class A-4FL Grantor Trust and the Excess Interest Grantor Trust shall constitute, and that the affairs of the Trust (exclusive of the REMIC Pools)
shall be conducted so as to qualify such portion as, a "grantor trust" under the
Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class A-4FL Certificateholders and the Class T
Certificateholders and shall file, or cause to be filed with the Internal
Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income and expenses relating to their shares of the income and expenses of the Class A-4FL Grantor Trust and the
Excess Interest Grantor Trust, respectively, and with respect to the Class A-4FL
Grantor Trust and the Excess Interest Grantor Trust, on the cash or accrual method of accounting and so as to enable reporting to Holders of Class A-4FL
Certificates and the Class T Certificates, respectively, based on their annual accounting period, at the time or times and in the manner required by the Code.

                                  ARTICLE XIII
               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

          SECTION 13.1 INTENT OF THE PARTIES; REASONABLENESS.

          Except with respect to Section 13.9, Section 13.10 and Section 13.11, the parties hereto acknowledge and agree that the purpose of Article XIII of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Depositor nor the Paying Agent shall exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or (except with respect to Section 13.9, Section 13.10 or Section 13.11)
for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the
Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, or otherwise, and agree to comply with requests made by the Depositor or the Paying Agent in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Morgan Stanley Capital I Inc., Series 2006-HQ9 transaction, each of the
Master Servicer, the Special Servicer, any Primary Servicer, the Trustee (so
long as it is a Servicing Function Participant) and the Paying Agent shall cooperate fully with the Depositor and the Paying Agent, as applicable, to deliver or make available to the Depositor or the Paying Agent, as applicable
(including any of their assignees or designees), any and all statements, reports, certifications, records and any other information in its possession and necessary in the good faith determination of the Depositor or the Paying Agent, as applicable, to permit the Depositor to comply with the provisions of
Regulation AB, together with such disclosure relating to the Master Servicer, the Special Servicer, any Primary Servicer, the Trustee and the Paying Agent, as
applicable, and any Sub-Servicer, or the Servicing of the Mortgage Loans,
reasonably believed by the Depositor or the Paying Agent, as applicable, to be necessary in order to effect such compliance. None of the Master Servicer, the
Primary Servicer, the Trustee or the Special Servicer are responsible for filing any Exchange Act report with the Commission.

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          SECTION 13.2 INFORMATION TO BE PROVIDED BY THE MASTER SERVICER, THE
SPECIAL SERVICER, ANY PRIMARY SERVICER AND THE PAYING AGENT.

          (a) For so long as the Trust, and with respect to any Serviced
Companion Mortgage Loan that is deposited into an Other Securitization, such
Other Securitization, is subject to the reporting requirements of the Exchange
Act, the Master Servicer, the Special Servicer, any Primary Servicer, the
Trustee and the Paying Agent shall (and each of the Master Servicer, the Special
Servicer, any Primary Servicer, the Trustee and the Paying Agent, as applicable, shall (a) use reasonable efforts to cause each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the
Mortgage Loans, to) (i) notify the Depositor, or the depositor in the Other
Securitization with respect to the related Serviced Companion Mortgage Loan, in writing of (A) any litigation or governmental proceedings pending against the
Master Servicer, the Special Servicer, any Primary Servicer, the Trustee, the
Paying Agent or such Sub-Servicer, as the case may be, or with respect to any of its property, that, in each such case, would be material to Certificateholders and (B) any affiliations of the type described in Item 1119(a) of Regulation AB or relationships of the type described in Item 1119(a) of Regulation AB that develop following the Closing Date between the Master Servicer, the Special
Servicer, any Primary Servicer, the Trustee or the Paying Agent (or, if
applicable, any Sub-Servicer) (and any other parties identified in writing by the requesting party), on the one hand, and any other such party on the other, as the case may be, as such affiliation or relationship relates to the Morgan
Stanley Capital I Inc., Series 2006-HQ9 transaction (or an Other Securitization, if applicable), and (ii) provide to the Depositor a description of such legal proceedings, affiliations or relationships, in each case, in a form that would enable the Depositor to satisfy its reporting obligations under Item 1117 or
1119 of Regulation AB, as applicable.

          (b) In connection with the succession to the Master Servicer, the
Special Servicer, any Primary Servicer, any Additional Servicer, any
Sub-Servicer or the Trustee as servicer or trustee under this Agreement by any
Person (i) into which the Master Servicer, the Special Servicer, any Primary
Servicer, any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Special Servicer, any Primary Servicer,
any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, the Master Servicer, the Special Servicer, any Primary Servicer, any Additional
Servicer, any Sub-Servicer or the Trustee, as the case may be, shall (and each of the Master Servicer, the Special Servicer, any Primary Servicer or the
Trustee, as applicable, shall (a) use reasonable efforts to cause each
Additional Servicer and each Sub-Servicer (other than any party to this
Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each
Additional Servicer and each Sub-Servicer (other than any party to this
Agreement) with which it has entered into a servicing relationship after the
Closing Date with respect to the Mortgage Loans, to) provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory

                                      335

to the Depositor, all information reasonably requested by the Depositor so that it may comply with its reporting obligation under Item 6.02 of Form 8-K as it relates to the Servicing Function with respect to any class of Certificates.

          (c) With respect to any Serviced Companion Mortgage Loan that is deposited into an Other Securitization, the Master Servicer, any Primary
Servicer (if applicable), the Special Servicer, the Trustee and the Paying Agent
will take all actions reasonably requested of it to enable such Other
Securitization to comply with Regulation AB. For the avoidance of doubt and without limiting the foregoing, the Master Servicer, the Special Servicer, any
Primary Servicer, the Trustee and the Paying Agent will, if requested by the depositor for such Other Securitization, provide disclosure (in substantially the same form as the disclosure provided in the Prospectus Supplement, to the extent necessary to comply with Regulation AB) regarding the Master Servicer, the Primary Servicer, the Special Servicer, the Trustee and the Paying Agent,
respectively, as reasonably and in good faith determined by the depositor in such Other Securitization to be required by Regulation AB for inclusion in disclosure documents with respect to such Other Securitization, together with
(other than with respect to the Trustee) an opinion of counsel as to the compliance of such disclosure with the requirements of Regulation AB and indemnification substantially similar to that provided in connection with the offering of the Certificates regarding damages incurred in connection with the non-compliance with the requirements of Regulation AB relating to the disclosure referred to in this sentence.

          SECTION 13.3 FILING OBLIGATIONS.

          The Master Servicer, the Special Servicer, any Primary Servicer, the
Paying Agent, the Trustee and each Sub-Servicer shall, and the Master Servicer, the Special Servicer, any Primary Servicer, the Paying Agent, the Trustee and
each Sub-Servicer, as applicable, shall (a) use reasonable efforts to cause each
Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Sub-Servicer (other than any party to this
Agreement) with which it has entered into a servicing relationship after the
Closing Date with respect to the Mortgage Loans, to, reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act.

          SECTION 13.4 FORM 10-D FILINGS. Within 15 calendar days after each
Distribution Date (the "10-D Filing Deadline") (subject to permitted extensions under the Exchange Act), the Paying Agent shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Paying Agent shall file each Form 10-D with a copy of the related Monthly Certificateholder's Report attached thereto. Any necessary disclosure in addition to the Monthly Certificateholder's Report that is required to be included on Form 10-D ("Additional Form 10-D Disclosure")
shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XV and directed to the Depositor and the Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D
Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Schedule XV) absent such reporting, direction and approval.

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          For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Schedule XV hereto, within 5 calendar days after the related Distribution Date, each Person identified on Schedule XV shall be required to provide to the Depositor and the Paying Agent (or, with respect to any Serviced Companion Mortgage Loan that is deposited into an Other
Securitization, the depositor and the trustee in such Other Securitization), to the extent known by such person, the form and substance of the corresponding
Additional Form 10-D Disclosure set forth on Schedule XV, if applicable, and in form readily convertible to an EDGAR-compatible form, or in such other form as otherwise agreed by the Depositor, the Paying Agent and such party. Each Person set forth on Schedule XV hereto shall include with such Additional Form 10-D
Disclosure an Additional Disclosure Notification in the form attached hereto as
Schedule XVIII. The Paying Agent shall provide prompt notice to the Depositor
(or, with respect to a Serviced Companion Loan deposited into an Other
Securitization, the depositor and the trustee in such Other Securitization) to the extent the Paying Agent is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from such party. The Paying Agent shall have no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XV of their duties under this paragraph or proactively solicit or procure from any such parties any
Additional Form 10-D Disclosure information. Unless otherwise directed by the
Depositor, and subject to any comments received to such disclosure from the
Depositor by the 2nd calendar day after such 5th calendar day after the related
Distribution Date, the Paying Agent shall include the form and substance of the
Additional Form 10-D Disclosure on the related Form 10-D. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Additional Form 10-D
Disclosure on Form 10-D pursuant to this paragraph. Any notice delivered to the
Paying Agent pursuant to this paragraph shall be delivered by facsimile to (312)
904-2084 and by email to edgar@abnamro.com or such other address as may hereafter be furnished by the Paying Agent to the other parties in writing.

          On or prior to the close of business on the 11th calendar day (or if such day is not a Business Day, the immediately preceding Business Day) after the related Distribution Date the Paying Agent shall prepare and deliver electronically the Form 10-D to the Depositor for review. No later than the end of business on the 12th calendar day after the related Distribution Date, the
Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of any changes to such Form 10-D. No later than the end of business on the 13th calendar day after the related Distribution Date, the
Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of its approval of such Form 10-D, and shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Paying Agent. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange
Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the
Paying Agent, with respect to each Form 10-D, to check "yes" for each item unless the Paying Agent has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be "no" for an item which notice shall be delivered to the Paying Agent no later than the end of business on the 13th calendar day after the related Distribution Date.
The Paying Agent shall (a) file such Form 10-D not later than 5:30 p.m. (New
York City time) on the 15th calendar day after

                                      337

the related Distribution Date or (b) use commercially reasonable best efforts to file such Form 10-D, if the Paying Agent received the signed Form 10-D after the signing deadline set forth in Section 13.14, not later than 5:30 p.m. (New York
City time) on the 15th calendar day after the related Distribution Date;
provided that if the Paying Agent cannot file the Form 10-D prior to the deadline set forth in the immediately preceding clause (b), the Paying Agent shall file such Form 10-D as soon as possible thereafter. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the
Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent shall promptly, pursuant to Section
5.4, make available on its internet website a final executed copy of each Form
10-D. The parties to this Agreement acknowledge (and each Additional Servicer and each Servicing Function Participant shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.4 related to the timely preparation and filing of Form 10-D is contingent upon such parties (and, to the extent applicable, any Additional Servicer or
Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section 13.4. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution or file such Form 10-D where such failure results from the Paying Agent's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. Any notices or draft Form 10-D delivered to the Depositor pursuant to this Section 13.4 shall be delivered by email to ms_cmbs_filings@morganstanley.com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.

          SECTION 13.5 FORM 10-K FILINGS.

          On or prior to 5:30 p.m. (New York City time) on the 90th calendar day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Paying Agent shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.
Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Paying Agent within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each
Reporting Servicer, as set forth under Section 13.9, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as set forth under Section 13.10, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 13.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 13.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting
Servicer, as set forth under Section 13.11, and (B) if any registered public accounting firm attestation report described under Section 13.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and (iv) a Sarbanes-Oxley Certification as set forth in Section 13.6. Any disclosure or information in addition to (i) through

                                      338

(iv) above that is required to be included on Form 10-K ("Additional Form 10-K
Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XVI and directed to the Depositor and the
Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional
Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Schedule XVI) absent such reporting, direction and approval.

          For so long as the Trust, and, with respect to any Serviced Companion
Mortgage Loan, the trust in the related Other Securitization, are subject to the reporting requirements of the Exchange Act, no later than March 7th of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, each Person identified on Schedule
XVI shall be required to provide to the Depositor (or, with respect to any
Serviced Companion Mortgage Loan that is deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) and the Paying
Agent, to the extent known by such Person, the form and substance of the corresponding Additional Form 10-K Disclosure as set forth on Schedule XVI, if applicable, and in a form that is readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying Agent and such Person.
Each Person set forth on Schedule XVI hereto shall include with such Additional
Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Schedule XVIII. The Paying Agent shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent the
Paying Agent is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from such party. The
Paying Agent has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XVI of their duties under this paragraph or to proactively solicit or procure from such parties any Additional
Form 10-K Disclosure information. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by
March 15th, the Paying Agent shall include the form and substance of the
Additional Form 10-K Disclosure on the related Form 10-K. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Additional Form 10-K
Disclosure on Form 10-K pursuant to this paragraph. Any notice delivered to the
Paying Agent pursuant to this paragraph shall be delivered by facsimile to (312)
904-2084 and by email to edgar@abnamro.com, or such other address as may hereafter be furnished by the Paying Agent to the other parties in writing.

          On or prior to noon (New York City time) on March 23rd (or if such day is not a Business Day the immediately preceding Business Day), the Paying Agent shall prepare and deliver electronically a draft copy of the Form 10-K to the
Depositor for review. No later than 5:00 p.m. (New York City time) on the 3rd
Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Paying Agent. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Paying
Agent, with respect to each

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Form 10-K, to check "yes" for each item unless the Paying Agent has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be "no" for an item which notice shall be delivered to the Paying Agent no later than 5:00 p.m. (New York City time) on the 3rd
Business Day prior to the 10-K Filing Deadline. The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed
Form 10-K needs to be amended, the Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent shall, pursuant to Section 5.4, make available on its internet website a final executed copy of each Form 10-K. The signing party at the Depositor can be contacted at the address identified in Section 14.5. The parties to this
Agreement acknowledge (and each Additional Servicer and each Servicing Function
Participant shall be required to acknowledge) that the performance by the Paying
Agent of its duties under this Section 13.5 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article
XIII. The Paying Agent shall have no liability with respect to any failure to properly prepare, arrange for execution or file such Form 10-K resulting from the Paying Agent's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct. Any notices or draft Form 10-K delivered to the
Depositor pursuant to this Section 13.5 shall be delivered by email to
ms_cmbs_filings@morganstanley.com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.

          If a Form 10-K is permitted to be filed notwithstanding any missing information for inclusion therein, the Paying Agent shall nonetheless file such
Form 10-K and, if Regulation AB (or Form 10-K itself) permits the inclusion of an explanation why such information is missing, the Paying Agent shall include such explanation of the circumstances (such explanation to be based solely on such notice regarding the same as may have been delivered to the Paying Agent by the person responsible for the missing information).

          SECTION 13.6 SARBANES-OXLEY CERTIFICATION.

          Each Form 10-K shall include a certification (the "Sarbanes-Oxley
Certification"), exactly as set forth in Exhibit CC attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting
Servicer shall, and each Reporting Servicer shall (a) use reasonable efforts to cause each Servicing Function Participant (other than any party to this
Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each
Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to, provide to the Person who signs the
Sarbanes-Oxley Certification (the "Certifying Person"), by noon (New York City time) on March 15th (with no grace period) of each year subsequent to the fiscal year in which the Trust is subject to the reporting requirements of the Exchange
Act and otherwise within a reasonable period of time upon request, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit CC-1, upon which the Certifying Person, the entity for which the
Certifying Person acts as an officer, and such entity's officers, directors and
Affiliates (collectively with the Certifying Person, "Certification Parties")
can reasonably

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rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the
Certifying Person can be contacted at the address identified in Section 14.5. If any Reporting Servicer is terminated or resigns pursuant to the terms of this
Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a
Performance Certification and a reliance certificate to the Certifying Person pursuant to this Section 13.6 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

          Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 13.9, (ii) annual report on assessment of compliance with Servicing Criteria provided pursuant to Section
13.10 and (iii) registered public accounting firm attestation report provided pursuant to Section 13.11 and shall include a certification that each such annual report on assessment of compliance discloses any material instances of noncompliance described to the registered public accountants of such Reporting
Servicer to enable such accountants to render the attestation provided for in
Section 13.11.

          If any Serviced Companion Mortgage Loan is deposited into a commercial mortgage securitization, and the applicable Reporting Servicer is provided with contact information therefor, such Reporting Servicer shall provide to the
Person who signs the Sarbanes-Oxley Certification with respect to an Other
Securitization a Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to the related Serviced Companion Mortgage Loan), upon which such certifying person, the entity for which the certifying person acts as an officer, and such entity's officers, directors and Affiliates can reasonably rely. With respect to any
Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the Master Servicer will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Mortgage
Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Servicer
Mortgage Loan Paying Agent and the Non-Serviced Mortgage Loan Trustee in form and substance similar to a Performance Certification or in the form specified in the Non-Serviced Mortgage Loan Pooling and Servicing Agreement. With respect to the 633 17th Street B Note serviced under the MLMT 2006-C1 Pooling and Servicing
Agreement, the Master Servicer will use its reasonable efforts to procure a
Sarbanes-Oxley back-up certification from the MLMT 2006-C1 Master Servicer, the
MLMT 2006-C1 Special Servicer, MLMT 2006-C1 Paying Agent and the MLMT 2006-C1
Trustee in form and substance similar to a Performance Certification or in the form specified in the MLMT 2006-C1 Pooling and Servicing Agreement. The Master
Servicer shall promptly forward to the Paying Agent and the Depositor any such
Sarbanes-Oxley back-up certification received by the Master Servicer.

          SECTION 13.7 FORM 8-K FILINGS.

          Within four (4) Business Days after the occurrence of an event requiring disclosure (the "8-K Filing Deadline") under Form 8-K (each a
"Reportable Event"), the Paying Agent shall prepare and file on behalf of the
Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the
Certificates. Any disclosure or information related to a Reportable Event or that is otherwise

                                       341

required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by any party set forth on Schedule XVII to which such Reportable Event relates and such Form 8-K
Disclosure Information shall be directed to the Depositor and the Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure
Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Schedule XVII) absent such reporting, direction and approval.

          As set forth on Schedule XVII hereto, for so long as the Trust, and, with respect to any Serviced Companion Mortgage Loan, the trust in the related
Other Securitization, are subject to the Exchange Act reporting requirements, no later than noon (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the applicable Person identified on such
Schedule XVII shall be required to provide written notice to the Depositor (or with respect to any Serviced Companion Mortgage Loan that is deposited into an
Other Securitization, the depositor and the trustee in such Other
Securitization) and the Paying Agent of, to the extent known by such Person, the form and substance of the corresponding Form 8-K Disclosure Information, as set forth on Schedule XVII, if applicable, and in a form that is readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying
Agent and such Party. Each Person set forth on Schedule XVII hereto shall include with such Form 8-K Disclosure Information an Additional Disclosure
Notification in the form attached hereto as Schedule XVII. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by the close of business on the 2nd Business Day after such Reportable Event, the Paying Agent shall include the form and substance of the Form 8-K Disclosure Information on the related Form 8-K. The
Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Form 8-K
Disclosure Information on Form 8-K pursuant to this paragraph. Any notice delivered to the Paying Agent pursuant to this paragraph shall be delivered by facsimile to (312) 904-2084 and by email to edgar@abnamro.com or such other address as may hereafter be furnished by the Paying Agent to the other parties in writing.

          No later than noon (New York City time) on the 3rd Business Day after the Reportable Event, the Paying Agent shall prepare the Form 8-K. No later than the end of business on the 3rd Business Day after the Reportable Event, the
Depositor (or with respect to any Serviced Companion Mortgage Loan that is deposited into an Other Securitization, the depositor in such Other
Securitization) shall sign the Form 8-K. If so directed by the Depositor, the
Paying Agent shall (a) file such Form 8-K, upon signature thereof as provided in
Section 13.14, not later than 5:30 p.m. (New York City time) on the 4th Business
Day after the related Reportable Event or (b) use reasonable best efforts to file such Form 8-K, if the Paying Agent received the signed Form 8-K after the end of business on the 3rd Business Day after the Reportable Event, not later than 5:30 pm (New York City time) on the 4th Business Day after the related
Reportable Event; provided that, if the Paying Agent cannot file the Form 8-K prior to the deadline set forth in the immediately preceding clause (b), the
Paying Agent shall file such Form 8-K as soon as possible thereafter. If a Form
8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Paying Agent will follow the procedures set forth in Section
13.8(b). After filing with the Commission, the Paying Agent will, pursuant to
Section 5.4, make available on its internet website a final executed copy of each Form 8-K. The parties to this

                                       342

Agreement acknowledge (and each Additional Servicer and each Servicing Function
Participant shall be required to acknowledge) that the performance by the Paying
Agent of its duties under this Section 13.7 related to the timely preparation and filing of Form 8-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section
13.7. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form
8-K, not resulting from its own negligence, bad faith or willful misconduct;
provided, however, that the Paying Agent shall prepare, arrange for execution and file such Form 8-K where such information from such other party is not received on a timely basis or not provided by such other party. Any notices or draft Form 8-K delivered to the Depositor pursuant to this Section 13.7 shall be delivered by email to ms_cmbs_filings@morganstanley.com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.

          Notwithstanding the second preceding paragraph, the Master Servicer, the Special Servicer, any Primary Servicer, the Paying Agent, the Trustee, each
Sub-Servicer and each Servicing Function Participant, shall promptly notify (and the Master Servicer, the Special Servicer, the Primary Servicer, the Paying
Agent, the Trustee each Sub-Servicer and each Servicing Function Participant shall (a) use reasonable efforts to cause each Sub-Servicer and each Servicing
Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Sub-Servicer and each Servicing
Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the
Mortgage Loans, to promptly notify) the Depositor and the Paying Agent, but in no event later than noon on the 2nd Business Day after its occurrence, of any
Reportable Event of which it has actual knowledge to the extent such party is identified as a "Responsible Party" on Schedule XVII with regard to such
Reportable Event.

          SECTION 13.8 FORM 15 FILING; INCOMPLETE EXCHANGE ACT FILINGS;
AMENDMENTS TO EXCHANGE ACT REPORTS.

          (a) On or before January 30 of the first year in which the Paying
Agent is able to do so under applicable law, the Paying Agent shall file a Form
15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 13.4, 13.5 and 13.7
(and the obligations of the Primary Servicer under clauses (i), (ii) and (iii)
of Section 5.13(c) of the Primary Servicing Agreement) shall be suspended for so long as neither the Trust nor, with respect to any Serviced Companion Mortgage
Loan, the trust in the related Other Securitization, is subject to the reporting requirements of the Exchange Act. The Paying Agent shall provide each Reporting
Servicer with notice (which notice may be sent via facsimile or by email) if the
Paying Agent does not file such Form 15 Suspension Notification pursuant to this
Section 13.8(a).

          (b) The Paying Agent shall promptly notify the Depositor (which notice may be sent by facsimile or by email and which shall include the identity of those Reporting Servicers

                                       343

who did not deliver such information) and each Reporting Servicer that failed to deliver such information required to be delivered by it under this Agreement, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this
Agreement is not delivered to it within the delivery deadlines set forth in this
Agreement (including annual compliance statements pursuant to Section 13.9, annual reports on assessment of compliance with servicing criteria pursuant to
Section 13.10 and attestation reports pursuant to Section 13.11). If the Paying
Agent is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information either was not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Paying Agent shall promptly notify the Depositor (which may be sent by facsimile or by email, and which notice shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) and each Reporting Servicer that failed to make such delivery. In the case of Form 10-D and Form 10-K, each such Reporting Servicer shall cooperate with the Depositor and the Paying Agent to prepare and file a
Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule
12b-25 of the Exchange Act, which forms shall be filed no later than one calendar day after the due date for the related Form 10-D or Form 10-K, as applicable. In the case of Form 8-K, the Paying Agent shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D that is required to be filed on behalf of the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Paying Agent shall notify the Depositor and such other parties as may be required and such parties shall cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form
10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form
10-K shall be signed, in the case of Form 15, Form 12b-25 or any amendment to
Form 8-K or Form 10-D, by a duly authorized officer of the Depositor, and in the case of Form 10-K, by a senior officer of the Depositor in charge of securitization. The parties to this Agreement acknowledge (and each Additional
Servicer and each Servicing Function Participant shall be required to acknowledge) that the performance by the Paying Agent of its duties under this
Section 13.8 related to the timely preparation and filing of Form 15, a Form
12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or
Servicing Function Participant) performing their duties under this Section. The
Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or
Form 10-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form
12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

          SECTION 13.9 ANNUAL COMPLIANCE STATEMENTS. The Master Servicer, the
Special Servicer, the Primary Servicer and the Paying Agent and each
Sub-Servicer (each a "Certifying Servicer") shall (and the Master Servicer, the
Special Servicer, the Primary Servicer and the Paying Agent shall (a) use reasonable efforts to cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing
Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Sub-

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Servicer with which it has entered into a servicing relationship after the
Closing Date with respect to the Mortgage Loans, to) deliver electronically to the Depositor, the Paying Agent and the Trustee on or before March 7th, with respect to any Additional Servicer and each Sub-Servicer (excluding the Primary
Servicer), or March 15th or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), with respect to the Master
Servicer, the Special Servicer, the Primary Servicer or the Paying Agent, of
each year, commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying
Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an
Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Certifying Servicer shall, and the Master
Servicer, the Special Servicer, the Primary Servicer and the Paying Agent shall
(a) use reasonable efforts to cause each Additional Servicer and each
Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each
Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage
Loans, to, forward a copy of each such statement to the Rating Agencies and the
Operating Adviser. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement. None of the Certifying Servicers or any Additional Servicer or any Sub-Servicer shall be required to deliver, or to endeavor to cause the delivery of, any such Officer's Certificate until April
15, in the case of a Certifying Servicer, or April 1, in the case of any
Additional Servicer (excluding the Primary Servicer) or any Sub-Servicer
(excluding the Primary Servicer), in any given year so long as it has received written confirmation (which shall be provided prior to March 1) from the
Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

          If any Serviced Companion Mortgage Loan is deposited into an Other
Securitization, each Certifying Servicer, to the extent applicable, shall provide, if requested by a party to the Other Pooling and Servicing Agreement, an Officer's Certificate as set forth in this Section. With respect to any
Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the Master Servicer will use reasonable best efforts to procure an Officer's Certificate as set forth in this Section, or in the form specified in the applicable Non-Serviced Pooling and Servicing Agreement, from the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan
Special Servicer and the Non-Serviced Mortgage Loan Trustee in form and substance similar to the Officer's Certificate described in this Section. With respect to the 633 17th Street B Note serviced under the MLMT 2006-C1 Pooling and Servicing Agreement, the Master Servicer will use reasonable best efforts to procure an Officer's Certificate as set forth in this Section, or in the form specified in the MLMT 2006-C1 Pooling and Servicing Agreement from the MLMT
2006-C1 Master Servicer,

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the MLMT 2006-C1 Special Servicer and the MLMT 2006-C1 Trustee in form and substance similar to a Performance Certification described in this Section. The
Master Servicer shall promptly forward to the Paying Agent and the Depositor any such Officer's Certificate received by the Master Servicer.

          SECTION 13.10 ANNUAL REPORTS ON ASSESSMENT OF COMPLIANCE WITH
SERVICING CRITERIA. By March 15th or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), with respect to the
Master Servicer, the Special Servicer, the Primary Servicer, the Paying Agent
and the Trustee (if the Trustee is a Reporting Servicer with respect to the applicable fiscal year), of each year, commencing in March 2007, the Master
Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Paying Agent, the Primary
Servicer and the Trustee, each at its own expense, shall furnish electronically
(and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), to the Trustee, the Paying Agent and the Depositor, with a copy to the Rating Agencies and the Operating Adviser, a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 13.5, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting
Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

          No later than the end of each fiscal year for the Trust for which a
Form 10-K is required to be filed, the Master Servicer, the Special Servicer, the Primary Servicer and the Trustee shall each forward to the Paying Agent and the Depositor the name and address of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function
Participant. When the Master Servicer, the Special Servicer, the Primary
Servicer, the Trustee and each Sub-Servicer submit their respective assessments by March 7th or March 15th, as applicable, to the Paying Agent, each such party shall also at such time include, in its submission to the Paying Agent, the assessment (and attestation pursuant to Section 13.11) of each Servicing
Function Participant engaged by it.

          Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the
Primary Servicer, the Paying Agent, the Trustee and any Servicing Function
Participant as to the nature of any material instance of noncompliance

                                       346

with the Relevant Servicing Criteria by the Master Servicer, the Primary
Servicer, the Special Servicer, the Paying Agent, the Trustee or any Servicing
Function Participant, respectively, and (ii) the Paying Agent shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Schedule XIV and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Primary
Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April
15 in the case of the Master Servicer, the Special Servicer, the Primary
Servicer or the Trustee, or April 1 in the case of any Servicing Function
Participant, in any given year so long as it has received written confirmation
(which shall be provided prior to March 1) from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 13.10 by the Master Servicer, the Special Servicer, the
Primary Servicer, the Paying Agent or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties'
obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

          If any Serviced Companion Mortgage Loan is deposited into an Other
Securitization, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage
Loan), the Primary Servicer, if applicable, the Paying Agent and the Trustee, each at its own expense, shall furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause each Servicing Function
Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), if requested by a party to the Other Pooling and Servicing Agreement, an annual report on assessment of compliance as set forth in this Section and an attestation as set forth in Section 13.11. With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, the Master Servicer will use reasonable best efforts to procure an annual report on assessment of compliance as set forth in this Section and an attestation as set forth in Section 13.11 from the
Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special
Servicer, the Non-Serviced Mortgage Loan Paying Agent and the Non-Serviced
Mortgage Loan Trustee in form and substance similar to the annual report on assessment of compliance described in this Section and the attestation described in Section 13.11 or in the form required under the Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. With respect to the 633 17th Street B Note serviced under the MLMT 2006-C1 Pooling and Servicing Agreement, the Master
Servicer will use reasonable best efforts to procure an annual report on assessment of compliance as set forth in this Section and an attestation as set forth in Section 13.11 from the MLMT 2006-C1 Master Servicer, the MLMT 2006-C1
Special Servicer, the MLMT 2006-C1 Paying Agent and the MLMT 2006-C1 Trustee in
form and substance similar to the annual report on assessment of compliance described in this Section and the attestation described in Section 13.11 or in the form required under the MLMT 2006-C1 Pooling and Servicing Agreement.The
Master Servicer shall promptly forward to the Paying Agent and the Depositor any such annual report on assessment of compliance received by the Master Servicer.

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          SECTION 13.11 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.
By March 15th or if such day is not a Business Day, the immediately preceding
Business Day (with no cure period), in respect of the Master Servicer, the
Special Servicer, any Primary Servicer, the Paying Agent and the Trustee (if it
is a Reporting Servicer with respect to the applicable fiscal year), of each year, commencing in March 2007, the Master Servicer, the Special Servicer, any
Primary Servicer, the Paying Agent and the Trustee (if it is a Reporting
Servicer with respect to the applicable fiscal year), each at its own expense, shall cause (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, by March 7th, each Servicing Function Participant
(other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the
Mortgage Loans and (b) cause, by March 7th, each Servicing Function Participant
(other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage
Loans, to cause, each at its own expense) a registered public accounting firm
(which may also render other services to the Master Servicer, the Special
Servicer, any Primary Servicer, the Paying Agent, the Trustee, such Sub-Servicer or such other Servicing Function Participant, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish electronically a report to the Trustee, the Paying Agent and the Depositor, with a copy to the Rating Agencies and the Operating Adviser, to the effect that (i)
it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting
Servicer of its compliance with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant
Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

          Promptly after receipt of such report from the Master Servicer, the
Special Servicer, any Primary Servicer, the Paying Agent or the Trustee (or any
Sub-Servicer or Servicing Function Participant with which the Master Servicer, the Special Servicer, any Primary Servicer, the Paying Agent or the Trustee has
entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement)), (i) the Depositor shall have the right to review the report and, if applicable, consult with the Master Servicer, the
Special Servicer, any Primary Servicer, the Paying Agent, the Trustee, any
Sub-Servicer or any such Servicing Function Participant as to the nature of any material instance of noncompliance by the Master Servicer, the Special Servicer, the applicable Primary Servicer, the Paying Agent, the Trustee or any such
Servicing Function Participant with the Servicing Criteria applicable to such
Person, and (ii) the Paying Agent shall confirm that each assessment submitted pursuant to Section 13.10 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. The
Master Servicer, the Special Servicer, the Paying Agent, any Primary Servicer,
the Trustee or any Servicing Function Participant shall not be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in the case of the Master Servicer, the Special Servicer, the Paying Agent, any
Primary Servicer or the Trustee, or April 1 in the case of any Servicing
Function Participant, in any given year so long as it has received written

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confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

          SECTION 13.12 INDEMNIFICATION. Each of the Master Servicer, the
Special Servicer, any Primary Servicer and the Paying Agent (each an
"Indemnifying Party") shall indemnify and hold harmless each Certification Party and its affiliates (and, with respect only to clauses (a)(ii) and (a)(iii)
below, any comparable party in an Other Securitization), their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Certification Indemnitee") against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) an actual breach by the Indemnifying Party of such Indemnifying Party's representations under Section 1.02(d) of the related indemnification agreement, each dated
August 8, 2006, between the related Indemnifying Party, the Depositor and the
Underwriters, (ii) failure to perform its obligations under this Article XIII or
(iii) negligence, bad faith or willful misconduct on the part of the
Indemnifying Party in the performance of such obligations. The Master Servicer, the Special Servicer, any Primary Servicer, the Paying Agent and the Trustee
shall (a) use reasonable efforts to cause each Additional Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicing (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to indemnify and hold harmless each Certification Party (and any comparable party in an Other Securitization) from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification
Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.

          If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, any Primary Servicer and the Paying Agent, each Additional
Servicer or other Servicing Function Participant (the "Performing Party") shall
(and the Master Servicer, the Special Servicer, any Primary Servicer, the Paying
Agent and the Trustee shall (a) use reasonable efforts to cause each Additional
Servicer or other Servicing Function Participant with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the
Mortgage Loans (other than a party to this Agreement) and (b) cause each
Additional Servicing or other Servicing Function Participant with which it has entered into a servicing relationship after the Closing Date with respect to the
Mortgage Loans (other than a party to this Agreement), to) contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XIII (or breach of its representations or obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance

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reports or attestation reports or otherwise comply with the requirements of this
Article XIII) or the Performing Party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, the Special Servicer, any Primary Servicer, the Paying Agent and the Trustee shall (a) use reasonable efforts to cause each Additional Servicer or Servicing Function Participant with which it has entered into a servicing relationship on or prior to the Closing
Date with respect to the Mortgage Loans (other than a party to this Agreement)
and (b) cause each Additional Servicer or Servicing Function Participant with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement), to agree to the foregoing indemnification and contribution obligations.

          SECTION 13.13 AMENDMENTS. This Article XIII may be amended or modified by the parties hereto pursuant to Section 14.3 (without, in each case, any
Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the
consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement) for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market.

          SECTION 13.14 EXCHANGE ACT REPORT SIGNATURES. Each Form 8-K report and
Form 10-D report shall be signed by the Depositor, or, if so directed by the
Depositor, by the Paying Agent pursuant to a power of attorney provided to the
Paying Agent by the Depositor in accordance with procedures to be agreed upon by the Depositor and the Paying Agent and meeting the requirements of Item
601(b)(24) of Regulation S-K. The Depositor shall provide its signature or power of attorney to the Paying Agent by electronic or fax transmission (with hard copy to follow by overnight mail) no later than noon (New York City time) on the
Business Day prior to the 15th calendar day following the related Distribution
Date for Form 10-D, and not later than the end of business on the 3rd Business
Day after the Reportable Event for Form 8-K (provided, that in each case the
Paying Agent shall not file the related form until the Depositor has given its approval thereof). If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Paying Agent will follow the procedures set forth in this Article XIII. The signing party at the Depositor can be contacted at the address identified in Section 14.5.

          The Paying Agent shall have no liability for any loss, expense, damage or claim arising out of or with respect to its having signed by power of attorney any Form 8-K or Form 10-D if the power of attorney provided to it by the Depositor pursuant to the immediately preceding paragraph was not properly prepared, or if the requirements of Regulation S-K applicable to the use of powers of attorney are not complied with, not resulting from its own negligence, bad faith or willful misconduct.

          SECTION 13.15 TERMINATION OF THE PAYING AGENT AND SUB-SERVICERS.

          (a) Each of the Master Servicer, the Special Servicer, any Primary
Servicer, the Paying Agent and the Trustee shall terminate, in accordance with the related sub-servicing agreement, any Sub-Servicer with which it has entered into such sub-servicing agreement, and the Master Servicer shall terminate any
Primary Servicer in accordance with the terms of the applicable Primary
Servicing Agreement, if such Sub-Servicer or the applicable Primary Servicer, as the case may be, is in breach of any of its obligations under such sub-servicing

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agreement or the applicable Primary Servicing Agreement, as the case may be, whose purpose is to facilitate compliance by the Depositor of the reporting requirements of the Exchange Act or with the provisions of Regulation AB and the related rules and regulations of the Commission.

          (b) Notwithstanding anything to the contrary contained in this
Agreement, the Depositor may immediately terminate the Paying Agent if the
Paying Agent fails to comply with any of its obligations under this Article
XIII; provided that (a) such termination shall not be effective until a successor paying agent shall have accepted the appointment, (b) the Paying Agent may not be terminated due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Paying Agent's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K or Form
10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct and (c) if, following the Paying
Agent's failure to comply with any of such obligations under Sections 13.4,
13.5, 13.7, 13.9, 13.10 or 13.11 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections,
(i) the Paying Agent subsequently complies with such obligations before the
Trustee or the Depositor gives written notice to it that it is terminated in accordance with this Section 13.15(b) and (ii) the Paying Agent's failure to comply does not cause it to fail in its obligations to timely file the related
Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related 8-K Filing
Deadline, 10-D Filing Deadline or 10-K Filing Deadline, then the Depositor shall cease to have the right to terminate the Paying Agent under this Section
13.15(b) on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

          SECTION 14.1 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 14.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          SECTION 14.3 AMENDMENT.

          (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary
Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to
correct or supplement any provision herein which may be inconsistent with any

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other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the grantor trust created from the related portion of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article
III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents, (vii) to modify the provisions relating to the timing of
Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the
Depositor and the Master Servicer determine that that industry standard has changed, (x) such modification will not result in an Adverse REMIC Event, as evidenced by an Opinion of Counsel, (y) each Rating Agency has delivered a
Rating Agency Confirmation with respect to such modification, and (z) the
Operating Adviser consents to such modification, (viii) to cause the provisions herein to conform to the provisions of the Swap Contract and the related documents, or (ix) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
Certificateholder consents). No such amendment effected pursuant to clause (i),
(ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Certificateholder not consenting thereto without the consent of 100% of the Certificateholders (if adversely affected) or
(B) adversely affect the status of any REMIC Pool as a REMIC (or the Excess
Interest Grantor Trust as a grantor trust) for purposes of federal income tax law (or comparable provisions of state income tax law). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the
Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in
the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

          (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders)
and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (vii) of the proviso in paragraph (c) of this Section 14.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion/or an Opinion of Counsel that such amendment will not result in an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 14.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

          (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate
Certificate Balance of the

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Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) directly or indirectly reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates affected thereby, (iii) change the activities of the Trust, without the consent of the Holders of all
Certificates affected thereby, (iv) reduce the aforesaid percentages of
Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the
Holders of each Class of Certificates affected thereby, (v) eliminate or reduce the Master Servicer's, or the Trustee's obligation to make an Advance, including without limitation, in the case of the Master Servicer, the obligation to advance on a B Note or Serviced Companion Mortgage Loan, or alter the Servicing
Standard except as may be necessary or desirable to comply with the REMIC
Provisions, (vi) adversely affect the status of the grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class T Certificateholders or (vii) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion), without the consent of 100% of the
Certificateholders (including the Class R-I, Class R-II and Class R-III
Certificateholders but excluding the Class T Certificateholders); provided that no such amendment may modify Section 8.18 of this Agreement without Rating
Agency Confirmation. The Trustee shall not consent to any amendment to this
Agreement pursuant to this subsection (c) unless it shall have first received a
Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event, as
applicable, and an Opinion of Counsel that any amendment pursuant to this
Section 14.3(c) is permitted by this Agreement at the expense of the party requesting the amendment. In addition, no amendment to this Agreement may change in any manner the obligations of a Seller under the related Mortgage Loan
Purchase Agreement without the consent of the applicable Seller.

          (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 14.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

          (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each
Holder, the Depositor and to the Rating Agencies.

          (f) It shall not be necessary for the consent of Holders under this
Section 14.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

          (g) Notwithstanding anything to the contrary contained in this Section
14.3, the parties hereto agree that this Agreement may not be amended in any manner that is

                                       353

reasonably likely to have an adverse effect on the a Primary Servicer without first obtaining the written consent of the applicable Primary Servicer.
Furthermore, notwithstanding any contrary provisions of this Agreement, this
Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the rights of the Swap Counterparty under the Swap Contract without the prior written consent of the Swap
Counterparty (which shall not be unreasonably withheld).

          (h) Notwithstanding the fact that the provisions in Section 14.3(c)
would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trust, the Trustee, the applicable Primary
Servicer, the Master Servicer or the Special Servicer, any Certificate
beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of
Certificateholders consenting or when calculating the total number of
Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 14.3 have been obtained.

          (i) Notwithstanding anything to the contrary contained in this Section
14.3, the parties hereto agree that this Agreement may be amended pursuant to
Section 13.13 herein without any notice to or consent of any of the
Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency
Confirmation.

          (j) Notwithstanding anything to the contrary contained in this Section
14.3, the parties hereto agree that in certain cases, pursuant to the terms of the related Intercreditor Agreement, this Agreement may not be amended in any manner materially adverse to the holder of any B Note without the prior written consent of the holder of such B Note.

          (k) Notwithstanding anything to the contrary contained in this Section
14.3, the Depositor shall provide Principal with notice of any amendments to this Agreement.

          (l) In addition, in the event that one but not both of the two
Mortgage Notes evidencing the G&L Portfolio Mortgage Loan is repurchased by either PCFII or MSMC, this Agreement may be amended by the Master Servicer hereto (at the expense of the party requesting such amendment), without the consent of any Certificateholder, to add or modify provisions relating to the applicable Repurchased Note for purposes of the servicing and administration of such Repurchased Note, provided that the amendment will not adversely affect in any material respect the interests of the Certificateholders, as evidenced by each Rating Agency by a written confirmation (obtained at the expense of the
Repurchasing Seller) that such amendment would not, in and of itself, cause the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by the Rating Agencies to any Class of Certificates then rated by any such Rating Agencies. Prior to the effectiveness of such amendment, in the event that one but not both of the Mortgage Notes with respect to the G&L
Portfolio Mortgage Loan is repurchased, the terms of Section 8.31 shall govern the servicing and administration of the G&L Portfolio Mortgage Loan.

          SECTION 14.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE

                                       354

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT
REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          SECTION 14.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc.,
1585 Broadway, New York, New York 10036, Attention: Warren Friend; (B) in the
case of the Trustee at its Corporate Trust Office; (C) in the case of the Master
Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor,
San Francisco, California 94105, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633
Folsom Street, 7th Floor, San Francisco, California 94111; (D) in the case of
MSMC, Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York
10036, Attention: Warren Friend; (E) in the case of the Special Servicer, J.E.
Robert Company, Inc., 15455 N. Dallas Parkway, Suite 600, Addison, Texas, 75001,
Attention: Mike Cocanougher, telecopy number: (972) 692-5161 with a copy to JER
Investors Trust Inc., 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102,
Attention: Keith Belcher, telecopy number: (703) 714-8101; (F) in the case of the initial Operating Adviser, JER Investors Trust Inc., 1650 Tysons Boulevard,
Suite 1600, McLean, Virginia 22102, Attention: Keith Belcher, telecopy number:
(703) 714-8101 with a copy to J.E. Robert Company, Inc., 15455 N. Dallas
Parkway, Suite 600, Addison, Texas, 75001, Attention: Mike Cocanougher, telecopy number: (972) 692-5161; (G) in the case of LaSalle, LaSalle Bank National
Association, 135 South LaSalle Street, Suite 3410, Chicago, Illinois 60603,
Attention: Nate Stearns, fax number: (312) 904-0900; (H) in the case of PCFII,
Principal Global Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392,
Attention: Margie A. Custis, Senior Vice President/Managing Director, with a copy to Leanne S. Valentine, Esq., (I) in the case of the initial Class DP
Certificateholder Representative, to TIAA, 730 Third Avenue, 8th Floor, New
York, New York 10017 (fax (212) 916-6960), Attention: Joan Sapinsky, (J) in the
case of the initial Class ST Certificateholder Representative, to TIAA, 730
Third Avenue, 8th Floor, New York, New York 10017 (fax (212) 916-6960),
Attention: Joan Sapinsky, (K) in the case of the Paying Agent, at its Corporate
Trust Office and (L) in the case of the Swap Counterparty, Morgan Stanley
Capital Services Inc., 1585 Broadway, New York, New York 10036, Attention: Chief
Legal Officer; or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          SECTION 14.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 14.7 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or

                                       355

privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          SECTION 14.8 HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

          SECTION 14.9 BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to the applicable Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that (i)
the Mortgagors set forth on Schedule VIII hereto are intended third-party beneficiaries of the fifth and sixth paragraph of Section 2.3(a), (ii) the holder of any Serviced Companion Mortgage Loan and any B Note, if any, is an
intended third-party beneficiary in respect of the rights afforded it hereunder,
(iii) the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable
Non-Serviced Mortgage Loan Special Servicer, the MLMT 2006-C1 Master Servicer
and the MLMT 2006-C1 Special Servicer are intended third-party beneficiaries of
Sections 5.2(a)(I)(ii)(B), 8.25(d) (only in the case of the Non-Serviced
Mortgage Loan Master Servicer and the MLMT 2006-C1 Master Servicer), 9.24(d)
(only in the case of the Non-Serviced Mortgage Loan Special Servicer and the
MLMT 2006-C1 Special Servicer), and Article XIII, (iv) and the Swap Counterparty
and its permitted successors and assigns shall be third party beneficiaries with respect to this Agreement and (v) in the event that the Mortgage Note with respect to the G&L Portfolio Mortgage Loan is repurchased, the Repurchasing
Seller shall be a third party beneficiary of this Agreement to the same extent as if it was a holder of a Serviced Companion Loan, as contemplated in Section
8.31 hereof. Morgan Stanley & Co. Incorporated, as placement agent of the Class
ST Certificates, shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, and the MLMT 2006-C1 Master
Servicer and the MLMT 2006-C1 Special Servicer shall each be a third party beneficiary of this Agreement with respect to all provisions herein expressly relating to the compensation or reimbursement of the MLMT 2006-C1 Master
Servicer or MLMT 2006-C1 Special Servicer, as applicable. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary in any material respect without its consent, nor may it be amended to provide for the transfer of the 633 17th Street B Note without payment of all outstanding Advances and interest thereon, and all Servicing
Compensation and Special Servicing Compensation (as such terms are defined in the MLMT 2006-C1 Pooling and Servicing Agreement), except to the extent permitted under the 2006-C1 Pooling and Servicing Agreement or consented to by the 2006-C1 Master Servicer or 2006-C1 Special Servicer entitled to receive such reimbursement or compensation.

          SECTION 14.10 SPECIAL NOTICES TO THE RATING AGENCIES.

                                       356

          (a) The Trustee shall give prompt notice to the Rating Agencies,
Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 14.3 hereof;

               (ii) the Interim Certification and the Final Certification
required pursuant to Section 2.2 hereof;

               (iii) notice of the repurchase of any Mortgage Loan or REO
Mortgage Loan pursuant to Section 2.3(a) hereof;

               (iv) any resignation of the Master Servicer, Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this
Agreement;

               (v) the appointment of any successor to the Master Servicer, the
Trustee, the Paying Agent, the Operating Adviser or the Special Servicer
pursuant to Section 7.7, 7.14 or 9.37 hereof;

               (vi) waiver of a due-on-sale clause as provided in Section 8.7;

               (vii) waiver of a prohibition on subordinate liens on the
Mortgaged Properties;

               (viii) the making of a final payment pursuant to Section 10.3 hereof;

               (ix) a Servicing Transfer Event; and

               (x) an Event of Default.

          (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

                                       357

          If to Fitch, to:

          Fitch Ratings, Inc.
          One State Street Plaza
          New York, NY 10009
          Fax: (212) 635-0294
          Attention: Commercial Mortgage Surveillance

          If to S&P, to:

          Standard & Poor's Ratings Services
          55 Water Street
          New York, NY 10041
          Fax: (212) 438-2662
          Attention: Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such
Rating Agency.

          (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

               (i) the resignation or removal of the Trustee pursuant to Section
7.6; or

               (ii) the appointment of a successor trustee pursuant to Section
7.7; or

               (iii) the appointment of a successor Operating Adviser pursuant to Section 9.37.

          (d) The Master Servicer shall deliver to the Rating Agencies and the
Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and shall deliver to the applicable Primary Servicer and the
Special Servicer each of the reports required to be delivered by the Master
Servicer to the applicable Primary Servicer and the Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special
Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may
be.

          (e) Any notice or other document required to be delivered or mailed by the Depositor, Master Servicer, the Paying Agent or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

          SECTION 14.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                                       358

          SECTION 14.12 INTENTION OF PARTIES. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the
Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and
the conveyance provided for in Section 2.1 shall be deemed to be a grant by the
Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

               (i) the property described in clauses (1)-(4) below (regardless of whether subject to the UCC or how classified thereunder) and all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the
Distribution Account, all REO Accounts, the Certificate Account, the Reserve
Account and the Interest Reserve Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the
REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the
Mortgage Loan Purchase Agreements that are permitted to be assigned to the
Trustee pursuant to Section 14 thereof;

               (ii) all accounts, general intangibles, chattel paper,
instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (i) above
(including any accrued discount realized on liquidation of any investment purchased at a discount); and

          All cash and non-cash Proceeds (as defined in the Uniform Commercial
Code) of the collateral described in clauses (i) and (ii) above.

          The possession by the Custodian of the Mortgage Notes, the Mortgages
and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code
(including, without limitation, Sections 8-301 and 9-315 thereof) as in force in the relevant jurisdiction.

                                       359

          Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the
Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

          The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master
Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

          SECTION 14.13 RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional
Trust Expense, but only upon direction of the Depositor accompanied by an
Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

          SECTION 14.14 RATING AGENCY MONITORING FEES. The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicer shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22, Section 8.23 or in connection with a termination and replacement of the Master Servicer following an Event of Default of the Master Servicer).

          SECTION 14.15 ACKNOWLEDGEMENT BY PRIMARY SERVICER. Each Primary
Servicer, if any, agrees, to the extent applicable to the applicable Primary
Servicer and the Mortgage Loans serviced by the applicable Primary Servicer, to be bound by the terms of Sections 5.1(g), 8.3, 8.4, 8.7, 8.10, 8.18, 8.25(e),
14.3 and Article XIII of this Agreement.

                                       360

          IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Paying Agent, the Certificate Registrar and the
Authenticating Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MORGAN STANLEY CAPITAL I INC.
                                        as Depositor

                                        By: /s/ Anthony J. Sfarra
                                            ------------------------------------
                                            Name: Anthony J. Sfarra
                                            Title: Vice President

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Master Servicer

                                        By: /s/ Stewart E. McAdams
                                            ------------------------------------
                                            Name: Stewart E. McAdams
                                            Title: Vice President

                                        J.E. ROBERT COMPANY, INC., as
                                        Special Servicer

                                        By: /s/ Keith W. Belcher
                                            ------------------------------------
                                            Name: Keith W. Belcher
                                            Title: Managing Director

                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/ Elena Zheng
                                            ------------------------------------
                                            Name: Elena Zheng
                                            Title: Assistant Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Paying Agent, Authenticating Agent
                                        and Certificate Registrar

                                        By: /s/ Nicholas C. Xeros
                                            ------------------------------------
                                            Name: Nicholas C. Xeros
                                            Title: Assistant Vice President

                                        PRINCIPAL GLOBAL INVESTORS, LLC,
                                        acting solely in its capacity as Primary
                                        Servicer with respect to the sections
                                        referred to in Section 14.15 of the
                                        Agreement

                                        By: /s/ Leanne M. Valentine
                                            ------------------------------------
                                            Name: Leanne M. Valentine
                                            Title: Vice President and Counsel

                                        By: /s/ Karen A. Pearston
                                            ------------------------------------
                                            Name: Karen A. Pearston
                                            Title: Second Vice President
                                                   and Counsel

POOLING AND SERVICING AGREEMENT

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

          On this 17th day of August, 2006, before me, a notary public in and for said State, personally appeared Anthony J. Sfarra, personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley
Capital I Inc. and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its
Board of Directors.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Michele Auteri
                                        ----------------------------------------
                                        Notary Public

POOLING AND SERVICING AGREEMENT

STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF SAN FRANCISCO )

          On August 15, 2006, before me, Dorina P Gonzalez, Notary Public, personally appeared Stewart E. McAdams, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that her executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Dorina P. Gonzalez L.S.
--------------------------------
Dorina P Gonzalez, Notary Public
My Commission Expires: December 2, 2009

POOLING AND SERVICING AGREEMENT

STATE OF VIRGINIA       )
                        ) ss.:
COUNTY OF FAIRFAX       )

          On this 10th day of August, 2006, before me, a notary public in and for said State, personally appeared Keith Belcher, known to me be a Managing
Director of J.E. Robert Company, Inc., one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Claire Batley
                                        ----------------------------------------
                                        Claire Batley
                                        My Commission Expires: November 30, 2008

POOLING AND SERVICING AGREEMENT

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

          On this 11th day of August, 2006, before me, a notary public in and for said State, personally appeared Elena Zhang, known to me be the Assistant
Vice President of HSBC Bank USA, National Association, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Ecliff C. Jackman
                                        ----------------------------------------
                                        Ecliff C. Jackman
                                        My Commission Expires: June 28, 2008

POOLING AND SERVICING AGREEMENT

STATE OF ILLINOIS       )
                        ) ss.
COUNTY OF COOK          )

          On this 12th day of August, 2006, before me, Ethel Franklin, a notary public in and for said State, personally appeared Nicholas C. Xeros, personally known to be the Assistant Vice President of LaSalle Bank National Association,
one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Ethel Franklin
                                        ----------------------------------------
                                        Ethel Franklin
                                        My Commission Expires: August 23, 2009

POOLING AND SERVICING AGREEMENT

STATE OF IOWA           )
                        )
COUNTY OF POLK          )

          On this 10th day of August, 2006, before me, the undersigned, a Notary
Public in and for the said State, personally appeared Leanne M. Valentine and
Karen A Pearston, known to me to be the Vice President and Senior Investment
Counsel and Second Vice President and Counsel, respectively, for PRINCIPAL
GLOBAL INVESTORS, LLC, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Barbara M. Seamands
                                        ----------------------------------------
                                        Notary Public in and for said State
                                        My Commission Expires:
                                        September 27, 2008

POOLING AND SERVICING AGREEMENT

================================================================================

                         MORGAN STANLEY CAPITAL I INC.,
                                  AS DEPOSITOR,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               AS MASTER SERVICER,

                           J.E. ROBERT COMPANY, INC.,
                              AS SPECIAL SERVICER,

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                   AS TRUSTEE

                        LASALLE BANK NATIONAL ASSOCIATION
   AS PAYING AGENT, CUSTODIAN, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

                                   ----------

                            EXHIBITS AND SCHEDULES TO
                         POOLING AND SERVICING AGREEMENT

                           DATED AS OF AUGUST 1, 2006

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ9

================================================================================

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.490%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $104,300,000

CERTIFICATE BALANCE OF THIS CLASS A-1 CERTIFICATE AS OF THE CLOSING DATE:
$104,300,000

No. A-1-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AA5

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-1 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-2

                        [FORM OF CLASS A-1A CERTIFICATE]

THIS CLASS A-1A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.728%

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1A
CERTIFICATES AS OF THE CLOSING DATE: $164,666,000

CERTIFICATE BALANCE OF THIS CLASS A-1A CERTIFICATE
AS OF THE CLOSING DATE: $164,666,000

No. A-1A-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL
ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AB 3

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-1A Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By: ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-3

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.618%

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-2
CERTIFICATES AS OF THE CLOSING DATE: $92,900,000

CERTIFICATE BALANCE OF THIS CLASS A-2 CERTIFICATE AS OF
THE CLOSING DATE: $92,900,000

No. A-2-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AC 1

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I
Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying
Agent, the Certificate Registrar, the Master Servicer and the Special Servicer,
a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-2 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with                 Under Uniform Gifts to Minors
          rights of survivorship and
          not as tenants in common               Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-4

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.712%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES AS OF THE CLOSING
DATE: $215,000,000

CERTIFICATE BALANCE OF THIS CLASS A-3 CERTIFICATE AS OF THE CLOSING DATE:
$215,000,000

No. A-3-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AD 9

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-3 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                 -------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT

                                             By:
                                                 -------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________ ________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-5

                        [FORM OF CLASS A-AB CERTIFICATE]

THIS CLASS A-AB CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-AB CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.685%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES AS OF THE CLOSING
DATE: $84,600,000

CERTIFICATE BALANCE OF THIS CLASS A-AB CERTIFICATE AS OF THE CLOSING DATE:
$84,600,000

No. A-AB-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AE 7

                             CLASS A-AB CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-AB Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-AB Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                 -------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-AB CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT

                                             By:
                                                 -------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-6

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.731%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES AS OF THE CLOSING
DATE: $784,200,000

CERTIFICATE BALANCE OF THIS CLASS A-4 CERTIFICATE AS OF THE CLOSING DATE:
$784,200,000

No. A-4-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AF 4

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-4 Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated:  AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-7

                        [FORM OF CLASS A-4FL CERTIFICATE]

THIS CLASS A-4FL CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED
OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

AS LONG AS THE SWAP CONTRACT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS
CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT
EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION
406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO
ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON ACTING ON BEHALF OF ANY
SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR
(II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE
EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS
EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A
COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-4FL CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS
CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS
CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE
PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON
IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 1 MO. LIBOR + 0.1475%

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-4FL CERTIFICATES AS OF THE CLOSING
DATE: $350,000,000

CERTIFICATE BALANCE OF THIS CLASS A-4FL CERTIFICATE AS OF THE CLOSING DATE:
$350,000,000

No. A-4FL-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER:  PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE:  HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO.: 61750C BM 8

                             CLASS A-4FL CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4FL Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

                  This Certificate is one of a duly authorized issue of
Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the
Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class A-4FL Certificates. The Certificates are
designated as the Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-HQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed on the basis of the actual number of days elapsed during the related Interest Accrual Period and a
360-day year) during the Interest Accrual Period relating to such Distribution
Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this
Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing
Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the
Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION, as
                                        Certificate Registrar

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated:  August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-4FL CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within  Certificate  and does hereby or  irrevocably  constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-8

                         [FORM OF CLASS A-M CERTIFICATE]

THIS CLASS A-M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS A-M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.773%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES AS OF THE CLOSING
DATE: $256,524,000

CERTIFICATE BALANCE OF THIS CLASS A-M CERTIFICATE AS OF THE CLOSING DATE:
$256,524,000

No. A-AM-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AG 2

                              CLASS A-M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-M Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-M CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
  the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-9

                         [FORM OF CLASS A-J CERTIFICATE]

THIS CLASS A-J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS A-J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS A-J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE 5.793%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES AS OF THE CLOSING
DATE: $202,012,000

CERTIFICATE BALANCE OF THIS CLASS A-J CERTIFICATE AS OF THE CLOSING DATE:
$202,012,000

No. A-J-1

MASTER SERVICER: LASALLE BANK NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AH 0

                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class A-J Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                       Act.......................
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
  the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-10

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE 5.832%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES AS OF THE CLOSING
DATE: $19,240,000

CERTIFICATE BALANCE OF THIS CLASS B CERTIFICATE AS OF THE CLOSING DATE:
$19,240,000

No. B-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AJ 6

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class B Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-11

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.842%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES AS OF THE CLOSING
DATE: $35,272,000

CERTIFICATE BALANCE OF THIS CLASS C CERTIFICATE AS OF THE CLOSING DATE:
$35,272,000

No. C-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AK 3

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class C Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-12

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.862%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES AS OF THE CLOSING
DATE: $28,859,000

CERTIFICATE BALANCE OF THIS CLASS D CERTIFICATE AS OF THE CLOSING DATE:
$28,859,000

No. D-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AL 1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class D Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           LASALLE BANK NATIONAL ASSOCIATION, as
                                           Certificate Registrar

                                           By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-13

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.902%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES AS OF THE CLOSING
DATE: $22,445,000

CERTIFICATE BALANCE OF THIS CLASS E CERTIFICATE AS OF THE CLOSING DATE:
$22,445,000

No. E-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AM 9

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class E Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           LASALLE BANK NATIONAL ASSOCIATION, as
                                           Certificate Registrar

                                           By: ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-14

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.922%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES AS OF THE CLOSING
DATE: $25,653,000

CERTIFICATE BALANCE OF THIS CLASS F CERTIFICATE AS OF THE CLOSING DATE:
$25,653,000

No. F-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AN 7

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the CLASS F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the CLASS F Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

           THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-15

                          [FORM OF CLASS G CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE

LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY,
THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH
BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE
BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.099%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES AS OF THE CLOSING
DATE: $25,652,000

CERTIFICATE BALANCE OF THIS CLASS G CERTIFICATE AS OF THE CLOSING DATE:
$25,652,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. G-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AS 6

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the

quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 and are issued in the Classes specified in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of  survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS H CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE

LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY,
THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH
BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE
BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.134%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS H CERTIFICATES AS OF THE CLOSING
DATE: $28,859,000

CERTIFICATE BALANCE OF THIS CLASS H CERTIFICATE AS OF THE CLOSING DATE:
$28,859,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. H-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AT 4

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the

quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial
Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
____________________________________________ account number ______________ or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS J CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE

LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY,
THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH
BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE
BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.134%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS J CERTIFICATES AS OF THE CLOSING
DATE: $32,066,000

CERTIFICATE BALANCE OF THIS CLASS J CERTIFICATE AS OF THE CLOSING DATE:
$32,066,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. J-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AU 1

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class J Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
______________________________________________ account number ______________ or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                          [FORM OF CLASS K CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE

LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY,
THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH
BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE
BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.134%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS K CERTIFICATES AS OF THE CLOSING
DATE: $25,652,000

CERTIFICATE BALANCE OF THIS CLASS K CERTIFICATE AS OF THE CLOSING DATE:
$25,652,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. K-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AV 9

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the
Class K

Certificates. The Certificates are designated as the Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9 and are
issued in the Classes as specifically set forth in the Pooling and Servicing
Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED

BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By: ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By: ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                       Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                          [FORM OF CLASS L CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.415%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE OF THE CLASS L CERTIFICATES AS OF THE CLOSING DATE: $9,620,000

CERTIFICATE BALANCE OF THIS CLASS L CERTIFICATE AS OF THE CLOSING DATE:
$9,620,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. L-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AW 7

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the
Class L

Certificates. The Certificates are designated as the Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9 and are
issued in the Classes as specifically set forth in the Pooling and Servicing
Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the
Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED

BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By: ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By: ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-20

                          [FORM OF CLASS M CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.415%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS M CERTIFICATES AS OF THE CLOSING
DATE: $3,206,000

CERTIFICATE BALANCE OF THIS CLASS M CERTIFICATE AS OF THE CLOSING DATE:
$3,206,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. M-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AX 5

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the
Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate
Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and
any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class M Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
_______________________________ account number ______________ or, if mailed by check, to _______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                          [FORM OF CLASS N CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.415%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS N CERTIFICATES AS OF THE CLOSING
DATE: $9,620,000

CERTIFICATE BALANCE OF THIS CLASS N CERTIFICATE AS OF THE CLOSING DATE:
$9,620,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. N-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AY 3

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class N Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of__________________
_______________________________ account number ______________or, if mailed by check, to _______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-22

                          [FORM OF CLASS O CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.415%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS O CERTIFICATES AS OF THE CLOSING
DATE: $6,413,000

CERTIFICATE BALANCE OF THIS CLASS O CERTIFICATE AS OF THE CLOSING DATE:
$6,413,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. O-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AZ 0

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class O Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

          Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:__________________________________   _____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

----------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
______________________________________________ account number ______________ or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-23

                          [FORM OF CLASS P CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS P CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.415%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS P CERTIFICATES AS OF THE CLOSING
DATE: $3,206,000

CERTIFICATE BALANCE OF THIS CLASS P CERTIFICATE AS OF THE CLOSING DATE:
$3,206,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. P-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BA 4

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class P
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class P Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class P Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:__________________________________   _____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

----------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
______________________________________________ account number ______________ or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-24

                          [FORM OF CLASS Q CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS Q CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS Q CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS Q CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.415%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS Q CERTIFICATES AS OF THE CLOSING
DATE: $9,620,000

CERTIFICATE BALANCE OF THIS CLASS Q CERTIFICATE AS OF THE CLOSING DATE:
$9,620,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. Q-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BB 2

                               CLASS Q CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class Q Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class Q
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class Q Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class Q Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS Q CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:__________________________________   _____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

----------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
______________________________________________ account number ______________ or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-25

                          [FORM OF CLASS S CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS S CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER
CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS S CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.415%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS S CERTIFICATES AS OF THE CLOSING
DATE: $25,652,893

CERTIFICATE BALANCE OF THIS CLASS S CERTIFICATE AS OF THE CLOSING DATE:
$25,652,893 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. S-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BC 0

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class S
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class S Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class S Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:__________________________________   _____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

----------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-26

                          [FORM OF CLASS T CERTIFICATE]

THIS CLASS T CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NO PASS-THROUGH RATE, CERTIFICATE BALANCE OR NOTIONAL
AMOUNT. THE HOLDER OF THIS CERTIFICATE IS ENTITLED ONLY TO THE DISTRIBUTIONS
DESCRIBED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

PERCENTAGE INTEREST OF THIS CLASS T CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

No. T-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BD 8

                               CLASS T CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT J.E. Robert Company, Inc. is the registered owner of the interest evidenced by this Certificate in the Class T Certificates issued by the
Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley
Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Paying Agent, the Certificate Registrar, the Master Servicer and the Special
Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution
Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class
T Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement.
Distributions on this Certificate will be made out of the Available Distribution
Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th Business Day after the related Determination
Date (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). The Determination Date is the
8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a "Determination Date"), commencing September 8, 2006.
All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class T Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to
Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related
Record Date or otherwise by check mailed to such Certificateholder.
Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and

surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          The Class T Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10%
in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the
United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                 ------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS T CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT

                                             By:
                                                 ------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-27

                         [FORM OF CLASS DP CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS DP CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED
OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION

OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE
CERTIFICATES ALLOCABLE TO THIS CLASS DP CERTIFICATE. ACCORDINGLY, THE
CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.
ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE
BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 5.210%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS DP CERTIFICATES AS OF THE CLOSING
DATE: $18,500,000

CERTIFICATE BALANCE OF THIS CLASS DP CERTIFICATE AS OF THE CLOSING DATE:
$18,500,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. DP-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BE 6

                              CLASS DP CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class DP Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class DP
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class DP Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class DP Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                 ------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS DP CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT

                                             By:
                                                 ------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-28

                        [FORM OF CLASS ST-A CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS ST-A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS ST-A CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY
INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.386%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS ST-A CERTIFICATES AS OF THE CLOSING
DATE: $433,462

CERTIFICATE BALANCE OF THIS CLASS ST-A CERTIFICATE AS OF THE CLOSING DATE:
$433,462 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. ST-A-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BF 3

                             CLASS ST-A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class ST-A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class ST-A
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class ST-A Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class ST-A Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS ST-A CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-29

                        [FORM OF CLASS ST-B CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS ST-B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS ST-B CERTIFICATE IS SUBORDINATED IN THE RIGHT OF PAYMENT TO CERTAIN
OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS ST-B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.386%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS ST-B CERTIFICATES AS OF THE CLOSING
DATE: $2,917,959

CERTIFICATE BALANCE OF THIS CLASS ST-B CERTIFICATE AS OF THE CLOSING DATE:
$2,917,959 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. ST-B-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BG 1

                             CLASS ST-B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class ST-B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class ST-B
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class ST-B Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class ST-B Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS ST-B CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-30

                        [FORM OF CLASS ST-C CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS ST-C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS ST-B CERTIFICATE IS SUBORDINATED IN THE RIGHT OF PAYMENT TO CERTAIN
OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS ST-C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.386%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS ST-C CERTIFICATES AS OF THE CLOSING
DATE: $2,917,959

CERTIFICATE BALANCE OF THIS CLASS ST-C CERTIFICATE AS OF THE CLOSING DATE:
$2,917,959 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. ST-C-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BH 9

                             CLASS ST-C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class ST-C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class ST-C
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class ST-C Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class ST-C Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS ST-C CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:__________________________________   _____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

----------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-31

                        [FORM OF CLASS ST-D CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS ST-D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS ST-B CERTIFICATE IS SUBORDINATED IN THE RIGHT OF PAYMENT TO CERTAIN
OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS ST-D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.386%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS ST-D CERTIFICATES AS OF THE CLOSING
DATE: $2,917,959

CERTIFICATE BALANCE OF THIS CLASS ST-D CERTIFICATE AS OF THE CLOSING DATE:
$2,917,959 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. ST-D-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BJ 5

                             CLASS ST-D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class ST-D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class ST-D
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class ST-D Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class ST-D Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS ST-D CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of  survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:__________________________________   _____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

----------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-32

                        [FORM OF CLASS ST-E CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS ST-E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS ST-B CERTIFICATE IS SUBORDINATED IN THE RIGHT OF PAYMENT TO CERTAIN
OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS ST-E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.386%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS ST-E CERTIFICATES AS OF THE CLOSING
DATE: $2,917,959

CERTIFICATE BALANCE OF THIS CLASS ST-E CERTIFICATE AS OF THE CLOSING DATE:
$2,917,959 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. ST-E-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BK 2

                             CLASS ST-E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class ST-E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class ST-E
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class ST-E Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class ST-E Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated: August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS ST-E CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-33

                        [FORM OF CLASS ST-F CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS ST-F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE
CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL
NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR
INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS ST-B CERTIFICATE IS SUBORDINATED IN THE RIGHT OF PAYMENT TO CERTAIN
OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS,
REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS
CLASS ST-F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I

OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE
FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 6.386%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS ST-F CERTIFICATES AS OF THE CLOSING
DATE: $2,917,959

CERTIFICATE BALANCE OF THIS CLASS ST-F CERTIFICATE AS OF THE CLOSING DATE:
$2,917,959 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. ST-F-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C BL 0

                             CLASS ST-F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class ST-F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class ST-F
Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate
Balance of the Class ST-F Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each
Distribution Date. Principal and interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class ST-F Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefore, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          [This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in
Regulation S) and (ii) upon presentation of a Regulation S Certificate (as defined in the Pooling Agreement) required by Article III of the Pooling and
Servicing Agreement. Upon exchange of this Regulation S Temporary Global
Certificate for one or more Global Certificates, the Trustee shall cancel this
Regulation S Temporary Global Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ------------------------------------
                                            AUTHORIZED SIGNATORY

Dated: August 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS ST-F CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT

                                        By: ------------------------------------
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                            (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-34

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE
SOLE CLASS OF "RESIDUAL INTEREST" IN EACH OF THREE "REAL ESTATE MORTGAGE
INVESTMENT CONDUITS" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G
AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY
NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE
ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE
REGISTRAR TO THE EFFECT THAT (1) SUCH

TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING
AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE
IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY
AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY
WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT
FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH
GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS'
COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX
IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX
IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A
RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE
(ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING
HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS
NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR
OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR
ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM
SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED
STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT
OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER
REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER
IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX.
NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER,
SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED
TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON
SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,
INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.
EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL
BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

PERCENTAGE INTEREST OF THIS CLASS R-I CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

NO. R-I-1

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley
Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Paying Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and
any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class
R-I Certificates specified on the face hereof. The Certificates are designated as Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes as specifically set forth in the
Pooling and Servicing Agreement. The Certificates will evidence in the aggregate
100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of REMIC I, the Class DP REMIC or the Class ST
REMIC, each created by the Pooling and Servicing Agreement, of the amountsallocable to REMIC I, the Class DP REMIC or the Class ST REMIC, as
applicable, which remain on deposit in the Distribution Account after payment to the holders of other Certificates of amounts as set forth in the Pooling and
Servicing Agreement. Distributions on this Certificate will be made out of the
Available Distribution Amount, the DCT Industrial Portfolio C Note Available
Distribution Amount or the 633 17th Street B Note Available Distribution Amount,
as applicable, to the extent and subject to the limitations set forth in the
Pooling and Servicing Agreement, on the 14th day of each month or, if such 14th day is not a Business Day, the next succeeding Business Day (a "Distribution
Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such

Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder.
Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10%
in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders

as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the
Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement;
provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late Ambassador of the United States to the Court of St. James,
living on the date hereof. The parties designated in the Pooling and Servicing
Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing
Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-35

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A
NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE
ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER

AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE
AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL
RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR
INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS
A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC,
A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL
UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED
IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF
THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511
OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR
TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO
AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR
RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY
CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY
POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES
WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES
FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF
TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER
REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER
IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX.
NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER,
SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED
ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED
TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON
SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,
INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.
EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL
BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

PERCENTAGE INTEREST OF THIS CLASS R-II CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

NO. R-II-1

                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley
Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Paying Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and
any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class
R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 and are issued in the Classes as specifically set forth in

the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the related REMIC created by the Pooling and
Servicing Agreement of the amounts allocable to such REMIC which remain on deposit in the Distribution Account after payment to the holders of all REMIC
III Regular Interests of all amounts set forth in the Pooling and Servicing
Agreement. Distributions on this Certificate will be made out of the Available
Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 14th day of each month or, if such
14th day is not a Business Day, the next succeeding Business Day (a
"Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this
Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such

Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder.
Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10%
in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders

as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the
Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement;
provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late Ambassador of the United States to the Court of St. James,
living on the date hereof. The parties designated in the Pooling and Servicing
Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing
Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-36

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A
NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW
("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE
CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE
ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE
REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE
MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE
CERTIFICATE REGISTRAR TO

THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE
POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE
HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL
SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING
(OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES
ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS
IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN
CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS
EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION
IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS
TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN
SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),
(D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A
CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE
LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR
TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS
INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS
CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH
PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN
AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO
PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER
OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A
DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A
DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER
PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH
REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND
SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE
HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS
PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

PERCENTAGE INTEREST OF THIS CLASS R-III CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

NO. R-III-1

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan
Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance
Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class
R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 and are issued in the Classes as specifically set forth in

the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the related REMIC created by the Pooling and
Servicing Agreement of the amounts allocable to such REMIC which remain on deposit in the Distribution Account after payment to the holders of all REMIC
III Regular Interests of all amounts set forth in the Pooling and Servicing
Agreement. Distributions on this Certificate will be made out of the Available
Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 14th day of each month or, if such
14th day is not a Business Day, the next succeeding Business Day (a
"Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this
Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans shall be allocated on the applicable Distribution Date to
Certificateholders in the manner set forth in the Pooling and Servicing
Agreement. All Realized Losses, Expense Losses and interest shortfalls on the
Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such

Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder.
Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10%
in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders

as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the
Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement;
provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late Ambassador of the United States to the Court of St. James,
living on the date hereof. The parties designated in the Pooling and Servicing
Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing
Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of  survivorship and not as
          tenants in common                      Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-37

                          [FORM OF CLASS X CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN
THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED
AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED
LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE
NOTIONAL AMOUNT OF THIS CLASS X CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF
THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS
CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING
AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 0.395%

INITIAL NOTIONAL AMOUNT OF THIS CLASS X CERTIFICATE: $2,565,237,893

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES AS OF THE CLOSING DATE:
$2,565,237,893 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. X-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AP 2

                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the

quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional
Amount of the Class X Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and
interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.
[This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii)
upon presentation of a Regulation S Certificate (as defined in the Pooling
Agreement) required by Article III of the Pooling and Servicing Agreement. Upon
exchange of this Regulation S Temporary Global Certificate for one or more
Global Certificates, the Trustee shall cancel this Regulation S Temporary Global
Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Class
X Certificates will be issued in denominations of $100,000 initial Notional
Amount and in any whole dollar denomination in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED

BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT

                                              By:
                                                  ------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                     Act.......................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-38

                        [FORM OF CLASS X-MP CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS X-MP CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED
AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED
LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE
NOTIONAL AMOUNT OF THIS CLASS X-MP CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT
OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS
CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING
AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 0.103%

INITIAL NOTIONAL AMOUNT OF THIS CLASS X-MP CERTIFICATE: $42,700,000

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-MP CERTIFICATES AS OF THE CLOSING DATE:
$42,700,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. X-MP-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AQ 0

                             CLASS X-MP CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-MP Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the

quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional
Amount of the Class X-MP Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and
interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.
[This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii)
upon presentation of a Regulation S Certificate (as defined in the Pooling
Agreement) required by Article III of the Pooling and Servicing Agreement. Upon
exchange of this Regulation S Temporary Global Certificate for one or more
Global Certificates, the Trustee shall cancel this Regulation S Temporary Global
Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate
Registrar

duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Class
X-MP Certificates will be issued in denominations of $100,000 initial Notional
Amount and in any whole dollar denomination in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED

BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           LASALLE BANK NATIONAL ASSOCIATION, as
                                           Certificate Registrar

                                           By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS X-MP CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-39

                        [FORM OF CLASS X-RC CERTIFICATE]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE
POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE
ENTITLED TO RECEIVE PAYMENT HEREON.]

THIS CLASS X-RC CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST
IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE CERTIFICATE
REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF
THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH
ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE
FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986,
AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS
OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST
BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED
AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS
CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED
LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE
NOTIONAL AMOUNT OF THIS CLASS X-RC CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT
OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS
CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING
AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE
REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HQ9

INITIAL PASS-THROUGH RATE: 0.103%

INITIAL NOTIONAL AMOUNT OF THIS CLASS X-RC CERTIFICATE: $7,600,000

DATE OF POOLING AND SERVICING AGREEMENT: AS OF AUGUST 1, 2006

CUT-OFF DATE: AUGUST 1, 2006

CLOSING DATE: AUGUST 17, 2006

FIRST DISTRIBUTION DATE: SEPTEMBER 14, 2006

AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-RC CERTIFICATES AS OF THE CLOSING DATE:
$7,600,000 (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. X-RC-1

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: J.E. ROBERT COMPANY, INC.

PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

PRIMARY SERVICER: PRINCIPAL GLOBAL INVESTORS, LLC

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

CUSIP NO. 61750C AR 8

                             CLASS X-RC CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-RC Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc.
(hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the
Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The
Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the
Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and
Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of
Certificates specified on the face hereof equal to the

quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional
Amount of the Class X-RC Certificates. The Certificates are designated as the
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 and are issued in the Classes specified in the Pooling and
Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the
Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which
Pooling and Servicing Agreement, as amended from time to time, the
Certificateholder by virtue of the acceptance hereof assents and by which the
Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 4th
Business Day after the related Determination Date (a "Distribution Date")
commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last
Business Day of the month immediately preceding the month of such distribution
(the "Record Date"). The Determination Date is the 8th day of each month, or, if the 8th day is not a Business Day, the next succeeding Business Day (a
"Determination Date"), commencing September 8, 2006. All sums distributable on this Certificate are payable in the coin or currency of the United States of
America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest
Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any
Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such
Distribution Date, with a final distribution to be made upon retirement of this
Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and
interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the
Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Holder hereof shall not be entitled to receive payments hereon; until so exchanged in full, this
Regulation S Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Pooling and
Servicing Agreement.]

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The
Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.
[This Regulation S Temporary Global Certificate is exchangeable in whole or in part for one or more Global Certificates only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii)
upon presentation of a Regulation S Certificate (as defined in the Pooling
Agreement) required by Article III of the Pooling and Servicing Agreement. Upon
exchange of this Regulation S Temporary Global Certificate for one or more
Global Certificates, the Trustee shall cancel this Regulation S Temporary Global
Certificate.]

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate
Registrar,

duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Class
X-RC Certificates will be issued in denominations of $100,000 initial Notional
Amount and in any whole dollar denomination in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations as requested by the
Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Paying Agent, the Master Servicer, the
Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the
Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Paying
Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the
Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United
States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Certificate Registrar has executed this Certificate under the
Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED

BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed under this official seal.

                                           LASALLE BANK NATIONAL ASSOCIATION, as
                                           Certificate Registrar

                                           By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated: AUGUST 17, 2006

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS X-RC CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           AUTHENTICATING AGENT

                                           By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this
Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT...........Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN  - as joint tenants with rights          Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                      Act.......................
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                     PLEASE INSERT SOCIAL SECURITY OR OTHER
_____________________________________
                                        IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

                                        ________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_______________________________   ________________________________________
                                        NOTICE: The signature to this assignment
                                        must correspond with the name as written
                                        upon the face of this Certificate in
                                        every particular without alteration or
                                        enlargement or any change whatever.

-------------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of
_________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                 August 17, 2006

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York 10036

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

LaSalle Bank National Association
135 South LaSalle Street, Suite 3410
Chicago, IL 60603

J.E. Robert Company, Inc.
1650 Tysons Boulevard
Suite 1600
McLean, Virginia

HSBC Bank USA, National Association
[Address]
Attention: [__]
Facsimile Number: [__]

[Operating Advisor]

     Re:  Pooling and Servicing Agreement ("Pooling and Servicing Agreement")
          relating to Morgan Stanley Capital I Inc., Commercial Mortgage
          Pass-Through Certificates, Series 2006-HQ9

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.2 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each
Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as

provided in clause (i) of the definition of "Mortgage File" of the Pooling and
Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

          The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the
Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular
Interests.

          Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and
Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                 AUGUST 17, 2006

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York 10036

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California 94111

LaSalle Bank National Association
135 South LaSalle Street, Suite 3410
Chicago, IL 60603

J.E. Robert Company, Inc.
1650 Tysons Boulevard
Suite 1600
McLean, Virginia

HSBC Bank USA, National Association
[Address]
Attention: [__]
Facsimile Number: [__]

[Operating Advisor]

     Re:  Pooling and Servicing Agreement ("Pooling and Servicing Agreement")
          relating to Morgan Stanley Capital I Inc., Commercial Mortgage
          Pass-Through Certificates, Series 2006-HQ9

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.2 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each
Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (v), (vi), (viii), (x) and (xii) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to all other clauses of the

definition of "Mortgage File," to the extent known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement, are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage, the street address of the
Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan
Schedule accurately reflects the information contained in the documents in the
Mortgage File, and (d) each Mortgage Note has been endorsed. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage
File or any of the Trustee Mortgage Loans identified in the Mortgage Loan
Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

          The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the
Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular
Interests.

                                Capitalized words and phrases used herein shall
                                have the respective meanings assigned to them in
                                the Pooling and Servicing Agreement. This
                                Certificate is qualified in all respects by the
                                terms of said Pooling and Servicing Agreement
                                including but not limited to Section 2.2.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                as Trustee

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

To:  HSBC Bank USA, National Association
     [Address]
     Attention: [__]
     Facsimile Number: [__]
     Morgan Stanley Capital I Inc.
     Commercial Mortgage Pass-Through Certificates,
     Series 2006-HQ9

          Re:  Morgan Stanley Capital I Inc.
               Mortgage Pass-Through Certificates, Series 2006-HQ9

                                     DATE:__________

          In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of August 1,
2006 by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank,
National Association, as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, HSBC Bank USA, National Association, as Trustee, and LaSalle Bank
National Association, as Paying Agent, Trustee and Certificate Registrar (the
"Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

               Mortgagor's Name:

               Address:

               Loan No.:

               Reason for requesting file:

     _____     1.   Mortgage Loan paid in full.
                    (The [Master] [Special] Servicer
                    hereby certifies that all amounts received in connection
                    with the Mortgage Loan have been or will be, following the
                    [Master] [Special] Servicer's release of the Trustee
                    Mortgage File, credited to the Certificate Account or the
                    Distribution Account pursuant to the Pooling and Servicing
                    Agreement.)

     _____     2.   Mortgage Loan repurchased.
                    (The [Master] [Special] Servicer
                    hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and
                    Servicing Agreement.)

     _____     3.   Mortgage Loan Defeased.

               4.   Mortgage Loan substituted.
                    (The [Master] [Special] Servicer
                    hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the
                    related Trustee Mortgage File pursuant to the Pooling and
                    Servicing Agreement.)

     _____     5.   The Mortgage Loan is being foreclosed.

     _____     6.   Other. (Describe)

               The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the
     Pooling and Servicing Agreement and will be returned to you, except if the
     Mortgage Loan has been paid in full, repurchased or substituted for by a
     Qualifying Substitute Mortgage Loan (in which case the Trustee Mortgage
     File will be retained by us permanently), when no longer required by us for such purpose).

               Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          [Name of [Master] [Special] Servicer]

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                  EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association,
  as Certificate Registrar
Global Securities & Trust Services
135 South LaSalle Street, Suite 1625
Chicago, IL 60603

Attention: Mortgage & Corporate Trust Services

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2006-HQ9 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
a Certificate (the "Transferred Certificate") having an initial Certificate
Balance or Notional Amount as of August 17, 2006 (the "Settlement Date") of
$__________. The Certificates were issued pursuant to the Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2006, among Morgan Stanley Captial I Inc., as depositor (the "Depositor"), Wells Fargo
Bank, National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, HSBC Bank USA, National Association, as trustee, LaSalle Bank
National Association, as paying agent (in such capacity, the "Paying Agent").
All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
     Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a)
     through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of

     1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any
     Certificate pursuant to the Securities Act or any state securities laws.

                                              Very truly yours,

                                              ----------------------------------
                                              (Transferor)

                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [DATE]

LaSalle Bank National Association,
  as Certificate Registrar
Global Securities & Trust Services
135 South LaSalle Street, Suite 1625
Chicago, IL 60603

Attention: Mortgage & Corporate Trust Services

       Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
           Certificates, Series 2006-HQ9 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates having an initial Certificate Balance or Notional
Amount as of August 17, 2006 (the "Settlement Date") of $__________ (the
"Transferred Certificates"). The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan
Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank,
National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, HSBC Bank USA, National Association, as trustee, and LaSalle Bank
National Association, as paying agent (in such capacity, the "Paying Agent").
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the
     Transferred Certificates is being made in reliance on Rule 144A. The
     Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only
     (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified
     Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.

          3. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an
     Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
     Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the Transferee as the beneficial owner of the Transferred
     Certificates and states that the Transferee is not a U.S. Person, (ii) Form
     W-8IMY (with appropriate attachments) or (iii) two duly executed copies of
     IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The
     Transferee agrees to provide to the Certificate Registrar (or its agent)
     updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the
     Certificate Registrar (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the
     United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury
     Regulations) created or organized in or under the laws of the United
     States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20,
     1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                              Very truly yours,

                                              ----------------------------------
                                              (Transferee)

                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                             ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the
Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A")
because (i) the Transferee owned and/or invested on a discretionary basis
$______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

          ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

          ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than
               18 months preceding such date of sale for a foreign bank or equivalent institution.

----------
(1)  Transferee must own and/or invest on a discretionary basis at least
     $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least
     $10,000,000 in securities.

          ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan
               association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
               territory or the District of Columbia.

          ___  State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974, as amended.

          ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          _____________________________________________________________

          _____________________________________________________________

          _____________________________________________________________

          3. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction.
However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

    ___    ___      Will the Transferee be purchasing the Transferred
    Yes    No       Certificate only for the Transferee's own account

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                              ----------------------------------
                                              Print Name of Transferee

                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------
                                              Date:
                                                     ---------------------------

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee
Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A under the Securities Act of 1933, as amended ("Rule 144A") because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____      The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

____      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
          Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
                      Certificates only for the Transferee's own account
          Yes   No

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                             -----------------------------------

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association,
 as Certificate Registrar
Global Securities & Trust Services
135 South LaSalle Street, Suite 1625
Chicago, IL 60603

Attention: Mortgage & Corporate Trust Services

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2006-HQ9 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class ___ Certificates having an initial Certificate
Balance or Notional Amount as of August 17, 2006 (the "Settlement Date") of
$__________ (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement, (the "Pooling and Servicing Agreement") dated as of August 1, 2006,
Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank,
National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, HSBC Bank USA, National Association, as trustee (the "Trustee"), and
LaSalle Bank National Association, as paying agent (the "Paying Agent"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the
Certificate Registrar is obligated so to register or qualify the Class of
Certificates to which the Transferred Certificates belong, and (c) no
Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate
Registrar has

received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of
Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

          4. Transferee understands that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR
          THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          5. With respect to any Transferred Certificate that is a Privately
Offered Certificate (other than Class X, Class X-MP, Class X-RC, Class G, Class
H, Class J and Class K Certificates), the Transferee understands that each
Transferred Certificate will bear the following legend:

          NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE
          BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE
          RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
          SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
          "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
          MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR
          TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
          CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR
          WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER

          EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN
          COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          6. Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e)
taken any other action with respect to any Certificate, any interest in any
Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

          7. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, (e)
any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

          8. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

          9. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an
Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the
Transferee as the beneficial owner of the Transferred Certificates and states that the

Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments)
or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred
Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the
case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent
IRS form of certification furnished by it to the Certificate Registrar (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the
United States for U.S. federal income tax purposes, a corporation or partnership
(except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2006-HQ9 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by
_____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial
Certificate Balance or Notional Amount as of August 17, 2006 (the "Settlement
Date") of $__________. The Certificates were issued pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August
1, 2006, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"),
Wells Fargo Bank, National Association, as master servicer, J.E. Robert Company,
Inc., as special servicer, HSBC Bank USA, National Association, as trustee (the
"Trustee"), and LaSalle Bank National Association, as paying agent (in such capacity, the "Paying Agent"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the
Trustee or the Certificate Registrar is obligated so to register or qualify the
Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing
Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s)
from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing
Agreement, which provisions it has carefully reviewed.

          4. Transferee understands that each Transferred Certificate will bear the following legend:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          5. With respect to any Transferred Certificate that is a Privately
Offered Certificate (other than Class X, Class X-MP, Class X-RC, Class G, Class
H, Class J and Class K Certificates), the Transferee understands that each
Transferred Certificate will bear the following legend:

          NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE
FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING
PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF,
OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          6. Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e)
taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any
Certificate under the Securities Act, would render the disposition of any
Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize

any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

          7. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, (e)
any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

          8. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the
Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          9. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an
Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the
Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred
Certificates and states that interest and original issue discount on the
Transferred Certificates is, or is expected to be, effectively connected with a
U.S. trade or business. The Transferee agrees to provide to the Certificate
Registrar (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form
W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the
Certificate Registrar (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the
United States for U.S. federal income tax purposes, a corporation or partnership
(except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or,

to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S.
Persons).

          The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2006-HQ9 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by
_____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial
Certificate Balance or Notional Amount as of August 17, 2006 (the "Settlement
Date") of $__________. The Certificates were issued pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August
1, 2006, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"),
Wells Fargo Bank, National Association, as master servicer, J.E. Robert Company,
Inc., as special servicer, HSBC Bank USA, National Association, as trustee (the
"Trustee"), and LaSalle Bank National Association, as paying agent (in such capacity, the "Paying Agent"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended
(the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (ii) pursuant to another exemption from registration under the
Securities Act.

          2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the
Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is
(i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
(A) a certification from such Certificate Owner's prospective transferee
(substantially in the form attached to the Pooling and Servicing Agreement)
setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing
Agreement, which provisions it has carefully reviewed.

          4. Transferee understands that each Transferred Certificate will bear the following legend:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          5. With respect to any Transferred Certificate that is a Privately
Offered Certificate (other than Class X, Class X-MP, Class X-RC, Class G, Class
H, Class J and Class K Certificates), the Transferee understands that each
Transferred Certificate will bear the following legend:

          NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL,
STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING
PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF,
OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          6. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, (e)
any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

          7. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an
Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the
Certificate Registrar (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the
Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred
Certificates and states that interest and original issue discount on the
Transferred Certificates is, or is expected to be, effectively connected with a
U.S. trade or business. The Transferee agrees to provide to the Certificate
Registrar (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form
W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the
Certificate Registrar (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the
United States for U.S. federal income tax purposes, a corporation or partnership
(except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor, the Trustee and the Paying Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                             ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor"), and for the benefit of the Depositor, the Trustee and the
Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis
$______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

          ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

          ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than
               18 months preceding such date of sale for a foreign bank or equivalent institution.

----------
          (2) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least
$10,000,000 in securities.

          ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan
               association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
               territory or the District of Columbia.

          ___  State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974, as amended.

          ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          3. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction.
However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___   ___     Will the Transferee be purchasing the Transferred Certificate
     Yes   No      only for the Transferee's own account

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                             ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor"), and for the benefit of the Depositor, the Trustee and the
Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A under the Securities Act of 1933, as amended ("Rule 144A"), because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

               ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with
     Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A.

     ___   ___     Will the Transferee be purchasing the Transferred Certificate
     Yes   No      only for the Transferee's own account

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ------------------------------------
                                            Print Name of Transferee or Adviser

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            IF AN ADVISER:

                                            ------------------------------------
                                            Print Name of Transferee

                                            Date:
                                                  ------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                                  (TRANSFEREE)

STATE OF          )
                  ) ss:
COUNTY OF         )

          ____________________, being first duly sworn, deposes and says that:

          1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9, Class [R-I]
[R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the
"Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a
"Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the
Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers'
cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Transferee (i) is, and as of the date of transfer will be, a
"Qualified Institutional Buyer" and will endeavor to remain a "Qualified
Institutional Buyer" for so long as it holds the Residual Certificates, and (ii)
is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Qualified Institutional Buyer"
is a qualified institutional buyer qualifying pursuant to Rule 144A under the
Securities Act of 1933, as amended.

          4. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the
Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such

transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a
Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual
Certificates may be a "noneconomic residual interest" within the meaning of
Treasury regulation Section 1.860E-1(c) and that the transferor of a
"noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          5. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          6. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the
Transferee's transferee, or such transferee's agent, delivers to the Certificate
Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          7. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

          8. The Transferee's taxpayer identification number is _______________.

          9. The Transferee has reviewed the provisions of Section 3.3(e) of the
Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(F) of Section 3.3(e)
which authorizes the Paying Agent or the Trustee to deliver payments on the
Residual Certificate to a Person other than the Transferee and clause (ii)(G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the
Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          10. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual
Certificates.

          12. The Transferee will not cause income with respect to the Residual
Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of such proposed
Transferee or any other United States Tax Person.

          13. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

          14. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          15. [Select a or b, as applicable] [a] The Transferee has computed any consideration paid to it to acquire the Class R Certificate in accordance with
U.S. Treasury Regulations Sections 1.860E-1(c)(7) and 1.860E-1(c)(8) by
computing present values using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

          [b] The transfer of the Class R Certificate complies with Treasury
Regulation Sections 1.860E-1(c)(5) and 1.860E-1(c)(6) and, accordingly,

          (i) the Transferee is an "eligible corporation," as defined in
Treasury Regulation Section 1.860E-1(c)(6), as to which income from the Class R
Certificate will only be taxed in the United States;

          (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the Transferee's fiscal year of the transfer, the
Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of Treasury
Regulation Section 1.860E-1(c)(6)(ii) and excluding any other asset if a principal purpose for holding or acquiring that asset is to permit the
Transferee to satisfy this Section 15(ii)) in excess of $100 million and net assets in excess of $10 million;

          (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in Treasury Regulation Section
1.860E-1(c)(6), in a transaction that satisfies the requirements of Treasury
Regulation Section 1.860E-1(c)(i), (ii), and (iii) and this Section 15 and the transfer is not to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of such eligible corporation or any other arrangement by which the Class R Certificate will be at any time subject to net tax by a foreign country or possession of the United States; and

          (iv) the Transferee determined the consideration paid to it to acquire the Class R Certificate, based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith, is a reasonable amount.

          16. The Transferee (i) is, and at the time of transfer will be, a
United States Tax Person and (ii) is not, and at the time of the transfer will not be, a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person. If the
Transferee is a partnership trust or disregarded entity for U.S. federal income tax purposes, then each person that may be allocated income from the Class R
Certificate is, and at the time of transfer will be, a United States Tax Person.

          17. The Transferee has historically paid its debts as they have come due and will continue to do so in the future.

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this ___
day of ___________, ____.

                                            [NAME OF TRANSFEREE]

                                            By:
                                                --------------------------------
                                                [Name of Officer]
                                                [Title of Officer]

                                   EXHIBIT E-2

                   FORM OF TRANSFEROR AFFIDAVIT AND AGREEMENT
                                  (TRANSFEROR)

                              _______________, 20__

LaSalle Bank National Association,
  as Certificate Registrar
Global Securities & Trust Services
135 South LaSalle Street, Suite 1625
Chicago, Il 60603

Attention: Mortgage & Corporate Trust Services

       Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
           Certificates, Series 2006-HQ9 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____%
Percentage Interest in such Class (the "Residual Certificates"). The
Certificates, including the Residual Certificates, were issued pursuant to the
Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and
Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Wells
Fargo Bank, National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, HSBC Bank USA, National Association, as trustee, LaSalle
Bank National Association, as paying agent, Trustee and certificate registrar.
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the
Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and
Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in

the future. The Transferor understands that the transfer of the Residual
Certificates may not be respected for United States income tax purposes (and the
Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

          4. The Transferor does not know and has no reason to know that the
Transferee is not a Permitted Transferee, is not a United States Tax Person, is
a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person, or is a Person with respect to which income on the Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty.

          5. The Transferor does not know and has no reason to know that the
Transferee will not honor the restrictions on subsequent transfers by the
Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferor)

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT F

                        FORM OF REGULATION S CERTIFICATE

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                   SERIES 2006-HQ9, CLASS _ (THE "CERTIFICATES")

TO: Euroclear System
         or
    CLEARSTREAM

          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non -U.S person(s) or (b) U.S. person(s)
who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the
"Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the
Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, 2006

                                    By:
                                        ----------------------------------------
                                    As, or as agent for, the beneficial owner(s)
                                    of the Certificates to which this
                                    certificate relates.

                                   EXHIBIT G-1

                      PRINCIPAL PRIMARY SERVICING AGREEMENT

                                   ----------

                           PRIMARY SERVICING AGREEMENT

                           DATED AS OF AUGUST 1, 2006

                                   ----------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                               AS MASTER SERVICER,

                        PRINCIPAL GLOBAL INVESTORS, LLC,

                              AS PRIMARY SERVICER,

                      TO BE ENTERED INTO IN CONNECTION WITH

                  THAT CERTAIN POOLING AND SERVICING AGREEMENT

                           DATED AS OF AUGUST 1, 2006

                                      AMONG

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                               AS MASTER SERVICER,

                            J.E. ROBERT COMPANY, INC.
                              AS SPECIAL SERVICER,

                       HSBC BANK USA, NATIONAL ASSOCIATION
                            AS TRUSTEE AND CUSTODIAN

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION
   AS PAYING AGENT, CUSTODIAN, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ9

                                                                            PAGE
                                                                            ----

   Section 2.3   Compensation and Other Payments to the Primary

   Section 3.2   Access to Documents; Provision of Certain Information ..    20

   Section 5.3   Fidelity Bond and Errors and Omissions Insurance
                    Policy ..............................................    22
   Section 5.4   Primary Servicer's Financial Statements and Related

   Section 5.12  Quarterly Servicing Accounts Reconciliation

ARTICLE VIII. PRIMARY SERVICER TO HOLD PROPERTY FOR THE MASTER
                 SERVICER ...............................................    37

                                       -i-

                                   (continued)

                                                                            PAGE
                                                                            ----

                                      -ii-

          This PRIMARY SERVICING AGREEMENT, dated and effective as of August 1,
2006, by and between PRINCIPAL GLOBAL INVESTORS, LLC (in the capacity of primary servicer, the "Primary Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a
national banking association, acting solely in its capacity as Master Servicer under the Pooling and Servicing Agreement (as defined below) (the "Master
Servicer").

          WHEREAS, Morgan Stanley Capital I Inc., as depositor (the
"Depositor"), Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, LaSalle Bank National Association, as paying agent, custodian, certificate registrar and authenticating agent, and
HSBC Bank USA, National Association, as trustee and custodian, have entered into a Pooling and Servicing Agreement, dated as of August 1, 2006, relating to the
Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9 (as amended, from time to time, the "Pooling and Servicing Agreement"), a copy of which is attached hereto as Exhibit A; and

          WHEREAS, the Master Servicer desires that the Primary Servicer act as
Primary Servicer with respect to the mortgage loans listed on Schedule I hereto and provide, on behalf of the Master Servicer, the necessary servicing of such mortgage loans performed in a manner consistent with the Servicing Standard and in a manner consistent with this Agreement and the Pooling and Servicing
Agreement from the Closing Date until this Agreement is terminated in accordance herewith;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Primary Servicer and the Master Servicer hereby agree as follows:

                                       1.
                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, provided, however, that terms whose meanings are ascribed in the Pooling and Servicing
Agreement and by the provisions thereof pertain to one or more mortgage loans that are the subject of the Pooling and Servicing Agreement shall be construed for purposes of this Agreement to pertain to the related Mortgage Loan(s) that are the subject of this Agreement.

          "A/B Intercreditor Agreement": With respect to an A/B Mortgage Loan, the related co-lender agreement, by and between the holder of the related
Mortgage Loan and the holder of the related B Note, setting forth the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

          "A/B Mortgage Loan": Any A/B Mortgage Loan or any Mortgage Loan
serviced under this Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the Trust.
There are no A/B Mortgage Loans relating to this agreement.

          "ABS Issuing Entity": Each trust or entity that has issued asset-backed securities that directly or indirectly evidence interests in or are secured by a pledge of one or more mortgage loans serviced hereunder (regardless of whether such mortgage loan constitutes a "Mortgage Loan" under the other provisions of this Agreement), it being understood that the HQ9 Trust constitutes an ABS Issuing Entity.

          "Aggregate Servicing Fee": The Primary Servicing Fee and the Excess
Servicing Fee.

          "Agreement": This Primary Servicing Agreement, as modified, amended and supplemented from time to time, including all exhibits, schedules and addenda hereto.

          "Annual Statement and Rent Roll Reporting": Copies of quarterly and annual financial statements and rent rolls collected with respect to the
Mortgaged Properties securing the Mortgage Loans and A/B Mortgage Loans, to be made available, within 30 days following receipt thereof by the Primary
Servicer, to the Master Servicer (and, with respect to an A/B Mortgage Loan, the holder of the B Note, if required by the applicable A/B Intercreditor
Agreement), the Operating Adviser, and, to any of the following Persons upon written notification from Master Servicer of a request for such information and the identity and address of the requesting Person requesting: the Rating
Agencies, the Special Servicer, or the Trustee.

          "Applicable Depositor": The Depositor or the depositor with respect to an ABS Issuing Entity other than the HQ9 Trust.

          "B Note": With respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related
A/B Intercreditor Agreement. There are no B Notes relating to this agreement.

          "Category 1 Consent Aspect": A condition, term or provision of a
Category 1 Request that requires, or specifies a standard of, consent, or approval of the applicable mortgagee under the Loan Documents, but shall explicitly exclude any such conditions, terms or provisions enumerated in (a) an escrow or reserve agreement for disbursements made from an escrow or reserve account or an extension of time to complete repairs, replacements or improvements in accordance with the terms and conditions set forth in Exhibit
B-2(c); (b) an assignment and assumption request covered under Section
A.1.(c)(ii) of Exhibit B-2(c) of this Agreement; (c) an additional lien, monetary encumbrance or mezzanine financing request covered under Section
A.1.(c)(iii) of Exhibit B-2(c) of this Agreement; or (d) a defeasance request covered under Section A.1.(c)(i) of Exhibit B-2(c) of this Agreement.

          "Category 1 Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "Category 2 Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "Category 3 Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

                                      -2-

          "CMSA Comparative Financial Status Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit
W.

          "CMSA Delinquent Loan Status Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Financial File": A report which is one element of the CMSA
Investor Reporting Package and the form of which is attached to the Pooling and
Servicing Agreement as Exhibit W.

          "CMSA Historical Liquidation Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Historical Loan Modification Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit
X.

          "CMSA Investor Reporting Package": The Commercial Mortgage Securities
Association Investor Reporting Package, certain forms of which are attached to the Pooling and Servicing Agreement as Exhibits W and X and elements of which shall be produced as provided in Section 2.1(c) and the Task Description.

          "CMSA Loan Level Reserve/LOC Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Loan Periodic Update File": A report which is one element of the
CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Loan Setup File": A report which is one element of the CMSA
Investor Reporting Package and the form of which is attached to the Pooling and
Servicing Agreement as Exhibit X.

          "CMSA Property File": A report which is one element of the CMSA
Investor Reporting Package and the form of which is attached to the Pooling and
Servicing Agreement as Exhibit W.

          "CMSA Quarterly Financial File": A report which is one element of the
CMSA Investor Reporting Package and the form of which is substantially similar to the form attached to the Pooling and Servicing Agreement as Exhibit W.

          "CMSA REO Status Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

                                      -3-

          "CMSA Servicer Watch List": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit W the
contents of which are set forth in Section 8.11(h) of the Pooling and Servicing
Agreement.

          "Day One Report": With respect to each Mortgage Loan and A/B Mortgage
Loan, a statement in the form of Exhibit B-1(f) setting forth the scheduled payments of interest and principal and the amount of any unanticipated prepayments of which the Primary Servicer has received notice, indicating the
Mortgage Loan or A/B Mortgage Loan and on account of what type of payment such amount is to be applied on behalf of the related Mortgagor.

          "Deemed Category 1 Request": With respect to an A/B Mortgage Loan, a
Category 2 Request shall, for purposes of this Agreement, be deemed to be a
Category 1 Request and shall be processed, as such, by the Primary Servicer.

          "Distribution Date": With respect to the HQ9 Trust, as defined in the
Pooling and Servicing Agreement. With respect to any other ABS Issuing Entity
(as the context requires), the monthly date on which distributions are made on the related certificates under the related pooling and servicing agreement.

          "Escrow Status Report": A brief statement to be delivered to the
Persons designated in Section 5.1(g) of the Pooling and Servicing Agreement and
with respect to an A/B Mortgage Loan, the holder of the B Note, if required by the applicable A/B Intercreditor Agreement, within twenty (20) days following the first anniversary of the Closing Date, for each of the Mortgage Loans included on Schedule VII of the Pooling and Servicing Agreement (and related B
Notes), about the status of the work or project based upon the most recent information provided by the applicable Mortgagor.

          "Excess Servicing Fee": For each calendar month, as to each Mortgage
Loan, the portion of the related Excess Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal
Balance of such Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such
Mortgage Loan for which interest actually accrues on such Mortgage Loan and only from collections on such Mortgage Loan.

          "Excess Servicing Fee Rate": The rate of 0.0% per annum with respect to each Mortgage Loan.

          "HQ9 Trust": The trust established under the Pooling and Servicing
Agreement.

          "Lease": A lease, proposed lease, or amendment, modification, restatement, extension or termination of a lease, in each case of space and any other ancillary and associated rights in a building or on the real estate constituting all or a portion of a Mortgaged Property.

          "Loan Documents": As defined in the Post Closing Matters Description in Exhibit B-2.

                                      -4-

          "Mandatory Prepayment Date Assumption": The assumption set forth in
Exhibit B (Servicing Proposal) to the PCFII Servicing Rights Purchase Agreement
to the effect that, except as disclosed to the Master Servicer, no Mortgage Loan under such agreement has terms under which it may be paid off, in whole or in part, on a date other than a due date or maturity date (including during open periods) without payment of a full month of interest.

          "Master Servicer": As defined in the preamble to this Agreement.

          "Master Servicer Servicing Documents": A copy of the documents contained in the Mortgage File for the Mortgage Loans and any A/B Mortgage
Loans.

          "Materiality Determination": With respect to a Category 1 Request, the determination by Primary Servicer, exercised in good faith using the "Servicing
Standard" set forth in the Pooling and Servicing Agreement, whether a Category 1
Consent Aspect is material and should be referred to the Special Servicer for consent in accordance with this Agreement and the Pooling and Servicing
Agreement.

          "Mortgage Loan": A Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the schedule attached to this Agreement as Schedule I, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section
2.1 or Section 2.3 of the Pooling and Servicing Agreement, and Mortgage Loan
shall also include any Defeasance Loan.

          "Non-Mandatory Prepayment Date Mortgage Loan": As defined in Section
5.10(a) hereof.

          "Officer's Certificate": In the case of the Primary Servicer, a certificate signed by one or more of the Chairman of the Board, any Vice
Chairman, the President, or any Executive Vice President, Senior Vice President,
Vice President or Assistant Vice President or an employee designated as a
Servicing Officer pursuant to this Agreement.

          "Operating Statement Analysis": A report which is one element of the
MBA/CMSA Methodology for Analyzing and Reporting Property Income Statements,
which is part of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit W.

          "Payment and Collection Description": The description of the obligations of the Primary Servicer with respect to collection and remittance of payments on the Mortgage Loans and the A/B Mortgage Loans, as more particularly described in Section 2.1(c) hereof.

          "Payment and Mortgage Loan Status Reports": The reports to be submitted by Primary Servicer to the Master Servicer with respect to reporting about collection and remittance of payments, delinquencies, status of real estate taxes, status of insurance and status of UCC financing statements for the
Mortgage Loans and with respect to an A/B Mortgage Loan, the holder of the B
Note, if required by the applicable A/B Intercreditor Agreement, as more particularly described and in the forms attached hereto as Exhibit B-1.

                                      -5-

          "PCF II Servicing Rights Purchase Agreement": The servicing rights purchase agreement dated August [ ], 2006 between Principal Commercial Funding
II, LLC, as Seller and the Master Servicer, as Purchaser.

          "POA Notice": As defined in the Post Closing Matters Description in
Exhibit B-2.

          "Pooling and Servicing Agreement": As defined in the preamble to this
Agreement.

          "Post Closing Matters Description": The description of the relative obligations of the Primary Servicer and Master Servicer with respect to requests from Mortgagors on Mortgage Loans and A/B Mortgage Loans that have not become
Defaulted Mortgage Loans, a Specially Serviced Mortgage Loan or one on which a
Servicing Transfer Event has occurred, which obligations are more particularly described and set forth on Exhibit B-2.

          "Post Closing Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "Primary Servicer Collection Account": An account, which shall be an
Eligible Account, established by Primary Servicer for the purposes set forth in this Agreement, the income and earnings on which shall inure entirely to the benefit of Primary Servicer. The Primary Servicer Collection Account shall be established in the name of "Principal Global Investors, LLC, as Primary Servicer
for Wells Fargo Bank, National Association, as Master Servicer for HSBC Bank
USA, National Association, as Trustee for the Holders of Morgan Stanley Capital
I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9."

          "Primary Servicer Default": As defined in Section 6.1 hereof.

          "Primary Servicer Errors and Omissions Insurance Policy": As defined in Section 5.3(a) hereof.

          "Primary Servicer Fidelity Bond": As defined in Section 5.3(a) hereof.

          "Primary Servicer Form 8-K Information Report": As defined in Section
5.13(c)(i) hereof.

          "Primary Servicer Form 10-D Information Report": As defined in Section
5.13(c)(ii) hereof.

          "Primary Servicer Form 10-K Information Report": As defined in Section
5.13(c)(iii) hereof.

          "Primary Servicer Servicing Documents": (a) a copy of the documents contained in the Mortgage File for the Mortgage Loans and A/B Mortgage Loans and
(b) all other servicing documents and records in possession of Primary Servicer that relate to or are used for the servicing of the Mortgage Loans and A/B
Mortgage Loans and that are not required to be part of the applicable Mortgage
File.

                                      -6-

          "Primary Servicing Fee": For each calendar month, as to each Mortgage
Loan and each B Note, the portion of the Primary Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled
Principal Balance of such Mortgage Loan (or the Principal Balance in the case of each B Note) immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and only from collections on such Mortgage Loan.

          "Primary Servicing Fee Rate": A rate of 0.01% per annum with respect to each Mortgage Loan.

          "Primary Servicing Officer": Any officer or employee of the Primary
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and A/B Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Master
Servicer by the Primary Servicer and signed by an officer of the Primary
Servicer, as such list may from time to time be amended.

          "Primary Servicing Termination Date": As defined in Section 6.2 hereof.

          "Property Inspection Description": The description of the obligations of the Primary Servicer with respect to inspection of the Mortgaged Properties for each of the Mortgage Loans and the A/B Mortgage Loans as more particularly described in Section 2.1(d) hereof and Exhibit B-3.

          "Reconciliation Certification Date": As defined in Section 5.12 hereof.

          "Regulations": The rules, regulations and policy statements of the SEC as in effect from time to time.

          "Requirements List": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "SEC": The Securities and Exchange Commission.

          "Services": Those activities to be provided by the Primary Servicer for the Servicing of the Mortgage Loans and the A/B Mortgage Loans pursuant to the provisions of this Agreement.

          "Servicing": With respect to any Mortgage Loan and any A/B Mortgage
Loan, the right and obligation of the Primary Servicer to administer such
Mortgage Loan and any A/B Mortgage Loan in accordance with the provisions hereof.

          "Servicing Documents": The Master Servicer Servicing Documents and
Primary Servicer Servicing Documents.

          "Servicing Standard": With respect to the Primary Servicer, the
Primary Servicer shall service and administer the Mortgage Loans and the A/B
Mortgage Loans that it is obligated

                                      -7-

to service and administer pursuant to this Agreement on behalf of the Master
Servicer and in the best interests of and for the benefit of the
Certificateholders and, with respect to each B Note, the holder(s) of each such
B Note (as determined by the Primary Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and A/B Mortgage Loans and, to the extent consistent with the foregoing, further as follows:

          (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; and

          (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and A/B Mortgage Loans;

          and without regard to: (I) any other relationship that the Primary
Servicer, or any Affiliate thereof, may have with the related Mortgagor; (II)
the ownership of any Certificate or B Note by the Primary Servicer, or any
Affiliate thereof; (III) the Master Servicer's obligation to make Advances; and
(IV) the right of the Primary Servicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; provided, however, that in no event shall the foregoing standards be less than the applicable provisions of the Servicing Standard set forth in the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the servicing standards set forth in the related A/B Intercreditor Agreement.

          "Significant Leases": A Lease at a Mortgaged Property covering or proposed to cover more than the greater of either (a) 20,000 net rentable square feet or (b) twenty percent (20%) of the net rentable square footage of the
Mortgaged Property.

          "Significant Obligor": A "significant obligor" within the meaning of
Item 1101(k) of Regulation AB.

          "SNDA": A Subordination, Non-Disturbance and Attornment Agreement with respect to a Lease on a form customarily used by Primary Servicer with respect to Mortgaged Properties of similar type and consistent with the Servicing
Standard.

          "Special Servicer": ARCap Servicing, Inc. or any successor thereto as special servicer under the Pooling and Servicing Agreement.

          "Successor Primary Servicer": The Person selected by the Master
Servicer upon the termination of the Primary Servicer resulting from any Primary
Servicer Default, if any, who shall thereafter perform the Services with respect to the Mortgage Loans and the A/B Mortgage Loans; provided, that the Master
Servicer shall perform all Services with respect to the Mortgage Loans and the
A/B Mortgage Loans until such Person, if any, is selected.

          "Task Description": The outline description of the obligations of the
Primary Servicer and Master Servicer with respect to the Mortgage Loans and the
A/B Mortgage Loans as set forth in Exhibit B-4 attached to this Agreement.

                                      -8-

          "Trustee": HSBC Bank USA, National Association or any successor thereto as trustee under the Pooling and Servicing Agreement.

                                       2.
                                PRIMARY SERVICING

          2.1 Primary Servicing From the Closing Date until the Primary
Servicing Termination Date, Master Servicer hereby authorizes and directs
Primary Servicer to service each Mortgage Loan and each A/B Mortgage Loan as primary servicer on behalf of and at the direction of the Master Servicer as provided in this Agreement. The Services shall consist of the following:

               A. Primary Servicer shall perform all tasks and responsibilities necessary to meet the requirements under the Task Description, the Post
     Closing Matters Description, the Payment and Collection Description and the
     Payment and Mortgage Loan Status Reports, in each case in accordance with the terms of this Agreement and, with respect to each B Note, the terms of the related A/B Intercreditor Agreement, and in a manner not inconsistent with the Pooling and Servicing Agreement. Primary Servicer shall also perform the obligations to which it has expressly agreed under the Pooling and Servicing Agreement and the Master Servicer's obligations set forth in
     Sections 2.1(c), 2.1(d), that portion of 5.1(g) relating to the Escrow
     Status Report, 8.11(i), if applicable, and 8.14 of the Pooling and
     Servicing Agreement relating to Annual Statement and Rent Roll Reporting with respect to the Mortgage Loans and the A/B Mortgage Loans.

               B. Master Servicer and Primary Servicer agree and acknowledge that the Task Description is a chart that enumerates a list of tasks and the general allocation of responsibility of servicing obligations between the Master Servicer and the Primary Servicer for such tasks, and the Post
     Closing Matters Description sets forth a specific method for classifying post closing requests of a Mortgagor and allocating responsibility for handling such requests based upon such classification. Master Servicer and
     Primary Servicer have made efforts to reconcile the Task Description and
     Post Closing Matters Description.

               C. Without limiting the foregoing, Primary Servicer shall collect and remit payments on the Mortgage Loans and the A/B Mortgage Loans in accordance with the Payment and Collection Description. For the purposes of this Agreement, the "Payment and Collection Description" shall encompass all of the following responsibilities and obligations set forth in the following subsections (i) through (viii) and subsection (xii):

               (i) On or prior to the Closing Date, the Primary Servicer shall establish a Primary Servicer Collection Account, and give the Master
          Servicer prior written notice of the name and address of the depository institution at which such Primary Servicer Collection
          Account is maintained and the account number of the Primary Servicer
          Collection Account. Primary Servicer may direct the investment of funds on deposit in the Primary Servicer Collection Account

                                      -9-

          subject to and in accordance with the criteria and requirements set forth in the applicable A/B Intercreditor Agreement, as they relate to a particular B Note and those set forth in the Pooling and Servicing
          Agreement relating to the Collection Account established thereunder
          (construed as if the Primary Servicer Collection Account were such
          Collection Account), including without limitation the obligation, if any, to deposit into such account the amount of any investment losses to the extent required in the Pooling and Servicing Agreement and, with respect to each B Note, the terms of the related A/B
          Intercreditor Agreement.

               (ii) The Primary Servicer shall make efforts consistent with the
          Servicing Standard to collect all monthly payments of principal
          (including without limitation Balloon Payments) and interest with respect to the Mortgage Loans and the A/B Mortgage Loans (except for payments due on or prior to the Cut-Off Date), as well as any required
          Principal Prepayments, Prepayment Premiums, late charges, Insurance
          Proceeds, Condemnation Proceeds and any and all other amounts due from the Mortgagor or a third party with respect to the Mortgage Loans pursuant to the Loan Documents; provided, however, that with respect to any payments that are required under the terms of the applicable loan documents to be made directly to a Person other than the holder of the related Mortgage Loan, the Primary Servicer shall use efforts consistent with the Servicing Standard to cause such payments to be made.

               (iii) The Primary Servicer shall deposit all such payments received with respect to each A/B Mortgage Loan and each Mortgage Loan
          (less any related Aggregate Servicing Fee and any other payments due to Primary Servicer under this Agreement with respect to such Mortgage
          Loan) into the Primary Servicer Collection Account on or before the next Business Day after receiving each such payment. With respect to funds deposited into the Primary Servicer Collection Account for each
          A/B Mortgage Loan, on or before the end of the third Business Day after the Primary Servicer receives such funds the Primary Servicer shall determine, in accordance with the provisions of the applicable
          A/B Intercreditor Agreement, the amount (if any) of such funds required to be paid to the holder of the related B Note (less any primary servicing fee or other fee, if any, agreed to be paid by the holder of such B Note to the Primary Servicer pursuant to the applicable A/B Intercreditor Agreement or other agreement between the
          Primary Servicer and such B Note holder, together with any other payments related to such B Note, which are payable to the Primary
          Servicer). Such amounts shall be paid to each holder of a B Note, at the times and in the manner required pursuant to the provisions of the applicable A/B Intercreditor Agreement.

               (iv) Subject to the previous subsection, and after making the determination of the amount required to be paid to the holder of the B
          Note, the Primary Servicer shall remit to the Master Servicer from the
          Primary Servicer Collection Account, by wire transfer of immediately available funds, all funds in such account (other than income and earnings on such account), and shall not withdraw funds therefrom for any other purpose, except to withdraw amounts required to be paid to the holder of the B Note and any other amounts deposited

                                      -10-

          therein by error, as follows: (1) in the case of any payments received and collected during a Collection Period on or before the
          Determination Date for such Collection Period, Primary Servicer shall remit such payments on such Determination Date; and (2) in the case of any payments received and collected by Primary Servicer after the
          Determination Date for such Collection Period, Primary Servicer shall remit all such payments on the first Business Day following receipt of the amount of any such payments; provided, however, that
          notwithstanding any contrary provision of clause (1) or clause (2) all of the following provisions shall apply:

                    (a) in the case of any payment received on a Determination
               Date for a Collection Period, Primary Servicer shall (i) provide
               Master Servicer with immediate notice of Primary Servicer's receipt of such payment and (ii) shall use its reasonable best efforts to remit such payment to Master Servicer on the date of receipt and in any event shall remit such payment to Master
               Servicer within one Business Day following receipt (and Primary
               Servicer shall in any event provide Master Servicer with
               immediate notice of Primary Servicer becoming aware that any
               Principal Prepayment is to be made on a Determination Date);

                    (b) any Scheduled Payment due during a Collection Period but received after the end of such Collection Period shall be
               remitted by Primary Servicer within one Business Day following
               Primary Servicer's receipt of such Scheduled Payment;

                    (c) Primary Servicer shall use its reasonable best efforts to remit to Master Servicer on the date of receipt of, and in any event shall remit to Master Servicer within one Business Day following receipt of, any unscheduled payments or Balloon
               Payments that would result in a Prepayment Interest Shortfall;
               and

                    (d) any Scheduled Payment received and collected during a
               Collection Period, but due on a Due Date occurring after the end of such Collection Period, shall be remitted on the Determination
               Date for the Collection Period in which such Due Date occurs.

               (v) In the event any payments received by Primary Servicer becomes NSF after the monies associated with that payment have been remitted to the Master Servicer, the Master Servicer will return such moneys to Primary Servicer by wire transfer in immediately available funds within one Business Day of notice from the Primary Servicer. If the Primary Servicer fails to remit to the Master Servicer when due the total pool remittance required to be remitted under this Agreement
          (whether or not such failure constitutes a Primary Servicer Default), then interest shall accrue on the amount of the total pool remittance and the Primary Servicer shall promptly pay such interest to the
          Master Servicer, at a per annum rate equal to the Advance Rate from and including the date when such remittance was required to be made to but excluding the day when such

                                      -11-

          remittance is actually made. If the Primary Servicer fails to remit a single loan remittance more than five (5) days after the single loan remittance was received by the Primary Servicer, then interest shall accrue on the amount of such single loan remittance and the Primary
          Servicer shall promptly pay such interest to the Master Servicer, at a per annum rate equal to the Advance Rate from and including the date when such remittance was required to be made to but excluding the date when such remittance is actually made.

               (vi) With respect to escrow or reserve payments as listed on the
          Task Description, the Primary Servicer shall collect escrow or reserve amounts with respect to the Mortgage Loans and A/B Mortgage Loans, and shall deposit such funds in an escrow account, which shall be an
          Eligible Account, and shall maintain, disburse and account for such funds as provided in the Task Description, for real estate taxes, insurance and reserves, and escrows for repairs, replacements, principal and interest payments and lease payments and any other matters specified in any agreement in which funds are held at the time, and in the manner and for the purposes as otherwise required or delineated in the Loan Documents and with respect to the Master
          Servicer under the Pooling and Servicing Agreement. The Primary
          Servicer may direct the investment of such funds subject to and in accordance with the criteria and requirements set forth in the Pooling and Servicing Agreement relating to Escrow Accounts, including without limitation the obligation to deposit into the Escrow Account the amount of any investment losses to the extent required in the Pooling and Servicing Agreement. Primary Servicer shall have the benefit and shall retain all interest and income earned on the Escrow Accounts for the Mortgage Loans and A/B Mortgage Loans that is not paid to
          Mortgagors.

               (vii) Primary Servicer shall submit the following Payment and
          Mortgage Loan Status Reports, in each case, in the form attached as
          Exhibit B-1 and at the time specified in the succeeding sentences of this sub-section (vii): (1) a remittance report for payments received on Mortgage Loans and A/B Mortgage Loans; (2) a delinquency report;
          (3) a real estate tax delinquency report which may be based upon information provided by Primary Servicer's real estate tax service (if any) if engaged in accordance with Article VII of this Agreement; (4)
          an insurance monitoring report; (5) a UCC form monitoring report; and
          (6) the Day One Report. Primary Servicer shall submit the Payment and
          Mortgage Loan Status Report described by clause (1) above by electronic mail on each day that payments or funds are remitted to the
          Master Servicer pursuant to Section 2.1(c) of this Agreement. Primary
          Servicer shall submit the Payment and Mortgage Loan Status Report described by clause (2) above by electronic mail, monthly no later than the tenth (10th) day of each month for the previous month.
          Primary Servicer shall submit the Payment and Mortgage Loan Status
          Reports described by clauses (3), (4) and (5) above by electronic mail, quarterly no later than January 15, April 15, July 15 and
          October 15 for the previous above quarter. Primary Servicer shall submit the Payment and Mortgage Loan Status Report described by clause
          (6) above by electronic mail, monthly no later than the first (1st)
          day of each month in which the applicable Distribution Date occurs for the

                                      -12-

          then current Collection Period. If the day on which any Payment and
          Mortgage Loan Status Report is otherwise due as described above does not constitute a Business Day, then such report shall be due on the immediately succeeding Business Day.

               (viii) Master Servicer and Primary Servicer hereby allocate responsibility for completing the CMSA Investor Reporting Package for the Mortgage Loans and the A/B Mortgage Loans as follows:

                    (a) Master Servicer shall complete all fields and aspects of the CMSA Loan Setup File that are available from the Final
               Prospectus Supplement. Upon completing all of such fields, Master
               Servicer shall forward the CMSA Loan Setup File for the Mortgage
               Loans and the A/B Mortgage Loans to Primary Servicer who shall complete the fields and aspects of the CMSA Loan Setup File for the Mortgage Loans and the A/B Mortgage Loans that are not available from the Final Prospectus Supplement and return to
               Master Servicer the completed CMSA Loan Setup File for the
               Mortgage Loans and the A/B Mortgage Loans within five (5)
               Business Days of receiving such file from Master Servicer. Master
               Servicer shall deliver a CMSA Loan Setup File to Primary Servicer
               (a) for the Mortgage Loans and the A/B Mortgage Loans only; (b)
               in electronic form; (c) using an Excel file; and (d) with all fields in the same order as the CMSA Loan Setup File. Primary
               Servicer and Master Servicer acknowledge that delivery of the
               CMSA Loan Setup File is to commence with the Report Date in
               September 2006.

                    (b) Commencing in the applicable "Month of Initial Report"
               set forth opposite each report described below, the Primary
               Servicer shall complete such report at the frequency set forth opposite such report below and deliver such report to the Master
               Servicer at or before the time described opposite such report below (and with respect to an A/B Mortgage Loan, deliver any additional reports to the holder of the related B Note which may be required to be delivered to the holder of such B Note, at such times as may be required pursuant to the applicable A/B
               Intercreditor Agreement):

                                      -13-

                              Month of     Frequency                    Time of Required
    Description of            Initial       of                           Delivery to the
        Report                Report       Report                        Master Servicer
-----------------------  ----------------  -----------  --------------------------------------------------

CMSA Property File       October 2006      Monthly      10th Business Day for prior month but in no event
                                                        later than the Business Day prior to the Report
                                                        Date in such month.

Operating Statement      October 2006 for  Annually     With respect to each calendar year, beginning in
Analysis Report, CMSA    year-end 2005                  2006 for year-end 2005, the earlier of (i) 30 days
Financial File and NOI                                  after receipt of the underlying operating
Adjustment Worksheet                                    statements from the borrower or (ii) June 1.

CMSA Loan Level          October 2006      Monthly      10th Business Day for prior month but in no event
Reserve/LOC Report                                      later than the Business Day prior to the Report
                                                        Date in such month.

CMSA Servicer Watch      October 2006      Monthly      10th Business Day for prior month but in no event
List                                                    later than the Business Day prior to the Report
                                                        Date in such month.

CMSA Comparative         October 2006      Monthly      10th Business Day for prior month but in no event
Financial Status Report                                 later than the Business Day prior to the Report
                                                        Date in such month

Quarterly Operating      January 2007      Quarterly,   With respect to a calendar quarter, within 95 days
Statement Analysis                         but with     following the end of such calendar quarter
Report and CMSA                            respect to   (commencing with the quarter ending on September
Quarterly Financial                        only the     30, 2006).
File                                       first three
                                           calendar
                                           quarters in
                                           each year

                    (c) The Master Servicer shall have the responsibility to
               complete and deliver the following reports in accordance with the
               Pooling and Servicing Agreement: CMSA Loan Setup File, CMSA Loan
               Periodic Update File; CMSA Delinquent Loan Status Report; CMSA
               REO Status Report; CMSA Historical Loan Modification Report and
               CMSA Historical Liquidation Report.

                    (d) Notwithstanding the foregoing: (a) Primary Servicer
               shall reasonably cooperate to provide to Master Servicer specific information or data in Primary Servicer's possession and
               necessary to complete a report for which Master Servicer is responsible, upon the written request of

                                      -14-

               Master Servicer; and (b) the Master Servicer shall reasonably cooperate to provide to the Primary Servicer specific information or data in the Master Servicer's possession, as may be requested in writing by the Primary Servicer, to enable the Primary
               Servicer to prepare and deliver to each holder of a B Note any reports or notices required to be delivered to each such holder of a B Note, pursuant to the provisions of the applicable A/B
               Intercreditor Agreement.

                    (e) Notwithstanding the definitions of various CMSA reports in this Agreement that directly link such reports to a form attached as part of Exhibit W and Exhibit X to the Pooling and
               Servicing Agreement, Master Servicer shall be entitled to amend the forms of such reports that Primary Servicer must deliver under this Agreement, provided that (a) the Commercial Mortgage
               Securities Association has amended the applicable reports and published such amendments as its revised form on its website; (b)
               Master Servicer gives Primary Servicer no less than one hundred twenty (120) days notice of any required amendments or revisions to a report prior to their becoming effective as the form of report to deliver under this Agreement; and (c) any such
               amendments or revisions (either singly or in the aggregate) shall not impose undue additional burden or costs upon Primary Servicer to collect, format, calculate or report information to Master
               Servicer.

                    (f) All Operating Statement Analysis Reports, NOI Adjustment
               Worksheets, financial statements, rent rolls, and budgets
               delivered by the Primary Servicer to the Master Servicer pursuant hereto shall be labeled according to the ARCap Naming Convention for Electronic File Delivery.

               (ix) Master Servicer and Primary Servicer have made efforts to reconcile the Task Description, the Payment and Collection Description
          and Payment and Mortgage Loan Status Reports. In the event of any conflict between (1) the Task Description and (2) the Payment and
          Collection Description and Payment and Mortgage Loan Status Reports,
          then the Payment and Collection Description and Payment and Mortgage
          Loan Status Reports shall govern.

               (x) The Primary Servicer shall be responsible for the calculation of any and all Prepayment Premiums payable under each Mortgage Loan and each A/B Mortgage Loan.

               (xi) Within thirty (30) days following the Closing Date, Primary
          Servicer shall deliver to Master Servicer a report listing the tax parcels coinciding with the Mortgaged Properties.

               (xii) All amounts collected by the Primary Servicer during a
          Collection Period with respect to the A/B Mortgage Loan, which are payable to the holder of the applicable B Note pursuant to the provisions of the applicable Intercreditor

                                      -15-

          Agreement, shall be paid by the Primary Servicer to such B Note holder no later than three Business Days after collection of such funds. In the event that the Primary Servicer determines (in its sole discretion) that in order to confirm the amount to be disbursed to a B
          Note holder pursuant to the provisions of the A/B Intercreditor
          Agreement, the Primary Servicer requires information from the Master
          Servicer, the Primary Servicer shall have the right, within three
          Business Days after collection of the funds at issue, to deliver to the Master Servicer a written request for such information. The Master
          Servicer shall provide the information requested, to the extent that such information is in the possession of the Master Servicer or involves a calculation to be made by the Master Servicer on the basis of information in the possession of the Master Servicer, no later than three Business Days after the Master Servicer receives the Primary
          Servicer's written request, and the Primary Servicer shall make the disbursement at issue to the B Note holder no later than three
          Business Days after it receives the information from the Master
          Servicer needed to confirm the disbursement at issue. In the event that the Master Servicer determines (in its sole discretion) that it is necessary or desirable to direct the Primary Servicer as to how to allocate amounts collected for an A/B Mortgage Loan between the holders of the related Mortgage Loan and its related B Note, the
          Master Servicer shall have the right, no later than the end of the second Business Day after each of the A/B Mortgage Loan's scheduled monthly payment dates, to deliver a written direction notice to the
          Primary Servicer. The Primary Servicer shall comply with the Master
          Servicer's directions, absent a disagreement (which shall be promptly communicated in writing to the Master Servicer) and addressed by the
          Master Servicer and the Primary Servicer within the time frames set forth in this Section 2.1(c)(xii). If there is any disagreement between the Master Servicer and the Primary Servicer with respect to the allocation of funds on the A/B Mortgage Loan, then the Master
          Servicer and the Primary Servicer shall consult with each other in good faith but the determination of the Master Servicer shall control and no consultation shall extend in duration beyond the date reasonably necessary for allocations, remittances and reporting to be timely made to the holders of the A Note and B Note. In the event that collection responsibilities for an A/B Mortgage Loan are transferred from the Primary Servicer to the Master Servicer or Special Servicer
          pursuant to the applicable provisions of this Agreement or the Pooling and Servicing Agreement, all amounts that are collected by the Master
          Servicer or the Special Servicer, as applicable, during a Collection
          Period with respect to such A/B Mortgage Loan and are payable to the holder of the applicable B Note pursuant to the provisions of the related A/B Intercreditor Agreement shall be remitted by the Master
          Servicer to such B Note holder no later than three Business Days after the collection of such funds, notwithstanding any provision of the applicable A/B Intercreditor Agreement that may provide the Servicer with a longer period of time to remit such collected funds to the B
          Note holder (except that if the related Mortgaged Property has become an REO Property, then the funds on deposit in the related REO Account related to such REO Property shall be remitted to the Master Servicer by the Special Servicer as and to the extent otherwise provided in
          Section 9.14(b) of the Pooling and

                                      -16-

          Servicing Agreement and then, to the extent remittable to the holder of the applicable B Note, shall be so remitted on the next succeeding
          Master Servicer Remittance Date).

               D. Commencing in the year 2007, Primary Servicer shall inspect, or cause to be inspected, each of the Mortgaged Properties for the Mortgage
     Loans and the A/B Mortgage Loans in accordance with Section 8.17 of the
     Pooling and Servicing Agreement and, promptly upon completion of such inspection, shall deliver to Master Servicer and with respect to an A/B
     Mortgage Loan, to the holder of the related B Note, if required by the applicable A/B Intercreditor Agreement, a property inspection report in the form attached as Exhibit B-3 ("Property Inspection Description"). Each
     property inspection report delivered by the Primary Servicer shall be imaged with the ARCap Naming Convention for Electronic File Delivery.

               Master Servicer and Primary Servicer have made efforts to
     reconcile the Task Description and the Property Inspection Description. In
     the event of any conflict between (1) the Task Description and (2) the
     Property Inspection Description, then the Property Inspection Description shall govern.

               E. Primary Servicer shall promptly notify the Master Servicer of any significant events affecting any one or more of the Mortgage Loans and
     A/B Mortgage Loans, the related Mortgagors or the related Mortgaged
     Properties which become known to Primary Servicer or of which the Primary
     Servicer receives notice, such as a payment default, a bankruptcy, a judicial lien or casualty or condemnation event, and the Primary Servicer shall also promptly advise the Master Servicer of all material collection and customer service issues and, promptly following any request therefor by the Master Servicer, shall furnish to the Master Servicer with copies of any correspondence or other documents in the possession of the Primary
     Servicer related to any such matter. The Primary Servicer shall use reasonable efforts to promptly notify the Master Servicer as soon as the
     Primary Servicer (exercising good faith and reasonable judgment in accordance with the Servicing Standard) becomes aware that any Servicing
     Advance will be required (or may reasonably be expected to be required) to be made with respect to any Mortgage Loan or any A/B Mortgage Loan under the standards imposed on the Master Servicer by the Pooling and Servicing
     Agreement.

               F. Within 30 days following the Closing Date, Primary Servicer shall deliver to Master Servicer for each of its Mortgage Loans and A/B
     Mortgage Loans to be included in the Escrow Status Report, the deadline or expiration date contained in the applicable escrow or reserve agreement for completing the specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects for which such Mortgage Loan or A/B Mortgage Loan is to appear in the Escrow Status Report.

               G. In addition, the Primary Servicer shall deliver or cause to be delivered to Master Servicer any and all information as may reasonably be necessary for the Master Servicer to perform its obligations under Section
     8.3(i) of the Pooling and Servicing Agreement (to the extent related to the
     Mortgage Loans and/or A/B Mortgage

                                      -17-

     Loans); provided, however, that in the event that the Primary Servicer has sent a notice to a ground lessor as contemplated by such Section 8.3(i) of the Pooling and Servicing Agreement, the delivery to the Master Servicer of a copy of such notice shall satisfy the Primary Servicer's obligation under this section with respect to such ground lease.

               H. Primary Servicer shall perform all other obligations of the
     Primary Servicer as set forth herein.

          Primary Servicer and the Master Servicer agree that, in connection with the performance of its obligations hereunder, the Primary Servicer shall be entitled to request from the Master Servicer, and the Master Servicer agrees that it shall provide, express instructions for the completion of any of the
Services to be performed or completed by the Primary Servicer, to the extent necessary to clarify any ambiguities in the terms of this Agreement. The Master
Servicer further agrees that the Primary Servicer shall be entitled to rely upon any such written instructions. The Primary Servicer and the Master Servicer, respectively, shall perform all of their respective obligations as allocated and set forth in this Agreement, and it is understood that the Primary Servicer shall have no obligations with respect to the primary servicing of the Mortgage
Loans and the A/B Mortgage Loans, except as specifically set forth in this
Agreement.

          2.2 Standard of Care The Primary Servicer shall perform all Services on behalf of the Master Servicer in accordance with the terms of this Agreement and the Servicing Standard and in a manner consistent with the applicable provisions of the Pooling and Servicing Agreement and with respect to an A/B
Mortgage Loan, the applicable provisions of the related A/B Intercreditor
Agreement.

          2.3 Compensation and Other Payments to the Primary Servicer As
consideration for the Primary Servicer's performance of the Services hereunder:
(a), the Primary Servicer shall be entitled to deduct the Aggregate Servicing
Fee in accordance with Section 2.1(c)(iii) of this Agreement, with respect to the related Collection Period for each Mortgage Loan for which a payment was received by the Master Servicer or forwarded to the Master Servicer by the
Primary Servicer; and (b) with respect to each A/B Mortgage Loan, the Primary
Servicer shall be entitled to deduct any Primary Servicing Fee or other fee payable to the Primary Servicer as may be agreed to by the holder of the related
B Note, from each payment received by the Primary Servicer and which is allocable to such holder of the related B Note, all in accordance with the provisions of Section 2.1 of this Agreement. Notwithstanding the foregoing,
Primary Servicer shall not be entitled to a Primary Servicing Fee with respect to any Mortgage Loan (other than an A/B Mortgage Loan) for which a Servicing
Transfer Event has occurred (unless such Mortgage Loan becomes a Rehabilitated
Mortgage Loan) or with respect to which the Primary Servicer has been terminated as Primary Servicer under this Agreement and the Pooling and Servicing
Agreement.

          The Primary Servicer shall retain all rights to the Excess Servicing
Fee for all Mortgage Loans, even if (a) any Mortgage Loan or Mortgage Loans become Specially Serviced Mortgage Loans; (b) Primary Servicer's servicing is terminated with respect to particular Mortgage Loans or (c) Primary Servicer is in default, is terminated or resigns under this Agreement. If Primary Servicer is unable to deduct the Excess Servicing Fee in accordance with Section
2.1(c)(iii) because it no longer services a Mortgage Loan or Mortgage Loans or for any

                                      -18-

other reason (other than transfer or assignment of the rights to the Excess
Servicing Fee), then Master Servicer (and any successor) shall cause the Excess
Servicing Fee to be paid on the Mortgage Loans to Primary Servicer monthly in accordance with the terms of the Pooling and Servicing Agreement.

          The Primary Servicer shall have the benefit and shall retain all interest and income earned on the Primary Servicer Collection Account for the
Mortgage Loans and the A/B Mortgage Loans. If Primary Servicer is terminated under this Agreement, it shall be entitled to collect all such interest and income that accrues through the date of termination. If a Mortgage Loan or an
A/B Mortgage Loan becomes a Specially Serviced Mortgage Loan, Primary Servicer shall be entitled to collect all such interest and income that accrues through the date of the applicable Servicing Transfer Event. The right to retain such interest and income shall resume if such Mortgage Loan or an A/B Mortgage Loan becomes a Rehabilitated Mortgage Loan.

          The Primary Servicer shall also be entitled to retain the fees or portions of fees set forth in the Post Closing Matters Description. Except as specifically provided in this Agreement, the Primary Servicer shall not be entitled to receive any default interest or late fees collected from the
Borrower, and the Primary Servicer shall promptly, upon collection of such amounts, forward such interest and fees to the Master Servicer in accordance with the Payment and Collection Description. Primary Servicer may waive the right to collect a fee or portion of a fee to which it is entitled under this
Agreement but may not waive or otherwise affect the rights of other parties to any other fees or portions of fees to which Primary Servicer is not entitled.

          The Primary Servicer shall be required to pay out of its own funds, without reimbursement, all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder, including costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, and Primary Servicer shall be required to pay all expenses that it incurs in the administration of this Agreement (but not those incurred at the direction or request of Master Servicer or a third party which direction or request requires the performance of a task or obligation not contemplated of Primary Servicer under this Agreement) and shall not be entitled to reimbursement of such costs and expenses, except (1) as may be specifically provided in this Agreement or
(2) to the extent expenses are reimbursable by a Mortgagor under the applicable
Loan Documents and the Mortgagor makes such reimbursement.

          In no event shall the Primary Servicer be responsible for reimbursing or paying any independent costs or expenses incurred by the Master Servicer in connection with a request for a modification, waiver or amendment of a Mortgage
Loan unless the Master Servicer has first notified the Primary Servicer of its intent to incur such cost or expense and the Primary Servicer has agreed to pay
(or cause to be paid) such cost or expense.

          2.4 Primary Servicer Representations and Warranties 2.4.1 (a) The
Primary Servicer hereby makes for the benefit of the Master Servicer the same representations and warranties as are made by the Master Servicer under Section
8.20 of the Pooling and Servicing Agreement; provided, however, that (i)
references therein to the Master Servicer shall be deemed references to the
Primary Servicer and references to the Trustee shall be deemed references to the
Master Servicer and (ii) in lieu of the representation described in the first clause of Section

                                      -19-

8.20(a)(i) of the Pooling and Servicing Agreement, the Primary Servicer
represents that the Primary Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization. Primary Servicer further represents that since origination of each
Mortgage Loan and A/B Mortgage Loan, Primary Servicer has serviced each of the
Mortgage Loans and A/B Mortgage Loans in accordance with its terms.

          2.4.2 The Primary Servicer hereby makes for the benefit of the Master
Servicer the same representations and warranties as are made by the Primary
Servicer to the Depositor under Section 1.02 of that certain Indemnification
Agreement, dated August [_], 2006, between the Primary Servicer, the Depositor and the Underwriter.

                                       3.
                           DOCUMENTS AND OTHER MATTERS

          3.1 Segregation of Mortgage Loan Documents The Primary Servicer shall segregate the Primary Servicer Servicing Documents related to the Mortgage Loans and the A/B Mortgage Loans from all other assets of the Primary Servicer and, upon request, forward to the Master Servicer copies of such documents or originals of such documents if in the possession of Primary Servicer and not part of the Mortgage File forwarded to the Trustee. The Primary Servicer acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the Primary Servicer sells its rights to service the applicable Mortgage Loan or A/B Mortgage Loan, the Primary Servicer shall assign the applicable letter of credit to the Trust or at the direction of the
Special Servicer to such party as the Special Servicer may instruct, and the
Primary Servicer shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment.

          3.2 Access to Documents; Provision of Certain Information The Primary
Servicer shall make available to the Master Servicer or any Successor Primary
Servicer, at a reasonable time, such information as the Master Servicer or such
Successor Primary Servicer shall reasonably request in writing and shall make available to the Master Servicer or any Successor Primary Servicer or Persons
designated by the Master Servicer or such Successor Primary Servicer such documents as the Master Servicer shall reasonably request in writing. The Master
Servicer shall make available to the Primary Servicer, at a reasonable time, such information as the Primary Servicer shall reasonably request in writing in connection with the performance of the Services and, subject to the terms and conditions of Section 8.15 of the Pooling and Servicing Agreement, shall make available to the Primary Servicer or Persons designated by the Primary Servicer such documents related to the Mortgage Loan and the A/B Mortgage Loans and the
Servicing of the Mortgage Loans and the A/B Mortgage Loans as the Primary
Servicer shall reasonably request in writing.

                                       4.
                           MASTER SERVICER ASSISTANCE

          4.1 Master Servicer Assistance

                                      -20-

          4.1.1 The Master Servicer shall make reasonable efforts to do any and all things reasonably requested by the Primary Servicer to enable the Primary
Servicer to render the Services, including, without limitation, delivering to the Trustee any receipts or other documentation that the Trustee may require to allow it to release any Mortgage Files or documents contained therein or acquired in respect thereof requested by the Primary Servicer. Notwithstanding any other provision of this Agreement to the contrary and any other notwithstanding provisions in this Agreement (including any contrary provision of Exhibit B-2), the Primary Servicer shall do any and all things reasonably requested by the Master Servicer to enable the Master Servicer to comply with its obligations under the Pooling and Servicing Agreement. Before the Master
Servicer releases all or any portion of any Mortgage File or document contained therein or acquired in respect thereof to the Primary Servicer, the Master
Servicer may require the Primary Servicer to execute a receipt therefor or, in the event of a Mortgage Loan or an A/B Mortgage Loan that has been repaid in full, a certificate with respect to the payment in full of the related Mortgage
Loan or A/B Mortgage Loan.

          4.1.2 If required in connection with the provision of the Services, the Master Servicer shall furnish, or cause to be furnished, to the Primary
Servicer, upon request, any powers of attorney of the Master Servicer or the
Trustee, empowering the Primary Servicer to take such actions as it determines to be reasonably necessary to comply with its Servicing duties hereunder or to enable the Primary Servicer to service and administer such Mortgage Loans and
A/B Mortgage Loans and carry out its duties hereunder, in each case in accordance with the Servicing Standard and the terms of this Agreement. The
Primary Servicer hereby agrees to indemnify the Master Servicer and the Trustee from any loss, damage, expense or claim relating to misuse or wrongful use of any such power of attorney.

          4.2 Specially Serviced Mortgage Loans The Primary Servicer shall promptly notify the Master Servicer and Special Servicer with respect to
Specially Serviced Mortgage Loans of any questions, complaints, legal notices, or other communications relating to the foreclosure or default of such loans or bankruptcy proceedings of a Mortgagor that are received by the Primary Servicer and with respect to such Mortgage Loan or A/B Mortgage Loan such other matters as would, consistent with the Servicing Standard, require notification to the owner or the servicer of the Mortgage Loan or A/B Mortgage Loan. The Master
Servicer shall notify the Primary Servicer of any Specially Serviced Mortgage
Loan becoming a Rehabilitated Mortgage Loan promptly following the Master
Servicer's receipt of notice to such effect from the Special Servicer and shall provide Primary Servicer with all relevant documents received during the time that the relevant Mortgage Loan or A/B Mortgage Loan was a Specially Serviced
Mortgage Loan following the Master Servicer's receipt of such documents from the
Special Servicer. Upon the request of Primary Servicer, Master Servicer shall request from the Special Servicer all such relevant documents with respect to a
Rehabilitated Mortgage Loan. Notwithstanding anything contained herein to the contrary, the Primary Servicer shall not without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Primary Servicer's representative capacity, or (ii)
knowingly take any action that causes the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan that the
Primary Servicer is servicing pursuant to its duties herein (in which case the
Primary Servicer shall give three (3) Business Days prior notice to the Trustee of the initiation of such action).

                                      -21-

                                       5.
                      ADDITIONAL PRIMARY SERVICER COVENANTS

          5.1 Notice of Litigation With respect to any Mortgage Loan or A/B
Mortgage Loan as to which litigation is instituted, the Primary Servicer, if aware of such litigation, shall notify the Master Servicer immediately as to the status of the litigation related to such Mortgage Loan or A/B Mortgage Loan and shall, when reasonably required or requested by the Master Servicer, provide to the Master Servicer copies of all pertinent information in the Primary
Servicer's possession related to such litigation, including, without limitation, copies of related Servicing Documents.

          5.2 No Personal Solicitation The Primary Servicer hereby agrees that it will not knowingly take any action or cause any action to be taken by any of its agents or Affiliates, or independent contractors or working on its behalf, to personally, by telephone or mail, solicit the prepayment of any Mortgage Loan or A/B Mortgage Loan by any Mortgagor. Primary Servicer agrees not to forward to any Mortgagor or other obligors under a Mortgage Loan or A/B Mortgage Loan, any correspondence or documents between Master Servicer and Primary Servicer regarding a Post Closing Request (except the Requirements List (as defined in
Exhibit B-2(c)) without the consent of the Master Servicer or Special Servicer
(acting in its sole discretion), unless required by law.

          5.3 Fidelity Bond and Errors and Omissions Insurance Policy 5.3.1 (a)
The Primary Servicer, at its own expense, shall maintain in effect a fidelity bond (the "Primary Servicer Fidelity Bond") and an errors and omissions policy
(the "Primary Servicer Errors and Omissions Insurance Policy") with a Qualified
Insurer, naming the Master Servicer as loss payee, affording coverage for all directors, officers and employees. The Primary Servicer Errors and Omissions
Insurance Policy and Primary Servicer Fidelity Bond shall be in such form and amount that would satisfy the same requirements for such policies as the Master
Servicer must satisfy as set forth in Section 8.2 of the Pooling and Servicing
Agreement. Notwithstanding any other provisions of this Agreement, the Primary
Servicer shall be permitted to self-insure with respect to its obligations to maintain the Primary Servicer Fidelity Bond and a Primary Servicer Errors and
Omissions Policy to the extent the Master Servicer is permitted under Section
8.2 of the Pooling and Servicing Agreement (construed as if the references therein to the Master Servicer were instead references to the Primary Servicer).
The Primary Servicer shall furnish to the Master Servicer, not later than thirty
(30) days after the Closing Date, evidence of the Primary Servicer's compliance with this Section 5.3(a).

          5.3.2 The Primary Servicer shall promptly report in writing to the
Master Servicer any material adverse changes that may occur in the Primary
Servicer Fidelity Bond or the Primary Servicer Errors and Omissions Insurance
Policy and shall furnish to the Master Servicer upon written request copies of all binders and policies or certificates evidencing that such bond and insurance policy are in full force and effect. The Primary Servicer shall promptly report in writing to the Master Servicer all cases of embezzlement or fraud or irregularities of operation relating to the servicing of the Mortgage Loans and of the A/B Mortgage Loan by the Primary Servicer and its employees, officers, directors, agents and representatives if such events involve funds relating to the Mortgage Loans and the A/B Mortgage Loan. The total of such losses, regardless of whether claims are filed with the applicable insurer or surety, shall be

                                      -22-

disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of the Primary
Servicer's bonding companies or insurers relating to the Mortgage Loans or the
A/B Mortgage Loans or the servicing thereof, a copy of such report (which report may omit any references to individuals suspected of such embezzlement, fraud or irregularities of operation) shall be promptly furnished to the Master Servicer.

          5.4 Primary Servicer's Financial Statements and Related Information
The Primary Servicer shall deliver to the Master Servicer, within 120 days after the end of its fiscal year, a copy of its annual financial statements, such financial statements to be audited if then customarily audited, and with respect to any unaudited financial statements provided by the Primary Servicer, which financial statements shall be certified by the Primary Servicer's chief financial officer to be true, correct and complete. The Primary Servicer shall notify the Master Servicer, as of the Closing Date, of the Primary Servicer's
fiscal year and shall notify the Master Servicer promptly after any change thereof.

          5.5 No Advancing Under no circumstance shall the Primary Servicer make or have an obligation to make any Advances.

          5.6 REMIC Compliance The Primary Servicer shall comply with all of the obligations otherwise imposed on the Master Servicer under Article XII of the
Pooling and Servicing Agreement insofar as such obligations relate to the
Mortgage Loans and/or the A/B Mortgage Loans.

          5.7 Inspection Rights The Primary Servicer shall afford the Master
Servicer and the Trustee, upon reasonable notice and during normal business hours, reasonable access to all records, information, books and documentation regarding the applicable Mortgage Loans and the A/B Mortgage Loans, and all
accounts, insurance policies and other relevant matters relating to this
Agreement, and access to Primary Servicing Officers of the Primary Servicer responsible for its obligations hereunder. Without limiting the preceding sentence, Master Servicer may visit the offices of Primary Servicer no more than once annually for the purpose of reviewing Primary Servicer's compliance with this Agreement upon reasonable notice and during normal business hours, and
Primary Servicer shall reasonably cooperate with Master Servicer to provide
Master Servicer with the information that Master Servicer reasonably requests to permit such review. Primary Servicer shall reimburse Master Servicer for its reasonable and actual travel expenses incurred in connection with such review in an amount not to exceed $5,000 annually in total for this Agreement and all similar commercial mortgage loan servicing agreements in place between Primary
Servicer and Master Servicer. Primary Servicer shall have no obligation to provide access to non-public information not pertaining to the Mortgage Loans or the A/B Mortgage Loans or to proprietary information relating to Primary
Servicer.

          5.8 Authorized Officer Primary Servicer shall provide Master Servicer promptly with a written list of authorized Servicing Officers of Primary
Servicer, which may be amended from time to time by written notice from Primary
Servicer to Master Servicer; provided, however, that such list shall denote one principal Servicing Officer responsible for the Primary Servicer's obligations under this Agreement.

                                      -23-

          5.9 Additional Reports Primary Servicer shall produce such additional written reports with respect to the Mortgage Loans and the A/B Mortgage Loans as the Master Servicer may from time to time reasonably request in accordance with the Servicing Standard and shall reasonably cooperate with Master Servicer to aid Master Servicer in its obligations to produce additional reports and respond to inquiries under the Pooling and Servicing Agreement.

          5.10 Prepayment Interest Shortfalls and Excesses

          5.10.1 (a) For any Mortgage Loan, Primary Servicer shall require
Principal Prepayments to be made so as not to cause a Prepayment Interest
Shortfall. If the Loan Documents of a related Mortgage Loan do not allow Primary
Servicer to require Principal Prepayments (or condition acceptance of Principal
Prepayments) on a date that will avoid a Prepayment Interest Shortfall
("Non-Mandatory Prepayment Date Mortgage Loan"), then the Primary Servicer shall pay to Master Servicer on the date specified in Section 2.1(c)(iv) of this
Agreement, in addition to all other amounts due for such Principal Prepayment, an amount payable by the Primary Servicer from its own funds without reimbursement therefor equal to any Prepayment Interest Shortfall that results from such Principal Prepayment (for the avoidance of doubt, no such reimbursement shall be required with respect to any B Notes); provided, however, that for all Principal Prepayments received during any Collection Period with respect to Non-Mandatory Prepayment Date Mortgage Loans, the Primary Servicer
shall in no event be required to remit an amount greater than the amount of the
Primary Servicing Fees for such Collection Period, plus any investment income earned on the amount prepaid prior to the related Distribution Date.

          5.10.2 If the Mandatory Prepayment Date Assumption proves to be inaccurate as to any Mortgage Loan and, as a direct consequence of that inaccuracy, the Master Servicer is required to make a payment of Compensating
Interest on any Master Servicer Remittance Date pursuant to Section 8.10(c) of the Pooling and Servicing Agreement in respect of Prepayment Interest Shortfalls arising on that Mortgage Loan during the then most recently ended Collection
Period, the Primary Servicer shall reimburse the Master Servicer the amount of such Compensating Interest payment attributable to that Mortgage Loan promptly following request therefor by the Master Servicer (for the avoidance of doubt, no such reimbursement shall be required with respect to any B Note). The amount of damages, if any, due and owing from the Primary Servicer under the PCFII
Servicing Rights Purchase Agreement with respect to an inaccuracy of the
Mandatory Prepayment Date Assumption shall be reduced by the amount of any
Compensating Interest paid by the Primary Servicer hereunder with respect to the applicable Mortgage Loan. For the avoidance of doubt, no such reimbursement shall be required to be made in connection with Prepayment Interest Shortfalls resulting from involuntary Principal Prepayments except to the extent the
Primary Servicer did not apply the proceeds of such involuntary Principal
Prepayments in accordance with the terms of the related Mortgage Loan documents.

          5.10.3 If any Principal Prepayment on any Mortgage Loan results in a
Prepayment Interest Excess, then Primary Servicer shall remit such Principal
Prepayment and accompanying collections as required under Section 2.1 and Master
Servicer shall, on the Master Servicer Remittance Date immediately following the remittance of the Principal Prepayment by the Primary Servicer to the Master
Servicer, remit to Primary Servicer a pro rata portion (based upon all
Prepayment Interest Excesses remitted to Master Servicer by all Primary
Servicers (as defined in the Pooling and Servicing Agreement) with respect to such Collection Period) of the

                                      -24-

amount by which the amount of the Prepayment Interest Excesses for such
Collection Period exceed all Prepayment Interest Shortfalls (excluding, with respect to all of the Primary Servicers, any Prepayment Interest Shortfalls of
the type described in clause (b) above) for such Collection Period with respect to any of the mortgage loans (whether or not the subject of this Agreement) that are serviced under the Pooling and Servicing Agreement (except that if the aggregate pro rata portion owed to Primary Servicer during any Collection Period as a result of such calculation exceeds $20,000, Master Servicer shall remit to
Primary Servicer such pro rata portion no later than three (3) Business Days prior to the Distribution Date for the applicable Collection Period).

          5.11 Consents Primary Servicer shall (a) obtain the consent of the
Special Servicer with respect to assignments and assumptions of Mortgage Loans or A/B Mortgage Loans in accordance and subject to the terms of Section
A.1(c)(ii) of Exhibit B-2(c) of this Agreement and Section 8.7 of the Pooling and Servicing Agreement; (b) obtain the consent of the Master Servicer with respect to the defeasance of Mortgage Loans in accordance with and subject to the terms of Section A.1(c)(i) of Exhibit B-2(c) of this Agreement; (c) obtain the consent of the Special Servicer with respect to additional liens, monetary encumbrances and mezzanine financings in accordance with and subject to the terms of Section A.1(c)(iii) of Exhibit B-2(c) of this Agreement and Section 8.7 of the Pooling and Servicing Agreement; (d) notify Master Servicer of any
Materiality Determination, which shall thereafter be handled in accordance with
Sections A.1(a) and (c)(iv) of Exhibit B-2(c) of this Agreement; and (e) with respect to an A/B Mortgage Loan, if required by the related A/B Intercreditor
Agreement, obtain the consent of the holder of the related B Note for those actions which require the consent of such B Note holder.

          5.12 Quarterly Servicing Accounts Reconciliation Certification

          Primary Servicer shall execute and deliver to Master Servicer a certification substantially in the form set forth in Exhibit D hereto no later than the 25th calendar day of each January, April, July and October, commencing in October 2006 (the date of such delivery, in each case, a "Reconciliation
Certification Date"), with respect to the three consecutive calendar months immediately preceding the calendar month in which such Reconciliation
Certification Date falls.

          5.13 Exchange Act Reports; Annual Compliance Documents

          5.13.1 Regulation AB Compliance. The Primary Servicer shall comply with the reporting and certification requirements required to be complied with by a "Reporting Servicer", a "Sub-Servicer", a "Servicing Function Participant"
or an "Additional Servicer" under Article XIII of the Pooling and Servicing
Agreement (whether or not the Primary Servicer's activities satisfy the percentage requirement set forth in the definition of "Servicing Function
Participant" under the Pooling and Servicing Agreement (or, implicitly, in the definitions of "Reporting Servicer" or "Sub-Servicer" under the Pooling and
Servicing Agreement) or the definitional requirements of "Additional Servicer"
under the Pooling and Servicing Agreement). The parties acknowledge the entitlement granted to the Master Servicer and the Primary Servicer under the
Pooling and Servicing Agreement to conclusively assume that there is no
"significant obligor" other than a party identified as such in the Prospectus
Supplement. The Primary Servicer shall

                                      -25-

be entitled to rely on such provisions of the Pooling and Servicing Agreement and such acknowledgements for purposes of its duties under this Section 5.13.

          5.13.2 General Reporting Obligations. The Primary Servicer shall comply from time to time with the reporting and certification requirements set forth in Section 5.13(c) with respect to each ABS Issuing Entity. For such purpose, Section 5.13(c) shall be construed separately in relation to each ABS
Issuing Entity. If any mortgage loan serviced hereunder is not initially held by the HQ9 Trust, then any ABS Issuing Entity to which such mortgage loan may subsequently be transferred shall be recognized as an ABS Issuing Entity for purposes of this Section from and after the effective date set forth in a notice of such transfer delivered to the Primary Servicer, which notice sets forth the name of the ABS Issuing Entity, the name and address of the depositor for such
ABS Issuing Entity, the name and address of the trustee for such ABS Issuing
Entity, the name and address of any paying agent and/or certificate administrator for such ABS Issuing Entity that is not the same person as the trustee for such ABS Issuing Entity and the name and address of the applicable master servicer for such ABS Issuing Entity. In no event shall such an effective date occur earlier than the date that is five (5) Business Days following the delivery of such notice.

          For example and not as a limitation of the preceding paragraph, if a hypothetical promissory note designated "Note A-1" and a hypothetical promissory note designated "Note A-2" are secured by the same mortgaged property, such
"Note A-1" is held by the HQ9 Trust and such "Note A-2" is held by a different commercial mortgage trust, then (i) one set of the reports required hereunder must be prepared and delivered with respect to the trust that holds such "Note
A-1" and a second set of the reports required hereunder must be prepared and delivered with respect to the trust that holds such "Note A-2", (ii) for purposes of measuring percentages of pool assets, the first set of reports must reflect (where applicable) a measurement of percentages of pool assets by reference to the pool of assets held by the trust that holds such "Note A-1" and the second set of reports must reflect (where applicable) a measurement of percentages of pool assets by reference to the pool of assets held by the trust that holds such "Note A-2" and (iii) references in the succeeding provisions of this Section to the "ABS Issuing Entity" shall mean, for purposes of the first set of reports, the trust that holds such "Note A-1" and, for purposes of the second set of reports, the trust that holds such "Note A-2".

          5.13.3 Certain Reports, Certifications and Compliance Information. The
Primary Servicer shall comply with the following provisions:

               (i) Form 8-K Information. With respect to each ABS Issuing Entity
          (for so long as it is subject to Exchange Act reporting requirements), not later than the date set forth in Section 13.7 of the Pooling and
          Servicing Agreement with respect to any event described below of which the Primary Servicer becomes aware, the Primary Servicer shall deliver to the Depositor or other Applicable Depositor (with a copy to the
          Master Servicer) a report (a "Primary Servicer Form 8-K Information
          Report") setting forth all of the information regarding such event that is required to be included in a Current Report on Form 8-K ("Form
          8-K") under the Exchange Act, to the extent that the Primary Servicer is required to deliver such information under Article XIII of the
          Pooling and Servicing Agreement.

                                      -26-

               (ii) Form 10-D Information. With respect to each ABS Issuing
          Entity and each Distribution Date (for so long as such ABS Issuing
          Entity is subject to Exchange Act reporting requirements), not later than the date (in each month) set forth in Section 13.4 of the Pooling and Servicing Agreement, the Primary Servicer shall deliver to the
          Depositor or other Applicable Depositor (with a copy to the Master
          Servicer) a report (a "Primary Servicer Form 10-D Information Report")
          setting forth all of the information that is required to be included in the Asset-Backed Issuer Distribution Report on Form 10-D ("Form
          10-D") under the Exchange Act relating to the Distribution Date occurring in such month, to the extent that the Primary Servicer is required to deliver such information under Article XIII of the Pooling and Servicing Agreement.

               (iii) Form 10-K Information (Other than Annual Compliance
          Information). With respect to each ABS Issuing Entity (for so long as it is subject to Exchange Act reporting requirements), not later than the date in each month set forth in Section 13.5 of the Pooling and
          Servicing Agreement, the Primary Servicer shall deliver to the
          Depositor or other Applicable Depositor (with a copy to the Master
          Servicer) a report (a "Primary Servicer Form 10-K Information Report")
          setting forth all of the information (other than a report regarding its assessment of compliance, a report by a registered public accounting firm that attests to and reports on such assessment report and a statement of compliance, which reports and statements shall be governed by subsection (c)(iv)) that is required to be included in an
          Annual Report on Form 10-K (a "Form 10-K") under the Exchange Act relating to the most recently ended calendar year, to the extent that the Primary Servicer is required to deliver such information under
          Article XIII of the Pooling and Servicing Agreement.

               (iv) Annual Compliance Information. Not later than the fifth
          Business Day prior to the date when the Primary Servicer is required to deliver such reports and statement under the Pooling and Servicing
          Agreement, the Primary Servicer shall deliver to the Master Servicer the following reports and statement:

                    (A) a report regarding its assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB, as of and for the period ending the end of the prior calendar year, with respect to asset-backed securities transactions taken as a whole that are backed by the same asset type as that included in the ABS Issuing
          Entity, which report of assessment shall or would conform to the criteria set forth in Item 1122(a) and Item 1122(c)(1) of Regulation
          AB;

                    (B) a report by a registered public accounting firm that
          attests to, and reports on, the assessment described in the preceding clause (A), which report shall be made in a manner that conform or would conform to the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board and shall or would conform to the requirements of Item 1122(b) and Item 1122(c)(1)
          of Regulation AB; and

                                      -27-

                    (C) a statement of compliance from the Primary Servicer that shall or would comply with Item 1123 of Regulation AB, and signed by an authorized officer of the Primary Servicer, to the effect that: (a)
          a review of the Primary Servicer's activities during the then most-recently ended calendar year and of its performance under this
          Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the then most-recently ended calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

               (v) Sarbanes-Oxley Back-Up Certification. Not later than the fifth Business Day prior to the date when the Primary Servicer is required to deliver such backup certification under the Pooling and
          Servicing Agreement, the Primary Servicer shall execute and deliver to the Master Servicer a backup certification, which shall be substantially in the form attached as Exhibit CC-1 to the Pooling and
          Servicing Agreement in support of any certification obligation to which the Master Servicer, the depositor for the ABS Issuing Entity, the trustee for the ABS Issuing Entity, the master servicer for the
          ABS Issuing Entity (if other than the Master Servicer) or other similar party is subject under the governing agreement for the ABS
          Issuing Entity in connection with the certification requirements of the Sarbanes-Oxley Act of 2002, as amended, and Rule 302 of the
          Regulations with respect to the mortgage loans serviced by the Primary
          Servicer under this Agreement.

          5.13.4 [Reserved.]

          5.13.5 Forms of Reports. Each report and certification delivered by the Primary Servicer shall appear under a cover substantially in the form attached hereto as Exhibit E. Each report, certification and statement that is delivered or rendered by the Primary Servicer itself shall be signed by an officer of the Primary Servicer responsible for reviewing the activities performed by the Primary Servicer under this Agreement. Each report delivered by the Primary Servicer that contains Primary Servicer Form 8-K Reporting
Information, Primary Servicer Form 10-D Reporting Information or Primary
Servicer Form 10-K Reporting Information shall appear in the same form that a
Form 8-K, Form 10-D or Form 10-K is required to appear under the Regulations, except that such report shall:

               (i) omit the cover page that would be required under the
          applicable form under the Regulations (but the report shall nonetheless appear under a cover substantially in the form attached hereto as Exhibit E, as contemplated above); and

               (ii) omit to comply with the signature requirements that would apply under the applicable form under the Regulations (but the report shall nonetheless be signed by an officer of the Primary Servicer responsible for reviewing the activities performed by the Primary
          Servicer under this Agreement, as contemplated above, and shall contain a statement to the effect that the report is

                                      -28-

          submitted in connection with the reporting obligations associated with the ABS Issuing Entity under the Exchange Act).

               In no event shall any statement or legend (whether such statement or legend is included in, accompanies or is referred to in a report or certification hereunder) that purports to disclaim liability for any report or certification, or any portion thereof, have any force or effect to the extent that such limitation on liability would not be given effect under the Securities
Act, the Exchange Act or the Regulations if a similar statement or legend were made by or on behalf of the ABS Issuing Entity, the Master Servicer or the
Depositor in a report or certification filed with the SEC or otherwise pursuant to the Regulations. The preceding statement shall not be construed to allow any limitation on liability that is not otherwise contemplated under this Section.

          5.13.6 Reliance on Information. For purposes of its obligations under this Section, the Primary Servicer shall be entitled to rely on the following information to the extent that such information relates to mortgage loans that are not serviced under this Agreement: (i) the final prospectus supplement prepared by the Depositor with respect to the offering of the securities issued by the ABS Issuing Entity and (ii) any reports delivered from time to time by the Master Servicer, the master servicer for the ABS Issuing Entity (if such party is not the Master Servicer), the trustee for the ABS Issuing Entity and/or the paying agent, certificate administrator or other similar party for the ABS
Issuing Entity.

          5.13.7 Servicing Transfers. Notwithstanding any resignation, removal or termination of the Primary Servicer, or any assignment of the obligations of the Primary Servicer, pursuant to the other provisions of this Agreement, the
Primary Servicer shall remain obligated to comply from time to time with the reporting and certification obligations that would have been applicable under subsection (c) in the absence of such resignation, removal, termination or assignment, but only to the extent related to the time period prior to the effective date of such resignation, removal termination or assignment. Without limiting the generality of the preceding statement, if the Primary Servicer voluntarily assigns its obligations under this Agreement pursuant to the other provisions of this Agreement (or with the consent of the Master Servicer), then the successor Primary Servicer shall be obligated to cause the predecessor
Primary Servicer to perform the surviving reporting and certification obligations set forth above and the failure to do so will constitute an "event of default" on the part of the successor Primary Servicer.

          5.13.8 Acknowledgments. The parties acknowledge that the terms and conditions of this Agreement may result in the commencement of one or more reporting and/or certification obligations on a date that is subsequent to the date of this Agreement. The parties acknowledge that the provisions of this
Section shall not be construed to require the Primary Servicer to sign any Form
8-K, Form 10-D or Form 10-K to be filed with respect to the ABS Issuing Entity with the SEC (except to the extent, if any, that the Regulations require such signature).

          5.13.9 Certain Determinations. Insofar as the determination of any reporting or certification obligation hereunder depends on an interpretation of the Securities Act, the Exchange Act or the Regulations, then, as between the
Primary Servicer on the one hand, and the

                                      -29-

Master Servicer on the other, the determination of the Master Servicer, as set forth in a written notice to the Primary Servicer, shall be conclusive and binding in the absence of manifest error, and, for the purposes of this
Agreement, the Primary Servicer shall be entitled to rely on any such determination. If the Primary Servicer initiates legal proceedings asserting an interpretation that differs from any such determination of the Master Servicer, as set forth in a written notice to the Primary Servicer, the Primary Servicer shall comply with such determination of the Master Servicer unless and until a final, nonappealable judgment is rendered in connection with such proceedings, in which case such final, nonappealable judgment shall control. If the Primary
Servicer receives notice of interpretations hereunder from the Master Servicer that conflict with each other, the Primary Servicer shall promptly notify the
Master Servicer, in which case the Primary Servicer shall comply with the interpretation described in the applicable written notice from the Master
Servicer.

          5.13.10 Specific Regulatory Determinations. Notwithstanding any
contrary provisions set forth in this Agreement, if the SEC or its staff issues any order, no-action letter or staff interpretation that relates specifically to asset-backed securities issuers or transactions established by the Applicable
Depositor and/or its affiliates or specifically to the applicable ABS Issuing
Entity, then, subject to the immediately succeeding sentence, the Primary
Servicer shall comply with such order, no-action letter or staff interpretation insofar as such order, no-action letter or staff interpretation, or the interpretations reflected therein, does or would (if implemented) affect the reporting and certification obligations of the Primary Servicer hereunder. The compliance obligation otherwise described in the preceding sentence shall not be required unless there shall have been delivered to the Primary Servicer a notice of such order, no-action letter or staff interpretation, which notice attaches a copy of the applicable order, no-action letter or staff interpretation or relevant excerpts thereof.

          5.13.11 [Reserved.]

          5.13.12 No Delegation. The Primary Servicer shall not delegate or subcontract any of its duties under this Section 5.13 under any circumstances, notwithstanding any provisions of this Agreement that otherwise authorizes the
Primary Servicer to delegate its obligations under this Agreement.

          5.13.13 Disclosure. The Primary Servicer hereby consents to the filing with the SEC, and the unrestricted disclosure to the public, of this Agreement, any amendment to this Agreement and any and all reports and certifications delivered under this Agreement.

          5.13.14 Changes in Law. In the event that the Securities Act, the
Exchange Act or the Regulations are amended to impose additional or more stringent reporting and/or certification obligations with respect to the ABS
Issuing Entity, which additional or more stringent reporting and/or certification obligations are not otherwise effective pursuant to the other provisions of this Agreement, the parties hereto shall negotiate in good faith for an amendment to this Section 5.13 to result in compliance with such law or regulation as so amended. In the event that the Securities Act, the Exchange Act or the Regulations are amended to reduce reporting and/or certification obligations with respect to the ABS Issuing Entity, the parties hereto shall negotiate in good faith for an amendment to this Section 5.13 to result in compliance with such law or regulation as so amended.

                                      -30-

                                       6.
                     PRIMARY SERVICER DEFAULT; TERMINATION;
                          POST-TERMINATION OBLIGATIONS

          6.1 Primary Servicer Default Each of the following events shall constitute a "Primary Servicer Default" hereunder:

               A. any failure by the Primary Servicer to remit to the Master
     Servicer when due any amount required to be remitted under this Agreement;
     or

               B. except in the case of Section 6.1(c), any failure by the
     Primary Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Primary Servicer contained in this Agreement, which failure continues unremedied for a period of twenty-five (25) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by the
     Master Servicer to Primary Servicer; provided, however, that to the extent the Master Servicer determines in its reasonable discretion that the
     Primary Servicer is in good faith attempting to remedy such failure and the
     Certificateholders and holders of any B Note shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Primary Servicer to cure such failure; provided, however, that such cure period may not exceed sixty (60) days; and
     provided, further, that if such failure to observe or perform on the part of the Primary Servicer would result in an Event of Default (or an event that with notice or the passage of time would constitute such an Event of
     Default) by the Master Servicer under the Pooling and Servicing Agreement or applicable A/B Intercreditor Agreement, then the cure periods described in this Section 6.1(b) shall not apply; or

               C. any breach of the representations and warranties made pursuant to Section 2.4(b) hereof or any failure by the Primary Servicer to comply with one or more provisions of Section 5.13 or clause (d) of Article VII;
     provided, however, that all of the following provisions shall apply:

                    (A) to the extent the Master Servicer determines, in its
          reasonable discretion, following consultation with the Applicable
          Depositor, that the Primary Servicer is in good faith attempting to remedy such failure and no Certification Party will be materially and adversely affected by giving the Primary Servicer an opportunity to cure such failure, the Master Servicer may, following consultation with the Applicable Depositor, give the Primary Servicer such opportunity;

                    (B) the period of time to cure such failure may not exceed three (3) days;

                    (C) no such cure period shall apply if such failure to
          perform on the part of the Primary Servicer would result in either failure by the Master Servicer (or the master servicer in an Other
          Securitization) to submit to the Depositor (or another Applicable
          Depositor, as applicable), or failure by the Depositor (or another
          Applicable Depositor) to submit to the SEC, timely, complete and accurate reports of the type described in Article XIII of the Pooling and Servicing Agreement;

                                      -31-

                    (D) unless the Master Servicer otherwise consents, the cure period described in this Section 6.1(c) shall end on the earlier of
          (I) the date on which the Master Servicer has delivered (or would be required to deliver) a report or certification to the Applicable
          Depositor or to the SEC, which report is or would be inaccurate, incomplete or unable to be rendered as a result of such failure of the
          Primary Servicer and (II) the date on which the Applicable Depositor has delivered (or would be required to deliver) a report or certification to the SEC, which report is or would be inaccurate, incomplete or unable to be rendered as a result of such failure of the
          Primary Servicer; and

                    (E) if, following the Primary Servicer's failure to comply with any of its obligations under Section 5.13(c)(i), 5.13(c)(ii),
          5.13(c)(iii), 5.13(c)(iv)(A), 5.13(c)(iv)(B) or 5.13(c)(iv)(C) hereof on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections, (x) the Primary
          Servicer subsequently complies with such obligations before the Master
          Servicer gives written notice to the Primary Servicer that it is terminated in accordance with this Section 6.1(c) and Section 6.2, (y)
          the Primary Servicer's failure to comply does not cause termination of the Master Servicer under Section 8.28(a)(xi) and Section 8.29 of the
          Pooling and Servicing Agreement, (z) the Primary Servicer's failure to comply does not cause the Paying Agent to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related 8-K Filing Deadline, 10-D Filing Deadline or
          10-K Filing Deadline, then such failure of the Primary Servicer to so comply shall cease to be a Primary Servicer Default under this Section
          6.1(c) on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed; or

               D. any breach of the representations and warranties made pursuant to Section 2.4(a) hereof that materially and adversely affects the interest of the Master Servicer and that continues unremedied for a period of twenty-five (25) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given by the
     Master Servicer to Primary Servicer; provided, however, that to the extent the Master Servicer determines in its reasonable discretion that the
     Primary Servicer is in good faith attempting to remedy such breach and the
     Certificateholders and holders of any B Note shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Primary Servicer to cure such breach; provided, however, that such cure period may not exceed sixty (60) days; and
     provided, further, that if such failure to perform on the part of the
     Primary Servicer results in an Event of Default (or an event that with notice or the passage of time would constitute such an Event of Default) by the Master Servicer under the Pooling and Servicing Agreement or applicable
     A/B Intercreditor Agreement, then the cure periods described in this
     Section 6.1(c) shall not apply; or

               E. any Rating Agency shall qualify, lower or withdraw the
     outstanding rating of any Class of Certificates because the prospective financial condition or mortgage loan servicing capacity of the Primary
     Servicer is insufficient to maintain such rating; or

               F. a decree or order of a court or agency or supervisory
     authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency,

                                      -32-

     readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               G. the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or of or relating to all or substantially all of its property; or

               H. the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               I. any other event caused by the Primary Servicer which creates an Event of Default (or an event that with notice or the passage time would constitute or result in such an Event of Default) of the Master Servicer under the Pooling and Servicing Agreement or under an A/B Intercreditor
     Agreement;

               J. if Primary Servicer becomes or serves as Master Servicer at any time, any failure by the Primary Servicer duly to observe or perform in any material respect any of the covenants or agreements of Master Servicer under the Pooling and Servicing Agreement or under an A/B Intercreditor
     Agreement, which failure continues unremedied beyond the expiration of applicable cure periods; or

               K. the Primary Servicer shall fail to terminate any sub-servicer appointed by it that is a Reporting Servicer subject to and in accordance with Section 8.4(c) of the Pooling and Servicing Agreement; provided that the Depositor may waive any such Event of Default under this clause (k) in its sole discretion.

          Primary Servicer agrees to give prompt written notice to the Master
Servicer and the Depositor (and any other Applicable Depositor) upon the occurrence of any Primary Servicer Default.

          6.2 Termination

          6.2.1 (a) The obligations and responsibilities of the Primary Servicer as created hereby (other than as expressly provided herein) shall terminate upon the earliest to occur of (i) the receipt by the Primary Servicer of the Master
Servicer's written notice of such termination delivered at the Master Servicer's option following the occurrence of a Primary Servicer Default other than as described in Section 6.1(c), (ii) the occurrence of a Primary Servicer Default described in Section 6.1(c) and (iii) the later of the final payment or other liquidation of (x) the last Mortgage Loan or (y) the A/B Mortgage Loan (the
"Primary Servicing Termination Date"). From and after the Primary Servicing
Termination Date, the Primary Servicer shall, if applicable, continue to cooperate in the transfer of primary servicing, including the delivery of files and transfer of accounts as contemplated hereby but shall have no further obligations under this Agreement.

                                      -33-

          Without limiting the foregoing, the Primary Servicer agrees that the rights and duties of the Master Servicer under this Agreement, the Pooling and
Servicing Agreement and each A/B Intercreditor Agreement may be assumed by a successor Master Servicer or the Trustee upon a termination of the Master
Servicer's servicing rights pursuant to the Pooling and Servicing Agreement.

          Primary Servicer's rights and obligations shall expressly survive a termination of Master Servicer's servicing rights pursuant to the Pooling and
Servicing Agreement (except a termination of Master Servicer caused by a Primary
Servicer Default). In the event of such a termination, any successor Master
Servicer or the Trustee (if it assumes the servicing obligations of the Master
Servicer) shall be deemed to automatically have assumed and agreed to this
Agreement without further action upon becoming the successor Master Servicer.

          Upon the request of Primary Servicer, Master Servicer shall confirm to
Primary Servicer in writing that this Agreement remains in full force and effect. Upon the request of Primary Servicer, the successor Master Servicer or
Trustee, as applicable, shall confirm to Primary Servicer in writing that this
Agreement remains in full force and effect. Upon the request of the successor
Master Servicer or Trustee, Primary Servicer shall confirm to the successor
Master Servicer or Trustee, as applicable, in writing that this Agreement remains in full force and effect.

          6.2.2 The Master Servicer's reimbursement obligations to the Primary
Servicer hereunder shall survive the Primary Servicing Termination Date, but only to the extent such reimbursement relates to a period prior to the termination of all of the Primary Servicer's obligations hereunder.

          6.2.3 The rights of Master Servicer to terminate Primary Servicer upon the occurrence of a Primary Servicer Default shall be in addition to any other rights Master Servicer may have at law or in equity, including injunctive relief or specific performance.

          6.3 Post-Termination Obligations

          6.3.1(a) In the event of a termination of primary servicing due to a
Primary Servicer Default, the Primary Servicer shall promptly deliver the
Primary Servicer Servicing Documents as directed by the Master Servicer and remit to the Master Servicer, by wire transfer of immediately available funds, all cash held by the Primary Servicer with respect to the related Mortgage Loans and A/B Mortgage Loans, and shall, if so requested by the Master Servicer, assign to the Master Servicer or a Successor Primary Servicer, as directed by the Master Servicer, and in such event the Master Servicer shall assume, or cause the Successor Primary Servicer to assume, all service contracts related to the Mortgage Loans and the A/B Mortgage Loans transferred thereon but only to the extent such contracts are assignable and the required consents (if any) to such assignments have been obtained. The Primary Servicer shall use all reasonable efforts to obtain the consents required to effect such assignments.

          6.3.2 On and after the Primary Servicing Termination Date, the Primary
Servicer shall promptly endorse and send to the Master Servicer via overnight mail or delivery service any checks or other funds in respect of any Mortgage
Loan and any A/B Mortgage Loan which are received by the Primary Servicer.

                                      -34-

          6.3.3 The Primary Servicer shall provide to the Master Servicer promptly (but in no event later than ten (10) Business Days) after the Primary
Servicing Termination Date the following information, in each case as of such date: (a) a ledger accounting itemizing the dates and amounts of all payments made, received or applied by the Primary Servicer with regard to each Mortgage
Loan and each A/B Mortgage Loan, further itemizing principal and interest payments, tax payments, special assessments, hazard insurance, mortgage insurance premiums, ground rents, if any, and all other payments and (b) a current trial balance for each such Mortgage Loan and A/B Mortgage Loan.

          6.3.4 On a date to be agreed upon by the Primary Servicer and the
Master Servicer, but not later than the Business Day following the Primary
Servicing Termination Date, the Primary Servicer shall commence and continue diligently to completion at its own expense, to notify Mortgagors under the related Mortgage Loans and A/B Mortgage Loans of the address to which payments on such Mortgage Loans and A/B Mortgage Loans should be sent after the Primary
Servicing Termination Date; provided, however, that in any event, Primary
Servicer shall be obligated to notify Mortgagors within seven (7) Business Days of the Primary Servicing Termination Date.

          6.3.5 The Primary Servicer shall promptly forward to the Master
Servicer, at the Primary Servicer's expense all Mortgagor correspondence, insurance notices, tax bills or any other correspondence or documentation related to any Mortgage Loan and any A/B Mortgage Loan which is received by the
Primary Servicer after the Primary Servicing Termination Date.

          6.3.6 The Primary Servicer shall otherwise cooperate in the orderly transfer of the servicing of the Mortgage Loans and A/B Mortgage Loans and shall forward to the Master Servicer and any Successor Primary Servicer such documents as it may receive from time to time regarding any Mortgage Loan or A/B Mortgage
Loan transferred and provide such other assistance as may reasonably be required by the Master Servicer or any Successor Primary Servicer regarding such transfer.

          6.3.7 The Primary Servicer shall be entitled to all fees,
compensation, interest and earnings on the Mortgage Loans and A/B Mortgage Loans accrued through the date of termination of its obligations and rights under this
Agreement; provided, however, Primary Servicer shall continue to collect the
Excess Servicing Fee after termination in accordance with the terms of this
Agreement and the Pooling and Servicing Agreement.

          6.4 Additional Termination Notwithstanding any provision herein to the contrary, this Agreement shall terminate with respect to any individual Mortgage
Loan or A/B Mortgage Loan (i) if and when such Mortgage Loan or A/B Mortgage
Loan becomes a Specially Serviced Mortgage Loan or an REO Mortgage Loan or (ii)
if and when such Mortgage Loan or A/B Mortgage Loan is sold or otherwise disposed of by or on behalf of the Trust (which sale or disposition shall not include the transformation of a Mortgage Loan or A/B Mortgage Loan into a
Defeasance Loan). In the event of such termination, the Primary Servicer shall comply with Section 6.3 as if a Primary Servicer Default had occurred, except that such Section shall be construed to relate only to such Mortgage Loan or A/B
Mortgage Loan and references therein to Primary Servicing Termination Date shall be construed to mean the date of such termination, and (ii) the Primary Servicer shall cooperate in the orderly transfer of the servicing of such Mortgage

                                      -35-

Loan or A/B Mortgage Loan and shall forward to the Master Servicer such documents as it may receive from time to time with respect thereto and provide such other assistance as may reasonably be required by the Master Servicer with respect thereto. Primary Servicer shall be entitled to all fees, compensation, interest and earnings on such Mortgage Loan or A/B Mortgage Loan accrued through the date of termination of its obligations and rights with respect to such
Mortgage Loan or A/B Mortgage Loan under this Agreement; provided, however,
Primary Servicer shall continue to collect the Excess Servicing Fee after termination in accordance with the terms of this Agreement and the Pooling and
Servicing Agreement. If such Mortgage Loan or A/B Mortgage Loan subsequently becomes a Rehabilitated Mortgage Loan, then the Primary Servicer shall promptly resume the servicing of such Mortgage Loan or A/B Mortgage Loan in accordance with the terms hereof.

                                       7.
                                 SUBCONTRACTORS

          Upon prior notice to but without the consent of Master Servicer in the case of material subcontracts and without prior notice to or the prior written consent of the Master Servicer in the case of non-material subcontracts, the
Primary Servicer shall be permitted to employ, at its own expense, subcontractors to perform the Services for the Mortgage Loans and A/B Mortgage
Loans; provided, however, that (a) the Primary Servicer shall remain fully liable at all times for the performance of all Services and for all other obligations hereunder; (b) in no event shall any such subcontractors make any of the decisions, be given discretion to make any decisions, or have any authority to make any decisions, required as part of a Category 1 Request or Category 2
Request or any decision or recommendation involving the exercise of the Primary
Servicer's discretion as a "lender" under any of the Loan Documents for the
Mortgage Loans and the A/B Mortgage Loans; (c) the Primary Servicer shall maintain and perform policies and procedures to monitor such subcontractors'
performance of the services for which they are employed; and (d)(i) the Primary
Servicer shall not, for so long as any ABS Issuing Entity is subject to the reporting requirements of the Exchange Act, engage any "Subcontractor" (as defined in the Pooling and Servicing Agreement) after the Closing Date without the Master Servicer's and the Depositor's prior written consent, which, in either case, shall not be unreasonably withheld and (ii) the Primary Servicer shall, with respect to each such Subcontractor with which it has entered into a servicing relationship with respect to the Mortgage Loans after the Closing
Date, (A) include in a written agreement between the Primary Servicer and such
Subcontractor provisions analogous to those of Section 5.13 hereof, Section
6.1(c) hereof, Section 2.4(b) hereof, this clause (d) of this Article VII, the last sentence of Section 10.11 hereof, the last sentence of Section 10.13 hereof and the last sentence of Section 13.12 of the Pooling and Servicing Agreement
and (B) use reasonable efforts to cause such Subcontractor to comply with the report delivery, indemnification and contribution obligations set forth in such analogous provisions.

                                      -36-

                                       8.
            PRIMARY SERVICER TO HOLD PROPERTY FOR THE MASTER SERVICER

          All records relating to the Mortgage Loans and the A/B Mortgage Loans held by the Primary Servicer, including but not limited to the Primary Servicer
Servicing Documents, mortgage servicing documents, books, computer tapes and other documents and records (except for microfilm records) as well as any reproductions or copies of such records furnished for the purposes of performing
Services from the Cut-off Date are, and shall continue at all times to be, held by the Primary Servicer for the benefit of the Master Servicer and for the
Trustee and shall not be released, disseminated or otherwise made available to third parties without the prior written consent of the Master Servicer.

                                       9.
                                 INDEMNIFICATION

          9.1 Primary Servicer's Indemnity

          9.1.1 (a) The Primary Servicer shall indemnify the Master Servicer, its officers, employees and agents against, and hold the Master Servicer harmless from, any and all losses, liabilities, expenses, claims, demands, costs, or judgment of any type against the Master Servicer arising out of or related to (i) a negligent or willful failure of the Primary Servicer or any
Person hired by the Primary Servicer to perform properly any of the Services to be performed by the Primary Servicer pursuant to the Payment and Collection
Description, the Payment and Mortgage Loan Status Reports, Post Closing Matters
Description and Task Description, (ii) any failure by the Primary Servicer to perform its obligations under this Agreement, or (iii) breach of any of the
Primary Servicer's representations and warranties hereunder; provided, however, that the Primary Servicer shall not be required to indemnify the Master
Servicer, its officers, employees or agents against or hold the Master Servicer, its officers, employees or agents harmless from any losses to the extent that such loss is caused by the actions of the Master Servicer, its officers, employees or agents in violation of the Master Servicer's duties under this
Agreement, under the Pooling and Servicing Agreement or under an A/B
Intercreditor Agreement (except to the extent that such failure was caused by the Primary Servicer's failure to perform its obligations hereunder). The indemnification provided under this Section 9.1 shall survive the Primary
Servicing Termination Date. The Master Servicer shall promptly notify the
Primary Servicer if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans or the A/B Mortgage Loans entitling the Master
Servicer to indemnification hereunder. The Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master
Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Primary Servicer shall not affect any of the Master Servicer's rights to indemnification.

          9.1.2 Neither the Primary Servicer nor any of the directors, officers, employees or agents of the Primary Servicer shall be under any liability to the
Master Servicer, the holders of the Certificates, any holder of a B Note, the
Depositor, the Trustee or any other Person for any action taken or for refraining from the taking of any action in good faith and using its reasonable business judgment pursuant to this Agreement, or for errors in judgment;
provided that this

                                      -37-

provision shall not protect the Primary Servicer or any such person against any breach of a covenant, representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Primary
Servicer and any director, officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          9.2 Master Servicer's Indemnity The Master Servicer shall indemnify the Primary Servicer, its officers, employees and agents against, and hold the
Primary Servicer harmless from, any and all losses, liabilities, expenses, claims, demands, costs, or judgment of any type against the Primary Servicer, to the extent arising out of, or related to reliance by the Primary Servicer on,
(i) pursuant to Section 5.13(i), an interpretation of the Securities Act, the
Exchange Act or the Regulations set forth in a written notice from the Master
Servicer to the Primary Servicer or (ii) any incorrect asset pool balance supplied by the Master Servicer with respect to the HQ9 Trust, if such incorrect balance is the cause of any incorrect determination by the Primary Servicer that an obligor on a Mortgage Loan is not a Significant Obligor. The indemnification provided under this Section 9.2 shall survive the Primary Servicing Termination
Date.

                                      10.
                                  MISCELLANEOUS

          10.1 Severability If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reasons whatsoever, and such illegality, invalidity, or unenforceability does not affect remaining part of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

          10.2 Rights Cumulative; Waivers The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or amended other than by an express waiver or amendment in writing. Any failure to exercise (or any delay in exercising) any of such rights shall not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any of such right shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way stop or preclude such party from exercising any such right or constitute a suspension or any waiver of any such right.

          10.3 Headings The headings of the Sections and Articles contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

          10.4 Construction Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other

                                      -38-

gender. This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

          10.5 Assignment

          10.5.1 (a) This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective permitted successors and assigns. This Agreement and the rights and benefits hereunder of the Primary Servicer shall not be assignable, and the duties and obligations hereunder of such party shall not be delegable, except that in the following instances, Primary Servicer may assign, sell or transfer its rights under this Agreement without the consent of (but upon written notice
to) the Master Servicer:

               (i) Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement (in whole and not in part) to a parent company of Primary Servicer or a wholly-owned subsidiary or Affiliate of such party, or a successor by merger or as the result of a demutualization of a parent company of Primary Servicer, as long as such successor has net assets and net worth equal to or greater than the net assets and net worth of the Primary Servicer.

               (ii) Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement (in whole and not in part) to an entity that then serves as a primary servicer for other mortgage loans held by the
     Trust at the time of such assignment, sale or transfer.

               (iii) With the prior written consent of the Master Servicer and the Depositor which consent shall not be unreasonably withheld or delayed,
     Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement (in whole and not in part) to any master or primary servicer, if (1) such entity is either (a) rated by the Rating Agencies as satisfactory or its equivalent in such capacity or (b) approved by the
     Special Servicer and Operating Advisor (in addition to Master Servicer as provided above), which approval shall not be unreasonably withheld or delayed, and (2) Primary Servicer at its sole cost receives Rating Agency
     Confirmation from the Rating Agencies prior to such assignment, sale or transfer.

               (iv) Primary Servicer may subcontract certain of its rights and obligations under this Agreement as expressly provided in and subject to the terms of Article VII of this Agreement.

          Any such assignment under this Section 10.5(a) shall (i) not be effective until such Successor Primary Servicer enters into a written agreement reasonably satisfactory to the Master Servicer and the Depositor agreeing to be bound by the terms and provisions of this Agreement (but not altering the obligations under this Agreement); and (ii) not relieve the assigning Primary
Servicer of any duties or liabilities arising or incurred prior to such assignment. Any costs or expenses incurred in connection with such assignment shall be payable by the assigning Primary Servicer. Any assignment or delegation or attempted assignment or delegation in contravention of this Agreement shall be null and void. The proceeds of any

                                      -39-

assignment, sale or transfer permitted under this Section 10.5 or to which consent was granted shall belong solely to the assignor of such rights, and
Master Servicer shall have no claim to them.

          10.5.2 Resignation of Primary Servicer. Except as otherwise provided in Section 10.6(b) hereof, the Primary Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the
Primary Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer. No such resignation shall become effective until a successor servicer designated by the Master Servicer shall have assumed the Primary Servicer's responsibilities and obligations under this
Agreement, and Special Servicer and Operating Advisor shall have consented to such successor servicer which consent shall not be unreasonably withheld or delayed; provided that the designation and assumption by Master Servicer of
Primary Servicer's responsibilities and obligations under this Agreement pursuant to this Section 10.6(a) shall not require the consent of Special
Servicer or Operating Advisor.

          10.5.3 The Primary Servicer may resign from the obligations and duties imposed on it, upon 60 days' notice to the Master Servicer, provided that (i)
the Primary Servicer bears all costs associated with its resignation and the transfer of servicing; (ii) Primary Servicer designates a successor servicer to assume Primary Servicer's responsibilities and obligations under this Agreement;
(iii) Master Servicer, Special Servicer and Operating Advisor shall consent to such successor servicer which consent shall not be unreasonably withheld or delayed; and (iv) such successor servicer assumes Primary Servicer's responsibilities and obligations under this Agreement; provided, however, that the designation and assumption by Master Servicer of Primary Servicer's responsibilities and obligations under this Agreement pursuant to this Section
10.6(b) shall not require the consent of Special Servicer or Operating Advisor.

          10.5.4 In connection with any resignation under subsections (a) or (b)
above, the Primary Servicer shall comply with Section 6.3 as if a Primary
Servicer Default occurred, except that reference in such Section to Primary
Servicing Termination Date shall be construed to mean the date of resignation under subsections (a) or (b) above, as the case may be.

          10.6 Prior Understandings This Agreement supersedes any and all prior discussions and agreements between or among the Seller, the Primary Servicer and the Master Servicer with respect to the Servicing of the Mortgage Loans and the
A/B Mortgage Loans and the other matters contained herein. This Agreement, together with the Pooling and Servicing Agreement and each A/B Intercreditor
Agreement, contain the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein. Every effort shall be made to construe this Agreement, the Pooling and Servicing Agreement and each A/B
Intercreditor Agreement consistently. If a conflict exists between such agreements, then the Pooling and Servicing Agreement and with respect to an A/B
Mortgage Loan, the applicable A/B Intercreditor Agreement shall control. If this
Agreement requires Primary Servicer to perform a task or duty, the details and obligations of which are (a) set forth in this Agreement and (b)(i) are not set forth in the Pooling and Servicing Agreement or with respect to an A/B Mortgage
Loan, the applicable A/B Intercreditor Agreement, (ii) are set forth in the
Pooling and Servicing

                                      -40-

Agreement and with respect to an A/B Mortgage Loan, the applicable A/B
Intercreditor Agreement only in general terms, then Primary Servicer shall perform such task and duties in accordance with the details and obligations set forth in this Agreement. If this Agreement requires Primary Servicer to perform a task or duty, the details and obligations of which are not set forth in this
Agreement but are contained in the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the applicable A/B Intercreditor Agreement, then the Primary Servicer shall perform such task and duties in accordance with the Pooling and Servicing Agreement.

          10.7 Integrated Agreement This Agreement constitutes the final complete expression of the intent and understanding of the Primary Servicer and the Master Servicer and may not be altered or modified except by a subsequent writing, signed by the Primary Servicer and the Master Servicer.

          10.8 Counterparts This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any such counterpart.

          10.9 Governing Laws This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          10.10 Notices Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing
(including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail
(return receipt requested), if delivered personally or by facsimile or (b) on the second following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice);

          If to the Master Servicer:         As set forth in Section 14.5 of the
                                             Pooling and Servicing Agreement

          If to the Primary Servicer:        Principal Global Investors, LLC
                                             801 Grand Avenue
                                             Des Moines, IA 50392-0700
                                             Attention: Steve Johnson, Managing
                                             Director
                                             Telephone No.:  (515) 246-7095
                                             Facsimile No.:  (515) 248-8090

          10.11 Amendment In the event that the Pooling and Servicing Agreement or an A/B Intercreditor Agreement is amended, this Agreement shall be deemed to have been amended and to the extent necessary to reflect such amendment to the
Pooling and Servicing Agreement or such A/B Intercreditor Agreement, but no such amendment to the Pooling and Servicing Agreement or A/B Intercreditor Agreement
or deemed amendment to this Agreement shall increase the obligations or decrease the rights of Primary Servicer under this Agreement without its express written consent which consent shall not be unreasonably withheld or delayed.

                                      -41-

For so long as any ABS Issuing Entity is subject to the reporting requirements of the Exchange Act, the parties hereto may not amend or modify any provision of
Section 5.13, Section 6.1(c), Section 2.4(b), clause (d) of Article VII, the last sentence of Section 10.13, or this sentence without the Depositor's prior written consent.

          Notwithstanding anything to the contrary contained in this Section
10.11, the parties hereto agree that this Agreement may be amended pursuant to
Section 5.11 herein without any notice to or consent of any of the
Certificateholders, any B Note holder, Opinions of Counsel, Officer's
Certificates or Rating Agency Confirmation.

          10.12 Other This Agreement shall not be construed to grant to any party hereto any claim, right or interest in, to or against the trust fund created pursuant to the Pooling and Servicing Agreement or any assets of such trust fund.

          10.13 Benefits of Agreement Nothing in this Agreement, express or implied, shall be construed to grant to any Mortgagor or other Person, other than the parties to this Agreement and the parties to the Pooling and Servicing
Agreement, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except that the Depositor, any other Applicable Depositor and any master servicer for an ABS Issuing Entity other than the HQ9 Trust are intended third-party beneficiaries of Section 5.13 and Section 6.1.

                                  [END OF PAGE]

                                      -42-

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto by an authorized representative, all as of the day and year first above written.

                                             WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION, acting solely in its
                                             capacity as Master Servicer under
                                             the Pooling and Servicing
                                             Agreement

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             PRINCIPAL GLOBAL INVESTORS, LLC

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

SCHEDULE I
MORTGAGE LOAN SCHEDULES

                                           PRIMARY
PROSPECTUS                                SERVICING
   TAB                   CUT-OFF DATE      FEE RATE
  NUMBER     LOAN NAME     BALANCE      (BASIS POINTS)
----------   ---------   ------------   --------------
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]
  [ - ]        [ - ]        [ - ]           [ - ]

SCHEDULE II
[RESERVED]

EXHIBIT A
POOLING AND SERVICING AGREEMENT
SEE COPY OF SIGNED POOLING AND SERVICING AGREEMENT DELIVERED UNDER SEPARATE
COVER.

EXHIBIT B
EXHIBIT B-1: PAYMENT AND MORTGAGE LOAN STATUS REPORTS

EXHIBIT B-2: OVERVIEW OF METHODOLOGY OF ALLOCATION OF RESPONSIBILITY ON POST
CLOSING REQUESTS

EXHIBIT B-3: FORM OF PROPERTY INSPECTION REPORTS

EXHIBIT B-4: TASK DESCRIPTION

EXHIBIT B-1
PAYMENT AND MORTGAGE LOAN STATUS REPORTS

EXHIBIT B-1(A):       REMITTANCE REPORT FOR PAYMENTS RECEIVED ON MORTGAGE
                      LOANS DURING THE APPLICABLE COLLECTION PERIOD

EXHIBIT B-1(B):       DELINQUENCY REPORT

EXHIBIT B-1(C):       REAL ESTATE TAX DELINQUENCY REPORT

EXHIBIT B-1(D):       INSURANCE MONITORING REPORT

EXHIBIT B-1(E):       UCC FORM MONITORING REPORT

EXHIBIT B-1(F):       DAY ONE REPORT

EXHIBIT B-2
OVERVIEW OF METHODOLOGY OF ALLOCATION OF RESPONSIBILITY ON POST CLOSING REQUESTS

EXHIBIT B-2(A):       OVERVIEW OF METHODOLOGY OF ALLOCATION OF
                      RESPONSIBILITY ON POST CLOSING REQUESTS

EXHIBIT B-2(B):       CHART SHOWING CLASSIFICATION OF POST CLOSING REQUESTS

EXHIBIT B-2(C):       PROCESS FOR HANDLING POST CLOSING REQUESTS UPON
                      CLASSIFICATION

EXHIBIT B-2(A)
OVERVIEW OF METHODOLOGY OF ALLOCATION OF RESPONSIBILITY ON POST CLOSING REQUESTS

          When Primary Servicer receives a request from a Mortgagor or other obligor under the Mortgage Loan or A/B Mortgage Loan, as applicable, for action
("Post Closing Request") on its related Mortgage Loan or A/B Mortgage Loan,
Primary Servicer shall classify each Post Closing Request into one of the following three (3) categories:

     Post Closing  Requests  over which  Primary  Servicer  shall have  decision making authority to analyze, consent to, approve and process such requests, subject to consent  rights in  certain  circumstances  set forth in Exhibit
     B-2(c) below and, where applicable, Deemed Category 1 Requests ("Category 1
     Requests");

     Post Closing  Requests in which Primary  Servicer shall gather  information from Mortgagor and shall deliver such  information  together with a written analysis and  recommendation  for the consent and approval of such requests to the Master  Servicer  or Special  Servicer,  as  applicable;  other than
     Deemed Category 1 Requests ("Category 2 Requests"); and

     Post Closing  Requests in which Primary  Servicer will have no  involvement but will refer the request to the Special Servicer ("Category 3 Requests").

          The attached chart details how a Post Closing Request will be classified into one of the three (3) categories specified above and the materials that follow detail how each Post Closing Request will be handled after classification.

          The objective is to process each Post Closing Request in accordance with the Servicing Standard, the terms of this Agreement, the Pooling and
Servicing Agreement and with respect to any A/B Mortgage Loan, its applicable
A/B Intercreditor Agreement, the REMIC Provisions, while providing responsive service to Mortgagors.

          The attached chart does not address Payment and Collection
Description, Payment and Collection Reporting or Property Inspection
Description, which is covered elsewhere in this Agreement.

EXHIBIT B-2(B)
CHART SHOWING CLASSIFICATION OF POST CLOSING REQUESTS

      Category              When Applicable                      Examples                       Allocation of Fees
--------------------  ---------------------------  ------------------------------------  --------------------------------

1 Category 1          Post Closing Request is      Transfer rights contemplated in Loan  Primary Servicer collects entire
Requests (other than  either (a) specifically      Documents (including without          administrative or processing fee
Deemed Category 1     authorized in the related    limitation assignment and assumption  (including without limitation
Requests)             Loan Documents (as defined   rights); partial releases             defeasance fees), legal fees and
                      in Exhibit B-2(c)(A.1(b)),   contemplated in Loan Documents;       out-of-pocket expenses and 80%
                      either expressly as a        easements contemplated in Loan        of any additional fees or
                      matter of right in favor of  Documents; evaluation of alterations  portions of fees (including
                      the Mortgagor or upon the    under specified threshold;            without limitation transfer
                      satisfaction of certain      administer, monitor and release of    fees) payable to Master Servicer
                      specified conditions         reserve or escrow amounts in          under Pooling and Servicing
                      (including the exercise of   accordance with reserve or escrow     Agreement (i.e. transfer fee).
                      any specified standard of    agreements; approval of leases below  Other 20% of such additional
                      consent or judgment within   threshold specified in Loan           fees are payable to Master
                      such conditions subject to   Documents; additional lien, monetary  Servicer.  Special Servicer
                      the terms of  this           encumbrance or mezzanine financing    would receive any portion of
                      Agreement); or (b) seeks     placed on Mortgaged Property that is  fees due it under the Pooling
                      the approval of the related  specifically contemplated in Loan     and Servicing Agreement. Master
                      Mortgagee under the related  Documents under specified             Servicer may also collect its
                      Loan Documents for a Lease   conditions; or process of defeasing   out-of-pocket expenses which it
                      and/or the issuance of an    a Mortgage Loan (except defeasance    shall itemize in reasonable
                      SNDA for a Lease.            of a Specially Serviced Mortgage      detail.(3)
                                                   Loans which shall not be the
                                                   responsibility of the Primary
                                                   Servicer) and servicing of Mortgage
                                                   Loans and A/B Mortgage Loans that
                                                   have been defeased; approval of a
                                                   Lease requiring such approval of
                                                   Mortgagee under the Loan Documents;
                                                   or issuance of an SNDA.

2 Category 2          Post Closing Request (other  Consent to easement not contemplated  For all Mortgage Loans, other
Requests for all      than Category 3 Request) is  in Loan Documents; partial releases   than A/B Mortgage Loans:
Mortgage Loans        (a) not specifically         not specifically contemplated in      Primary Servicer entitled to one
(other than A/B       authorized or is prohibited  Loan Documents; or subordinate or     hundred percent (100%) of
Mortgage Loans) and   or not addressed in the      mezzanine financing not specifically  administrative or processing
Deemed Category 1     Loan Documents; and (b) not  contemplated in Loan Documents.       fee.  Additional fees are
Requests              seeking approval of a Lease                                        payable to Master Servicer
                      requiring such approval of                                         and/or Special Servicer as
                      Mortgagee under the related                                        specified in Pooling and
                      Loan Documents or issuance                                         Servicing Agreement.  Master
                      of an SNDA.                                                        Servicer may also collect its
                                                                                         out-of-pocket expenses.(1)

                                                                                         For all A/B Mortgage Loans: Same
                                                                                         allocation of fees as Category 1
                                                                                         Requests.

3 Category 3          Post Closing Requests to     Changes to maturity date, interest    Primary Servicer not entitled to
Requests              Money Terms, Defaulted       rate, principal balance,              fee.  Master Servicer or Special
                                                   amortization

----------
(3)  No reference is made in this chart to the Aggregate Servicing Fee which shall be collected and governed in accordance with the terms of Sections
     2.1, 2.3, 6.3 and 6.4 of this Agreement.

      Category              When Applicable                      Examples                       Allocation of Fees
--------------------  ---------------------------  ------------------------------------  --------------------------------

                      Mortgage Loans or Mortgage   term, payment amount or               Servicer is entitled to fees  as
                      Loans upon which a           frequency; or                         provided in the Pooling and
                      Servicing Transfer Event     any actions to loan in default.       Servicing Agreement.(1)
                      has occurred.

EXHIBIT B-2(C)

PROCESS FOR HANDLING POST CLOSING REQUESTS UPON CLASSIFICATION

Process for disposition of Post Closing Requests Once Classification is Made.
Upon classification of a Post Closing Request into one of the three (3)
categories enumerated above, Primary Servicer shall process the Post Closing
Request as follows:

     Category 1 Requests and Deemed Category 1 Requests:

     i. If Primary Servicer classifies a Post Closing Request as a Category 1
Request or Deemed Category 1 Request, it shall promptly (but in no event more than five (5) Business Days after receiving such request) notify Master Servicer of (a) such request; (b) Primary Servicer's classification of the Post Closing
Request as a Category 1 Request or Deemed Category 1 Request; and (c) Primary
Servicer's Materiality Determination regarding any Category 1 Consent Aspect involved in such request. Notwithstanding the foregoing, as a result of the quarterly reconciliation of reserve accounts that Primary Servicer provides to
Master Servicer under this Agreement, Primary Servicer shall have no obligation
(a) except as required under Section 8.18(d) of the Pooling and Servicing
Agreement, to notify or seek the consent of Master Servicer or Special Servicer
(as applicable) of any disbursement made from an escrow or reserve account pursuant to and in accordance with the terms of such agreement governing such reserve or escrow or (b) to seek consent of Master Servicer to extend (1) the time available to a Mortgagor to complete repairs, replacements or improvements pursuant to an escrow or reserve agreement or (2) the expiration date of any letters of credit associated with such escrow or reserve, as long as (i) Primary
Servicer promptly notifies Master Servicer in writing of such extension; (ii)
the amount being held pursuant to the applicable escrow or reserve agreement at the time of the proposed extension is less than $1,000,000.00; (iii) the length of such extension when added to all other extensions granted after the Closing
Date does not exceed one hundred eighty (180) days; and (iv) any such extension is in accordance with the terms of this Agreement (including without limitation the Servicing Standard) and the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the applicable A/B Intercreditor Agreement.

     ii. Primary Servicer shall evaluate the Category 1 Request or Deemed
Category 1 Request and process such request to meet the requirements set forth in the loan documents for the applicable Mortgage Loan ("Loan Documents") in a manner that complies with the terms of this Agreement and the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the applicable A/B
Intercreditor Agreement. Such evaluation and processing may commence, and continue but may not be completed prior to Primary Servicer's notice to Master
Servicer of the Category 1 Request or Deemed Category 1 Request. Primary
Servicer shall draft, or cause to be drafted, all documents necessary or appropriate to effect the Category 1 Request or Deemed Category 1 Request in
accordance with the terms of the Loan Documents, this Agreement and the Pooling and Servicing Agreement with respect to an A/B Mortgage Loan, the applicable A/B
Intercreditor Agreement.

     iii. Notwithstanding the foregoing, the following additional requirements shall apply to particular types or aspects of Category 1 Requests:

          If a  Mortgagor  requests to defease a Mortgage  Loan or A/B  Mortgage
          Loan  (other  than a Specially  Serviced  Mortgage  Loan) and the Loan
          Documents for such

          Mortgage Loan or A/B Mortgage Loan expressly provide for a defeasance,
          Primary Servicer shall treat such request as a Category 1 Request but shall, in addition to the other provisions of this Section 1 of
          Exhibit B-2(c), seek the prior written consent of Master Servicer prior to consenting to such defeasance, which consent shall not be withheld or delayed unreasonably when Primary Servicer submits to
          Master Servicer the items substantially as set forth on Appendix 1 of this Agreement relating to such defeasance, and any such decision of
          Master Servicer shall be in accordance with the terms of the Loan
          Documents and the Servicing Standard. Failure of the Master Servicer
          to notify the Primary Servicer in writing of Master Servicer's determination to grant or withhold such consent, within five (5)
          Business Days following the Primary Servicer's delivery of the request for defeasance described above and the relevant information collected on such defeasance, shall be deemed to constitute a grant of such consent.

          If a Mortgagor requests consent to transfer the related Mortgaged
          Property and assign the related Mortgage Loan or A/B Mortgage Loan
          (other than a Specially Serviced Mortgage Loan) to another Person who shall assume the Mortgage Loan or A/B Mortgage Loan and the Loan
          Documents expressly permit such assignment and assumption, subject to any conditions set forth in the Loan Documents, Primary Servicer may treat such request as a Category 1 Request but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of Special Servicer prior to consenting to such assignment and assumption in accordance with the terms of Section 8.7 of the Pooling and Servicing Agreement (subject to any time periods applicable to Primary Servicer or Special Servicer for the giving, granting or deemed granting of such consent contained in the Pooling and Servicing Agreement) by submitting to Special Servicer the items substantially as set forth on Appendix 2 of this Agreement relating to such assignment and assumption. For the purpose of the foregoing sentence, the term "expressly permits" shall have the meaning assigned to it in Section 8.7 of the Pooling and Servicing Agreement.

          If a Mortgagor requests consent to place an additional lien, monetary encumbrance or mezzanine financing on the related Mortgaged Property and the Loan Documents expressly permit such additional lien, monetary encumbrance or mezzanine financing, subject to any conditions set forth in the Loan Documents, Primary Servicer may treat such request as a Category 1 Request but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of
          Special Servicer prior to consenting to such additional lien, monetary encumbrance or mezzanine financing in accordance with the terms of
          Section 8.7 of the Pooling and Servicing Agreement (subject to any time periods applicable to Primary Servicer or Special Servicer for the giving, granting or deemed granting of such consent contained in the Pooling and Servicing Agreement) by submitting to Special Servicer the items substantially as set forth on Appendix 3 of this Agreement relating to such additional lien, monetary

          encumbrance or mezzanine financing. For the purpose of the foregoing sentence, the term "expressly permits" shall have the meaning assigned to it in Section 8.7 of the Pooling and Servicing Agreement.

          If a Mortgagor requests consent to enter into a Lease on the related
          Mortgaged Property (and/or the associated issuance of an SNDA for such
          Lease), which Lease (a) requires the consent of the Mortgagee under the related Loan Documents and (b) qualifies as a Significant Lease,
          Primary Servicer may treat such request as a Category 1 Request but shall, in addition to the other provisions of this Section 1 of
          Exhibit B-2(c), seek the prior written consent of Master Servicer, which consent shall not be withheld or delayed unreasonably, prior to consenting to or disapproving of such Significant Lease (and/or the related SNDA) by submitting to Master Servicer the items substantially as set forth on Appendix 4 of this Agreement relating to such
          Significant Lease (and/or related SNDA). Failure of the Master
          Servicer to notify the Primary Servicer in writing of Master
          Servicer's determination to grant or withhold such consent within ten
          (10) Business Days following the Primary Servicer's delivery of the request for consent to the Lease, shall be deemed to constitute a grant of such consent.

          If Primary Servicer makes a Materiality Determination that a Category
          1 Consent Aspect is material, then Primary Servicer shall treat such request as a Category 1 Request, but shall, in addition to the other provisions of this Section A.1 of this Exhibit B-2(c), seek the prior written consent of Special Servicer prior to consenting to the applicable Category 1 Request, which consent shall not be withheld or delayed unreasonably, and any such decision of Special Servicer shall relate only to the Category 1 Consent Aspect and shall be in accordance with the terms of the Loan Documents and the Servicing
          Standard. Failure of the Special Servicer to notify the Primary
          Servicer in writing of Special Servicer's determination to grant or withhold such consent, within five (5) Business Days following the
          Primary Servicer's delivery of the request for consent to the Category
          1 Consent Aspect, shall be deemed to constitute a grant of such consent.

     iv. Upon conclusion of the negotiations of the documentation for the
Category 1 Request or Deemed Category 1 Request, Primary Servicer may execute and deliver the operative documents to be executed to effect the Category 1
Request and take the other actions necessary or appropriate to conclude such request, in each case in accordance with the terms of this Agreement and the
Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B Intercreditor Agreement.

     v. Concurrently with the execution of this Agreement, Master Servicer shall provide to Primary Servicer a counterpart original of the Power of Attorney executed by the Trust in favor of the Master Servicer and shall execute and deliver to Primary Servicer a Power of Attorney attached to this Agreement as
Exhibit C. Primary Servicer shall promptly notify Master Servicer of the execution and delivery of any document on behalf of the Master Servicer and
Trustee under such Power of Attorney ("POA Notice").

     vi. Upon the request of Primary Servicer, Master Servicer shall execute and deliver the documents necessary or appropriate to effect a Category 1 Request or
Deemed Category 1 Request. Such request shall not relieve Primary Servicer of its obligations under this Agreement regarding a Category 1 Request or Deemed
Category 1 Request, including without limitation its obligation to evaluate and process such request in accordance with this Agreement and the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement and any indemnification obligation of Primary Servicer.

     vii. Upon completion of each Category 1 Request or Deemed Category 1
Request, Primary Servicer shall promptly (but in no event more than five (5)
Business Days after concluding such request) notify Master Servicer and Special
Servicer (if its consent was required) and shall accompany such notice with a brief summary of the Category 1 Request or Deemed Category 1 Request, a brief summary of Primary Servicer's analysis and decision regarding such request, a
POA Notice (if required) and a counterpart original or copy of the operative documents executed or received to effect the Category 1 Request or Deemed
Category 1 Request.

     viii. Notwithstanding the foregoing with the consent of Master Servicer,
Primary Servicer may elect to classify and treat a Post Closing Request that otherwise qualifies as a Category 1 Request or Deemed Category 1 Request, as a
Category 2 Request instead. In such case, Primary Servicer shall adhere to the provisions of this Agreement regarding Category 2 Requests or Deemed Category 1
Requests, and all aspects of such request (including without limitation the allocation of fees) shall be governed by the terms of this Agreement covering
Category 2 Requests. Primary Servicer's decision in any one instance to treat a
Post Closing Request that otherwise qualifies as a Category 1 Request or Deemed
Category 1 Request, as a Category 2 Request instead, shall not compromise or affect its right on any other occasion to treat a similar request as a Category
1 Request or Deemed Category 1 Request.

     ix. Notwithstanding anything to the contrary in this Section 1, if a
Category 1 Request or Deemed Category 1 Request involves an action requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing
Agreement, Primary Servicer shall not be permitted to take any such actions without the consent of Special Servicer in accordance with such Section 8.18(d).
For any action relating to a Mortgage Loan or an A/B Mortgage Loan requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing
Agreement, Primary Servicer shall have the responsibility to seek the consent of
Special Servicer in accordance with such section. The foregoing conditions and requirements shall be in addition to the other conditions and requirements for
Category 1 Requests or Deemed Category 1 Requests as set forth above.

     Category 2 Requests (other than Deemed Category 1 Requests):

     x. If Primary Servicer classifies a Post Closing Request as a Category 2
Request, it shall promptly (but in no event more than five (5) Business Days after Primary Servicer's receiving such request) notify Master Servicer of receiving such request, of the type of request and of Primary Servicer's classification of the Post Closing Request as a Category 2 Request. As part of such notice, Primary Servicer shall include the following:

          If such type of request has not previously been the subject of a
          Category 2 Request or a Requirements List (as defined below) has not previously been provided to Primary Servicer, then Primary Servicer shall request from Master Servicer a detailed list of the requirements to be satisfied for such request (the "Requirements List"). Master
          Servicer shall promptly (but in no event more than five (5) Business
          Days after receiving notification of such request) provide to Primary
          Servicer a Requirements List for such request.

          If the type of Category 2 Request has previously been the subject of a
          Post Closing Request, then Primary Servicer shall submit the existing
          Requirements List to Master Servicer. Primary Servicer may use such
          Requirements List for such request unless Master Servicer provides to
          Primary Servicer a replacement Requirements List within five (5)
          Business Days of such notice.

     xi. A Requirements List (i) shall in no event be more burdensome than that required by Master Servicer of other loans in the Trust for similar Post Closing
Requests; (ii) shall not require Primary Servicer to incur additional third party costs or expenses; and (iii) shall require the gathering, collection and assembling of information only and not the preparation, evaluation, analysis of information or a recommendation regarding the Post Closing Request.

     xii. Primary Servicer shall then use diligent efforts to collect and assemble the items on the applicable Requirements List. Upon such collection and assembly, Primary Servicer shall provide to Master Servicer all of the assembled items, a list of the items collected from the Requirements List, a list of any items not collected, any reasons why such items were not collected, a written analysis of the Category 2 Request in light of the items collected in a form reasonably satisfactory to Master Servicer, a recommendation whether to approve or disapprove such request and the appropriate division of the applicable fees in accordance with the terms of this Agreement and the Pooling and Servicing
Agreement.

     xiii. Master Servicer shall use its reasonable best efforts to notify
Primary Servicer with a consent or disapproval of the Category 2 Request within ten (10) Business Days of receiving such assembled items, analysis and recommendation. If Master Servicer disapproves such request, it shall provide
Primary Servicer the reasons for such disapproval. If Master Servicer approves such request, Primary Servicer shall promptly process the Category 2 Request in a manner that complies with the terms of this Agreement and the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement. Primary Servicer shall draft, or cause to be drafted, all documents necessary to effect the Category 2 Request in accordance with the terms of the consent, the Loan Documents, this Agreement and the Pooling and
Servicing Agreement, and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement. Primary Servicer shall deal directly with the applicable Mortgagor regarding a Category 2 Request after Primary Servicer submits the items on the applicable Requirements List.

     xiv. Upon conclusion of the negotiations of the documentation for the
Category 2 Request for which Master Servicer has granted its consent, Primary
Servicer may execute and

deliver the operative documents to be executed to effect the Category 2 Request and take the other actions necessary or appropriate to conclude such request, in each case in accordance with the terms of this Agreement and the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement.

     xv. Upon the request of Primary Servicer, Master Servicer shall execute and deliver the documents necessary or appropriate to effect a Category 2 Request, which documents shall be prepared by the Primary Servicer. Such request shall not relieve Primary Servicer of its obligations under this Agreement regarding a
Category 2 Request, including without limitation its obligation to evaluate and process such request in accordance with this Agreement and the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement and any indemnification obligation of Primary Servicer.

     xvi. Upon completion of each Category 2 Request, Primary Servicer shall promptly (but in no event more than ten (10) Business Days after concluding such request) notify Master Servicer and shall accompany such notice with a copy of the operative documents executed or received to effect the Category 2 Request.

     xvii. Notwithstanding anything to the contrary in this Section 2, if a
Category 2 Request involves an action requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing Agreement, Primary Servicer
shall not be permitted to take any such action without the consent of Special
Servicer in accordance with such Section 8.18(d). For any action relating to a
Mortgage Loan or an A/B Mortgage Loan requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing Agreement, Primary Servicer
shall have the responsibility to seek the consent of Special Servicer in accordance with such section. The foregoing conditions and requirements shall be in addition to the other conditions and requirements for Category 2 Requests as set forth above.

     Category 3 Requests:

     xviii. If Primary Servicer classifies a Post Closing Request as a Category
3 Request, it shall promptly (but in no event more than five (5) Business Days after receiving such request) notify Master Servicer and Special Servicer of receiving such request and of Primary Servicer's classification of the Post
Closing Request as a Category 3 Request and shall refer such Category 3 Request to the Special Servicer for handling in accordance with the Pooling and
Servicing Agreement.

     xix. Upon such referral, Primary Servicer shall notify the applicable
Mortgagor of such referral and shall direct the Mortgagor that all further correspondence and interaction regarding the applicable Category 3 Request shall be directed to and through the Special Servicer (unless the Special Servicer and
Master Servicer shall otherwise direct the Primary Servicer). Primary Servicer shall forward all correspondence and other information regarding such request in its possession to Special Servicer.

Dispute of Classification.

     Notification of Dispute. If either Master Servicer or Special Servicer disputes the classification of Primary Servicer of any Post Closing Request (for
purposes of this Section B,

the term "classification" shall include a Materiality Determination of Primary
Servicer regarding a Category 1 Consent Aspect with respect to such Post Closing
Request), then Master Servicer or Special Servicer, as applicable, shall notify
Primary Servicer of such dispute promptly (but in no event more than five (5)
Business Days from Primary Servicer's notice of such classification) in writing and the specific reasons for such dispute. The parties shall then work in good faith for a period not more than five (5) Business Days to resolve the classification of the Post Closing Request. Primary Servicer's classification of a Post Closing Request shall govern the handling of such request absent Primary
Servicer's receipt of notice of such dispute within the specified time period but shall not diminish the obligation of Primary Servicer to classify Post
Closing Requests in accordance with this Agreement and to handle such requests in accordance with this Agreement and the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B Intercreditor Agreement.

     Resolution of Dispute in Absence of Agreement. If after such good faith efforts to resolve such classification dispute the parties cannot agree to a classification, then the following shall apply: For Mortgage Loans or A/B
Mortgage Loans that individually, or together with all other Mortgage Loans and
A/B Mortgage Loans that have the same or an affiliated Mortgagor or that are cross-collateralized with such Mortgage Loans or A/B Mortgage Loans have a principal balance on the Cut-Off Date that is in excess of two percent (2%) of the then Aggregate Principal Balance, then the good faith classification of the
Master Servicer or Special Servicer, as applicable, shall govern. For Mortgage
Loans that individually, or together with all other Mortgage Loans and A/B
Mortgage Loans that have the same or an affiliated Mortgagor or that are cross-collateralized with such Mortgage Loans or A/B Mortgage Loans have a principal balance on the Cut-Off Date that is equal to or less than two percent
(2%) of the then Aggregate Principal Balance, then the good faith classification of the Primary Servicer shall govern; provided that, in no event, shall Primary
Servicer's classification govern if such classification would, in the sole judgment of Master Servicer or Special Servicer (as applicable), conflict with any provision of the Pooling and Servicing Agreement or result in a default by
Master Servicer or Special Servicer under the Pooling and Servicing Agreement.

     Processing of Post Closing Request During Dispute. During a pending dispute over classification of a Post Closing Request, the parties shall continue to cooperate to process such request in accordance with Primary Servicer's initial classification until a resolution is achieved or, failing resolution, the Post
Closing Request is classified in accordance with the terms of Section B.2 of this Exhibit B-2(c). Master Servicer and Primary Servicer acknowledge that it is a goal of both parties not to unduly burden or delay the processing of a Post
Closing Request even though a dispute about classification of such request may exist but in any event the processing of a Post Closing Request must be accomplished in a manner consistent and in compliance with the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement.

EXHIBIT B-3
FORMS OF PROPERTY INSPECTION REPORTS

                                See CMSA Website

EXHIBIT B-4
TASK DESCRIPTION

                   MASTER SERVICER/PRIMARY SERVICER TASK LIST
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HQ9

Note: Some listed tasks designate more than one party to perform that function by placing an "X" in more than one column. In these instances, the parties shall follow any specific guidance about the allocation of responsibilities in completing the task found in the terms of this
      Agreement (including Exhibits B-2 and B-3). In the absence of specific allocation of obligations in this Agreement, the parties shall work in good faith to allocate responsibilities in a fair and equitable manner in accordance with this Agreement and the Pooling and Servicing Agreement.

                                                                                             MASTER     PRIMARY    SPECIAL
                                                                                            SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                            --------   --------   --------   -------

1.  Asset Files
    Original credit file management                                                                       X
    Original collateral file (security)                                                                                        X
    Authorized parties list for request for release of collateral from Trustee                 X          X
    Establish servicing files criteria                                                         X          X
    Provide access to servicing files and copies of servicing files or of                                 X
    specific docs upon request to the Master Servicer
    Request delivery of files from Trustee upon request and certification of                              X
    Primary Servicer

2.  Property Taxes
    Preparation and delivery of quarterly tax delinquency reports                                         X
    Monitoring of tax status - Loans with/without escrows                                                 X
    Recommendation of payment of taxes - Loans with/without escrows                                       X
    Notification of advance requirement 3 business days prior to advance being required                   X
    Payment of taxes - with sufficient escrows                                                            X
    Payment of taxes - with escrow shortfall                                                   X

3.  Property Insurance
    Preparation and delivery of quarterly insurance tickler reports                                       X
    Monitoring of insurance status - Loans with/without escrows                                           X
    Ensure insurance carrier meets Pooling and Servicing Agreement qualifications                         X
    Ensure insurance in favor of the Master Servicer on behalf of the Trustee                             X
    Recommendation of payment or force placement of insurance with/without escrow                         X
    Notification of advance requirement or force placement of insurance 3 business days                   X
    prior to advance being required

                                                                                             MASTER     PRIMARY    SPECIAL
                                                                                            SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                            --------   --------   --------   -------

    Payment of insurance - with sufficient escrows                                                        X
    Payment of insurance or force placement - with escrow shortfall                            X
    Category 1 Requests and Deemed Category 1 Requests
       Preparation and presentment of claims                                                              X
       Collection of insurance proceeds                                                                   X
    Category 2 Requests
       Preparation and presentment of claims                                                   X
       Collection of insurance proceeds                                                        X

4.  UCC Continuation Filings
    Preparation and delivery of quarterly UCC tickler report                                              X
    Maintain tickler system of refiling the dates on all Loans                                            X
    File UCC Continuation Statements                                                                      X
    Pay recording fees                                                                                    X
    Monitor tickler system                                                                                X

5.  Collection/Deposit/Distribution of P&I payments and Principal Prepayments
    Collection and deposit of loan P&I payments                                                           X
    Remittance of available Primary Servicer P&I payments to Master Servicer and B Note                   X
    holders, as applicable (net of Aggregate Servicing Fee and other fees payable to the
    Primary Servicer by the B Note holders)
    Provide Collection Reports to Master Servicer                                                         X
    Distribution of P&I payments to the Trustee                                                X
    Distribution of Special Servicer compensation                                              X
    Approval of Prepayment Premiums                                                            X

6.  Collection/Deposit/Disbursement of Reserves
    Collection and deposit of reserves                                                                    X
    Disbursement of reserves                                                                              X

7.  Customer Billing, Collection and Customer Service
    Contact delinquent borrowers by phone 3 days after delinquent date                                    X
    Send 30 day delinquent notices                                                                        X
    Send notice of balloon payment to each Mortgagor one year, 180, and 90 days prior to                  X
    the related maturity date
    Provide copy of Balloon Mortgage Loan notice to Master Servicer                                       X

8.  Escrows

                                                                                             MASTER     PRIMARY   SPECIAL
                                                                                            SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                            --------   --------   --------   -------

    Setup and monitor Escrow Accounts including escrow analysis                                            X
    Pay borrower investment income required                                                                X
    Prepare annual escrow analysis                                                                         X

9.  Loan payment history/calculation
    Maintain loan payment history                                                                          X
    Create payoff/reinstatement statements and telecopy to Master Servicer                                 X
    Approve payoff calculations and telecopy approval to Primary Servicer within five (5)       X
    Business Days

10. Monitoring of Financial and Legal Covenants
    Collect quarterly and annual operating statements, budgets, rent rolls and borrower                    X
    financial statements, as applicable.
    Deliver Operating Statement Analysis Report, CMSA Financial File and NOI Adjustment                    X
    Worksheet in accordance with Section 2.1(c)(viii) of this Agreement.
    Deliver one (1) copy of quarterly and annual operating statements, budgets, rent                       X
    rolls and borrower financial statement, as applicable, within thirty (30) days of
    Primary Servicer's receipt
    Complete CMSA Loan Setup File for Mortgage Loans                                            X          X
    Complete CMSA Loan Periodic Update File for Mortgage Loans                                  X
    Complete and deliver CMSA Property File for Mortgage Loans                                             X
    Complete and deliver quarterly Operating Statement Analysis Report and CMSA Quarterly       X          X
    Financial File in accordance with Section 2.1(c)(viii) of this Agreement.
    Cash account Reconciliations - Copies of monthly bank statements for all deposit,                      X
    escrow and reserve accounts
    CMSA Supplemental Reports
       Complete Servicer Watch List                                                                        X
       Complete Comparative Financial Status Report                                                        X
       Delinquent Loan Status Report                                                            X
       REO Status Report                                                                        X
       Historical Loan Status Report                                                            X
       Historical Liquidation Report                                                            X
       CMSA Loan Level Reserve/LOC Report                                                                  X

11. Advancing
    Determination of Non-Recoverability                                                         X

12. Borrower Inquiries/Performing Loans

                                                                                             MASTER     PRIMARY   SPECIAL
                                                                                            SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                            --------   --------   --------   -------

    Performing Loans - respond to routine billing questions                                                X
    Category 1 Requests and Deemed Category 1 Requests
       Assumptions & Due on sale:
          Borrower contact and data gathering                                                              X
          Underwriting and analysis of request                                                             X
          Approval of assumption                                                                           X
          Consent to assumption                                                                                       X
          Close assumption                                                                                 X
    Category 2 Requests
       Assumptions & Due on sale:
          Initial Borrower contact and data gathering                                                      X
          Underwriting and analysis                                                                        X          X
          Approval of assumption                                                                           X          X
          Consent to assumption                                                                                       X
          Close assumption (directly with Borrower)                                                        X
    Category 1 Requests and Deemed Category 1 Requests
        Additional Liens, Monetary Encumbrances or Mezzanine Financing:
          Borrower contact and data gathering                                                              X
          Underwriting and analysis of request                                                             X
          Approval of additional lien, monetary encumbrance or mezzanine financing                         X
          Consent to additional lien, monetary encumbrance or mezzanine financing                                     X
          Close additional lien, monetary encumbrance or mezzanine financing                               X
    Category 2 Requests
       Additional Liens, Monetary Encumbrances or Mezzanine Financing:
          Initial Borrower contact and data gathering                                                      X
          Underwriting and analysis                                                                        X          X
          Approval of additional lien, monetary encumbrance or mezzanine financing              X                     X
          Consent to additional lien, monetary encumbrance or mezzanine financing                                     X
          Close additional lien, monetary encumbrance or mezzanine financing                               X
          (directly with Borrower)
    Modifications (Non-Money Terms), Waivers, Consents and Extensions up to 60 days (not otherwise provided in this Agreement):
       Initial Borrower contact and data gathering                                                         X
       Underwriting and analysis                                                                           X
       Approval of modification and extensions up to 60 days (Category 1 Requests and                      X
       Deemed Category 1 Requests)

                                                                                             MASTER     PRIMARY   SPECIAL
                                                                                            SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                            --------   --------   --------   -------

       Approval of modification and extensions up to 60 days (Category 2 Request)               X
       Consent to modification and waivers and other consents (not otherwise provided                                 X
       in this Agreement)
       Closing Documents and Closing                                                                       X
    Modification (Money Terms):                                                                                       X
    Extensions of Maturity Date (more than 60 days):                                                                  X
    Response to request for Discounted Payoffs, Workouts, Restructures, Forbearances and                              X
    Casualties
    Condemnation (only with respect to Specially Serviced Mortgage Loans the Special            X          X          X
    Servicer will perform such functions)

13. Monthly Reporting (Hardcopy & Electronic mail)
    Day One Report                                                                                         X
    Delinquency and past due reporting on all Loans                                                        X
    Deliver on April 25, July 25, October 25 and January 25 of each year a Quarterly                       X
    Servicing Accounts Reconciliation Certification in the form of Exhibit D

14. Category 1 Requests and Deemed Category 1 Requests
       Release of Collateral
          Determination if collateral should be released                                                   X
          Consent to release collateral                                                                    X
          Request delivery of files from Trustee upon Primary Servicer request and                         X
          certification
          Preparation and recordation of release deeds all Loans (full and partial)                        X
    Category 2 Requests
       Release of Collateral
          Initial Borrower contact and data gathering                                                      X
          Underwriting and analysis                                                                        X
          Determination if collateral should be released                                        X
          Consent to release collateral                                                         X
          Request delivery of files from Trustee                                                           X
          Preparation and recordation of release deeds all Loans (full and partial)                        X

15. Property Annual Inspections
    Conduct site inspection per Pooling and Servicing Agreement requirement                                X
    Provide 3 copies of site inspection reports to the Master Servicer within 30 days of                   X
    inspection but not later than December 15 of each year beginning in 2007

                                                                                            MASTER     PRIMARY   SPECIAL
                                                                                           SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                           --------   --------   --------   -------

16. Preparation of servicing transfer letters                                                             X

17. Preparation of IRS Reporting (1098s and 1099s or other tax reporting requirements)                    X
    and delivery of copies to the Master Servicer by January 31 of each year

18. Provide Primary Servicer Form 8-K Information Reports, Primary Servicer Form 10-D                     X
    Information Reports and Primary Servicer Form 10-K Information Reports at the times and in the manner set forth in Section 5.13(c) of this Primary Servicing Agreement

19. Provide annual statement of compliance at the times and in the manner set forth in                    X
    Section 5.13(c) of this Primary Servicing Agreement

20. Provide either (a) a report regarding Primary Servicer's assessment of compliance                     X
    with servicing criteria and a report by a registered public accounting firm that attests to and reports on such assessment report or (b) a report of a firm of independent public accounts based on USAP-compliant examinations, as the case may be, at the times, in the manner and as specified in Section 5.13(c) of this Primary
    Servicing Agreement.

21. Provide annual Sarbanes-Oxley back-up certification at the times and in the manner                    X
    set forth in Section 5.13(c)(v) of this Primary Servicing Agreement

22. Compensation
    Primary Servicer Fee and other fees payable to the Primary Servicer by the B Note                     X
    holders
    Investment earnings on Primary Servicer Collection Account                                            X
    Investment earnings on tax & insurance reserves not payable to borrower                               X
    Investment earnings on reserve accounts not payable to borrower                                       X
    Late charges to the extent collected from borrower (offsets advance interest per           X
    Pooling and Servicing Agreement)

23. Defeasance
    Coordinate, analyze, approve, and process defeasance request                                          X
    Consent to defeasance                                                                      X
    Service Defeasance Loans                                                                              X
    Retain all fees associated with Defeasance Loans                                                      X

EXHIBIT C
FORM OF POWER OF ATTORNEY FROM MASTER SERVICER

                             RECORDING REQUESTED BY:

                           AND WHEN RECORDED MAIL TO:

                      ATTENTION: COMMERCIAL MORTGAGE PASS-
                      THROUGH CERTIFICATES SERIES 2006-HQ9

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                (MASTER SERVICER)

          WELLS FARGO BANK, NATIONAL ASSOCIATION, acting solely in its capacity as Master Servicer ("Master Servicer"), under the Pooling and Servicing
Agreement dated as of August 1, 2006 (the "Pooling and Servicing Agreement") and
a Primary Servicing Agreement dated as of August 1, 2006 (the "Primary Servicing
Agreement"), in each case relating to the Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9, does hereby nominate, constitute and appoint
Principal Global Investors, LLC ("PGI"), as Primary Servicer under the Primary
Servicing Agreement ("Primary Servicing Agreement"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

          To perform any and all acts which may be necessary or appropriate to enable PGI to service and administer the Mortgage Loans (as defined in the
Primary Servicing Agreement) in connection with the performance by PGI of its duties as Primary Servicer under the Primary Servicing Agreement, giving and granting unto PGI full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that PGI shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of ______________.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, acting solely in its
                                           capacity as Master Servicer under the
                                           Pooling and Servicing Agreement and
                                           the Primary Servicing Agreement

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                      D-2

                                    EXHIBIT D

            QUARTERLY SERVICING ACCOUNTS RECONCILIATION CERTIFICATION

          Primary Servicer: Principal Global Investors, LLC

          RE: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9

          Pursuant to the Primary Servicing Agreement between Wells Fargo Bank,
National Association ("Wells Fargo Bank") and Principal Global Investors, LLC
("Primary Servicer") for the transaction referenced above, I hereby certify with respect to each mortgage loan serviced by Primary Servicer for Wells Fargo Bank for such transaction that within 25 days after the end of each of the months of
[January, February and March][April, May and June][July, August and
September][October, November and December], any and all deposit accounts, escrow accounts and reserve accounts, and any and all other collection accounts and servicing accounts, related to such mortgage loan have been properly reconciled, and the reconciliations have been reviewed and approved, by Primary Servicer's management, except as otherwise noted below:

          EXCEPTIONS: ______________________________________________

          --------------------------  [Signature]

          Name: [INSERT NAME OF SERVICING OFFICER]
Title: Servicing Officer, Principal Global Investors, LLC

          Date: [April, July, October, January] 25, [20__]

                                       D-1

                                    EXHIBIT E

                 FORM OF COVER PAGE FOR REPORT OR CERTIFICATION

                          COMPLIANCE INFORMATION REPORT

IDENTIFYING INFORMATION FOR THIS REPORT:

Date of Submission:                _______
Depositor:                         ________________________________________________
Trust:                             ________________________________________________
Pooling and Servicing Agreement:   Pooling and Servicing Agreement dated as of _______, ___, among
                                   ____________________________________.
Subservicing Agreement:            Subservicing Agreement dated as of ________, ___, between Wells Fargo
                                   Bank, National Association, as master servicer, and ______________, as
                                   Primary Servicer.
Master Servicer:                   Wells Fargo Bank, National Association
Primary Servicer:                  ________________________________________________
Primary Servicer Contact Person:   [Name][telephone][facsimile][email address]

THIS REPORT CONTAINS THE FOLLOWING INFORMATION:

Immediate Reporting:
               [_]                 Form 8- K Reporting Information
Monthly Reporting:
               [_]                 Form 10-D Reporting Information
Annual Reporting:
               [_]                 Form 10-K Reporting Information
Annual Compliance:
               [_]                 Compliance Assessment Report (Item 1122(a)) by Primary Servicer on
                                   Compliance With Servicing Criteria in Item 1122(d) of Regulation AB
               [_]                 Attestation Report (Item 1122(b)) by Registered Public Accounting Firm
                                   on Compliance Assessment Report
               [_]                 Statement of Compliance (Item 1123)
               [_]                 Sarbanes-Oxley Back-Up Certification

THIS REPORT AMENDS PRIOR REPORTING INFORMATION:
               [_]                 Yes - Date of Submission of Prior Reporting Information:

                                         -----/------/------
               [_]                 No

                                       G-1

APPENDIX 1
ITEMS REQUIRED FOR DEFEASANCE SUBMISSION TO MASTER SERVICER

                REQUEST FOR MASTER SERVICER CONSENT TO DEFEASANCE

          Primary Servicer shall submit to Master Servicer the following listed items to seek the consent of Master Servicer to a defeasance of a Mortgage Loan or an A/B Mortgage Loan that Primary Servicer is permitted to process under this
Primary Servicing Agreement.

Copy of written notice to Primary Servicer from Mortgagor requesting defeasance of the applicable Mortgage Loan.

An Executed Certificate substantially in the form attached hereto at Exhibit A.

(i)  A description of the proposed defeasance collateral, (ii) written confirmation from an independent accountant stating that payments made on such defeasance collateral are sufficient to pay the subject Mortgage Loan, and (iii) a copy of the form of opinion of counsel from the related
     Mortgagor or other counsel that the related Trust has the benefit of a first lien, perfected security interest in the defeasance collateral..

     Such other items as are reasonably required by Master Servicer consistent with the Servicing Standard as long as such requirements may be required of the related Mortgagor under the related Loan Documents without additional expense to Primary Servicer or Master Servicer.

                                   Appendix 1

                             EXHIBIT A TO APPENDIX 1

                     PRIMARY SERVICER DEFEASANCE CERTIFICATE

                              [INSERT DATE], 20[_]

RE: Defeasance of the "[INSERT NAME OF MORTGAGE LOAN FROM SCHEDULE I]"
(Prospectus ID Number: [INSERT ID NUMBER]) mortgage loan (the "Mortgage Loan")
to [INSERT NAME OF MORTGAGOR] (the "Mortgagor") serviced by Principal Global
Investors, LLC, as primary servicer (the "Primary Servicer") pursuant to that
Primary Servicing Agreement (the "Primary Servicing Agreement") dated as of
August 1, 2006, between Primary Servicer and Wells Fargo Bank, National
Association, as master servicer (the "Master Servicer") relating to the Morgan
Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2006-HQ9.

The undersigned hereby certifies to the Master Servicer on behalf of the Primary
Servicer as of the date hereof as follows:

1. The Mortgagor has the right to defease the Mortgage Loan pursuant to the loan documents (the "Loan Documents") related to the Mortgage Loan.

2. The Mortgagor will have satisfied all of the requirements for the defeasance of the Mortgage Loan under the Loan Documents by the closing date of the defeasance.

3. (i) The Primary Servicer has retained outside legal counsel with experience reviewing and documenting the defeasance of commercial mortgage loans to review the Loan Document defeasance provisions and to document the defeasance of the
Mortgage Loan in accordance therewith and (ii) the Primary Servicer has provided or will provide such legal counsel with the Loan Documents needed for such purposes.

PRINCIPAL GLOBAL INVESTORS, LLC

By:
    ----------------------------
    Name:
    Title:

                             Exhibit A to Appendix 1

                                   APPENDIX 2

            Assignment and Assumption Submission to Special Servicer

PRESENT MORTGAGOR:

PROPOSED MORTGAGOR:

PRIMARY SERVICER #:

SPECIAL SERVICER #:

COLLATERAL TYPE:                    (Retail, Industrial, Apartments, Office,
                                    etc.)

ADDRESS:                            Property Address

                                    City, State, zip code

ASSET STATUS:                       As of (date)

     Principal Balance:             $
     Unpaid Accrued Interest:       $
     Unpaid Late Fees/other fees:   $
     Tax Escrow Balance:            $

     A.   Insurance Escrow Balance: $

     Reserve Escrow Balance:        $
     Monthly (P&I) Payment:         $
     Interest Rate:                 %
     Date Principal Paid To:
     Date Interest Paid To:
     Maturity Date:
     Origination Date:

Executive Summary:

1.   Summarize the transaction

          a.   note any significant modification of terms of the Loan Documents permitting assumption that could result in Adverse REMIC Event

2.   Discuss proposed Mortgagor entity and ownership structure

          a.   include any changes in level of SAE or SPE compliance from existing Mortgagor as noted on Asset Summary attached)

                              Page 1 of Appendix 2

3.   How will title be held

4.   Source of cash for down payment

5.   Briefly describe collateral

          a.   Size, occupancy, primary tenants, location

          b.   Prior year NOI and DSCR and Pro-forma NOI DSCR

6.   Complete the chart below:

The sale terms and property characteristics are summarized as follows:

Purchase price                                       $
Buyer down payment                                   $     (%)
Estimated closing date
1% loan fee split: Principal                         40% - $
   WFB, Master Serv.                                 10% - $
   ARCap, Special Serv.                              50% - $
Most recent appraised value according to appraisal
in Primary Servicer's possession                     $
Loan-to-value as if initial underwriting             %
Occupancy as of                                      %
12/31/__ NOI                                         $
Debt service coverage as of                          x

Financial Condition of Proposed Mortgagor/Guarantor:

1.   Explain background and experience of the proposed Mortgagor/principals;
     describe any deficiencies in Mortgagor's ability to meet creditworthiness and experience requirements of Loan Documents and compare creditworthiness and experience of proposed Mortgagor to that of transferring Mortgagor to the extent information about transferring Mortgagor is available.

2.   State date of the financial statement, who prepared, if CPA, state the opinion rendered, how assets are valued

3.   Highlight Balance sheet and Income statement

     a.   Describe significant assets (e.g. obtain from proposed Mortgagor and
          Guarantor (as applicable) information about how it values its assets)

     b.   Related debt

4.   For public companies that have historical financial information:

     a.   Spread Balance Sheet for minimum of two (2) years (request three (3)
          years, if available)

     b.   Spread and commonsize Income statement for minimum of two (2) years
          (request three (3) years, if available);

5.   Explain results of credit checks, legal searches and banking credit references (two required)

6.   If Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

                                 2 of Appendix 2

7.   Describe whether assigning Mortgagor and/or Guarantors will be released from its obligations under the Loan Documents [from and after the date of the transfer]. If so, describe extent of release and rationale for it.

Project Status & Description: (See attached Asset Summary, most recent
Inspection Report and most recent rent roll)

1.   Describe any current, material issues regarding the operating status of the property:
(e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)
Property Financial Summary: (See attached Income and Expense Statements for
Mortgaged Property and year-to-date operating statements)

New Environmental and Engineering Developments (if any) and Status of Issues
identified in Original Reports or Loan Documents as needing Remediation: (See attached Asset Summary)

1.   Describe any material issues requiring remediation contained in original reports

2.   Describe current status of issue and remediation

Escrow Status:

1.   Explain status of all reserves

Property Management Summary:

1.   Who is proposed property management firm

2.   Background and Experience

Collateral Valuation:

1.   Discuss the original appraisal

     A.   Who prepared

     B.   Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession

2.   Comparison of the following (original to actual property):

     A.   Vacancy

     B.   Rents

     C.   Taxes

     D.   Other Key Expenses

               Current Market Conditions:

               Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

Recommendation:

1.   State recommendation for approval.

2.   Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

                                 3 of Appendix 2

Request for Special Servicer Consent:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing Assignment and Assumption.

*  **

By:
    ---------------------------------------

Title:
       ------------------------------------

Date:
      -------------------------------------

Consent to Assignment & Assumption is given:

J.E. ROBERT COMPANY, INC., acting solely in its capacity as Special
Servicer

By:
    ---------------------------------------

Title:
       ------------------------------------

Date:
      -------------------------------------

                                 4 of Appendix 2

                  Schedule of Exhibits to Assumption Submission

1.   Financial statements of purchasing entity and any guarantors (audited, if available)
2.   Financial statement of selling entity only if available
3.   Bank and /or credit references for transferee
4.   Credit report for principal(s) of the proposed borrowing entity.
5.   Most recent Income & Expense Statement for Mortgaged Property and operating statement review
6.   Income & Expense Statement for Mortgaged Property for previous two (2)
     years to the extent available
7.   Most recent Property Inspection report
8.   Original Asset Summary for Mortgaged Property
9.   Purchase and Sale Agreement
10.  If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership
11.  Proposed property management agreement
12.  Description and source of equity being used for the purchase, if available
13.  Most recent Rent Roll
14.  Copy of Promissory Note, Mortgage and any Loan Agreement
15.  Other items as required by the description set forth above

                                 5 of Appendix 3

                                   APPENDIX 3

   Additional Lien, Monetary Encumbrance or Mezzanine Financing Submission to
                                Special Servicer

Mortgagor:

Master Servicer Loan #:

Primary Servicer Loan #:

Collateral Type: (Retail, Industrial, Apartments, Office, etc.)

Address of Property:

Asset Status                      As of (date):
   Principal Balance:             $
   Unpaid Accrued Interest:       $
   Unpaid Late Fees/other fees:   $
   Tax Escrow Balance:            $
   Insurance Escrow Balance:      $
   Monthly P+I Payment:           $
   Interest Rate:                 %
   Date Principal Paid To:
   Date Interest Paid To:
   Origination Date:
   Maturity Date:

Executive Summary:

1.   Summarize the transaction

     a.   note deviations from requirements for subordinate/mezzanine  financing contained in Loan Documents

     b.   if Rating  Agency  Confirmation  is permitted  under  applicable  Loan
          Documents, note if such Confirmation will be sought

2.   State amount and purpose of Lien/Financing

3.   Interest Rate

4.   Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

5.   Identify Subordinate/Mezzanine Lender

     a.   provide any  information  furnished  by Mortgagor  regarding  proposed lender

6.   Collateral pledged or mortgaged as security:

7.   Briefly describe collateral

     a.   Size, occupancy, primary tenants, location

                              Page 1 of Appendix 3

     b.   NOI and DSCR for prior  year and,  if  available,  prior two years and
          Pro-forma NOI DSCR

8.   Complete the chart below:

                                 2 of Appendix 3

The transaction terms and property characteristics are summarized as follows:

Estimated closing date for financing:
Administrative fee to Primary Servicer               $
Additional Fees, if any                              $
(50%: Special Servicer; 10%: Master Servicer; 40%:
Primary Servicer
Most recent appraised value according to appraisal   $
in Primary Servicer's possession
Loan-to-value as of initial underwriting             %
Occupancy as of                                      %
12/31/__ NOI                                         $
Debt service coverage as of                          x

Project Status & Description: (See attached Asset Summary, most recent
Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense
Statement for Mortgaged Property and operating statement review)

Escrow Status:

1.   Explain status of all Reserves

Collateral Valuation:

1.   Discuss the original appraisal

     A.   Who prepared

     B.   Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession

2.   Comparison of the following (original to actual property):

     A.   Vacancy

     B.   Rents

     C.   Taxes

     D.   Other Key Expenses

          Current Market Conditions:

          Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

                                 3 of Appendix 3

Recommendation:

1.   State recommendation for approval.

2.   Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

Request for Special Servicer Consent:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.

* **

By:
    ---------------------------------------
Title:
       ------------------------------------
Date:
      -------------------------------------

Consent to Additional Lien, Monetary Encumbrance or Mezzanine Financing as
described above is given:

J.E. ROBERT COMPANY, INC., acting solely in its
capacity as Special Servicer

By:
    ---------------------------------------
Title:
       ------------------------------------
Date:
      -------------------------------------

                                 4 of Appendix 3

   Schedule of Exhibits to Additional Lien, Monetary Encumbrance or Mezzanine
                              Financing Submission

1.   Most recent Income & Expense Statement for property and operating statement review

2.   Original Asset Summary for Mortgaged Property

3.   [For Mezzanine financing: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]

4.   [For subordinate mortgage: Copy of Subordination/Intercreditor Agreement in substantially the form to be executed with subordinate lender]

5.   Copy of Note, Mortgage and any Loan Agreement

6.   Copy of subordinate loan documents in substantially the form to be executed

7.   Most recent Rent Roll.

8.   Other items as required by the description set forth above

                                 5 of Appendix 3

APPENDIX 4
LEASE SUMMARY SUBMISSION PACKAGE

                                                        LOAN #__________________

Borrower Name:
________________________________________________________________________________
Property Name:
________________________________________________________________________________
Total Property NRSF (Per Rent Roll):
________________________________________________________________________________
Lease Sq. Footage_________ % of Total NRSF
Is Lease A Major Lease Per Loan Docs (Y/N)
________________________________________________________________________________

                                LEASE INFORMATION

1.   Parties to Lease
     a.   Landlord:_____________________________________________________________
     b.   Rent Commencement Date:
          ______________________________________________________________________
     c.   Tenant:_______________________________________________________________
     d.   Parent Company (if applicable):_______________________________________
     e.   Subtenant and/or Assignee (if
          applicable):__________________________________________________________
     F.   IF YES, IS ORIGINAL TENANT LIABLE?
          (Y/N)_________________________________________________________________
     g.   Guarantor(s):_________________________________________________________
     h.   Tenant financial statements
          attached:_____________________________________________________________
     i.   If not,
          why:__________________________________________________________________

2.   Basic Lease Terms
     a.   Lease Commencement Date:
          ______________________________________________________________________
     b.   Rent Commencement Date:
          ______________________________________________________________________
     c.   Lease Expiration:
          ______________________________________________________________________
     d.   Unexercised Extension Options (Y/N):
          ______________________________________________________________________
          -If Yes, # of Options/Term (i.e. 1-3 yrs):
          ______________________________________________________________________
                -Terms:
________________________________________________________________________________
     e.   Lease Type (Credit/Form):_____________________________________________

          ______________________________________________________________________

          ____
     f.   Use of Premises:
          ______________________________________________________________________

3.   Lease Economic Terms
     a.   Current Base Annual Rent $
          ______________________________________________________________________
     b.   Scheduled Increases Date/New Annual:
          ______________________________________________________________________
     c.   Increases/Option Periods (Date/New Annual Rent/PSF):
          ______________________________________________________________________
     d.   Percentage Rent Clause? Breakpoint:
          ______________________________________________________________________
     e.   TI Amortization Component:
          ______________________________________________________________________
     f.   Rent Concessions (enter month):
          ______________________________________________________________________

4.   Expense Reimbursement Recoverable From the Lease (Only note those that apply):
     a.   Taxes_________________________________________________________________
     b.   Insurance_____________________________________________________________
     c.   Management
          Fees__________________________________________________________________
     d.   Utilities_____________________________________________________________
     e.   Non-Structural
          Maintanance/Repair____________________________________________________
     f.   Contract Services
          ______________________________________________________________________
     g.   Administrative (% of CAM)
          ______________________________________________________________________
     h.   Professional
          Fees__________________________________________________________________
     i.   CAM___________________________________________________________________

5.   Options
     a.   Purchase Option (Note Date/Terms):
          ______________________________________________________________________
     b.   Right of First Refusal (Note Date/Terms/Reference
          DOT):_________________________________________________________________

6.   Other Information (Only note those that apply):
     a.   Expense Stop
          Formula_______________________________________________________________
     b.   Base
          Year__________________________________________________________________
     c.   Security/Other
          Deposits______________________________________________________________
     d.   Tenant Improvement
          Allowance_____________________________________________________________
          -Above Standard
TI's?___________________________________________________________________________
________________________________________________________________________________

7.   Compliance
     a.   Lease meets all requirements of the Loan Documents. (Y/N)
          If no,
specify_________________________________________________________________________

     b.   Landlord has complied with all leasing requirements in the Loan
          Documents. (Y/N)
          If no,
specify_________________________________________________________________________

8.   Recommendation
Request for Master Servicer Consent:
Primary Servicer hereby recommends and requests consent of Master Servicer to the foregoing Lease Approval.

By:
    ------------------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------

Consent to Lease Approval is given:
Wells Fargo Bank, National Association, acting solely in its capacity as Master
Servicer

By:
    ------------------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------

Exhibits to Lease Summary Submission Package

1.   Borrower's written request
2.   Lease with amendments, if any
3.   Current Rent Roll
4.   Current Operating Statement
5.   Tenant Financial Statement
6.   Applicable provision of Loan Documents

                                   EXHIBIT G-2

                                   [RESERVED]

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                               __________ __, 200_

TO:  The Depository Trust Company

     CLEARSTREAM or
     Morgan Guaranty Trust Company
              of New York, Brussels Office
              Euroclear Operation Center

     Wells Fargo Bank, National Association, as Master Servicer

     LaSalle Bank National Association,
         as Certificate Registrar

     HSBC Bank USA, National Association,
         as Trustee

               This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc. Commercial
Mortgage Pass-Through Certificates, Series 2006-HQ9, Class __(the
"Certificates").

               The undersigned is the owner of a beneficial interest in the
Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate]
and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the
Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate]
and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI
Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

               Name:

               Address:

               Taxpayer I D. No.:

               The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the
United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a
U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the

exemption from the registration requirements of the Securities Act provided by
Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933
Act][an institutional "accredited investor" within the meaning of Rule
501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate(4) for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than
U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.

                                        Very truly yours,

                                        [NAME OF HOLDER OF CERTIFICATE]

                                        By:
                                            ------------------------------------
                                            [Name], [Chief Financial
                                            or other Executive Officer]

----------
(4)  [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE
     FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON
     ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN
     GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                   SERIES 2006-HQ9, CLASS __ (THE "CERTIFICATES")

TO:  LaSalle Bank National Association, as Certificate Registrar
     Attn:  Mortgage & Corporate Trust Services

     HSBC Bank USA, National Association, as Trustee
     Attn: Coporate Trust Services
           Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates,
           Series 2006-HQ9

               This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member
Organizations") substantially to the effect set forth in the Pooling and
Servicing Agreement dated as of August 1, 2006 (the "Pooling and Servicing
Agreement") among both of you, Morgan Stanley Capital I Inc. and LaSalle Bank
National Association, U.S. $__________ principal amount of the above-captioned
Certificates held by us or on our behalf are beneficially owned by (a) non-U.S.
person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of
1933, as amended (the "Securities Act"). As used in this paragraph, the term
"U.S. person" has the meaning given to it by Regulation S under the Securities
Act.

               We further certify that as of the date hereof we have not
received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

               [On Release Date: We hereby acknowledge that no portion of the
Class __ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

               [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request)
any payments received by us on the Class __ Regulation S Temporary Global
Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

               We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

                                        [MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, Brussels office,
                                        as operator of the Euroclear
                                        System]

                                                 or

                                        [CLEARSTREAM]

                                        By:
                                            ------------------------------------

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID

MSCI 2006-HQ9 EXHIBIT J
LOANS AS TO WHICH EXCESS SERVICING FEES ARE PAID
(HAS A SUBSERVICER FEE)

MORTGAGE   MORTGAGE                                                               CUT-OFF DATE   EXCESS SERVICING
LOAN NO.   LOAN SELLER   PROPERTY NAME                                               BALANCE         FEE RATE
-----------------------------------------------------------------------------------------------------------------

    75     LaSalle       The Center Point Complex - 401 South Hamilton Street      $15,289,466          5.00
    76     LaSalle       The Center Point Complex - 401 South Centennial Street    $ 7,531,466          5.00
    77     LaSalle       The Center Point Complex - 401 Manning Street             $ 5,501,974          5.00
    78     LaSalle       The Center Point Complex - 401 East Russell Avenue        $ 2,709,094          5.00
    80     LaSalle       Market Square Center                                      $18,400,485          1.00
    81     LaSalle       251 East Ohio                                             $10,099,515          1.00
    82     LaSalle       Mayo Medical Building                                     $28,100,000          5.00
    85     LaSalle       Commerce Tower                                            $21,500,000          1.00
   100     LaSalle       Aspen Pointe Apartments                                   $15,000,000          7.00
   108     LaSalle       40 West Office Building                                   $13,000,000          5.00
   124     LaSalle       Textile Building                                          $ 9,700,000          4.00
   125     LaSalle       Morrowood Townhomes                                       $ 9,500,000          7.00
   132     MSMC          Ann Arbor Apartment Portfolio - Kingsley Apts.            $ 1,912,600          5.00
   133     MSMC          Ann Arbor Apartment Portfolio - First Street Apts.        $ 1,544,029          5.00
   134     MSMC          Ann Arbor Apartment Portfolio - Madison Street Apt        $ 1,474,299          5.00
   135     MSMC          Ann Arbor Aptartment Portfolio - Chelsea Apts.            $ 1,434,453          5.00
   136     MSMC          Ann Arbor Apartment Portfolio - Second Street Apts        $ 1,354,761          5.00
   150     MSMC          228 Saugatuck Avenue                                      $ 6,425,000          5.00
   154     LaSalle       Midway - Frontier                                         $ 6,000,000          5.00
   171     LaSalle       Central Self-Storage                                      $ 4,391,361          5.00
   172     LaSalle       Weston Building                                           $ 4,350,000          8.00
   173     LaSalle       Fairfield Self Storage                                    $ 4,292,694          5.00
   175     MSMC          Bradford Oaks                                             $ 4,250,000         10.00
   191     MSMC          Tomra Pacific Industrial Portfolio - Fremont              $ 1,985,000          5.00
   192     MSMC          Tomra Pacific Industrial Portfolio - Rancho Cucamo        $ 1,375,000          5.00
   193     MSMC          Tomra Pacific Industrial Portfolio - Sacramento           $   465,000          5.00
   199     LaSalle       Fugazy Travel                                             $ 3,547,489          8.00
   215     LaSalle       Advanced Self Storage                                     $ 3,146,305          4.00
   225     LaSalle       1157 First Colonial Road                                  $ 2,994,931          8.00
   235     MSMC          North Meridian Primary Care                               $ 2,894,368          5.00
   240     MSMC          5860 West Arizona Pavilions Drive                         $ 2,792,655         10.00
   247     MSMC          Hazel Dell Medical Office                                 $ 2,634,929          5.00
   248     LaSalle       South Virgil Apartments                                   $ 2,605,629          6.00
   265     LaSalle       Intertech II Office                                       $ 2,075,000          5.00
   268     LaSalle       Remington Apartments                                      $ 1,996,721         10.00
   273     MSMC          Allegheny Retail Portfolio - Advance Auto Imperial        $ 1,127,823          5.00
   274     MSMC          Allegheny Retail Portfolio - 601-611 Lincoln Avenue       $   504,553          5.00

   275     LaSalle       Barnes Building                                           $ 1,600,000         10.00
   280     LaSalle       Autumn Creek Crossing Center                              $ 1,417,580          7.00
   286     LaSalle       All American Self Storage                                 $ 1,057,315          5.00

                                   EXHIBIT K-1

              FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I (LASALLE)

================================================================================

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                        LASALLE BANK NATIONAL ASSOCIATION

                                    as Seller

                                       and

                          MORGAN STANLEY CAPITAL I INC.

                                  as Purchaser

                           Dated as of August 8, 2006

================================================================================

5.  REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES

Exhibit 1   Mortgage Loan Schedule
Exhibit 2   Representations and Warranties
Exhibit 3   Pricing Formulation
Exhibit 4   Bill of Sale
Exhibit 5   Power of Attorney

                             Index of Defined Terms

Affected Loan(s).........................................................     17
Agreement................................................................      2
Certificate Purchase Agreement...........................................      2
Certificates.............................................................      2
Closing Date.............................................................      3
Collateral Information...................................................     11
Crossed Mortgage Loans...................................................     17
Defective Mortgage Loan..................................................     17
Final Judicial Determination.............................................     19
Indemnification Agreement................................................     14
Initial Purchaser........................................................      2
Master Servicer..........................................................      2

                                        i

Material Breach..........................................................     16
Material Document Defect.................................................     16
Memorandum...............................................................      2
MERS.....................................................................      5
Mortgage File............................................................      4
Mortgage Loan Schedule...................................................      3
Mortgage Loans...........................................................      2
Officer's Certificate....................................................      7
Other Mortgage Loans.....................................................      2
Pooling and Servicing Agreement..........................................      2
Private Certificates.....................................................      2
Prospectus Supplement....................................................      2
Public Certificates......................................................      2
Purchaser................................................................      2
Repurchased Loan.........................................................     18
Seller...................................................................      2
Servicing File...........................................................      9
Special Servicer.........................................................      2
Trust....................................................................      2
Trustee..................................................................      2
Underwriters.............................................................      2
Underwriting Agreement...................................................      2

                        MORTGAGE LOAN PURCHASE AGREEMENT
                                 (LASALLE LOANS)

          Mortgage Loan Purchase Agreement (this "Agreement"), dated as of
August 8, 2006, between LaSalle Bank National Association (the "Seller"), and
Morgan Stanley Capital I Inc. (the "Purchaser").

          Seller agrees to sell and Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. Purchaser will convey the Mortgage Loans to a trust (the "Trust")
created pursuant to a Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), to be dated as of August 1, 2006, between Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer ("Special Servicer"), HSBC Bank USA,
National Association, as trustee ("Trustee") and LaSalle Bank National
Association, as paying agent, custodian, certificate registrar and authenticating agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by Purchaser, the
Trust will issue to the Depositor pass-through certificates to be known as
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

          Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement. The term
"Master Servicer" as used herein shall mean Wells Fargo Bank, National
Association in its capacity as a master servicer under the Pooling and Servicing
Agreement unless otherwise specified.

          The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-4FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E and
Class F Certificates (the "Public Certificates") will be sold by Purchaser to
Morgan Stanley & Co. Incorporated, LaSalle Financial Services, Inc., Greenwich
Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
(the "Underwriters"), pursuant to an Underwriting Agreement, between Purchaser and the Underwriters, dated August 8, 2006 (the "Underwriting Agreement"), and the Class X, Class X-MP, Class X-RC, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class DP,
Class ST, Class R-I, Class R-II and Class R-III Certificates (the "Private
Certificates") will be sold by Purchaser to Morgan Stanley & Co. Incorporated
(the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between
Purchaser and the Initial Purchaser, dated August 8, 2006 (the "Certificate
Purchase

                                        2

Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated March 14, 2006, as supplemented by a
Prospectus Supplement dated August 8, 2006 (together with the Prospectus, the
"Prospectus Supplement"), and the Initial Purchaser will offer the Private
Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated
August 8, 2006 (the "Memorandum").

          In consideration of the mutual agreements contained herein, Seller and
Purchaser hereby agree as follows:

11.  AGREEMENT TO PURCHASE.

11.1 Seller agrees to sell, and Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage
Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to the Mortgage Loans is August 1, 2006.
The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $805,810,091. The sale of the
Mortgage Loans shall take place on August 17, 2006 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to Seller by wire transfer in immediately available funds on the Closing
Date.

11.2 On the Closing Date, Purchaser will assign to Trustee pursuant to the
Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and Purchaser's rights under this Agreement (to the extent set forth in Section 14).

12.  CONVEYANCE OF MORTGAGE LOANS.

12.1 Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, Seller does hereby transfer, assign, set over and otherwise convey to Purchaser, without recourse, except as specifically provided herein, all the right, title and interest of Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated
August 1, 2006, will be executed by Seller and Master Servicer, in and to the
Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date.
The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the
Pooling and Servicing Agreement. In connection with such transfer and assignment, Seller shall deliver to or on behalf of Trustee, on behalf of
Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause 2.2.1 hereof) for each Mortgage Loan and on or prior to the fifth
Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of Trustee,
Master Servicer and Special Servicer to empower Trustee, Master Servicer and, in the event of the

                                        3

failure or incapacity of Trustee and Master Servicer, Special Servicer, to
submit for recording, at the expense of Seller, any Mortgage Loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to Trustee). Seller agrees to reasonably cooperate with Trustee, Master Servicer and Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such
Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. Custodian shall submit such documents for recording, at Seller's expense, after the periods set forth above, provided, however, Custodian shall not submit such assignments for recording if Seller produces evidence that it has sent any such assignment for recording and certifies that Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, Seller shall deliver to or on behalf of Trustee each of the remaining documents or instruments specified in Section 2.2 hereof (with such exceptions and additional time periods as are permitted by this Section 2)
with respect to each Mortgage Loan (each, a "Mortgage File"). (Seller acknowledges that the term "without recourse" does not modify the duties of
Seller under Section 5 hereof.)

12.2 All Mortgage Files, or portions thereof, delivered prior to the Closing
Date are to be held by or on behalf of Trustee in escrow on behalf of Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each
Mortgage Loan shall contain the following documents:

     12.2.1 The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of HSBC Bank USA, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

     12.2.2 The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, Seller shall deliver or cause to be delivered to Trustee a true and correct copy of such
Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original

                                       4

Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

     12.2.3 The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of
Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

     12.2.4 An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "HSBC Bank USA, National Association, as Trustee for Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9,"
provided, if the related Mortgage has been recorded in the name of Mortgage
Electronic Registration Systems, Inc. ("MERS") or its designee, no such assignments will be required to be submitted for recording or filing and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

     12.2.5 Originals of all intervening assignments of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designees), if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by Seller, or in the case of an original blanket intervening assignment of
Mortgage retained by Seller, a copy thereof certified by Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's
Certificate of Seller stating that such original intervening assignment of
Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening Assignment of
Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening Assignment of Mortgage;

                                       5

     12.2.6 If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i)
an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such
Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "HSBC Bank USA, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9," which assignment may be effected in the related
Assignment of Mortgage, provided, if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of Trustee will be required to be recorded or delivered and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

     12.2.7 The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

     12.2.8 The original Title Insurance Policy, or in the event such original
Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original
Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

     12.2.9 (A) Copies of UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements assigning such
UCC financing statements to Trustee executed and delivered in connection with the Mortgage Loan, provided, if the related Mortgage has been recorded in the name of MERS or its designee, no such financing statements will be required to be recorded or delivered and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to
Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

     12.2.10 Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

     12.2.11 Copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, any Intercreditor
Agreement, any Non-Serviced Mortgage Loan Intercreditor Agreement and any Loan
Pair Intercreditor Agreement, and a copy (that is, not the

                                       6

original) of the mortgage note evidencing the related B Note), if any, related to any Mortgage Loan;

     12.2.12 Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to Trustee on behalf of the Trust with a copy to be held by Primary Servicer (or Master
Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing
Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan
(other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by Primary
Servicer (or Master Servicer) on behalf of Trustee, with a copy to be held by
Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing
Agreement and the Primary Servicing Agreement (it being understood that Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust,
(b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to Trustee) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of Seller to assign the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, any letter of credit held by Primary Servicer (or Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if
Primary Servicer (or Master Servicer) sells its rights to service the applicable
Mortgage Loan, Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of Special Servicer to such party as Special Servicer may instruct, in each case, at the expense of
Primary Servicer (or Master Servicer). Primary Servicer (or Master Servicer) has
agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

     12.2.13 The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

     12.2.14 Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off
Date principal balance equal to or greater than $20,000,000;

     12.2.15 The original or a copy of any Environmental Insurance Policy; and

     12.2.16 Any affidavit and indemnification agreement.

          The original of each letter of credit referred to in clause 2.2.12 above shall be delivered to Primary Servicer, Master Servicer or Trustee (as the
case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to Primary Servicer within 30 days of the
Closing Date.

                                       7

"Officer's Certificate" shall mean a certificate signed by one or more of the
Chairman of the Board, any Vice Chairman, the President, any Senior Vice
President, any Vice President, any Assistant Vice President, any Treasurer or
any Assistant Treasurer.

12.3 The Assignments of Mortgage and assignment of Assignment of Leases referred to in Sections 2.2.4 and 2.2.6 may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming
Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from Seller to Purchaser and from Purchaser to Trustee on behalf of the Certificateholders.

12.4 If Seller cannot deliver, or cause to be delivered, as to any Mortgage
Loan, any of the documents and/or instruments referred to in Sections 2.2.2,
2.2.3, 2.2.5 or 2.2.6, with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but Seller delivers a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), to Trustee within such 90 day period, Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as Trustee may consent to, which consent shall not be unreasonably withheld so long as Seller is, as certified in writing to Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

12.5 Trustee, as assignee or transferee of Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off
Date. All scheduled payments of principal and interest due on or before the
Cut-Off Date and collected after the Cut-Off Date shall belong to Seller.

12.6 Within 45 days following the Closing Date, Seller shall deliver, and
Purchaser, Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of Seller, in the appropriate public office for real property records, each assignment referred to in clauses 2.2.4, 2.2.6(ii)
and 2.2.9(B) above (with recording information in blank if such information is not yet available). If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, Seller shall prepare a substitute therefor or cure such defect, and Seller shall, at its own expense (except in the case of a document or instrument that is lost by
Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

                                       8

12.7 As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each
Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, Seller shall provide a notice on or prior to the date that is 30 days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is 30 days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of Master Servicer or the applicable Primary Servicer, Seller will draw on such letter of credit as directed by Master Servicer or such Primary Servicer in such notice to the extent Seller has the right to do so.

12.8 Documents that are in the possession of Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the
"Servicing File") shall be delivered to Trustee shall be shipped by Seller to or at the direction of Master Servicer, on behalf of Purchaser, on or prior to the
75th day after the Closing Date, in accordance with Section 3.1 of the Primary
Servicing Agreement, if applicable.

12.9 The documents required to be delivered to Master Servicer (or in the alternative, Primary Servicer) shall include, to the extent required to be (and actually) delivered to Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the
Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the
Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies. Notwithstanding the
foregoing, Seller shall not be required to deliver any draft documents, or any attorney-client communications that are privileged communications or constitute legal or other due diligence analyses, or internal communications of Seller or its affiliates, or credit underwriting or other analyses or data. Delivery of any of the foregoing documents to Primary Servicer shall be deemed a delivery to
Master Servicer and satisfy Seller's obligations under this subparagraph. Each of the foregoing items may be delivered by Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to Master Servicer.

12.10 Upon the sale of the Mortgage Loans by Seller to Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in Purchaser and its assigns, and the ownership of all records and documents constituting the
Servicing File with respect to the related Mortgage Loan prepared by or that come into the possession of Seller shall immediately vest in Purchaser and its assigns, and shall be delivered promptly by Seller to or on behalf of either
Trustee or Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. Seller's and

                                       9

Purchaser's records shall reflect the transfer of each Mortgage Loan from Seller to Purchaser and its assigns as a sale.

12.11 It is the express intent of the parties hereto that the conveyance of the
Mortgage Loans and related property to Purchaser by Seller as provided in this
Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by
Seller to Purchaser to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the
Mortgage Loans or any related property, then:

     12.11.1 this Agreement shall be deemed to be a security agreement; and

     12.11.2 the conveyance provided for in this Section 2 shall be deemed to be a grant by Seller to Purchaser of a security interest in all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

          A. All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage
     Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

          B. All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A)
     above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          C. All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

12.12 The possession by Purchaser or its designee of the Mortgage Notes, the
Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial
Code (including, without limitation, Sections 9-313 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, Seller makes no representation or warranty as to the perfection of any such security interest.

12.13 Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or

                                       10

acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

12.14 Seller shall, to the extent consistent with this Agreement and upon request by or on behalf of Purchaser, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case,
Seller hereby authorizes Master Servicer to file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform
Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform
Commercial Code as in force in the relevant jurisdiction.

12.15 Notwithstanding anything to the contrary contained herein, and subject to
Section 2.1, Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause 2.2.1) required to be delivered to or on behalf of Trustee or Master Servicer pursuant to this Section
2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and Purchaser's acceptance of the related Mortgage
Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

13. EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW.

13.1 Seller shall (i) deliver to Purchaser on or before the Closing Date a diskette acceptable to Purchaser that contains such information about the
Mortgage Loans as may be reasonably requested by Purchaser, (ii) deliver to
Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of Purchaser or Trustee to cause Seller to cure any Material
Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 hereof.

13.2 On or prior to the Closing Date, Seller shall allow representatives of any of Purchaser, each Underwriter, each Initial Purchaser, Trustee, Special
Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, Seller's underwriting procedures and
Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of Seller during normal business hours and shall not be conducted in a manner that is disruptive to Seller's normal business operations upon reasonable prior advance notice. In the

                                       11

course of such examinations and audits, Seller will make available to such representatives of any of Purchaser, each Underwriter, each Initial Purchaser,
Trustee, Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, Seller shall provide Purchaser with all material information regarding Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to Seller's financial condition, financial statements as provided to Purchaser or other developments affecting Seller's ability to consummate the transactions contemplated hereby or otherwise affecting Seller in any material respect. Within 45 days after the
Closing Date, Seller shall provide Master Servicer or Primary Servicer, if applicable, with any additional information identified by Master Servicer or
Primary Servicer, if applicable, as necessary to complete the CMSA Property
File, to the extent that such information is available.

13.3 Purchaser may exercise any of its rights hereunder through one or more designees or agents, provided Purchaser has provided Seller with prior notice of the identity of such designee or agent.

13.4 Purchaser shall keep confidential any information regarding Seller and the
Mortgage Loans that has been delivered into Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or
Purchaser is required by law or court order to disclose such information. If
Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding Seller as described in the preceding sentence, Purchaser shall provide to Seller a copy of the proposed form of such disclosure prior to making such disclosure and Seller shall promptly, and in any event within two Business Days, notify Purchaser of any inaccuracies therein, in which case Purchaser shall modify such form in a manner that corrects such inaccuracies. If Purchaser is required by law or court order to disclose confidential information regarding Seller as described in the second preceding sentence, Purchaser shall notify Seller and cooperate in Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, Purchaser is compelled as a matter of law to disclose such information, Purchaser shall, prior to making such disclosure, advise and consult with Seller and its counsel as to such disclosure and the nature and wording of such disclosure and Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then Purchaser shall be permitted to make such disclosure without prior review by Seller.

14. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.

14.1 To induce Purchaser to enter into this Agreement, Seller hereby makes for the benefit of Purchaser and its assigns with respect to each Mortgage Loan
(subject to the last paragraph of

                                       12

this Section 4.1) as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached thereto, and hereby further represents and warrants to Purchaser as of the date hereof that:

     14.1.1 Seller is duly organized and is validly existing as a national banking association in good standing under the laws of the United States. Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this
Agreement.

     14.1.2 This Agreement has been duly and validly authorized, executed and delivered by Seller, and assuming the due authorization, execution and delivery hereof by Purchaser, this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles
(regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

     14.1.3 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Seller with this Agreement, or the consummation by Seller of any transaction contemplated hereby, other than (A) such qualifications as may be required under state securities or blue sky laws, (B) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller's sale of the Mortgage Loans to Purchaser,
(C) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (D) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by Seller under this
Agreement.

     14.1.4 Neither the transfer of the Mortgage Loans to Purchaser, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this
Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection 4.1.3, any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien,

                                       13

charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

     14.1.5 There are no actions or proceedings against, or investigations of,
Seller pending or, to Seller's knowledge, threatened in writing against Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to Purchaser or the execution or delivery by, or enforceability against, Seller of this Agreement or have an effect on the financial condition of Seller that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

     14.1.6 On the Closing Date, the sale of the Mortgage Loans pursuant to this
Agreement will effect a transfer by Seller of all of its right, title and interest in and to the Mortgage Loans to Purchaser.

     14.1.7 To Seller's knowledge, Seller's Information (as defined in that certain indemnification agreement, dated August 8, 2006, between Seller,
Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification
Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph 4.1.7 shall run exclusively to the benefit of Purchaser and no other party.

          To induce Purchaser to enter into this Agreement, Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto, subject to the exceptions set forth in Schedule A to
Exhibit 2, will be true and correct in all material respects on and as of the
Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

     14.1.8 Seller has complied with the disclosure requirements of Regulation
AB that arise from its role as "seller" and "sponsor" in connection with the issuance of the Certificates.

     14.1.9 For so long as the Trust is subject to the reporting requirements of the Exchange Act, Seller shall provide Purchaser (or with respect to any
Serviced Companion Mortgage Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and the Paying Agent with any
Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set
forth next to Seller's name on Schedule XV and Schedule XVI of the Pooling and
Servicing Agreement within the time periods set forth in the Pooling and
Servicing Agreement.

                                       14

Each of the representations, warranties and covenants made by Seller pursuant to this Section 4.1 shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

14.2 To induce Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof:

     14.2.1 Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

     14.2.2 Purchaser has full power and authority to acquire the Mortgage
Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     14.2.3 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Purchaser with this Agreement, or the consummation by Purchaser of any transaction contemplated hereby that has not been obtained or made by
Purchaser.

     14.2.4 Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by Purchaser will violate Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which Purchaser is a party or that may be applicable to Purchaser or its assets.

     14.2.5 Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of
Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

     14.2.6 There are no actions or proceedings against, or investigations of,
Purchaser pending or, to Purchaser's knowledge, threatened against Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage
Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial

                                       15

condition of Purchaser that would materially and adversely affect the ability of
Purchaser to perform its obligation under this Agreement.

     14.2.7 Purchaser has not dealt with any broker, investment banker, agent or other person, other than Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

          To induce Seller to enter into this Agreement, Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

          Each of the representations and warranties made by Purchaser pursuant to this Section 4.2 shall survive the purchase of the Mortgage Loans.

15. REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER.

15.1 It is hereby acknowledged that Seller shall make for the benefit of Trustee on behalf of the holders of the Certificates, whether directly or by way of
Purchaser's assignment of its rights hereunder to Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

15.2 It is hereby further acknowledged that if any document required to be delivered to Trustee pursuant to Section 2 is not delivered as and when required
(and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either
(i) materially and adversely affects the interests of the holders of the
Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and
(B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan (such a document defect described in the preceding clause (i) or
(ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material
Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph 42 of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary"
for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material
Breach, Master Servicer shall, and Special Servicer may, request that Seller, not later than 90 days from Seller's receipt of the notice of such Material
Document Defect or Material Breach, cure such Material Document Defect or
Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within

                                       16

such 90 day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code) but Seller is diligently attempting to effect such correction or cure, as certified by Seller in an Officer's Certificate delivered to Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end
of the initial 90 day period, then a Specially Serviced Mortgage Loan and a
Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer
Event" in the Pooling and Servicing Agreement and (y) the Material Document
Defect was identified in a certification delivered to Seller by Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to Seller pursuant to Section 2.2 of the Pooling and Servicing
Agreement or otherwise nor possession of such certification or schedule by
Seller shall, in and of itself, constitute delivery of notice of any Material
Document Defect or knowledge or awareness by Seller of any Material Document
Defect listed therein.

15.3 Seller hereby covenants and agrees that, if any such Material Document
Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO
Mortgage Loan from Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the
Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section
1.860G-2(f)), at its option replace, without recourse, any Mortgage Loan or REO
Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage
Loan. If such Material Document Defect or Material Breach would cause the
Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, repurchase or substitution must occur within 90 days from the date Seller was notified of the breach or defect. Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

15.4 If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans
("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and
Seller shall be obligated to repurchase or replace each such Crossed Mortgage
Loan in accordance with the provisions above, unless, in the case of such breach or document defect, (A) Seller provides a Nondisqualification Opinion to Trustee at the expense of Seller if Trustee acting at the direction of the Controlling
Class determines that it would be usual and customary in accordance with industry practice to obtain a Nondisqualification Opinion and (B) both of the following conditions would be satisfied if Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document
Defect had occurred without regard to this

                                       17

paragraph (the "Affected Loan(s)"): (i) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in
Appendix II to the Final Prospectus Supplement and (B) 1.25x, and (ii) the
loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and
(B) 75%. The determination of Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. Master Servicer will be entitled to cause to be delivered, or direct Seller to (in which case Seller shall) cause to be delivered to Master
Servicer: (A) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of Seller if the scope and cost of the Appraisal is approved by Seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

15.5 With respect to any Defective Mortgage Loan, to the extent that Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a
"Repurchased Loan") in the manner prescribed above while Trustee (as assignee of
Purchaser) continues to hold any Crossed Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized
Loan") with such Repurchased Loan, Seller and Purchaser hereby agree to modify, prior to such repurchase or substitution, the related Mortgage Loan documents in a manner such that such affected Repurchased Loan, on the one hand, and any related Cross-Collateralized Loans held by Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that Seller shall have furnished Trustee, at the expense of Seller, a nondisqualification opinion that such modification shall not cause an Adverse
REMIC Event; provided, further, that if such nondisqualification opinion cannot be furnished, Seller and Purchaser agree that such repurchase or substitution of only the Repurchased Loan, notwithstanding anything to the contrary herein, shall not be permitted and Seller shall repurchase or substitute for the
Repurchased Loan and all related Cross-Collateralized Loans. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized
Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The
Mortgagors set forth on Schedule B to Exhibit 2 hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

15.6 Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face,

                                       18

unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded; or (c) the absence from the Mortgage File of the item specified in paragraph 2.2.8. If any of the foregoing Material Document Defects is discovered by the Custodian (or Trustee if there is no Custodian), Trustee (or as set forth in Section 2.3(a) of the
Pooling and Servicing Agreement, Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating
Agencies and the parties hereto and making demand upon Seller for the cure of the Material Document Defect or repurchase or replacement of the related
Mortgage Loan.

15.7 If Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from Purchaser or its assignee or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with this Agreement, then provided that (i) the period of time provided for Seller to correct, repurchase or cure has expired and (ii) the
Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan,
Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the
Mortgage Loan pursuant to Sections 9.5, 9.12, 9.15 and 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to a work-out shall not constitute a defense to any repurchase claim nor shall such modification and work-out change the Purchase Price due from Seller for any repurchase claim. Any sale of the Mortgage Loan, or foreclosure upon such
Mortgage Loan and sale of the REO Property, to a Person other than Seller shall be without (i) recourse of any kind (either express or implied) by such Person against Seller and (ii) representation or warranty of any kind (either express or implied) by Seller to or for the benefit of such Person.

15.8 Seller shall have the right to purchase certain of the Mortgage Loans or
REO Properties, as applicable, in accordance with Section 9.36 of the Pooling and Servicing Agreement.

15.9 The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against
Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, Master Servicer shall notify Seller of the discovery of the Material
Document Defect or Material Breach and Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO
Property at the Purchase Price. After a final liquidation of the Mortgage Loan or REO Mortgage Loan, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan (a "Final
Judicial Determination") or Seller otherwise accepts liability, then, but in no event later than the Termination of the Trust pursuant to Section 9.30 of the
Pooling and Servicing Agreement, Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation in accordance with the Pooling and Servicing Agreement (including those arising from any sale to Seller) and the Purchase Price.

15.10 Notwithstanding anything to the contrary contained herein, in connection with any sale or other liquidation of a Mortgage Loan or REO Property as described in this Section 5, Special

                                       19

Servicer shall not receive a Liquidation Fee from Seller (but may collect such
Liquidation Fee from the related Liquidation Proceeds as otherwise provided herein); provided, however, that in the event Seller is obligated to repurchase the Mortgage Loan or REO Mortgaged Property after a final liquidation of such
Mortgage Loan or REO Property pursuant to the immediately preceding paragraph, an amount equal to any Liquidation Fee (calculated on the basis of Liquidation
Proceeds) payable to Special Servicer shall be included in the definition of
"Purchase Price" in respect of such Mortgage Loan or REO Mortgaged Property.
Except as expressly set forth above, no Liquidation Fee shall be payable in connection with a repurchase of a Mortgage Loan by Seller.

15.11 The obligations of Seller set forth in this Section 5 to cure a Material
Document Defect or a Material Breach or repurchase or replace a defective
Mortgage Loan constitute the sole remedies of Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by Seller set forth in this Agreement (other than those set forth in Exhibit 2).

15.12 Notwithstanding the foregoing, in the event that there is a breach of the representations and warranties set forth in paragraph 39 of Exhibit 2 hereto because the underlying loan documents do not provide for the payment by the
Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan, and the related Mortgagor's payments made for the reasonable costs and expenses associated with the defeasance or assumption of a
Mortgage Loan are insufficient and cause the Trust to incur an Additional Trust
Expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, Seller hereby covenants and agrees to reimburse the Trust within
90 days of the receipt of notice of such breach in an amount sufficient to avoid such Additional Trust Expense. The parties hereto acknowledge that such reimbursement shall be Seller's sole obligation with respect to the breach discussed in the previous sentence.

15.13 The Pooling and Servicing Agreement shall provide that Trustee (or Master
Servicer or Special Servicer on its behalf) shall give written notice promptly
(but in any event within three Business Days) to Seller of its discovery of any
Material Document Defect or Material Breach and prompt written notice to Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan
(as defined in the Pooling and Servicing Agreement).

15.14 If Seller repurchases any Mortgage Loan pursuant to this Section 5,
Purchaser or its assignee, following receipt by Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to Seller all Mortgage
Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to Trustee shall be endorsed and assigned to Seller in the same manner such that Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such
Mortgage Loan or proceeds of any insurance policies with respect thereto.

16. CLOSING.

                                       20

16.1 The closing of the sale of the Mortgage Loans shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 9:00 a.m., New
York time, on the Closing Date. The closing shall be subject to each of the following conditions:

     16.1.1 All of the representations and warranties of Seller and Purchaser specified in Section 4 hereof (including, without limitation, the representations and warranties set forth on Exhibit 2 hereto) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date
(to the extent of the standard, if any, set forth in each representation and warranty).

     16.1.2 All Closing Documents specified in Section 7 hereof, in such forms as are agreed upon and reasonably acceptable to Seller or Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

     16.1.3 Seller shall have delivered and released to Purchaser or its designee all documents required to be delivered to Purchaser as of the Closing
Date pursuant to Section 2 hereof.

     16.1.4 The result of the examination and audit performed by Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller's Information to be disclosed in the
Memorandum and the Prospectus Supplement.

     16.1.5 All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and
Seller and Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

     16.1.6 Seller shall have paid all fees and expenses payable by it to
Purchaser pursuant to Section 8 hereof.

     16.1.7 The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

     16.1.8 No Underwriter shall have terminated the Underwriting Agreement and none of the Initial Purchasers shall have terminated the Certificate Purchase
Agreement, and neither the Underwriters nor the Initial Purchasers shall have suspended, delayed or otherwise cancelled the Closing Date.

     16.1.9 Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

16.2 Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable Purchaser to purchase the
Mortgage Loans on the Closing Date.

17. CLOSING DOCUMENTS. The Closing Documents shall consist of the following:

                                       21

17.1 This Agreement duly executed by Purchaser and Seller.

17.2 A certificate of Seller, executed by a duly authorized officer of Seller and dated the Closing Date, and upon which Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of
Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing
Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

17.3 True, complete and correct copies of Seller's articles of organization and by-laws or other organizational documents.

17.4 A certificate of existence for Seller from the Comptroller of the Currency dated not earlier than 30 days prior to the Closing Date.

17.5 A certificate of the Secretary or Assistant Secretary of Seller, dated the
Closing Date, and upon which Purchaser may rely, to the effect that each individual who, as an officer or representative of Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

17.6 An opinion of counsel (which, other than as to the opinion described in paragraph 7.6.6 below, may be in-house counsel) to Seller, dated the Closing
Date, substantially to the effect of the following (with such changes and modifications as Purchaser may approve and subject to such counsel's reasonable qualifications):

     17.6.1 Seller is validly existing under the law of the United States and has national banking power and authority to enter into and perform its obligations under this Agreement.

     17.6.2 This Agreement has been duly authorized, executed and delivered by
Seller.

     17.6.3 No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

     17.6.4 Neither the execution, delivery or performance of this Agreement by
Seller, nor the consummation by Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of
Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C)
conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having

                                       22

jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

     17.6.5 To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which Seller is a party, or threatened against Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

     17.6.6 This Agreement is a valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles
(regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

          Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

          In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

17.7 A "10b-5" opinion of counsel addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, as to the disclosure provided by Seller to Purchaser in connection with the Certificates.

17.8 An opinion of counsel addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, that such disclosure complies as to form with the applicable requirements of Regulation AB with respect to Seller's role as Sponsor (as such term is defined in Regulation AB)
in connection with the Certificates. Such other opinions of counsel as any
Rating Agency may request in connection with the sale of the Mortgage Loans by
Seller to Purchaser or Seller's execution and delivery of, or performance under, this Agreement.

17.9 A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus
Supplement agrees with the records of Seller.

                                       23

17.10 Such further certificates, opinions and documents as Purchaser may reasonably request.

17.11 An officer's certificate of Purchaser, dated as of the Closing Date, with the resolutions of Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of Purchaser dated not earlier than 30 days prior to the Closing Date.

17.12 Such other certificates of Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

17.13 An executed Bill of Sale in the form attached hereto as Exhibit 4.

18. COSTS. Seller shall pay Purchaser the costs and expenses as agreed upon by
Seller and Purchaser in a separate Letter of Understanding dated August 8, 2006.

19. NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered,
(b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to
Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York,
New York 10036, Attention: Warren Friend (or such other address as may hereafter be furnished in writing by Purchaser), or if (ii) to Seller, addressed to Seller at LaSalle Bank National Association, 135 South LaSalle Street, Suite 3410,
Chicago, Illinois 60603, Attention: Nate Stearns, fax number: (312) 904-0900.

20. SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

21. FURTHER ASSURANCES. Seller and Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                                       24

22. SURVIVAL. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

23. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND
RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE
PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

24. BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon Seller, Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of Purchaser pursuant to Sections 2, 4.1 (other than clause 4.1.7), 5, 9, 10, 11, 12 and 13 hereof may be assigned to Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, Trustee shall succeed to the rights and obligations hereunder of Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

25. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this
Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of
Seller under this Agreement shall not be assigned by Seller without the prior written consent of Purchaser, except that any person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller is a party, or any person succeeding to the entire business of Seller shall be the successor to Seller hereunder.

26. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the

                                       25

Letter of Understanding (solely with respect to those portions of this Agreement that are not assigned to Trustee), the Indemnification Agreement and the Pooling
and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.
The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                                       26

          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                        MORGAN STANLEY CAPITAL I INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT 1
                             MORTGAGE LOAN SCHEDULE

                                       1-1

                                    EXHIBIT 2
                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

          1. Mortgage Loan Schedule. The information set forth in the Mortgage
Loan Schedule is true and correct in all material respects as of the Cut-Off
Date.

          2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a
whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to Purchaser of the Mortgage Loans, Seller had good title to, and was the sole owner of, each Mortgage Loan. Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of Purchaser and has validly and effectively conveyed (or caused to be conveyed) to Purchaser or its designee all of Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Upon the consummation of the transactions contemplated by this Agreement, Seller will have validly and effectively conveyed to Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to Purchaser or its designee does not require Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

          3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date, in each case, without giving effect to any applicable grace period.

          4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the Title Insurance Policy, (c) exceptions and exclusions specifically referred to in such Title Insurance Policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or
(d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e)
if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a)
through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related

                                       2-1

Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any Permitted Encumbrances. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

          5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below and any Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as a part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

          6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note,
Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since July 31, 2006.

          7. Condition of Property; Condemnation. Except with respect to
Mortgage Loans secured primarily by unimproved land: (i) With respect to the
Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on
Schedule A to this Exhibit 2, each Mortgaged Property is, to Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value

                                       2-2

as security for the related Mortgage Loan, and (ii) with respect to the
Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on
Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order
(or adequate reserves therefor have been established) and each Mortgaged
Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property.
To Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, (x) all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, (y) no improvements on adjoining properties materially encroached upon such Mortgaged
Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein, and (z) the Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an easement permitting ingress and egress.

          8. Title Insurance. Each Mortgaged Property is covered by an American
Land Title Association (or an equivalent form of) lender's title insurance policy or a pro forma or marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the
"Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related
Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such
Title Policy. Immediately following the transfer and assignment of the related
Mortgage Loan to Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Trustee without the consent of, or notice to, the insurer. To Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

          9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto.
With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the
Closing Date have been complied with, or any such funds so escrowed have not been released.

          10. Mortgage Provisions. The Mortgage Note or Mortgage for each
Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13)
such as to render the rights and remedies of the

                                       2-3

holder thereof adequate for the practical realization against the related
Mortgaged Property of the principal benefits of the security intended to be provided thereby.

          11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by Seller, Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

          12. Environmental Conditions.

     (i)  Except as set forth on Schedule A to this Exhibit 2, with respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment within 18 months prior to the Cut-Off Date, an environmental site assessment prepared to ASTM standards, or an update of a previous assessment, was performed with respect to each Mortgaged Property in connection with the origination or the sale of the related Mortgage Loan, a report of the most recent assessment with respect to each Mortgaged Property (an "Environmental
          Report") has been delivered to Purchaser, and Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such
          Environmental Report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such Environmental Report disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) standards.
          Each Mortgage Loan set forth on Schedule C to this Exhibit 2 (each, a
          "Schedule C Loan") is the subject of a Secured Creditor Impaired
          Property Policy, issued by the issuer set forth on Schedule C (the
          "Policy Issuer") and effective as of the date thereof (the
          "Environmental Insurance Policy"). Except as set forth on Schedule A to this Exhibit 2, with respect to each Schedule C Loan, (i) to
          Seller's knowledge, the Environmental Insurance Policy is in full force and effect, (ii)(a) A PROPERTY CONDITION OR ENGINEERING REPORT
          WAS PREPARED WITH RESPECT TO LEAD BASED PAINT ("LBP") AND RADON GAS
          ("RG") AT EACH MORTGAGED PROPERTY THAT IS USED AS A MULTIFAMILY
          DWELLING, AND WITH RESPECT TO ASBESTOS CONTAINING MATERIALS ("ACM") AT
          EACH RELATED MORTGAGED PROPERTY AND (b) if such report disclosed the existence of a material and adverse

                                       2-4

          LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be sufficient by Seller for the remediation of the problem and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan, (iii) on the effective date of the
          Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy's term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

     (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment prepared to ASTM standards within 18 months prior to the Cut-Off Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such
          Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could
          (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such
          Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii)
          such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

          "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response,
          Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections
          9601 et seq.), the Hazardous Materials Transportation Act as amended
          (42 U.S.C. Sections 6901 et seq.), the Resource Conservation and
          Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the
          Federal Water Pollution Control

                                       2-5

          Act as amended (33 U.S.C. Sections 1251 et seq.), the Clean Air Act
          (42 U.S.C. Sections 1251 et seq.) and any regulations promulgated pursuant thereto.

          13. Loan Document Status. Each Mortgage Note, Mortgage, Assignment of
Leases and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor or any guarantor of any non-recourse exceptions and environmental liability is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity
(regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage
Note, Mortgage or other agreement.

          14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its capital markets conduit lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related
Mortgage Loan and the replacement cost of the improvements located at the
Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and the policy contains no provisions for a deduction for depreciation; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property estimated as of the date of origination by the originator of such Mortgage Loan consistent with its capital markets conduit lending practices; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders for properties of similar types and in any event not less than
$1 million per occurrence. Each insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination, reduction of coverage or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will (or at the lender's option will) be applied (a)
to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or
(c) to the reduction of the principal amount of the

                                       2-6

Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year average return period with a 10%
probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

          15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

          16. Mortgagor Bankruptcy. No Mortgagor is, to Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

          17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a
Mortgaged Property (a "Ground Lease" which term shall include any related estoppel letter or lender protection agreement between Seller and related lessor), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

       (i)    Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between Seller and related lessor)
              does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

       (ii)   The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

       (iii)  The Mortgagor's interest in such Ground Lease is assignable to
              Purchaser and Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required for assignment to Purchaser, it has been obtained prior to the Closing Date) and is further assignable by Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it either has been obtained or it cannot be unreasonably withheld;

       (iv)   Such Ground Lease is in full force and effect, the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto,
              Seller has received no notice that an event of

                                       2-7

              default has occurred thereunder, and, to Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

       (v)    Such Ground Lease (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the
              Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the
              Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

       (vi)   A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor
              thereunder may terminate such Ground Lease;

       (vii)  Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Maturity Date of the related Mortgage Loan;

       (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses
              (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as
              commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

       (ix)   Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged
              Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related
              Mortgage.

       (x)    Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

                                       2-8

          18. Escrow Deposits. All escrow deposits and payments relating to each
Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

          19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related
Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the
Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b)
substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such
Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section
1.860G-2(a)(1)(ii)).

          20. Mortgage Loan Modifications. Any Mortgage Loan that was
"significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i)
of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

          21. Advancement of Funds by Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

          22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the
Title Policy referred to herein.

          23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws and any other applicable material laws in effect at its date of origination.

          24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

                                       2-9

          25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a predetermined or objectively determinable release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. Section 1.1001-3 and (b) would not cause such Mortgage
Loan to fail to be a "qualified mortgage" within the meaning of Section
860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the reasonable cost of such opinion.

          26. No Equity Participation or Contingent Interest. No Mortgage Loan
contains any equity participation by the lender or shared appreciation feature or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment
Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. Neither Seller nor any affiliate thereof has any obligation to make a capital contribution to the
Mortgagor under the Mortgage Loan or otherwise.

          27. No Material Default. To Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the
Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property;
provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

          28. Inspections. Seller (or if Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each
Mortgaged Property in connection with the origination of the related Mortgage
Loan.

          29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged
Property is located, the improvements located on or forming part of each
Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the

                                      2-10

appraisal performed at origination or in connection with the sale of the related
Mortgage Loan by Seller hereunder.

          30. Junior Liens. None of the Mortgage Loans permits the related
Mortgaged Property to be encumbered by any lien (other than a Permitted
Encumbrance) junior to or of equal priority with the lien of the related
Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein.
Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related
Mortgage.

          31. Actions Concerning Mortgage Loans. To the knowledge of Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related
Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

          32. Servicing. The servicing and collection practices used by Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

          33. Licenses and Permits. To Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

          34. RESERVED [ONLY APPLICABLE IF ANY MORTGAGE LOAN IS AN ASSISTED
LIVING FACILITY].

          35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to
Purchaser.

          36. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

          37. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a
Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a
"Single Purpose Entity" shall mean

                                      2-11

an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related
Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

          38. Non-Recourse Exceptions. The Mortgage Loan documents for each
Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person
(and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds, condemnation awards and breaches of the environmental covenants in the
Mortgage Loan documents.

          39. Defeasance and Assumption Costs. The related Mortgage Loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged
Property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such Mortgage
Loan.

          40. Defeasance. No Mortgage Loan provides that (i) it can be defeased until the date that is at least two years after the Closing Date, (ii) that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States that will provide interest and principal payments sufficient to satisfy scheduled payments of interest and principal as required under the related Mortgage Loan, or (iii) defeasance requires the payment of any consideration other than (a) reimbursement of incidental costs and expenses and/or (b) a specified dollar amount or an amount that is based on a formula that uses objective financial information (as defined in Treasury Regulation
Section 1.446-3(c)(4)(ii)).

          41. Authorized to do Business. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged
Property is located at all times when it originated and held the Mortgage Loan.

                                      2-12

          42. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted "customary prepayment penalties" within the meaning of
Treasury Regulation Section 1.860G-1(b)(2).

          43. Terrorism Insurance. With respect to each Mortgage Loan that has a principal balance as of the Cut-off Date that is greater than or equal to
$17,500,000, the related all risk insurance policy and business interruption policy do not specifically exclude Acts of Terrorism, as defined in the
Terrorism Risk Insurance Act of 2002, from coverage, or if such coverage is excluded, is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and, to Seller's knowledge, do not, as of the date hereof, specifically exclude
Acts of Terrorism from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each of the Mortgage
Loans, the related Mortgage Loan documents do not waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on
Schedule A.

          44. Operating Statements and Rent Rolls. In the case of each Mortgage
Loan, the related Mortgage Loan documents require the related Mortgagor, in some cases at the request of the lender, to provide to the holder of such Mortgage
Loan operating statements and rent rolls not less frequently than annually
(except in certain cases if the Mortgage Loan has an outstanding principal balance of less than or equal to $3,500,000 as of the Cut-off Date or the related Mortgaged Property has only one tenant, in either of which cases, the
Mortgage Loan documents require the Mortgagor, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and (if there is more than one tenant) rent rolls and/or financial statements of the Mortgagor annually), and such other information as may be required therein.

          45. Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code and Treasury Regulation
Section 1.860G-2(a) (but without regard to the rule in Treasury Regulation
Sections 1.860G-2(a)(3) and 1.860G-2(f)(2) that treat a defective obligation as a qualified mortgage, or any substantially similar provision).

          46. No Fraud in Origination. A court of competent jurisdiction will not find, in a final non-appealable judgment, that an employee of Seller actively participated with the Borrower in any intentional fraud in connection with the origination of the Mortgage Loan. To Seller's knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to
Seller in connection with the origination of the Mortgage Loan.

          47. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage
Loan was originated.

                                      2-13

          48. Foreclosure Property. Seller is not selling any Mortgage Loan as part of a plan to transfer the underlying Mortgaged Property to Purchaser, and
Seller does not know or, to Seller's knowledge, have reason to know that any
Mortgage Loan will default. The representations in this paragraph 48 are made solely for the purpose of determining whether the Mortgaged Property, if acquired by the Trust, would qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, and may not be relied upon or used for any other purpose. Such representations shall not be construed as a guarantee to any degree that defaults or losses will not occur.

          49. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such tax lots shall be effective for the next tax year.

                                      2-14

                             SCHEDULE A TO EXHIBIT 2

                  Exceptions to Representations and Warranties

                             SCHEDULE B TO EXHIBIT 2

     List of Mortgagors that are Third-Party Beneficiaries Under Section 5.5

                             SCHEDULE C TO EXHIBIT 2

  LIST OF MORTGAGE LOANS SUBJECT TO SECURED CREDITOR IMPAIRED PROPERTY POLICIES

                                       3-1

                                    EXHIBIT 3
                               PRICING FORMULATION

                                       3-1

                                    EXHIBIT 4
                                  BILL OF SALE

          1. Parties. The parties to this Bill of Sale are the following:

             Seller:                   LaSalle Bank National Association
             Purchaser:                Morgan Stanley Capital I Inc.

          2. Sale. For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan
Purchase Agreement, dated as of August 8, 2006 (the "Mortgage Loan Purchase
Agreement"), between Seller and Purchaser and all of the following property:

          (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage
     Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

          (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a)
     above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

          3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

          4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

                                       4-1

          IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of
Sale to be duly executed and delivered on this __ day of August, 2006.

SELLER:                                 LASALLE BANK NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

PURCHASER:                              MORGAN STANLEY CAPITAL I INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT 5
                        FORM OF LIMITED POWER OF ATTORNEY

                                   EXHIBIT K-2

               FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II (MSMC)

                                   EXHIBIT K-3

              FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III (PCFII)

================================================================================

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                    as Seller

                                       and

                          MORGAN STANLEY CAPITAL I INC.
                                  as Purchaser

                           Dated as of August 8, 2006

================================================================================

5.  REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES

Exhibit 1   Mortgage Loan Schedule
Exhibit 2   Representations and Warranties
Exhibit 3   Pricing Formulation
Exhibit 4   Bill of Sale
Exhibit 5   Power of Attorney

                             Index of Defined Terms

Affected Loan(s).........................................................     17
Agreement................................................................      2
Certificate Purchase Agreement...........................................      2
Certificates.............................................................      2
Closing Date.............................................................      3
Collateral Information...................................................     11
Crossed Mortgage Loans...................................................     17
Defective Mortgage Loan..................................................     17
Final Judicial Determination.............................................     19
Indemnification Agreement................................................     14
Initial Purchaser........................................................      2
Master Servicer..........................................................      2

                                        i

Material Breach..........................................................     16
Material Document Defect.................................................     16
Memorandum...............................................................      2
MERS.....................................................................      5
Mortgage File............................................................      4
Mortgage Loan Schedule...................................................      3
Mortgage Loans...........................................................      2
Officer's Certificate....................................................      7
Other Mortgage Loans.....................................................      2
Pooling and Servicing Agreement..........................................      2
Private Certificates.....................................................      2
Prospectus Supplement....................................................      2
Public Certificates......................................................      2
Purchaser................................................................      2
Repurchased Loan.........................................................     18
Seller...................................................................      2
Servicing File...........................................................      9
Special Servicer.........................................................      2
Trust....................................................................      2
Trustee..................................................................      2
Underwriters.............................................................      2
Underwriting Agreement...................................................      2

                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (MSMC LOANS)

          Mortgage Loan Purchase Agreement (this "Agreement"), dated as of
August 8, 2006, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and
Morgan Stanley Capital I Inc. (the "Purchaser").

          Seller agrees to sell and Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. Purchaser will convey the Mortgage Loans to a trust (the "Trust")
created pursuant to a Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), to be dated as of August 1, 2006, between Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer ("Special Servicer"), HSBC Bank USA,
National Association, as trustee ("Trustee") and LaSalle Bank National
Association, as paying agent, custodian, certificate registrar and authenticating agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by Purchaser, the
Trust will issue to the Depositor pass-through certificates to be known as
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

          Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement. The term
"Master Servicer" as used herein shall mean Wells Fargo Bank, National
Association in its capacity as a master servicer under the Pooling and Servicing
Agreement unless otherwise specified.

          The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-4FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E and
Class F Certificates (the "Public Certificates") will be sold by Purchaser to
Morgan Stanley & Co. Incorporated, LaSalle Financial Services, Inc., Greenwich
Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
(the "Underwriters"), pursuant to an Underwriting Agreement, between Purchaser and the Underwriters, dated August 8, 2006 (the "Underwriting Agreement"), and the Class X, Class X-MP, Class X-RC, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class DP,
Class ST, Class R-I, Class R-II and Class R-III Certificates (the "Private
Certificates") will be sold by Purchaser to Morgan Stanley & Co. Incorporated
(the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between
Purchaser and the Initial Purchaser, dated August 8, 2006 (the "Certificate
Purchase

                                        2

Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated March 14, 2006, as supplemented by a
Prospectus Supplement dated August 8, 2006 (together with the Prospectus, the
"Prospectus Supplement"), and the Initial Purchaser will offer the Private
Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated
August 8, 2006 (the "Memorandum").

          In consideration of the mutual agreements contained herein, Seller and
Purchaser hereby agree as follows:

27.  AGREEMENT TO PURCHASE.

27.1 Seller agrees to sell, and Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage
Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to the Mortgage Loans is August 1, 2006.
The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of (i) $1,471,351,415 plus (ii) the
50% pari passu interest of the Seller in the G&L Portfolio Mortgage Loan, which such pari passu interest is represented by the related Mortgage Note with a
Cut-Off Date balance of $71,125,000. Seller and Principal Commercial Funding II,
LLC co-originated the G&L Portfolio Mortgage Loan, which will have an aggregate balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of
$142,250,000. The sale of the Mortgage Loans shall take place on August 17, 2006 or such other date as shall be mutually acceptable to the parties hereto (the
"Closing Date"). The purchase price to be paid by Purchaser for the Mortgage
Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to Seller by wire transfer in immediately available funds on the Closing Date. Notwithstanding anything to the contrary contained herein, with respect to the G&L Portfolio Mortgage Loan, references to a Mortgage Note herein shall mean the Mortgage Note related to the
G&L Portfolio Mortgage Loan.

27.2 On the Closing Date, Purchaser will assign to Trustee pursuant to the
Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and Purchaser's rights under this Agreement (to the extent set forth in Section 14).

28.  CONVEYANCE OF MORTGAGE LOANS.

28.1 Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, Seller does hereby transfer, assign, set over and otherwise convey to Purchaser, without recourse, except as specifically provided herein, all the right, title and interest of Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated
August 1, 2006, will be executed by Seller and Master Servicer, in and to the
Mortgage Loans identified on the

                                        3

Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the
Pooling and Servicing Agreement. In connection with such transfer and assignment, Seller shall deliver to or on behalf of Trustee, on behalf of
Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause 2.2.1 hereof) for each Mortgage Loan and on or prior to the fifth
Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of Trustee,
Master Servicer and Special Servicer to empower Trustee, Master Servicer and, in the event of the failure or incapacity of Trustee and Master Servicer, Special
Servicer, to submit for recording, at the expense of Seller, any Mortgage Loan documents required to be recorded as described in the Pooling and Servicing
Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to Trustee). Seller agrees to reasonably cooperate with Trustee, Master Servicer and Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage
Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is
180 days following the delivery of notice of such absence to Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any)
on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan.
Custodian shall submit such documents for recording, at Seller's expense, after the periods set forth above, provided, however, Custodian shall not submit such assignments for recording if Seller produces evidence that it has sent any such assignment for recording and certifies that Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, Seller shall deliver to or on behalf of Trustee each of the remaining documents or instruments specified in Section 2.2 hereof (with such exceptions and additional time periods as are permitted by this Section 2)
with respect to each Mortgage Loan (each, a "Mortgage File"). (Seller acknowledges that the term "without recourse" does not modify the duties of
Seller under Section 5 hereof.)

28.2 All Mortgage Files, or portions thereof, delivered prior to the Closing
Date are to be held by or on behalf of Trustee in escrow on behalf of Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each
Mortgage Loan shall contain the following documents:

     28.2.1 The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of HSBC Bank USA, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

     28.2.2 The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a

                                       4

title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost,
Seller shall deliver or cause to be delivered to Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

     28.2.3 The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of
Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

     28.2.4 An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "HSBC Bank USA, National Association, as Trustee for Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9,"
provided, if the related Mortgage has been recorded in the name of Mortgage
Electronic Registration Systems, Inc. ("MERS") or its designee, no such assignments will be required to be submitted for recording or filing and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

     28.2.5 Originals of all intervening assignments of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designees), if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by Seller, or in the case of an original blanket intervening assignment of
Mortgage retained by Seller, a copy thereof certified by Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the

                                       5

Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening Assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening Assignment of Mortgage;

     28.2.6 If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i)
an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such
Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "HSBC Bank USA, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9," which assignment may be effected in the related
Assignment of Mortgage, provided, if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of Trustee will be required to be recorded or delivered and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

     28.2.7 The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

     28.2.8 The original Title Insurance Policy, or in the event such original
Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original
Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

     28.2.9 (A) Copies of UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements assigning such
UCC financing statements to Trustee executed and delivered in connection with the Mortgage Loan, provided, if the related Mortgage has been recorded in the name of MERS or its designee, no such financing statements will be required to be recorded or delivered and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to
Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

                                       6

     28.2.10 Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

     28.2.11 Copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, any Intercreditor
Agreement, any Non-Serviced Mortgage Loan Intercreditor Agreement and any Loan
Pair Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related B Note), if any, related to any Mortgage
Loan;

     28.2.12 Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to Trustee on behalf of the Trust with a copy to be held by Primary Servicer (or Master
Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing
Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan
(other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by Primary
Servicer (or Master Servicer) on behalf of Trustee, with a copy to be held by
Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing
Agreement and the Primary Servicing Agreement (it being understood that Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust,
(b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to Trustee) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of Seller to assign the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, any letter of credit held by Primary Servicer (or Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if
Primary Servicer (or Master Servicer) sells its rights to service the applicable
Mortgage Loan, Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of Special Servicer to such party as Special Servicer may instruct, in each case, at the expense of
Primary Servicer (or Master Servicer). Primary Servicer (or Master Servicer) has
agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

     28.2.13 The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

     28.2.14 Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off
Date principal balance equal to or greater than $20,000,000;

     28.2.15 The original or a copy of any Environmental Insurance Policy; and

                                        7

     28.2.16 Any affidavit and indemnification agreement.

          The original of each letter of credit referred to in clause 2.2.12 above shall be delivered to Primary Servicer, Master Servicer or Trustee (as the
case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to Primary Servicer within 30 days of the
Closing Date.

"Officer's Certificate" shall mean a certificate signed by one or more of the
Chairman of the Board, any Vice Chairman, the President, any Senior Vice
President, any Vice President, any Assistant Vice President, any Treasurer or
any Assistant Treasurer.

Notwithstanding anything to the contrary contained herein, with respect to the
G&L Portfolio Mortgage Loan, delivery of the Mortgage File by either MSMC or
Principal Commercial Funding II, LLC shall satisfy the delivery requirement for
MSMC hereunder.

28.3 The Assignments of Mortgage and assignment of Assignment of Leases referred to in Sections 2.2.4 and 2.2.6 may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming
Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from Seller to Purchaser and from Purchaser to Trustee on behalf of the Certificateholders.

28.4 If Seller cannot deliver, or cause to be delivered, as to any Mortgage
Loan, any of the documents and/or instruments referred to in Sections 2.2.2,
2.2.3, 2.2.5 or 2.2.6, with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but Seller delivers a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), to Trustee within such 90 day period, Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as Trustee may consent to, which consent shall not be unreasonably withheld so long as Seller is, as certified in writing to Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

28.5 Trustee, as assignee or transferee of Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the

                                       8

Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to Seller.

28.6 Within 45 days following the Closing Date, Seller shall deliver, and
Purchaser, Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of Seller, in the appropriate public office for real property records, each assignment referred to in clauses 2.2.4, 2.2.6(ii)
and 2.2.9(B) above (with recording information in blank if such information is not yet available). If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, Seller shall prepare a substitute therefor or cure such defect, and Seller shall, at its own expense (except in the case of a document or instrument that is lost by
Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

28.7 As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each
Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, Seller shall provide a notice on or prior to the date that is 30 days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is 30 days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of Master Servicer or the applicable Primary Servicer, Seller will draw on such letter of credit as directed by Master Servicer or such Primary Servicer in such notice to the extent Seller has the right to do so.

28.8 Documents that are in the possession of Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the
"Servicing File") shall be delivered to Trustee shall be shipped by Seller to or at the direction of Master Servicer, on behalf of Purchaser, on or prior to the
75th day after the Closing Date, in accordance with Section 3.1 of the Primary
Servicing Agreement, if applicable.

28.9 The documents required to be delivered to Master Servicer (or in the alternative, Primary Servicer) shall include, to the extent required to be (and actually) delivered to Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the
Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the
Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies. Notwithstanding the
foregoing, Seller shall not be required to deliver any draft documents, or any attorney-client communications that are privileged communications or constitute legal or other due diligence analyses, or internal communications of Seller or its affiliates, or credit underwriting or other analyses or data.

                                       9

Delivery of any of the foregoing documents to Primary Servicer shall be deemed a delivery to Master Servicer and satisfy Seller's obligations under this subparagraph. Each of the foregoing items may be delivered by Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to Master Servicer.

28.10 Upon the sale of the Mortgage Loans by Seller to Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in Purchaser and its assigns, and the ownership of all records and documents constituting the
Servicing File with respect to the related Mortgage Loan prepared by or that come into the possession of Seller shall immediately vest in Purchaser and its assigns, and shall be delivered promptly by Seller to or on behalf of either
Trustee or Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from Seller to Purchaser and its assigns as a sale.

28.11 It is the express intent of the parties hereto that the conveyance of the
Mortgage Loans and related property to Purchaser by Seller as provided in this
Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by
Seller to Purchaser to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the
Mortgage Loans or any related property, then:

     28.11.1 this Agreement shall be deemed to be a security agreement; and

     28.11.2 the conveyance provided for in this Section 2 shall be deemed to be a grant by Seller to Purchaser of a security interest in all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

          A. All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage
     Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

          B. All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A)
     above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                                       10

          C. All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

28.12 The possession by Purchaser or its designee of the Mortgage Notes, the
Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial
Code (including, without limitation, Sections 9-313 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, Seller makes no representation or warranty as to the perfection of any such security interest.

28.13 Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for,
Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

28.14 Seller shall, to the extent consistent with this Agreement and upon request by or on behalf of Purchaser, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case,
Seller hereby authorizes Master Servicer to file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform
Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform
Commercial Code as in force in the relevant jurisdiction.

28.15 Notwithstanding anything to the contrary contained herein, and subject to
Section 2.1, Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause 2.2.1) required to be delivered to or on behalf of Trustee or Master Servicer pursuant to this Section
2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and Purchaser's acceptance of the related Mortgage
Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

29. EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW.

29.1 Seller shall (i) deliver to Purchaser on or before the Closing Date a diskette acceptable to Purchaser that contains such information about the
Mortgage Loans as may be reasonably requested by Purchaser, (ii) deliver to
Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that

                                       11

Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of Purchaser or Trustee to cause Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 hereof.

29.2 On or prior to the Closing Date, Seller shall allow representatives of any of Purchaser, each Underwriter, each Initial Purchaser, Trustee, Special
Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, Seller's underwriting procedures and
Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of Seller during normal business hours and shall not be conducted in a manner that is disruptive to Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, Seller will make available to such representatives of any of Purchaser, each Underwriter, each Initial Purchaser, Trustee, Special Servicer and each
Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, Seller shall provide Purchaser with all material information regarding Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to Seller's financial condition, financial statements as provided to
Purchaser or other developments affecting Seller's ability to consummate the transactions contemplated hereby or otherwise affecting Seller in any material respect. Within 45 days after the Closing Date, Seller shall provide Master
Servicer or Primary Servicer, if applicable, with any additional information identified by Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

29.3 Purchaser may exercise any of its rights hereunder through one or more designees or agents, provided Purchaser has provided Seller with prior notice of the identity of such designee or agent.

29.4 Purchaser shall keep confidential any information regarding Seller and the
Mortgage Loans that has been delivered into Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or
Purchaser is required by law or court order to disclose such information. If
Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding Seller as described in the preceding sentence, Purchaser shall provide to Seller a copy of the proposed form of such disclosure prior to making such disclosure and Seller shall promptly, and in any event within two Business Days, notify Purchaser of any inaccuracies therein, in which case Purchaser shall modify such form in a manner that corrects such inaccuracies. If Purchaser is required by law or court order to disclose confidential information regarding Seller as described in the second preceding sentence, Purchaser shall notify Seller and cooperate in Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such

                                       12

assurance, Purchaser is compelled as a matter of law to disclose such information, Purchaser shall, prior to making such disclosure, advise and consult with Seller and its counsel as to such disclosure and the nature and wording of such disclosure and Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then Purchaser shall be permitted to make such disclosure without prior review by Seller.

30. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.

30.1 To induce Purchaser to enter into this Agreement, Seller hereby makes for the benefit of Purchaser and its assigns with respect to each Mortgage Loan
(subject to the last paragraph of this Section 4.1) as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached thereto, and hereby further represents and warrants to Purchaser as of the date hereof that:

     30.1.1 Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

     30.1.2 This Agreement has been duly and validly authorized, executed and delivered by Seller, and assuming the due authorization, execution and delivery hereof by Purchaser, this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles
(regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

     30.1.3 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Seller with this Agreement, or the consummation by Seller of any transaction contemplated hereby, other than (A) such qualifications as may be required under state securities or blue sky laws, (B) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller's sale of the Mortgage Loans to Purchaser,
(C) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (D) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by Seller under this
Agreement.

                                       13

     30.1.4 Neither the transfer of the Mortgage Loans to Purchaser, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this
Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection 4.1.3, any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

     30.1.5 There are no actions or proceedings against, or investigations of,
Seller pending or, to Seller's knowledge, threatened in writing against Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to Purchaser or the execution or delivery by, or enforceability against, Seller of this Agreement or have an effect on the financial condition of Seller that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

     30.1.6 On the Closing Date, the sale of the Mortgage Loans pursuant to this
Agreement will effect a transfer by Seller of all of its right, title and interest in and to the Mortgage Loans to Purchaser.

     30.1.7 To Seller's knowledge, Seller's Information (as defined in that certain indemnification agreement, dated August 8, 2006, between Seller,
Purchaser, the Underwriters and the Initial Purchasers (the "Indemnification
Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph 4.1.7 shall run exclusively to the benefit of Purchaser and no other party.

          To induce Purchaser to enter into this Agreement, Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto, subject to the exceptions set forth in Schedule A to
Exhibit 2, will be true and correct in all material respects on and as of the
Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

                                       14

     30.1.8 Seller has complied with the disclosure requirements of Regulation
AB that arise from its role as "seller" and "sponsor" in connection with the issuance of the Certificates.

     30.1.9 For so long as the Trust is subject to the reporting requirements of the Exchange Act, Seller shall provide Purchaser (or with respect to any
Serviced Companion Mortgage Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and the Paying Agent with any
Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set
forth next to Seller's name on Schedule XV and Schedule XVI of the Pooling and
Servicing Agreement within the time periods set forth in the Pooling and
Servicing Agreement.

Each of the representations, warranties and covenants made by Seller pursuant to this Section 4.1 shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

30.2 To induce Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof:

     30.2.1 Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

     30.2.2 Purchaser has full power and authority to acquire the Mortgage
Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     30.2.3 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Purchaser with this Agreement, or the consummation by Purchaser of any transaction contemplated hereby that has not been obtained or made by
Purchaser.

     30.2.4 Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by Purchaser will violate Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which Purchaser is a party or that may be applicable to Purchaser or its assets.

     30.2.5 Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal

                                       15

government agency having jurisdiction over Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

     30.2.6 There are no actions or proceedings against, or investigations of,
Purchaser pending or, to Purchaser's knowledge, threatened against Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage
Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of
Purchaser that would materially and adversely affect the ability of Purchaser to perform its obligation under this Agreement.

     30.2.7 Purchaser has not dealt with any broker, investment banker, agent or other person, other than Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

          To induce Seller to enter into this Agreement, Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

          Each of the representations and warranties made by Purchaser pursuant to this Section 4.2 shall survive the purchase of the Mortgage Loans.

31. REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER.

31.1 It is hereby acknowledged that Seller shall make for the benefit of Trustee on behalf of the holders of the Certificates, whether directly or by way of
Purchaser's assignment of its rights hereunder to Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

31.2 It is hereby further acknowledged that if any document required to be delivered to Trustee pursuant to Section 2 is not delivered as and when required
(and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either
(i) materially and adversely affects the interests of the holders of the
Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and
(B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan (such a document defect described in the preceding clause (i) or
(ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material
Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph 42 of such Exhibit 2 shall constitute a Material Breach only if

                                       16

such prepayment premium or yield maintenance charge is not deemed "customary"
for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material
Breach, Master Servicer shall, and Special Servicer may, request that Seller, not later than 90 days from Seller's receipt of the notice of such Material
Document Defect or Material Breach, cure such Material Document Defect or
Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90 day period, and such Material Document Defect or Material Breach would not cause the
Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code)
but Seller is diligently attempting to effect such correction or cure, as certified by Seller in an Officer's Certificate delivered to Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the
initial 90 day period, then a Specially Serviced Mortgage Loan and a Servicing
Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the
Pooling and Servicing Agreement and (y) the Material Document Defect was
identified in a certification delivered to Seller by Trustee pursuant to Section
2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by Seller of any Material Document Defect listed therein.

31.3 Seller hereby covenants and agrees that, if any such Material Document
Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO
Mortgage Loan from Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the
Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section
1.860G-2(f)), at its option replace, without recourse, any Mortgage Loan or REO
Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage
Loan. If such Material Document Defect or Material Breach would cause the
Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, repurchase or substitution must occur within 90 days from the date Seller was notified of the breach or defect. Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

31.4 If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans
("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed

                                       17

to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and
Seller shall be obligated to repurchase or replace each such Crossed Mortgage
Loan in accordance with the provisions above, unless, in the case of such breach or document defect, (A) Seller provides a Nondisqualification Opinion to Trustee at the expense of Seller if Trustee acting at the direction of the Controlling
Class determines that it would be usual and customary in accordance with industry practice to obtain a Nondisqualification Opinion and (B) both of the following conditions would be satisfied if Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document
Defect had occurred without regard to this paragraph (the "Affected Loan(s)"):
(i) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected
Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final
Prospectus Supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all such Mortgage Loans
(including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV"
in Appendix II to the Final Prospectus Supplement and (B) 75%. The determination of Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.
Master Servicer will be entitled to cause to be delivered, or direct Seller to
(in which case Seller shall) cause to be delivered to Master Servicer: (A) an
Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of Seller if the scope and cost of the
Appraisal is approved by Seller (such approval not to be unreasonably withheld)
and (B) an opinion of counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

31.5 With respect to any Defective Mortgage Loan, to the extent that Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a
"Repurchased Loan") in the manner prescribed above while Trustee (as assignee of
Purchaser) continues to hold any Crossed Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized
Loan") with such Repurchased Loan, Seller and Purchaser hereby agree to modify, prior to such repurchase or substitution, the related Mortgage Loan documents in a manner such that such affected Repurchased Loan, on the one hand, and any related Cross-Collateralized Loans held by Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that Seller shall have furnished Trustee, at the expense of Seller, a nondisqualification opinion that such modification shall not cause an Adverse
REMIC Event; provided, further, that if such nondisqualification opinion cannot be furnished, Seller and Purchaser agree that such repurchase or substitution of only the Repurchased Loan, notwithstanding anything to the contrary herein, shall not be permitted and Seller shall repurchase or substitute for the
Repurchased Loan and all related Cross-Collateralized Loans. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized
Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The
Mortgagors set forth on Schedule B to Exhibit 2 hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the

                                       18

preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

31.6 Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded; or (c) the absence from the Mortgage File of the item specified in paragraph 2.2.8. If any of the foregoing Material Document Defects is discovered by the Custodian (or Trustee if there is no Custodian), Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon
Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

31.7 If Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from Purchaser or its assignee or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with this Agreement, then provided that (i) the period of time provided for Seller to correct, repurchase or cure has expired and (ii) the
Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan,
Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the
Mortgage Loan pursuant to Sections 9.5, 9.12, 9.15 and 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to a work-out shall not constitute a defense to any repurchase claim nor shall such modification and work-out change the Purchase Price due from Seller for any repurchase claim. Any sale of the Mortgage Loan, or foreclosure upon such
Mortgage Loan and sale of the REO Property, to a Person other than Seller shall be without (i) recourse of any kind (either express or implied) by such Person against Seller and (ii) representation or warranty of any kind (either express or implied) by Seller to or for the benefit of such Person.

31.8 Seller shall have the right to purchase certain of the Mortgage Loans or
REO Properties, as applicable, in accordance with Section 9.36 of the Pooling and Servicing Agreement.

31.9 The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against
Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, Master Servicer shall notify Seller of the discovery of the Material
Document Defect or Material Breach and Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO
Property at the Purchase Price. After a final liquidation of the Mortgage Loan or REO Mortgage Loan, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period

                                       19

that Seller is or was obligated to repurchase the related Mortgage Loan or REO
Mortgage Loan (a "Final Judicial Determination") or Seller otherwise accepts liability, then, but in no event later than the Termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation in accordance with the Pooling and Servicing
Agreement (including those arising from any sale to Seller) and the Purchase
Price. With respect to the G&L Portfolio Mortgage Loan, Seller's obligation shall be Seller's pro rata share based on Seller's percentage interest as of the date hereof in such Mortgage Loan.

31.10 Notwithstanding anything to the contrary contained herein, in connection with any sale or other liquidation of a Mortgage Loan or REO Property as described in this Section 5, Special Servicer shall not receive a Liquidation
Fee from Seller (but may collect such Liquidation Fee from the related
Liquidation Proceeds as otherwise provided herein); provided, however, that in the event Seller is obligated to repurchase the Mortgage Loan or REO Mortgaged
Property after a final liquidation of such Mortgage Loan or REO Property pursuant to the immediately preceding paragraph, an amount equal to any
Liquidation Fee (calculated on the basis of Liquidation Proceeds) payable to
Special Servicer shall be included in the definition of "Purchase Price" in respect of such Mortgage Loan or REO Mortgaged Property. Except as expressly set forth above, no Liquidation Fee shall be payable in connection with a repurchase of a Mortgage Loan by Seller.

31.11 The obligations of Seller set forth in this Section 5 to cure a Material
Document Defect or a Material Breach or repurchase or replace a defective
Mortgage Loan constitute the sole remedies of Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by Seller set forth in this Agreement (other than those set forth in Exhibit 2).

31.12 Notwithstanding the foregoing, in the event that there is a breach of the representations and warranties set forth in paragraph 39 of Exhibit 2 hereto because the underlying loan documents do not provide for the payment by the
Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan, and the related Mortgagor's payments made for the reasonable costs and expenses associated with the defeasance or assumption of a
Mortgage Loan are insufficient and cause the Trust to incur an Additional Trust
Expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, Seller hereby covenants and agrees to reimburse the Trust within
90 days of the receipt of notice of such breach in an amount sufficient to avoid such Additional Trust Expense. With respect to the G&L Portfolio Mortgage Loan,
Seller's obligation shall be Seller's pro rata share based on Seller's percentage interest as of the date hereof in such Mortgage Loan. The parties hereto acknowledge that such reimbursement shall be Seller's sole obligation with respect to the breach discussed in the previous sentence.

31.13 The Pooling and Servicing Agreement shall provide that Trustee (or Master
Servicer or Special Servicer on its behalf) shall give written notice promptly
(but in any event within three Business Days) to Seller of its discovery of any
Material Document Defect or Material Breach and prompt written notice to Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan
(as defined in the Pooling and Servicing Agreement).

                                       20

31.14 If Seller repurchases any Mortgage Loan pursuant to this Section 5,
Purchaser or its assignee, following receipt by Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to Seller all Mortgage
Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to Trustee shall be endorsed and assigned to Seller in the same manner such that Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such
Mortgage Loan or proceeds of any insurance policies with respect thereto.

31.15 In the event that the Mortgage Note with respect to the G&L Portfolio
Mortgage Loan is repurchased by Seller pursuant to this Section 5, and the other related mortgage note of the G&L Portfolio Mortgage Loan is not repurchased by
Morgan Stanley Mortgage Capital Inc. and such mortgage note remains in the
Trust, Seller and Purchaser hereby agree that the provisions in Section 8.31 of the Pooling and Servicing Agreement shall govern the servicing and administration of such Mortgage Loan, and Seller's and Purchaser's rights and obligations with respect thereto.

32. CLOSING.

32.1 The closing of the sale of the Mortgage Loans shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 9:00 a.m., New
York time, on the Closing Date. The closing shall be subject to each of the following conditions:

     32.1.1 All of the representations and warranties of Seller and Purchaser specified in Section 4 hereof (including, without limitation, the representations and warranties set forth on Exhibit 2 hereto) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date
(to the extent of the standard, if any, set forth in each representation and warranty).

     32.1.2 All Closing Documents specified in Section 7 hereof, in such forms as are agreed upon and reasonably acceptable to Seller or Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

     32.1.3 Seller shall have delivered and released to Purchaser or its designee all documents required to be delivered to Purchaser as of the Closing
Date pursuant to Section 2 hereof.

     32.1.4 The result of the examination and audit performed by Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller's Information to be disclosed in the
Memorandum and the Prospectus Supplement.

     32.1.5 All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and
Seller and Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

                                       21

     32.1.6 Seller shall have paid all fees and expenses payable by it to
Purchaser pursuant to Section 8 hereof.

     32.1.7 The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

     32.1.8 No Underwriter shall have terminated the Underwriting Agreement and none of the Initial Purchasers shall have terminated the Certificate Purchase
Agreement, and neither the Underwriters nor the Initial Purchasers shall have suspended, delayed or otherwise cancelled the Closing Date.

     32.1.9 Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

32.2 Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable Purchaser to purchase the
Mortgage Loans on the Closing Date.

33. CLOSING DOCUMENTS. The Closing Documents shall consist of the following:

33.1 This Agreement duly executed by Purchaser and Seller.

33.2 A certificate of Seller, executed by a duly authorized officer of Seller and dated the Closing Date, and upon which Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of
Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing
Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

33.3 True, complete and correct copies of Seller's articles of organization and by-laws or other organizational documents.

33.4 A certificate of existence for Seller from the Secretary of State of New
York dated not earlier than 30 days prior to the Closing Date.

33.5 A certificate of the Secretary or Assistant Secretary of Seller, dated the
Closing Date, and upon which Purchaser may rely, to the effect that each individual who, as an officer or representative of Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

33.6 An opinion of counsel (which, other than as to the opinion described in paragraph 7.6.6 below, may be in-house counsel) to Seller, dated the Closing
Date, substantially to the effect of

                                       22

the following (with such changes and modifications as Purchaser may approve and subject to such counsel's reasonable qualifications):

     33.6.1 Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this
Agreement.

     33.6.2 This Agreement has been duly authorized, executed and delivered by
Seller.

     33.6.3 No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

     33.6.4 Neither the execution, delivery or performance of this Agreement by
Seller, nor the consummation by Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of
Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C)
conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of
Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

     33.6.5 To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which Seller is a party, or threatened against Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

     33.6.6 This Agreement is a valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles
(regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                                       23

          Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

          In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

33.7 A "10b-5" opinion of counsel addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, as to the disclosure provided by Seller to Purchaser in connection with the Certificates.

33.8 An opinion of counsel addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, that such disclosure complies as to form with the applicable requirements of Regulation AB with respect to Seller's role as Sponsor (as such term is defined in Regulation AB)
in connection with the Certificates. Such other opinions of counsel as any
Rating Agency may request in connection with the sale of the Mortgage Loans by
Seller to Purchaser or Seller's execution and delivery of, or performance under, this Agreement.

33.9 A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus
Supplement agrees with the records of Seller.

33.10 Such further certificates, opinions and documents as Purchaser may reasonably request.

33.11 An officer's certificate of Purchaser, dated as of the Closing Date, with the resolutions of Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of Purchaser dated not earlier than 30 days prior to the Closing Date.

33.12 Such other certificates of Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

33.13 An executed Bill of Sale in the form attached hereto as Exhibit 4.

34. COSTS. Seller shall pay Purchaser the costs and expenses as agreed upon by
Seller and Purchaser in a separate Letter of Understanding dated August 8, 2006.

35. NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered,
(b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to

                                       24

Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York,
New York 10036, Attention: Warren Friend (or such other address as may hereafter be furnished in writing by Purchaser), or if (ii) to Seller, addressed to Seller at Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York
10036, Attention: Cynthia Deutsch (or to such other address as Seller may designate in writing).

36. SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

37. FURTHER ASSURANCES. Seller and Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

38. SURVIVAL. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

39. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND
RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE
PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

40. BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon Seller, Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained,

                                       25

this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of Purchaser pursuant to
Sections 2, 4.1 (other than clause 4.1.7), 5, 9, 10, 11, 12 and 13 hereof may be assigned to Trustee as may be required to effect the purposes of the Pooling and
Servicing Agreement and, upon such assignment, Trustee shall succeed to the rights and obligations hereunder of Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

41. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this
Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of
Seller under this Agreement shall not be assigned by Seller without the prior written consent of Purchaser, except that any person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller is a party, or any person succeeding to the entire business of Seller shall be the successor to Seller hereunder.

42. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding (solely with respect to those portions of this Agreement that are not assigned to Trustee), the
Indemnification Agreement and the Pooling and Servicing Agreement), and
supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                                       26

          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        MORGAN STANLEY MORTGAGE CAPITAL INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                        MORGAN STANLEY CAPITAL I INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT 1
                             MORTGAGE LOAN SCHEDULE

                                      1-1

                                    EXHIBIT 2
                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

          1. Mortgage Loan Schedule. The information set forth in the Mortgage
Loan Schedule is true and correct in all material respects as of the Cut-Off
Date.

          2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a
whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to Purchaser of the Mortgage Loans, Seller had good title to, and was the sole owner of, each Mortgage Loan. Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of Purchaser and has validly and effectively conveyed (or caused to be conveyed) to Purchaser or its designee all of Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Upon the consummation of the transactions contemplated by this Agreement, Seller will have validly and effectively conveyed to Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to Purchaser or its designee does not require Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

          3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date, in each case, without giving effect to any applicable grace period.

          4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the Title Insurance Policy, (c) exceptions and exclusions specifically referred to in such Title Insurance Policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or
(d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e)
if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a)
through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related

                                      2-1

Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any Permitted Encumbrances. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

          5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below and any Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as a part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

          6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note,
Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since July 31, 2006.

          7. Condition of Property; Condemnation. Except with respect to
Mortgage Loans secured primarily by unimproved land: (i) With respect to the
Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on
Schedule A to this Exhibit 2, each Mortgaged Property is, to Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value

                                      2-2

as security for the related Mortgage Loan, and (ii) with respect to the
Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on
Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order
(or adequate reserves therefor have been established) and each Mortgaged
Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property.
To Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, (x) all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, (y) no improvements on adjoining properties materially encroached upon such Mortgaged
Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein, and (z) the Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an easement permitting ingress and egress.

          8. Title Insurance. Each Mortgaged Property is covered by an American
Land Title Association (or an equivalent form of) lender's title insurance policy or a pro forma or marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the
"Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related
Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such
Title Policy. Immediately following the transfer and assignment of the related
Mortgage Loan to Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Trustee without the consent of, or notice to, the insurer. To Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

          9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto.
With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the
Closing Date have been complied with, or any such funds so escrowed have not been released.

          10. Mortgage Provisions. The Mortgage Note or Mortgage for each
Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13)
such as to render the rights and remedies of the

                                      2-3

holder thereof adequate for the practical realization against the related
Mortgaged Property of the principal benefits of the security intended to be provided thereby.

          11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by Seller, Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

          12. Environmental Conditions.

     (i)    Except as set forth on Schedule A to this Exhibit 2, with respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment within 18 months prior to the Cut-Off Date, an environmental site assessment prepared to
            ASTM standards, or an update of a previous assessment, was performed with respect to each Mortgaged Property in connection with the origination or the sale of the related Mortgage Loan, a report of the most recent assessment with respect to each Mortgaged Property
            (an "Environmental Report") has been delivered to Purchaser, and
            Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such Environmental Report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such
            Environmental Report disclosed the existence of a material and adverse environmental condition or circumstance affecting any
            Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or
            circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM)
            standards. Each Mortgage Loan set forth on Schedule C to this
            Exhibit 2 (each, a "Schedule C Loan") is the subject of a Secured
            Creditor Impaired Property Policy, issued by the issuer set forth on
            Schedule C (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"). Except as set forth on Schedule A to this Exhibit 2, with respect to each Schedule C
            Loan, (i) to Seller's knowledge, the Environmental Insurance Policy is in full force and effect, (ii)(a) A PROPERTY CONDITION OR
            ENGINEERING REPORT WAS PREPARED WITH RESPECT TO LEAD BASED PAINT
            ("LBP") AND RADON GAS ("RG") AT EACH MORTGAGED PROPERTY THAT IS USED
            AS A MULTIFAMILY DWELLING, AND WITH RESPECT TO ASBESTOS CONTAINING
            MATERIALS ("ACM") AT EACH RELATED MORTGAGED PROPERTY AND (b) if such report disclosed the existence of a material and adverse

                                      2-4

            LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage
            Loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be sufficient by
            Seller for the remediation of the problem and/or (B) agreed in the
            Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy
            Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the
            Policy Issuer or (c) an engineering or other report provided to the
            Policy Issuer and (iv) the premium of any Environmental Insurance
            Policy has been paid through the maturity of the policy's term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

     (ii)   With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment prepared to ASTM standards within 18 months prior to the Cut-Off
            Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous
            Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the
            Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such
            Hazardous Material could (upon action by the appropriate
            governmental authorities) subject the owner of such Mortgaged
            Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged
            Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or
            environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged
            Property and neither Seller nor, to Seller's knowledge, the related
            Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

            "Hazardous Materials" means gasoline, petroleum products,
            explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental
            Response, Compensation and Liability Act of 1980, as amended (42
            U.S.C. Sections 9601 et seq.), the Hazardous Materials
            Transportation Act as amended (42 U.S.C. Sections 6901 et seq.), the
            Resource Conservation and Recovery Act, as amended (42 U.S.C.
            Sections 6901 et seq.), the Federal Water Pollution Control

                                      2-5

            Act as amended (33 U.S.C. Sections 1251 et seq.), the Clean Air Act
            (42 U.S.C. Sections 1251 et seq.) and any regulations promulgated pursuant thereto.

          13. Loan Document Status. Each Mortgage Note, Mortgage, Assignment of
Leases and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor or any guarantor of any non-recourse exceptions and environmental liability is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity
(regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage
Note, Mortgage or other agreement.

          14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its capital markets conduit lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related
Mortgage Loan and the replacement cost of the improvements located at the
Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and the policy contains no provisions for a deduction for depreciation; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property estimated as of the date of origination by the originator of such Mortgage Loan consistent with its capital markets conduit lending practices; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders for properties of similar types and in any event not less than
$1 million per occurrence. Each insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination, reduction of coverage or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will (or at the lender's option will) be applied (a)
to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or
(c) to the reduction of the principal amount of the

                                      2-6

Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year average return period with a 10%
probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

          15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

          16. Mortgagor Bankruptcy. No Mortgagor is, to Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

          17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a
Mortgaged Property (a "Ground Lease" which term shall include any related estoppel letter or lender protection agreement between Seller and related lessor), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

     (i)    Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related
            Mortgage File;

     (ii)   The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

     (iii)  The Mortgagor's interest in such Ground Lease is assignable to
            Purchaser and Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required for assignment to Purchaser, it has been obtained prior to the Closing Date) and is further assignable by Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it either has been obtained or it cannot be unreasonably withheld;

     (iv)   Such Ground Lease is in full force and effect, the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, Seller has received no notice that an event of

                                      2-7

            default has occurred thereunder, and, to Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

     (v)    Such Ground Lease (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the
            Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

     (vi)   A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such
            Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground
            Lease;

     (vii)  Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Maturity Date of the related Mortgage Loan;

     (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses
            (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

     (ix)   Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and
            such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

     (x)    Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

                                      2-8

          18. Escrow Deposits. All escrow deposits and payments relating to each
Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

          19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related
Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the
Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b)
substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such
Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section
1.860G-2(a)(1)(ii)).

          20. Mortgage Loan Modifications. Any Mortgage Loan that was
"significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i)
of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

          21. Advancement of Funds by Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

          22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the
Title Policy referred to herein.

          23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws and any other applicable material laws in effect at its date of origination.

          24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

                                      2-9

          25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a predetermined or objectively determinable release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. Section 1.1001-3 and (b) would not cause such Mortgage
Loan to fail to be a "qualified mortgage" within the meaning of Section
860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the reasonable cost of such opinion.

          26. No Equity Participation or Contingent Interest. No Mortgage Loan
contains any equity participation by the lender or shared appreciation feature or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment
Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. Neither Seller nor any affiliate thereof has any obligation to make a capital contribution to the
Mortgagor under the Mortgage Loan or otherwise.

          27. No Material Default. To Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the
Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property;
provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

          28. Inspections. Seller (or if Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each
Mortgaged Property in connection with the origination of the related Mortgage
Loan.

          29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged
Property is located, the improvements located on or forming part of each
Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the

                                      2-10

appraisal performed at origination or in connection with the sale of the related
Mortgage Loan by Seller hereunder.

          30. Junior Liens. None of the Mortgage Loans permits the related
Mortgaged Property to be encumbered by any lien (other than a Permitted
Encumbrance) junior to or of equal priority with the lien of the related
Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein.
Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related
Mortgage.

          31. Actions Concerning Mortgage Loans. To the knowledge of Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related
Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

          32. Servicing. The servicing and collection practices used by Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

          33. Licenses and Permits. To Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

          34. RESERVED [ONLY APPLICABLE IF ANY MORTGAGE LOAN IS AN ASSISTED
LIVING FACILITY].

          35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to
Purchaser.

          36. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

          37. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a
Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a
"Single Purpose Entity" shall mean

                                      2-11

an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related
Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

          38. Non-Recourse Exceptions. The Mortgage Loan documents for each
Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person
(and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds, condemnation awards and breaches of the environmental covenants in the
Mortgage Loan documents.

          39. Defeasance and Assumption Costs. The related Mortgage Loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged
Property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such Mortgage
Loan.

          40. Defeasance. No Mortgage Loan provides that (i) it can be defeased until the date that is at least two years after the Closing Date, (ii) that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States that will provide interest and principal payments sufficient to satisfy scheduled payments of interest and principal as required under the related Mortgage Loan, or (iii) defeasance requires the payment of any consideration other than (a) reimbursement of incidental costs and expenses and/or (b) a specified dollar amount or an amount that is based on a formula that uses objective financial information (as defined in Treasury Regulation
Section 1.446-3(c)(4)(ii)).

          41. Authorized to do Business. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged
Property is located at all times when it originated and held the Mortgage Loan.

                                      2-12

          42. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted "customary prepayment penalties" within the meaning of
Treasury Regulation Section 1.860G-1(b)(2).

          43. Terrorism Insurance. With respect to each Mortgage Loan that has a principal balance as of the Cut-off Date that is greater than or equal to
$17,500,000, the related all risk insurance policy and business interruption policy do not specifically exclude Acts of Terrorism, as defined in the
Terrorism Risk Insurance Act of 2002, from coverage, or if such coverage is excluded, is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and, to Seller's knowledge, do not, as of the date hereof, specifically exclude
Acts of Terrorism from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each of the Mortgage
Loans, the related Mortgage Loan documents do not waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on
Schedule A.

          44. Operating Statements and Rent Rolls. In the case of each Mortgage
Loan, the related Mortgage Loan documents require the related Mortgagor, in some cases at the request of the lender, to provide to the holder of such Mortgage
Loan operating statements and rent rolls not less frequently than annually
(except in certain cases if the Mortgage Loan has an outstanding principal balance of less than or equal to $3,500,000 as of the Cut-off Date or the related Mortgaged Property has only one tenant, in either of which cases, the
Mortgage Loan documents require the Mortgagor, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and (if there is more than one tenant) rent rolls and/or financial statements of the Mortgagor annually), and such other information as may be required therein.

          45. Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code and Treasury Regulation
Section 1.860G-2(a) (but without regard to the rule in Treasury Regulation
Sections 1.860G-2(a)(3) and 1.860G-2(f)(2) that treat a defective obligation as a qualified mortgage, or any substantially similar provision).

          46. No Fraud in Origination. A court of competent jurisdiction will not find, in a final non-appealable judgment, that an employee of Seller actively participated with the Borrower in any intentional fraud in connection with the origination of the Mortgage Loan. To Seller's knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to
Seller in connection with the origination of the Mortgage Loan.

          47. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage
Loan was originated.

                                      2-13

          48. Foreclosure Property. Seller is not selling any Mortgage Loan as part of a plan to transfer the underlying Mortgaged Property to Purchaser, and
Seller does not know or, to Seller's knowledge, have reason to know that any
Mortgage Loan will default. The representations in this paragraph 48 are made solely for the purpose of determining whether the Mortgaged Property, if acquired by the Trust, would qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, and may not be relied upon or used for any other purpose. Such representations shall not be construed as a guarantee to any degree that defaults or losses will not occur.

          49. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such tax lots shall be effective for the next tax year.

                                      2-14

                             SCHEDULE A TO EXHIBIT 2

                  Exceptions to Representations and Warranties

                             SCHEDULE B TO EXHIBIT 2

     List of Mortgagors that are Third-Party Beneficiaries Under Section 5.5

                             SCHEDULE C TO EXHIBIT 2

  LIST OF MORTGAGE LOANS SUBJECT TO SECURED CREDITOR IMPAIRED PROPERTY POLICIES

                                       3-1

                                    EXHIBIT 3

                               PRICING FORMULATION

                                       3-1

                                    EXHIBIT 4
                                  BILL OF SALE

          1. Parties. The parties to this Bill of Sale are the following:

             Seller:      Morgan Stanley Mortgage Capital Inc.
             Purchaser:   Morgan Stanley Capital I Inc.

          2. Sale. For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan
Purchase Agreement, dated as of August 8, 2006 (the "Mortgage Loan Purchase
Agreement"), between Seller and Purchaser and all of the following property:

          (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage
     Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

          (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a)
     above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

          3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

          4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

                                       4-1

          IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of
Sale to be duly executed and delivered on this __ day of August, 2006.

SELLER:                                 MORGAN STANLEY MORTGAGE CAPITAL INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

PURCHASER:                              MORGAN STANLEY CAPITAL I INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT 5
                        FORM OF LIMITED POWER OF ATTORNEY

================================================================================

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                                    as Seller

                                       and

                          MORGAN STANLEY CAPITAL I INC.
                                  as Purchaser

                           Dated as of August 8, 2006

================================================================================

5.  REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES

Exhibit 1   Mortgage Loan Schedule
Exhibit 2   Representations and Warranties
Exhibit 3   Pricing Formulation
Exhibit 4   Bill of Sale
Exhibit 5   Power of Attorney

                             Index of Defined Terms

Affected Loan(s).........................................................     17
Agreement................................................................      2
Certificate Purchase Agreement...........................................      2
Certificates.............................................................      2
Closing Date.............................................................      3
Collateral Information...................................................     11
Crossed Mortgage Loans...................................................     17
Defective Mortgage Loan..................................................     17
Final Judicial Determination.............................................     19
Indemnification Agreement................................................     14
Initial Purchaser........................................................      2
Master Servicer..........................................................      2

                                        i

Material Breach..........................................................     16
Material Document Defect.................................................     16
Memorandum...............................................................      2
MERS.....................................................................      5
Mortgage File............................................................      4
Mortgage Loan Schedule...................................................      3
Mortgage Loans...........................................................      2
Officer's Certificate....................................................      7
Other Mortgage Loans.....................................................      2
Pooling and Servicing Agreement..........................................      2
Private Certificates.....................................................      2
Prospectus Supplement....................................................      2
Public Certificates......................................................      2
Purchaser................................................................      2
Repurchased Loan.........................................................     18
Seller...................................................................      2
Servicing File...........................................................      9
Special Servicer.........................................................      2
Trust....................................................................      2
Trustee..................................................................      2
Underwriters.............................................................      2
Underwriting Agreement...................................................      2

                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (PCFII LOANS)

          Mortgage Loan Purchase Agreement (this "Agreement"), dated as of
August 8, 2006, between Principal Commercial Funding II, LLC (the "Seller"), and
Morgan Stanley Capital I Inc. (the "Purchaser").

          Seller agrees to sell and Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. Purchaser will convey the Mortgage Loans to a trust (the "Trust")
created pursuant to a Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), to be dated as of August 1, 2006, between Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer ("Special Servicer"), HSBC Bank USA,
National Association, as trustee ("Trustee") and LaSalle Bank National
Association, as paying agent, custodian, certificate registrar and authenticating agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by Purchaser, the
Trust will issue to the Depositor pass-through certificates to be known as
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

          Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement. The term
"Master Servicer" as used herein shall mean Wells Fargo Bank, National
Association in its capacity as a master servicer under the Pooling and Servicing
Agreement unless otherwise specified.

          The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-4FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E and
Class F Certificates (the "Public Certificates") will be sold by Purchaser to
Morgan Stanley & Co. Incorporated, LaSalle Financial Services, Inc., Greenwich
Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
(the "Underwriters"), pursuant to an Underwriting Agreement, between Purchaser and the Underwriters, dated August 8, 2006 (the "Underwriting Agreement"), and the Class X, Class X-MP, Class X-RC, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class DP,
Class ST, Class R-I, Class R-II and Class R-III Certificates (the "Private
Certificates") will be sold by Purchaser to Morgan Stanley & Co. Incorporated
(the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between
Purchaser and the Initial Purchaser, dated August 8, 2006 (the "Certificate
Purchase

                                        2

Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated March 14, 2006, as supplemented by a
Prospectus Supplement dated August 8, 2006 (together with the Prospectus, the
"Prospectus Supplement"), and the Initial Purchaser will offer the Private
Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated
August 8, 2006 (the "Memorandum").

          In consideration of the mutual agreements contained herein, Seller and
Purchaser hereby agree as follows:

43. AGREEMENT TO PURCHASE.

43.1 Seller agrees to sell, and Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage
Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to the Mortgage Loans is August 1, 2006.
The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of (i) $145,826,388 plus (ii) the 50%
pari passu interest of the Seller in the G&L Portfolio Mortgage Loan, which such pari passu interest is represented by the related Mortgage Note with a Cut-Off
Date balance of $71,125,000. Seller and Morgan Stanley Mortgage Capital Inc.
co-originated the G&L Portfolio Mortgage Loan, which will have an aggregate balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of
$142,250,000. The sale of the Mortgage Loans shall take place on August 17, 2006 or such other date as shall be mutually acceptable to the parties hereto (the
"Closing Date"). The purchase price to be paid by Purchaser for the Mortgage
Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to Seller by wire transfer in immediately available funds on the Closing Date. Notwithstanding anything to the contrary contained herein, with respect to the G&L Portfolio Mortgage Loan, references to a Mortgage Note herein shall mean the Mortgage Note related to the
G&L Portfolio Mortgage Loan.

43.2 On the Closing Date, Purchaser will assign to Trustee pursuant to the
Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and Purchaser's rights under this Agreement (to the extent set forth in Section 14).

44. CONVEYANCE OF MORTGAGE LOANS.

44.1 Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, Seller does hereby transfer, assign, set over and otherwise convey to Purchaser, without recourse, except as specifically provided herein, all the right, title and interest of Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated
August 1, 2006, will be executed by Seller and Master Servicer, in and to the
Mortgage Loans identified on the

                                       3

Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it
may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement.
In connection with such transfer and assignment, Seller shall deliver to or on behalf of Trustee, on behalf of Purchaser, on or prior to the Closing Date, the
Mortgage Note (as described in clause 2.2.1 hereof) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of Trustee, Master Servicer and Special Servicer to empower Trustee,
Master Servicer and, in the event of the failure or incapacity of Trustee and
Master Servicer, Special Servicer, to submit for recording, at the expense of
Seller, any Mortgage Loan documents required to be recorded as described in the
Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to Trustee). Seller agrees to reasonably cooperate with Trustee, Master Servicer and Special
Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i)
the date that is 180 days following the delivery of notice of such absence to
Seller, but in no event earlier than 18 months from the Closing Date, and (ii)
the date (if any) on which such Mortgage Loan becomes a Specially Serviced
Mortgage Loan. Custodian shall submit such documents for recording, at Seller's expense, after the periods set forth above, provided, however, Custodian shall not submit such assignments for recording if Seller produces evidence that it has sent any such assignment for recording and certifies that Seller is awaiting its return from the applicable recording office. In addition, not later than the
30th day following the Closing Date, Seller shall deliver to or on behalf of
Trustee each of the remaining documents or instruments specified in Section 2.2 hereof (with such exceptions and additional time periods as are permitted by this Section 2) with respect to each Mortgage Loan (each, a "Mortgage File").
(Seller acknowledges that the term "without recourse" does not modify the duties of Seller under Section 5 hereof.)

44.2 All Mortgage Files, or portions thereof, delivered prior to the Closing
Date are to be held by or on behalf of Trustee in escrow on behalf of Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each
Mortgage Loan shall contain the following documents:

     44.2.1 The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of HSBC Bank USA, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

     44.2.2 The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a

                                       4

title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost,
Seller shall deliver or cause to be delivered to Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

     44.2.3 The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of
Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

     44.2.4 An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "HSBC Bank USA, National Association, as Trustee for Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9,"
provided, if the related Mortgage has been recorded in the name of Mortgage
Electronic Registration Systems, Inc. ("MERS") or its designee, no such assignments will be required to be submitted for recording or filing and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

     44.2.5 Originals of all intervening assignments of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designees), if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by Seller, or in the case of an original blanket intervening assignment of
Mortgage retained by Seller, a copy thereof certified by Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the

                                       5

Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening Assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening Assignment of Mortgage;

     44.2.6 If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i)
an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such
Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "HSBC Bank USA, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9," which assignment may be effected in the related
Assignment of Mortgage, provided, if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of Trustee will be required to be recorded or delivered and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

     44.2.7 The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

     44.2.8 The original Title Insurance Policy, or in the event such original
Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original
Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

     44.2.9 (A) Copies of UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements assigning such
UCC financing statements to Trustee executed and delivered in connection with the Mortgage Loan, provided, if the related Mortgage has been recorded in the name of MERS or its designee, no such financing statements will be required to be recorded or delivered and instead, Seller shall take all actions as are necessary to cause Trustee to be shown as the owner of the related Mortgage on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and shall deliver to
Special Servicer evidence confirming that Trustee is shown as the owner on the record of MERS;

                                       6

     44.2.10 Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

     44.2.11 Copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, any Intercreditor
Agreement, any Non-Serviced Mortgage Loan Intercreditor Agreement and any Loan
Pair Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related B Note), if any, related to any Mortgage
Loan;

     44.2.12 Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to Trustee on behalf of the Trust with a copy to be held by Primary Servicer (or Master
Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing
Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan
(other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by Primary
Servicer (or Master Servicer) on behalf of Trustee, with a copy to be held by
Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing
Agreement and the Primary Servicing Agreement (it being understood that Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust,
(b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to Trustee) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of Seller to assign the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, any letter of credit held by Primary Servicer (or Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if
Primary Servicer (or Master Servicer) sells its rights to service the applicable
Mortgage Loan, Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of Special Servicer to such party as Special Servicer may instruct, in each case, at the expense of
Primary Servicer (or Master Servicer). Primary Servicer (or Master Servicer) has
agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

     44.2.13 The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

     44.2.14 Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off
Date principal balance equal to or greater than $20,000,000;

     44.2.15 The original or a copy of any Environmental Insurance Policy; and

                                       7

     44.2.16 Any affidavit and indemnification agreement.

          The original of each letter of credit referred to in clause 2.2.12 above shall be delivered to Primary Servicer, Master Servicer or Trustee (as the
case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to Primary Servicer within 30 days of the
Closing Date.

"Officer's Certificate" shall mean a certificate signed by one or more of the
Chairman of the Board, any Vice Chairman, the President, any Senior Vice
President, any Vice President, any Assistant Vice President, any Treasurer or
any Assistant Treasurer.

Notwithstanding anything to the contrary contained herein, with respect to the
G&L Portfolio Mortgage Loan, delivery of the Mortgage File by either MSMC or
Principal Commercial Funding II, LLC shall satisfy the delivery requirement for
Principal Commercial Funding II, LLC hereunder.

44.3 The Assignments of Mortgage and assignment of Assignment of Leases referred to in Sections 2.2.4 and 2.2.6 may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming
Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from Seller to Purchaser and from Purchaser to Trustee on behalf of the Certificateholders.

44.4 If Seller cannot deliver, or cause to be delivered, as to any Mortgage
Loan, any of the documents and/or instruments referred to in Sections 2.2.2,
2.2.3, 2.2.5 or 2.2.6, with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but Seller delivers a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), to Trustee within such 90 day period, Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as Trustee may consent to, which consent shall not be unreasonably withheld so long as Seller is, as certified in writing to Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

44.5 Trustee, as assignee or transferee of Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the

                                       8

Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to Seller.

44.6 Within 45 days following the Closing Date, Seller shall deliver, and
Purchaser, Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of Seller, in the appropriate public office for real property records, each assignment referred to in clauses 2.2.4, 2.2.6(ii)
and 2.2.9(B) above (with recording information in blank if such information is not yet available). If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, Seller shall prepare a substitute therefor or cure such defect, and Seller shall, at its own expense (except in the case of a document or instrument that is lost by
Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

44.7 As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each
Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, Seller shall provide a notice on or prior to the date that is 30 days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is 30 days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of Master Servicer or the applicable Primary Servicer, Seller will draw on such letter of credit as directed by Master Servicer or such Primary Servicer in such notice to the extent Seller has the right to do so.

44.8 Documents that are in the possession of Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the
"Servicing File") shall be delivered to Trustee shall be shipped by Seller to or at the direction of Master Servicer, on behalf of Purchaser, on or prior to the
75th day after the Closing Date, in accordance with Section 3.1 of the Primary
Servicing Agreement, if applicable.

44.9 The documents required to be delivered to Master Servicer (or in the alternative, Primary Servicer) shall include, to the extent required to be (and actually) delivered to Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the
Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the
Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies. Notwithstanding the
foregoing, Seller shall not be required to deliver any draft documents, or any attorney-client communications that are privileged communications or constitute legal or other due diligence analyses, or internal communications of Seller or its affiliates, or credit underwriting or other analyses or data.

                                       9

Delivery of any of the foregoing documents to Primary Servicer shall be deemed a delivery to Master Servicer and satisfy Seller's obligations under this subparagraph. Each of the foregoing items may be delivered by Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to Master Servicer.

44.10 Upon the sale of the Mortgage Loans by Seller to Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in Purchaser and its assigns, and the ownership of all records and documents constituting the
Servicing File with respect to the related Mortgage Loan prepared by or that come into the possession of Seller shall immediately vest in Purchaser and its assigns, and shall be delivered promptly by Seller to or on behalf of either
Trustee or Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from Seller to Purchaser and its assigns as a sale.

44.11 It is the express intent of the parties hereto that the conveyance of the
Mortgage Loans and related property to Purchaser by Seller as provided in this
Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by
Seller to Purchaser to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the
Mortgage Loans or any related property, then:

     44.11.1 this Agreement shall be deemed to be a security agreement; and

     44.11.2 the conveyance provided for in this Section 2 shall be deemed to be a grant by Seller to Purchaser of a security interest in all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

          A. All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage
     Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

          B. All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A)
     above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                                       10

          C. All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

44.12 The possession by Purchaser or its designee of the Mortgage Notes, the
Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial
Code (including, without limitation, Sections 9-313 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, Seller makes no representation or warranty as to the perfection of any such security interest.

44.13 Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for,
Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

44.14 Seller shall, to the extent consistent with this Agreement and upon request by or on behalf of Purchaser, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case,
Seller hereby authorizes Master Servicer to file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform
Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform
Commercial Code as in force in the relevant jurisdiction.

44.15 Notwithstanding anything to the contrary contained herein, and subject to
Section 2.1, Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause 2.2.1) required to be delivered to or on behalf of Trustee or Master Servicer pursuant to this Section
2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and Purchaser's acceptance of the related Mortgage
Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

45. EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW.

45.1 Seller shall (i) deliver to Purchaser on or before the Closing Date a diskette acceptable to Purchaser that contains such information about the
Mortgage Loans as may be reasonably requested by Purchaser, (ii) deliver to
Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that

                                       11

Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of Purchaser or Trustee to cause Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 hereof.

45.2 On or prior to the Closing Date, Seller shall allow representatives of any of Purchaser, each Underwriter, each Initial Purchaser, Trustee, Special
Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, Seller's underwriting procedures and
Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of Seller during normal business hours and shall not be conducted in a manner that is disruptive to Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, Seller will make available to such representatives of any of Purchaser, each Underwriter, each Initial Purchaser, Trustee, Special Servicer and each
Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, Seller shall provide Purchaser with all material information regarding Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to Seller's financial condition, financial statements as provided to
Purchaser or other developments affecting Seller's ability to consummate the transactions contemplated hereby or otherwise affecting Seller in any material respect. Within 45 days after the Closing Date, Seller shall provide Master
Servicer or Primary Servicer, if applicable, with any additional information identified by Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

45.3 Purchaser may exercise any of its rights hereunder through one or more designees or agents, provided Purchaser has provided Seller with prior notice of the identity of such designee or agent.

45.4 Purchaser shall keep confidential any information regarding Seller and the
Mortgage Loans that has been delivered into Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or
Purchaser is required by law or court order to disclose such information. If
Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding Seller as described in the preceding sentence, Purchaser shall provide to Seller a copy of the proposed form of such disclosure prior to making such disclosure and Seller shall promptly, and in any event within two Business Days, notify Purchaser of any inaccuracies therein, in which case Purchaser shall modify such form in a manner that corrects such inaccuracies. If Purchaser is required by law or court order to disclose confidential information regarding Seller as described in the second preceding sentence, Purchaser shall notify Seller and cooperate in Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such

                                       12

assurance, Purchaser is compelled as a matter of law to disclose such information, Purchaser shall, prior to making such disclosure, advise and consult with Seller and its counsel as to such disclosure and the nature and wording of such disclosure and Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then Purchaser shall be permitted to make such disclosure without prior review by Seller.

46. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.

46.1 To induce Purchaser to enter into this Agreement, Seller hereby makes for the benefit of Purchaser and its assigns with respect to each Mortgage Loan
(subject to the last paragraph of this Section 4.1) as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached thereto, and hereby further represents and warrants to Purchaser as of the date hereof that:

     46.1.1 Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of New York.
Seller has the requisite power and authority and legal right to own the Mortgage
Loans and to transfer and convey the Mortgage Loans to Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this
Agreement.

     46.1.2 This Agreement has been duly and validly authorized, executed and delivered by Seller, and assuming the due authorization, execution and delivery hereof by Purchaser, this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles
(regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

     46.1.3 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Seller with this Agreement, or the consummation by Seller of any transaction contemplated hereby, other than (A) such qualifications as may be required under state securities or blue sky laws, (B) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller's sale of the Mortgage Loans to Purchaser,
(C) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (D) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by Seller under this
Agreement.

                                       13

     46.1.4 Neither the transfer of the Mortgage Loans to Purchaser, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this
Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection 4.1.3, any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

     46.1.5 There are no actions or proceedings against, or investigations of,
Seller pending or, to Seller's knowledge, threatened in writing against Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to Purchaser or the execution or delivery by, or enforceability against, Seller of this Agreement or have an effect on the financial condition of Seller that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

     46.1.6 On the Closing Date, the sale of the Mortgage Loans pursuant to this
Agreement will effect a transfer by Seller of all of its right, title and interest in and to the Mortgage Loans to Purchaser.

     46.1.7 To Seller's knowledge, Seller's Information (as defined in that certain indemnification agreement, dated August 8, 2006, between Seller,
Purchaser, the Underwriters and the Initial Purchasers (the "Indemnification
Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph 4.1.7 shall run exclusively to the benefit of Purchaser and no other party.

          To induce Purchaser to enter into this Agreement, Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto, subject to the exceptions set forth in Schedule A to
Exhibit 2, will be true and correct in all material respects on and as of the
Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

                                       14

     46.1.8 Seller has complied with the disclosure requirements of Regulation
AB that arise from its role as "seller" and "sponsor" in connection with the issuance of the Certificates.

     46.1.9 For so long as the Trust is subject to the reporting requirements of the Exchange Act, Seller shall provide Purchaser (or with respect to any
Serviced Companion Mortgage Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and the Paying Agent with any
Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set
forth next to Seller's name on Schedule XV and Schedule XVI of the Pooling and
Servicing Agreement within the time periods set forth in the Pooling and
Servicing Agreement.

Each of the representations, warranties and covenants made by Seller pursuant to this Section 4.1 shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

46.2 To induce Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof:

     46.2.1 Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

     46.2.2 Purchaser has full power and authority to acquire the Mortgage
Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     46.2.3 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Purchaser with this Agreement, or the consummation by Purchaser of any transaction contemplated hereby that has not been obtained or made by
Purchaser.

     46.2.4 Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by Purchaser will violate Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which Purchaser is a party or that may be applicable to Purchaser or its assets.

     46.2.5 Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal

                                       15

government agency having jurisdiction over Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

     46.2.6 There are no actions or proceedings against, or investigations of,
Purchaser pending or, to Purchaser's knowledge, threatened against Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage
Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of
Purchaser that would materially and adversely affect the ability of Purchaser to perform its obligation under this Agreement.

     46.2.7 Purchaser has not dealt with any broker, investment banker, agent or other person, other than Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

          To induce Seller to enter into this Agreement, Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

          Each of the representations and warranties made by Purchaser pursuant to this Section 4.2 shall survive the purchase of the Mortgage Loans.

47. REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER.

47.1 It is hereby acknowledged that Seller shall make for the benefit of Trustee on behalf of the holders of the Certificates, whether directly or by way of
Purchaser's assignment of its rights hereunder to Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

47.2 It is hereby further acknowledged that if any document required to be delivered to Trustee pursuant to Section 2 is not delivered as and when required
(and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either
(i) materially and adversely affects the interests of the holders of the
Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and
(B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan (such a document defect described in the preceding clause (i) or
(ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material
Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph 42 of such Exhibit 2 shall constitute a Material Breach only if

                                       16

such prepayment premium or yield maintenance charge is not deemed "customary"
for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material
Breach, Master Servicer shall, and Special Servicer may, request that Seller, not later than 90 days from Seller's receipt of the notice of such Material
Document Defect or Material Breach, cure such Material Document Defect or
Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90 day period, and such Material Document Defect or Material Breach would not cause the
Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code)
but Seller is diligently attempting to effect such correction or cure, as certified by Seller in an Officer's Certificate delivered to Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the
initial 90 day period, then a Specially Serviced Mortgage Loan and a Servicing
Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the
Pooling and Servicing Agreement and (y) the Material Document Defect was
identified in a certification delivered to Seller by Trustee pursuant to Section
2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by Seller of any Material Document Defect listed therein.

47.3 Seller hereby covenants and agrees that, if any such Material Document
Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO
Mortgage Loan from Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the
Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section
1.860G-2(f)), at its option replace, without recourse, any Mortgage Loan or REO
Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage
Loan. If such Material Document Defect or Material Breach would cause the
Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, repurchase or substitution must occur within 90 days from the date Seller was notified of the breach or defect. Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

47.4 If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans
("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed

                                       17

to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and
Seller shall be obligated to repurchase or replace each such Crossed Mortgage
Loan in accordance with the provisions above, unless, in the case of such breach or document defect, (A) Seller provides a Nondisqualification Opinion to Trustee at the expense of Seller if Trustee acting at the direction of the Controlling
Class determines that it would be usual and customary in accordance with industry practice to obtain a Nondisqualification Opinion and (B) both of the following conditions would be satisfied if Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document
Defect had occurred without regard to this paragraph (the "Affected Loan(s)"):
(i) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected
Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final
Prospectus Supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all such Mortgage Loans
(including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV"
in Appendix II to the Final Prospectus Supplement and (B) 75%. The determination of Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.
Master Servicer will be entitled to cause to be delivered, or direct Seller to
(in which case Seller shall) cause to be delivered to Master Servicer: (A) an
Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of Seller if the scope and cost of the
Appraisal is approved by Seller (such approval not to be unreasonably withheld)
and (B) an opinion of counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

47.5 With respect to any Defective Mortgage Loan, to the extent that Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a
"Repurchased Loan") in the manner prescribed above while Trustee (as assignee of
Purchaser) continues to hold any Crossed Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized
Loan") with such Repurchased Loan, Seller and Purchaser hereby agree to modify, prior to such repurchase or substitution, the related Mortgage Loan documents in a manner such that such affected Repurchased Loan, on the one hand, and any related Cross-Collateralized Loans held by Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that Seller shall have furnished Trustee, at the expense of Seller, a nondisqualification opinion that such modification shall not cause an Adverse
REMIC Event; provided, further, that if such nondisqualification opinion cannot be furnished, Seller and Purchaser agree that such repurchase or substitution of only the Repurchased Loan, notwithstanding anything to the contrary herein, shall not be permitted and Seller shall repurchase or substitute for the
Repurchased Loan and all related Cross-Collateralized Loans. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized
Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The
Mortgagors set forth on Schedule B to Exhibit 2 hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the

                                       18

preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

47.6 Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded; or (c) the absence from the Mortgage File of the item specified in paragraph 2.2.8. If any of the foregoing Material Document Defects is discovered by the Custodian (or Trustee if there is no Custodian), Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon
Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

47.7 If Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from Purchaser or its assignee or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with this Agreement, then provided that (i) the period of time provided for Seller to correct, repurchase or cure has expired and (ii) the
Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan,
Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the
Mortgage Loan pursuant to Sections 9.5, 9.12, 9.15 and 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to a work-out shall not constitute a defense to any repurchase claim nor shall such modification and work-out change the Purchase Price due from Seller for any repurchase claim. Any sale of the Mortgage Loan, or foreclosure upon such
Mortgage Loan and sale of the REO Property, to a Person other than Seller shall be without (i) recourse of any kind (either express or implied) by such Person against Seller and (ii) representation or warranty of any kind (either express or implied) by Seller to or for the benefit of such Person.

47.8 Seller shall have the right to purchase certain of the Mortgage Loans or
REO Properties, as applicable, in accordance with Section 9.36 of the Pooling and Servicing Agreement.

47.9 The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against
Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, Master Servicer shall notify Seller of the discovery of the Material
Document Defect or Material Breach and Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO
Property at the Purchase Price. After a final liquidation of the Mortgage Loan or REO Mortgage Loan, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period

                                       19

that Seller is or was obligated to repurchase the related Mortgage Loan or REO
Mortgage Loan (a "Final Judicial Determination") or Seller otherwise accepts liability, then, but in no event later than the Termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation in accordance with the Pooling and Servicing
Agreement (including those arising from any sale to Seller) and the Purchase
Price. With respect to the G&L Portfolio Mortgage Loan, Seller's obligation shall be Seller's pro rata share based on Seller's percentage interest as of the date hereof in such Mortgage Loan.

47.10 Notwithstanding anything to the contrary contained herein, in connection with any sale or other liquidation of a Mortgage Loan or REO Property as described in this Section 5, Special Servicer shall not receive a Liquidation
Fee from Seller (but may collect such Liquidation Fee from the related
Liquidation Proceeds as otherwise provided herein); provided, however, that in the event Seller is obligated to repurchase the Mortgage Loan or REO Mortgaged
Property after a final liquidation of such Mortgage Loan or REO Property pursuant to the immediately preceding paragraph, an amount equal to any
Liquidation Fee (calculated on the basis of Liquidation Proceeds) payable to
Special Servicer shall be included in the definition of "Purchase Price" in respect of such Mortgage Loan or REO Mortgaged Property. Except as expressly set forth above, no Liquidation Fee shall be payable in connection with a repurchase of a Mortgage Loan by Seller.

47.11 The obligations of Seller set forth in this Section 5 to cure a Material
Document Defect or a Material Breach or repurchase or replace a defective
Mortgage Loan constitute the sole remedies of Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by Seller set forth in this Agreement (other than those set forth in Exhibit 2).

47.12 Notwithstanding the foregoing, in the event that there is a breach of the representations and warranties set forth in paragraph 39 of Exhibit 2 hereto because the underlying loan documents do not provide for the payment by the
Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan, and the related Mortgagor's payments made for the reasonable costs and expenses associated with the defeasance or assumption of a
Mortgage Loan are insufficient and cause the Trust to incur an Additional Trust
Expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, Seller hereby covenants and agrees to reimburse the Trust within
90 days of the receipt of notice of such breach in an amount sufficient to avoid such Additional Trust Expense. With respect to the G&L Portfolio Mortgage Loan,
Seller's obligation shall be Seller's pro rata share based on Seller's percentage interest as of the date hereof in such Mortgage Loan. The parties hereto acknowledge that such reimbursement shall be Seller's sole obligation with respect to the breach discussed in the previous sentence.

47.13 The Pooling and Servicing Agreement shall provide that Trustee (or Master
Servicer or Special Servicer on its behalf) shall give written notice promptly
(but in any event within three Business Days) to Seller of its discovery of any
Material Document Defect or Material Breach and prompt written notice to Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan
(as defined in the Pooling and Servicing Agreement).

                                       20

47.14 If Seller repurchases any Mortgage Loan pursuant to this Section 5,
Purchaser or its assignee, following receipt by Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to Seller all Mortgage
Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to Trustee shall be endorsed and assigned to Seller in the same manner such that Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such
Mortgage Loan or proceeds of any insurance policies with respect thereto.

47.15 In the event that the Mortgage Note with respect to the G&L Portfolio
Mortgage Loan is repurchased by Seller pursuant to this Section 5, and the other related mortgage note of the G&L Portfolio Mortgage Loan is not repurchased by
Principal Commercial Funding II, LLC and such mortgage note remains in the
Trust, Seller and Purchaser hereby agree that the provisions in Section 8.31 of the Pooling and Servicing Agreement shall govern the servicing and administration of such Mortgage Loan, and Seller's and Purchaser's rights and obligations with respect thereto.

48. CLOSING.

48.1 The closing of the sale of the Mortgage Loans shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 9:00 a.m., New
York time, on the Closing Date. The closing shall be subject to each of the following conditions:

     48.1.1 All of the representations and warranties of Seller and Purchaser specified in Section 4 hereof (including, without limitation, the representations and warranties set forth on Exhibit 2 hereto) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date
(to the extent of the standard, if any, set forth in each representation and warranty).

     48.1.2 All Closing Documents specified in Section 7 hereof, in such forms as are agreed upon and reasonably acceptable to Seller or Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

     48.1.3 Seller shall have delivered and released to Purchaser or its designee all documents required to be delivered to Purchaser as of the Closing
Date pursuant to Section 2 hereof.

     48.1.4 The result of the examination and audit performed by Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller's Information to be disclosed in the
Memorandum and the Prospectus Supplement.

     48.1.5 All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and
Seller and Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

                                       21

     48.1.6 Seller shall have paid all fees and expenses payable by it to
Purchaser pursuant to Section 8 hereof.

     48.1.7 The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

     48.1.8 No Underwriter shall have terminated the Underwriting Agreement and none of the Initial Purchasers shall have terminated the Certificate Purchase
Agreement, and neither the Underwriters nor the Initial Purchasers shall have suspended, delayed or otherwise cancelled the Closing Date.

     48.1.9 Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

48.2 Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable Purchaser to purchase the
Mortgage Loans on the Closing Date.

49. CLOSING DOCUMENTS. The Closing Documents shall consist of the following:

49.1 This Agreement duly executed by Purchaser and Seller.

49.2 A certificate of Seller, executed by a duly authorized officer of Seller and dated the Closing Date, and upon which Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of
Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing
Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

49.3 True, complete and correct copies of Seller's articles of organization and by-laws.

49.4 A certificate of existence for Seller from the Secretary of State of
Delaware dated not earlier than 30 days prior to the Closing Date.

49.5 A certificate of the Secretary or Assistant Secretary of Seller, dated the
Closing Date, and upon which Purchaser may rely, to the effect that each individual who, as an officer or representative of Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

49.6 An opinion of counsel (which, other than as to the opinion described in paragraph 7.6.6 below, may be in-house counsel) to Seller, dated the Closing
Date, substantially to the effect of the following (with such changes and modifications as Purchaser may approve and subject to such counsel's reasonable qualifications):

                                       22

     49.6.1 Seller is validly existing under Delaware law and has full corporate or organizational power and authority to enter into and perform its obligations under this Agreement.

     49.6.2 This Agreement has been duly authorized, executed and delivered by
Seller.

     49.6.3 No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

     49.6.4 Neither the execution, delivery or performance of this Agreement by
Seller, nor the consummation by Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of
Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C)
conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of
Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

     49.6.5 To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which Seller is a party, or threatened against Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

     49.6.6 This Agreement is a valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles
(regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

          Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

                                       23

          In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

49.7 A "10b-5" opinion of counsel addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, as to the disclosure provided by Seller to Purchaser in connection with the Certificates.

49.8 An opinion of counsel addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, that such disclosure complies as to form with the applicable requirements of Regulation AB with respect to Seller's role as Sponsor (as such term is defined in Regulation AB)
in connection with the Certificates. Such other opinions of counsel as any
Rating Agency may request in connection with the sale of the Mortgage Loans by
Seller to Purchaser or Seller's execution and delivery of, or performance under, this Agreement.

49.9 A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus
Supplement agrees with the records of Seller.

49.10 Such further certificates, opinions and documents as Purchaser may reasonably request.

49.11 An officer's certificate of Purchaser, dated as of the Closing Date, with the resolutions of Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of Purchaser dated not earlier than 30 days prior to the Closing Date.

49.12 Such other certificates of Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

49.13 An executed Bill of Sale in the form attached hereto as Exhibit 4.

50. COSTS. Seller shall pay Purchaser the costs and expenses as agreed upon by
Seller and Purchaser in a separate Letter of Understanding dated August 8, 2006.

51. NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered,
(b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to
Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York,
New York 10036, Attention: Warren Friend (or such other address as may hereafter be furnished in writing by Purchaser), or if (ii) to Seller, addressed to Seller at Principal Commercial Funding II, LLC, 801 Grand Avenue, Des Moines, Iowa
50392, Attention: Margie A. Custis (with a copy to the

                                       24

attention of Leanne S.Valentine, or to such other address as may hereafter be furnished in writing by such entity).

52. SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

53. FURTHER ASSURANCES. Seller and Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

54. SURVIVAL. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

55. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND
RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE
PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

56. BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon Seller, Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of Purchaser pursuant to Sections 2, 4.1 (other than clause 4.1.7), 5, 9, 10,

                                       25

11, 12 and 13 hereof may be assigned to Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment,
Trustee shall succeed to the rights and obligations hereunder of Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

57. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this
Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of
Seller under this Agreement shall not be assigned by Seller without the prior written consent of Purchaser, except that any person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller is a party, or any person succeeding to the entire business of Seller shall be the successor to Seller hereunder.

58. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding (solely with respect to those portions of this Agreement that are not assigned to Trustee), the
Indemnification Agreement and the Pooling and Servicing Agreement), and
supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                                       26

          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                            PRINCIPAL COMMERCIAL FUNDING II, LLC

                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                            MORGAN STANLEY CAPITAL I INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                    EXHIBIT 1
                             MORTGAGE LOAN SCHEDULE

                                      1-1

                                    EXHIBIT 2
                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

          1. Mortgage Loan Schedule. The information set forth in the Mortgage
Loan Schedule is true and correct in all material respects as of the Cut-Off
Date.

          2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a
whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to Purchaser of the Mortgage Loans, Seller had good title to, and was the sole owner of, each Mortgage Loan. Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of Purchaser and has validly and effectively conveyed (or caused to be conveyed) to Purchaser or its designee all of Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Upon the consummation of the transactions contemplated by this Agreement, Seller will have validly and effectively conveyed to Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to Purchaser or its designee does not require Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

          3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date, in each case, without giving effect to any applicable grace period.

          4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the Title Insurance Policy, (c) exceptions and exclusions specifically referred to in such Title Insurance Policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or
(d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e)
if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a)
through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related

                                      2-1

Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any Permitted Encumbrances. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

          5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below and any Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as a part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

          6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note,
Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since July 31, 2006.

          7. Condition of Property; Condemnation. Except with respect to
Mortgage Loans secured primarily by unimproved land: (i) With respect to the
Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on
Schedule A to this Exhibit 2, each Mortgaged Property is, to Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value

                                      2-2

as security for the related Mortgage Loan, and (ii) with respect to the
Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on
Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order
(or adequate reserves therefor have been established) and each Mortgaged
Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property.
To Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, (x) all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, (y) no improvements on adjoining properties materially encroached upon such Mortgaged
Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein, and (z) the Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an easement permitting ingress and egress.

          8. Title Insurance. Each Mortgaged Property is covered by an American
Land Title Association (or an equivalent form of) lender's title insurance policy or a pro forma or marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the
"Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related
Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such
Title Policy. Immediately following the transfer and assignment of the related
Mortgage Loan to Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Trustee without the consent of, or notice to, the insurer. To Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

          9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto.
With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the
Closing Date have been complied with, or any such funds so escrowed have not been released.

          10. Mortgage Provisions. The Mortgage Note or Mortgage for each
Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13)
such as to render the rights and remedies of the

                                      2-3

holder thereof adequate for the practical realization against the related
Mortgaged Property of the principal benefits of the security intended to be provided thereby.

          11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by Seller, Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

          12. Environmental Conditions.

     (i)  Except as set forth on Schedule A to this Exhibit 2, with respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment within 18 months prior to the Cut-Off Date, an environmental site assessment prepared to ASTM standards, or an update of a previous assessment, was performed with respect to each Mortgaged Property in connection with the origination or the sale of the related Mortgage Loan, a report of the most recent assessment with respect to each Mortgaged Property (an "Environmental
          Report") has been delivered to Purchaser, and Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such
          Environmental Report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such Environmental Report disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) standards.
          Each Mortgage Loan set forth on Schedule C to this Exhibit 2 (each, a
          "Schedule C Loan") is the subject of a Secured Creditor Impaired
          Property Policy, issued by the issuer set forth on Schedule C (the
          "Policy Issuer") and effective as of the date thereof (the
          "Environmental Insurance Policy"). Except as set forth on Schedule A to this Exhibit 2, with respect to each Schedule C Loan, (i) to
          Seller's knowledge, the Environmental Insurance Policy is in full force and effect, (ii)(a) A PROPERTY CONDITION OR ENGINEERING REPORT
          WAS PREPARED WITH RESPECT TO LEAD BASED PAINT ("LBP") AND RADON GAS
          ("RG") AT EACH MORTGAGED PROPERTY THAT IS USED AS A MULTIFAMILY
          DWELLING, AND WITH RESPECT TO ASBESTOS CONTAINING MATERIALS ("ACM") AT
          EACH RELATED MORTGAGED PROPERTY AND (b) if such report disclosed the existence of a material and adverse

                                      2-4

          LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be sufficient by Seller for the remediation of the problem and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan, (iii) on the effective date of the
          Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy's term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

     (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment prepared to ASTM standards within 18 months prior to the Cut-Off Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such
          Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could
          (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such
          Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii)
          such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

          "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response,
          Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections
          9601 et seq.), the Hazardous Materials Transportation Act as amended
          (42 U.S.C. Sections 6901 et seq.), the Resource Conservation and
          Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the
          Federal Water Pollution Control

                                      2-5

          Act as amended (33 U.S.C. Sections 1251 et seq.), the Clean Air Act
          (42 U.S.C. Sections 1251 et seq.) and any regulations promulgated pursuant thereto.

          13. Loan Document Status. Each Mortgage Note, Mortgage, Assignment of
Leases and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor or any guarantor of any non-recourse exceptions and environmental liability is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity
(regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage
Note, Mortgage or other agreement.

          14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its capital markets conduit lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related
Mortgage Loan and the replacement cost of the improvements located at the
Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and the policy contains no provisions for a deduction for depreciation; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property estimated as of the date of origination by the originator of such Mortgage Loan consistent with its capital markets conduit lending practices; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders for properties of similar types and in any event not less than
$1 million per occurrence. Each insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination, reduction of coverage or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will (or at the lender's option will) be applied (a)
to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or
(c) to the reduction of the principal amount of the

                                      2-6

Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year average return period with a 10%
probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

          15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

          16. Mortgagor Bankruptcy. No Mortgagor is, to Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

          17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a
Mortgaged Property (a "Ground Lease" which term shall include any related estoppel letter or lender protection agreement between Seller and related lessor), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

     (i)     Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related
             Mortgage File;

     (ii)    The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

     (iii)   The Mortgagor's interest in such Ground Lease is assignable to
             Purchaser and Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required for assignment to Purchaser, it has been obtained prior to the Closing Date) and is further assignable by Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it either has been obtained or it cannot be unreasonably withheld;

     (iv)    Such Ground Lease is in full force and effect, the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, Seller has received no notice that an event of

                                      2-7

             default has occurred thereunder, and, to Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

     (v)     Such Ground Lease (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the
             Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the
             Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

     (vi)    A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such
             Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such
             Ground Lease;

     (vii)   Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Maturity Date of the related Mortgage Loan;

     (viii)  Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses
             (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage
             Loan together with any accrued interest thereon; and

     (ix)    Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and
             such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

     (x)     Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

                                      2-8

          18. Escrow Deposits. All escrow deposits and payments relating to each
Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

          19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related
Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the
Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b)
substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such
Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section
1.860G-2(a)(1)(ii)).

          20. Mortgage Loan Modifications. Any Mortgage Loan that was
"significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i)
of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

          21. Advancement of Funds by Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

          22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the
Title Policy referred to herein.

          23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws and any other applicable material laws in effect at its date of origination.

          24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

                                      2-9

          25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a predetermined or objectively determinable release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. Section 1.1001-3 and (b) would not cause such Mortgage
Loan to fail to be a "qualified mortgage" within the meaning of Section
860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the reasonable cost of such opinion.

          26. No Equity Participation or Contingent Interest. No Mortgage Loan
contains any equity participation by the lender or shared appreciation feature or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment
Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. Neither Seller nor any affiliate thereof has any obligation to make a capital contribution to the
Mortgagor under the Mortgage Loan or otherwise.

          27. No Material Default. To Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the
Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property;
provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

          28. Inspections. Seller (or if Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each
Mortgaged Property in connection with the origination of the related Mortgage
Loan.

          29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged
Property is located, the improvements located on or forming part of each
Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the

                                      2-10

appraisal performed at origination or in connection with the sale of the related
Mortgage Loan by Seller hereunder.

          30. Junior Liens. None of the Mortgage Loans permits the related
Mortgaged Property to be encumbered by any lien (other than a Permitted
Encumbrance) junior to or of equal priority with the lien of the related
Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein.
Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related
Mortgage.

          31. Actions Concerning Mortgage Loans. To the knowledge of Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related
Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

          32. Servicing. The servicing and collection practices used by Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

          33. Licenses and Permits. To Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

          34. RESERVED [ONLY APPLICABLE IF ANY MORTGAGE LOAN IS AN ASSISTED
LIVING FACILITY].

          35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to
Purchaser.

          36. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

          37. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a
Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a
"Single Purpose Entity" shall mean

                                      2-11

an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related
Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

          38. Non-Recourse Exceptions. The Mortgage Loan documents for each
Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person
(and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds, condemnation awards and breaches of the environmental covenants in the
Mortgage Loan documents.

          39. Defeasance and Assumption Costs. The related Mortgage Loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged
Property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such Mortgage
Loan.

          40. Defeasance. No Mortgage Loan provides that (i) it can be defeased until the date that is at least two years after the Closing Date, (ii) that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States that will provide interest and principal payments sufficient to satisfy scheduled payments of interest and principal as required under the related Mortgage Loan, or (iii) defeasance requires the payment of any consideration other than (a) reimbursement of incidental costs and expenses and/or (b) a specified dollar amount or an amount that is based on a formula that uses objective financial information (as defined in Treasury Regulation
Section 1.446-3(c)(4)(ii)).

          41. Authorized to do Business. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged
Property is located at all times when it originated and held the Mortgage Loan.

                                      2-12

          42. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted "customary prepayment penalties" within the meaning of
Treasury Regulation Section 1.860G-1(b)(2).

          43. Terrorism Insurance. With respect to each Mortgage Loan that has a principal balance as of the Cut-off Date that is greater than or equal to
$17,500,000, the related all risk insurance policy and business interruption policy do not specifically exclude Acts of Terrorism, as defined in the
Terrorism Risk Insurance Act of 2002, from coverage, or if such coverage is excluded, is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and, to Seller's knowledge, do not, as of the date hereof, specifically exclude
Acts of Terrorism from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each of the Mortgage
Loans, the related Mortgage Loan documents do not waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on
Schedule A.

          44. Operating Statements and Rent Rolls. In the case of each Mortgage
Loan, the related Mortgage Loan documents require the related Mortgagor, in some cases at the request of the lender, to provide to the holder of such Mortgage
Loan operating statements and rent rolls not less frequently than annually
(except in certain cases if the Mortgage Loan has an outstanding principal balance of less than or equal to $3,500,000 as of the Cut-off Date or the related Mortgaged Property has only one tenant, in either of which cases, the
Mortgage Loan documents require the Mortgagor, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and (if there is more than one tenant) rent rolls and/or financial statements of the Mortgagor annually), and such other information as may be required therein.

          45. Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code and Treasury Regulation
Section 1.860G-2(a) (but without regard to the rule in Treasury Regulation
Sections 1.860G-2(a)(3) and 1.860G-2(f)(2) that treat a defective obligation as a qualified mortgage, or any substantially similar provision).

          46. No Fraud in Origination. A court of competent jurisdiction will not find, in a final non-appealable judgment, that an employee of Seller actively participated with the Borrower in any intentional fraud in connection with the origination of the Mortgage Loan. To Seller's knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to
Seller in connection with the origination of the Mortgage Loan.

          47. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage
Loan was originated.

                                      2-13

          48. Foreclosure Property. Seller is not selling any Mortgage Loan as part of a plan to transfer the underlying Mortgaged Property to Purchaser, and
Seller does not know or, to Seller's knowledge, have reason to know that any
Mortgage Loan will default. The representations in this paragraph 48 are made solely for the purpose of determining whether the Mortgaged Property, if acquired by the Trust, would qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, and may not be relied upon or used for any other purpose. Such representations shall not be construed as a guarantee to any degree that defaults or losses will not occur.

          49. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such tax lots shall be effective for the next tax year.

                                      2-14

                             SCHEDULE A TO EXHIBIT 2

                  Exceptions to Representations and Warranties

                             SCHEDULE B TO EXHIBIT 2

     List of Mortgagors that are Third-Party Beneficiaries Under Section 5.5

                             SCHEDULE C TO EXHIBIT 2

  LIST OF MORTGAGE LOANS SUBJECT TO SECURED CREDITOR IMPAIRED PROPERTY POLICIES

                                       3-1

                                    EXHIBIT 3
                               PRICING FORMULATION

                                       3-1

                                    EXHIBIT 4
                                  BILL OF SALE

          1. Parties. The parties to this Bill of Sale are the following:

             Seller:      Principal Commercial Funding II, LLC
             Purchaser:   Morgan Stanley Capital I Inc.

          2. Sale. For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan
Purchase Agreement, dated as of August 8, 2006 (the "Mortgage Loan Purchase
Agreement"), between Seller and Purchaser and all of the following property:

          (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage
     Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

          (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a)
     above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

          3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

          4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

                                       4-1

          IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of
Sale to be duly executed and delivered on this __ day of August, 2006.

SELLER:                                 PRINCIPAL COMMERCIAL FUNDING II, LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

PURCHASER:                              MORGAN STANLEY CAPITAL I INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT 5
                        FORM OF LIMITED POWER OF ATTORNEY

                                       4-1

                                    EXHIBIT L

                            FORM OF INSPECTION REPORT

             [Available at CMSA Website version 3.0 dated 4/1/2003]

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT

                    Substantially Similar to the Information

                      Repeated in the Form of Statement to

                            Certificateholders in the

                              Prospectus Supplement

                                    EXHIBIT N

                FORM OF CMSA OPERATING STATEMENT ANALYSIS REPORT

             [Available at CMSA Website version 3.0 dated 4/1/2003]

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                                   [RESERVED]

                                    EXHIBIT Q

                                   [RESERVED]

                                    EXHIBIT R

                                   [RESERVED]

                                   EXHIBIT S-1

                  FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, N.A.
555 Montgomery Street, 17th Floor
San Francisco, CA  94111
Attention: Commercial Mortgage Pass- Through Certificates Series 2006-HQ9

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

          KNOW ALL MEN BY THESE PRESENTS, that HSBC BANK USA, NATIONAL
ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-HQ9 ("Trustee"), under that certain
Pooling and Servicing Agreement dated as of August 1, 2006 (the "Pooling and
Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO
BANK, NATIONAL ASSOCIATION, as Master Servicer under the Pooling and Servicing
Agreement ("Wells Fargo Bank"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

          To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by
Wells Fargo Bank of its duties as Master Servicer under the Pooling and
Servicing Agreement, giving and granting unto Wells Fargo Bank full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of ____________, 2005.

                                           HSBC BANK USA, NATIONAL ASSOCIATION,
                                           as trustee for Morgan Stanley Capital
                                           I Inc., Commercial Mortgage
                                           Pass-Through Certificates, Series
                                           2006-HQ9

                                           By:
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                  ------------------------------

                                       I-3

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                   )
                                   )
                                   )

      On ____________ before me, _______________________________________________
             Date                  Name and Title of Officer (i.e., Your Name,
                                   Notary Public)

personally appeared ____________________________________________________________
                                     Name(s) of Document Signer(s)

________________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence)
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

     WITNESS my hand and official seal.

-----------------------------------------
           Signature of Notary

                                           (Affix seal in the above blank space)

                                   EXHIBIT S-2

                 FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

J.E. ROBERT COMPANY, INC.
1650 Tysons Boulevard, Suite 1600
McLean Virginia
Attention: [_______________________]

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

          KNOW ALL MEN BY THESE PRESENTS, that HSBC BANK USA, NATIONAL
ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-HQ9 ("Trustee"), under that certain
Pooling and Servicing Agreement dated as of August 1, 2006 (the "Pooling and
Servicing Agreement"), does hereby nominate, constitute and appoint J.E. ROBERT
COMPANY, INC., as Special Servicer under the Pooling and Servicing Agreement
("JER"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

          To perform any and all acts which may be necessary or appropriate to enable JER to service and administer the Mortgage Loans (as defined in the
Pooling and Servicing Agreement) in connection with the performance by JER of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto JER full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that JER shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of __________, 2005.

                                        HSBC BANK USA, NATIONAL ASSOCIATION, as
                                        trustee for Morgan Stanley Capital I
                                        Inc., Commercial Mortgage Pass-Through
                                        Certificates, Series 2006-HQ9

                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                   )
                                   )
                                   )

      On ____________ before me, _______________________________________________
             Date                  Name and Title of Officer (i.e., Your Name,
                                   Notary Public)

personally appeared ____________________________________________________________
                                     Name(s) of Document Signer(s)

________________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence)
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

     WITNESS my hand and official seal.

     -----------------------------------
             Signature of Notary

                                           (Affix seal in the above blank space)

                                    EXHIBIT T

                 FORM OF DEBT SERVICE COVERAGE RATIO PROCEDURES

     "Debt Service Coverage Ratios" generally means the ratio of "Underwritable
Cash Flow" estimated to be produced by the related Mortgaged Property to the annualized amount of debt service payable under that Mortgage Loan.
"Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses
(such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the Master
Servicer may rely on rent rolls and other generally unaudited financial information provided by the respective borrowers and may estimate cash flow taking into account historical financial statements, material changes in the operating position of the Mortgaged Property, and estimated capital expenditures, leasing commissions and tenant improvement reserves. The Master
Servicer may make certain changes to operating statements and operating information obtained from the respective borrowers.

                                    EXHIBIT U

        FORM OF ASSIGNMENT AND ASSUMPTION SUBMISSION TO SPECIAL SERVICER

PRESENT MORTGAGOR:

PROPOSED MORTGAGOR:

PRIMARY SERVICER #:

SPECIAL SERVICER #:

COLLATERAL TYPE:                  (Retail, Industrial, Apartments, Office, etc.)

ADDRESS:                          PROPERTY ADDRESS

                                  CITY, STATE, ZIP CODE

ASSET STATUS:                     As of (date)

     Principal Balance:           $
     Unpaid Accrued Interest:     $
     Unpaid Late Fees/other fees: $
     Tax Escrow Balance:          $

          A.     Insurance Escrow Balance:        $

     Reserve Escrow Balance:      $
     Monthly (P&I) Payment:       $
     Interest Rate:               %
     Date Principal Paid To:
     Date Interest Paid To:
     Maturity Date:
     Origination Date:

EXECUTIVE SUMMARY:

1.   Summarize the transaction

          a.   note any significant modification of terms of the Loan Documents permitting assumption that could result in Adverse REMIC Event

2.   Discuss proposed Mortgagor entity and ownership structure

          a.   include any changes in level of SAE or SPE compliance from existing Mortgagor as noted on Asset Summary attached)

3.   How will title be held

4.   Source of cash for down payment

5.   Briefly describe collateral

          a.   Size, occupancy, primary tenants, location

          b.   Prior year NOI and DSCR and Pro-forma NOI DSCR

6.   Complete the chart below:

The sale terms and property characteristics are summarized as follows:

Purchase price                             $
Buyer down payment                         $     (%)
Estimated closing date
1% loan fee split:  Principal              40% - $
   Wells Fargo, Master Serv.               10% - $
   JER, Special Serv.                      50% - $
Most recent appraised value according to   $
appraisal in Primary Servicer's
possession
Loan-to-value as if initial underwriting   %
Occupancy as of                            %
12/31/__ NOI                               $
Debt service coverage as of                x

FINANCIAL CONDITION OF PROPOSED MORTGAGOR/GUARANTOR:

1.   Explain background and experience of the proposed Mortgagor/principals;
     describe any deficiencies in Mortgagor's ability to meet creditworthiness and experience requirements of Loan Documents and compare creditworthiness and experience of proposed Mortgagor to that of transferring Mortgagor to the extent information about transferring Mortgagor is available.

2.   State date of the financial statement, who prepared, if CPA, state the opinion rendered, how assets are valued

3.   Highlight Balance sheet and Income statement

     a.   Describe significant assets (e.g. obtain from proposed Mortgagor and
          Guarantor (as applicable) information about how it values its assets)

     b.   Related debt

4.   For public companies that have historical financial information:

     a.   Spread Balance Sheet for minimum of two (2) years (request three (3)
          years, if available)

     b.   Spread and commonsize Income statement for minimum of two (2) years
          (request three (3) years, if available);

5.   Explain results of credit checks, legal searches and banking credit references (two required)

6.   If Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

7.   Describe whether assigning Mortgagor and/or Guarantors will be released from its obligations under the Loan Documents [from and after the date of the transfer]. If so, describe extent of release and rationale for it.

PROJECT STATUS & DESCRIPTION: (See attached Asset Summary, most recent
Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

PROPERTY FINANCIAL SUMMARY: (See attached Income and Expense Statements for
Mortgaged Property and year-to-date operating statements)

NEW ENVIRONMENTAL AND ENGINEERING DEVELOPMENTS (IF ANY) AND STATUS OF ISSUES
IDENTIFIED IN ORIGINAL REPORTS OR LOAN DOCUMENTS AS NEEDING REMEDIATION: (See
attached Asset Summary)

1.   Describe any material issues requiring remediation contained in original reports

2.   Describe current status of issue and remediation

ESCROW STATUS:

1.   Explain status of all reserves

PROPERTY MANAGEMENT SUMMARY:

1.   Who is proposed property management firm

2.   Background and Experience

COLLATERAL VALUATION:

1.   Discuss the original appraisal

     C.   Who prepared

     D.   Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession

2.   Comparison of the following (original to actual property):

     E.   Vacancy

     F.   Rents

     G.   Taxes

     H.   Other Key Expenses

          Current Market Conditions:

          Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

RECOMMENDATION:

1.   State recommendation for approval.

2.   Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

REQUEST FOR SPECIAL SERVICER CONSENT:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing Assignment and Assumption.

* **

By:
    ----------------------------------------
Title:
       -------------------------------------
Date:
       -------------------------------------

Consent to Assignment & Assumption is given:

J.E. ROBERT COMPANY, INC., acting solely in its
capacity as Special Servicer

By:
    ----------------------------------------
Title:
       -------------------------------------
Date:
       -------------------------------------

                  SCHEDULE OF EXHIBITS TO ASSUMPTION SUBMISSION

2.   Financial statements of purchasing entity and any guarantors (audited, if available)

3.   Financial statement of selling entity only if available

4.   Bank and /or credit references for transferee

5.   Credit report for principal(s) of the proposed borrowing entity.

6.   Most recent Income & Expense Statement for Mortgaged Property and operating statement review

7.   Income & Expense Statement for Mortgaged Property for previous two (2)
     years to the extent available

8.   Most recent Property Inspection report

9.   Original Asset Summary for Mortgaged Property

10.  Purchase and Sale Agreement

11.  If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership

12.  Proposed property management agreement

13.  Description and source of equity being used for the purchase, if available

14.  Most recent Rent Roll

15.  Copy of Promissory Note, Mortgage and any Loan Agreement

16.  Other items as required by the description set forth above

                                    EXHIBIT V

FORM OF ADDITIONAL LIEN, MONETARY ENCUMBRANCE AND MEZZANINE FINANCING SUBMISSION
                         PACKAGE TO THE SPECIAL SERVICES

MORTGAGOR:

MASTER SERVICER LOAN #:

PRIMARY SERVICER LOAN #:

COLLATERAL TYPE:           (Retail, Industrial, Apartments, Office, etc.)

ADDRESS OF PROPERTY:

ASSET STATUS                                As of (date):
     Principal Balance:                     $
     Unpaid Accrued Interest:               $
     Unpaid Late Fees/other fees:           $
     Tax Escrow Balance:                    $
     Insurance Escrow Balance:              $
     Monthly P+I Payment:                   $
     Interest Rate:                         %
     Date Principal Paid To:
     Date Interest Paid To:
     Origination Date:
     Maturity Date:

EXECUTIVE SUMMARY:

1.   Summarize the transaction

     a.   note deviations from requirements for subordinate/mezzanine financing contained in Loan Documents

     b.   if Rating Agency Confirmation is permitted under applicable Loan
          Documents, note if such Confirmation will be sought

2.   State amount and purpose of Lien/Financing

3.   Interest Rate

4.   Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

5.   Identify Subordinate/Mezzanine Lender

     a.   provide any information furnished by Mortgagor regarding proposed lender

6.   Collateral pledged or mortgaged as security:

7.   Briefly describe collateral

     a.   Size, occupancy, primary tenants, location

     b.   NOI and DSCR for prior year and, if available, prior two years and
          Pro-forma NOI DSCR

8.   Complete the chart below:

The transaction terms and property characteristics are summarized as follows:

Estimated closing date for financing:
Administrative fee to Primary Servicer         $
Additional Fees, if any                        $
(50%: Special Servicer; 10%: Master
Servicer; 40%: Primary Servicer
Most recent appraised value according to       $
appraisal in Primary Servicer's possession
Loan-to-value as of initial underwriting       %
Occupancy as of                                %
12/31/__ NOI                                   $
Debt service coverage as of                    x

PROJECT STATUS & DESCRIPTION: (See attached Asset Summary, most recent
Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense
Statement for Mortgaged Property and operating statement review)

ESCROW STATUS:

1.   Explain status of all Reserves

COLLATERAL VALUATION:

1.   Discuss the original appraisal

     C.   Who prepared

     D.   Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession

2.   Comparison of the following (original to actual property):

     E.   Vacancy

     F.   Rents

     G.   Taxes

     H.   Other Key Expenses

          Current Market Conditions:

          Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

RECOMMENDATION:

1.   State recommendation for approval.

2.   Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

REQUEST FOR SPECIAL SERVICER CONSENT:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.

* **

By:
    ----------------------------------------

Title:
       -------------------------------------

Date:
       -------------------------------------

Consent to Additional Lien, Monetary Encumbrance or Mezzanine Financing as
described above is given:

J.E. ROBERT COMPANY, INC., acting solely in its
capacity as Special Servicer

By:
    ----------------------------------------

Title:
       -------------------------------------

Date:
       -------------------------------------

   SCHEDULE OF EXHIBITS TO ADDITIONAL LIEN, MONETARY ENCUMBRANCE OR MEZZANINE
                              FINANCING SUBMISSION

1.   Most recent Income & Expense Statement for property and operating statement review

2.   Original Asset Summary for Mortgaged Property

3.   [FOR MEZZANINE FINANCING: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]

4.   [FOR SUBORDINATE MORTGAGE: Copy of Subordination/Intercreditor Agreement in
     substantially the form to be executed with subordinate lender]

5.   Copy of Note, Mortgage and any Loan Agreement

6.   Copy of subordinate loan documents in substantially the form to be executed

7.   Most recent Rent Roll.

8.   Other items as required by the description set forth above

                                   EXHIBIT W

                           RESTRICTED SERIVER REPORTS

             [Available at CMSA Website Version 3.0 dated 4/1/2003]

                                   EXHIBIT X

                          UNRESTRICTD SERVICER REPORTS

             [Available at CMSA Website Version 3.0 dated 4/1/2003]

                                   EXHIBIT Y

                             INVESTOR CERTIFICATION

                                                             Date:

LaSalle Bank National Association
Global Securities & Trust Services
135 S. LaSalle St. Suite 1625
Chicago, IL 60603
Tel:(312) 904-0708
Fax:(312) 904-2084

Attention: Mortgage & Corporate Trust Services

     Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
          Certificates, Series 2006-HQ9

     In accordance with the Pooling and Servicing Agreement, dated as of August
     1, 2006 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as
     Depositor, Wells Fargo Bank, National Association, as Master Servicer, J.E.
     Robert Company, Inc., as Special Servicer, HSBC Bank USA, National
     Association, as Trustee, and LaSalle Bank National Association as Paying
     Agent, Trustee and Certificate Registrar (the "Paying Agent"), with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1.   The undersigned is a beneficial owner or prospective purchaser of the Class
     __ Certificates.

2.   The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the
     "Information") pursuant to the provisions of the Agreement.

3.   In consideration of the Paying Agent's disclosure to the undersigned of the
     Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related
     Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
     (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

4.   The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of
     1933, as amended (the "Securities Act"), or the Securities Exchange Act of
     1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5.   The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the
     Paying Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its
     Representatives.

6.   Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       -----------------------------------------
                                       Beneficial Owner or Prospective Purchaser

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------
                                       Company:
                                                --------------------------------
                                       Phone:
                                              ----------------------------------

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

   FOR LOANS HAVING BALANCE OF (A) $20,000,000 OR LESS, OR (B) LESS THAN 5% OF
                   OUTSTANDING POOL BALANCE, WHICHEVER IS LESS

     To: [Address]
     Attn:

From: _____________________________________, in its capacity as Servicer (the
"Servicer") under the Pooling and Servicing Agreement dated as of
__________________ (the "Pooling and Servicing Agreement"), among the Servicer,
__________________ as Trustee, and others.

Date: _________, 20___

Re:  _______________________________________.
     Commercial Mortgage Pass-Through Certificates
     Series ___________

     Mortgage Loan (the "Mortgage Loan") identified by loan number ___________
on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage
Loan Schedule by the following names: ____________________

     Reference is made to the Pooling and Servicing Agreement described above.
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [NOTE: ALL TERMS IN THIS
CERTIFICATION MUST BE CONFORMED TO TERMS USED IN THE POOLING AND SERVICING
AGREEMENT]

     As Servicer under the Pooling and Servicing Agreement, we hereby:

     58.1.2 Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                    ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the
                         Mortgage Loan; or

                    ____ a partial defeasance of the payments scheduled to be
                         due in respect of a portion of the Principal Balance of
                         the Mortgage Loan that represents ___% of the entire

                         Principal Balance of the Mortgage Loan and, under the
                         Mortgage, has an allocated loan amount of $____________
                         or _______% of the entire Principal Balance;

     58.1.3 Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on EXHIBIT A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          A. The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

          B. The defeasance was consummated on __________, 20__.

          C. The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended to the date of the defeasance, (iii) are rated 'AAA' by
     Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                         CUSIP RATE MAT PAY DATES ISSUED

          D. The Servicer received an opinion of counsel (from counsel approved by Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

          E. The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                    ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings
                         Real Estate Finance Criteria, as amended to the date of
                         the defeasance (the "S&P Criteria")) as of the date of
                         the defeasance, and after the defeasance owns no assets
                         other than the defeasance collateral and real property
                         securing Mortgage Loans included in the pool.

                    ____ the related Mortgagor designated a Single-Purpose
                         Entity (as defined in the S&P Criteria) to own the
                         defeasance collateral; or

                    ____ the Servicer designated a Single-Purpose Entity (as
                         defined in the S&P Criteria) established for the
                         benefit of the Trust to own the defeasance collateral.

          F. The Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P
     Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

          G. The Paying Agent or a securities intermediary on its behalf is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan
     Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage
     Loan Documents (the "Scheduled Payments").

          H. The Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by
     Servicer in accordance with the Servicing Standard, stating that (i)
     revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled
     Payments after the defeasance including the payment in full of the Mortgage
     Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its
     Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

          I. The Servicer received opinions from counsel, who were approved by
     Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

          J. The agreements executed in connection with the defeasance (i)
     permit reinvestment of proceeds of the defeasance collateral only in
     Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the
     Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for

     administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

          K. The entire Principal Balance of the Mortgage Loan as of the date of defeasance was $___________ [$5,000,000 OR LESS OR LESS THAN ONE PERCENT OF
     POOL BALANCE, WHICHEVER IS LESS] which is less than 1% of the Aggregate
     Certificate Balance of the Certificates as of the date of the most recent
     Paying Agent's Monthly Certificateholder Report received by us (the
     "Current Report").

          L. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is
     _____% of the Aggregate Certificate Balance of the Certificates as of the
     date of the Current Report.

     58.1.4 Certify that, in addition to the foregoing, Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan Documents, as are consistent with the Servicing Standard.

     58.1.5 Certify that EXHIBIT B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Servicer as part of the
Servicer's Mortgage File.

     58.1.6 Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and
Servicing Agreement.

     58.1.7 Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

     58.1.8 Agree to provide copies of all items listed in EXHIBIT B to you upon request.

     IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:
                                                 -------------------------------

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT AA

                       Form of Primary Servicing Agreement
                                  (Wells Fargo)

                                   ----------

                           PRIMARY SERVICING AGREEMENT

                           DATED AS OF _________, ____

                                   ----------

                    [________________________________________]

                               AS MASTER SERVICER,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                              AS PRIMARY SERVICER,

                      TO BE ENTERED INTO IN CONNECTION WITH

                  THAT CERTAIN POOLING AND SERVICING AGREEMENT

                           DATED AS OF AUGUST 1, 2006

                                     BETWEEN

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                               AS MASTER SERVICER,

                            J.E. ROBERT COMPANY, INC.
                              AS SPECIAL SERVICER,

                       HSBC BANK USA, NATIONAL ASSOCIATION
                                   AS TRUSTEE

                                       AND

                       LA SALLE BANK NATIONAL ASSOCIATION
                    AS PAYING AGENT AND CERTIFICATE REGISTRAR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-HQ9

                                                                                     PAGE
                                                                                     ----

ARTICLE I.    DEFINITIONS                                                               1

ARTICLE II.   PRIMARY SERVICING                                                         8
   Section 2.1     Primary Servicing                                                    8
   Section 2.2     Standard of Care                                                    15
   Section 2.3     Compensation and Other Payments to the Primary Servicer             15
   Section 2.4     Primary Servicer Representations and Warranties                     16

ARTICLE III.  DOCUMENTS AND OTHER MATTERS                                              17
   Section 3.1     Segregation of Mortgage Loan Documents                              17
   Section 3.2     Access to Documents; Provision of Certain Information               17

ARTICLE IV.   MASTER SERVICER ASSISTANCE                                               17
   Section 4.1     Master Servicer Assistance                                          17
   Section 4.2     Specially Serviced Mortgage Loans                                   18

ARTICLE V.    ADDITIONAL PRIMARY SERVICER COVENANTS                                    18
   Section 5.1     Notice of Litigation                                                18
   Section 5.2     No Personal Solicitation                                            18
   Section 5.3     Fidelity Bond and Errors and Omissions Insurance Policy             19
   Section 5.4     Primary Servicer's Financial Statements and Related Information     20
   Section 5.5     No Advancing                                                        20
   Section 5.6     REMIC Compliance                                                    20
   Section 5.7     Inspection Rights                                                   20
   Section 5.8     Authorized Officer                                                  20
   Section 5.9     Additional Reports                                                  21
   Section 5.10    Prepayment Interest Shortfalls and Excesses                         21
   Section 5.11    Consents                                                            22
   Section 5.12    Quarterly Servicing Accounts Reconciliation Certification           22
   Section 5.13    Exchange Act Reports; Annual Compliance Documents                   22

ARTICLE VI.   PRIMARY SERVICER DEFAULT; TERMINATION; POST-TERMINATION OBLIGATIONS      23
   Section 6.1     Primary Servicer Default                                            23
   Section 6.2     Termination                                                         24
   Section 6.3     Post-Termination Obligations                                        25
   Section 6.4     Additional Termination                                              26

ARTICLE VII.  SUBCONTRACTORS                                                           26

                                       -i-

                                   (continued)

                                                                                     PAGE
                                                                                     ----

ARTICLE VIII. PRIMARY SERVICER TO HOLD PROPERTY FOR THE MASTER SERVICER                26

ARTICLE IX.   INDEMNIFICATION                                                          27
   Section 9.1     Primary Servicer's Indemnity                                        27

ARTICLE X.    MISCELLANEOUS                                                            27
   Section 10.1    Severability                                                        27
   Section 10.2    Rights Cumulative; Waivers                                          28
   Section 10.3    Headings                                                            28
   Section 10.4    Construction                                                        28
   Section 10.5    Assignment                                                          28
   Section 10.6    Prior Understandings                                                29
   Section 10.7    Integrated Agreement                                                30
   Section 10.8    Counterparts                                                        30
   Section 10.9    Governing Laws                                                      30
   Section 10.10   Notices                                                             30
   Section 10.11   Amendment                                                           30
   Section 10.12   Other                                                               31
   Section 10.13   Benefits of Agreement                                               31

                                      -ii-

          This PRIMARY SERVICING AGREEMENT, dated and effective as of _________,
____, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (in the capacity of primary servicer, the "Primary Servicer") and
[_______________________________________], a _________________________, acting solely in its capacity as Master Servicer under the Pooling and Servicing
Agreement (as defined below) (the "Master Servicer").

          WHEREAS, Morgan Stanley Capital I Inc., as depositor, Wells Fargo
Bank, National Association, as master servicer, J.E. Robert Company, as special servicer, LaSalle Bank National Association, as paying agent, Trustee and certificate registrar, and HSBC Bank USA, National Association, as trustee, have entered into a Pooling and Servicing Agreement, dated as of August 1, 2006, relating to the Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9
(as amended, from time to time, the "Pooling and Servicing Agreement"), a copy of which is attached hereto as Exhibit A; and

          WHEREAS, the Master Servicer desires that the Primary Servicer act as
Primary Servicer with respect to the mortgage loans listed on Schedule I hereto and provide, on behalf of the Master Servicer, the necessary servicing of such mortgage loans performed in a manner consistent with the Servicing Standard and in a manner consistent with this Agreement and the Pooling and Servicing
Agreement from the Closing Date until this Agreement is terminated in accordance herewith;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Primary Servicer and the Master Servicer hereby agree as follows:

                                      59.
                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, provided, however, that terms whose meanings are ascribed in the Pooling and Servicing
Agreement and by the provisions thereof pertain to one or more mortgage loans that are the subject of the Pooling and Servicing Agreement shall be construed for purposes of this Agreement to pertain to the related Mortgage Loan(s) that are the subject of this Agreement.

          "A/B Intercreditor Agreement": With respect to an A/B Mortgage Loan, the related co-lender agreement, by and between the holder of the related
Mortgage Loan and the holder of the related B Note, setting forth the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

          "A/B Mortgage Loan": Any Mortgage Loan serviced under this Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the Trust.

          "ABS Issuing Entity": Each trust or entity that has issued asset-backed securities that directly or indirectly evidence interests in or are secured by a pledge of one or more

mortgage loans serviced hereunder (regardless of whether such mortgage loan constitutes a "Mortgage Loan" under the other provisions of this Agreement), it being understood that the HQ9 Trust constitutes an ABS Issuing Entity.

          "Aggregate Servicing Fee": The Primary Servicing Fee and the Excess
Servicing Fee.

          "Agreement": This Primary Servicing Agreement, as modified, amended and supplemented from time to time, including all exhibits, schedules and addenda hereto.

          "Annual Statement and Rent Roll Reporting": Copies of quarterly and annual financial statements and rent rolls collected with respect to the
Mortgaged Properties securing the Mortgage Loans and A/B Mortgage Loans, to be made available, within 30 days following receipt thereof by the Primary
Servicer, to the Master Servicer (and, with respect to an A/B Mortgage Loan, the holder of the B Note, if required by the applicable A/B Intercreditor
Agreement), the Operating Adviser, and, to any of the following Persons upon written notification from Master Servicer of a request for such information and the identity and address of the requesting Person requesting: the Rating
Agencies, the Special Servicer, or the Trustee.

          "Applicable Depositor": The Depositor or the depositor with respect to an ABS Issuing Entity other than the HQ9 Trust.

          "B Note": With respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related
A/B Intercreditor Agreement. There are no B Notes relating to this Agreement.

          "Category 1 Consent Aspect": A condition, term or provision of a
Category 1 Request that requires, or specifies a standard of, consent, or approval of the applicable mortgagee under the Loan Documents, but shall explicitly exclude any such conditions, terms or provisions enumerated in (a) an escrow or reserve agreement for disbursements made from an escrow or reserve account or an extension of time to complete repairs, replacements or improvements in accordance with the terms and conditions set forth in Exhibit
B-2(c); (b) an assignment and assumption request covered under Section
A.1.(c)(ii) of Exhibit B-2(c) of this Agreement; (c) an additional lien, monetary encumbrance or mezzanine financing request covered under Section
A.1.(c)(iii) of Exhibit B-2(c) of this Agreement; or (d) a defeasance request covered under Section A.1.(c)(i) of Exhibit B-2(c) of this Agreement.

          "Category 1 Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "Category 2 Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "Category 3 Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

                                      -2-

          "CMSA Comparative Financial Status Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit
W.

          "CMSA Delinquent Loan Status Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Financial File": A report which is one element of the CMSA
Investor Reporting Package and the form of which is attached to the Pooling and
Servicing Agreement as Exhibit W.

          "CMSA Historical Liquidation Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Historical Loan Modification Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit
X.

          "CMSA Investor Reporting Package": The Commercial Mortgage Securities
Association Investor Reporting Package, certain forms of which are attached to the Pooling and Servicing Agreement as Exhibits W and X and elements of which shall be produced as provided in Section 2.1(c) and the Task Description.

          "CMSA Loan Level Reserve/LOC Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Loan Periodic Update File": A report which is one element of the
CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

          "CMSA Loan Setup File": A report which is one element of the CMSA
Investor Reporting Package and the form of which is attached to the Pooling and
Servicing Agreement as Exhibit X.

          "CMSA Property File": A report which is one element of the CMSA
Investor Reporting Package and the form of which is attached to the Pooling and
Servicing Agreement as Exhibit W.

          "CMSA Quarterly Financial File": A report which is one element of the
CMSA Investor Reporting Package and the form of which is substantially similar to the form attached to the Pooling and Servicing Agreement as Exhibit W.

          "CMSA REO Status Report": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit X.

                                      -3-

          "CMSA Servicer Watch List": A report which is one element of the supplemental reports of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit W the
contents of which are set forth in Section 8.11(h) of the Pooling and Servicing
Agreement.

          "Day One Report": With respect to each Mortgage Loan and A/B Mortgage
Loan, a statement in the form of Exhibit B-1(f) setting forth the scheduled payments of interest and principal and the amount of any unanticipated prepayments of which the Primary Servicer has received notice, indicating the
Mortgage Loan or A/B Mortgage Loan and on account of what type of payment such amount is to be applied on behalf of the related Mortgagor.

          "Deemed Category 1 Request": With respect to an A/B Mortgage Loan, a
Category 2 Request shall, for purposes of this Agreement, be deemed to be a
Category 1 Request and shall be processed, as such, by the Primary Servicer.

          "Distribution Date": With respect to the HQ9 Trust, as defined in the
Pooling and Servicing Agreement. With respect to any other ABS Issuing Entity
(as the context requires), the monthly date on which distributions are made on the related certificates under the related pooling and servicing agreement.

          "Escrow Status Report": A brief statement to be delivered to the
Persons designated in Section 5.1(g) of the Pooling and Servicing Agreement and
with respect to an A/B Mortgage Loan, the holder of the B Note, if required by the applicable A/B Intercreditor Agreement, within twenty (20) days following the first anniversary of the Closing Date, for each of the Mortgage Loans included on Schedule VII of the Pooling and Servicing Agreement (and related B
Notes), about the status of the work or project based upon the most recent information provided by the applicable Mortgagor.

          "Excess Servicing Fee": For each calendar month, as to each Mortgage
Loan, the portion of the related Excess Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal
Balance of such Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such
Mortgage Loan for which interest actually accrues on such Mortgage Loan and only from collections on such Mortgage Loan.

          "Excess Servicing Fee Rate": The rate of 0.0% per annum with respect to each Mortgage Loan.

          "Lease": A lease, proposed lease, or amendment, modification, restatement, extension or termination of a lease, in each case of space and any other ancillary and associated rights in a building or on the real estate constituting all or a portion of a Mortgaged Property.

          "Loan Documents": As defined in the Post Closing Matters Description in Exhibit B-2.

          "Master Servicer": As defined in the preamble to this Agreement.

                                      -4-

          "Master Servicer Servicing Documents": A copy of the documents contained in the Mortgage File for the Mortgage Loans and any A/B Mortgage
Loans.

          "Materiality Determination": With respect to a Category 1 Request, the determination by Primary Servicer, exercised in good faith using the "Servicing
Standard" set forth in the Pooling and Servicing Agreement, whether a Category 1
Consent Aspect is material and should be referred to the Special Servicer for consent in accordance with this Agreement and the Pooling and Servicing
Agreement.

          "Mortgage Loan": A Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the schedule attached to this Agreement as Schedule I, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section
2.1 or Section 2.3 of the Pooling and Servicing Agreement, and Mortgage Loan
shall also include any Defeasance Loan.

          "Non-Mandatory Prepayment Date Mortgage Loan": As defined in Section
5.10(a) hereof.

          "Officer's Certificate": In the case of the Primary Servicer, a certificate signed by one or more of the Chairman of the Board, any Vice
Chairman, the President, or any Executive Vice President, Senior Vice President,
Vice President or Assistant Vice President or an employee designated as a
Servicing Officer pursuant to this Agreement.

          "Operating Statement Analysis": A report which is one element of the
MBA/CMSA Methodology for Analyzing and Reporting Property Income Statements,
which is part of the CMSA Investor Reporting Package and the form of which is attached to the Pooling and Servicing Agreement as Exhibit W.

          "Payment and Collection Description": The description of the obligations of the Primary Servicer with respect to collection and remittance of payments on the Mortgage Loans and the A/B Mortgage Loans, as more particularly described in Section 2.1(c) hereof.

          "Payment and Mortgage Loan Status Reports": The reports to be submitted by Primary Servicer to the Master Servicer with respect to reporting about collection and remittance of payments, delinquencies, status of real estate taxes, status of insurance and status of UCC financing statements for the
Mortgage Loans and with respect to an A/B Mortgage Loan, the holder of the B
Note, if required by the applicable A/B Intercreditor Agreement, as more particularly described and in the forms attached hereto as Exhibit B-1.

          "POA Notice": As defined in the Post Closing Matters Description in
Exhibit B-2.

          "Pooling and Servicing Agreement": As defined in the preamble to this
Agreement.

          "Post Closing Matters Description": The description of the relative obligations of the Primary Servicer and Master Servicer with respect to requests from Mortgagors on Mortgage Loans and A/B Mortgage Loans that have not become
Defaulted Mortgage Loans, a

                                      -5-

Specially Serviced Mortgage Loan or one on which a Servicing Transfer Event has occurred, which obligations are more particularly described and set forth on
Exhibit B-2.

          "Post Closing Request": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "Primary Servicer Collection Account": An account, which shall be an
Eligible Account, established by Primary Servicer for the purposes set forth in this Agreement, the income and earnings on which shall inure entirely to the benefit of Primary Servicer. The Primary Servicer Collection Account shall be established in the name of "Wells Fargo Bank, National Association, as Primary
Servicer for _______________________________________, as Master Servicer for
HSBC Bank USA, National Association, as Trustee for the Holders of Morgan
Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2006-HQ9."

          "Primary Servicer Default": As defined in Section 6.1 hereof.

          "Primary Servicer Errors and Omissions Insurance Policy": As defined in Section 5.3(a) hereof.

          "Primary Servicer Fidelity Bond": As defined in Section 5.3(a) hereof.

          "Primary Servicer Form 8-K Information Report": As defined in Section
5.13(c)(i) hereof.

          "Primary Servicer Form 10-D Information Report": As defined in Section
5.13(c)(ii) hereof.

          "Primary Servicer Form 10-K Information Report": As defined in Section
5.13(c)(iii) hereof.

          "Primary Servicer Servicing Documents": (a) a copy of the documents contained in the Mortgage File for the Mortgage Loans and A/B Mortgage Loans and
(b) all other servicing documents and records in possession of Primary Servicer that relate to or are used for the servicing of the Mortgage Loans and A/B
Mortgage Loans and that are not required to be part of the applicable Mortgage
File.

          "Primary Servicing Fee": For each calendar month, as to each Mortgage
Loan and each B Note, the portion of the Primary Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled
Principal Balance of such Mortgage Loan (or the Principal Balance in the case of each B Note) immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and only from collections on such Mortgage Loan.

          "Primary Servicing Fee Rate": A rate of 0.01% per annum with respect to each Mortgage Loan.

                                      -6-

          "Primary Servicing Officer": Any officer or employee of the Primary
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and A/B Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Master
Servicer by the Primary Servicer and signed by an officer of the Primary
Servicer, as such list may from time to time be amended.

          "Primary Servicing Termination Date": As defined in Section 6.2 hereof.

          "Property Inspection Description": The description of the obligations of the Primary Servicer with respect to inspection of the Mortgaged Properties for each of the Mortgage Loans and the A/B Mortgage Loans as more particularly described in Section 2.1(d) hereof and Exhibit B-3.

          "Reconciliation Certification Date": As defined in Section 5.12 hereof.

          "Regulations": The rules, regulations and policy statements of the SEC as in effect from time to time.

          "Requirements List": As defined in the Post Closing Matters
Description in Exhibit B-2.

          "SEC": The Securities and Exchange Commission.

          "Services": Those activities to be provided by the Primary Servicer for the Servicing of the Mortgage Loans and the A/B Mortgage Loans pursuant to the provisions of this Agreement.

          "Servicing": With respect to any Mortgage Loan and any A/B Mortgage
Loan, the right and obligation of the Primary Servicer to administer such
Mortgage Loan and any A/B Mortgage Loan in accordance with the provisions hereof.

          "Servicing Documents": The Master Servicer Servicing Documents and
Primary Servicer Servicing Documents.

          "Servicing Standard": With respect to the Primary Servicer, the
Primary Servicer shall service and administer the Mortgage Loans and the A/B
Mortgage Loans that it is obligated to service and administer pursuant to this
Agreement on behalf of the Master Servicer and in the best interests of and for the benefit of the Certificateholders and, with respect to each B Note, the holder(s) of each such B Note (as determined by the Primary Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and A/B Mortgage
Loans and, to the extent consistent with the foregoing, further as follows:

          (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; and

                                      -7-

          (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and A/B Mortgage Loans;

and without regard to: (I) any other relationship that the Primary Servicer, or any Affiliate thereof, may have with the related Mortgagor; (II) the ownership of any Certificate or B Note by the Primary Servicer, or any Affiliate thereof;
(III) the Master Servicer's obligation to make Advances; and (IV) the right of the Primary Servicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; provided, however, that in no event shall the foregoing standards be less than the applicable provisions of the Servicing
Standard set forth in the Pooling and Servicing Agreement and with respect to an
A/B Mortgage Loan, the servicing standards set forth in the related A/B
Intercreditor Agreement.

          "Significant Leases": A Lease at a Mortgaged Property covering or proposed to cover more than the greater of either (a) 20,000 net rentable square feet or (b) twenty percent (20%) of the net rentable square footage of the
Mortgaged Property.

          "Significant Obligor": A "significant obligor" within the meaning of
Item 1101(k) of Regulation AB.

          "SNDA": A Subordination, Non-Disturbance and Attornment Agreement with respect to a Lease on a form customarily used by Primary Servicer with respect to Mortgaged Properties of similar type and consistent with the Servicing
Standard.

          "Special Servicer": J.E. Robert Company, Inc. or any successor thereto as special servicer under the Pooling and Servicing Agreement.

          "Successor Primary Servicer": The Person selected by the Master
Servicer upon the termination of the Primary Servicer resulting from any Primary
Servicer Default, if any, who shall thereafter perform the Services with respect to the Mortgage Loans and the A/B Mortgage Loans; provided, that the Master
Servicer shall perform all Services with respect to the Mortgage Loans and the
A/B Mortgage Loans until such Person, if any, is selected.

          "Task Description": The outline description of the obligations of the
Primary Servicer and Master Servicer with respect to the Mortgage Loans and the
A/B Mortgage Loans as set forth in Exhibit B-4 attached to this Agreement.

          "HQ9 Trust": The trust established under the Pooling and Servicing
Agreement.

          "Trustee": HSBC Bank USA, National Association or any successor thereto as trustee under the Pooling and Servicing Agreement

                                      -8-

                                      60.
                                PRIMARY SERVICING

          60.1 Primary Servicing From the Closing Date until the Primary
Servicing Termination Date, Master Servicer hereby authorizes and directs
Primary Servicer to service each Mortgage Loan and each A/B Mortgage Loan as primary servicer on behalf of and at the direction of the Master Servicer as provided in this Agreement. The Services shall consist of the following:

               A. Primary Servicer shall perform all tasks and responsibilities necessary to meet the requirements under the Task Description, the Post
     Closing Matters Description, the Payment and Collection Description and the
     Payment and Mortgage Loan Status Reports, in each case in accordance with the terms of this Agreement and, with respect to each B Note, the terms of the related A/B Intercreditor Agreement, and in a manner not inconsistent with the Pooling and Servicing Agreement. Primary Servicer shall also perform the obligations to which it has expressly agreed under the Pooling and Servicing Agreement and the Master Servicer's obligations set forth in
     Sections 2.1(c), 2.1(d), that portion of 5.1(g) relating to the Escrow
     Status Report, 8.11(i), if applicable, and 8.14 of the Pooling and
     Servicing Agreement relating to Annual Statement and Rent Roll Reporting with respect to the Mortgage Loans and the A/B Mortgage Loans.

               B. Master Servicer and Primary Servicer agree and acknowledge that the Task Description is a chart that enumerates a list of tasks and the general allocation of responsibility of servicing obligations between the Master Servicer and the Primary Servicer for such tasks, and the Post
     Closing Matters Description sets forth a specific method for classifying post closing requests of a Mortgagor and allocating responsibility for handling such requests based upon such classification. Master Servicer and
     Primary Servicer have made efforts to reconcile the Task Description and
     Post Closing Matters Description.

               C. Without limiting the foregoing, Primary Servicer shall collect and remit payments on the Mortgage Loans and the A/B Mortgage Loans in accordance with the Payment and Collection Description. For the purposes of this Agreement, the "Payment and Collection Description" shall encompass all of the following responsibilities and obligations set forth in the following subsections (i) through (viii) and subsection (xii):

               (i) On or prior to the Closing Date, the Primary Servicer shall establish a Primary Servicer Collection Account, and give the Master
          Servicer prior written notice of the name and address of the depository institution at which such Primary Servicer Collection
          Account is maintained and the account number of the Primary Servicer
          Collection Account. Primary Servicer may direct the investment of funds on deposit in the Primary Servicer Collection Account subject to and in accordance with the criteria and requirements set forth in the applicable A/B Intercreditor Agreement, as they relate to a particular
          B Note and those set forth

                                      -9-

          in the Pooling and Servicing Agreement relating to the Collection
          Account established thereunder (construed as if the Primary Servicer
          Collection Account were such Collection Account), including without limitation the obligation, if any, to deposit into such account the amount of any investment losses to the extent required in the Pooling and Servicing Agreement and, with respect to each B Note, the terms of the related A/B Intercreditor Agreement.

               (ii) The Primary Servicer shall make efforts consistent with the
          Servicing Standard to collect all monthly payments of principal
          (including without limitation Balloon Payments) and interest with respect to the Mortgage Loans and the A/B Mortgage Loans (except for payments due on or prior to the Cut-Off Date), as well as any required
          Principal Prepayments, Prepayment Premiums, late charges, Insurance
          Proceeds, Condemnation Proceeds and any and all other amounts due from the Mortgagor or a third party with respect to the Mortgage Loans pursuant to the Loan Documents; provided, however, that with respect to any payments that are required under the terms of the applicable loan documents to be made directly to a Person other than the holder of the related Mortgage Loan, the Primary Servicer shall use efforts consistent with the Servicing Standard to cause such payments to be made.

               (iii) The Primary Servicer shall deposit all such payments received with respect to each A/B Mortgage Loan and each Mortgage Loan
          (less any related Aggregate Servicing Fee and any other payments due to Primary Servicer under this Agreement with respect to such Mortgage
          Loan) into the Primary Servicer Collection Account on or before the next Business Day after receiving each such payment. With respect to funds deposited into the Primary Servicer Collection Account for each
          A/B Mortgage Loan, on or before the end of the third Business Day after the Primary Servicer receives such funds the Primary Servicer shall determine, in accordance with the provisions of the applicable
          A/B Intercreditor Agreement, the amount (if any) of such funds required to be paid to the holder of the related B Note (less any primary servicing fee or other fee, if any, agreed to be paid by the holder of such B Note to the Primary Servicer pursuant to the applicable A/B Intercreditor Agreement or other agreement between the
          Primary Servicer and such B Note holder, together with any other payments related to such B Note, which are payable to the Primary
          Servicer). Such amounts shall be paid to each holder of a B Note, at the times and in the manner required pursuant to the provisions of the applicable A/B Intercreditor Agreement.

               (iv) Subject to the previous subsection, and after making the determination of the amount required to be paid to the holder of the B
          Note, the Primary Servicer shall remit to the Master Servicer from the
          Primary Servicer Collection Account, by wire transfer of immediately available funds, all funds in such account (other than income and earnings on such account), and shall not withdraw funds therefrom for any other purpose, except to withdraw amounts required to be paid to the holder of the B Note and any other amounts deposited therein by error, as follows: (1) in the case of any payments received and collected during a Collection Period on or before the Determination
          Date for such

                                      -10-

          Collection Period, Primary Servicer shall remit such payments on such
          Determination Date; and (2) in the case of any payments received and collected by Primary Servicer after the Determination Date for such
          Collection Period, Primary Servicer shall remit all such payments on the first Business Day following receipt of the amount of any such payments; provided, however, that notwithstanding any contrary provision of clause (1) or clause (2) all of the following provisions shall apply:

                    (a) in the case of any payment received on a Determination
               Date for a Collection Period, Primary Servicer shall (i) provide
               Master Servicer with immediate notice of Primary Servicer's receipt of such payment and (ii) shall use its reasonable best efforts to remit such payment to Master Servicer on the date of receipt and in any event shall remit such payment to Master
               Servicer within one Business Day following receipt (and Primary
               Servicer shall in any event provide Master Servicer with
               immediate notice of Primary Servicer becoming aware that any
               Principal Prepayment is to be made on a Determination Date);

                    (b) any Scheduled Payment due during a Collection Period but received after the end of such Collection Period shall be
               remitted by Primary Servicer within one Business Day following
               Primary Servicer's receipt of such Scheduled Payment;

                    (c) Primary Servicer shall use its reasonable best efforts to remit to Master Servicer on the date of receipt of, and in any event shall remit to Master Servicer within one Business Day following receipt of, any unscheduled payments or Balloon
               Payments that would result in a Prepayment Interest Shortfall;
               and

                    (d) any Scheduled Payment received and collected during a
               Collection Period, but due on a Due Date occurring after the end of such Collection Period, shall be remitted on the Determination
               Date for the Collection Period in which such Due Date occurs.

               (v) In the event any payments received by Primary Servicer becomes NSF after the monies associated with that payment have been remitted to the Master Servicer, the Master Servicer will return such moneys to Primary Servicer by wire transfer in immediately available funds within one Business Day of notice from the Primary Servicer. If the Primary Servicer fails to remit to the Master Servicer when due the total pool remittance required to be remitted under this Agreement
          (whether or not such failure constitutes a Primary Servicer Default), then interest shall accrue on the amount of the total pool remittance and the Primary Servicer shall promptly pay such interest to the
          Master Servicer, at a per annum rate equal to the Advance Rate from and including the date when such remittance was required to be made to but excluding the day when such remittance is actually made. If the
          Primary Servicer fails to remit a single loan remittance more than five (5) days after the single loan remittance was received

                                      -11-

          by the Primary Servicer, then interest shall accrue on the amount of such single loan remittance and the Primary Servicer shall promptly pay such interest to the Master Servicer, at a per annum rate equal to the Advance Rate from and including the date when such remittance was required to be made to but excluding the date when such remittance is actually made.

               (vi) With respect to escrow or reserve payments as listed on the
          Task Description, the Primary Servicer shall collect escrow or reserve amounts with respect to the Mortgage Loans and A/B Mortgage Loans, and shall deposit such funds in an escrow account, which shall be an
          Eligible Account, and shall maintain, disburse and account for such funds as provided in the Task Description, for real estate taxes, insurance and reserves, and escrows for repairs, replacements, principal and interest payments and lease payments and any other matters specified in any agreement in which funds are held at the time, and in the manner and for the purposes as otherwise required or delineated in the Loan Documents and with respect to the Master
          Servicer under the Pooling and Servicing Agreement. The Primary
          Servicer may direct the investment of such funds subject to and in accordance with the criteria and requirements set forth in the Pooling and Servicing Agreement relating to Escrow Accounts, including without limitation the obligation to deposit into the Escrow Account the amount of any investment losses to the extent required in the Pooling and Servicing Agreement. Primary Servicer shall have the benefit and shall retain all interest and income earned on the Escrow Accounts for the Mortgage Loans and A/B Mortgage Loans that is not paid to
          Mortgagors.

               (vii) Primary Servicer shall submit the following Payment and
          Mortgage Loan Status Reports, in each case, in the form attached as
          Exhibit B-1 and at the time specified in the succeeding sentences of this sub-section (vii): (1) a remittance report for payments received on Mortgage Loans and A/B Mortgage Loans; (2) a delinquency report;
          (3) a real estate tax delinquency report which may be based upon information provided by Primary Servicer's real estate tax service (if any) if engaged in accordance with Article VII of this Agreement; (4)
          an insurance monitoring report; (5) a UCC form monitoring report; and
          (6) the Day One Report. Primary Servicer shall submit the Payment and
          Mortgage Loan Status Report described by clause (1) above by electronic mail on each day that payments or funds are remitted to the
          Master Servicer pursuant to Section 2.1(c) of this Agreement. Primary
          Servicer shall submit the Payment and Mortgage Loan Status Report described by clause (2) above by electronic mail, monthly no later than the tenth (10th) day of each month for the previous month.
          Primary Servicer shall submit the Payment and Mortgage Loan Status
          Reports described by clauses (3), (4) and (5) above by electronic mail, quarterly no later than January 15, April 15, July 15 and
          October 15 for the previous above quarter. Primary Servicer shall submit the Payment and Mortgage Loan Status Report described by clause
          (6) above by electronic mail, monthly no later than the first (1st)
          day of each month in which the applicable Distribution Date occurs for the then current Collection Period. If the day on which any Payment and Mortgage Loan Status Report is otherwise due as described above does not constitute a

                                      -12-

          Business Day, then such report shall be due on the immediately succeeding Business Day.

               (viii) Master Servicer and Primary Servicer hereby allocate responsibility for completing the CMSA Investor Reporting Package for the Mortgage Loans and the A/B Mortgage Loans as follows:

                    (a) Master Servicer shall complete all fields and aspects of the CMSA Loan Setup File that are available from the Final
               Prospectus Supplement. Upon completing all of such fields, Master
               Servicer shall forward the CMSA Loan Setup File for the Mortgage
               Loans and the A/B Mortgage Loans to Primary Servicer who shall complete the fields and aspects of the CMSA Loan Setup File for the Mortgage Loans and the A/B Mortgage Loans that are not available from the Final Prospectus Supplement and return to
               Master Servicer the completed CMSA Loan Setup File for the
               Mortgage Loans and the A/B Mortgage Loans within five (5)
               Business Days of receiving such file from Master Servicer. Master
               Servicer shall deliver a CMSA Loan Setup File to Primary Servicer
               (a) for the Mortgage Loans and the A/B Mortgage Loans only; (b)
               in electronic form; (c) using an Excel file; and (d) with all fields in the same order as the CMSA Loan Setup File. Primary
               Servicer and Master Servicer acknowledge that delivery of the
               CMSA Loan Setup File is to commence with the Report Date in
               February 2006.

                    (b) Commencing in the applicable "Month of Initial Report"
               set forth opposite each report described below, the Primary
               Servicer shall complete such report at the frequency set forth opposite such report below and deliver such report to the Master
               Servicer at or before the time described opposite such report below (and with respect to an A/B Mortgage Loan, deliver any additional reports to the holder of the related B Note which may be required to be delivered to the holder of such B Note, at such times as may be required pursuant to the applicable A/B
               Intercreditor Agreement):

                                      -13-

                                 Month of            Frequency                      Time of Required
    Description of               Initial                of                           Delivery to the
        Report                    Report               Report                        Master Servicer
-----------------------   ----------------------   -------------   --------------------------------------------------

CMSA Property File        March 2006                 Monthly       10th Business Day for prior month but in no event
                                                                   later than the Business Day prior to the Report
                                                                   Date in such month.

Operating Statement       June 2006 for year-end     Annually      With respect to each calendar year, beginning in
Analysis Report, CMSA     2005                                     2006 for year-end 2005, the earlier of (i) 30 days
Financial File and NOI                                             after receipt of the underlying operating
Adjustment Worksheet                                               statements from the borrower or (ii) June 1.

CMSA Loan Level           March 2006                 Monthly       10th Business Day for prior month but in no event
Reserve/LOC Report                                                 later than the Business Day prior to the Report
                                                                   Date in such month.

CMSA Servicer Watch       March 2006                 Monthly       10th Business Day for prior month but in no event
List                                                               later than the Business Day prior to the Report
                                                                   Date in such month.

CMSA Comparative          March 2006                 Monthly       10th Business Day for prior month but in no event
Financial Status Report                                            later than the Business Day prior to the Report
                                                                   Date in such month

Quarterly Operating       July 2006                  Quarterly,    With respect to a calendar quarter, within 95 days
Statement Analysis                                   but with      following the end of such calendar quarter
Report and CMSA                                      respect to    (commencing with the quarter ending on March 31,
Quarterly Financial                                  only the      2006).
File                                                 first three
                                                     calendar
                                                     quarters in
                                                     each year

                    (c) The Master Servicer shall have the responsibility to
               complete and deliver the following reports in accordance with the
               Pooling and Servicing Agreement: CMSA Loan Setup File, CMSA Loan
               Periodic Update File; CMSA Delinquent Loan Status Report; CMSA
               REO Status Report; CMSA Historical Loan Modification Report and
               CMSA Historical Liquidation Report.

                    (d) Notwithstanding the foregoing: (a) Primary Servicer
               shall reasonably cooperate to provide to Master Servicer specific information or data in Primary Servicer's possession and
               necessary to complete a report for which Master Servicer is responsible, upon the written request of

                                      -14-

               Master Servicer; and (b) the Master Servicer shall reasonably cooperate to provide to the Primary Servicer specific information or data in the Master Servicer's possession, as may be requested in writing by the Primary Servicer, to enable the Primary
               Servicer to prepare and deliver to each holder of a B Note any reports or notices required to be delivered to each such holder of a B Note, pursuant to the provisions of the applicable A/B
               Intercreditor Agreement.

                    (e) Notwithstanding the definitions of various CMSA reports in this Agreement that directly link such reports to a form attached as part of Exhibit W and Exhibit X to the Pooling and
               Servicing Agreement, Master Servicer shall be entitled to amend the forms of such reports that Primary Servicer must deliver under this Agreement, provided that (a) the Commercial Mortgage
               Securities Association has amended the applicable reports and published such amendments as its revised form on its website; (b)
               Master Servicer gives Primary Servicer no less than one hundred twenty (120) days notice of any required amendments or revisions to a report prior to their becoming effective as the form of report to deliver under this Agreement; and (c) any such
               amendments or revisions (either singly or in the aggregate) shall not impose undue additional burden or costs upon Primary Servicer to collect, format, calculate or report information to Master
               Servicer.

                    (f) All Operating Statement Analysis Reports, NOI Adjustment
               Worksheets, financial statements, rent rolls, and budgets
               delivered by the Primary Servicer to the Master Servicer pursuant hereto shall be labeled according to the ________________________
               for Electronic File Delivery.

               (ix) Master Servicer and Primary Servicer have made efforts to reconcile the Task Description, the Payment and Collection Description
          and Payment and Mortgage Loan Status Reports. In the event of any conflict between (1) the Task Description and (2) the Payment and
          Collection Description and Payment and Mortgage Loan Status Reports,
          then the Payment and Collection Description and Payment and Mortgage
          Loan Status Reports shall govern.

               (x) The Primary Servicer shall be responsible for the calculation of any and all Prepayment Premiums payable under each Mortgage Loan and each A/B Mortgage Loan.

               (xi) Within thirty (30) days following the Closing Date, Primary
          Servicer shall deliver to Master Servicer a report listing the tax parcels coinciding with the Mortgaged Properties.

               (xii) All amounts collected by the Primary Servicer during a
          Collection Period with respect to the A/B Mortgage Loan, which are payable to the holder of the applicable B Note pursuant to the provisions of the applicable Intercreditor Agreement, shall be paid by the Primary Servicer to such B Note holder no later

                                      -15-

          than three Business Days after collection of such funds. In the event that the Primary Servicer determines (in its sole discretion) that in order to confirm the amount to be disbursed to a B Note holder pursuant to the provisions of the A/B Intercreditor Agreement, the
          Primary Servicer requires information from the Master Servicer, the
          Primary Servicer shall have the right, within three Business Days after collection of the funds at issue, to deliver to the Master
          Servicer a written request for such information. The Master Servicer shall provide the information requested, to the extent that such information is in the possession of the Master Servicer or involves a calculation to be made by the Master Servicer on the basis of information in the possession of the Master Servicer, no later than three Business Days after the Master Servicer receives the Primary
          Servicer's written request, and the Primary Servicer shall make the disbursement at issue to the B Note holder no later than three
          Business Days after it receives the information from the Master
          Servicer needed to confirm the disbursement at issue. In the event that the Master Servicer determines (in its sole discretion) that it is necessary or desirable to direct the Primary Servicer as to how to allocate amounts collected for an A/B Mortgage Loan between the holders of the related Mortgage Loan and its related B Note, the
          Master Servicer shall have the right, no later than the end of the second Business Day after each of the A/B Mortgage Loan's scheduled monthly payment dates, to deliver a written direction notice to the
          Primary Servicer. The Primary Servicer shall comply with the Master
          Servicer's directions, absent a disagreement (which shall be promptly communicated in writing to the Master Servicer) and addressed by the
          Master Servicer and the Primary Servicer within the time frames set forth in this Section 2.1(c)(xii). If there is any disagreement between the Master Servicer and the Primary Servicer with respect to the allocation of funds on the A/B Mortgage Loan, then the Master
          Servicer and the Primary Servicer shall consult with each other in good faith but the determination of the Master Servicer shall control and no consultation shall extend in duration beyond the date reasonably necessary for allocations, remittances and reporting to be timely made to the holders of the A Note and B Note. In the event that collection responsibilities for an A/B Mortgage Loan are transferred from the Primary Servicer to the Master Servicer or Special Servicer
          pursuant to the applicable provisions of this Agreement or the Pooling and Servicing Agreement, all amounts that are collected by the Master
          Servicer or the Special Servicer, as applicable, during a Collection
          Period with respect to such A/B Mortgage Loan and are payable to the holder of the applicable B Note pursuant to the provisions of the related A/B Intercreditor Agreement shall be remitted by the Master
          Servicer to such B Note holder no later than three Business Days after the collection of such funds, notwithstanding any provision of the applicable A/B Intercreditor Agreement that may provide the Servicer with a longer period of time to remit such collected funds to the B
          Note holder (except that if the related Mortgaged Property has become an REO Property, then the funds on deposit in the related REO Account related to such REO Property shall be remitted to the Master Servicer by the Special Servicer as and to the extent otherwise provided in
          Section 9.14(b) of the Pooling and Servicing Agreement and then, to the extent remittable to the holder of the

                                      -16-

          applicable B Note, shall be so remitted on the next succeeding Master
          Servicer Remittance Date).

               D. Commencing in the year 2006, Primary Servicer shall inspect, or cause to be inspected, each of the Mortgaged Properties for the Mortgage
     Loans and the A/B Mortgage Loans in accordance with Section 8.17 of the
     Pooling and Servicing Agreement and, promptly upon completion of such inspection, shall deliver to Master Servicer and with respect to an A/B
     Mortgage Loan, to the holder of the related B Note, if required by the applicable A/B Intercreditor Agreement, a property inspection report in the form attached as Exhibit B-3 ("Property Inspection Description"). Each
     property inspection report delivered by the Primary Servicer shall be imaged with the _________________________ for Electronic File Delivery.

               Master Servicer and Primary Servicer have made efforts to
     reconcile the Task Description and the Property Inspection Description. In
     the event of any conflict between (1) the Task Description and (2) the
     Property Inspection Description, then the Property Inspection Description shall govern.

               E. Primary Servicer shall promptly notify the Master Servicer of any significant events affecting any one or more of the Mortgage Loans and
     A/B Mortgage Loans, the related Mortgagors or the related Mortgaged
     Properties which become known to Primary Servicer or of which the Primary
     Servicer receives notice, such as a payment default, a bankruptcy, a judicial lien or casualty or condemnation event, and the Primary Servicer shall also promptly advise the Master Servicer of all material collection and customer service issues and, promptly following any request therefor by the Master Servicer, shall furnish to the Master Servicer with copies of any correspondence or other documents in the possession of the Primary
     Servicer related to any such matter. The Primary Servicer shall use reasonable efforts to promptly notify the Master Servicer as soon as the
     Primary Servicer (exercising good faith and reasonable judgment in accordance with the Servicing Standard) becomes aware that any Servicing
     Advance will be required (or may reasonably be expected to be required) to be made with respect to any Mortgage Loan or any A/B Mortgage Loan under the standards imposed on the Master Servicer by the Pooling and Servicing
     Agreement.

               F. Within 30 days following the Closing Date, Primary Servicer shall deliver to Master Servicer for each of its Mortgage Loans and A/B
     Mortgage Loans to be included in the Escrow Status Report, the deadline or expiration date contained in the applicable escrow or reserve agreement for completing the specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects for which such Mortgage Loan or A/B Mortgage Loan is to appear in the Escrow Status Report.

               G. In addition, the Primary Servicer shall deliver or cause to be delivered to Master Servicer any and all information as may reasonably be necessary for the Master Servicer to perform its obligations under Section
     8.3(i) of the Pooling and Servicing Agreement (to the extent related to the
     Mortgage Loans and/or A/B Mortgage Loans); provided, however, that in the event that the Primary Servicer has sent a notice to

                                      -17-

     a ground lessor as contemplated by such Section 8.3(i) of the Pooling and
     Servicing Agreement, the delivery to the Master Servicer of a copy of such notice shall satisfy the Primary Servicer's obligation under this section with respect to such ground lease.

               H. Primary Servicer shall perform all other obligations of the
     Primary Servicer as set forth herein.

          Primary Servicer and the Master Servicer agree that, in connection with the performance of its obligations hereunder, the Primary Servicer shall be entitled to request from the Master Servicer, and the Master Servicer agrees that it shall provide, express instructions for the completion of any of the
Services to be performed or completed by the Primary Servicer, to the extent necessary to clarify any ambiguities in the terms of this Agreement. The Master
Servicer further agrees that the Primary Servicer shall be entitled to rely upon any such written instructions. The Primary Servicer and the Master Servicer, respectively, shall perform all of their respective obligations as allocated and set forth in this Agreement, and it is understood that the Primary Servicer shall have no obligations with respect to the primary servicing of the Mortgage
Loans and the A/B Mortgage Loans, except as specifically set forth in this
Agreement.

          60.2 Standard of Care The Primary Servicer shall perform all Services on behalf of the Master Servicer in accordance with the terms of this Agreement and the Servicing Standard and in a manner consistent with the applicable provisions of the Pooling and Servicing Agreement and with respect to an A/B
Mortgage Loan, the applicable provisions of the related A/B Intercreditor
Agreement.

          60.3 Compensation and Other Payments to the Primary Servicer As
consideration for the Primary Servicer's performance of the Services hereunder:
(a), the Primary Servicer shall be entitled to deduct the Aggregate Servicing
Fee in accordance with Section 2.1(c)(iii) of this Agreement, with respect to the related Collection Period for each Mortgage Loan for which a payment was received by the Master Servicer or forwarded to the Master Servicer by the
Primary Servicer; and (b) with respect to each A/B Mortgage Loan, the Primary
Servicer shall be entitled to deduct any Primary Servicing Fee or other fee payable to the Primary Servicer as may be agreed to by the holder of the related
B Note, from each payment received by the Primary Servicer and which is allocable to such holder of the related B Note, all in accordance with the provisions of Section 2.1 of this Agreement. Notwithstanding the foregoing,
Primary Servicer shall not be entitled to a Primary Servicing Fee with respect to any Mortgage Loan (other than an A/B Mortgage Loan) for which a Servicing
Transfer Event has occurred (unless such Mortgage Loan becomes a Rehabilitated
Mortgage Loan) or with respect to which the Primary Servicer has been terminated as Primary Servicer under this Agreement and the Pooling and Servicing
Agreement.

          The Primary Servicer shall retain all rights to the Excess Servicing
Fee for all Mortgage Loans, even if (a) any Mortgage Loan or Mortgage Loans become Specially Serviced Mortgage Loans; (b) Primary Servicer's servicing is terminated with respect to particular Mortgage Loans or (c) Primary Servicer is in default, is terminated or resigns under this Agreement. If Primary Servicer is unable to deduct the Excess Servicing Fee in accordance with Section
2.1(c)(iii) because it no longer services a Mortgage Loan or Mortgage Loans or for any other reason (other than transfer or assignment of the rights to the
Excess Servicing Fee), then

                                      -18-

Master Servicer (and any successor) shall cause the Excess Servicing Fee to be paid on the Mortgage Loans to Primary Servicer monthly in accordance with the terms of the Pooling and Servicing Agreement.

          The Primary Servicer shall have the benefit and shall retain all interest and income earned on the Primary Servicer Collection Account for the
Mortgage Loans and the A/B Mortgage Loans. If Primary Servicer is terminated under this Agreement, it shall be entitled to collect all such interest and income that accrues through the date of termination. If a Mortgage Loan or an
A/B Mortgage Loan becomes a Specially Serviced Mortgage Loan, Primary Servicer shall be entitled to collect all such interest and income that accrues through the date of the applicable Servicing Transfer Event. The right to retain such interest and income shall resume if such Mortgage Loan or an A/B Mortgage Loan becomes a Rehabilitated Mortgage Loan.

          The Primary Servicer shall also be entitled to retain the fees or portions of fees set forth in the Post Closing Matters Description. Except as specifically provided in this Agreement, the Primary Servicer shall not be entitled to receive any default interest or late fees collected from the
Borrower, and the Primary Servicer shall promptly, upon collection of such amounts, forward such interest and fees to the Master Servicer in accordance with the Payment and Collection Description. Primary Servicer may waive the right to collect a fee or portion of a fee to which it is entitled under this
Agreement but may not waive or otherwise affect the rights of other parties to any other fees or portions of fees to which Primary Servicer is not entitled.

          The Primary Servicer shall be required to pay out of its own funds, without reimbursement, all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder, including costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, and Primary Servicer shall be required to pay all expenses that it incurs in the administration of this Agreement (but not those incurred at the direction or request of Master Servicer or a third party which direction or request requires the performance of a task or obligation not contemplated of Primary Servicer under this Agreement) and shall not be entitled to reimbursement of such costs and expenses, except (1) as may be specifically provided in this Agreement or
(2) to the extent expenses are reimbursable by a Mortgagor under the applicable
Loan Documents and the Mortgagor makes such reimbursement.

          60.4 Primary Servicer Representations and Warranties (a) The Primary
Servicer hereby makes for the benefit of the Master Servicer the same representations and warranties as are made by the Master Servicer under Section
8.20 of the Pooling and Servicing Agreement; provided, however, that (i)
references therein to the Master Servicer shall be deemed references to the
Primary Servicer and references to the Trustee shall be deemed references to the
Master Servicer and (ii) in lieu of the representation described in the first clause of Section 8.20(a)(i) of the Pooling and Servicing Agreement, the Primary
Servicer represents that the Primary Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b) The Primary Servicer hereby makes for the benefit of the Master
Servicer the same representations and warranties as are made by the Primary
Servicer to the Depositor under Section 13.2(a) of the Pooling and Servicing
Agreement.

                                      -19-

                                       61.
                           DOCUMENTS AND OTHER MATTERS

          61.1 Segregation of Mortgage Loan Documents The Primary Servicer shall segregate the Primary Servicer Servicing Documents related to the Mortgage Loans and the A/B Mortgage Loans from all other assets of the Primary Servicer and, upon request, forward to the Master Servicer copies of such documents or originals of such documents if in the possession of Primary Servicer and not part of the Mortgage File forwarded to the Trustee. The Primary Servicer acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the Primary Servicer sells its rights to service the applicable Mortgage Loan or A/B Mortgage Loan, the Primary Servicer shall assign the applicable letter of credit to the Trust or at the direction of the
Special Servicer to such party as the Special Servicer may instruct, and the
Primary Servicer shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment.

          61.2 Access to Documents; Provision of Certain Information The Primary
Servicer shall make available to the Master Servicer or any Successor Primary
Servicer, at a reasonable time, such information as the Master Servicer or such
Successor Primary Servicer shall reasonably request in writing and shall make available to the Master Servicer or any Successor Primary Servicer or Persons
designated by the Master Servicer or such Successor Primary Servicer such documents as the Master Servicer shall reasonably request in writing. The Master
Servicer shall make available to the Primary Servicer, at a reasonable time, such information as the Primary Servicer shall reasonably request in writing in connection with the performance of the Services and, subject to the terms and conditions of Section 8.15 of the Pooling and Servicing Agreement, shall make available to the Primary Servicer or Persons designated by the Primary Servicer such documents related to the Mortgage Loan and the A/B Mortgage Loans and the
Servicing of the Mortgage Loans and the A/B Mortgage Loans as the Primary
Servicer shall reasonably request in writing.

                                       62.
                           MASTER SERVICER ASSISTANCE

          62.1 Master Servicer Assistance

          (a) The Master Servicer shall make reasonable efforts to do any and all things reasonably requested by the Primary Servicer to enable the Primary
Servicer to render the Services, including, without limitation, delivering to the Trustee any receipts or other documentation that the Trustee may require to allow it to release any Mortgage Files or documents contained therein or acquired in respect thereof requested by the Primary Servicer. Notwithstanding any other provision of this Agreement to the contrary and any other notwithstanding provisions in this Agreement (including any contrary provision of Exhibit B-2), the Primary Servicer shall do any and all things reasonably requested by the Master Servicer to enable the Master Servicer to comply with its obligations under the Pooling and Servicing Agreement. Before the Master
Servicer releases all or any portion of any Mortgage File or document contained therein or acquired in respect thereof to the Primary Servicer, the Master
Servicer may require the Primary Servicer to execute a receipt therefor or, in the event of a

                                      -20-

Mortgage Loan or an A/B Mortgage Loan that has been repaid in full, a certificate with respect to the payment in full of the related Mortgage Loan or
A/B Mortgage Loan.

          (b) If required in connection with the provision of the Services, the
Master Servicer shall furnish, or cause to be furnished, to the Primary
Servicer, upon request, any powers of attorney of the Master Servicer or the
Trustee, empowering the Primary Servicer to take such actions as it determines to be reasonably necessary to comply with its Servicing duties hereunder or to enable the Primary Servicer to service and administer such Mortgage Loans and
A/B Mortgage Loans and carry out its duties hereunder, in each case in accordance with the Servicing Standard and the terms of this Agreement. The
Primary Servicer hereby agrees to indemnify the Master Servicer and the Trustee from any loss, damage, expense or claim relating to misuse or wrongful use of any such power of attorney.

          62.2 Specially Serviced Mortgage Loans The Primary Servicer shall promptly notify the Master Servicer and Special Servicer with respect to
Specially Serviced Mortgage Loans of any questions, complaints, legal notices, or other communications relating to the foreclosure or default of such loans or bankruptcy proceedings of a Mortgagor that are received by the Primary Servicer and with respect to such Mortgage Loan or A/B Mortgage Loan such other matters as would, consistent with the Servicing Standard, require notification to the owner or the servicer of the Mortgage Loan or A/B Mortgage Loan. The Master
Servicer shall notify the Primary Servicer of any Specially Serviced Mortgage
Loan becoming a Rehabilitated Mortgage Loan promptly following the Master
Servicer's receipt of notice to such effect from the Special Servicer and shall provide Primary Servicer with all relevant documents received during the time that the relevant Mortgage Loan or A/B Mortgage Loan was a Specially Serviced
Mortgage Loan following the Master Servicer's receipt of such documents from the
Special Servicer. Upon the request of Primary Servicer, Master Servicer shall request from the Special Servicer all such relevant documents with respect to a
Rehabilitated Mortgage Loan. Notwithstanding anything contained herein to the contrary, the Primary Servicer shall not without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Primary Servicer's representative capacity, or (ii)
knowingly take any action that causes the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan that the
Primary Servicer is servicing pursuant to its duties herein (in which case the
Primary Servicer shall give three (3) Business Days prior notice to the Trustee of the initiation of such action).

                                       63.
                      ADDITIONAL PRIMARY SERVICER COVENANTS

          63.1 Notice of Litigation With respect to any Mortgage Loan or A/B
Mortgage Loan as to which litigation is instituted, the Primary Servicer, if aware of such litigation, shall notify the Master Servicer immediately as to the status of the litigation related to such Mortgage Loan or A/B Mortgage Loan and shall, when reasonably required or requested by the Master Servicer, provide to the Master Servicer copies of all pertinent information in the Primary
Servicer's possession related to such litigation, including, without limitation, copies of related Servicing Documents.

                                      -21-

          63.2 No Personal Solicitation The Primary Servicer hereby agrees that it will not knowingly take any action or cause any action to be taken by any of its agents or Affiliates, or independent contractors or working on its behalf, to personally, by telephone or mail, solicit the prepayment of any Mortgage Loan or A/B Mortgage Loan by any Mortgagor. Primary Servicer agrees not to forward to any Mortgagor or other obligors under a Mortgage Loan or A/B Mortgage Loan, any correspondence or documents between Master Servicer and Primary Servicer regarding a Post Closing Request (except the Requirements List (as defined in
Exhibit B-2(c)) without the consent of the Master Servicer or Special Servicer
(acting in its sole discretion), unless required by law.

          63.3 Fidelity Bond and Errors and Omissions Insurance Policy

          63.3.1 (a) The Primary Servicer, at its own expense, shall maintain in effect a fidelity bond (the "Primary Servicer Fidelity Bond") and an errors and omissions policy (the "Primary Servicer Errors and Omissions Insurance Policy")
with a Qualified Insurer, naming the Master Servicer as loss payee, affording coverage for all directors, officers and employees. The Primary Servicer Errors and Omissions Insurance Policy and Primary Servicer Fidelity Bond shall be in such form and amount that would satisfy the same requirements for such policies as the Master Servicer must satisfy as set forth in Section 8.2 of the Pooling and Servicing Agreement. Notwithstanding any other provisions of this Agreement, the Primary Servicer shall be permitted to self-insure with respect to its obligations to maintain the Primary Servicer Fidelity Bond and a Primary
Servicer Errors and Omissions Policy to the extent the Master Servicer is permitted under Section 8.2 of the Pooling and Servicing Agreement (construed as if the references therein to the Master Servicer were instead references to the
Primary Servicer). The Primary Servicer shall furnish to the Master Servicer, not later than thirty (30) days after the Closing Date, evidence of the Primary
Servicer's compliance with this Section 5.3(a).

          63.3.2 The Primary Servicer shall promptly report in writing to the
Master Servicer any material adverse changes that may occur in the Primary
Servicer Fidelity Bond or the Primary Servicer Errors and Omissions Insurance
Policy and shall furnish to the Master Servicer upon written request copies of all binders and policies or certificates evidencing that such bond and insurance policy are in full force and effect. The Primary Servicer shall promptly report in writing to the Master Servicer all cases of embezzlement or fraud or irregularities of operation relating to the servicing of the Mortgage Loans and of the A/B Mortgage Loan by the Primary Servicer and its employees, officers, directors, agents and representatives if such events involve funds relating to the Mortgage Loans and the A/B Mortgage Loan. The total of such losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of the Primary Servicer's bonding companies or insurers relating to the Mortgage
Loans or the A/B Mortgage Loans or the servicing thereof, a copy of such report
(which report may omit any references to individuals suspected of such embezzlement, fraud or irregularities of operation) shall be promptly furnished to the Master Servicer.

          63.4 Primary Servicer's Financial Statements and Related Information
The Primary Servicer shall deliver to the Master Servicer, within 120 days after the end of its fiscal year, a copy of its annual financial statements, such financial statements to be audited if then customarily audited, and with respect to any unaudited financial statements provided by the

                                      -22-

Primary Servicer, which financial statements shall be certified by the Primary
Servicer's chief financial officer to be true, correct and complete. The Primary
Servicer shall notify the Master Servicer, as of the Closing Date, of the
Primary Servicer's fiscal year and shall notify the Master Servicer promptly after any change thereof.

          63.5 No Advancing Under no circumstance shall the Primary Servicer make or have an obligation to make any Advances.

          63.6 REMIC Compliance The Primary Servicer shall comply with all of the obligations otherwise imposed on the Master Servicer under Article XII of the Pooling and Servicing Agreement insofar as such obligations relate to the
Mortgage Loans and/or the A/B Mortgage Loans.

          63.7 Inspection Rights The Primary Servicer shall afford the Master
Servicer and the Trustee, upon reasonable notice and during normal business hours, reasonable access to all records, information, books and documentation regarding the applicable Mortgage Loans and the A/B Mortgage Loans, and all
accounts, insurance policies and other relevant matters relating to this
Agreement, and access to Primary Servicing Officers of the Primary Servicer responsible for its obligations hereunder. Without limiting the preceding sentence, Master Servicer may visit the offices of Primary Servicer no more than once annually for the purpose of reviewing Primary Servicer's compliance with this Agreement upon reasonable notice and during normal business hours, and
Primary Servicer shall reasonably cooperate with Master Servicer to provide
Master Servicer with the information that Master Servicer reasonably requests to permit such review. Primary Servicer shall reimburse Master Servicer for its reasonable and actual travel expenses incurred in connection with such review in an amount not to exceed $5,000 annually in total for this Agreement and all similar commercial mortgage loan servicing agreements in place between Primary
Servicer and Master Servicer. Primary Servicer shall have no obligation to provide access to non-public information not pertaining to the Mortgage Loans or the A/B Mortgage Loans or to proprietary information relating to Primary
Servicer.

          63.8 Authorized Officer Primary Servicer shall provide Master Servicer promptly with a written list of authorized Servicing Officers of Primary
Servicer, which may be amended from time to time by written notice from Primary
Servicer to Master Servicer; provided, however, that such list shall denote one principal Servicing Officer responsible for the Primary Servicer's obligations under this Agreement.

          63.9 Additional Reports Primary Servicer shall produce such additional written reports with respect to the Mortgage Loans and the A/B Mortgage Loans as the Master Servicer may from time to time reasonably request in accordance with the Servicing Standard and shall reasonably cooperate with Master Servicer to aid Master Servicer in its obligations to produce additional reports and respond to inquiries under the Pooling and Servicing Agreement.

          63.10 Prepayment Interest Shortfalls and Excesses

          63.10.1 (a) For any Mortgage Loan, Primary Servicer shall require
Principal Prepayments to be made so as not to cause a Prepayment Interest
Shortfall. If the Loan Documents of a related Mortgage Loan do not allow Primary
Servicer to require Principal Prepayments (or condition acceptance of Principal

                                      -23-

Prepayments) on a date that will avoid a Prepayment Interest Shortfall
("Non-Mandatory Prepayment Date Mortgage Loan"), then the Primary Servicer shall pay to Master Servicer on the date specified in Section 2.1(c)(iv) of this
Agreement, in addition to all other amounts due for such Principal Prepayment, an amount payable by the Primary Servicer from its own funds without reimbursement therefor equal to any Prepayment Interest Shortfall that results from such Principal Prepayment (for the avoidance of doubt, no such reimbursement shall be required with respect to any B Notes); provided, however, that for all Principal Prepayments received during any Collection Period with respect to Non-Mandatory Prepayment Date Mortgage Loans, the Primary Servicer
shall in no event be required to remit an amount greater than the amount of the
Primary Servicing Fees for such Collection Period, plus any investment income earned on the amount prepaid prior to the related Distribution Date.

          63.10.2 [Reserved].

          63.10.3 If any Principal Prepayment on any Mortgage Loan results in a
Prepayment Interest Excess, then Primary Servicer shall remit such Principal
Prepayment and accompanying collections as required under Section 2.1 and Master
Servicer shall, on the Master Servicer Remittance Date immediately following the remittance of the Principal Prepayment by the Primary Servicer to the Master
Servicer, remit to Primary Servicer a pro rata portion (based upon all
Prepayment Interest Excesses remitted to Master Servicer by all Primary
Servicers (as defined in the Pooling and Servicing Agreement) with respect to such Collection Period) of the amount by which the amount of the Prepayment
Interest Excesses for such Collection Period exceed all Prepayment Interest
Shortfalls (excluding, with respect to all of the Primary Servicers, any
Prepayment Interest Shortfalls of the type described in clause (b) above) for such Collection Period with respect to any of the mortgage loans (whether or not the subject of this Agreement) that are serviced under the Pooling and Servicing
Agreement (except that if the aggregate pro rata portion owed to Primary
Servicer during any Collection Period as a result of such calculation exceeds
$20,000, Master Servicer shall remit to Primary Servicer such pro rata portion no later than three (3) Business Days prior to the Distribution Date for the applicable Collection Period).

          63.11 Consents Primary Servicer shall (a) obtain the consent of the
Special Servicer with respect to assignments and assumptions of Mortgage Loans or A/B Mortgage Loans in accordance and subject to the terms of Section
A.1(c)(ii) of Exhibit B-2(c) of this Agreement and Section 8.7 of the Pooling and Servicing Agreement; (b) obtain the consent of the Master Servicer with respect to the defeasance of Mortgage Loans in accordance with and subject to the terms of Section A.1(c)(i) of Exhibit B-2(c) of this Agreement; (c) obtain the consent of the Special Servicer with respect to additional liens, monetary encumbrances and mezzanine financings in accordance with and subject to the terms of Section A.1(c)(iii) of Exhibit B-2(c) of this Agreement and Section 8.7 of the Pooling and Servicing Agreement; (d) notify Master Servicer of any
Materiality Determination, which shall thereafter be handled in accordance with
Sections A.1(a) and (c)(iv) of Exhibit B-2(c) of this Agreement; and (e) with respect to an A/B Mortgage Loan, if required by the related A/B Intercreditor
Agreement, obtain the consent of the holder of the related B Note for those actions which require the consent of such B Note holder.

          63.12 Quarterly Servicing Accounts Reconciliation Certification

                                      -24-

          Primary Servicer shall execute and deliver to Master Servicer a certification substantially in the form set forth in Exhibit D hereto no later than the 25th calendar day of each January, April, July and October, commencing in April 2006 (the date of such delivery, in each case, a "Reconciliation
Certification Date"), with respect to the three consecutive calendar months immediately preceding the calendar month in which such Reconciliation
Certification Date falls.

          63.13 Exchange Act Reports; Annual Compliance Documents

          (a) Regulation AB Compliance. The Primary Servicer shall comply with the reporting and certification requirements required to be complied with by a
"Reporting Servicer", a "Sub-Servicer", a "Servicing Function Participant" or an
"Additional Servicer" under Article XIII of the Pooling and Servicing Agreement
(whether or not the Primary Servicer's activities satisfy the percentage requirement set forth in the definition of "Servicing Function Participant"
under the Pooling and Servicing Agreement (or, implicitly, in the definitions of
"Reporting Servicer" or "Sub-Servicer" under the Pooling and Servicing
Agreement) or the definitional requirements of "Additional Servicer" under the
Pooling and Servicing Agreement).

          (b) General Reporting Obligations. The Primary Servicer shall comply from time to time with the reporting and certification requirements set forth in
Section 5.13(c) with respect to each ABS Issuing Entity. For such purpose,
Section 5.13(c) shall be construed separately in relation to each ABS Issuing
Entity. If any mortgage loan serviced hereunder is not initially held by the HQ9
Trust, then any ABS Issuing Entity to which such mortgage loan may subsequently be transferred shall be recognized as an ABS Issuing Entity for purposes of this
Section from and after the effective date set forth in a notice of such transfer delivered to the Primary Servicer, which notice sets forth the name of the ABS
Issuing Entity, the name and address of the depositor for such ABS Issuing
Entity, the name and address of the trustee for such ABS Issuing Entity, the name and address of any paying agent and/or certificate administrator for such
ABS Issuing Entity that is not the same person as the trustee for such ABS
Issuing Entity and the name and address of the applicable master servicer for such ABS Issuing Entity. In no event shall such an effective date occur earlier than the date that is five (5) Business Days following the delivery of such notice.

          For example and not as a limitation of the preceding paragraph, if a hypothetical promissory note designated "Note A-1" and a hypothetical promissory note designated "Note A-2" are secured by the same mortgaged property, such
"Note A-1" is held by the HQ9 Trust and such "Note A-2" is held by a different commercial mortgage trust, then (i) one set of the reports required hereunder must be prepared and delivered with respect to the trust that holds such "Note
A-1" and a second set of the reports required hereunder must be prepared and delivered with respect to the trust that holds such "Note A-2", (ii) for purposes of measuring percentages of pool assets, the first set of reports must reflect (where applicable) a measurement of percentages of pool assets by reference to the pool of assets held by the trust that holds such "Note A-1" and the second set of reports must reflect (where applicable) a measurement of percentages of pool assets by reference to the pool of assets held by the trust that holds such "Note A-2" and (iii) references in the succeeding provisions of this Section to the "ABS Issuing Entity" shall mean, for purposes of the first set of reports, the trust that holds such "Note A-1" and, for purposes of the second set of reports, the trust that holds such "Note A-2".

                                      -25-

          (c) Certain Reports, Certifications and Compliance Information. The
Primary Servicer shall comply with the following provisions:

               (i) Form 8-K Information. With respect to each ABS Issuing Entity
     (for so long as it is subject to Exchange Act reporting requirements), not later than the date set forth in Section 13.9 of the Pooling and Servicing
     Agreement with respect to any event described below of which the Primary
     Servicer becomes aware, the Primary Servicer shall deliver to the Depositor or other Applicable Depositor (with a copy to the Master Servicer) a report
     (a "Primary Servicer Form 8-K Information Report") setting forth all of the information regarding such event that is required to be included in a
     Current Report on Form 8-K ("Form 8-K") under the Exchange Act, to the extent that such information relates (i) to the Primary Servicer or (ii) to the mortgage loans serviced by (and a servicing function of) the Primary
     Servicer hereunder. Such events shall consist of:

                    (A) a termination or expiration of a material subservicing agreement;

                    (B) any instances of a bankruptcy or insolvency proceeding described in Item 1.03(a) or Item 1.03(b) of Form 8-K involving the
          Primary Servicer or any Significant Obligor;

                    (C) the resignation, removal, replacement or substitution of a sub-Primary Servicer that constitutes a servicer described by Item
          1108(a)(2) of Regulation AB, or the appointment of a new such sub-Primary Servicer (in which case the report shall state the date the event occurred and the circumstances surrounding the change, provide the disclosure required by Item 1108(d) of Regulation AB regarding the servicer change and, if a new such sub-Primary Servicer that constitutes a servicer described in Item 1108(a)(3) of Regulation
          AB has been appointed, provide the information required by Item
          1108(b) through (d) of Regulation AB regarding such sub-Primary
          Servicer, and, to the extent that any information called for by this clause regarding such sub-Primary Servicer is not determined or is unavailable at the time of the required filing, the Primary Servicer shall include a statement to this effect in the report and then must deliver an amendment to the report containing such information within one Business Day after the information is determined or becomes available to the Primary Servicer); and

                    (D) financial statements and exhibits, if any, required by
          Item 9.01 of Form 8-K.

               (ii) Form 10-D Information. With respect to each ABS Issuing
     Entity and each Distribution Date (for so long as such ABS Issuing Entity is subject to Exchange Act reporting requirements), not later than the date
     (in each month) set forth in Section 13.6 of the Pooling and Servicing
     Agreement, the Primary Servicer shall deliver

                                      -26-

     to the Depositor or other Applicable Depositor (with a copy to the Master
     Servicer) a report (a "Primary Servicer Form 10-D Information Report")
     setting forth all of the information that is required to be included in the
     Asset-Backed Issuer Distribution Report on Form 10-D ("Form 10-D") under the Exchange Act relating to the Distribution Date occurring in such month, to the extent that such information relates (i) to the Primary Servicer or
     (ii) to the mortgage loans serviced by (and a servicing function of) the
     Primary Servicer hereunder; provided, however, that the Primary Servicer shall be required to deliver a Primary Servicer Form 10-D Information
     Report each month only to the extent that an event requiring disclosure under Form 10-D has occurred in such month, non-delivery of such report in any given month being deemed to constitute a representation by the Primary
     Servicer that no such event has occurred in such month. Such information shall include, without limitation:

                    (A) a description of any material legal proceedings
          involving the Primary Servicer or changes in the status thereof, all as contemplated by Item 2 of Form 10-D and Item 1117 of Regulation AB
          referred to therein;

                    (B) if any mortgage loan serviced hereunder and held by the
          ABS Issuing Entity involves a Significant Obligor, the financial information regarding such obligor that is required by Item 6 of Form
          10-D and Item 1112(b) of Regulation AB referred to therein, to the extent such information is available to the Primary Servicer (it being hereby acknowledged by the Primary Servicer that it shall request, and shall use reasonable efforts in accordance with the Servicing Standard to obtain, such information from the obligor);

                    (C) any change in the information described in Item
          1100(b)(5) of Regulation AB;

                    (D) the information described in Items 1121(a)(5) and
          1121(a) (6) of Regulation AB (to the extent such information is not in the CMSA reports described in Article I hereof); and

                    (E) exhibits, if any, required by Item 9 of Form 10-D.

               (iii) Form 10-K Information (Other than Annual Compliance
     Information). With respect to each ABS Issuing Entity (for so long as it is subject to Exchange Act reporting requirements), not later than the date in each month set forth in Section 13.7 of the Pooling and Servicing
     Agreement, the Primary Servicer shall deliver to the Depositor or other
     Applicable Depositor (with a copy to the Master Servicer) a report (a
     "Primary Servicer Form 10-K Information Report") setting forth all of the information (other than a report regarding its assessment of compliance, a report by a registered public accounting firm that attests to and reports on such assessment report and a statement of compliance, which reports and statements shall be governed by subsection (c)(iv)) that is required to be included in an Annual Report on Form 10-K (a "Form 10-K") under the
     Exchange Act relating to the most recently ended calendar year, to the extent that such information relates (i) to the Primary Servicer or (ii) to the mortgage

                                      -27-

     loans serviced by (and a servicing function of) the Primary Servicer hereunder. Such information shall include, without limitation:

                    (A) any information regarding legal proceeding involving the
          Primary Servicer that is required to be reported by or on behalf of the ABS Issuing Entity on such Form 10-K pursuant to Instruction
          J(2)(d) to Form 10-K and Item 1117 of Regulation AB referred to in such instruction;

                    (B) if any mortgage loan serviced hereunder and held by such
          ABS Issuing Entity relates to a Significant Obligor of the ABS Issuing
          Entity, the financial information regarding such obligor that is required by Instruction J(2)(b) to Form 10-K and Item 1112(b) of
          Regulation AB referred to in such instruction; and

                    (C) the following descriptions of affiliations:

                         (I) a description of the existence and nature of any
               affiliation between the Primary Servicer, on the one hand, and any other person or entity described in Item 1119(a) of
               Regulation AB, on the other, that is required to be described in such Form 10-K under Item 1119(a) of Regulation AB;

                         (II) a description of the existence and character of
               any relationship, agreement, arrangement, transaction or
               understanding between the Primary Servicer or any affiliate of the Primary Servicer, on the one hand, and any of the other parties described in Item 1119(a) of Regulation AB, on the other, that is required to be described in such Form 10-K under Item
               1119(b) of Regulation AB; and

                         (III) a description of any specific relationships
               between the Primary Servicer or any affiliate of the Primary
               Servicer, on the one hand, and any of the other parties described in Item 1119(c) of Regulation AB (as construed in relation to each of the Trust and each other ABS Issuing Entity separately), on the other, that is required to be described in such Form 10-K under Item 1119(c) of Regulation AB.

               (iv) Annual Compliance Information. Not later than August 1 of each year, the Primary Servicer shall deliver to the Master Servicer the following reports and certifications:

                    (A) a report regarding its assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB, as of and for the period ending the end of the prior calendar year, with respect to asset-backed securities transactions taken as a whole that are backed by the same asset type as that included in the ABS Issuing
          Entity, which report of assessment shall or

                                      -28-

          would conform to the criteria set forth in Item 1122(a) and Item
          1122(c)(1) of Regulation AB;

                    (B) a report by a registered public accounting firm that
          attests to, and reports on, the assessment described in the preceding clause (A), which report shall be made in a manner that conform or would conform to the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board and shall or would conform to the requirements of Item 1122(b) and Item 1122(c)(1)
          of Regulation AB; and

                    (C) a statement of compliance from the Primary Servicer that shall or would comply with Item 1123 of Regulation AB, and signed by an authorized officer of the Primary Servicer, to the effect that: (a)
          a review of the Primary Servicer's activities during the then most-recently ended calendar year and of its performance under this
          Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the then most-recently ended calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

               (v) Sarbanes-Oxley Back-Up Certification. Simultaneously with its delivery of the Primary Servicer Form 10-K Information Report, the Primary
     Servicer shall execute and deliver to or as directed by the Master Servicer and/or the Applicable Depositor a backup certification, which shall be substantially in the form attached as Exhibit CC-1 to the Pooling and
     Servicing Agreement in support of any certification obligation to which the
     Master Servicer, the depositor for the ABS Issuing Entity, the trustee for the ABS Issuing Entity, the master servicer for the ABS Issuing Entity (if other than the Master Servicer) or other similar party is subject under the governing agreement for the ABS Issuing Entity in connection with the certification requirements of the Sarbanes-Oxley Act of 2002, as amended, and Rule 302 of the Regulations with respect to the mortgage loans serviced by the Primary Servicer under this Agreement.

          (d) [Reserved.]

          (e) Forms of Reports. Each report and certification delivered by the
Primary Servicer shall appear under a cover substantially in the form attached hereto as Exhibit E. Each report, certification and statement that is delivered or rendered by the Primary Servicer itself shall be signed by an officer of the
Primary Servicer responsible for reviewing the activities performed by the
Primary Servicer under this Agreement. Each report delivered by the Primary
Servicer that contains Primary Servicer Form 8-K Reporting Information, Primary
Servicer Form 10-D Reporting Information or Primary Servicer Form 10-K Reporting
Information shall appear in the same form that a Form 8-K, Form 10-D or Form
10-K is required to appear under the Regulations, except that such report shall:

                                      -29-

               (i) omit the cover page that would be required under the
     applicable form under the Regulations (but the report shall nonetheless appear under a cover substantially in the form attached hereto as Exhibit
     E, as contemplated above); and

               (ii) omit to comply with the signature requirements that would apply under the applicable form under the Regulations (but the report shall nonetheless be signed by an officer of the Primary Servicer responsible for reviewing the activities performed by the Primary Servicer under this
     Agreement, as contemplated above, and shall contain a statement to the effect that the report is submitted in connection with the reporting obligations associated with the ABS Issuing Entity under the Exchange Act).

               In no event shall any statement or legend (whether such statement or legend is included in, accompanies or is referred to in a report or certification hereunder) that purports to disclaim liability for any report or certification, or any portion thereof, have any force or effect to the extent that such limitation on liability would not be given effect under the Securities
Act, the Exchange Act or the Regulations if a similar statement or legend were made by or on behalf of the ABS Issuing Entity, the Master Servicer or the
Depositor in a report or certification filed with the SEC or otherwise pursuant to the Regulations. The preceding statement shall not be construed to allow any limitation on liability that is not otherwise contemplated under this Section.

          (f) Reliance on Information. For purposes of its obligations under this Section, the Primary Servicer shall be entitled to rely on the following information to the extent that such information relates to mortgage loans that are not serviced under this Agreement: (i) the final prospectus supplement prepared by the Depositor with respect to the offering of the securities issued by the ABS Issuing Entity and (ii) any reports delivered from time to time by the Master Servicer, the master servicer for the ABS Issuing Entity (if such party is not the Master Servicer), the trustee for the ABS Issuing Entity and/or the paying agent, certificate administrator or other similar party for the ABS
Issuing Entity.

          (g) Servicing Transfers. Notwithstanding any resignation, removal or termination of the Primary Servicer, or any assignment of the obligations of the
Primary Servicer, pursuant to the other provisions of this Agreement, the
Primary Servicer shall remain obligated to comply from time to time with the reporting and certification obligations that would have been applicable under subsection (c)(iii)(C) (report of affiliations), subsection (c)(iii)(D)
(assessment of compliance and related assessment by a public accounting firm), subsection (c)(iii)(E) (compliance certification) and/or subsection (c)(iv)
(Sarbanes-Oxley backup certification) in the absence of such resignation, removal, termination or assignment, but only to the extent related to the time period prior to the effective date of such resignation, removal termination or assignment. Without limiting the generality of the preceding statement, if the
Primary Servicer voluntarily assigns its obligations under this Agreement pursuant to the other provisions of this Agreement (or with the consent of the
Master Servicer), then the successor Primary Servicer shall be obligated to cause the predecessor Primary Servicer to perform the surviving reporting and certification obligations set forth above and the failure to do so will constitute an "event of default" on the part of the successor Primary Servicer.

                                      -30-

          (h) Acknowledgments. The parties acknowledge that the terms and conditions of this Agreement may result in the commencement of one or more reporting and/or certification obligations on a date that is subsequent to the date of this Agreement. The parties acknowledge that the provisions of this
Section shall not be construed to require the Primary Servicer to sign any Form
8-K, Form 10-D or Form 10-K to be filed with respect to the ABS Issuing Entity with the SEC (except to the extent, if any, that the Regulations require such signature).

          (i) Certain Determinations. Insofar as the determination of any reporting or certification obligation hereunder depends on an interpretation of the Securities Act, the Exchange Act or the Regulations, then, as between the
Primary Servicer on the one hand, and the Master Servicer on the other, the determination of the Master Servicer, as set forth in a written notice to the
Primary Servicer, shall be conclusive and binding in the absence of manifest error, and, for the purposes of this Agreement, the Primary Servicer shall be entitled to rely on any such determination. If the Primary Servicer initiates legal proceedings asserting an interpretation that differs from any such determination of the Master Servicer, as set forth in a written notice to the
Primary Servicer, the Primary Servicer shall comply with such determination of the Master Servicer unless and until a final, nonappealable judgment is rendered in connection with such proceedings, in which case such final, nonappealable judgment shall control. If the Primary Servicer receives notice of interpretations hereunder from the Master Servicer that conflict with each other, the Primary Servicer shall promptly notify the Master Servicer, in which case the Primary Servicer shall comply with the interpretation described in the applicable written notice from the Master Servicer.

          (j) Specific Regulatory Determinations. Notwithstanding any contrary provisions set forth in this Agreement, if the SEC or its staff issues any order, no-action letter or staff interpretation that relates specifically to asset-backed securities issuers or transactions established by the Applicable
Depositor and/or its affiliates or specifically to the applicable ABS Issuing
Entity, then, subject to the immediately succeeding sentence, the Primary
Servicer shall comply with such order, no-action letter or staff interpretation insofar as such order, no-action letter or staff interpretation, or the interpretations reflected therein, does or would (if implemented) affect the reporting and certification obligations of the Primary Servicer hereunder. The compliance obligation otherwise described in the preceding sentence shall not be required unless there shall have been delivered to the Primary Servicer a notice of such order, no-action letter or staff interpretation, which notice attaches a copy of the applicable order, no-action letter or staff interpretation or relevant excerpts thereof.

          (k) [Reserved.]

          (l) No Delegation. The Primary Servicer shall not delegate or subcontract any of its duties under this Section 5.13 under any circumstances, notwithstanding any provisions of this Agreement that otherwise authorizes the
Primary Servicer to delegate its obligations under this Agreement.

                                      -31-

          (m) Disclosure. The Primary Servicer hereby consents to the filing with the SEC, and the unrestricted disclosure to the public, of this Agreement, any amendment to this Agreement and any and all reports and certifications delivered under this Agreement.

          (n) Changes in Law. In the event that the Securities Act, the Exchange
Act or the Regulations are amended to impose additional or more stringent reporting and/or certification obligations with respect to the ABS Issuing
Entity, which additional or more stringent reporting and/or certification obligations are not otherwise effective pursuant to the other provisions of this
Agreement, the parties hereto shall negotiate in good faith for an amendment to this Section 5.13 to result in compliance with such law or regulation as so amended. In the event that the Securities Act, the Exchange Act or the
Regulations are amended to reduce reporting and/or certification obligations with respect to the ABS Issuing Entity, the parties hereto shall negotiate in good faith for an amendment to this Section 5.13 to result in compliance with such law or regulation as so amended.

                                       64.
                     PRIMARY SERVICER DEFAULT; TERMINATION;
                          POST-TERMINATION OBLIGATIONS

          64.1 Primary Servicer Default Each of the following events shall constitute a "Primary Servicer Default" hereunder:

               A. any failure by the Primary Servicer to remit to the Master
     Servicer when due any amount required to be remitted under this Agreement;
     or

               B. except in the case of Section 6.1(c), any failure by the
     Primary Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Primary Servicer contained in this Agreement, which failure continues unremedied for a period of twenty-five (25) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by the
     Master Servicer to Primary Servicer; provided, however, that to the extent the Master Servicer determines in its reasonable discretion that the
     Primary Servicer is in good faith attempting to remedy such failure and the
     Certificateholders and holders of any B Note shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Primary Servicer to cure such failure; provided, however, that such cure period may not exceed sixty (60) days; and
     provided, further, that if such failure to observe or perform on the part of the Primary Servicer would result in an Event of Default (or an event that with notice or the passage of time would constitute such an Event of
     Default) by the Master Servicer under the Pooling and Servicing Agreement or applicable A/B Intercreditor Agreement, then the cure periods described in this Section 6.1(b) shall not apply; or

               C. any breach of the representations and warranties made pursuant to Section 2.4(b) hereof or any failure by the Primary Servicer to comply with one or more provisions of Section 5.13 or clause (d) of Article VII;
     provided, however, that all of the following provisions shall apply:

                                      -32-

                    (A) to the extent the Master Servicer determines, in its
          reasonable discretion, following consultation with the Applicable
          Depositor, that the Primary Servicer is in good faith attempting to remedy such failure and no Certification Party will be materially and adversely affected by giving the Primary Servicer an opportunity to cure such failure, the Master Servicer may, following consultation with the Applicable Depositor, give the Primary Servicer such opportunity;

                    (B) the period of time to cure such failure may not exceed three (3) days;

                    (C) no such cure period shall apply if such failure to
          perform on the part of the Primary Servicer would result in either failure by the Master Servicer (or the master servicer in an Other
          Securitization) to submit to the Depositor (or another Applicable
          Depositor, as applicable), or failure by the Depositor (or another
          Applicable Depositor) to submit to the SEC, timely, complete and accurate reports of the type described in Article XIII of the Pooling and Servicing Agreement;

                    (D) unless the Master Servicer otherwise consents, the cure period described in this Section 6.1(c) shall end on the earlier of
          (I) the date on which the Master Servicer has delivered (or would be required to deliver) a report or certification to the Applicable
          Depositor or to the SEC, which report is or would be inaccurate, incomplete or unable to be rendered as a result of such failure of the
          Primary Servicer and (II) the date on which the Applicable Depositor has delivered (or would be required to deliver) a report or certification to the SEC, which report is or would be inaccurate, incomplete or unable to be rendered as a result of such failure of the
          Primary Servicer; and

                    (E) if, following the Primary Servicer's failure to comply with any of its obligations under Section 5.13(c)(i), 5.13(c)(ii),
          5.13(c)(iii), 5.13(c)(iv)(A), 5.13(c)(iv)(B) or 5.13(c)(iv)(C) hereof on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections, (x) the Primary
          Servicer subsequently complies with such obligations before the Master
          Servicer gives written notice to the Primary Servicer that it is terminated in accordance with this Section 6.1(c) and Section 6.2, (y)
          the Primary Servicer's failure to comply does not cause termination of the Master Servicer under Section 8.28(a)(xi) and Section 8.29 of the
          Pooling and Servicing Agreement, (z) the Primary Servicer's failure to comply does not cause the Paying Agent to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related 8-K Filing Deadline, 10-D Filing Deadline or
          10-K Filing Deadline, then such failure of the Primary Servicer to so comply shall cease to be a Primary Servicer Default under this Section
          6.1(c) on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed; or

               D. any breach of the representations and warranties made pursuant to Section 2.4(a) hereof that materially and adversely affects the interest of the Master Servicer and that continues unremedied for a period of twenty-five (25) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given by the
     Master Servicer to Primary Servicer; provided, however, that to the extent the Master Servicer determines in its reasonable discretion that the
     Primary Servicer is in good faith attempting to remedy such breach and the
     Certificateholders and holders of any B Note shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Primary Servicer to cure

                                      -33-

     such breach; provided, however, that such cure period may not exceed sixty
     (60) days; and provided, further, that if such failure to perform on the part of the Primary Servicer results in an Event of Default (or an event that with notice or the passage of time would constitute such an Event of
     Default) by the Master Servicer under the Pooling and Servicing Agreement or applicable A/B Intercreditor Agreement, then the cure periods described in this Section 6.1(c) shall not apply; or

               E. any Rating Agency shall qualify, lower or withdraw the
     outstanding rating of any Class of Certificates because the prospective financial condition or mortgage loan servicing capacity of the Primary
     Servicer is insufficient to maintain such rating; or

               F. a decree or order of a court or agency or supervisory
     authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               G. the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or of or relating to all or substantially all of its property; or

               H. the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               I. any other event caused by the Primary Servicer which creates an Event of Default (or an event that with notice or the passage time would constitute or result in such an Event of Default) of the Master Servicer under the Pooling and Servicing Agreement or under an A/B Intercreditor
     Agreement; or

               J. if Primary Servicer becomes or serves as Master Servicer at any time, any failure by the Primary Servicer duly to observe or perform in any material respect any of the covenants or agreements of Master Servicer under the Pooling and Servicing Agreement or under an A/B Intercreditor
     Agreement, which failure continues unremedied beyond the expiration of applicable cure periods.

          Primary Servicer agrees to give prompt written notice to the Master
Servicer and the Depositor (and any other Applicable Depositor) upon the occurrence of any Primary Servicer Default.

                                      -34-

          64.2 Termination

          64.2.1 The obligations and responsibilities of the Primary Servicer as created hereby (other than as expressly provided herein) shall terminate upon the earliest to occur of (i) the receipt by the Primary Servicer of the Master
Servicer's written notice of such termination delivered at the Master Servicer's option following the occurrence of a Primary Servicer Default other than as described in Section 6.1(c), (ii) the occurrence of a Primary Servicer Default described in Section 6.1(c) and (iii) the later of the final payment or other liquidation of (x) the last Mortgage Loan or (y) the A/B Mortgage Loan (the
"Primary Servicing Termination Date"). From and after the Primary Servicing
Termination Date, the Primary Servicer shall, if applicable, continue to cooperate in the transfer of primary servicing, including the delivery of files and transfer of accounts as contemplated hereby but shall have no further obligations under this Agreement.

          Without limiting the foregoing, the Primary Servicer agrees that the rights and duties of the Master Servicer under this Agreement, the Pooling and
Servicing Agreement and each A/B Intercreditor Agreement may be assumed by a successor Master Servicer or the Trustee upon a termination of the Master
Servicer's servicing rights pursuant to the Pooling and Servicing Agreement.

          Primary Servicer's rights and obligations shall expressly survive a termination of Master Servicer's servicing rights pursuant to the Pooling and
Servicing Agreement (except a termination of Master Servicer caused by a Primary
Servicer Default). In the event of such a termination, any successor Master
Servicer or the Trustee (if it assumes the servicing obligations of the Master
Servicer) shall be deemed to automatically have assumed and agreed to this
Agreement without further action upon becoming the successor Master Servicer.

          Upon the request of Primary Servicer, Master Servicer shall confirm to
Primary Servicer in writing that this Agreement remains in full force and effect. Upon the request of Primary Servicer, the successor Master Servicer or
Trustee, as applicable, shall confirm to Primary Servicer in writing that this
Agreement remains in full force and effect. Upon the request of the successor
Master Servicer or Trustee, Primary Servicer shall confirm to the successor
Master Servicer or Trustee, as applicable, in writing that this Agreement remains in full force and effect.

          64.2.2 The Master Servicer's reimbursement obligations to the Primary
Servicer hereunder shall survive the Primary Servicing Termination Date, but only to the extent such reimbursement relates to a period prior to the termination of all of the Primary Servicer's obligations hereunder.

          64.2.3 The rights of Master Servicer to terminate Primary Servicer upon the occurrence of a Primary Servicer Default shall be in addition to any other rights Master Servicer may have at law or in equity, including injunctive relief or specific performance.

          64.3 Post-Termination Obligations 64.3.1 In the event of a termination of primary servicing due to a Primary Servicer Default, the Primary Servicer
shall promptly deliver the Primary Servicer Servicing Documents as directed by the Master Servicer and remit to the Master Servicer, by wire transfer of immediately available funds, all cash held by the Primary Servicer with respect to the related Mortgage Loans and A/B Mortgage Loans, and shall, if so

                                      -35-

requested by the Master Servicer, assign to the Master Servicer or a Successor
Primary Servicer, as directed by the Master Servicer, and in such event the
Master Servicer shall assume, or cause the Successor Primary Servicer to assume, all service contracts related to the Mortgage Loans and the A/B Mortgage Loans transferred thereon but only to the extent such contracts are assignable and the required consents (if any) to such assignments have been obtained. The Primary
Servicer shall use all reasonable efforts to obtain the consents required to effect such assignments.

          64.3.2 On and after the Primary Servicing Termination Date, the
Primary Servicer shall promptly endorse and send to the Master Servicer via overnight mail or delivery service any checks or other funds in respect of any
Mortgage Loan and any A/B Mortgage Loan which are received by the Primary
Servicer.

          64.3.3 The Primary Servicer shall provide to the Master Servicer promptly (but in no event later than ten (10) Business Days) after the Primary
Servicing Termination Date the following information, in each case as of such date: (a) a ledger accounting itemizing the dates and amounts of all payments made, received or applied by the Primary Servicer with regard to each Mortgage
Loan and each A/B Mortgage Loan, further itemizing principal and interest payments, tax payments, special assessments, hazard insurance, mortgage insurance premiums, ground rents, if any, and all other payments and (b) a current trial balance for each such Mortgage Loan and A/B Mortgage Loan.

          64.3.4 On a date to be agreed upon by the Primary Servicer and the
Master Servicer, but not later than the Business Day following the Primary
Servicing Termination Date, the Primary Servicer shall commence and continue diligently to completion at its own expense, to notify Mortgagors under the related Mortgage Loans and A/B Mortgage Loans of the address to which payments on such Mortgage Loans and A/B Mortgage Loans should be sent after the Primary
Servicing Termination Date; provided, however, that in any event, Primary
Servicer shall be obligated to notify Mortgagors within seven (7) Business Days of the Primary Servicing Termination Date.

          64.3.5 The Primary Servicer shall promptly forward to the Master
Servicer, at the Primary Servicer's expense all Mortgagor correspondence, insurance notices, tax bills or any other correspondence or documentation related to any Mortgage Loan and any A/B Mortgage Loan which is received by the
Primary Servicer after the Primary Servicing Termination Date.

          64.3.6 The Primary Servicer shall otherwise cooperate in the orderly transfer of the servicing of the Mortgage Loans and A/B Mortgage Loans and shall forward to the Master Servicer and any Successor Primary Servicer such documents as it may receive from time to time regarding any Mortgage Loan or A/B Mortgage
Loan transferred and provide such other assistance as may reasonably be required by the Master Servicer or any Successor Primary Servicer regarding such transfer.

          64.3.7 The Primary Servicer shall be entitled to all fees, compensation, interest and earnings on the Mortgage Loans and A/B Mortgage Loans accrued through the date of termination of its obligations and rights under this
Agreement; provided, however, Primary

                                      -36-

Servicer shall continue to collect the Excess Servicing Fee after termination in accordance with the terms of this Agreement and the Pooling and Servicing
Agreement.

          64.4 Additional Termination Notwithstanding any provision herein to the contrary, this Agreement shall terminate with respect to any individual
Mortgage Loan or A/B Mortgage Loan (i) if and when such Mortgage Loan or A/B
Mortgage Loan becomes a Specially Serviced Mortgage Loan or an REO Mortgage Loan
or (ii) if and when such Mortgage Loan or A/B Mortgage Loan is sold or otherwise disposed of by or on behalf of the Trust (which sale or disposition shall not include the transformation of a Mortgage Loan or A/B Mortgage Loan into a
Defeasance Loan). In the event of such termination, the Primary Servicer shall comply with Section 6.3 as if a Primary Servicer Default had occurred, except that such Section shall be construed to relate only to such Mortgage Loan or A/B
Mortgage Loan and references therein to Primary Servicing Termination Date shall be construed to mean the date of such termination, and (ii) the Primary Servicer shall cooperate in the orderly transfer of the servicing of such Mortgage Loan or A/B Mortgage Loan and shall forward to the Master Servicer such documents as it may receive from time to time with respect thereto and provide such other assistance as may reasonably be required by the Master Servicer with respect thereto. Primary Servicer shall be entitled to all fees, compensation, interest and earnings on such Mortgage Loan or A/B Mortgage Loan accrued through the date of termination of its obligations and rights with respect to such Mortgage Loan or A/B Mortgage Loan under this Agreement; provided, however, Primary Servicer shall continue to collect the Excess Servicing Fee after termination in accordance with the terms of this Agreement and the Pooling and Servicing
Agreement. If such Mortgage Loan or A/B Mortgage Loan subsequently becomes a
Rehabilitated Mortgage Loan, then the Primary Servicer shall promptly resume the servicing of such Mortgage Loan or A/B Mortgage Loan in accordance with the terms hereof.

                                       65.
                                 SUBCONTRACTORS

          Upon prior notice to but without the consent of Master Servicer in the case of material subcontracts and without prior notice to or the prior written consent of the Master Servicer in the case of non-material subcontracts, the
Primary Servicer shall be permitted to employ, at its own expense, subcontractors to perform the Services for the Mortgage Loans and A/B Mortgage
Loans; provided, however, that (a) the Primary Servicer shall remain fully liable at all times for the performance of all Services and for all other obligations hereunder; (b) in no event shall any such subcontractors make any of the decisions, be given discretion to make any decisions, or have any authority to make any decisions, required as part of a Category 1 Request or Category 2
Request or any decision or recommendation involving the exercise of the Primary
Servicer's discretion as a "lender" under any of the Loan Documents for the
Mortgage Loans and the A/B Mortgage Loans; (c) the Primary Servicer shall maintain and perform policies and procedures to monitor such subcontractors'
performance of the services for which they are employed; and (d)(i) the Primary
Servicer shall not, for so long as any ABS Issuing Entity is subject to the reporting requirements of the Exchange Act, engage any "Subcontractor" (as defined in the Pooling and Servicing Agreement) after the Closing Date without the Master Servicer's and the Depositor's prior written consent, which, in either case, shall not be unreasonably withheld and (ii) the Primary Servicer shall, with respect to each such Subcontractor with which it has entered into a servicing relationship with respect to the

                                      -37-

Mortgage Loans after the Closing Date, (A) include in a written agreement between the Primary Servicer and such Subcontractor provisions analogous to those of Section 5.13 hereof, Section 6.1(c) hereof, Section 2.4(b) hereof, this clause (d) of this Article VII, the last sentence of Section 10.11 hereof, the last sentence of Section 10.13 hereof and the last sentence of Section 13.14 of the Pooling and Servicing Agreement and (B) use reasonable efforts to cause such
Subcontractor to comply with the report delivery, indemnification and contribution obligations set forth in such analogous provisions.

                                       66.
            PRIMARY SERVICER TO HOLD PROPERTY FOR THE MASTER SERVICER

          All records relating to the Mortgage Loans and the A/B Mortgage Loans held by the Primary Servicer, including but not limited to the Primary Servicer
Servicing Documents, mortgage servicing documents, books, computer tapes and other documents and records (except for microfilm records) as well as any reproductions or copies of such records furnished for the purposes of performing
Services from the Cut-off Date are, and shall continue at all times to be, held by the Primary Servicer for the benefit of the Master Servicer and for the
Trustee and shall not be released, disseminated or otherwise made available to third parties without the prior written consent of the Master Servicer.

                                       67.
                                 INDEMNIFICATION

          67.1 Primary Servicer's Indemnity 67.1.1 The Primary Servicer shall indemnify the Master Servicer, its officers, employees and agents against, and hold the Master Servicer harmless from, any and all losses, liabilities, expenses, claims, demands, costs, or judgment of any type against the Master
Servicer arising out of or related to (i) a negligent or willful failure of the
Primary Servicer or any Person hired by the Primary Servicer to perform properly any of the Services to be performed by the Primary Servicer pursuant to the
Payment and Collection Description, the Payment and Mortgage Loan Status
Reports, Post Closing Matters Description and Task Description, (ii) any failure by the Primary Servicer to perform its obligations under this Agreement, or
(iii) breach of any of the Primary Servicer's representations and warranties hereunder; provided, however, that the Primary Servicer shall not be required to indemnify the Master Servicer, its officers, employees or agents against or hold the Master Servicer, its officers, employees or agents harmless from any losses to the extent that such loss is caused by the actions of the Master Servicer, its officers, employees or agents in violation of the Master Servicer's duties under this Agreement, under the Pooling and Servicing Agreement or under an A/B
Intercreditor Agreement (except to the extent that such failure was caused by the Primary Servicer's failure to perform its obligations hereunder). The indemnification provided under this Section 9.1 shall survive the Primary
Servicing Termination Date. The Master Servicer shall promptly notify the
Primary Servicer if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans or the A/B Mortgage Loans entitling the Master
Servicer to indemnification hereunder. The Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master
Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Primary Servicer shall not affect any of the Master Servicer's rights to indemnification.

                                      -38-

          67.1.2 Neither the Primary Servicer nor any of the directors, officers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer, the holders of the Certificates, any holder of
a B Note, the Depositor, the Trustee or any other Person for any action taken or for refraining from the taking of any action in good faith and using its reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Primary Servicer or any such person against any breach of a covenant, representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under this
Agreement. The Primary Servicer and any director, officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          67.2 Master Servicer's Indemnity The Master Servicer shall indemnify the Primary Servicer, its officers, employees and agents against, and hold the
Primary Servicer harmless from, any and all losses, liabilities, expenses, claims, demands, costs, or judgment of any type against the Primary Servicer, to the extent arising out of, or related to reliance by the Primary Servicer on,
(i) pursuant to Section 5.13(i), an interpretation of the Securities Act, the
Exchange Act or the Regulations set forth in a written notice from the Master
Servicer to the Primary Servicer or (ii) any incorrect asset pool balance supplied by the Master Servicer with respect to the HQ9 Trust, if such incorrect balance is the cause of any incorrect determination by the Primary Servicer that an obligor on a Mortgage Loan is not a Significant Obligor. The indemnification provided under this Section 9.2 shall survive the Primary Servicing Termination
Date.

                                       68.
                                  MISCELLANEOUS

          68.1 Severability If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reasons whatsoever, and such illegality, invalidity, or unenforceability does not affect remaining part of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

          68.2 Rights Cumulative; Waivers The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or amended other than by an express waiver or amendment in writing. Any failure to exercise (or any delay in exercising) any of such rights shall not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any of such right shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way stop or preclude such party from exercising any such right or constitute a suspension or any waiver of any such right.

                                      -39-

          68.3 Headings The headings of the Sections and Articles contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

          68.4 Construction Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender. This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this
Agreement shall not be interpreted against the party drafting the particular clause which is in question.

          68.5 Assignment (a) This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective permitted successors and assigns. This Agreement and the rights and benefits hereunder of the Primary Servicer shall not be assignable, and the duties and obligations hereunder of such party shall not be delegable, except that in the following instances, Primary Servicer may assign, sell or transfer its rights under this Agreement without the consent of (but upon written notice to) the Master Servicer:

               (i) Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement (in whole and not in part) to a parent company of Primary Servicer or a wholly-owned subsidiary or Affiliate of such party, or a successor by merger or as the result of a demutualization of a parent company of Primary Servicer, as long as such successor has net assets and net worth equal to or greater than the net assets and net worth of the Primary Servicer.

               (ii) Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement (in whole and not in part) to an entity that then serves as a primary servicer for other mortgage loans held by the
     Trust at the time of such assignment, sale or transfer.

               (iii) With the prior written consent of the Master Servicer and the Depositor which consent shall not be unreasonably withheld or delayed,
     Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement (in whole and not in part) to any master or primary servicer, if (1) such entity is either (a) rated by the Rating Agencies as satisfactory or its equivalent in such capacity or (b) approved by the
     Special Servicer and Operating Advisor (in addition to Master Servicer as provided above), which approval shall not be unreasonably withheld or delayed, and (2) Primary Servicer at its sole cost receives Rating Agency
     Confirmation from the Rating Agencies prior to such assignment, sale or transfer.

               (iv) Primary Servicer may subcontract certain of its rights and obligations under this Agreement as expressly provided in and subject to the terms of Article VII of this Agreement.

                                      -40-

          Any such assignment under this Section 10.5(a) shall (i) not be effective until such Successor Primary Servicer enters into a written agreement reasonably satisfactory to the Master Servicer and the Depositor agreeing to be bound by the terms and provisions of this Agreement (but not altering the obligations under this Agreement); and (ii) not relieve the assigning Primary
Servicer of any duties or liabilities arising or incurred prior to such assignment. Any costs or expenses incurred in connection with such assignment shall be payable by the assigning Primary Servicer. Any assignment or delegation or attempted assignment or delegation in contravention of this Agreement shall be null and void. The proceeds of any assignment, sale or transfer permitted under this Section 10.5 or to which consent was granted shall belong solely to the assignor of such rights, and Master Servicer shall have no claim to them.

          68.5.2 Resignation of Primary Servicer. Except as otherwise provided in Section 10.6(b) hereof, the Primary Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the
Primary Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer. No such resignation shall become effective until a successor servicer designated by the Master Servicer shall have assumed the Primary Servicer's responsibilities and obligations under this
Agreement, and Special Servicer and Operating Advisor shall have consented to such successor servicer which consent shall not be unreasonably withheld or delayed; provided that the designation and assumption by Master Servicer of
Primary Servicer's responsibilities and obligations under this Agreement pursuant to this Section 10.6(a) shall not require the consent of Special
Servicer or Operating Advisor.

          68.5.3 The Primary Servicer may resign from the obligations and duties imposed on it, upon 60 days' notice to the Master Servicer, provided that (i)
the Primary Servicer bears all costs associated with its resignation and the transfer of servicing; (ii) Primary Servicer designates a successor servicer to assume Primary Servicer's responsibilities and obligations under this Agreement;
(iii) Master Servicer, Special Servicer and Operating Advisor shall consent to such successor servicer which consent shall not be unreasonably withheld or delayed; and (iv) such successor servicer assumes Primary Servicer's responsibilities and obligations under this Agreement; provided, however, that the designation and assumption by Master Servicer of Primary Servicer's responsibilities and obligations under this Agreement pursuant to this Section
10.6(b) shall not require the consent of Special Servicer or Operating Advisor.

          68.5.4 In connection with any resignation under subsections (a) or (b)
above, the Primary Servicer shall comply with Section 6.3 as if a Primary
Servicer Default occurred, except that reference in such Section to Primary
Servicing Termination Date shall be construed to mean the date of resignation under subsections (a) or (b) above, as the case may be.

          68.6 Prior Understandings This Agreement supersedes any and all prior discussions and agreements between or among the Seller, the Primary Servicer and the Master Servicer with respect to the Servicing of the Mortgage Loans and the
A/B Mortgage Loans and the other matters contained herein. This Agreement, together with the Pooling and Servicing Agreement and each A/B Intercreditor
Agreement, contain the sole and entire understanding

                                      -41-

between the parties hereto with respect to the transactions contemplated herein.
Every effort shall be made to construe this Agreement, the Pooling and Servicing
Agreement and each A/B Intercreditor Agreement consistently. If a conflict exists between such agreements, then the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the applicable A/B Intercreditor Agreement shall control. If this Agreement requires Primary Servicer to perform a task or duty, the details and obligations of which are (a) set forth in this Agreement and (b)(i) are not set forth in the Pooling and Servicing Agreement or with respect to an A/B Mortgage Loan, the applicable A/B Intercreditor Agreement,
(ii) are set forth in the Pooling and Servicing Agreement and with respect to an
A/B Mortgage Loan, the applicable A/B Intercreditor Agreement only in general terms, then Primary Servicer shall perform such task and duties in accordance with the details and obligations set forth in this Agreement. If this Agreement requires Primary Servicer to perform a task or duty, the details and obligations of which are not set forth in this Agreement but are contained in the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the applicable
A/B Intercreditor Agreement, then the Primary Servicer shall perform such task and duties in accordance with the Pooling and Servicing Agreement.

          68.7 Integrated Agreement This Agreement constitutes the final complete expression of the intent and understanding of the Primary Servicer and the Master Servicer and may not be altered or modified except by a subsequent writing, signed by the Primary Servicer and the Master Servicer.

          68.8 Counterparts This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any such counterpart.

          68.9 Governing Laws This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          68.10 Notices Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing
(including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail
(return receipt requested), if delivered personally or by facsimile or (b) on the second following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice);

          If to the Master Servicer:       As set forth in Section 13.5 of the
                                           Pooling and Servicing Agreement

          If to the Primary Servicer:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                      -42-

                                           Telephone No.:  _____________________
                                           Facsimile No.:  _____________________

          68.11 Amendment In the event that the Pooling and Servicing Agreement or an A/B Intercreditor Agreement is amended, this Agreement shall be deemed to have been amended and to the extent necessary to reflect such amendment to the
Pooling and Servicing Agreement or such A/B Intercreditor Agreement, but no such amendment to the Pooling and Servicing Agreement or A/B Intercreditor Agreement
or deemed amendment to this Agreement shall increase the obligations or decrease the rights of Primary Servicer under this Agreement without its express written consent which consent shall not be unreasonably withheld or delayed. For so long as any ABS Issuing Entity is subject to the reporting requirements of the
Exchange Act, the parties hereto may not amend or modify any provision of
Section 5.13, Section 6.1(c), Section 2.4(b), clause (d) of Article VII, the last sentence of Section 10.13, or this sentence without the Depositor's prior written consent.

          Notwithstanding anything to the contrary contained in this Section
10.11, the parties hereto agree that this Agreement may be amended pursuant to
Section 5.11 herein without any notice to or consent of any of the
Certificateholders, any B Note holder, Opinions of Counsel, Officer's
Certificates or Rating Agency Confirmation.

          68.12 Other This Agreement shall not be construed to grant to any party hereto any claim, right or interest in, to or against the trust fund created pursuant to the Pooling and Servicing Agreement or any assets of such trust fund.

          68.13 Benefits of Agreement Nothing in this Agreement, express or implied, shall be construed to grant to any Mortgagor or other Person, other than the parties to this Agreement and the parties to the Pooling and Servicing
Agreement, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except that the Depositor, any other Applicable Depositor and any master servicer for an ABS Issuing Entity other than the HQ9 Trust are intended third-party beneficiaries of Section 5.13.

                                  [END OF PAGE]

                                      -43-

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto by an authorized representative, all as of the day and year first above written.

                                          -------------------------------------,
                                          acting solely in its capacity as
                                          Master Servicer under the Pooling
                                          and Servicing Agreement

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

SCHEDULE I
MORTGAGE LOAN SCHEDULES

LOAN                                                                CUT-OFF DATE
NUMBER   LOAN NAME                                                       BALANCE
------   ---------                                                  ------------

SCHEDULE II
[RESERVED]

EXHIBIT A
POOLING AND SERVICING AGREEMENT
SEE COPY OF SIGNED POOLING AND SERVICING AGREEMENT DELIVERED UNDER SEPARATE
COVER.

EXHIBIT B

EXHIBIT B-1:   PAYMENT AND MORTGAGE LOAN STATUS REPORTS

EXHIBIT B-2:   OVERVIEW OF METHODOLOGY OF ALLOCATION OF RESPONSIBILITY ON POST
               CLOSING REQUESTS

EXHIBIT B-3:   FORM OF PROPERTY INSPECTION REPORTS

EXHIBIT B-4:   TASK DESCRIPTION

EXHIBIT B-1
PAYMENT AND MORTGAGE LOAN STATUS REPORTS

EXHIBIT B-1(A):   REMITTANCE REPORT FOR PAYMENTS RECEIVED ON MORTGAGE LOANS
                  DURING THE APPLICABLE COLLECTION PERIOD

EXHIBIT B-1(B):   DELINQUENCY REPORT

EXHIBIT B-1(C):   REAL ESTATE TAX DELINQUENCY REPORT

EXHIBIT B-1(D):   INSURANCE MONITORING REPORT

EXHIBIT B-1(E):   UCC FORM MONITORING REPORT

EXHIBIT B-1(F):   DAY ONE REPORT

EXHIBIT B-2
OVERVIEW OF METHODOLOGY OF ALLOCATION OF RESPONSIBILITY ON POST CLOSING REQUESTS

EXHIBIT B-2(A):   OVERVIEW OF METHODOLOGY OF ALLOCATION OF RESPONSIBILITY ON
                  POST CLOSING REQUESTS

EXHIBIT B-2(B):   CHART SHOWING CLASSIFICATION OF POST CLOSING REQUESTS

EXHIBIT B-2(C):   PROCESS FOR HANDLING POST CLOSING REQUESTS UPON CLASSIFICATION

EXHIBIT B-2(A)

OVERVIEW OF METHODOLOGY OF ALLOCATION OF RESPONSIBILITY ON POST CLOSING REQUESTS

          When Primary Servicer receives a request from a Mortgagor or other obligor under the Mortgage Loan or A/B Mortgage Loan, as applicable, for action
("Post Closing Request") on its related Mortgage Loan or A/B Mortgage Loan,
Primary Servicer shall classify each Post Closing Request into one of the following three (3) categories:

     9.   Post Closing Requests over which Primary Servicer shall have decision making authority to analyze, consent to, approve and process such requests, subject to consent rights in certain circumstances set forth in Exhibit B-2(c) below and, where applicable, Deemed Category 1
          Requests ("Category 1 Requests");

     10.  Post Closing Requests in which Primary Servicer shall gather information from Mortgagor and shall deliver such information together with a written analysis and recommendation for the consent and approval of such requests to the Master Servicer or Special Servicer, as applicable; other than Deemed Category 1 Requests ("Category 2
          Requests"); and

     11.  Post Closing Requests in which Primary Servicer will have no involvement but will refer the request to the Special Servicer
          ("Category 3 Requests").

          The attached chart details how a Post Closing Request will be classified into one of the three (3) categories specified above and the materials that follow detail how each Post Closing Request will be handled after classification.

          The objective is to process each Post Closing Request in accordance with the Servicing Standard, the terms of this Agreement, the Pooling and
Servicing Agreement and with respect to any A/B Mortgage Loan, its applicable
A/B Intercreditor Agreement, the REMIC Provisions, while providing responsive service to Mortgagors.

          The attached chart does not address Payment and Collection
Description, Payment and Collection Reporting or Property Inspection
Description, which is covered elsewhere in this Agreement.

EXHIBIT B-2(B)

CHART SHOWING CLASSIFICATION OF POST CLOSING REQUESTS

      Category               When Applicable                       Examples                        Allocation of Fees
--------------------   ---------------------------   ------------------------------------   --------------------------------

1 Category 1           Post Closing Request is       Transfer rights contemplated in Loan   Primary Servicer collects entire
Requests (other than   either (a) specifically       Documents (including without           administrative or processing fee
Deemed Category 1      authorized in the related     limitation assignment and assumption   (including without limitation
Requests)              Loan Documents (as defined    rights); partial releases              defeasance fees), legal fees and
                       in Exhibit B-2(c)(A.1(b)),    contemplated in Loan Documents;        out-of-pocket expenses and 80%
                       either expressly as a         easements contemplated in Loan         of any additional fees or
                       matter of right in favor of   Documents; evaluation of alterations   portions of fees (including
                       the Mortgagor or upon the     under specified threshold;             without limitation transfer
                       satisfaction of certain       administer, monitor and release of     fees) payable to Master Servicer
                       specified conditions          reserve or escrow amounts in           under Pooling and Servicing
                       (including the exercise of    accordance with reserve or escrow      Agreement (i.e. transfer fee).
                       any specified standard of     agreements; approval of leases below   Other 20% of such additional
                       consent or judgment within    threshold specified in Loan            fees are payable to Master
                       such conditions subject to    Documents; additional lien, monetary   Servicer.  Special Servicer
                       the terms of  this            encumbrance or mezzanine financing     would receive any portion of
                       Agreement); or (b) seeks      placed on Mortgaged Property that is   fees due it under the Pooling
                       the approval of the related   specifically contemplated in Loan      and Servicing Agreement. Master
                       Mortgagee under the related   Documents under specified              Servicer may also collect its
                       Loan Documents for a Lease    conditions; or process of defeasing    out-of-pocket expenses which it
                       and/or the issuance of an     a Mortgage Loan (except defeasance     shall itemize in reasonable
                       SNDA for a Lease.             of a Specially Serviced Mortgage       detail.(5)
                                                     Loans which shall not be the
                                                     responsibility of the Primary
                                                     Servicer) and servicing of Mortgage
                                                     Loans and A/B Mortgage Loans that
                                                     have been defeased; approval of a
                                                     Lease requiring such approval of
                                                     Mortgagee under the Loan Documents;
                                                     or issuance of an SNDA.

2 Category 2           Post Closing Request (other   Consent to easement not contemplated   For all Mortgage Loans, other
Requests for all       than Category 3 Request) is   in Loan Documents; partial releases    than A/B Mortgage Loans:
Mortgage Loans         (a) not specifically          not specifically contemplated in       Primary Servicer entitled to one
(other than A/B        authorized or is prohibited   Loan Documents; or subordinate or      hundred percent (100%) of
Mortgage Loans) and    or not addressed in the       mezzanine financing not specifically   administrative or processing
Deemed Category 1      Loan Documents; and (b) not   contemplated in Loan Documents.        fee.  Additional fees are
Requests               seeking approval of a Lease                                          payable to Master Servicer
                       requiring such approval of                                           and/or Special Servicer as
                       Mortgagee under the related                                          specified in Pooling and
                       Loan Documents or issuance                                           Servicing Agreement.  Master
                       of an SNDA.                                                          Servicer may also collect its
                                                                                            out-of-pocket expenses.(1)

                                                                                            For all A/B Mortgage Loans: Same
                                                                                            allocation of fees as Category 1
                                                                                            Requests.

3 Category 3           Post Closing Requests to      Changes to maturity date, interest     Primary Servicer not entitled to
Requests               Money Terms, Defaulted        rate, principal balance,               fee.  Master Servicer or Special
                       Mortgage Loans or Mortgage    amortization term, payment amount or   Servicer is entitled to fees  as
                       Loans upon which a            frequency; or any actions to loan      provided in the Pooling and
                       Servicing Transfer Event      in default.                            Servicing Agreement.(1)
                       has occurred.

----------

(5)  No reference is made in this chart to the Aggregate Servicing Fee which shall be collected and governed in accordance with the terms of Sections
     2.1, 2.3, 6.3 and 6.4 of this Agreement.

EXHIBIT B-2(C)
PROCESS FOR HANDLING POST CLOSING REQUESTS UPON CLASSIFICATION
Process for disposition of Post Closing  Requests Once  Classification  is Made.
Upon  classification  of a Post  Closing  Request  into  one of  the  three  (3)
categories  enumerated  above,  Primary  Servicer shall process the Post Closing
Request as follows:

     a. Category 1 Requests and Deemed Category 1 Requests:

          i) If Primary Servicer classifies a Post Closing Request as a Category
1 Request or Deemed Category 1 Request, it shall promptly (but in no event more than five (5) Business Days after receiving such request) notify Master Servicer of (a) such request; (b) Primary Servicer's classification of the Post Closing
Request as a Category 1 Request or Deemed Category 1 Request; and (c) Primary
Servicer's Materiality Determination regarding any Category 1 Consent Aspect involved in such request. Notwithstanding the foregoing, as a result of the quarterly reconciliation of reserve accounts that Primary Servicer provides to
Master Servicer under this Agreement, Primary Servicer shall have no obligation
(a) except as required under Section 8.18(d) of the Pooling and Servicing
Agreement, to notify or seek the consent of Master Servicer or Special Servicer
(as applicable) of any disbursement made from an escrow or reserve account pursuant to and in accordance with the terms of such agreement governing such reserve or escrow or (b) to seek consent of Master Servicer to extend (1) the time available to a Mortgagor to complete repairs, replacements or improvements pursuant to an escrow or reserve agreement or (2) the expiration date of any letters of credit associated with such escrow or reserve, as long as (i) Primary
Servicer promptly notifies Master Servicer in writing of such extension; (ii)
the amount being held pursuant to the applicable escrow or reserve agreement at the time of the proposed extension is less than $1,000,000.00; (iii) the length of such extension when added to all other extensions granted after the Closing
Date does not exceed one hundred eighty (180) days; and (iv) any such extension is in accordance with the terms of this Agreement (including without limitation the Servicing Standard) and the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the applicable A/B Intercreditor Agreement.

          ii) Primary Servicer shall evaluate the Category 1 Request or Deemed
Category 1 Request and process such request to meet the requirements set forth in the loan documents for the applicable Mortgage Loan ("Loan Documents") in a manner that complies with the terms of this Agreement and the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the applicable A/B
Intercreditor Agreement. Such evaluation and processing may commence, and continue but may not be completed prior to Primary Servicer's notice to Master
Servicer of the Category 1 Request or Deemed Category 1 Request. Primary
Servicer shall draft, or cause to be drafted, all documents necessary or appropriate to effect the Category 1 Request or Deemed Category 1 Request in
accordance with the terms of the Loan Documents, this Agreement and the Pooling and Servicing Agreement with respect to an A/B Mortgage Loan, the applicable A/B
Intercreditor Agreement.

          iii) Notwithstanding the foregoing, the following additional requirements shall apply to particular types or aspects of Category 1 Requests:

               If a Mortgagor requests to defease a Mortgage Loan or A/B
               Mortgage Loan (other than a Specially Serviced Mortgage Loan) and the Loan Documents for such

               Mortgage Loan or A/B Mortgage Loan expressly provide for a defeasance, Primary Servicer shall treat such request as a
               Category 1 Request but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of Master Servicer prior to consenting to such
               defeasance, which consent shall not be withheld or delayed unreasonably when Primary Servicer submits to Master Servicer the items substantially as set forth on Appendix 1 of this Agreement relating to such defeasance, and any such decision of Master
               Servicer shall be in accordance with the terms of the Loan
               Documents and the Servicing Standard. Failure of the Master
               Servicer to notify the Primary Servicer in writing of Master
               Servicer's determination to grant or withhold such consent, within five (5) Business Days following the Primary Servicer's delivery of the request for defeasance described above and the relevant information collected on such defeasance, shall be deemed to constitute a grant of such consent.

               If a Mortgagor requests consent to transfer the related Mortgaged
               Property and assign the related Mortgage Loan or A/B Mortgage
               Loan (other than a Specially Serviced Mortgage Loan) to another
               Person who shall assume the Mortgage Loan or A/B Mortgage Loan and the Loan Documents expressly permit such assignment and assumption, subject to any conditions set forth in the Loan
               Documents, Primary Servicer may treat such request as a Category
               1 Request but shall, in addition to the other provisions of this
               Section 1 of Exhibit B-2(c), seek the prior written consent of
               Special Servicer prior to consenting to such assignment and assumption in accordance with the terms of Section 8.7 of the
               Pooling and Servicing Agreement (subject to any time periods applicable to Primary Servicer or Special Servicer for the giving, granting or deemed granting of such consent contained in the Pooling and Servicing Agreement) by submitting to Special
               Servicer the items substantially as set forth on Appendix 2 of this Agreement relating to such assignment and assumption. For the purpose of the foregoing sentence, the term "expressly permits" shall have the meaning assigned to it in Section 8.7 of the Pooling and Servicing Agreement.

               If a Mortgagor requests consent to place an additional lien, monetary encumbrance or mezzanine financing on the related
               Mortgaged Property and the Loan Documents expressly permit such additional lien, monetary encumbrance or mezzanine financing, subject to any conditions set forth in the Loan Documents,
               Primary Servicer may treat such request as a Category 1 Request but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of Special
               Servicer prior to consenting to such additional lien, monetary encumbrance or mezzanine financing in accordance with the terms of Section 8.7 of the Pooling and Servicing Agreement (subject to any time periods applicable to Primary Servicer or Special
               Servicer for the giving, granting or deemed granting of such consent contained in the Pooling and Servicing Agreement) by submitting to Special Servicer the items substantially as set forth on Appendix 3 of this Agreement relating to such additional lien, monetary

               encumbrance or mezzanine financing. For the purpose of the foregoing sentence, the term "expressly permits" shall have the meaning assigned to it in Section 8.7 of the Pooling and
               Servicing Agreement.

               If a Mortgagor requests consent to enter into a Lease on the related Mortgaged Property (and/or the associated issuance of an
               SNDA for such Lease), which Lease (a) requires the consent of the
               Mortgagee under the related Loan Documents and (b) qualifies as a
               Significant Lease, Primary Servicer may treat such request as a
               Category 1 Request but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of Master Servicer, which consent shall not be withheld or delayed unreasonably, prior to consenting to or disapproving of such Significant Lease (and/or the related SNDA) by submitting to Master Servicer the items substantially as set forth on
               Appendix 4 of this Agreement relating to such Significant Lease
               (and/or related SNDA). Failure of the Master Servicer to notify the Primary Servicer in writing of Master Servicer's
               determination to grant or withhold such consent within ten (10)
               Business Days following the Primary Servicer's delivery of the request for consent to the Lease, shall be deemed to constitute a grant of such consent.

               If Primary Servicer makes a Materiality Determination that a
               Category 1 Consent Aspect is material, then Primary Servicer shall treat such request as a Category 1 Request, but shall, in addition to the other provisions of this Section A.1 of this
               Exhibit B-2(c), seek the prior written consent of Special
               Servicer prior to consenting to the applicable Category 1
               Request, which consent shall not be withheld or delayed
               unreasonably, and any such decision of Special Servicer shall relate only to the Category 1 Consent Aspect and shall be in accordance with the terms of the Loan Documents and the Servicing
               Standard. Failure of the Special Servicer to notify the Primary
               Servicer in writing of Special Servicer's determination to grant or withhold such consent, within five (5) Business Days following the Primary Servicer's delivery of the request for consent to the
               Category 1 Consent Aspect, shall be deemed to constitute a grant of such consent.

          iv) Upon conclusion of the negotiations of the documentation for the
Category 1 Request or Deemed Category 1 Request, Primary Servicer may execute and deliver the operative documents to be executed to effect the Category 1
Request and take the other actions necessary or appropriate to conclude such request, in each case in accordance with the terms of this Agreement and the
Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B Intercreditor Agreement.

          v) Concurrently with the execution of this Agreement, Master Servicer shall provide to Primary Servicer a counterpart original of the Power of
Attorney executed by the Trust in favor of the Master Servicer and shall execute and deliver to Primary Servicer a Power of Attorney attached to this Agreement as Exhibit C. Primary Servicer shall promptly notify Master Servicer of the execution and delivery of any document on behalf of the Master Servicer and
Trustee under such Power of Attorney ("POA Notice").

          vi) Upon the request of Primary Servicer, Master Servicer shall execute and deliver the documents necessary or appropriate to effect a Category
1 Request or Deemed Category 1 Request. Such request shall not relieve Primary
Servicer of its obligations under this Agreement regarding a Category 1 Request or Deemed Category 1 Request, including without limitation its obligation to evaluate and process such request in accordance with this Agreement and the
Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B Intercreditor Agreement and any indemnification obligation of
Primary Servicer.

          vii) Upon completion of each Category 1 Request or Deemed Category 1
Request, Primary Servicer shall promptly (but in no event more than five (5)
Business Days after concluding such request) notify Master Servicer and Special
Servicer (if its consent was required) and shall accompany such notice with a brief summary of the Category 1 Request or Deemed Category 1 Request, a brief summary of Primary Servicer's analysis and decision regarding such request, a
POA Notice (if required) and a counterpart original or copy of the operative documents executed or received to effect the Category 1 Request or Deemed
Category 1 Request.

          viii) Notwithstanding the foregoing with the consent of Master
Servicer, Primary Servicer may elect to classify and treat a Post Closing
Request that otherwise qualifies as a Category 1 Request or Deemed Category 1
Request, as a Category 2 Request instead. In such case, Primary Servicer shall adhere to the provisions of this Agreement regarding Category 2 Requests or
Deemed Category 1 Requests, and all aspects of such request (including without limitation the allocation of fees) shall be governed by the terms of this
Agreement covering Category 2 Requests. Primary Servicer's decision in any one instance to treat a Post Closing Request that otherwise qualifies as a Category
1 Request or Deemed Category 1 Request, as a Category 2 Request instead, shall not compromise or affect its right on any other occasion to treat a similar request as a Category 1 Request or Deemed Category 1 Request.

          ix) Notwithstanding anything to the contrary in this Section 1, if a
Category 1 Request or Deemed Category 1 Request involves an action requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing
Agreement, Primary Servicer shall not be permitted to take any such actions without the consent of Special Servicer in accordance with such Section 8.18(d).
For any action relating to a Mortgage Loan or an A/B Mortgage Loan requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing
Agreement, Primary Servicer shall have the responsibility to seek the consent of
Special Servicer in accordance with such section. The foregoing conditions and requirements shall be in addition to the other conditions and requirements for
Category 1 Requests or Deemed Category 1 Requests as set forth above.

     b. Category 2 Requests (other than Deemed Category 1 Requests):

          x) If Primary Servicer classifies a Post Closing Request as a Category
2 Request, it shall promptly (but in no event more than five (5) Business Days after Primary Servicer's receiving such request) notify Master Servicer of receiving such request, of the type of request and of Primary Servicer's classification of the Post Closing Request as a Category 2 Request. As part of such notice, Primary Servicer shall include the following:

               If such type of request has not previously been the subject of a
               Category 2 Request or a Requirements List (as defined below) has not previously been provided to Primary Servicer, then Primary
               Servicer shall request from Master Servicer a detailed list of the requirements to be satisfied for such request (the
               "Requirements List"). Master Servicer shall promptly (but in no event more than five (5) Business Days after receiving
               notification of such request) provide to Primary Servicer a
               Requirements List for such request.

               If the type of Category 2 Request has previously been the subject of a Post Closing Request, then Primary Servicer shall submit the existing Requirements List to Master Servicer. Primary Servicer
               may use such Requirements List for such request unless Master
               Servicer provides to Primary Servicer a replacement Requirements
               List within five (5) Business Days of such notice.

          xi) A Requirements List (i) shall in no event be more burdensome than that required by Master Servicer of other loans in the Trust for similar Post
Closing Requests; (ii) shall not require Primary Servicer to incur additional third party costs or expenses; and (iii) shall require the gathering, collection and assembling of information only and not the preparation, evaluation, analysis of information or a recommendation regarding the Post Closing Request.

          xii) Primary Servicer shall then use diligent efforts to collect and assemble the items on the applicable Requirements List. Upon such collection and assembly, Primary Servicer shall provide to Master Servicer all of the assembled items, a list of the items collected from the Requirements List, a list of any items not collected, any reasons why such items were not collected, a written analysis of the Category 2 Request in light of the items collected in a form reasonably satisfactory to Master Servicer, a recommendation whether to approve or disapprove such request and the appropriate division of the applicable fees in accordance with the terms of this Agreement and the Pooling and Servicing
Agreement.

          xiii) Master Servicer shall use its reasonable best efforts to notify
Primary Servicer with a consent or disapproval of the Category 2 Request within ten (10) Business Days of receiving such assembled items, analysis and recommendation. If Master Servicer disapproves such request, it shall provide
Primary Servicer the reasons for such disapproval. If Master Servicer approves such request, Primary Servicer shall promptly process the Category 2 Request in a manner that complies with the terms of this Agreement and the Pooling and
Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement. Primary Servicer shall draft, or cause to be drafted, all documents necessary to effect the Category 2 Request in accordance with the terms of the consent, the Loan Documents, this Agreement and the Pooling and
Servicing Agreement, and with respect to an A/B Mortgage Loan, the related A/B
Intercreditor Agreement. Primary Servicer shall deal directly with the applicable Mortgagor regarding a Category 2 Request after Primary Servicer submits the items on the applicable Requirements List.

          xiv) Upon conclusion of the negotiations of the documentation for the
Category 2 Request for which Master Servicer has granted its consent, Primary
Servicer may

execute and deliver the operative documents to be executed to effect the
Category 2 Request and take the other actions necessary or appropriate to conclude such request, in each case in accordance with the terms of this
Agreement and the Pooling and Servicing Agreement and with respect to an A/B
Mortgage Loan, the related A/B Intercreditor Agreement.

          xv) Upon the request of Primary Servicer, Master Servicer shall execute and deliver the documents necessary or appropriate to effect a Category
2 Request, which documents shall be prepared by the Primary Servicer. Such request shall not relieve Primary Servicer of its obligations under this
Agreement regarding a Category 2 Request, including without limitation its obligation to evaluate and process such request in accordance with this
Agreement and the Pooling and Servicing Agreement and with respect to an A/B
Mortgage Loan, the related A/B Intercreditor Agreement and any indemnification obligation of Primary Servicer.

          xvi) Upon completion of each Category 2 Request, Primary Servicer shall promptly (but in no event more than ten (10) Business Days after concluding such request) notify Master Servicer and shall accompany such notice with a copy of the operative documents executed or received to effect the
Category 2 Request.

          xvii) Notwithstanding anything to the contrary in this Section 2, if a
Category 2 Request involves an action requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing Agreement, Primary Servicer
shall not be permitted to take any such action without the consent of Special
Servicer in accordance with such Section 8.18(d). For any action relating to a
Mortgage Loan or an A/B Mortgage Loan requiring the consent of Special Servicer under Section 8.18(d) of the Pooling and Servicing Agreement, Primary Servicer
shall have the responsibility to seek the consent of Special Servicer in accordance with such section. The foregoing conditions and requirements shall be in addition to the other conditions and requirements for Category 2 Requests as set forth above.

     c. Category 3 Requests:

          xviii) If Primary Servicer classifies a Post Closing Request as a
Category 3 Request, it shall promptly (but in no event more than five (5)
Business Days after receiving such request) notify Master Servicer and Special
Servicer of receiving such request and of Primary Servicer's classification of the Post Closing Request as a Category 3 Request and shall refer such Category 3
Request to the Special Servicer for handling in accordance with the Pooling and
Servicing Agreement.

          xix) Upon such referral, Primary Servicer shall notify the applicable
Mortgagor of such referral and shall direct the Mortgagor that all further correspondence and interaction regarding the applicable Category 3 Request shall be directed to and through the Special Servicer (unless the Special Servicer and
Master Servicer shall otherwise direct the Primary Servicer). Primary Servicer shall forward all correspondence and other information regarding such request in its possession to Special Servicer.

Dispute of Classification.

     d. Notification of Dispute. If either Master Servicer or Special Servicer disputes the classification of Primary Servicer of any Post Closing Request (for
purposes of this Section B,

the term "classification" shall include a Materiality Determination of Primary
Servicer regarding a Category 1 Consent Aspect with respect to such Post Closing
Request), then Master Servicer or Special Servicer, as applicable, shall notify
Primary Servicer of such dispute promptly (but in no event more than five (5)
Business Days from Primary Servicer's notice of such classification) in writing and the specific reasons for such dispute. The parties shall then work in good faith for a period not more than five (5) Business Days to resolve the classification of the Post Closing Request. Primary Servicer's classification of a Post Closing Request shall govern the handling of such request absent Primary
Servicer's receipt of notice of such dispute within the specified time period but shall not diminish the obligation of Primary Servicer to classify Post
Closing Requests in accordance with this Agreement and to handle such requests in accordance with this Agreement and the Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B Intercreditor Agreement.

     e. Resolution of Dispute in Absence of Agreement. If after such good faith efforts to resolve such classification dispute the parties cannot agree to a classification, then the following shall apply: For Mortgage Loans or A/B
Mortgage Loans that individually, or together with all other Mortgage Loans and
A/B Mortgage Loans that have the same or an affiliated Mortgagor or that are cross-collateralized with such Mortgage Loans or A/B Mortgage Loans have a principal balance on the Cut-Off Date that is in excess of two percent (2%) of the then Aggregate Principal Balance, then the good faith classification of the
Master Servicer or Special Servicer, as applicable, shall govern. For Mortgage
Loans that individually, or together with all other Mortgage Loans and A/B
Mortgage Loans that have the same or an affiliated Mortgagor or that are cross-collateralized with such Mortgage Loans or A/B Mortgage Loans have a principal balance on the Cut-Off Date that is equal to or less than two percent
(2%) of the then Aggregate Principal Balance, then the good faith classification of the Primary Servicer shall govern; provided that, in no event, shall Primary
Servicer's classification govern if such classification would, in the sole judgment of Master Servicer or Special Servicer (as applicable), conflict with any provision of the Pooling and Servicing Agreement or result in a default by
Master Servicer or Special Servicer under the Pooling and Servicing Agreement.

     f. Processing of Post Closing Request During Dispute. During a pending dispute over classification of a Post Closing Request, the parties shall continue to cooperate to process such request in accordance with Primary
Servicer's initial classification until a resolution is achieved or, failing resolution, the Post Closing Request is classified in accordance with the terms of Section B.2 of this Exhibit B-2(c). Master Servicer and Primary Servicer acknowledge that it is a goal of both parties not to unduly burden or delay the processing of a Post Closing Request even though a dispute about classification of such request may exist but in any event the processing of a Post Closing
Request must be accomplished in a manner consistent and in compliance with the
Pooling and Servicing Agreement and with respect to an A/B Mortgage Loan, the related A/B Intercreditor Agreement.

EXHIBIT B-3
FORMS OF PROPERTY INSPECTION REPORTS

                                See CMSA Website

EXHIBIT B-4
TASK DESCRIPTION

                   MASTER SERVICER/PRIMARY SERVICER TASK LIST
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HQ9

Note: Some listed tasks designate more than one party to perform that function by placing an "X" in more than one column. In these instances, the parties shall follow any specific guidance about the allocation of responsibilities in completing the task found in the terms of this
      Agreement (including Exhibits B-2 and B-3). In the absence of specific allocation of obligations in this Agreement, the parties shall work in good faith to allocate responsibilities in a fair and equitable manner in accordance with this Agreement and the Pooling and Servicing Agreement.

                                                                                            MASTER     PRIMARY   SPECIAL
                                                                                           SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                           --------   --------   --------   -------

24. Asset Files
    Original credit file management                                                                       X
    Original collateral file (security)                                                                                        X
    Authorized parties list for request for release of collateral from Trustee                 X          X
    Establish servicing files criteria                                                         X          X
    Provide access to servicing files and copies of servicing files or of specific docs                   X
    upon request to the Master Servicer
    Request delivery of files from Trustee upon request and certification of Primary                      X
    Servicer

25. Property Taxes
    Preparation and delivery of quarterly tax delinquency reports                                         X
    Monitoring of tax status - Loans with/without escrows                                                 X
    Recommendation of payment of taxes - Loans with/without escrows                                       X
    Notification of advance requirement 3 business days prior to advance being required                   X
    Payment of taxes - with sufficient escrows                                                            X
    Payment of taxes - with escrow shortfall                                                   X

26. Property Insurance
    Preparation and delivery of quarterly insurance tickler reports                                       X
    Monitoring of insurance status - Loans with/without escrows                                           X
    Ensure insurance carrier meets Pooling and Servicing Agreement qualifications                         X
    Ensure insurance in favor of the Master Servicer on behalf of the Trustee                             X
    Recommendation of payment or force placement of insurance with/without escrow                         X
    Notification of advance requirement or force placement of insurance 3 business days                   X
    prior to advance being required

                                                                                            MASTER     PRIMARY   SPECIAL
                                                                                           SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                           --------   --------   --------   -------

    Payment of insurance - with sufficient escrows                                                        X
    Payment of insurance or force placement - with escrow shortfall                            X
    Category 1 Requests and Deemed Category 1 Requests
       Preparation and presentment of claims                                                                 X
       Collection of insurance proceeds                                                                      X
    Category 2 Requests
       Preparation and presentment of claims                                                      X
       Collection of insurance proceeds                                                           X

27. UCC Continuation Filings
    Preparation and delivery of quarterly UCC tickler report                                              X
    Maintain tickler system of refiling the dates on all Loans                                            X
    File UCC Continuation Statements                                                                      X
    Pay recording fees                                                                                    X
    Monitor tickler system                                                                                X

28. Collection/Deposit/Distribution of P&I payments and Principal Prepayments
    Collection and deposit of loan P&I payments                                                           X
    Remittance of available Primary Servicer P&I payments to Master Servicer and B Note                   X
    holders, as applicable (net of Aggregate Servicing Fee and other fees payable to the
    Primary Servicer by the B Note holders)
    Provide Collection Reports to Master Servicer                                                         X
    Distribution of P&I payments to the Trustee                                                X
    Distribution of Special Servicer compensation                                              X
    Approval of Prepayment Premiums                                                            X

29. Collection/Deposit/Disbursement of Reserves
    Collection and deposit of reserves                                                                    X
    Disbursement of reserves                                                                              X

30. Customer Billing, Collection and Customer Service
    Contact delinquent borrowers by phone 3 days after delinquent date                                    X
    Send 30 day delinquent notices                                                                        X
    Send notice of balloon payment to each Mortgagor one year, 180, and 90 days prior to                  X
    the related maturity date
    Provide copy of Balloon Mortgage Loan notice to Master Servicer                                       X

31. Escrows

                                                                                            MASTER     PRIMARY    SPECIAL
                                                                                           SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                           --------   --------   --------   -------

    Setup and monitor Escrow Accounts including escrow analysis                                           X
    Pay borrower investment income required                                                               X
    Prepare annual escrow analysis                                                                        X

32. Loan payment history/calculation
    Maintain loan payment history                                                                         X
    Create payoff/reinstatement statements and telecopy to Master Servicer                                X
    Approve payoff calculations and telecopy approval to Primary Servicer within five          X
    (5) Business Days

33. Monitoring of Financial and Legal Covenants
    Collect quarterly and annual operating statements, budgets, rent rolls and borrower                   X
    financial statements, as applicable.
    Deliver Operating Statement Analysis Report, CMSA Financial File and NOI Adjustment                   X
    Worksheet in accordance with Section 2.1(c)(viii) of this Agreement.
    Deliver one (1) copy of quarterly and annual operating statements, budgets, rent                      X
    rolls and borrower financial statement, as applicable, within thirty (30) days of
    Primary Servicer's receipt
    Complete CMSA Loan Setup File for Mortgage Loans                                           X          X
    Complete CMSA Loan Periodic Update File for Mortgage Loans                                 X
    Complete and deliver CMSA Property File for Mortgage Loans                                            X
    Complete and deliver quarterly Operating Statement Analysis Report and CMSA                X          X
    Quarterly Financial File in accordance with Section 2.1(c)(viii) of this Agreement.
    Cash account Reconciliations - Copies of monthly bank statements for all deposit,                     X
    escrow and reserve accounts
    CMSA Supplemental Reports
       Complete Servicer Watch List                                                                       X
       Complete Comparative Financial Status Report                                                       X
       Delinquent Loan Status Report                                                           X
       REO Status Report                                                                       X
       Historical Loan Status Report                                                           X
       Historical Liquidation Report                                                           X
       CMSA Loan Level Reserve/LOC Report                                                                 X

34. Advancing
    Determination of Non-Recoverability                                                        X

35. Borrower Inquiries/Performing Loans

                                                                                            MASTER     PRIMARY    SPECIAL
                                                                                           SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                           --------   --------   --------   -------

    Performing Loans - respond to routine billing questions                                               X
    Category 1 Requests and Deemed Category 1 Requests
       Assumptions & Due on sale:
          Borrower contact and data gathering                                                             X
          Underwriting and analysis of request                                                            X
          Approval of assumption                                                                          X
          Consent to assumption                                                                                     X
          Close assumption                                                                                X
    Category 2 Requests
       Assumptions & Due on sale:
          Initial Borrower contact and data gathering                                                     X
          Underwriting and analysis                                                                       X         X
          Approval of assumption                                                                          X         X
          Consent to assumption                                                                                     X
          Close assumption (directly with Borrower)                                                       X
    Category 1 Requests and Deemed Category 1 Requests
       Additional Liens, Monetary Encumbrances or Mezzanine Financing:
          Borrower contact and data gathering                                                             X
          Underwriting and analysis of request                                                            X
          Approval of additional lien, monetary encumbrance or mezzanine financing                        X
          Consent to additional lien, monetary encumbrance or mezzanine financing                                   X
          Close additional lien, monetary encumbrance or mezzanine financing                              X
    Category 2 Requests
       Additional Liens, Monetary Encumbrances or Mezzanine Financing:
          Initial Borrower contact and data gathering                                                     X
          Underwriting and analysis                                                                       X         X
          Approval of additional lien, monetary encumbrance or mezzanine financing             X                    X
          Consent to additional lien, monetary encumbrance or mezzanine financing                                   X
          Close additional lien, monetary encumbrance or mezzanine financing                              X
          (directly with Borrower)
    Modifications (Non-Money Terms), Waivers, Consents and Extensions up to 60 days (not otherwise provided in this Agreement):
       Initial Borrower contact and data gathering                                                        X
       Underwriting and analysis                                                                          X
       Approval of modification and extensions up to 60 days (Category 1 Requests and                     X
       Deemed Category 1 Requests)

                                                                                            MASTER     PRIMARY    SPECIAL
                                                                                           SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                           --------   --------   --------   -------

       Approval of modification and extensions up to 60 days (Category 2 Request)              X
       Consent to modification and waivers and other consents (not otherwise provided                               X
       in this Agreement)
       Closing Documents and Closing                                                                      X
    Modification (Money Terms):                                                                                      X
    Extensions of Maturity Date (more than 60 days):                                                                 X
    Response to request for Discounted Payoffs, Workouts, Restructures, Forbearances and                             X
    Casualties
    Condemnation (only with respect to Specially Serviced Mortgage Loans the Special           X          X          X
    Servicer will perform such functions)

36. Monthly Reporting (Hardcopy & Electronic mail)
    Day One Report                                                                                        X
    Delinquency and past due reporting on all Loans                                                       X
    Deliver on April 25, July 25, October 25 and January 25 of each year a Quarterly                      X
    Servicing Accounts Reconciliation Certification in the form of Exhibit D

37. Category 1 Requests and Deemed Category 1 Requests
       Release of Collateral
          Determination if collateral should be released                                                  X
          Consent to release collateral                                                                   X
          Request delivery of files from Trustee upon Primary Servicer request and                        X
          certification
          Preparation and recordation of release deeds all Loans (full and partial)                       X
    Category 2 Requests
       Release of Collateral
          Initial Borrower contact and data gathering                                                     X
          Underwriting and analysis                                                                       X
          Determination if collateral should be released                                       X
          Consent to release collateral                                                        X
          Request delivery of files from Trustee                                                          X
          Preparation and recordation of release deeds all Loans (full and partial)                       X

38. Property Annual Inspections
    Conduct site inspection per Pooling and Servicing Agreement requirement                               X
    Provide 3 copies of site inspection reports to the Master Servicer within 30 days of                  X
    inspection but not later than December 15 of each year beginning in 2006

                                                                                            MASTER     PRIMARY    SPECIAL
                                                                                           SERVICER   SERVICER   SERVICER   TRUSTEE
                                                                                           --------   --------   --------   -------

39. Preparation of servicing transfer letters                                                             X

40. Preparation of IRS Reporting (1098s and 1099s or other tax reporting requirements)                    X
    and delivery of copies to the Master Servicer by January 31 of each year

41. Provide Primary Servicer Form 8-K Information Reports, Primary Servicer Form 10-D                     X
    Information Reports and Primary Servicer Form 10-K Information Reports at the times and in the manner set forth in Section 5.13(c) of this Primary Servicing Agreement

42. Provide annual statement of compliance at the times and in the manner set forth in                    X
    Section 5.13(c) of this Primary Servicing Agreement

43. Provide either (a) a report regarding Primary Servicer's assessment of compliance                     X
    with servicing criteria and a report by a registered public accounting firm that attests to and reports on such assessment report or (b) a report of a firm of independent public accounts based on USAP-compliant examinations, as the case may be, at the times, in the manner and as specified in Section 5.13(c) of this Primary
    Servicing Agreement.

44. Provide annual Sarbanes-Oxley back-up certification at the times and in the manner                    X
    set forth in Section 5.13(c)(v) of this Primary Servicing Agreement

45. Compensation
    Primary Servicer Fee and other fees payable to the Primary Servicer by the B Note                     X
    holders
    Investment earnings on Primary Servicer Collection Account                                            X
    Investment earnings on tax & insurance reserves not payable to borrower                               X
    Investment earnings on reserve accounts not payable to borrower                                       X
    Late charges to the extent collected from borrower (offsets advance interest per           X
    Pooling and Servicing Agreement)

46. Defeasance
    Coordinate, analyze, approve, and process defeasance request                                          X
    Consent to defeasance                                                                      X
    Service Defeasance Loans                                                                              X
    Retain all fees associated with Defeasance Loans                                                      X

EXHIBIT C

FORM OF POWER OF ATTORNEY FROM MASTER SERVICER

     RECORDING REQUESTED BY:

     AND WHEN RECORDED MAIL TO:

     ATTENTION: COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-HQ9

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                (MASTER SERVICER)

          _______________________________________, acting solely in its capacity as Master Servicer ("Master Servicer"), under the Pooling and Servicing
Agreement dated as of August 1, 2006 (the "Pooling and Servicing Agreement") and
a Primary Servicing Agreement dated as of August 1, 2006 (the "Primary Servicing
Agreement"), in each case relating to the Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9, does hereby nominate, constitute and appoint
Wells Fargo Bank, National Association ("WFB"), as Primary Servicer under the
Primary Servicing Agreement ("Primary Servicing Agreement"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

          To perform any and all acts which may be necessary or appropriate to enable * ** to service and administer the Mortgage Loans (as defined in the
Primary Servicing Agreement) in connection with the performance by WFB of its duties as Primary Servicer under the Primary Servicing Agreement, giving and granting unto WFB full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that * ** shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this __ day of _____________.

                                        _______________________________________,
                                        acting solely in its capacity as Master
                                        Servicer under the Pooling and
                                        Servicing Agreement and the Primary
                                        Servicing Agreement

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                       D-2

                                    EXHIBIT D

            QUARTERLY SERVICING ACCOUNTS RECONCILIATION CERTIFICATION

          Primary Servicer: Wells Fargo Bank, National Association

          RE: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9

          Pursuant to the Primary Servicing Agreement between
____________________________________________ ("Master Servicer") and Wells Fargo
Bank, National Association ("Primary Servicer") for the transaction referenced above, I hereby certify with respect to each mortgage loan serviced by Primary
Servicer for Master Servicer for such transaction that within 25 days after the end of each of the months of [January, February and March][April, May and
June][July, August and September][October, November and December], any and all
deposit accounts, escrow accounts and reserve accounts, and any and all other collection accounts and servicing accounts, related to such mortgage loan have been properly reconciled, and the reconciliations have been reviewed and approved, by Primary Servicer's management, except as otherwise noted below:

          EXCEPTIONS: _______________________________________________________

          _________________________________ [Signature]

          Name: [INSERT NAME OF SERVICING OFFICER]
Title: Servicing Officer, Wells Fargo Bank, National Association

          Date: [April, July, October, January] 25, [20__]

                                       D-1

                                    EXHIBIT E

                 FORM OF COVER PAGE FOR REPORT OR CERTIFICATION

                          COMPLIANCE INFORMATION REPORT

IDENTIFYING INFORMATION FOR THIS REPORT:

Date of Submission:       _______
Depositor:                _____________________________________________
Trust:                    _____________________________________________
Pooling and Servicing     Pooling and Servicing Agreement dated as of _______,
Agreement:                ___, among ______________________________________.
Subservicing Agreement:   Subservicing Agreement dated as of ________,
                          ___, between ______________________________,
                          as master servicer, and ______________, as
                          Primary Servicer.
Master Servicer:          _______________________________________
Primary Servicer:         _____________________________________________
Primary Servicer Contact
Person:                   [Name][telephone][facsimile][email address]

THIS REPORT CONTAINS THE FOLLOWING INFORMATION:

Immediate Reporting:
[_]                       Form 8- K Reporting Information
Monthly Reporting:
[_]                       Form 10-D Reporting Information
Annual Reporting:
[_]                       Form 10-K Reporting Information
Annual Compliance:
[_]                       Compliance Assessment Report (Item 1122(a))
                          by Primary Servicer on Compliance With
                          Servicing Criteria in Item 1122(d) of
                          Regulation AB
[_]                       Attestation Report (Item 1122(b)) by
                          Registered Public Accounting Firm on
                          Compliance Assessment Report
[_]                       Statement of Compliance (Item 1123)
[_]                       Sarbanes-Oxley Back-Up Certification

THIS REPORT AMENDS PRIOR REPORTING INFORMATION:

[_]                       Yes - Date of Submission of Prior Reporting
                          Information:

                                _____/______/______

[_]                       No

                                       G-1

APPENDIX 1

ITEMS REQUIRED FOR DEFEASANCE SUBMISSION TO MASTER SERVICER

                REQUEST FOR MASTER SERVICER CONSENT TO DEFEASANCE

          Primary Servicer shall submit to Master Servicer the following listed items to seek the consent of Master Servicer to a defeasance of a Mortgage Loan or an A/B Mortgage Loan that Primary Servicer is permitted to process under this
Primary Servicing Agreement.

Copy of written notice to Primary Servicer from Mortgagor requesting defeasance of the applicable Mortgage Loan.

An Executed Certificate substantially in the form attached hereto at Exhibit A.

(i)  A description of the proposed defeasance collateral, (ii) written confirmation from an independent accountant stating that payments made on such defeasance collateral are sufficient to pay the subject Mortgage Loan, and (iii) a copy of the form of opinion of counsel from the related
     Mortgagor or other counsel that the related Trust has the benefit of a first lien, perfected security interest in the defeasance collateral.

Such other items as are reasonably required by Master Servicer consistent with the Servicing Standard as long as such requirements may be required of the related Mortgagor under the related Loan Documents without additional expense to
Primary Servicer or Master Servicer.

                                   Appendix 1

                             EXHIBIT A TO APPENDIX 1

                     PRIMARY SERVICER DEFEASANCE CERTIFICATE

                              [INSERT DATE], 20[_]

RE: Defeasance of the "[INSERT NAME OF MORTGAGE LOAN FROM SCHEDULE I]"
(Prospectus ID Number: [INSERT ID NUMBER]) mortgage loan (the "Mortgage Loan")
to [INSERT NAME OF MORTGAGOR] (the "Mortgagor") serviced by Wells Fargo Bank,
National Association, as primary servicer (the "Primary Servicer") pursuant to that Primary Servicing Agreement (the "Primary Servicing Agreement") dated as of
_________, ____, between Primary Servicer and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") related to the Morgan Stanley Capital I Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2006-HQ9.

The undersigned hereby certifies to the Master Servicer on behalf of the Primary
Servicer as of the date hereof as follows:

1. The Mortgagor has the right to defease the Mortgage Loan pursuant to the loan documents (the "Loan Documents") related to the Mortgage Loan.

2. The Mortgagor will have satisfied all of the requirements for the defeasance of the Mortgage Loan under the Loan Documents by the closing date of the defeasance.

3. (i) The Primary Servicer has retained outside legal counsel with experience reviewing and documenting the defeasance of commercial mortgage loans to review the Loan Document defeasance provisions and to document the defeasance of the
Mortgage Loan in accordance therewith and (ii) the Primary Servicer has provided or will provide such legal counsel with the Loan Documents needed for such purposes.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
    ----------------------------------
    Name:
    Title:

                             Exhibit A to Appendix 1

                                   APPENDIX 2

            Assignment and Assumption Submission to Special Servicer

PRESENT MORTGAGOR:

PROPOSED MORTGAGOR:

PRIMARY SERVICER #:

SPECIAL SERVICER #:

COLLATERAL TYPE:                     (Retail, Industrial, Apartments, Office,
                                     etc.)

ADDRESS:                             Property Address

                                     City, State, zip code

ASSET STATUS:                        As of (date)

   Principal Balance:                $
   Unpaid Accrued Interest:          $
   Unpaid Late Fees/other fees:      $
   Tax Escrow Balance:               $
      A. Insurance Escrow Balance:   $

   Reserve Escrow Balance:           $
   Monthly (P&I) Payment:            $
   Interest Rate:                    %
   Date Principal Paid To:
   Date Interest Paid To:
   Maturity Date:
   Origination Date:

Executive Summary:

7.   Summarize the transaction

          a.   note any significant modification of terms of the Loan Documents permitting assumption that could result in Adverse REMIC Event

8.   Discuss proposed Mortgagor entity and ownership structure

          a.   include any changes in level of SAE or SPE compliance from existing Mortgagor as noted on Asset Summary attached)

                              Page 1 of Appendix 2

9.   How will title be held

10.  Source of cash for down payment

11.  Briefly describe collateral

          a.   Size, occupancy, primary tenants, location

          b.   Prior year NOI and DSCR and Pro-forma NOI DSCR

12.  Complete the chart below:

The sale terms and property characteristics are summarized as follows:

Purchase price                                       $
Buyer down payment                                   $     (%)
Estimated closing date
1% loan fee split:  Primary Servicer                 40% - $
   _____, Master Serv.                               10% - $
   J.E. Robert Company, Inc., Special   Serv.        50% - $
Most recent appraised value according to appraisal   $
   in Primary Servicer's possession
Loan-to-value as if initial underwriting             %
Occupancy as of                                      %
12/31/__ NOI                                         $
Debt service coverage as of                          x

Financial Condition of Proposed Mortgagor/Guarantor:

8.   Explain background and experience of the proposed Mortgagor/principals;
     describe any deficiencies in Mortgagor's ability to meet creditworthiness and experience requirements of Loan Documents and compare creditworthiness and experience of proposed Mortgagor to that of transferring Mortgagor to the extent information about transferring Mortgagor is available.

9.   State date of the financial statement, who prepared, if CPA, state the opinion rendered, how assets are valued

10.  Highlight Balance sheet and Income statement

     a.   Describe significant assets (e.g. obtain from proposed Mortgagor and
          Guarantor (as applicable) information about how it values its assets)

     b.   Related debt

11.  For public companies that have historical financial information:

     a.   Spread Balance Sheet for minimum of two (2) years (request three (3)
          years, if available)

     b.   Spread and commonsize Income statement for minimum of two (2) years
          (request three (3) years, if available);

12.  Explain results of credit checks, legal searches and banking credit references (two required)

                                 2 of Appendix 2

13.  If Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

14.  Describe whether assigning Mortgagor and/or Guarantors will be released from its obligations under the Loan Documents [from and after the date of the transfer]. If so, describe extent of release and rationale for it.

Project Status & Description: (See attached Asset Summary, most recent
Inspection Report and most recent rent roll)

2. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)Property Financial Summary: (See attached Income and Expense Statements for Mortgaged Property and year-to-date operating statements)

New Environmental and Engineering Developments (if any) and Status of Issues
identified in Original Reports or Loan Documents as needing Remediation: (See attached Asset Summary)

3.   Describe any material issues requiring remediation contained in original reports

4.   Describe current status of issue and remediation

Escrow Status:

2.   Explain status of all reserves

Property Management Summary:

3.   Who is proposed property management firm

4.   Background and Experience

Collateral Valuation:

3.   Discuss the original appraisal

     E.   Who prepared

     F.   Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession

4.   Comparison of the following (original to actual property):

     I.   Vacancy

     J.   Rents

     K.   Taxes

     L.   Other Key Expenses

          Current Market Conditions:

          Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

Recommendation:

3.   State recommendation for approval.

                                 3 of Appendix 2

4.   Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

                                 4 of Appendix 2

Request for Special Servicer Consent:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing Assignment and Assumption.

* **

By:
     ---------------------------------------
Title:
        ------------------------------------
Date:
        ------------------------------------

Consent to Assignment & Assumption is given:
J.E. ROBERT COMPANY, INC., acting solely in
its capacity as Special Servicer

By:
     ---------------------------------------
Title:
        ------------------------------------
Date:
        ------------------------------------

                                 5 of Appendix 2

                  Schedule of Exhibits to Assumption Submission

16.  Financial statements of purchasing entity and any guarantors (audited, if available)

17.  Financial statement of selling entity only if available

18.  Bank and /or credit references for transferee

19.  Credit report for principal(s) of the proposed borrowing entity.

20.  Most recent Income & Expense Statement for Mortgaged Property and operating statement review

21.  Income & Expense Statement for Mortgaged Property for previous two (2)
     years to the extent available

22.  Most recent Property Inspection report

23.  Original Asset Summary for Mortgaged Property

24.  Purchase and Sale Agreement

25.  If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership

26.  Proposed property management agreement

27.  Description and source of equity being used for the purchase, if available

28.  Most recent Rent Roll

29.  Copy of Promissory Note, Mortgage and any Loan Agreement

30.  Other items as required by the description set forth above

                                 6 of Appendix 2

                                   APPENDIX 3

 Additional Lien, Monetary Encumbrance or Mezzanine Financing Submission to
                                Special Servicer

Mortgagor:

Master Servicer Loan #:

Primary Servicer Loan #:

Collateral Type:                   (Retail, Industrial, Apartments, Office,
                                   etc.)

Address of Property:

Asset Status                       As of (date):

   Principal Balance:              $
   Unpaid Accrued Interest:        $
   Unpaid Late Fees/other fees:    $
   Tax Escrow Balance:             $
   Insurance Escrow Balance:       $
   Monthly P+I Payment:            $
   Interest Rate:                  %
   Date Principal Paid To:
   Date Interest Paid To:
   Origination Date:
   Maturity Date:

Executive Summary:

9.   Summarize the transaction

     a.   note deviations from requirements for subordinate/mezzanine financing contained in Loan Documents

     b.   if Rating Agency Confirmation is permitted under applicable Loan
          Documents, note if such Confirmation will be sought

10.  State amount and purpose of Lien/Financing

11.  Interest Rate

12.  Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

13.  Identify Subordinate/Mezzanine Lender

     a.   provide any information furnished by Mortgagor regarding proposed lender

14.  Collateral pledged or mortgaged as security:

15.  Briefly describe collateral

     a.   Size, occupancy, primary tenants, location

                              Page 1 of Appendix 3

     b.   NOI and DSCR for prior year and, if available, prior two years and
          Pro-forma NOI DSCR

16.  Complete the chart below:

                                2 of Appendix 3

The transaction terms and property characteristics are summarized as follows:

Estimated closing date for financing:
Administrative fee to Primary Servicer                 $
Additional Fees, if any (50%: Special Servicer; 10%:   $
Master Servicer; 40%: Primary Servicer
Most recent appraised value according to appraisal     $
in Primary Servicer's possession
Loan-to-value as of initial underwriting               %
Occupancy as of                                        %
12/31/__ NOI                                           $
Debt service coverage as of                            x

Project Status & Description: (See attached Asset Summary, most recent
Inspection Report and most recent rent roll)

2. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense
Statement for Mortgaged Property and operating statement review)

Escrow Status:

2.   Explain status of all Reserves

Collateral Valuation:

3.   Discuss the original appraisal

     E.   Who prepared

     F.   Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession

4.   Comparison of the following (original to actual property):

     I.   Vacancy

     J.   Rents

     K.   Taxes

     L.   Other Key Expenses

          Current Market Conditions:

          Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

                                3 of Appendix 3

Recommendation:

3.   State recommendation for approval.

4.   Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

Request for Special Servicer Consent:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.

* **

By:
    ------------------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------

Consent to Additional Lien, Monetary Encumbrance or Mezzanine Financing as
described above is given:
J.E. ROBERT COMPANY, INC., acting solely in its
capacity as Special Servicer

By:
    ------------------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------

                                 4 of Appendix 3

   Schedule of Exhibits to Additional Lien, Monetary Encumbrance or Mezzanine
                              Financing Submission

9.   Most recent Income & Expense Statement for property and operating statement review

10.  Original Asset Summary for Mortgaged Property

11.  [For Mezzanine financing: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]

12.  [For subordinate mortgage: Copy of Subordination/Intercreditor Agreement in substantially the form to be executed with subordinate lender]

13.  Copy of Note, Mortgage and any Loan Agreement

14.  Copy of subordinate loan documents in substantially the form to be executed

15.  Most recent Rent Roll.

16.  Other items as required by the description set forth above

                                 5 of Appendix 3

APPENDIX 4
LEASE SUMMARY SUBMISSION PACKAGE
                                                 Loan # ________________________

Borrower Name:
________________________________________________________________________
Property Name:
_________________________________________________________________________
Total Property NRSF (Per Rent Roll):
________________________________________________________
Lease Sq. Footage ________ % of Total NRSF
Is Lease A Major Lease Per Loan Docs (Y/N)
__________________________________________________

                                LEASE INFORMATION

4.   Parties to Lease
     j.   Landlord:______________________________________________________
     k.   Rent Commencement Date:
          _______________________________________________________________
     l.   Tenant:____________________________________________________
     m.   Parent Company (if applicable):________________________________
     n.   Subtenant and/or Assignee (if
          applicable):_________________________________________________
     O.   IF YES, IS ORIGINAL TENANT LIABLE?
          (Y/N)___________________________________________________

     p.   Guarantor(s):__________________________________________________
     q.   Tenant financial statements
          attached:______________________________________________________
     r.   If not,
          why:___________________________________________________________

5.   Basic Lease Terms
     g.   Lease Commencement Date:
          ___________________________________________________________________
     h.   Rent Commencement Date:
          ___________________________________________________________________
     i.   Lease Expiration:
          ___________________________________________________________________
     j.   Unexercised Extension Options (Y/N):
          ___________________________________________________________
          -If Yes, # of Options/Term (i.e. 1-3 yrs):

          ___________________________________________________________
                         -Terms:
_____________________________________________________________________________

     k.   Lease Type (Credit/Form):
          ___________________________________________________________________
     l.   Use of Premises:
          ___________________________________________________________________

6.   Lease Economic Terms

     g.   Current Base Annual Rent $
          ___________________________________________________________________
     h.   Scheduled Increases Date/New Annual:
          _____________________________________________________________
     i.   Increases/Option Periods (Date/New Annual Rent/PSF):
          _________________________________________________
     j.   Percentage Rent Clause?  Breakpoint:
          _______________________________________________________________
     k.   TI Amortization Component:
          __________________________________________________________________
     l.   Rent Concessions (enter month):
          __________________________________________________________________

9.   Expense Reimbursement Recoverable From the Lease (Only note those that apply):
     j.   Taxes_________________________________________________________________

     k.   Insurance_____________________________________________________________

     l.   Management Fees_______________________________________________________

     m.   Utilities_____________________________________________________________

     n.   Non-Structural Maintanance/Repair_____________________________________

     o.   Contract Services ____________________________________________________

     p.   Administrative (% of CAM) ____________________________________________

     q.   Professional Fees_____________________________________________________

     r.   CAM___________________________________________________________________

10.  Options

     c.   Purchase Option (Note Date/Terms):
          __________________________________________________________
     d.   Right of First Refusal (Note Date/Terms/Reference DOT):
          ________________________________________
11.  Other Information (Only note those that apply):

     e.   Expense Stop Formula_______________________________________________
     f.   Base Year_____________________________________________________________
     g.   Security/Other Deposits_______________________________________________
     h.   Tenant Improvement Allowance__________________________________________
          -Above Standard TI's?_________________________________________________
12.  Compliance

     a.   Lease meets all requirements of the Loan Documents. (Y/N)

          If no, specify________________________________________________________
     b.   Landlord has complied with all leasing requirements in the Loan
          Documents. (Y/N)
          If no, specify________________________________________________________

13.  Recommendation
Request for Master Servicer Consent:
Primary Servicer hereby recommends and requests consent of Master Servicer to the foregoing Lease Approval.

By:
    ------------------------------------
Title:
       ------------------------------------
Date:
      ------------------------------------

Consent to Lease Approval is given:

______________________________, acting solely in its capacity as Master Servicer

By:
    ------------------------------------
Title:
       ------------------------------------
Date:
      ------------------------------------

Exhibits to Lease Summary Submission Package

7.   Borrower's written request

8.   Lease with amendments, if any

9.   Current Rent Roll

10.  Current Operating Statement

11.  Tenant Financial Statement

12.  Applicable provision of Loan Documents

                                   EXHIBIT BB

             CONTROLLING CLASS CERTIFICATEHOLDER'S REPORTS CHECKLIST

               Information                                 Format                 Frequency
------------------------------------------------------------------------------------------------------

      Property Operating Statement          Actual        PDF/TIF          As received/Quarterly
            Property Rent Roll               Actual        PDF/TIF          As received/Quarterly
   Other Financials as required by loan
                documents                    Actual        PDF/TIF               As received
           Property Inspection               Actual        PDF/TIF          As received/Quarterly
  Payments Received After Determination
             Date Report (1)                 Monthly        Excel      Master Servicer Remittance Date
   Mortgage Loans Delinquent Report (2)      Monthly        Excel             30th of each month
    Interest on Advance Reconciliation       Monthly        Excel             Distribution Date
    CMSA Setup File (Issuer/Servicer)       CMSA IRP    Access/Excel      Monthly/Distribution Date
            CMSA Property File              CMSA IRP    Access/Excel      Monthly/Distribution Date
      CMSA Loan Periodic Update File        CMSA IRP    Access/Excel      Monthly/Distribution Date
           CMSA Financial File              CMSA IRP    Access/Excel      Monthly/Distribution Date
  Distribution Statement (Paying Agent)      Monthly      Excel/PDF       Monthly/Distribution Date
      CMSA Bond File (Paying Agent)         CMSA IRP    Access/Excel      Monthly/Distribution Date
   CMSA Collateral File (Paying Agent)      CMSA IRP    Access/Excel      Monthly/Distribution Date
        CMSA Supplemental Reports           CMSA IRP    Access/Excel      Monthly/Distribution Date
   Operating Statement Analysis Report      CMSA IRP    Access/Excel      Monthly/Distribution Date
         NOI Adjustment Worksheet           CMSA IRP    Access/Excel      Monthly/Distribution Date
Documentation Exceptions Report (Trustee)   Quarterly   Access/Excel      Monthly/Distribution Date

Footnotes:

1)   On the Master Servicer Remittance Date following each Determination Date, a list of all  Mortgage  Loans  which  are  delinquent  as to the  applicable
     Collection Period on that Master Servicer Remittance Date. This list should represent all  delinquent  Mortgage Loans that required a P&I Advance to be made.

2)   On the last day of the month (30th), for all delinquencies reported in #1 above, a list of all Mortgage Loans which remain delinquent for such
     Collection Period (along with the number of days delinquent), accompanied with any reason, in the Master Servicer's opinion, for the continued
     delinquency of such Mortgage Loans, along with an explanation of the Master
     Servicer's attempts to cure.

3)   J.E. Robert Company, Inc. requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address, or all reports and data files shall be available via the Master Servicer's or the Trustee's
     Website.

                                   EXHIBIT CC

                      Form of Sarbanes-Oxley Certification

                                  CERTIFICATION

     Re: MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2006-HQ9, issued pursuant to the Pooling and Servicing
Agreement dated as of August 1, 2006 (the "Pooling and Servicing Agreement")
between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National
Association, as master servicer (the "Master Servicer"), J.E. Robert Company,
Inc., as special servicer, HSBC Bank USA, National Association, as trustee (the
"Trustee") and LaSalle Bank, National Association, as paying agent and certificate registrar (the "Paying Agent").

     Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

                                   ----------

     I, [identity of certifying individual], the senior officer in charge of securitization of the Depositor, hereby certify that:

     1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form
10-K of Morgan Stanley Capital I Trust 2006-HQ9 (the "Exchange Act Periodic
Reports");

     2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

     4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the
Exchange Act Periodic Reports, the servicer(s) [has/have] fulfilled [its/their]
obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and
Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties;

          o    Wells Fargo Bank, National Association, as Master Servicer;

          o    J.E. Robert Company, Inc., as Special Servicer;

          o    LaSalle Bank National Association, as Paying Agent;

          o    HSBC Bank USA, National Association, as Trustee; and

          o    [names of sub-servicers]

Date: [___]

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT CC-1

                   Form of Sarbanes-Oxley Backup Certification

                                  CERTIFICATION

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

     Re: MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2006-HQ9, issued pursuant to the Pooling and Servicing
Agreement dated as of August 1, 2006 (the "Pooling and Servicing Agreement")
between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National
Association, as master servicer (the "Master Servicer"), J.E. Robert Company,
Inc., as special servicer, HSBC Bank USA, National Association, as trustee and
LaSalle Bank National Association, as paying agent and certificate registrar
(the "Paying Agent") [./; and]

          [the Subservicing Agreement, dated as of _____ (the "Subservicing
Agreement") between [identify parties].

          Capitalized terms used but not defined herein have the meanings set forth in the Subservicing Agreement or, if not defined in the Subservicing
Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

                                   ----------

     I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the "Certification
Parties") as follows, with the knowledge and intent that the Certification
Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of
2002:

     1. I have reviewed the report of information provided by the [Master
Servicer/Special Servicer/Paying Agent/Trustee/Primary Servicer/Subservicer] for
inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all reports of information by the [Master Servicer/Special Servicer/Paying
Agent/Trustee/Primary Servicer/Subservicer] for inclusion in the Asset-Backed
Issuer Distribution Reports on Form 10-D ("Form 10-D") relating to the Trust
(such reports by the [Master Servicer/Special Servicer/Paying
Agent/Trustee/Primary Servicer/Subservicer], collectively, the "[Master
Servicer/Special Servicer/Paying Agent/Trustee/Primary Servicer/Subservicer]
Periodic Reports");

     2. Based on my knowledge, the [Master Servicer/Special Servicer/Paying
Agent/Trustee/Primary Servicer/Subservicer] Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the

statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

     3. Based on my knowledge, all distribution, servicing and other information required to be provided in the [Master Servicer/Special Servicer/Paying
Agent/Trustee/Primary Servicer/Subservicer] Periodic Reports under the provisions of the [Pooling and Servicing/Subservicing] Agreement for the
calendar year preceding the date of the Form 10-K is included in the [Master
Servicer/Special Servicer/Paying Agent/Trustee/Primary Servicer/Subservicer]
Periodic Reports;

     4. Based on my knowledge and the compliance review conducted in preparing the [Master Servicer/Special Servicer/Paying Agent/Trustee/Primary
Servicer/Subservicer]'s compliance statement under the [Pooling and
Servicing/Subservicing] Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the [Master Servicer/Special Servicer/Paying
Agent/Trustee/Primary Servicer/Subservicer] Periodic Reports, the [Master
Servicer/Special Servicer/Paying Agent/Trustee/Primary Servicer/Subservicer] has
fulfilled its obligations under the [Pooling and Servicing/Subservicing]
Agreement; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the [Pooling and Servicing/Subservicing] Agreement to be
delivered by the [Master Servicer/Special Servicer/Paying Agent/Trustee/Primary
Servicer/Subservicer] included in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules
13a-18 and 15d-18, disclose material instances of noncompliance described in such reports.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; name of master servicer; name of other subservicer].

     This Certification is being signed by me as an officer of the [Master
Servicer/Special Servicer/Paying Agent/Trustee/Primary Servicer/Subservicer]
responsible for reviewing the activities performed by the [Master
Servicer/Special Servicer/Paying Agent/Trustee/Primary Servicer/Subservicer]
under the [Pooling and Servicing/Subservicing] Agreement.

Date: [___]

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT DD

                FORM OF TRUSTEE NON-SERVICED MORTGAGE LOAN NOTICE

                                 August 17, 2006

[INSERT ADDRESSES OF RELATED TRUSTEE,CERTIFICATE REGISTRAR, PAYING AGENT, MASTER
SERVICER AND SPECIAL SERVICER]

[Holders of the [Name of Non-Serviced Companion Loans]]

Re: Morgan Stanley Capital I Trust 2006-HQ9, Commercial Mortgage Pass-Through
    Certificates, Series 2006-HQ9 - [Name of Non-Serviced Mortgage Loan]

Ladies and Gentlemen:

Morgan Stanley Capital I Trust 2006-HQ9, Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 (the "Trust Fund") is the [_________] Noteholder,
as such term is defined under the [description of intercreditor agreement] (the
"Intercreditor Agreement"). In connection with the deposit of the [___] Note of the [Non-Serviced Mortgage Loan] into the Morgan Stanley Capital I Trust
2006-HQ9 established by Morgan Stanley Capital I Inc., the contact information for each of the parties to the related pooling and servicing agreement are set forth on Schedule I attached hereto.

The [Non-Serviced Mortgage Loan] is being serviced pursuant to the terms of that certain Pooling and Sevicing agreement dated as of [________], among
[_______________], as may be from time to time amended, supplemented or modified
(the "[______________] Pooling Agreement"). LaSalle Bank National Association,
as Certificate Registrar, Trustee and Paying Agent for the registered holders of the Trust Fund (the "Certificate Registrar"), hereby directs the applicable parties to the [______________] Pooling Agreement as follows:

(i) Remit all amounts payable in accordance with the Intercreditor Agreement and the [______________] Pooling Agreement due to the holder of the [___] Note of the [Non-Serviced Mortgage Loan] on such days as specified in the
[______________] Pooling Agreement to Wells Fargo Bank, National Association, as
master servicer of the Trust Fund (the "Master Servicer"), and to the collection account set forth on Schedule II attached hereto; and

(ii) Forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the [___]
Note of the [Non-Serviced Mortgage Loan] in accordance with the Intercreditor
Agreement and the [______________] Pooling Agreement to the Certificate
Registrar and the Master Servicer.

Thank you for your attention to this matter.

LaSalle Bank National Association
as Certificate Registrar, Trustee and Paying Agent for the Holders of the Morgan
Stanley Capital I Trust 2006-HQ9, Commercial Mortgage Pass-Through Certificates,
Series2006-HQ9

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------

                          SCHEDULE I TO FORM OF TRUSTEE
                        NON-SERVICED MORTGAGE LOAN NOTICE

J.E. Robert Company, Inc., as Special Servicer
1650 Tysons Boulevard
Suite 1600
McLean, Virginia

Wells Fargo Bank, National Association, as Master Servicer
555 Montgomery Street, 17th Floor
San Francisco, CA 94111

LaSalle Bank National Association
135 South LaSalle Street
Suite 3410
Chicago, IL 60603

                         SCHEDULE II TO FORM OF TRUSTEE
                        NON-SERVICED MORTGAGE LOAN NOTICE

                 (MSCI 2006-HQ9 Collection Account Information)

                                   SCHEDULE I

                              LASALLE LOAN SCHEDULE

MSCI 2006-HQ8
MORTGAGE SCHEDULE

           MORTGAGE                                                                                 ORIGINAL   REMAINING   ORIGINAL
MORTGAGE     LOAN                                                       CUT-OFF DATE                 TERM TO    TERM TO     AMORT.
LOAN NO.    SELLER                     PROPERTY NAME                       BALANCE      NOTE DATE   MATURITY    MATURITY     TERM
--------   --------   -----------------------------------------------   ------------   ----------   --------   ---------   --------

     2      LaSalle   225 Franklin Street                               $225,000,000   06/30/2006      120        119          IO
    18      LaSalle   DCT Industrial Portfolio - Memphis (III)          $ 16,159,686   02/21/2006       72         67          IO
    19      LaSalle   DCT Industrial Portfolio - McCook (III)           $  9,738,220   02/21/2006       72         67          IO
    20      LaSalle   DCT Industrial Portfolio - Northlake (III)        $  9,738,220   02/21/2006       72         67          IO
    21      LaSalle   DCT Industrial Portfolio - McDonough (III)        $  8,520,942   02/21/2006       72         67          IO
    22      LaSalle   DCT Industrial Portfolio - Somerset (III)         $  3,610,995   02/21/2006       72         67          IO
    23      LaSalle   DCT Industrial Portfolio - Allentown (III)        $  2,231,937   02/21/2006       72         67          IO
    67      LaSalle   Cornerstone at Norwood Office                     $ 41,000,000   06/26/2006      120        119         360
    75      LaSalle   The Center Point Complex - 401 South Hamilton     $ 15,289,466   07/12/2006      120        120         360
                      Street (VII)
    76      LaSalle   The Center Point Complex - 401 South Centennial   $  7,531,466   07/12/2006      120        120         360
                      Street (VII)
    77      LaSalle   The Center Point Complex - 401 Manning Street     $  5,501,974   07/12/2006      120        120         360
                      (VII)
    78      LaSalle   The Center Point Complex - 401 East Russell       $  2,709,094   07/12/2006      120        120         360
                      Avenue (VII)
    80      LaSalle   Market Square Center (VIII)                       $ 18,400,485   04/26/2006      120        117         360
    81      LaSalle   251 East Ohio (VIII)                              $ 10,099,515   04/26/2006      120        117         360
    82      LaSalle   Mayo Medical Building                             $ 28,100,000   05/15/2006       60         58          IO
    83      LaSalle   Triwest Plaza                                     $ 25,200,000   05/23/2006       60         58         360
    85      LaSalle   Commerce Tower                                    $ 21,500,000   04/21/2006      120        117         360
    88      LaSalle   Crossroads Shopping Center                        $ 18,482,120   06/13/2006      120        119         360
    94      LaSalle   Arboretum Village                                 $ 18,200,000   06/29/2006      120        119         360

                                                                                   PREPAYMENT CODE
           REMAINING               MONTHLY     MONTHLY                ----------------------------------------
MORTGAGE     AMORT.    MORTGAGE    PAYMENT     PAYMENT                           DEF/YM1.
LOAN NO.      TERM       RATE       (P&I)       (IO)      SEASONING   LO   DEF      00      YM1.00   YM   OPEN
--------   ---------   --------   --------   ----------   ---------   --   ---   --------   ------   --   ----

     2         IO        6.192%        NAP   $1,177,125        1      25    88                              7
    18         IO        6.107%        NAP   $   83,386        5      29    39                              4
    19         IO        6.107%        NAP   $   50,250        5      29    39                              4
    20         IO        6.107%        NAP   $   50,250        5      29    39                              4
    21         IO        6.107%        NAP   $   43,969        5      29    39                              4
    22         IO        6.107%        NAP   $   18,633        5      29    39                              4
    23         IO        6.107%        NAP   $   11,517        5      29    39                              4
    67        360        6.290%   $253,512   $  217,893        1      25    93                              2
    75        360        6.430%   $ 95,937   $   83,064        0      24    94                              2

    76        360        6.430%   $ 47,258   $   40,917        0      24    94                              2

    77        360        6.430%   $ 34,523   $   29,891        0      24    94                              2

    78        360        6.430%   $ 16,999   $   14,718        0      24    94                              2

    80        360        6.150%   $112,101   $   95,612        3      27    90                              3
    81        360        6.150%   $ 61,529   $   52,479        3      27    90                              3
    82         IO        5.895%        NAP   $  139,958        2      26    31                              3
    83        360        6.030%   $151,573   $  128,389        2      26    30                              4
    85        360        6.120%   $130,567   $  111,173        3      27    90                              3
    88        359        5.395%   $103,825          NAP        1      25    92                              3
    94        360        6.130%   $110,644   $   94,263        1      25    92                              3

                                         EXCESS
MORTGAGE   ADMINISTRATIVE    TRUSTEE   SERVICING   MORTGAGE
LOAN NO.      COST RATE     FEE RATE    FEE RATE   LOAN NO.
--------   --------------   --------   ---------   --------

     2          2.088                                   2
    18          2.088                                  18
    19          2.088                                  19
    20          2.088                                  20
    21          2.088                                  21
    22          2.088                                  22
    23          2.088                                  23
    67          2.088                                  67
    75          7.088                                  75

    76          7.088                                  76

    77          7.088                                  77

    78          7.088                                  78

    80          3.088                                  80
    81          3.088                                  81
    82          7.088                                  82
    83          2.088                                  83
    85          3.088                                  85
    88          2.088                                  88
    94          2.088                                  94

    98      LaSalle   122 West John Carpenter                           $16,000,000   04/28/2006      120        117         360
   100      LaSalle   Aspen Pointe Apartments                           $15,000,000   05/31/2006      120        118         360
   103      LaSalle   302 West Third Street                             $14,850,000   03/31/2006      120        116         360
   104      LaSalle   Giant Food - Bucks County                         $14,847,845   06/13/2006      120        119         360
   107      LaSalle   Ozburn Hessey                                     $13,500,000   05/24/2006      120        118         360
   108      LaSalle   40 West Office Building                           $13,000,000   06/08/2006      120        119         360
   109      LaSalle   Village Squire Apartments                         $12,000,000   06/27/2006      120        119         360
   116      LaSalle   Courtyard by Marriott - High Point                $10,670,874   05/18/2006      120        118         300
   119      LaSalle   Holiday Inn Express - Rapid City (IX)             $ 5,807,874   06/01/2006      120        118         240
   120      LaSalle   Holiday Inn Express - Bismarck (IX)               $ 3,953,259   06/01/2006      120        118         240
   121      LaSalle   Holiday Inn Express - Aberdeen (X)                $ 3,651,500   05/19/2006      120        118         216
   122      LaSalle   Holiday Inn Express - Dickinson (X)               $ 3,376,088   05/19/2006      120        118         216
   123      LaSalle   Holiday Inn Express - Watertown (X)               $ 2,690,569   05/19/2006      120        118         216
   124      LaSalle   Textile Building                                  $ 9,700,000   06/27/2006      120        119         360
   125      LaSalle   Morrowood Townhomes                               $ 9,500,000   05/31/2006      120        118         360
   127      LaSalle   Holiday Inn Express - Morgantown (XI)             $ 3,197,819   06/22/2006      120        119         240
   128      LaSalle   SpringHill Suites - Morgantown (XI)               $ 3,009,184   06/22/2006      120        119         240
   129      LaSalle   Holiday Inn Express - Winfield (XI)               $ 2,775,635   06/22/2006      120        119         240
   131      LaSalle   Sexton MHP                                        $ 7,794,483   06/02/2006      120        119         360
   140      LaSalle   Comfort Suites - Greensboro                       $ 7,180,401   05/18/2006      120        118         300
   149      LaSalle   Maple Grove Commons                               $ 6,450,000   05/09/2006      120        118         360
   153      LaSalle   Comfort Suites - New Bern                         $ 6,332,715   05/18/2006      120        118         300
   154      LaSalle   Midway - Frontier                                 $ 6,000,000   05/16/2006      120        118         360
   156      LaSalle   Cortland Commons                                  $ 5,850,000   05/17/2006      120        118         360
   164      LaSalle   Fishers Corner                                    $ 4,951,656   05/15/2006      120        118         360
   167      LaSalle   Adams Office                                      $ 4,575,000   05/25/2006      120        118         360
   169      LaSalle   422 Mystic Avenue                                 $ 4,492,110   05/31/2006      120        118         360
   171      LaSalle   Central Self-Storage                              $ 4,391,361   05/24/2006      120        118         360

    98        360        5.805%   $93,931   $78,475           3      27    89                              4
   100        360        6.080%   $90,706   $77,056           2      26    92                              2
   103        360        5.570%   $84,970   $69,886           4      28    88                              4
   104        359        6.050%   $89,571       NAP           1      25    92                              3
   107        360        5.980%   $80,766   $68,209           2      26    92                              2
   108        360        6.235%   $79,916   $68,484           1      25    94                              1
   109        360        6.010%   $72,023   $60,935           1      25    94                              1
   116        298        6.010%   $69,006       NAP           2      26    92                              2
   119        238        6.390%   $43,098       NAP           2      26    91                              3
   120        238        6.390%   $29,335       NAP           2      26    91                              3
   121        214        6.380%   $28,608       NAP           2      26    91                              3
   122        214        6.380%   $26,450       NAP           2      26    91                              3
   123        214        6.380%   $21,079       NAP           2      26    91                              3
   124        360        6.360%   $60,420   $52,124           1      25    92                              3
   125        360        6.100%   $57,570   $48,962           2      26    92                              2
   127        239        6.244%   $23,408       NAP           1      25    92                              3
   128        239        6.244%   $22,027       NAP           1      25    92                              3
   129        239        6.244%   $20,317       NAP           1      25    92                              3
   131        359        6.580%   $49,712       NAP           1      25    92                              3
   140        298        6.010%   $46,434       NAP           2      26    92                              2
   149        360        5.890%   $38,216   $32,098           2      26    91                              3
   153        298        6.010%   $40,952       NAP           2      26    92                              2
   154        360        6.270%   $37,021   $31,785           2      35                      82            3
   156        360        6.040%   $35,224   $29,854           2      26    91                              3
   164        358        6.370%   $30,928       NAP           2      26    91                              3
   167        360        6.336%   $28,425   $24,492           2      26    91                              3
   169        358        6.189%   $27,529       NAP           2      26    91                              3
   171        358        5.680%   $25,482       NAP           2      26    91                              3

    98          2.088                                  98
   100          9.088                                 100
   103          2.088                                 103
   104          2.088                                 104
   107          2.088                                 107
   108          7.088                                 108
   109          2.088                                 109
   116          2.088                                 116
   119          2.088                                 119
   120          2.088                                 120
   121          2.088                                 121
   122          2.088                                 122
   123          2.088                                 123
   124          6.088                                 124
   125          9.088                                 125
   127          2.088                                 127
   128          2.088                                 128
   129          2.088                                 129
   131          2.088                                 131
   140          2.088                                 140
   149          2.088                                 149
   153          2.088                                 153
   154          7.088                                 154
   156          2.088                                 156
   164          2.088                                 164
   167          2.088                                 167
   169          2.088                                 169
   171          7.088                                 171

   172      LaSalle   Weston Building                                   $  4,350,000   05/26/2006      120        118         360
   173      LaSalle   Fairfield Self Storage                            $  4,292,694   05/31/2006      120        118         360
   174      LaSalle   Quail Hollow Apartments                           $  4,273,411   05/30/2006      120        118         360
   177      LaSalle   Fruit Cove Plaza                                  $  4,240,000   06/05/2006      120        119         360
   179      LaSalle   Bienville Tower Apartments                        $  4,189,674   04/27/2006      120        117         360
   181      LaSalle   Cooper Lake Apartments                            $  4,100,000   04/28/2006      120        117         360
   190      LaSalle   Hunters Glen                                      $  3,837,105   06/02/2006      120        119         360
   197      LaSalle   Allerton Street Office                            $  3,597,259   06/06/2006      120        119         360
   199      LaSalle   Fugazy Travel                                     $  3,547,489   06/16/2006      120        119         360
   205      LaSalle   One City Plaza                                    $  3,413,882   06/01/2006      120        118         360
   215      LaSalle   Advanced Self Storage                             $  3,146,305   06/09/2006      120        119         300
   224      LaSalle   Fairfield Apartments                              $  2,995,193   05/18/2006      120        118         360
   225      LaSalle   1157 First Colonial Road                          $  2,994,931   05/31/2006      120        118         360
   226      LaSalle   Holiday Inn Express - Kernersville, NC            $  2,993,341   05/18/2006      120        118         300
   227      LaSalle   Houston Leisure RV Resort                         $  2,960,000   05/05/2006      120        118         348
   228      LaSalle   Walgreens Phoenix                                 $  2,950,000   07/17/2006      120        120         IO
   232      LaSalle   Calexico Self Storage                             $  2,915,146   05/30/2006      120        118         360
   233      LaSalle   Drive-Up Self Storage                             $  2,895,200   05/31/2006      120        118         360
   238      LaSalle   Friendship Professional Center                    $  2,820,269   05/18/2006      120        118         360
   239      LaSalle   Durango Plaza                                     $  2,800,000   07/06/2006      120        120         360
   244      LaSalle   Ontario Airport SS                                $  2,700,000   06/22/2006      120        119         360
   248      LaSalle   South Virgil Apartments                           $  2,605,629   05/24/2006      120        118         360
   251      LaSalle   Eastside Self Storage                             $  2,468,459   05/31/2006      120        118         300
   253      LaSalle   Lily Lake Terrace Apartments                      $  2,413,203   06/20/2006      120        119         360
   254      LaSalle   Madison Building                                  $  2,413,118   06/12/2006      120        119         360
   259      LaSalle   Sunset Apartments (XIV)                           $  1,286,891   05/26/2006      120        118         360
   260      LaSalle   Commander Apartments (XIV)                        $    934,318   05/26/2006      120        118         360
   261      LaSalle   Pearson Shopping Center                           $  2,175,000   06/02/2006      120        119         360

   172        360        5.809%   $25,549    $21,350           2      26    92                              2
   173        358        6.327%   $26,692        NAP           2      26    91                              3
   174        358        6.750%   $27,760        NAP           2      26    91                              3
   177        360        6.170%   $25,886    $22,103           1      35                      83            2
   179        357        6.340%   $26,106        NAP           3      27    90                              3
   181        360        6.110%   $24,872    $21,166           3      35                      82            3
   190        359        6.352%   $23,899        NAP           1      25    92                              3
   197        359        6.316%   $22,321        NAP           1      25    92                              3
   199        359        6.580%   $22,626        NAP           1      35                      82            3
   205        358        6.100%   $20,725        NAP           2      26    91                              3
   215        299        6.423%   $21,118        NAP           1      25    92                              3
   224        358        6.580%   $19,120        NAP           2      26    91                              3
   225        358        6.351%   $18,669        NAP           2      26    91                              3
   226        298        7.150%   $21,491        NAP           2      26    91                              3
   227        348        6.080%   $18,118    $15,206           2      26    91                              3
   228         IO        6.170%       NAP    $15,379           0      24    93                              3
   232        358        6.422%   $18,307        NAP           2      35                      82            3
   233        358        6.441%   $18,218        NAP           2      26    91                              3
   238        358        6.390%   $17,652        NAP           2      26    91                              3
   239        360        6.250%   $17,240        NAP           0      24    93                              3
   244        360        6.361%   $16,820    $14,511           1      25    92                              3
   248        358        6.390%   $16,309        NAP           2      26    91                              3
   251        298        6.180%   $16,220        NAP           2      26    91                              3
   253        359        6.400%   $15,106        NAP           1      25    92                              3
   254        359        6.230%   $14,838        NAP           1      25    92                              3
   259        358        6.315%   $ 7,992        NAP           2      35                      82            3
   260        358        6.315%   $ 5,802        NAP           2      35                      82            3
   261        360        6.360%   $13,548    $11,688           1      25    92                              3

   172         10.088                                 172
   173          7.088                                 173
   174          2.088                                 174
   177          2.088                                 177
   179          2.088                                 179
   181          2.088                                 181
   190          2.088                                 190
   197          2.088                                 197
   199         10.088                                 199
   205          2.088                                 205
   215          6.088                                 215
   224          2.088                                 224
   225         10.088                                 225
   226          2.088                                 226
   227          2.088                                 227
   228          2.088                                 228
   232          2.088                                 232
   233          2.088                                 233
   238          2.088                                 238
   239          2.088                                 239
   244          2.088                                 244
   248          8.088                                 248
   251          2.088                                 251
   253          2.088                                 253
   254          2.088                                 254
   259          2.088                                 259
   260          2.088                                 260
   261          2.088                                 261

   265      LaSalle   Intertech II Office                               $2,075,000     05/26/2006      120        118         360
   266      LaSalle   Alpine Village MHP                                $1,998,581     06/30/2006      120        119         360
   268      LaSalle   Remington Apartments                              $1,996,721     05/31/2006      120        118         360
   275      LaSalle   Barnes Building                                   $1,600,000     06/15/2006      120        119         360
   278      LaSalle   Woodlands Apartments                              $1,482,542     05/23/2006      120        118         360
   279      LaSalle   Elmwood Center                                    $1,423,979     06/23/2006      120        119         360
   280      LaSalle   Autumn Creek Crossing Center                      $1,417,580     05/31/2006      120        118         360
   281      LaSalle   Atlas Self Storage                                $1,412,717     05/18/2006      120        118         360
   283      LaSalle   8001 Cessna Avenue                                $1,240,000     07/14/2006      120        120         360
   284      LaSalle   Rite Aid-Jackson                                  $1,234,646     04/28/2006      120        117         276
   286      LaSalle   All American Self Storage                         $1,057,315     05/18/2006      120        118         300

   265        360        6.300%   $12,844   $11,045           2      26    91                              3
   266        359        6.570%   $12,734       NAP           1      25    92                              3
   268        358        6.482%   $12,618       NAP           2      26    91                              3
   275        360        6.375%   $ 9,982   $ 8,618           1      25    92                              3
   278        358        6.440%   $ 9,328       NAP           2      26    91                              3
   279        359        6.533%   $ 9,038       NAP           1      25    92                              3
   280        358        6.313%   $ 8,801       NAP           2      26    91                              3
   281        358        6.550%   $ 8,990       NAP           2      35                      82            3
   283        360        6.480%   $ 7,821       NAP           0      24    93                              3
   284        273        6.593%   $ 8,739       NAP           3      27    90                              3
   286        298        6.420%   $ 7,104       NAP           2      26    91                              3

   265          7.088                                 265
   266          2.088                                 266
   268         12.088                                 268
   275         12.088                                 275
   278          2.088                                 278
   279          2.088                                 279
   280          9.088                                 280
   281          2.088                                 281
   283          2.088                                 283
   284          2.088                                 284
   286          7.088                                 286

MSCI 2006-HQ9
MORTGAGE SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------

MORTGAGE    MORTGAGE                                           CUT-OFF DATE                    ORIGINAL TERM      REMAINING TERM
LOAN NO.    LOAN SELLER    PROPERTY NAME                            BALANCE       NOTE DATE      TO MATURITY        TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

             LaSalle       633 17th Street B Note               $18,000,000      12/09/2005         120                 113
             LaSalle       DCT Industrial Portfolio C Note      $16,159,686      02/21/2006          72                 67

-------------------------------------------------------------------------------------------------------

MORTGAGE      ORIGINAL        REMAINING      MORTGAGE          MONTHLY          MONTHLY
LOAN NO.     AMORT. TERM     AMORT. TERM         RATE     PAYMENT (P&I)     PAYMENT (IO)    SEASONING
-------------------------------------------------------------------------------------------------------

                 360             360         6.211%              $112,222        $94,464        7
                 IO               IO         6.107%                   NAP        $83,386        5

-----------------------------------------------------------------------------------------------------------------------------------
                             PREPAYMENT CODE
MORTGAGE    --------------------------------------------------    ADMINISTRATIVE    TRUSTEE             EXCESS           MORTGAGE
LOAN NO.       LO    DEF   DEF/YM1.00   YM1.00    YM     OPEN        COST RATE      FEE RATE      SERVICING FEE RATE     LOAN NO.
-----------------------------------------------------------------------------------------------------------------------------------

                31    86                                   3          3.088
                29    39                                   4          2.088

                                   SCHEDULE II
                               MSMC LOAN SCHEDULE
MSCI 2006-HQ8
MORTGAGE SCHEDULE

MORTGAGE    MORTGAGE                                                                        CUT-OFF DATE
LOAN NO.   LOAN SELLER                        PROPERTY NAME                                     BALANCE     NOTE DATE
--------   -----------   ----------------------------------------------------------------   ------------   ----------

    1         MSMC       Cherry Creek Shopping Center                                       $250,000,000   05/11/2006
    3         MSMC       120 Broadway                                                       $215,000,000   05/09/2006
    4      PCF II/MSMC   G&L Portfolio - Regents Medical Center (I)                         $ 26,180,000   07/20/2006
    5      PCF II/MSMC   G&L Portfolio - 435 North Bedford (I)                              $ 25,870,000   07/20/2006
    6      PCF II/MSMC   G&L Portfolio - 405 Bedford (I)                                    $ 23,430,000   07/20/2006
    7      PCF II/MSMC   G&L Portfolio - 416 Bedford (I)                                    $ 19,380,000   07/20/2006
    8      PCF II/MSMC   G&L Portfolio - Sherman Oaks Medical (I)                           $ 19,000,000   07/20/2006
    9      PCF II/MSMC   G&L Portfolio - Lyons Building (I)                                 $ 16,560,000   07/20/2006
   10      PCF II/MSMC   G&L Portfolio - 415 Bedford (I)                                    $ 11,830,000   07/20/2006
   11         MSMC       Millennium Retail - San Francisco (II)                             $ 51,236,495   06/01/2006
   12         MSMC       Millennium Retail - Washington DC (II)                             $ 38,822,624   06/01/2006
   13         MSMC       Millennium Retail - Georgetown (II)                                $ 19,733,370   06/01/2006
   14         MSMC       80 Broad Street                                                    $ 75,000,000   06/09/2006
   15         MSMC       Weberstown Mall                                                    $ 60,000,000   05/25/2006

MORTGAGE   ORIGINAL TERM   REMAINING TERM     ORIGINAL     REMAINING    MORTGAGE      MONTHLY        MONTHLY
LOAN NO.    TO MATURITY     TO MATURITY     AMORT. TERM   AMORT. TERM     RATE     PAYMENT (P&I)   PAYMENT (IO)   SEASONING
--------   -------------   --------------   -----------   -----------   --------   -------------   ------------   ---------

    1           120             118              IO            IO        5.240%            NAP      $1,106,829         2
    3            84              82              IO            IO        5.950%            NAP      $1,080,848         2
    4           120             120              IO            IO        6.180%            NAP      $  136,700         0
    5           120             120              IO            IO        6.180%            NAP      $  135,081         0
    6           120             120              IO            IO        6.180%            NAP      $  122,340         0
    7           120             120              IO            IO        6.180%            NAP      $  101,193         0
    8           120             120              IO            IO        6.180%            NAP      $   99,209         0
    9           120             120              IO            IO        6.180%            NAP      $   86,469         0
   10           120             120              IO            IO        6.180%            NAP      $   61,771         0
   11           120             118             360           358        5.862%       $303,230             NAP         2
   12           120             118             360           358        5.862%       $229,761             NAP         2
   13           120             118             360           358        5.862%       $116,787             NAP         2
   14           120             118             360           360        6.317%       $465,046      $  400,277         2
   15           120             118              IO            IO        5.901%            NAP      $  299,148         2

                        PREPAYMENT CODE                                                EXCESS
MORTGAGE   ------------------------------------------   ADMINISTRATIVE   TRUSTEE    SERVICING FEE   MORTGAGE
LOAN NO.   LO   DEF   DEF/YM1.00   YM1.00   YM   OPEN     COST RATE      FEE RATE       RATE        LOAN NO.
--------   --   ---   ----------   ------   --   ----   --------------   --------   -------------   --------

    1      26    90                                4        2.088                                        1
    3      26    54                                4        2.088                                        3
    4      24             83                      13        3.088                                        4
    5      24             83                      13        3.088                                        5
    6      24             83                      13        3.088                                        6
    7      24             83                      13        3.088                                        7
    8      24             83                      13        3.088                                        8
    9      24             83                      13        3.088                                        9
   10      24             83                      13        3.088                                       10
   11      26    90                                4        2.088                                       11
   12      26    90                                4        2.088                                       12
   13      26    90                                4        2.088                                       13
   14      26    90                                4        2.088                                       14
   15      26    90                                4        2.088                                       15

   17         MSMC       633 Indiana Avenue NW                                              $53,000,000    06/01/2006
   24         MSMC       Marriott - Denver South, CO (IV)                                   $ 3,290,915    06/14/2006
   25         MSMC       Marriott - Midway  (IV)                                            $ 2,355,667    06/14/2006
   26         MSMC       Renaissance Hotel - Plantantion, FL (IV)                           $ 2,131,577    06/14/2006
   27         MSMC       Marriott - Austin Airport So. (IV)                                 $ 1,852,739    06/14/2006
   28         MSMC       Hilton Garden Inn - Chicago Midway (IV)                            $ 1,800,206    06/14/2006
   29         MSMC       Residence Inn - Plantation, FL (IV)                                $ 1,676,218    06/14/2006
   30         MSMC       Renaissance - Broomfield, CO (IV)                                  $ 1,582,881    06/14/2006
   31         MSMC       Courtyard - Salt Lake City (IV)                                    $ 1,527,363    06/14/2006
   32         MSMC       Residence Inn Galleria - Houston, Texas (IV)                       $ 1,479,813    06/14/2006
   33         MSMC       Hampton Inn -Chicago Midway Airport (IV)                           $ 1,391,467    06/14/2006
   34         MSMC       Marriott - Pontiac, MI (IV)                                        $ 1,160,394    06/14/2006
   35         MSMC       Holiday Inn Express - Chicago Midway (IV)                          $ 1,083,600    06/14/2006
   36         MSMC       Courtyard - Austin NW Parmer Lane (IV)                             $ 1,054,560    06/14/2006
   37         MSMC       Springhill Suites - Austin So. (IV)                                $ 1,013,714    06/14/2006
   38         MSMC       Residence Inn - Round Rock (IV)                                    $   972,166    06/14/2006
   39         MSMC       Residence Inn - Austin NW (IV)                                     $   964,628    06/14/2006
   40         MSMC       Courtyard - Brandon (IV)                                           $   892,386    06/14/2006

   17           120              118              IO            IO       6.000%           NAP       $268,681           2
   24           120              119             360           360       6.294%       $20,357       $ 17,501           1
   25           120              119             360           360       6.294%       $14,572       $ 12,527           1
   26           120              119             360           360       6.294%       $13,186       $ 11,335           1
   27           120              119             360           360       6.294%       $11,461       $  9,853           1
   28           120              119             360           360       6.294%       $11,136       $  9,573           1
   29           120              119             360           360       6.294%       $10,369       $  8,914           1
   30           120              119             360           360       6.294%       $ 9,791       $  8,418           1
   31           120              119             360           360       6.294%       $ 9,448       $  8,122           1
   32           120              119             360           360       6.294%       $ 9,154       $  7,869           1
   33           120              119             360           360       6.294%       $ 8,607       $  7,400           1
   34           120              119             360           360       6.294%       $ 7,178       $  6,171           1
   35           120              119             360           360       6.294%       $ 6,703       $  5,762           1
   36           120              119             360           360       6.294%       $ 6,523       $  5,608           1
   37           120              119             360           360       6.294%       $ 6,271       $  5,391           1
   38           120              119             360           360       6.294%       $ 6,014       $  5,170           1
   39           120              119             360           360       6.294%       $ 5,967       $  5,130           1
   40           120              119             360           360       6.294%       $ 5,520       $  4,746           1

   17      26             93                       1        2.088                                       17
   24      25    59                               36        2.088                                       24
   25      25    59                               36        2.088                                       25
   26      25    59                               36        2.088                                       26
   27      25    59                               36        2.088                                       27
   28      25    59                               36        2.088                                       28
   29      25    59                               36        2.088                                       29
   30      25    59                               36        2.088                                       30
   31      25    59                               36        2.088                                       31
   32      25    59                               36        2.088                                       32
   33      25    59                               36        2.088                                       33
   34      25    59                               36        2.088                                       34
   35      25    59                               36        2.088                                       35
   36      25    59                               36        2.088                                       36
   37      25    59                               36        2.088                                       37
   38      25    59                               36        2.088                                       38
   39      25    59                               36        2.088                                       39
   40      25    59                               36        2.088                                       40

   41         MSMC       Residence Inn - Pontiac, MI (IV)                                   $882,690   06/14/2006
   42         MSMC       Residence Inn - Schaumberg (IV)                                    $870,545   06/14/2006
   43         MSMC       Sleep Inn - Chicago Midway (IV)                                    $867,873   06/14/2006
   44         MSMC       Springhill Suites Schaumberg (IV)                                  $850,926   06/14/2006
   45         MSMC       Fairfield Inn Brandon - Tampa, Florida (IV)                        $846,559   06/14/2006
   46         MSMC       Courtyard - Fort Wayne, IN (IV)                                    $816,342   06/14/2006
   47         MSMC       Courtyard - Louisville Northeast (IV)                              $794,126   06/14/2006
   48         MSMC       Courtyard - Merrillville (IV)                                      $768,537   06/14/2006
   49         MSMC       Residence Inn - Louisville, CO (IV)                                $708,652   06/14/2006
   50         MSMC       Residence Inn - Fishers Indianapolis (IV)                          $700,599   06/14/2006
   51         MSMC       Courtyard Sugarland - Stafford, Texas (IV)                         $693,537   06/14/2006
   52         MSMC       Residence Inn Sugarland - Houston, TX (IV)                         $630,380   06/14/2006
   53         MSMC       Fairfield Inn - Merrillville (IV)                                  $628,599   06/14/2006
   54         MSMC       Courtyard - Mesquite (IV)                                          $608,144   06/14/2006
   55         MSMC       Residence Inn - Merrillville (IV)                                  $597,751   06/14/2006
   56         MSMC       Courtyard - Mishawaka (IV)                                         $590,351   06/14/2006
   57         MSMC       Courtyard - Pontiac, MI (IV)                                       $580,802   06/14/2006
   58         MSMC       Residence Inn - Austin South (IV)                                  $576,026   06/14/2006

   41           120              119             360           360       6.294%       $5,460   $4,694   1
   42           120              119             360           360       6.294%       $5,385   $4,629   1
   43           120              119             360           360       6.294%       $5,369   $4,615   1
   44           120              119             360           360       6.294%       $5,264   $4,525   1
   45           120              119             360           360       6.294%       $5,237   $4,502   1
   46           120              119             360           360       6.294%       $5,050   $4,341   1
   47           120              119             360           360       6.294%       $4,912   $4,223   1
   48           120              119             360           360       6.294%       $4,754   $4,087   1
   49           120              119             360           360       6.294%       $4,384   $3,769   1
   50           120              119             360           360       6.294%       $4,334   $3,726   1
   51           120              119             360           360       6.294%       $4,290   $3,688   1
   52           120              119             360           360       6.294%       $3,899   $3,352   1
   53           120              119             360           360       6.294%       $3,888   $3,343   1
   54           120              119             360           360       6.294%       $3,762   $3,234   1
   55           120              119             360           360       6.294%       $3,698   $3,179   1
   56           120              119             360           360       6.294%       $3,652   $3,139   1
   57           120              119             360           360       6.294%       $3,593   $3,089   1
   58           120              119             360           360       6.294%       $3,563   $3,063   1

   41      25    59                               36        2.088                                       41
   42      25    59                               36        2.088                                       42
   43      25    59                               36        2.088                                       43
   44      25    59                               36        2.088                                       44
   45      25    59                               36        2.088                                       45
   46      25    59                               36        2.088                                       46
   47      25    59                               36        2.088                                       47
   48      25    59                               36        2.088                                       48
   49      25    59                               36        2.088                                       49
   50      25    59                               36        2.088                                       50
   51      25    59                               36        2.088                                       51
   52      25    59                               36        2.088                                       52
   53      25    59                               36        2.088                                       53
   54      25    59                               36        2.088                                       54
   55      25    59                               36        2.088                                       55
   56      25    59                               36        2.088                                       56
   57      25    59                               36        2.088                                       57
   58      25    59                               36        2.088                                       58

   59         MSMC       Hampton Inn -Merrillville (IV)                                     $   486,083   06/14/2006
   60         MSMC       Holiday Inn Express - Merrillville (IV)                            $   433,534   06/14/2006
   61         MSMC       Courtyard - Valparaiso (IV)                                        $   394,180   06/14/2006
   62         MSMC       Fairfield Inn - Austin So. (IV)                                    $   361,278   06/14/2006
   63         MSMC       Holiday Inn Select Grand Rapids - Kentwood, Michigan (IV)          $   340,782   06/14/2006
   64         MSMC       Residence Inn - South Bend, Indiana (IV)                           $   284,994   06/14/2006
   65         MSMC       Courtyard - Benton Harbor, Michigan (IV)                           $   218,152   06/14/2006
   66         MSMC       Fairfield Inn - Valparaiso, Indiana (IV)                           $   190,492   06/14/2006
   68         MSMC       Ritz-Carlton, Central Park (V)                                     $13,478,070   09/30/2005
   69         MSMC       Ritz-Carlton, Washington (V)                                       $ 8,943,392   09/30/2005
   70         MSMC       Ritz-Carlton, Battery Park (V)                                     $ 7,431,833   09/30/2005
   71         MSMC       Ritz-Carlton, Boston (V)                                           $ 5,920,274   09/30/2005
   72         MSMC       Ritz-Carlton, Georgetown (V)                                       $ 3,275,045   09/30/2005
   73         MSMC       Residence Inn - Indianapolis Canal (VI)                            $18,154,670   06/14/2006
   74         MSMC       Courtyard - Indianapolis Capitol (VI)                              $17,901,100   06/14/2006
   79         MSMC       Voice of America Phase II                                          $30,250,000   03/31/2006
   84         MSMC       50 Emjay Boulevard                                                 $21,989,856   02/13/2006
   87         MSMC       GE Capital FFC Office Building                                     $20,259,630   06/23/2006
   89         MSMC       Central PA Retail Portfolio - East Side Shopping Center (A)        $ 5,047,916   05/16/2006

   59           120              119             360           360       6.294%       $  3,007      $  2,585           1
   60           120              119             360           360       6.294%       $  2,682      $  2,305           1
   61           120              119             360           360       6.294%       $  2,438      $  2,096           1
   62           120              119             360           360       6.294%       $  2,235      $  1,921           1
   63           120              119             360           360       6.294%       $  2,108      $  1,812           1
   64           120              119             360           360       6.294%       $  1,763      $  1,516           1
   65           120              119             360           360       6.294%       $  1,349      $  1,160           1
   66           120              119             360           360       6.294%       $  1,178      $  1,013           1
   68           120              110             227           217       5.957%       $101,663           NAP          10
   69           120              110             227           217       5.957%       $ 67,458           NAP          10
   70           120              110             227           217       5.957%       $ 56,057           NAP          10
   71           120              110             227           217       5.957%       $ 44,656           NAP          10
   72           120              110             227           217       5.957%       $ 24,703           NAP          10
   73           120              119             360           360       6.294%       $112,301      $ 96,544           1
   74           120              119             360           360       6.294%       $110,733      $ 95,195           1
   79           120              116             360           360       5.680%       $175,188      $145,172           4
   84           120              115             360           355       5.570%       $126,454           NAP           5
   87           126              119             360           353       5.900%       $121,000           NAP           7
   89           120              118             300           298       6.750%       $ 34,960           NAP           2

   59      25    59                               36        2.088                                       59
   60      25    59                               36        2.088                                       60
   61      25    59                               36        2.088                                       61
   62      25    59                               36        2.088                                       62
   63      25    59                               36        2.088                                       63
   64      25    59                               36        2.088                                       64
   65      25    59                               36        2.088                                       65
   66      25    59                               36        2.088                                       66
   68      35    81                                4        3.088                                       68
   69      35    81                                4        3.088                                       69
   70      35    81                                4        3.088                                       70
   71      35    81                                4        3.088                                       71
   72      35    81                                4        3.088                                       72
   73      25    59                               36        2.088                                       73
   74      25    59                               36        2.088                                       74
   79      28    88                                4        2.088                                       79
   84      29    66                               25        2.088                                       84
   87      31    91                                4        2.088                                       87
   89      26    90                                4        2.088                                       89

   90         MSMC       Central PA Retail Portfolio - Village Center at Hamlin (A)          $ 4,703,740   05/16/2006
   91         MSMC       Central PA Retail Portfolio - Village Center at Lords Valley (A)    $ 3,940,567   05/16/2006
   92         MSMC       Central PA Retail Portfolio - Village Center at Duryea (A)          $ 2,773,361   05/16/2006
   93         MSMC       Central PA Retail Portfolio - Union Boulevard Shopping Plaza (A)    $ 1,915,415   05/16/2006
   95         MSMC       601 Indiana Avenue NW                                               $17,500,000   06/01/2006
   96         MSMC       Lowe Office Park                                                    $17,500,000   06/22/2006
   97         MSMC       Windsor Commons Shopping Center                                     $16,400,000   03/30/2006
   99         MSMC       Washington Green Shopping Center                                    $15,648,896   01/03/2006
  102         MSMC       One Chatham Center                                                  $14,850,000   02/02/2006
  106         MSMC       Berdon Plaza Shopping Center                                        $13,750,000   01/26/2006
  110         MSMC       Page Plaza                                                          $11,300,000   01/31/2006
  111         MSMC       Doneff Portfolio - Custer Village (B)                               $ 3,445,000   03/10/2006
  112         MSMC       Doneff Portfolio - Southbrook Apartments (B)                        $ 2,210,000   03/10/2006
  113         MSMC       Doneff Portfolio - Meadowbrook Apartments (B)                       $ 2,010,000   03/10/2006
  114         MSMC       Doneff Portfolio - Sheboygan Regency House (B)                      $ 1,872,000   03/10/2006

   90           120              118             300           298       6.750%       $ 32,576          NAP            2
   91           120              118             300           298       6.750%       $ 27,291          NAP            2
   92           120              118             300           298       6.750%       $ 19,207          NAP            2
   93           120              118             300           298       6.750%       $ 13,266          NAP            2
   95           120              118              IO            IO       6.000%            NAP      $88,715            2
   96           240              239             240           240       6.750%       $133,064      $99,805            1
   97           120              116             360           360       5.460%       $ 92,706      $75,656            4
   99           120              114             360           354       5.560%       $ 90,021          NAP            6
  102           120              115             360           360       5.500%       $ 84,317      $69,008            5
  106           120              114             360           360       5.500%       $ 78,071      $63,896            6
  110           120              114             360           360       5.550%       $ 64,515      $52,988            6
  111           120              116             360           360       5.570%       $ 19,712      $16,213            4
  112           120              116             360           360       5.570%       $ 12,645      $10,401            4
  113           120              116             360           360       5.570%       $ 11,501      $ 9,459            4
  114           120              116             360           360       5.570%       $ 10,711      $ 8,810            4

   90      26    90                                4        2.088                                       90
   91      26    90                                4        2.088                                       91
   92      26    90                                4        2.088                                       92
   93      26    90                                4        2.088                                       93
   95      26             93                       1        2.088                                       95
   96      25   211                                4        2.088                                       96
   97      28    88                                4        2.088                                       97
   99      30    86                                4        2.088                                       99
  102      29    84                                7        2.088                                      102
  106      30    86                                4        2.088                                      106
  110      47                        69            4        2.088                                      110
  111      28    88                                4        2.088                                      111
  112      28    88                                4        2.088                                      112
  113      28    88                                4        2.088                                      113
  114      28    88                                4        2.088                                      114

  115         MSMC       Doneff Portfolio - Janesville Regency House (B)                    $ 1,680,000   03/10/2006
  117         MSMC       Norris Furniture & Interiors - Ft. Myers                           $10,426,104   02/14/2006
  118         MSMC       Southaven Commons Shopping Center                                  $ 9,841,154   12/29/2005
  130         MSMC       University of Phoenix Building                                     $ 8,384,026   02/10/2006
  132         MSMC       Ann Arbor Apartment Portfolio - Kingsley Apts. (XII)               $ 1,912,600   03/23/2006
  133         MSMC       Ann Arbor Apartment Portfolio - First Street Apts. (XII)           $ 1,544,029   03/23/2006
  134         MSMC       Ann Arbor Apartment Portfolio - Madison Street Apt (XII)           $ 1,474,299   03/23/2006
  135         MSMC       Ann Arbor Aptartment Portfolio - Chelsea Apts. (XII)               $ 1,434,453   03/23/2006
  136         MSMC       Ann Arbor Apartment Portfolio - Second Street Apts (XII)           $ 1,354,761   03/23/2006
  137         MSMC       Shores at Elders Pond                                              $ 7,620,000   06/13/2006
  138         MSMC       Horizon at Hillcrest Apartments                                    $ 7,500,000   06/08/2006
  139         MSMC       Alvarado Street Retail                                             $ 7,351,376   01/31/2006
  141         MSMC       Keebler Krossing                                                   $ 7,173,815   03/16/2006
  142         MSMC       Hampton Inn & Suites Spartanburg                                   $ 6,991,632   06/02/2006

  115           120              116             360           360       5.570%       $ 9,613       $ 7,906            4
  117           120              115             300           295       5.790%       $66,310           NAP            5
  118           120              113             360           353       5.510%       $56,359           NAP            7
  130           120              115             360           355       5.680%       $48,792           NAP            5
  132           120              116             360           356       5.790%       $11,254           NAP            4
  133           120              116             360           356       5.790%       $ 9,085           NAP            4
  134           120              116             360           356       5.790%       $ 8,675           NAP            4
  135           120              116             360           356       5.790%       $ 8,440           NAP            4
  136           120              116             360           356       5.790%       $ 7,971           NAP            4
  137           120              119             360           360       6.390%       $47,614       $41,140            1
  138           120              119             360           360       6.230%       $46,081       $39,478            1
  139           120              114             360           354       5.440%       $41,738           NAP            6
  141           120              116             360           356       6.050%       $43,399           NAP            4
  142           120              119             300           299       6.330%       $46,524           NAP            1

  115      28    88                                4        2.088                                      115
  117      29    87                                4        2.088                                      117
  118      31    85                                4        2.088                                      118
  130      29    87                                4        2.088                                      130
  132      28    88                                4        7.088                                      132
  133      28    88                                4        7.088                                      133
  134      28    88                                4        7.088                                      134
  135      28    88                                4        7.088                                      135
  136      28    88                                4        7.088                                      136
  137      25    91                                4        2.088                                      137
  138      25    91                                4        2.088                                      138
  139      30    86                                4        2.088                                      139
  141      28    88                                4        2.088                                      141
  142      25    91                                4        2.088                                      142

  143         MSMC       Comfort Suites - Northlake                                         $6,972,787   04/13/2006
  144         MSMC       Monroe Medical Arts Building                                       $6,954,449   01/12/2006
  145         MSMC       Muncie Family Physicians                                           $6,900,000   07/21/2006
  146         MSMC       Nottingham Courts                                                  $6,850,000   03/23/2006
  147         MSMC       Mt. Hood Professional Plaza                                        $6,780,109   04/28/2006
  148         MSMC       Westlake Office Park                                               $6,452,458   12/16/2005
  150         MSMC       228 Saugatuck Avenue                                               $6,425,000   04/20/2006
  151         MSMC       Alderbrooke Apartments                                             $6,400,000   03/10/2006
  152         MSMC       Homewood Suites - Pinehurst, NC                                    $6,367,194   06/05/2006
  155         MSMC       Comfort Suites - Atlanta                                           $5,983,724   05/01/2006
  157         MSMC       2174 White Plains Road                                             $5,800,000   03/22/2006
  158         MSMC       Arena Marketplace                                                  $5,771,539   02/15/2006
  159         MSMC       US-1 Self Storage                                                  $5,629,268   03/31/2006
  160         MSMC       21-21 44th Drive                                                   $5,491,208   05/31/2006
  161         MSMC       Richmond Hotel Portfolio - Hampton Inn (C)                         $2,972,854   01/04/2006
  162         MSMC       Richmond Hotel Portfolio - Hampton Inn (C)                         $2,378,283   01/04/2006
  163         MSMC       Coronado Point Office Park                                         $5,000,000   02/27/2006
  166         MSMC       Avon Medical Arts Building                                         $4,731,094   03/29/2006
  168         MSMC       Baymont Inn & Suites                                               $4,558,570   01/19/2006
  170         MSMC       Rite Aid - Mechanicsburg, PA                                       $4,482,665   03/31/2006
  175         MSMC       Bradford Oaks                                                      $4,250,000   04/24/2006
  176         MSMC       Starcrest Center                                                   $4,240,000   02/02/2006
  178         MSMC       Fox Plaza                                                          $4,228,959   02/10/2006
  180         MSMC       86 University Place                                                $4,184,033   03/08/2006
  182         MSMC       Nanticoke Business Park                                            $4,059,912   12/22/2005

  143           120              117             300           297       6.180%       $45,874          NAP         3
  144           120              114             360           354       5.490%       $39,701          NAP         6
  145           120              120             360           360       5.900%       $40,926          NAP         0
  146           120              116             360           360       5.725%       $39,866      $33,134         4
  147           120              117             360           357       5.600%       $39,037          NAP         3
  148           120              113             360           353       5.600%       $37,315          NAP         7
  150           120              117             360           360       5.890%       $38,068      $31,974         3
  151           120              116             360           360       5.840%       $37,715      $31,579         4
  152           120              119             300           299       6.210%       $41,896          NAP         1
  155           120              118             300           298       6.030%       $38,768          NAP         2
  157           120              116             360           360       5.810%       $34,069      $28,472         4
  158           120              115             360           355       5.640%       $33,443          NAP         5
  159           120              116             360           356       6.010%       $33,911          NAP         4
  160           120              118             360           358       6.590%       $35,090          NAP         2
  161           120              114             300           294       5.680%       $18,747          NAP         6
  162           120              114             300           294       5.680%       $14,997          NAP         6
  163           120              115             360           360       5.660%       $28,893      $23,911         5
  166           120              116             360           356       5.640%       $27,389          NAP         4
  168           120              114             300           294       5.710%       $28,828          NAP         6
  170           120              116             360           356       5.790%       $26,375          NAP         4
  175           120              117             360           360       5.960%       $25,372      $21,402         3
  176            60               55             360           360       5.860%       $25,041      $20,993         5
  178           120              115             360           355       5.600%       $24,398          NAP         5
  180           120              116             360           356       5.850%       $24,778          NAP         4
  182           120              113             300           293       6.090%       $26,642          NAP         7

  143      27    89                                4        2.088                                      143
  144      30    86                                4        2.088                                      144
  145      24    92                                4        2.088                                      145
  146      28                        85            7        2.088                                      146
  147      27    89                                4        2.088                                      147
  148      31    85                                4        2.088                                      148
  150      27    89                                4        7.088                                      150
  151      28    88                                4        2.088                                      151
  152      25    91                                4        2.088                                      152
  155      26    90                                4        2.088                                      155
  157      28    88                                4        2.088                                      157
  158      29    87                                4        2.088                                      158
  159      28                        88            4        2.088                                      159
  160      59                        57            4        2.088                                      160
  161      30    83                                7        2.088                                      161
  162      30    83                                7        2.088                                      162
  163      29    84                                7        2.088                                      163
  166      28                        88            4        2.088                                      166
  168      30    86                                4        2.088                                      168
  170      28    88                                4        2.088                                      170
  175      27    89                                4       12.088                                      175
  176      29    27                                4        2.088                                      176
  178      12                       104            4        2.088                                      178
  180      28    88                                4        2.088                                      180
  182      31    85                                4        2.088                                      182

  183         MSMC       Prospect Commons Apartments                                        $4,017,335   04/12/2006
  184         MSMC       21721-21729 Vanowen Street                                         $4,000,000   02/15/2006
  185         MSMC       Cavalier Apartments                                                $3,984,960   03/10/2006
  186         MSMC       Rite Aid - Delmar, MD                                              $3,970,356   02/23/2006
  187         MSMC       Eckerds - Worcester                                                $3,880,781   01/19/2006
  188         MSMC       Walgreens - Norfolk                                                $3,870,543   12/28/2005
  189         MSMC       Battlefield Station                                                $3,850,000   01/05/2006
  191         MSMC       Tomra Pacific Industrial Portfolio - Fremont (XIII)                $1,985,000   04/17/2006
  192         MSMC       Tomra Pacific Industrial Portfolio - Rancho Cucamo (XIII)          $1,375,000   04/17/2006
  193         MSMC       Tomra Pacific Industrial Portfolio - Sacramento (XIII)             $  465,000   04/17/2006
  194         MSMC       Eastwood Professional Center                                       $3,775,000   03/23/2006
  195         MSMC       Mesa View Medical Office Bldg.                                     $3,728,107   03/28/2006
  196         MSMC       CVS Ft. Myers                                                      $3,631,403   02/14/2006
  198         MSMC       Walgreens - Decatur                                                $3,592,248   05/16/2006
  200         MSMC       Walgreens - Yuma                                                   $3,542,355   05/16/2006
  201         MSMC       AmSouth Bank Building - Oviedo                                     $3,493,625   05/08/2006
  202         MSMC       Shops of Waterville Commons                                        $3,489,715   04/05/2006
  203         MSMC       Hastings/Mr. Gattis Retail Center                                  $3,487,128   03/28/2006
  207         MSMC       10 Mott Avenue                                                     $3,279,509   01/31/2006
  208         MSMC       Pleasant Hill Apartments                                           $3,255,000   06/07/2006
  209         MSMC       Coach Long Beach                                                   $3,250,000   05/26/2006
  210         MSMC       Food World Moody                                                   $3,239,916   06/30/2005

  183           120              117             360           357       5.280%       $22,329          NAP         3
  184           120              115             360           360       5.490%       $22,686      $18,554         5
  185           120              116             360           356       5.900%       $23,725          NAP         4
  186           120              115             300           295       5.490%       $24,540          NAP         5
  187           120              114             360           354       5.430%       $22,009          NAP         6
  188           120              113             360           353       5.440%       $21,997          NAP         7
  189           120              114             360           360       5.680%       $22,297      $18,476         6
  191           120              117             360           360       6.240%       $12,209      $10,465         3
  192           120              117             360           360       6.240%       $ 8,457      $ 7,249         3
  193           120              117             360           360       6.240%       $ 2,860      $ 2,452         3
  194           120              116             360           360       5.880%       $22,343      $18,754         4
  195           120              116             300           296       5.630%       $23,320          NAP         4
  196           120              115             360           355       5.470%       $20,656          NAP         5
  198           120              118             360           358       5.250%       $19,879          NAP         2
  200           120              118             360           358       5.250%       $19,603          NAP         2
  201           120              118             360           358       6.020%       $21,029          NAP         2
  202           120              117             360           357       5.580%       $20,049          NAP         3
  203           120              116             360           356       6.000%       $20,984          NAP         4
  207           120              114             360           354       5.730%       $19,216          NAP         6
  208           180              179             360           360       6.630%       $20,853      $18,234         1
  209           120              118             360           360       6.030%       $19,548      $16,558         2
  210           120              107             360           347       5.280%       $18,212          NAP        13

  183      27    89                                4        2.088                                      183
  184      29    87                                4        2.088                                      184
  185      28    88                                4        2.088                                      185
  186      29    87                                4        2.088                                      186
  187      30    86                                4        2.088                                      187
  188      31    85                                4        2.088                                      188
  189      30    86                                4        2.088                                      189
  191      27                        89            4        7.088                                      191
  192      27                        89            4        7.088                                      192
  193      27                        89            4        7.088                                      193
  194      28    88                                4        2.088                                      194
  195      28    88                                4        2.088                                      195
  196      29    87                                4        2.088                                      196
  198      26    90                                4        2.088                                      198
  200      26    90                                4        2.088                                      200
  201      26    90                                4        2.088                                      201
  202      27    89                                4        2.088                                      202
  203      28    88                                4        2.088                                      203
  207      30    86                                4        2.088                                      207
  208      25   151                                4        2.088                                      208
  209      26    81                               13        2.088                                      209
  210      37    79                                4        2.088                                      210

  211         MSMC       Fairfield Inn Gastonia                                             $3,195,940   06/01/2006
  212         MSMC       John B. Coleman Building                                           $3,194,529   05/19/2006
  213         MSMC       Rite Aid - Harrington, DE                                          $3,170,131   01/20/2006
  214         MSMC       Pepper's Ferry Place                                               $3,154,498   05/05/2006
  216         MSMC       Roanoke Retail                                                     $3,114,568   05/05/2006
  218         MSMC       800 Port Centre Parkway                                            $3,106,389   03/07/2006
  219         MSMC       Walgreens - Glasgow                                                $3,100,000   12/23/2005
  220         MSMC       103 Executive Drive                                                $3,086,617   03/28/2006
  221         MSMC       Chester Apartments                                                 $3,080,100   01/23/2006
  222         MSMC       Spring Creek Crossing                                              $3,013,270   03/10/2006
  229         MSMC       The Shops at Parkway Pavilion                                      $2,925,000   02/17/2006
  230         MSMC       Chesapeake Retail                                                  $2,924,899   05/05/2006
  231         MSMC       South Plainfield Restaurants                                       $2,919,942   05/18/2006
  234         MSMC       Market Street Plaza                                                $2,894,490   05/02/2006
  235         MSMC       North Meridian Primary Care                                        $2,894,368   05/05/2006
  236         MSMC       93-01 63rd Drive                                                   $2,885,770   02/09/2006
  237         MSMC       Sugarloaf Shopping Center                                          $2,864,241   08/15/2005
  240         MSMC       5860 West Arizona Pavilions Drive                                  $2,792,655   04/24/2006
  241         MSMC       Gandy Shopping Center                                              $2,782,852   01/30/2006
  242         MSMC       Bent Oak Apartments                                                $2,750,000   02/28/2006
  243         MSMC       Northview Concourse III                                            $2,716,988   02/09/2006
  245         MSMC       144-154 Bloomfield Avenue                                          $2,658,210   01/30/2006
  246         MSMC       Forest Park Center                                                 $2,639,521   03/15/2006
  247         MSMC       Hazel Dell Medical Office                                          $2,634,929   05/05/2006
  249         MSMC       Apopka Retail                                                      $2,545,560   05/05/2006

  211           120              119             300           299       6.030%       $ 20,676          NAP         1
  212            60               58             360           358       6.300%       $ 19,807          NAP         2
  213           120              114             300           294       5.480%       $ 19,613          NAP         6
  214           120              118             360           358       6.220%       $ 19,395          NAP         2
  216           120              118             360           358       6.220%       $ 19,150          NAP         2
  218           120              116             360           356       5.210%       $ 17,152          NAP         4
  219           120              113             360           360       5.460%       $ 17,524      $14,301         7
  220           120              116             360           356       5.260%       $ 17,138          NAP         4
  221           120              114             360           354       5.560%       $ 17,718          NAP         6
  222           120              116             360           356       5.760%       $ 17,672          NAP         4
  229           120              115             360           360       5.493%       $ 16,594      $13,574         5
  230           120              118             360           358       6.220%       $ 17,983          NAP         2
  231           120              118             360           358       6.250%       $ 18,010          NAP         2
  234           120              118             360           358       5.830%       $ 17,071          NAP         2
  235           120              118             360           358       5.730%       $ 16,887          NAP         2
  236           120              115             360           355       5.640%       $ 16,722          NAP         5
  237           120              109             360           349       5.240%       $ 15,996          NAP        11
  240           120              117             360           357       6.070%       $ 16,914          NAP         3
  241           120              114             360           354       5.800%       $ 16,429          NAP         6
  242           120              115             360           360       5.580%       $ 15,753      $12,965         5
  243           120              115             360           355       5.770%       $ 15,966          NAP         5
  245           120              114             360           354       5.675%       $ 15,483          NAP         6
  246           120              116             360           356       5.670%       $ 15,330          NAP         4
  247           120              118             360           358       5.780%       $ 15,457          NAP         2
  249           120              118             360           358       6.220%       $ 15,651          NAP         2

  211      25    91                                4        2.088                                      211
  212      26             30                       4        2.088                                      212
  213      30    86                                4        2.088                                      213
  214      26    90                                4        2.088                                      214
  216      26    90                                4        2.088                                      216
  218      28    88                                4        2.088                                      218
  219      31    88                                1        2.088                                      219
  220      28    88                                4        2.088                                      220
  221      30    86                                4        2.088                                      221
  222      28    88                                4        2.088                                      222
  229      29             87                       4        2.088                                      229
  230      26    90                                4        2.088                                      230
  231      26    90                                4        2.088                                      231
  234      26    90                                4        2.088                                      234
  235      26                        90            4        7.088                                      235
  236      29                        87            4        2.088                                      236
  237      35    81                                4        2.088                                      237
  240      27    89                                4       12.088                                      240
  241      30    86                                4        2.088                                      241
  242      29    87                                4        2.088                                      242
  243      29    87                                4        2.088                                      243
  245      30    86                                4        2.088                                      245
  246      28    88                                4        2.088                                      246
  247      26                        90            4        7.088                                      247
  249      26    90                                4        2.088                                      249

  250         MSMC       Coulter Forum Shopping Center                                      $2,520,487   03/09/2006
  252         MSMC       The Centre at Greatwood                                            $2,458,174   02/01/2006
  255         MSMC       McDowell Building                                                  $2,338,596   02/03/2006
  257         MSMC       Genuardis Plaza                                                    $2,283,144   12/15/2005
  258         MSMC       Phoenix West Mobile Home Park                                      $2,280,000   06/09/2006
  262         MSMC       White Oaks Plaza                                                   $2,158,890   06/30/2005
  263         MSMC       Taft Church Station                                                $2,120,000   02/14/2006
  264         MSMC       201 Nasa Road                                                      $2,085,491   12/15/2005
  270         MSMC       Original Steakhouse & Sports                                       $1,896,781   05/11/2006
  271         MSMC       Rite Aid - Meridian, MS                                            $1,892,950   03/28/2006
  272         MSMC       West City Crossing                                                 $1,746,675   05/02/2006
  273         MSMC       Allegheny Retail Portfolio - Advance Auto Imperial (XV)            $1,127,823   12/15/2005
  274         MSMC       Allegheny Retail Portfolio - 601-611 Lincoln Avenue (XV)           $  504,553   12/15/2005
  276         MSMC       Litchfield Centre                                                  $1,550,000   05/11/2006
  277         MSMC       Bank One Ground Lease                                              $1,539,335   12/09/2005
  288         MSMC       Watson & Taylor Mini Storage - 6450 Spellman                       $  872,228   12/16/2005

  250           120              116             360           356       5.900%       $15,006           NAP         4
  252           120              115             360           355       5.750%       $14,414           NAP         5
  255           120              115             360           355       5.690%       $13,625           NAP         5
  257           120              113             360           353       5.590%       $13,189           NAP         7
  258           120              119             360           360       6.170%       $13,920       $11,886         1
  262           120              107             300           300       5.170%       $12,835       $ 9,430        13
  263           120              115             360           360       6.010%       $12,724       $10,765         5
  264           120              113             360           353       5.880%       $12,429           NAP         7
  270           120              118             360           358       6.340%       $11,810           NAP         2
  271           120              116             360           356       5.960%       $11,343           NAP         4
  272           120              118             360           358       5.830%       $10,302           NAP         2
  273           120              113             300           293       5.540%       $ 7,028           NAP         7
  274           120              113             300           293       5.540%       $ 3,144           NAP         7
  276           120              118             360           360       6.380%       $ 9,675       $ 8,355         2
  277           120              113             360           353       5.900%       $ 9,194           NAP         7
  288           120              113             324           317       5.770%       $ 5,365           NAP         7

  250      28    88                                4        2.088                                      250
  252      29    84                                7        2.088                                      252
  255      29    87                                4        2.088                                      255
  257      31    85                                4        2.088                                      257
  258      25    91                                4        2.088                                      258
  262      37    79                                4        2.088                                      262
  263      29    87                                4        2.088                                      263
  264      31    85                                4        2.088                                      264
  270      26    90                                4        2.088                                      270
  271      28    88                                4        2.088                                      271
  272      26    90                                4        2.088                                      272
  273      31    85                                4        7.088                                      273
  274      31    85                                4        7.088                                      274
  276      26    90                                4        2.088                                      276
  277      31    85                                4        2.088                                      277
  288      31    85                                4        2.088                                      288

                                  SCHEDULE III

                           PRINCIPAL II LOAN SCHEDULE

MSCI 2006-HQ8
MORTGAGE
SCHEDULE

                                                                        CUT-OFF                  ORIGINAL   REMAINING   ORIGINAL
MORTGAGE     MORTGAGE                                                     DATE                    TERM TO    TERM TO     AMORT.
LOAN NO.   LOAN SELLER   PROPERTY NAME                                  BALANCE      NOTE DATE   MATURITY    MATURITY     TERM
--------   -----------   ------------------------------------------   -----------   ----------   --------   ---------   --------

    4      PCF II/MSMC   G&L Portfolio - Regents Medical Center (I)   $26,180,000   06/27/2006      120        119          IO
    5      PCF II/MSMC   G&L Portfolio - 435 North Bedford (I)        $25,870,000   06/30/2006      164        163         360
    6      PCF II/MSMC   G&L Portfolio - 405 Bedford (I)              $23,430,000   06/30/2006      240        240         240
    7      PCF II/MSMC   G&L Portfolio - 416 Bedford (I)              $19,380,000   05/26/2006      120        118         360
    8      PCF II/MSMC   G&L Portfolio - Sherman Oaks Medical (I)     $19,000,000   06/30/2006      168        168         360
    9      PCF II/MSMC   G&L Portfolio - Lyons Building (I)           $16,560,000   07/10/2006      120        120         360
   10      PCF II/MSMC   G&L Portfolio - 415 Bedford (I)              $11,830,000   06/23/2006      120        119         360
   16         PCF II     Gateway Shopping Center                      $60,000,000   06/13/2006      120        119         360
   86         PCF II     5600 Broken Sound Boulevard                  $20,400,000   06/08/2006      240        239         240
  101         PCF II     One Riverfront Place                         $14,900,000   06/16/2006      120        119         360
  105         PCF II     Country Hills Plaza                          $13,974,587   06/14/2006      120        119         360
  126         PCF II     Moreno Beach Plaza                           $ 9,000,000   06/09/2006      120        119         360
  165         PCF II     210, 254, 300 East Rollins Road              $ 4,800,000   01/03/2006      120        114         300
  204         PCF II     7220 South Cicero Avenue                     $ 3,450,000   06/19/2006      120        119         360
  206         PCF II     140 Diamond Creek Place                      $ 3,397,499   06/06/2006      120        119         360
  217         PCF II     105 Regency Park Drive                       $ 3,110,000   06/07/2006      120        119         360
  223         PCF II     1180 Tourmaline Drive                        $ 2,997,649   07/20/2006      120        120          IO
  256         PCF II     1141 Longwood Avenue                         $ 2,298,207   07/20/2006      120        120          IO
  267         PCF II     Alex Tower Shopping Center                   $ 1,998,445   07/20/2006      120        120          IO

                                                                                 PREPAYMENT CODE
           REMAINING               MONTHLY    MONTHLY               ----------------------------------------
MORTGAGE     AMORT.    MORTGAGE    PAYMENT    PAYMENT                            DEF/                          ADMINISTRATIVE
LOAN NO.     TERM        RATE       (P&I)      (IO)     SEASONING   LO   DEF    YM1.00    YM1.00   YM   OPEN      COST RATE
--------   ---------   --------   --------   --------   ---------   --   ---   --------   ------   --   ----   --------------

    4          IO       6.260%         NAP   $317,347       1       25    93                              2         3.088
    5         360       6.470%    $128,540   $111,518       1       25   136                              3         3.088
    6         240       6.430%    $110,477        NAP       0       24                       214          2         3.088
    7         358       6.035%    $ 84,252        NAP       2       26    87                              7         3.088
    8         360       6.170%    $ 54,947        NAP       0       24   142                              2         3.088
    9         360       6.190%    $ 29,367   $ 25,104       0       24                        94          2         3.088
   10         360       6.360%    $ 21,490   $ 18,539       1       25                        93          2         3.088
   16         359       6.440%    $ 21,356        NAP       1        0                       118          2         3.088
   86         240       6.100%    $ 22,461   $ 16,029       1        0                       236          4         3.088
  101         359       6.210%    $ 18,394        NAP       1       25                        93          2         3.088
  105         359       6.230%    $ 14,132        NAP       1       25                        93          2         3.088
  126         359       6.240%    $ 12,301        NAP       1       25                        93          2         3.088
  165         294       5.900%    $ 12,764        NAP       6       30                        88          2         3.088
  204         359       6.560%    $  8,268        NAP       1       25                        93          2         3.088
  206         359       6.470%    $  7,687        NAP       1       25    93                              2         3.088
  217         359       6.620%    $  6,400        NAP       1       25                        93          2         3.088
  223          IO       6.180%         NAP   $136,700       0       24            83                     13         3.088
  256          IO       6.180%         NAP   $135,081       0       24            83                     13         3.088
  267          IO       6.180%         NAP   $122,340       0       24            83                     13         3.088

MORTGAGE    TRUSTEE         EXCESS         MORTGAGE
LOAN NO.   FEE RATE   SERVICING FEE RATE   LOAN NO.
--------   --------   ------------------   --------

    4                                          16
    5                                          86
    6                                         101
    7                                         105
    8                                         126
    9                                         165
   10                                         204
   16                                         206
   86                                         217
  101                                         223
  105                                         256
  126                                         267
  165                                         269
  204                                         282
  206                                         285
  217                                         287
  223                                           4
  256                                           5
  267                                           6

  269         PCF II     3050 Long Beach Road                         $1,982,515   07/20/2006      120        120         IO
  282         PCF II     3100 East Commercial Boulevard               $1,299,075   07/20/2006      120        120         IO
  285         PCF II     Benchmark Apartments                         $1,219,110   07/20/2006      120        120         IO
  287         PCF II     Riverside Parkway Medical Office             $  999,301   07/20/2006      120        120         IO

  269         IO        6.180%         NAP   $101,193       0       24             83                  13         3.088
  282         IO        6.180%         NAP   $ 99,209       0       24             83                  13         3.088
  285         IO        6.180%         NAP   $ 86,469       0       24             83                  13         3.088
  287         IO        6.180%         NAP   $ 61,771       0       24             83                  13         3.088

  269                                           7
  282                                           8
  285                                           9
  287                                          10

                                   SCHEDULE IV

                                   [RESERVED]

                                   SCHEDULE V

                                   [Reserved]

                                   SCHEDULE VI

                      LIST OF ESCROW ACCOUNTS NOT CURRENTLY
                                ELIGIBLE ACCOUNTS

MSMC - NONE

LASALLE - NONE

PRINCIPAL II - NONE

                                  SCHEDULE VII

                           CERTAIN ESCROW ACCOUNTS FOR
                       WHICH A REPORT UNDER SECTION 5.1(G)
                                   IS REQUIRED

MSMC -
SCHEDULE VII
ESCROW ACCOUNTS UNDER SECTION 5.1(G)

CMSA LOAN                                                        CURRENT
ID          SELLER   PROPERTY NAME                               BALANCE               COMMENTS
---------   ------   ---------------------------------------   -----------   ---------------------------

                                                                             Cap Ex Reserve. No Specific
    14      MSMC     80 Broad Street                           $75,000,000   Items
   141      MSMC     Keebler Krossing                          $ 7,173,815   Deferred Maintenance
   242      MSMC     Bent Oak Apartments                       $ 2,750,000   Deferred Maintenance
   187      MSMC     Eckerds - Worcester                       $ 3,880,781   Environmental
    96      MSMC     Lowe Office Park                          $17,500,000   Cap Ex
   143      MSMC     Comfort Suites - Northlake                $ 6,972,787   Cap Ex
                     Central PA Retail Portfolio - East Side
    89      MSMC     Shopping Center                           $ 5,047,916   Cap Ex
                     Central PA Retail Portfolio - Village
    90      MSMC     Center at Hamlin                          $ 4,703,740   Cap Ex
                     Central PA Retail Portfolio - Village
    91      MSMC     Center at Lords Valley                    $ 3,940,567   Cap Ex
                     Central PA Retail Portfolio - Village
    92      MSMC     Center at Duryea                          $ 2,773,361   Cap Ex
                     Central PA Retail Portfolio - Union
    93      MSMC     Boulevard Shopping Plaza                  $ 1,915,415   Cap Ex
   151      MSMC     Alderbrooke Apartments                    $ 6,400,000   Cap Ex
   152      MSMC     Homewood Suites - Pinehurst, NC           $ 6,367,194   Cap Ex
   155      MSMC     Comfort Suites - Atlanta                  $ 5,983,724   Cap Ex
   161      MSMC     Richmond Hotel Portfolio - Hampton Inn    $ 2,972,854   Cap Ex
   162      MSMC     Richmond Hotel Portfolio - Sleep Inn      $ 2,378,283   Cap Ex
    68      MSMC     Ritz-Carlton, Central Park                $13,478,070   Cap Ex
    69      MSMC     Ritz-Carlton, Washington                  $ 8,943,392   Cap Ex
    70      MSMC     Ritz-Carlton, Battery Park                $ 7,431,833   Cap Ex
    71      MSMC     Ritz-Carlton, Boston                      $ 5,920,274   Cap Ex
    72      MSMC     Ritz-Carlton, Georgetown                  $ 3,275,045   Cap Ex
   168      MSMC     Baymont Inn & Suites                      $ 4,558,570   Hotel PIP
   277      MSMC     Bank One Ground Lease                     $ 1,539,335   Tax Lot Creating Escrow

LASALLE- NONE

PRINCIPAL II - NONE

                                  SCHEDULE VIII

                     LIST OF MORTGAGORS THAT ARE THIRD PARTY
                       BENEFICIARIES UNDER SECTION 2.3(A)

MSMC

MSCI 2006-HQ9: SCHEDULE VIII
SECTION 2.3 (A) LIST (CROSSED LOANS)

                                                               CUT-OFF
MORTGAGE     MORTGAGE                                           DATE
LOAN NO.   LOAN SELLER   PROPERTY NAME                         BALANCE          BORROWER NAME                 SPONSOR
--------   -----------   ---------------------------------   ----------   --------------------------   -----------------------

    89     MSMC          Central PA Retail Portfolio -       $5,047,916   Eastside Plaza, L.P.         Firmin Boul, Joan Heid,
                         East Side Shopping Center                                                     Michael Ryan
    90     MSMC          Central PA Retail Portfolio -       $4,703,740   Hamlin Center, L.P.          Firmin Boul, Joan Heid,
                         Village Center at Hamlin                                                      Michael Ryan
    91     MSMC          Central PA Retail Portfolio -       $3,940,567   Lords Valley Center, L.P.    Firmin Boul, Joan Heid,
                         Village Center at Lords Valley                                                Michael Ryan
    92     MSMC          Central PA Retail Portfolio -       $2,773,361   Duryea Center, L.P.          Firmin Boul, Joan Heid,
                         Village Center at Duryea                                                      Michael Ryan
    93     MSMC          Central PA Retail Portfolio -       $1,915,415   2101 Shopping Center, L.P.   Firmin Boul, Joan Heid,
                         Union Boulevard Shopping Plaza                                                Michael Ryan
   111     MSMC          Doneff Portfolio - Custer Village   $3,445,000   Custer Village I, LLC        Robert A. Doneff
   112     MSMC          Doneff Portfolio - Southbrook       $2,210,000   Southbrook I, LLC            Robert A. Doneff
                         Apartments
   113     MSMC          Doneff Portfolio - Meadowbrook      $2,010,000   Meadowbrook I, LLC           Robert A. Doneff
                         Apartments
   114     MSMC          Doneff Portfolio - Sheboygan        $1,872,000   Sheboygan Regency            Robert A. Doneff
                         Regency House                                    House I, LLC
   115     MSMC          Doneff Portfolio - Janesville       $1,680,000   Janesville R.H., L.L.C.      Robert A. Doneff
                         Regency House
   161     MSMC          Richmond Hotel Portfolio -          $2,972,854   MST Hospitality, LLC         Sanjay Gandhi
                         Hampton Inn
   162     MSMC          Richmond Hotel Portfolio - Sleep    $2,378,283   Paras Hospitality, LLC       Sanjay Gandhi; Manisha
                         Inn                                                                           Gandhi

LASALLE NONE

PRINCIPAL II NONE

                                   SCHEDULE IX

                                   [RESERVED]

                                   SCHEDULE X

            MORTGAGE LOANS SECURED BY MORTGAGED PROPERTIES COVERED BY
                        AN ENVIRONMENTAL INSURANCE POLICY

                                      NONE

                                   SCHEDULE XI

          LIST OF MORTGAGE LOANS THAT HAVE SCHEDULED PAYMENTS AFTER THE
                           END OF A COLLECTION PERIOD

MSCI 2006-HQ9

COLLECTION PERIOD TABLE

Due Date + Grace Period > Determination Date (Determination Date in HQ9 was the
8th and consequently loans that had a sum of the 8th were not included)

                                                                                                   DEBT SERVICE
MORTGAGE   MORTGAGE                                                                               PAYMENT GRACE
PROPERTY     LOAN                                                                                PERIOD TO IMPOSE
   NO.      SELLER                                PROPERTY NAME                   DUE DATE          LATE CHARGE
-----------------------------------------------------------------------------------------------------------------

    14     MSMC       80 Broad Street                                                9                  0
    75     LaSalle    The Center Point Complex - 401 South Hamilton Street           1                 15
    76     LaSalle    The Center Point Complex - 401 South Centennial Street         1                 15
    77     LaSalle    The Center Point Complex - 401 Manning Street                  1                 15
    78     LaSalle    The Center Point Complex - 401 East Russell Avenue             1                 15
   116     LaSalle    Courtyard by Marriott - High Point                             1                 15
   140     LaSalle    Comfort Suites - Greensboro                                    1                 15
   153     LaSalle    Comfort Suites - New Bern                                      1                 15
   174     LaSalle    Quail Hollow Apartments                                        1                 10
   185     MSMC       Cavalier Apartments                                            1                 15
   190     LaSalle    Hunters Glen                                                   1                 10
   194     MSMC       Eastwood Professional Center                                   9                  0
   199     LaSalle    Fugazy Travel                                                  1                 15
   226     LaSalle    Holiday Inn Express - Kernersville, NC                         1                 15
   233     LaSalle    Drive-Up Self Storage                                          1                 10
   268     LaSalle    Remington Apartments                                           1                 10
   280     LaSalle    Autumn Creek Crossing Center                                   1                 10
    68     MSMC       Ritz-Carlton, Central Park                               Last business            0
                                                                                day of each
                                                                                   month
    69     MSMC       Ritz-Carlton, Washington                                 Last business            0
                                                                                day of each
                                                                                   month
    70     MSMC       Ritz-Carlton, Battery Park                               Last business            0
                                                                                day of each
                                                                                   month
    71     MSMC       Ritz-Carlton, Boston                                     Last business            0
                                                                                day of each
                                                                                   month
                                                                               Last business
                                                                                day of each
    72     MSMC       Ritz-Carlton, Georgetown                                     month                0

                                  SCHEDULE XII

         LIST OF MORTGAGE LOANS THAT ACCRUE ON AN ACTUAL/360 BASIS, BUT
                  WHOSE SERVICING FEES ACCRUE ON A 30/360 BASIS

SCHEDULE XII TO PSA

LOANS THAT ACCRUE ON A
ACTUAL/360 BASIS

MORTGAGE     MORTGAGE      LOAN                                                       INTEREST
LOAN NO.   LOAN SELLER    GROUP                   PROPERTY NAME                   ACCRUAL METHOD
------------------------------------------------------------------------------------------------

     1         MSMC         1     Cherry Creek Shopping Center                      Actual/360
     2        LaSalle       1     225 Franklin Street                               Actual/360
     3         MSMC         1     120 Broadway                                      Actual/360
     4      PCF II/MSMC     1     G&L Portfolio - Regents Medical Center            Actual/360
     5      PCF II/MSMC     1     G&L Portfolio - 435 North Bedford                 Actual/360
     6      PCF II/MSMC     1     G&L Portfolio - 405 Bedford                       Actual/360
     7      PCF II/MSMC     1     G&L Portfolio - 416 Bedford                       Actual/360
     8      PCF II/MSMC     1     G&L Portfolio - Sherman Oaks Medical              Actual/360
     9      PCF II/MSMC     1     G&L Portfolio - Lyons Building                    Actual/360
    10      PCF II/MSMC     1     G&L Portfolio - 415 Bedford                       Actual/360
    11         MSMC         1     Millennium Retail - San Francisco                 Actual/360
    12         MSMC         1     Millennium Retail - Washington DC                 Actual/360
    13         MSMC         1     Millennium Retail - Georgetown                    Actual/360
    14         MSMC         1     80 Broad Street                                   Actual/360
    15         MSMC         1     Weberstown Mall                                   Actual/360
    16        PCF II        1     Gateway Shopping Center                           Actual/360
    17         MSMC         1     633 Indiana Avenue NW                             Actual/360
    18        LaSalle       1     DCT Industrial Portfolio - Memphis                Actual/360
    19        LaSalle       1     DCT Industrial Portfolio - McCook                 Actual/360
    20        LaSalle       1     DCT Industrial Portfolio - Northlake              Actual/360
    21        LaSalle       1     DCT Industrial Portfolio - McDonough              Actual/360
    22        LaSalle       1     DCT Industrial Portfolio - Somerset               Actual/360
    23        LaSalle       1     DCT Industrial Portfolio - Allentown              Actual/360
    24         MSMC         1     Marriott - Denver South, CO                       Actual/360
    25         MSMC         1     Marriott - Midway                                 Actual/360
    26         MSMC         1     Renaissance Hotel - Plantantion, FL               Actual/360
    27         MSMC         1     Marriott - Austin Airport So.                     Actual/360
    28         MSMC         1     Hilton Garden Inn - Chicago Midway                Actual/360
    29         MSMC         1     Residence Inn - Plantation, FL                    Actual/360
    30         MSMC         1     Renaissance - Broomfield, CO                      Actual/360
    31         MSMC         1     Courtyard - Salt Lake City                        Actual/360
    32         MSMC         1     Residence Inn Galleria - Houston, Texas           Actual/360
    33         MSMC         1     Hampton Inn -Chicago Midway Airport               Actual/360
    34         MSMC         1     Marriott - Pontiac, MI                            Actual/360
    35         MSMC         1     Holiday Inn Express - Chicago Midway              Actual/360
    36         MSMC         1     Courtyard - Austin NW Parmer Lane                 Actual/360
    37         MSMC         1     Springhill Suites - Austin So.                    Actual/360
    38         MSMC         1     Residence Inn - Round Rock                        Actual/360

    39         MSMC         1     Residence Inn - Austin NW                         Actual/360
    40         MSMC         1     Courtyard - Brandon                               Actual/360
    41         MSMC         1     Residence Inn - Pontiac, MI                       Actual/360
    42         MSMC         1     Residence Inn - Schaumberg                        Actual/360
    43         MSMC         1     Sleep Inn - Chicago Midway                        Actual/360
    44         MSMC         1     Springhill Suites Schaumberg                      Actual/360
    45         MSMC         1     Fairfield Inn Brandon - Tampa, Florida            Actual/360
    46         MSMC         1     Courtyard - Fort Wayne, IN                        Actual/360
    47         MSMC         1     Courtyard - Louisville Northeast                  Actual/360
    48         MSMC         1     Courtyard - Merrillville                          Actual/360
    49         MSMC         1     Residence Inn - Louisville, CO                    Actual/360
    50         MSMC         1     Residence Inn - Fishers Indianapolis              Actual/360
    51         MSMC         1     Courtyard Sugarland - Stafford, Texas             Actual/360
    52         MSMC         1     Residence Inn Sugarland - Houston, TX             Actual/360
    53         MSMC         1     Fairfield Inn - Merrillville                      Actual/360
    54         MSMC         1     Courtyard - Mesquite                              Actual/360
    55         MSMC         1     Residence Inn - Merrillville                      Actual/360
    56         MSMC         1     Courtyard - Mishawaka                             Actual/360
    57         MSMC         1     Courtyard - Pontiac, MI                           Actual/360
    58         MSMC         1     Residence Inn - Austin South                      Actual/360
    59         MSMC         1     Hampton Inn -Merrillville                         Actual/360
    60         MSMC         1     Holiday Inn Express - Merrillville                Actual/360
    61         MSMC         1     Courtyard - Valparaiso                            Actual/360
    62         MSMC         1     Fairfield Inn - Austin So.                        Actual/360
    63         MSMC         1     Holiday Inn Select Grand Rapids - Kentwood,       Actual/360
                                  Michigan
    64         MSMC         1     Residence Inn - South Bend, Indiana               Actual/360
    65         MSMC         1     Courtyard - Benton Harbor, Michigan               Actual/360
    66         MSMC         1     Fairfield Inn - Valparaiso, Indiana               Actual/360
    67        LaSalle       1     Cornerstone at Norwood Office                     Actual/360
    68         MSMC         1     Ritz-Carlton, Central Park                        Actual/360
    69         MSMC         1     Ritz-Carlton, Washington                          Actual/360
    70         MSMC         1     Ritz-Carlton, Battery Park                        Actual/360
    71         MSMC         1     Ritz-Carlton, Boston                              Actual/360
    72         MSMC         1     Ritz-Carlton, Georgetown                          Actual/360
    73         MSMC         1     Residence Inn - Indianapolis Canal                Actual/360
    74         MSMC         1     Courtyard - Indianapolis Capitol                  Actual/360
    75        LaSalle       1     The Center Point Complex - 401 South              Actual/360
                                  Hamilton Street
    76        LaSalle       1     The Center Point Complex - 401 South              Actual/360
                                  Centennial Street
    77        LaSalle       1     The Center Point Complex - 401 Manning Street     Actual/360
    78        LaSalle       1     The Center Point Complex - 401 East Russell       Actual/360
                                  Avenue
    79         MSMC         1     Voice of America Phase II                         Actual/360
    80        LaSalle       1     Market Square Center                              Actual/360
    81        LaSalle       1     251 East Ohio                                     Actual/360
    82        LaSalle       1     Mayo Medical Building                             Actual/360
    83        LaSalle       1     Triwest Plaza                                     Actual/360
    84         MSMC         1     50 Emjay Boulevard                                Actual/360

    85        LaSalle       1     Commerce Tower                                    Actual/360
    86        PCF II        1     5600 Broken Sound Boulevard                       Actual/360
    87         MSMC         1     GE Capital FFC Office Building                    Actual/360
    88        LaSalle       1     Crossroads Shopping Center                        Actual/360
                                  Central PA Retail Portfolio - East Side
    89         MSMC         1     Shopping Center                                   Actual/360
                                  Central PA Retail Portfolio - Village Center
    90         MSMC         1     at Hamlin                                         Actual/360
                                  Central PA Retail Portfolio - Village Center
    91         MSMC         1     at Lords Valley                                   Actual/360
                                  Central PA Retail Portfolio - Village Center
    92         MSMC         1     at Duryea                                         Actual/360
                                  Central PA Retail Portfolio - Union
    93         MSMC         1     Boulevard Shopping Plaza                          Actual/360
    94        LaSalle       2     Arboretum Village                                 Actual/360
    95         MSMC         1     601 Indiana Avenue NW                             Actual/360
    96         MSMC         1     Lowe Office Park                                  Actual/360
    97         MSMC         1     Windsor Commons Shopping Center                   Actual/360
    98        LaSalle       1     122 West John Carpenter                           Actual/360
    99         MSMC         1     Washington Green Shopping Center                  Actual/360
   100        LaSalle       2     Aspen Pointe Apartments                           Actual/360
   101        PCF II        1     One Riverfront Place                              Actual/360
   102         MSMC         1     One Chatham Center                                Actual/360
   103        LaSalle       1     302 West Third Street                             Actual/360
   104        LaSalle       1     Giant Food - Bucks County                         Actual/360
   105        PCF II        1     Country Hills Plaza                               Actual/360
   106         MSMC         1     Berdon Plaza Shopping Center                      Actual/360
   107        LaSalle       1     Ozburn Hessey                                     Actual/360
   108        LaSalle       1     40 West Office Building                           Actual/360
   109        LaSalle       2     Village Squire Apartments                         Actual/360
   110         MSMC         1     Page Plaza                                        Actual/360
   111         MSMC         2     Doneff Portfolio - Custer Village                 Actual/360
   112         MSMC         2     Doneff Portfolio - Southbrook Apartments          Actual/360
   113         MSMC         2     Doneff Portfolio - Meadowbrook Apartments         Actual/360
   114         MSMC         2     Doneff Portfolio - Sheboygan Regency House        Actual/360
   115         MSMC         2     Doneff Portfolio - Janesville Regency House       Actual/360
   116        LaSalle       1     Courtyard by Marriott - High Point                Actual/360
   117         MSMC         1     Norris Furniture & Interiors - Ft. Myers          Actual/360
   118         MSMC         1     Southaven Commons Shopping Center                 Actual/360
   119        LaSalle       1     Holiday Inn Express - Rapid City                  Actual/360
   120        LaSalle       1     Holiday Inn Express - Bismarck                    Actual/360
   121        LaSalle       1     Holiday Inn Express - Aberdeen                    Actual/360
   122        LaSalle       1     Holiday Inn Express - Dickinson                   Actual/360
   123        LaSalle       1     Holiday Inn Express - Watertown                   Actual/360
   124        LaSalle       1     Textile Building                                  Actual/360
   125        LaSalle       2     Morrowood Townhomes                               Actual/360
   126        PCF II        1     Moreno Beach Plaza                                Actual/360
   127        LaSalle       1     Holiday Inn Express - Morgantown                  Actual/360

   128        LaSalle       1     SpringHill Suites - Morgantown                    Actual/360
   129        LaSalle       1     Holiday Inn Express - Winfield                    Actual/360
   130         MSMC         1     University of Phoenix Building                    Actual/360
   131        LaSalle       2     Sexton MHP                                        Actual/360
                                  Ann Arbor Apartment Portfolio - Kingsley
   132         MSMC         2     Apts.                                             Actual/360
                                  Ann Arbor Apartment Portfolio - First Street
   133         MSMC         2     Apts.                                             Actual/360
                                  Ann Arbor Apartment Portfolio - Madison
   134         MSMC         2     Street Apt                                        Actual/360
                                  Ann Arbor Aptartment Portfolio - Chelsea
   135         MSMC         2     Apts.                                             Actual/360
                                  Ann Arbor Apartment Portfolio - Second
   136         MSMC         2     Street Apts                                       Actual/360
   137         MSMC         2     Shores at Elders Pond                             Actual/360
   138         MSMC         2     Horizon at Hillcrest Apartments                   Actual/360
   139         MSMC         1     Alvarado Street Retail                            Actual/360
   140        LaSalle       1     Comfort Suites - Greensboro                       Actual/360
   141         MSMC         1     Keebler Krossing                                  Actual/360
   142         MSMC         1     Hampton Inn & Suites Spartanburg                  Actual/360
   143         MSMC         1     Comfort Suites - Northlake                        Actual/360
   144         MSMC         1     Monroe Medical Arts Building                      Actual/360
   145         MSMC         1     Muncie Family Physicians                          Actual/360
   146         MSMC         2     Nottingham Courts                                 Actual/360
   147         MSMC         1     Mt. Hood Professional Plaza                       Actual/360
   148         MSMC         1     Westlake Office Park                              Actual/360
   149        LaSalle       1     Maple Grove Commons                               Actual/360
   150         MSMC         1     228 Saugatuck Avenue                              Actual/360
   151         MSMC         2     Alderbrooke Apartments                            Actual/360
   152         MSMC         1     Homewood Suites - Pinehurst, NC                   Actual/360
   153        LaSalle       1     Comfort Suites - New Bern                         Actual/360
   154        LaSalle       1     Midway - Frontier                                 Actual/360
   155         MSMC         1     Comfort Suites - Atlanta                          Actual/360
   156        LaSalle       1     Cortland Commons                                  Actual/360
   157         MSMC         1     2174 White Plains Road                            Actual/360
   158         MSMC         1     Arena Marketplace                                 Actual/360
   159         MSMC         1     US-1 Self Storage                                 Actual/360
   160         MSMC         1     21-21 44th Drive                                  Actual/360
   161         MSMC         1     Richmond Hotel Portfolio - Hampton Inn            Actual/360
   162         MSMC         1     Richmond Hotel Portfolio - Sleep Inn              Actual/360
   163         MSMC         1     Coronado Point Office Park                        Actual/360
   164        LaSalle       1     Fishers Corner                                    Actual/360
   165        PCF II        1     210, 254, 300 East Rollins Road                   Actual/360
   166         MSMC         1     Avon Medical Arts Building                        Actual/360
   167        LaSalle       1     Adams Office                                      Actual/360
   168         MSMC         1     Baymont Inn & Suites                              Actual/360
   169        LaSalle       2     422 Mystic Avenue                                 Actual/360
   170         MSMC         1     Rite Aid - Mechanicsburg, PA                      Actual/360
   171        LaSalle       1     Central Self-Storage                              Actual/360
   172        LaSalle       1     Weston Building                                   Actual/360
   173        LaSalle       1     Fairfield Self Storage                            Actual/360

   174        LaSalle       2     Quail Hollow Apartments                           Actual/360
   175         MSMC         2     Bradford Oaks                                     Actual/360
   176         MSMC         1     Starcrest Center                                  Actual/360
   177        LaSalle       1     Fruit Cove Plaza                                  Actual/360
   178         MSMC         1     Fox Plaza                                         Actual/360
   179        LaSalle       2     Bienville Tower Apartments                        Actual/360
   180         MSMC         1     86 University Place                               Actual/360
   181        LaSalle       2     Cooper Lake Apartments                            Actual/360
   182         MSMC         1     Nanticoke Business Park                           Actual/360
   183         MSMC         2     Prospect Commons Apartments                       Actual/360
   184         MSMC         1     21721-21729 Vanowen Street                        Actual/360
   185         MSMC         2     Cavalier Apartments                               Actual/360
   186         MSMC         1     Rite Aid - Delmar, MD                             Actual/360
   187         MSMC         1     Eckerds - Worcester                               Actual/360
   188         MSMC         1     Walgreens - Norfolk                               Actual/360
   189         MSMC         1     Battlefield Station                               Actual/360
   190        LaSalle       1     Hunters Glen                                      Actual/360
   191         MSMC         1     Tomra Pacific Industrial Portfolio - Fremont      Actual/360
                                  Tomra Pacific Industrial Portfolio - Rancho
   192         MSMC         1     Cucamo                                            Actual/360
                                  Tomra Pacific Industrial Portfolio -
   193         MSMC         1     Sacramento                                        Actual/360
   194         MSMC         1     Eastwood Professional Center                      Actual/360
   195         MSMC         1     Mesa View Medical Office Bldg.                    Actual/360
   196         MSMC         1     CVS Ft. Myers                                     Actual/360
   197        LaSalle       1     Allerton Street Office                            Actual/360
   198         MSMC         1     Walgreens - Decatur                               Actual/360
   199        LaSalle       1     Fugazy Travel                                     Actual/360
   200         MSMC         1     Walgreens - Yuma                                  Actual/360
   201         MSMC         1     AmSouth Bank Building - Oviedo                    Actual/360
   202         MSMC         1     Shops of Waterville Commons                       Actual/360
   203         MSMC         1     Hastings/Mr. Gattis Retail Center                 Actual/360
   204        PCF II        1     7220 South Cicero Avenue                          Actual/360
   205        LaSalle       1     One City Plaza                                    Actual/360
   206        PCF II        1     140 Diamond Creek Place                           Actual/360
   207         MSMC         1     10 Mott Avenue                                    Actual/360
   208         MSMC         2     Pleasant Hill Apartments                          Actual/360
   209         MSMC         1     Coach Long Beach                                  Actual/360
   210         MSMC         1     Food World Moody                                  Actual/360
   211         MSMC         1     Fairfield Inn Gastonia                            Actual/360
   212         MSMC         1     John B. Coleman Building                          Actual/360
   213         MSMC         1     Rite Aid - Harrington, DE                         Actual/360
   214         MSMC         1     Pepper's Ferry Place                              Actual/360
   215        LaSalle       1     Advanced Self Storage                             Actual/360
   216         MSMC         1     Roanoke Retail                                    Actual/360
   217        PCF II        1     105 Regency Park Drive                            Actual/360
   218         MSMC         1     800 Port Centre Parkway                           Actual/360
   219         MSMC         1     Walgreens - Glasgow                               Actual/360
   220         MSMC         1     103 Executive Drive                               Actual/360
   221         MSMC         1     Chester Apartments                                Actual/360

   222         MSMC         1     Spring Creek Crossing                           Actual/360
   223        PCF II        1     1180 Tourmaline Drive                           Actual/360
   224        LaSalle       2     Fairfield Apartments                            Actual/360
   225        LaSalle       1     1157 First Colonial Road                        Actual/360
   226        LaSalle       1     Holiday Inn Express - Kernersville, NC          Actual/360
   227        LaSalle       1     Houston Leisure RV Resort                       Actual/360
   228        LaSalle       1     Walgreens Phoenix                               Actual/360
   229         MSMC         1     The Shops at Parkway Pavilion                   Actual/360
   230         MSMC         1     Chesapeake Retail                               Actual/360
   231         MSMC         1     South Plainfield Restaurants                    Actual/360
   232        LaSalle       1     Calexico Self Storage                           Actual/360
   233        LaSalle       1     Drive-Up Self Storage                           Actual/360
   234         MSMC         1     Market Street Plaza                             Actual/360
   235         MSMC         1     North Meridian Primary Care                     Actual/360
   236         MSMC         1     93-01 63rd Drive                                Actual/360
   237         MSMC         1     Sugarloaf Shopping Center                       Actual/360
   238        LaSalle       1     Friendship Professional Center                  Actual/360
   239        LaSalle       1     Durango Plaza                                   Actual/360
   240         MSMC         1     5860 West Arizona Pavilions Drive               Actual/360
   241         MSMC         1     Gandy Shopping Center                           Actual/360
   242         MSMC         2     Bent Oak Apartments                             Actual/360
   243         MSMC         1     Northview Concourse III                         Actual/360
   244        LaSalle       1     Ontario Airport SS                              Actual/360
   245         MSMC         1     144-154 Bloomfield Avenue                       Actual/360
   246         MSMC         1     Forest Park Center                              Actual/360
   247         MSMC         1     Hazel Dell Medical Office                       Actual/360
   248        LaSalle       2     South Virgil Apartments                         Actual/360
   249         MSMC         1     Apopka Retail                                   Actual/360
   250         MSMC         1     Coulter Forum Shopping Center                   Actual/360
   251        LaSalle       1     Eastside Self Storage                           Actual/360
   252         MSMC         1     The Centre at Greatwood                         Actual/360
   253        LaSalle       2     Lily Lake Terrace Apartments                    Actual/360
   254        LaSalle       1     Madison Building                                Actual/360
   255         MSMC         2     McDowell Building                               Actual/360
   256        PCF II        1     1141 Longwood Avenue                            Actual/360
   257         MSMC         1     Genuardis Plaza                                 Actual/360
   258         MSMC         2     Phoenix West Mobile Home Park                   Actual/360
   259        LaSalle       2     Sunset Apartments                               Actual/360
   260        LaSalle       2     Commander Apartments                            Actual/360
   261        LaSalle       1     Pearson Shopping Center                         Actual/360
   262         MSMC         1     White Oaks Plaza                                Actual/360
   263         MSMC         1     Taft Church Station                             Actual/360
   264         MSMC         1     201 Nasa Road                                   Actual/360
   265        LaSalle       1     Intertech II Office                             Actual/360
   266        LaSalle       1     Alpine Village MHP                              Actual/360
   267        PCF II        1     Alex Tower Shopping Center                      Actual/360
   268        LaSalle       2     Remington Apartments                            Actual/360
   269        PCF II        1     3050 Long Beach Road                            Actual/360
   270         MSMC         1     Original Steakhouse & Sports                    Actual/360
   271         MSMC         1     Rite Aid - Meridian, MS                         Actual/360

   272         MSMC         1     West City Crossing                              Actual/360
                                  Allegheny Retail Portfolio - Advance
   273         MSMC         1     Auto Imperial                                   Actual/360
                                  Allegheny Retail Portfolio - 601-611
   274         MSMC         1     Lincoln Avenue                                  Actual/360
   275        LaSalle       1     Barnes Building                                 Actual/360
   276         MSMC         1     Litchfield Centre                               Actual/360
   277         MSMC         1     Bank One Ground Lease                           Actual/360
   278        LaSalle       2     Woodlands Apartments                            Actual/360
   279        LaSalle       1     Elmwood Center                                  Actual/360
   280        LaSalle       1     Autumn Creek Crossing Center                    Actual/360
   281        LaSalle       1     Atlas Self Storage                              Actual/360
   282        PCF II        1     3100 East Commercial Boulevard                  Actual/360
   283        LaSalle       1     8001 Cessna Avenue                              Actual/360
   284        LaSalle       1     Rite Aid-Jackson                                Actual/360
   285        PCF II        2     Benchmark Apartments                            Actual/360
   286        LaSalle       1     All American Self Storage                       Actual/360
   287        PCF II        1     Riverside Parkway Medical Office                Actual/360
   288         MSMC         1     Watson & Taylor Mini Storage - 6450 Spellman    Actual/360

                                  SCHEDULE XIII

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

 DISTRIBUTION DATE       BALANCE
 -----------------   --------------
     09/12/2006      $84,600,000.00
     10/12/2006      $84,600,000.00
     11/12/2006      $84,600,000.00
     12/12/2006      $84,600,000.00
     01/12/2007      $84,600,000.00
     02/12/2007      $84,600,000.00
     03/12/2007      $84,600,000.00
     04/12/2007      $84,600,000.00
     05/12/2007      $84,600,000.00
     06/12/2007      $84,600,000.00
     07/12/2007      $84,600,000.00
     08/12/2007      $84,600,000.00
     09/12/2007      $84,600,000.00
     10/12/2007      $84,600,000.00
     11/12/2007      $84,600,000.00
     12/12/2007      $84,600,000.00
     01/12/2008      $84,600,000.00
     02/12/2008      $84,600,000.00
     03/12/2008      $84,600,000.00
     04/12/2008      $84,600,000.00
     05/12/2008      $84,600,000.00
     06/12/2008      $84,600,000.00
     07/12/2008      $84,600,000.00
     08/12/2008      $84,600,000.00
     09/12/2008      $84,600,000.00
     10/12/2008      $84,600,000.00
     11/12/2008      $84,600,000.00
     12/12/2008      $84,600,000.00
     01/12/2009      $84,600,000.00
     02/12/2009      $84,600,000.00
     03/12/2009      $84,600,000.00
     04/12/2009      $84,600,000.00
     05/12/2009      $84,600,000.00
     06/12/2009      $84,600,000.00
     07/12/2009      $84,600,000.00
     08/12/2009      $84,600,000.00
     09/12/2009      $84,600,000.00
     10/12/2009      $84,600,000.00
     11/12/2009      $84,600,000.00
     12/12/2009      $84,600,000.00
     01/12/2010      $84,600,000.00

 DISTRIBUTION DATE       BALANCE
 -----------------   --------------
     02/12/2010      $84,600,000.00
     03/12/2010      $84,600,000.00
     04/12/2010      $84,600,000.00
     05/12/2010      $84,600,000.00
     06/12/2010      $84,600,000.00
     07/12/2010      $84,600,000.00
     08/12/2010      $84,600,000.00
     09/12/2010      $84,600,000.00
     10/12/2010      $84,600,000.00
     11/12/2010      $84,600,000.00
     12/12/2010      $84,600,000.00
     01/12/2011      $84,600,000.00
     02/12/2011      $84,600,000.00
     03/12/2011      $84,600,000.00
     04/12/2011      $84,600,000.00
     05/12/2011      $84,600,000.00
     06/12/2011      $84,600,000.00
     07/12/2011      $84,600,000.00
     08/12/2011      $84,600,000.00
     09/12/2011      $84,600,000.00
     10/12/2011      $84,600,000.00
     11/12/2011      $84,600,000.00
     12/12/2011      $84,600,000.00
     01/12/2012      $84,600,000.00
     02/12/2012      $84,600,000.00
     03/12/2012      $84,576,635.68
     04/12/2012      $82,889,000.00
     05/12/2012      $80,999,000.00
     06/12/2012      $79,293,000.00
     07/12/2012      $77,384,000.00
     08/12/2012      $75,645,000.00
     09/12/2012      $73,896,000.00
     10/12/2012      $71,942,000.00
     11/12/2012      $70,286,000.00
     12/12/2012      $68,425,000.00
     01/12/2013      $66,750,000.00
     02/12/2013      $65,067,000.00
     03/12/2013      $62,790,000.00
     04/12/2013      $61,087,000.00
     05/12/2013      $59,180,000.00
     06/12/2013      $57,458,000.00
     07/12/2013      $55,532,000.00
     08/12/2013      $53,791,000.00
     09/12/2013      $52,040,000.00

 DISTRIBUTION DATE       BALANCE
 -----------------   --------------
     10/12/2013      $50,088,000.00
     11/12/2013      $48,319,000.00
     12/12/2013      $46,348,000.00
     01/12/2014      $44,559,000.00
     02/12/2014      $42,760,000.00
     03/12/2014      $40,379,000.00
     04/12/2014      $38,559,000.00
     05/12/2014      $36,540,000.00
     06/12/2014      $34,700,000.00
     07/12/2014      $32,660,000.00
     08/12/2014      $30,800,000.00
     09/12/2014      $28,931,000.00
     10/12/2014      $26,863,000.00
     11/12/2014      $24,972,000.00
     12/12/2014      $22,884,000.00
     01/12/2015      $20,974,000.00
     02/12/2015      $19,053,000.00
     03/12/2015      $16,561,000.00
     04/12/2015      $14,617,000.00
     05/12/2015      $12,477,000.00
     06/12/2015      $10,513,000.00
     07/12/2015      $ 3,870,000.00
     08/12/2015      $ 1,895,000.00
     09/12/2015      $         0.00

                                  SCHEDULE XIV

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

          The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria";
provided that, for the avoidance of doubt this Schedule XIV shall not require any assessment of any criterion to the extent that the assessment of such criterion is not required under the terms of Regulation AB:

                                                                                                      APPLICABLE
                                            RELEVANT SERVICING CRITERIA                               PARTY(IES)
-------------------------------------------------------------------------------------------------------------------
    REFERENCE                                         CRITERIA
-------------------------------------------------------------------------------------------------------------------

                                            GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance or other        Paying Agent
                   triggers and events of default in accordance with the transaction agreements.    Master Servicer
                                                                                                   Special Servicer
                                                                                                   Primary Servicer

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties,             Paying Agent
                   policies and procedures are instituted to monitor the third party's              Master Servicer
                   performance and compliance with such servicing activities.                      Special Servicer
                                                                                                   Primary Servicer

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer          N/A
                   for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party         Paying Agent
                   participating in the servicing function throughout the reporting period in         Custodian
                   the amount of coverage required by and otherwise in accordance with the terms   Master Servicer
                   of the transaction agreements.                                                  Special Servicer
                                                                                                   Primary Servicer

                                         CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank      Paying Agent
                   accounts and related bank clearing accounts no more than two business days       Master Servicer
                   following receipt, or such other number of days specified in the transaction    Special Servicer
                   agreements.                                                                     Primary Servicer

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an             Paying Agent
                   investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or             Master Servicer
                   distributions, and any interest or other fees charged for such advances, are    Special Servicer
                   made, reviewed and approved as specified in the transaction agreements.             Trustee*

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve accounts or        Paying Agent
                   accounts established as a form of overcollateralization, are separately         Master Servicer
                   maintained (e.g., with respect to commingling of cash) as set forth in the      Special Servicer
                   transaction agreements.                                                         Primary Servicer

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository            Paying Agent
                   institution as set forth in the transaction agreements. For purposes of this    Master Servicer
                   criterion, "federally insured depository institution" with respect to a         Special Servicer
                   foreign

----------
*    Only if the Trustee was required during the preceding calendar year to make an Advance in accordance with the requirements of the Pooling and Servicing
     Agreement.

                                                                                                      APPLICABLE
                                            RELEVANT SERVICING CRITERIA                               PARTY(IES)
-------------------------------------------------------------------------------------------------------------------
    REFERENCE                                         CRITERIA
-------------------------------------------------------------------------------------------------------------------

                   financial institution means a foreign financial institution that meets the      Primary Servicer
                   requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.            Master Servicer
                                                                                                   Special Servicer
                                                                                                     Paying Agent
                                                                                                   Primary Servicer

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-backed              Paying Agent
                   securities related bank accounts, including custodial accounts and related       Master Servicer
                   bank clearing accounts. These reconciliations are (A) mathematically            Special Servicer
                   accurate; (B) prepared within 30 calendar days after the bank statement         Primary Servicer
                   cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                         INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the Commission, are        Paying Agent
                   maintained in accordance with the transaction agreements and applicable
                   Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance with            Paying Agent
                   timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business days to the      Paying Agent
                   Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled       Paying Agent
                   checks, or other form of payment, or custodial bank statements.

                                             POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as required by the          Custodian
                   transaction agreements or related mortgage loan documents.                       Master Servicer
                                                                                                   Special Servicer
                                                                                                   Primary Servicer

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as required by the             Custodian
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed      Custodian
                   and approved in accordance with any conditions or requirements in the           Master Servicer
                   transaction agreements.                                                         Special Servicer
                                                                                                   Primary Servicer

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with       Master Servicer
                   the related mortgage loan documents are posted to the Servicer's obligor        Special Servicer
                   records maintained no more than two business days after receipt, or such        Primary Servicer
                   other

                                                                                                      APPLICABLE
                                            RELEVANT SERVICING CRITERIA                               PARTY(IES)
-------------------------------------------------------------------------------------------------------------------
    REFERENCE                                         CRITERIA
-------------------------------------------------------------------------------------------------------------------

                   number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g.,
                   escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree with the Servicer's   Master Servicer
                   records with respect to an obligor's unpaid principal balance.                  Primary Servicer

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans      Master Servicer
                   (e.g., loan modifications or re-agings) are made, reviewed and approved by      Special Servicer
                   authorized personnel in accordance with the transaction agreements and          Primary Servicer
                   related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications     Master Servicer
                   and deeds in lieu of foreclosure, foreclosures and repossessions, as            Special Servicer
                   applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a       Master Servicer
                   mortgage loan is delinquent in accordance with the transaction agreements.      Special Servicer
                   Such records are maintained on at least a monthly basis, or such other period   Primary Servicer
                   specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with        Master Servicer
                   variable rates are computed based on the related mortgage loan documents.       Primary Servicer

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow accounts):     Master Servicer
                   (A) such funds are analyzed, in accordance with the obligor's mortgage loan     Primary Servicer
                   documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance payments) are   Master Servicer
                   made on or before the related penalty or expiration dates, as indicated on      Primary Servicer
                   the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on         Master Servicer
                   behalf of an obligor are paid from the servicer's funds and not charged to      Primary Servicer
                   the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business       Master Servicer
                   days to the obligor's records maintained by the servicer, or such other         Primary Servicer
                   number of days specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are recognized and        Master Servicer
                   recorded in accordance with the transaction agreements.                         Primary Servicer

                                                                                                      APPLICABLE
                                            RELEVANT SERVICING CRITERIA                               PARTY(IES)
-------------------------------------------------------------------------------------------------------------------
    REFERENCE                                         CRITERIA
-------------------------------------------------------------------------------------------------------------------

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item 1114(a)(1)        N/A
                   through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                   SCHEDULE XV
                         Additional Form 10-D Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.4 of the Pooling and Servicing Agreement to disclose to the
Depositor and the Paying Agent any information described in the corresponding
Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Paying Agent, the Trustee, the
Master Servicer, the Primary Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement
(other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or Seller. Each of the Paying Agent, the Trustee,
the Master Servicer, the Primary Servicer and the Special Servicer (in its
capacity as such) shall be entitled to assume that there is no "significant obligor" other than a party identified as such in the Prospectus Supplement. For this Series 2006-HQ9 Pooling and Servicing Agreement, each of the Paying Agent, the Trustee, the Master Servicer, the Primary Servicer and the Special Servicer
(in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of
Items 1114 or 1115 of Regulation AB other than a party identified as such in the
Prospectus Supplement.

             ITEM ON FORM 10-D                              PARTY RESPONSIBLE
--------------------------------------------   -------------------------------------------

Item 1A: Distribution and Pool Performance     o    Master Servicer
Information:                                   o    Paying Agent
     o    Item 1121(a)(13) of Regulation AB

Item 1B: Distribution and Pool Performance     o    Paying Agent
Information:                                   o    Depositor
     o    Item 1121 (a)(14) of Regulation AB

Item 2: Legal Proceedings:                     o    Master Servicer (as to itself)
     o    Item 1117 of Regulation AB           o    Special Servicer (as to itself)

                                               o    Paying Agent (as to itself)
                                               o    Trustee (as to itself)
                                               o    Depositor (as to itself)
                                               o    Primary Servicer (as to itself)
                                               o    Any other Reporting Servicer (as to
                                                    itself)
                                               o    Trustee/Paying Agent/Master
                                                    Servicer/Depositor/Special Servicer as
                                                    to the Trust
                                               o    Each Seller as sponsor (as defined in
                                                    Regulation AB)
                                               o    Originators under Item 1110 of
                                                    Regulation AB

                                               o    Party under Item 1100(d)(1) of
                                                    Regulation AB

Item 3: Sale of Securities and Use of          o    Depositor
Proceeds

Item 4: Defaults Upon Senior Securities        o    Paying Agent

Item 5: Submission of Matters to a Vote of     o    Paying Agent
Security  Holders                              o    Trustee

Item 6: Significant Obligors of Pool Assets    o    Depositor
                                               o    Master Servicer
                                               o    Primary Servicer (as to loans serviced
                                                    by it)
Item 7: Significant Enhancement Provider       o    Depositor
Information

Item 8: Other Information                      o    Paying Agent

                                               o    Any other party responsible for
                                                    disclosure items on Form 8-K

Item 9: Exhibits                               o    Paying Agent
                                               o    Depositor
                                               o    Master Servicer
                                               o    Special Servicer
                                               o    Primary Servicer

                                  SCHEDULE XVI
                         Additional Form 10-K Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.5 of the Pooling and Servicing Agreement to disclose to the
Depositor and the Paying Agent any information described in the corresponding
Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information
(other than information as to itself). Each of the Paying Agent, the Trustee, the Master Servicer, any Primary Servicer and the Special Servicer (in its
capacity as such) shall be entitled to rely on the accuracy of the Prospectus
Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Seller. Each of the Paying Agent, the
Trustee, the Master Servicer, any Primary Servicer and the Special Servicer (in
its capacity as such) shall be entitled to assume that there is no "significant obligor" other than a party identified as such in the Prospectus Supplement. For this Series 2006-HQ9 Pooling and Servicing Agreement, each of the Paying Agent, the Trustee, the Master Servicer, any Primary Servicer and the Special Servicer
(in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of
Items 1114 or 1115 of Regulation AB other than a party identified as such in the
Prospectus Supplement.

             ITEM ON FORM 10-K                              PARTY RESPONSIBLE
--------------------------------------------   --------------------------------------------

Item 1B: Unresolved Staff Comments             o    Depositor

Item 9B:  Other Information                    o    Paying Agent
                                               o    Any other party responsible for
                                                    disclosure items on Form 8-K

Item 15:  Exhibits, Financial Statement        o    Paying Agent
Schedules                                      o    Depositor
Additional Item:                               o    Master Servicer (as to itself)
                                               o    Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB      o    Paying Agent (as to itself)
                                               o    Trustee (as to itself)
                                               o    Depositor (as to itself)
                                               o    Primary Servicer (as to itself)
                                               o    Any other Reporting Servicer (as to
                                                    itself)
                                               o    Trustee/Paying Agent/Master
                                                    Servicer/Depositor/Special Servicer as
                                                    to the Trust
                                               o    Each Seller as sponsor (as defined in
                                                    Regulation AB)
                                               o    Originators under Item 1110 of
                                                    Regulation AB

                                               o    Party under Item 1100(d)(1) of
                                                    Regulation AB
Additional Item:                               o    Master Servicer (as to itself)
Disclosure per Item 1119 of Regulation AB      o    Special Servicer (as to itself)
                                               o    Paying Agent (as to itself)
                                               o    Trustee (as to itself)
                                               o    Depositor (as to itself)
                                               o    Primary Servicer (as to itself)
                                               o    Trustee/Paying Agent/Master
                                                    Servicer/Depositor/Special Servicer as
                                                    to the Trust
                                               o    Each Seller as sponsors (as defined in
                                                    Regulation AB)
                                               o    Originators under Item 1110 of
                                                    Regulation AB
                                               o    Party under Item 1100(d)(1) of
                                                    Regulation AB
Additional Item:                               o    Depositor
Disclosure per Item 1112(b) of Regulation AB   o    Master Servicer
                                               o    Special Servicer
                                               o    Primary Servicer
Additional Item:                               o    Depositor
Disclosure per Items 1114(b)(2) and 1115(b)    o    Master Servicer
of Regulation AB                               o    Special Servicer

                                  SCHEDULE XVII
                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.7 of the Pooling and Servicing Agreement to report to the
Depositor and the Paying Agent the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has knowledge of such information (other than information as to itself). Each of the Paying Agent, the Trustee, the Master Servicer, the
Primary Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the
Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Seller. Each of the Paying Agent, the Trustee, the Master
Servicer, the Primary Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no "significant obligor" other than a party identified as such in the Prospectus Supplement. For this Series
2006-HQ9 Pooling and Servicing Agreement, each of the Paying Agent, the Trustee, the Master Servicer, the Primary Servicer and the Special Servicer (in its
capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of
Items 1114 or 1115 of Regulation AB other than a party identified as such in the
Prospectus Supplement.

             ITEM ON FORM 8-K                               PARTY RESPONSIBLE
--------------------------------------------   --------------------------------------------

Item 1.01- Entry into a Material Definitive    o    Trustee/Paying Agent/Master
Agreement                                           Servicer/Depositor/Special Servicer as
                                                    to the Trust
Item 1.02- Termination of a Material           o    Trustee/Paying Agent/Master
Definitive Agreement                                Servicer/Depositor/Special Servicer as
                                                    to the Trust

Item 1.03- Bankruptcy or Receivership          o    Depositor

Item 2.04- Triggering Events that Accelerate   o    Master Servicer
or Increase a Direct Financial Obligation or   o    Paying Agent
an Obligation under an Off-Balance Sheet
Arrangement

Item 3.03- Material Modification to Rights     o    Paying Agent
of Security Holders

Item 5.03- Amendments of Articles of           o    Depositor
Incorporation or Bylaws; Change of Fiscal
Year

Item 6.01- ABS Informational and               o    Depositor
Computational Material

Item 6.02- Change of Servicer or Trustee       o    Master Servicer
                                               o    Special Servicer
                                               o    Primary Servicer
                                               o    Trustee
                                               o    Paying Agent
                                               o    Depositor

Item 6.03- Change in Credit Enhancement or     o    Depositor
External Support                               o    Paying Agent

Item 6.04- Failure to Make a Required          o    Paying Agent
Distribution

Item 6.05- Securities Act Updating             o    Depositor
Disclosure

Item 7.01- Regulation FD Disclosure            o    Depositor

Item 8.01                                      o    Depositor

Item 9.01                                      o    Depositor
                                               o    Master Servicer
                                               o    Special Servicer
                                               o    Paying Agent
                                               o    Primary Servicer

                                 SCHEDULE XVIII

                       Additional Disclosure Notification

**SEND VIA FAX TO [_______________] AND VIA EMAIL TO _____________________ AND
VIA OVERNIGHT MAIL TO THE ADDRESSES IMMEDIATELY BELOW**

LaSalle Bank National Association
135 South LaSalle Street, Suite 3410
Chicago, IL 60603
Attn:  ________________________-  [DEAL NAME]--SEC REPORT PROCESSING

Morgan Stanley Capital I Inc., as Depositor
1585 Broadway
New York, New York 10036
Attn:    Warren Friend
         Anthony Sfarra

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

         In accordance with Section [ ] of the Pooling and Servicing Agreement,
         , dated as of [         ][ ], 2006, among [            ], as
[               ], [            ], as [               ], [            ], as
[               ] and [            ], as [               ]. the undersigned,
as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:
-----------------------------------------------------------

List of any Attachments hereto to be included in the Additional Form
--------------------------------------------------------------------
[10-D][10-K][8-K] Disclosure:
-----------------------------

         Any inquiries related to this notification should be directed to
[             ], phone number:  [       ]; email address: [              ].

                                             [NAME OF PARTY],
                                             as [role]

                                             By: _____________________________
                                                  Name:
                                                  Title:

                                  SCHEDULE XIX

                              SELLER SUB-SERVICERS

GMAC

MELODY

BERNARD

CAPSTONE LAUREATE

FINANCIAL FEDERAL

CHURCHILL